Exhibit 10.3

January 31, 2001

Mr. Mark Oakey

Contracting Officer

FCC/Contracts and Purchasing Center

445 12th Street, SW

Washington, DC  20554

RE:	Solicitation No.: SOL01000011
Services to Administer a Thousands-Block Pooling System

Dear Mr. Oakey:

Please find enclosed the Original and four (4) copies of NeuStar, Inc.’s Technical and Management Proposal, Volume 1, in response to the above-referenced solicitation.  The Proposal is compliant in all respects with the instructions to offerors and the requirements set forth in Section C, Statement of Work.  NeuStar, Inc. hereby acknowledges Amendment 0001 to the Solicitation dated December 20, 2000, Amendment 0002 dated January 17, 2001, and Amendment 0003 dated January 25, 2001.

During the last three years, NeuStar’s pooling administration services have expanded to encompass 12 states covering 35 individual NPAs.  Our solution epitomizes best value from this unmatched pooling administration experience, proposed state-of-the-art National PA System, guaranteed seamless migration of state pooling trials, innovative tools, and realistic cost with low fees.

We look forward to bringing our unique pooling experience, our cost efficiency, and our proven software modules to bear in the role as National PA.  Should you have any questions, or need any clarification, please do not hesitate to contact me at (202) 533-2690.  I am NeuStar’s authorized negotiator for this proposal, and am authorized to bind the Corporation to any contract resulting herefrom.

Very truly yours,

NeuStar, Inc.

Gregory J.A. Roberts

Vice President, Numbering Services

Enclosures

National Thousands-Block	Table of Contents/
Pooling Administration	List of Exhibits

COMPLIANCE MATRIX

EXECUTIVE SUMMARY

1.0	SYSTEM ADMINISTRATION OVERVIEW

1.1	Concept of Operations

1.1.1	Overview of Pooling Administration Service

1.1.2	NeuStar’s Pooling Administration Facilities Overview

1.2	Pooling Administration Interfaces

1.3	Subcontractors

2.0	TECHNICAL APPROACH

2.1	Program Management Methodology

2.2	Overall Project Plan

2.2.1	Pooling Administration System Development, Deployment, and Acceptance Phase (CLIN 0001)

2.2.2	Ongoing Operations Phase (CLINS 0002, 0101, 0201, 0301 and 0401)

2.2.3	Project Close-out (Transition to Successor)

2.2.4	Project Plan Participants

2.2.5	Preliminary Implementation Plan

2.2.6	Conclusion

3.0	NEUSTAR’S NATIONAL POOLING ADMINISTRATION SYSTEM TECHNICAL OVERVIEW

3.1	NeuStar’s National Pooling Administration System Functionality

3.1.1	Supported Interfaces

3.1.2	National System Users

Confidential

2

3.1.2.1	User Types

3.1.2.2	Access Control

3.1.2.3	User Administration

3.1.3	Pool Processing

3.1.3.1	Pool Creation

3.1.3.2	Pool Modification

3.1.3.3	Monitoring

3.1.3.4	Replenishment

3.1.4	Forecast Processing

3.1.4.1	Forecast Types

3.1.4.2	Submitting Forecasts

3.1.4.3	Reporting

3.1.5	Forms Processing

3.1.6	Resource Application

3.1.7	NPA Jeopardy Processing

3.1.8	Block Functions

3.1.9	Viewing Data

3.1.10	Data Retention

3.1.11	Audits

3.1.12	Feedback

3.1.13	Reporting

3.1.14	Optional Pool Reporting (CLINS 0003, 0102, 0202, 0302, 0402)

3.2	NeuStar’s National System Architecture

3.2.1	Development Environment

3

3.2.1.1	Hardware Configuration- Development Environment

3.2.1.2	Software - Development Environment

3.2.1.3	Communications-Development Environment

3.2.1.4	Security

3.2.2	Testing Environment- Development Environment

3.2.2.1	Hardware Configuration-Development Environment

3.2.2.2	Software Configuration-Development Environment

3.2.2.3	Communications- Development Environment

3.2.2.4	Environment Security- Development Environment

3.2.3	Production Environment

3.2.3.1	Hardware Configuration- Production Environment

3.2.3.2	Software Configuration- Production Environment

3.2.3.3	Communications- Production Environment

3.2.3.4	Security- Production Environment

3.2.3.5	System Reliability/ Availability-Production Environment

3.2.3.6	Backup/Replication/Switchover- Production Environment

3.2.3.7	Performance Monitoring- Production Environment

3.2.3.8	Maintenance- Production Environment

3.2.4	Summary of Items to Acquire

4.0	PAST PERFORMANCE

4.1	Past Performance Request And Questionnaire

5.0	QUALIFICATIONS OF KEY PERSONNEL

6.0	ORGANIZATION

4

LIST OF EXHIBITS

Exhibit

1	Pooling Administrator’s Stakeholder Interactions

2	Quality Measurements Percentage Tools

3	Production Hardware Diagram

1-1	Pooling Administration Work Flow

1-2	Sample NPA Implementation Timeline

1-3	NeuStar’s Pooling Administration Reports

1-4	NeuStar Pooling Administration Services Telecommunications Disaster Recovery Plan

1-5	Pooling Administration Website

1-6	Quality-Measurements Percentage Tools

1-7	New SP Checklist

1-8	Concord Pooling Administration Service Center

1-9	Interfaces

2-1	NeuStar’s PreliminaryProject Plan

2-2	Thousands-Block Number Pooling Rollout Schedule

2-3	Top 100 MSAs

Staffing Matrix

3-1	Evolution of NeuStar’s PA System

3-2	Pooling Administration Website

5

3-3	Interfaces

3-4	Production Hardware Diagram

3-5	Application Architecture

3-6	MVCDesign Pattern

3-7	Communications Facilities

3-8	Advanced Replication

5-1	NeuStar National Pooling Administration Services Organization

Resumes

6-1	NeuStar’s National Pooling Services Team- Ongoing Operations

6-2	Escalation Process

Job Descriptions

6

START Page 2

7

National Thousands-Block
Pooling Administration	Compliance Matrix

COMPLIANCE MATRIX/CROSS REFERENCE MATRIX

RFP Section	ABBREVIATED Requirement/Instructions	NeuStar Response Module/Section	NeuStar Will Comply
A	Solicitation/Contract Form	Forms, Cost Volume	✓
B	Supplies Or Services And Prices Worksheets Pgs 1 -10	Cost Volume	✓
E	Inspection And Acceptance Pg 10	Information Only	✓
F	Deliveries or Performance	Information Only	✓
G	Contract Administration Data	Information Only	✓
H	Special Contract Requirements	Information Only	✓
I	Contract Clauses	Information Only	✓
J	List of Attachments	Information Only	✓
K	Representations, Certifications, and Other Statements of Offerors	Forms, Cost Volume	✓
K.1	Missing	N/A	✓
K.2	Taxpayer Identification Form	Forms, Cost Volume	✓
K.3	Certification Regarding Debarment, Suspension Proposed Debarment, and Other Responsibility Matters	Forms, Cost Volume	✓
K.4	Annual Representations and Certifications–Negotiation	Forms, Cost Volume	✓
K.5	Small Business Program Representations	Forms, Cost Volume	✓
K.6	Small Disadvantaged Business Status	Forms, Cost Volume	✓
K.7	Small Disadvantaged Business Status - Alt 1	Forms, Cost Volume	✓
K.8	Previous Contracts and Compliance Reports	Forms, Cost Volume	✓
K.9	Affirmative Action Compliance	Forms, Cost Volume	✓
K.10	Clean Air and Water Certification	Forms, Cost Volume	✓
K.11	Certification of Toxic Chemical Release Reporting	Forms, Cost Volume	✓
K.12	Representation of Limited Rights Data and Restricted Computer Software	Forms, Cost Volume	✓
K.13	Cost Accounting Standards Notices and Certification	Forms, Cost Volume	✓
K.14	Cost Accounting Standards Notices and Certification Alternate I	Forms, Cost Volume	✓
Section L	Instructions, Conditions, and Notices to Bidders	Proposal Response	✓
L.1	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data	Info Only	✓
L.2	Type of Contract The Government contemplates award of a award fee/cost type contract resulting from this solicitation.	Information Only	✓
L.3	Service of Protest	Information Only	✓
L.4	Proposal Preparation Instructions

...Offerors should submit financial information for their company to Mr. Mark Oakey, Contracting Officer, no later than Noon, EST December 18, 2000 using the forms titled “Survey of Contractor’s Control Environment and Overall Accounting Controls”, “Preaward Survey of Prospective Contractor Financial Capability (Form 1407), and “Preaward Survey of Prospective Contractor Accounting System” (Form 1408). These may be submitted by facsimile on 202-418-0237, Attn.: Mark Oakey.

		Submitted	✓
	...The offeror shall furnish a copy of the proposal and cost breakdown with a priced parts’ list to the cognizant DCAA office.	Requirement Rescinded per Amend. #003	✓
	Technical and Management Volume	Technical and Management Volume
	Systems Administration	1.0	✓
	Submit a concept of operations, in narrative and graphic form, that illustrates support to the seven NPAC regions and details the major functions of the Pooling Administrator. The major functions include, but are not limited to, application processing, updating and maintaining rate area information, reclamation, forecasting, disaster recovery, records management, and management reports. The contractor should include a sample of major reports.	1.1	✓
	The offeror should describe the expected interfaces with Service Providers, North American Numbering Plan Administration (NANPA), Number Portability Administration Center (NPAC), Local Exchange Routing Guide- Traffic Routing Administration (LERG-TRA), Regulatory Agencies, and the media. For each interface, the offeror shall provide the process and approach to be taken to establish and	1.2	✓

1

	maintain the viability of the interface.
	If an offeror intends to use subcontractors to perform pooling administration functions, the offeror shall identify in its proposal the names of the subcontractors and the portions of the work the subcontractors shall perform that is expected or known at the time the proposal is submitted.	1.3	✓
	The physical location of the administration facility is at the discretion of the offeror. The offeror shall provide the facility location as part of its response. The amount of space allocated by the offeror shall be specified in its proposal.	1.1	✓
	Technical Approach	2.0	✓

Submit an overall project plan for the 5 years of the contract detailing milestones, participants, and staffing (including subcontractors), timeline, and basic approach of at least the following major activities:

			✓
	• System development;	2.2.1
	• Testing and acceptance;	2.2.1
	• Implementation role out;	2.2.2
	• Quality assurance;	2.1
	• Transition of States’ pooling activities to National program;	2.2.2.1, 2.2.2.2
	• Neutrality;	2.1, 6.0
	• Data security and privacy requirements;	2.2.3
	• System transfer to successor, and	2.2.4
	• Staffing – provide a staffing matrix that shows a time phased mix of hours by labor category.	2.1
	System Architecture	3.0, 3.2	✓

Submit a graphic and narrative description of the products and solutions. This description should include proposed application software (3.2.4), major hardware and platforms (3.2.4), communication protocols (3.1.1), database management systems (3.2.1.2.4), integration/interoperability of products and protocols (3.2.3.2), and interfaces with organizations outside of the pooling administrator (3.1.1). The offeror shall describe the pooling administration’s technical environment, including development, test, staging and production. This shall include, but not be limited to, the following information:

	• A list of the products, software, and solutions that are being proposed. For each component, clearly indicate the source and or whether it is proprietary, a non-developmental item (NDI), or commercial-off-the-shelf (COTS) products. In addition, for each component, reference any relevant standards with which it complies;	3.2.4
	• Security and user ID assignment for access to block application forms, forecasting reporting forms and each rate area available block inventory;	3.1.2.2
	• Test environment for testing hardware and software;	3.2.2
	• Server scripting capabilities and web development tools;	3.2.1.2
	• Support of Internet protocols and standards;	3.1.1
	• Knowledge base software;	3.2.3.2.5
	• System capability – including how web based technology will be used;	3.2.1.2.3
	• System redundancy and recovery process;	3.2.3.6
	• Backup processing and system updates;	3.2.3.6
	• Report distribution capability;	3.1.13
	• Interoperability with other pooling systems; and	3.2.3.3.3
	• Alternative Data Capabilities - a description of how the Pooling Administration system will accept documentation in formats other than via the electronic interface or the web interface.	3.1.1
MANAGEMENT FACTORS	Past Performance The offeror shall report past performance information using the form titled “Past Performance Request and Questionnaire” in Attachment J of this RFP.	4.0	✓
	Qualifications of Key Personnel The offeror shall clearly indicate those personnel (or positions) that are considered key to the effort and will be listed as such in the SECTION H clause “Key Personnel.” For each of these individuals, a detailed resume should be provided that includes	5.0	✓

2

their educational background, job experience, a list of specific efforts they have supported, and references. For those positions that the offeror anticipates filling after award of the contract, the offeror should provide the minimum educational background and job experience that will be acceptable.

Organization
Organizational Structure and Issue Escalation Procedures - The offeror shall provide an organizational chart that depicts the pooling administration organization by specific job functions, and by organizational hierarchy. The offeror shall also provide copies of all job descriptions that correspond to the organizational chart as part of its proposal. The offeror shall provide a detailed problem escalation procedure, with times and management levels clearly spelled out. The offeror shall show how the PA effort fits in with their overall corporate goals. This should include a discussion of how the offeror intends to guarantee neutrality.

	6.0	✓
Finally, the offeror shall prepare a compliance matrix that shows where in their technical proposal each of the technical elements is addressed.	Compliance Matrix	✓
COST PROPOSAL – VOLUME 2	Cost Volume	✓

The cost proposal shall be predicated upon the award of a Cost Plus Fixed Fee and Cost Plus Award Fee hybrid contract. The offeror shall provide comprehensive narrative support for the cost proposal. Failure to satisfy this requirement may be considered a serious deficiency.

	1.0, 2.0	✓

This also applies to each subcontractor and each interdivisional transfer. If work is to be performed by two or more divisions or subsidiaries within the prime corporation, each division or subsidiary shall submit a separate set of cost data for its portion of the effort. This does not relieve the offeror from incorporating these costs into the overall cost summary.

	N/A	✓

The cost proposal will present the offeror’s understanding of the RFP’s requirements, the traceability of the cost to the offeror’s technical proposal, and the proposed allocation of staff hours and labor mix. Any inconsistency, whether real or apparent, between promised performance and proposed cost should be explained in the cost volume. The burden of proof for cost credibility rests with the offeror.

	2.1, 3.0	✓

Contractor SF 1411s (Certified Cost or Pricing Data) are not required at this time. However, if requested by the Contracting Officer, an offeror shall provide SF 1411s within 7 days from the date of request.

	Information Only	✓

Content–Offerors are to submit a cost proposal for this procurement in accordance with the following instructions. The Cost Proposal shall be based upon an anticipated award date of January 31, 2001. The Cost Proposal shall include the following:

	Information Only	✓

a) The Cost Proposal shall include a signed copy of the Standard Form (SF) 33 and other sections of the RFP requiring “fill-in”. On the first page of this volume, the offeror should certify that the proposal has been prepared completely consistent with the terms and conditions of the solicitation. However, if exceptions are taken, they shall be clearly set forth and shall be explained by the offeror with the understanding that the exceptions may render the offeror’s proposal unacceptable to the Government.

	Forms, Cost Volume	✓
b) SF 1411 type information for all contract costs. Additionally, cost or pricing data necessary to provide an understanding of the computation of each cost element should be provided.	Cost Volume, 2.0, 3.0, 4.0	✓
c) SF 1411 type information for any proposed subcontractor (one for the base period and one for each twelve-month option period).	N/A	✓

d) The names and telephone numbers of persons authorized to conduct negotiations, as well as the name of the official authorized to bind the offeror’s organization. Additionally, offerors are requested to state the name and telephone number of the cognizant DCAA branch office for their company with a point of contact who is familiar with the company, and the cognizant ACO. This applies to any proposed subcontractors as well.

	Cover Letter	✓

Cost Realism
To minimize built-in cost growth, the Government intends to evaluate the realism of each offeror’s proposed cost based on the offeror’s proposed approach. Proposals may be penalized to the degree that the proposed costs are unrealistic. To assist the Government’s evaluation, offerors shall furnish the procedure and rationale used by the offeror in compiling proposed costs. The offeror shall provide a summary description of the proposed standard estimating system or methods. The summary description shall cover each major cost element (i.e. direct labor, indirect costs, and

	2.0, 3.0	✓

3

direct costs) separately. Also, the offeror shall identify any significant deviation from the proposed standard estimating procedures in preparing this proposal. If the proposal contains any deviations from the offeror’s normal forward pricing rates, either labor or burden, the offeror shall specifically identify the areas of deviation and shall state whether or not a formal change has been submitted to the cognizant Defense Contract Audit Agency (DCAA) office. The burden for cost credibility rests with the offeror.

Cost Information

The Cost Proposal shall also include line item level cost breakdowns of each contract line item number (CLIN) and for all SubCLINs. The breakdowns shall identify direct material costs, subcontractor costs, direct labor costs (including direct labor hours and rates), indirect expenses (including rates and the base to which they are applied), and other direct costs. Information shall be submitted for the following categories:  Direct labor The cost proposal shall include a manpower loading table for the base year and each option year, containing proposed direct labor mix. The mix should be explained and justified. The cost proposals shall also contain an itemization of direct labor hours and direct labor costs, by CLIN and labor category, for the base year and each option year.

		Cost Breakdown 3.1, 3.2, 3.3, 3.4, 3.5	✓
	An explanation shall be given as to the processes and calculations used to derive the proposed direct labor rates, including a discussion of rate escalation and how it was applied, if applicable. A copy of any current negotiated forward pricing agreements, if applicable, shall be provided, citing the period covered by the agreements. Indirect Costs (Fringe Benefits, Overhead, General and Administrative Expenses). Indirect costs shall be proposed by applying indirect cost rates recommended by DCAA for forward pricing.	2.3	✓
	When there is no agreement between DCAA and the offeror’s organization, the offeror shall provide information showing trends and budgetary data as necessary to provide a basis for evaluation of forecast realism and future probabilities, and reasonableness of the proposed rates.	2.3	✓
	Other Direct Costs. Other Direct Costs shall be supported by cost and pricing data sufficient to establish the reasonableness and necessity of the proposed costs.	2.2, 4.0	✓

Cost of Money as an Element of the Cost of Facilities Capital. CAS 414 establishes criteria for the measurement and allocation of the cost of capital committed to facilities as an element of the contract cost. If the offeror is CAS covered and proposes cost of money, the applicable cost of money rate will be computed in accordance with CAS 414.50(b). DD Form 1861, or reasonable facsimile, must be used and made part of the cost proposal.

		N/A	✓
	Fixed Fee and Award Fee. Provide rationale for the proposed amount. (See FAR 15.903(d)(1)(iii)).	1.0, Cost Volume	✓

Cost Summary. The cost proposal shall itemize, by CLIN and sub CLIN, all direct labor costs; consultant and subcontractor costs, if any; computer time; other direct costs; and all indirect costs for the total proposed.

		3.4-3.8	✓

Uncompensated Overtime. The offeror is directed to identify any uncompensated overtime proposed. The following clause applies:
d) The offeror shall include a copy of its policy addressing uncompensated overtime with its proposal.
The above information must be provided for each subcontract which has uncompensated effort included in the proposed level of effort. Any proposal including uncompensated effort in the proposed level of effort which is not in compliance with the above may render the proposal unacceptable.

		2.2, Appendices Cost Volume Appendices, Cost Volume	✓
Section M	Evaluation Factors for Award	Header	✓
M.1.	General	Information Only	✓
M.2	Evaluation Criteria	Information Only	✓
	A. TECHNICAL EVALUATION FACTORS		✓
	Factor 1. System Administration	1.0	✓
	Factor 2. Technical Approach	2.0	✓
	Factor 3. Systems Architecture	3.0	✓
	B. MANAGEMENT EVALUATION FACTORS		✓
	Factor 1. Past Performance	4.0	✓
	Factor 2. Qualifications of Key Personnel	5.0	✓

4

	Factor 3. Organization	6.0	✓
	C. COST EVALUATION FACTORS		✓
	Factor 1. Cost Realism	1.0, Cover Letter Cost Volume	✓
	Factor 2. Financial Capability	Forms Submitted on 12/18/00	✓
M.3	Review of Past Performance Evaluation	4.0, Technical and Mgmt Vol,	✓
M.4	Unbalanced or Unrealistic Proposals	Information Only	✓
M.5	All or Nothing Proposals	Information Only	✓
M.6	Evaluation of Options	Information Only	✓
M.7	Basis for Award	Information Only	✓
Attach A	Non-Disclosure Certification	Information Only, to be used after contract award	✓
Attach B	Statement Of Work See Below for Requirements	Incorporated into body of proposal	✓
Attach C	Survey of Contractor’s Control Environment and Overall Accounting Controls	Forms Submitted on 12/18/00	✓
Attach D	SF 1407 PreAward Survey of Prospective Contractor Financial Capability	Forms Submitted on 12/18/00	✓
Attach E	SF 1408 PreAward Survey of Prospective Contractor Accounting System	Forms Submitted on 12/18/00	✓
Attach ?	Past Performance Request and Questionnaire” Not provided in original RFP, had to ask for it. Received it December 12, 2000 via email	4.0	✓
Attach B	Section C, Technical Requirements Document		✓
	1.1 Background	Information Only	✓
	1.2 Purpose	Information Only	✓

1.3 Scope
The contractor shall serve as the designated entity responsible for administering thousands-block number pools by assigning, managing, forecasting, reporting and processing data that will allow service providers in rate areas designated for thousands-block number pooling to receive telephone numbers in blocks of 1,000.
The volume of data and real time access to that data by multiple users requires that the contractor obtain and maintain a system that houses pooling-related data. The pooling administration system shall have a web interface to facilitate access and data input capabilities, allow for generation of reports, and interface with all designated parties.

		Exec Sum, 1.0, 1.1, 1.2	✓
	1.4 Attributes	Exec Sum	✓
	1.5 Objectives	Exec Sum	✓
	1.6 Responsibilities	Exec Sum	✓
	1.6.1 Management	Exec Sum, 1.0	✓
	1.6.2 Performance	1.1.2	✓
	1.7 Interaction	1.2	✓
	1.7.1 Relationships	1.0, 6.0	✓
	1.7.2 Assets	1.0, 6.0	✓
	1.8 Policy Objectives	Exec Sum	✓
	1.8.1 Thousands-Block - NANP Context	Exec Sum	✓
	1.9 Reserved	N/A
	2 Pooling Administration Requirements	1.1	✓
	2.1 Hours of Operation	1.1.2	✓
	2.1.1 Contact	1.1.2	✓
	2.1.2 Responsiveness	1.1.1, 1.1.2	✓
	2.1.3 Holidays	1.1.2	✓

5

2.2 Organization	6.0	✓
2.3 Staffing	6.0	✓
2.3.1 Availability	1.1.2	✓
2.3.2 Core Hours	1.1.2	✓
2.3.3 Physical Location	1.1.2	✓
2.3.4 Reserved	N/A	✓
2.3.5 Travel	5.0, 6.0	✓
2.3.6 Experience	5.0, 6.0	✓
2.3.7 Conflicts	6.0	✓
2.4 Subcontractors	1.3	✓
2.4.1 Reserved		✓
2.4.2 Responsibilities of the Contractor	N/A	✓
2.4.3 Reserved	N/A	N/A
2.4.4 Substitution	N/A	✓
2.5 Changes in the Environment	1.1.1	✓
2.5.1 Process	1.1.1	✓
2.5.2 Changes	1.1.1	✓
2.5.3 Notification	1.1.1	✓
2.5.4 Roles	1.1.1	✓
2.6 Requests for Pooling Information	1.1.1	✓
2.6.1 Referrals	1.1.1	✓
2.7 Dispute Resolution	1.1.1	✓
2.7.1 Responsibilities	1.1.1	✓
2.7.2 Sources of Dispute	1.1.1	✓
2.7.3 Involvement	1.1.1	✓
2.7.4 Process	1.1.1	✓
2.7.5 Corrective Action	1.1.1	✓
2.8 Audits	1.1.1	✓
2.8.1 Audits in General	1.1.1	✓
2.8.2 Audits of Service Providers	1.1.1	✓
2.8.2.1 Guideline Compliance Issues	1.1.1	✓
2.8.2.2 Contractor Audit Obligations	1.1.1	✓
2.8.3 FCC-Designated Auditor	3.1.2.1.1, 1.1.1	✓
2.8.3.1 Office Facilities	1.1.1	✓
2.8.4 Additional Obligations	1.1.1	✓
2.9 Data Security	1.2	✓
2.9.1 Secure Work Area	1.1.2	✓
2.9.2 Secure Systems	3.2.3.4	✓
2.10 Pooling Implementation Rollout Schedule	2.2.2.2	✓
2.10.1 Initial Task	2.2.2.2	✓
2.10.2 Staggered Deployment	2.2.2.2.1	✓
2.10.2.1 Accommodation	2.2.2.2	✓
2.10.2.2 Deployment Process	2.2.2.2	✓
2.10.2.3 State Pooling Trials	2.2.2.2	✓
2.10.2.4 National Pooling Terrain	2.2.2.2	✓
2.10.2.5 Exceptions	2.2.2.2	✓
2.10.3 Timeframe to Establish Implementation Schedule	2.2.2	✓
2.10.3.1 Notification Process	2.2.2	✓
2.10.3.2 Contact Details	2.2.2.2.2	✓

6

2.10.3.3 Administrative Timing	2.2.2	✓
2.10.3.4 Pooling Conversion	2.2.2.2	✓
2.10.3.5 NPA Pooling Inclusions	2.2.2.2	✓
2.10.3.6 Implementation Schedule Development	2.2.2.2	✓
2.10.4 Modifications and Changes to Implementation Schedule	2.2.2.2	✓
2.10.4.1 NPA Substitutions	2.2.2.2	✓
2.10.4.2 State Substitution Notification	2.2.2.2	✓
2.10.4.3 Change Notification	2.2.2.2	✓
2.10.5 Start of Implementation Schedule	2.2.1	✓
2.10.6 Top 100 MSAs for Pooling Deployment Schedule	2.2.2.2	✓
2.10.7 Number Portability Administration Center with Assigned States	2.2.2.2	✓
2.10.8 Transition Plan for State Pooling Trials	2.2.2.2	✓
2.10.8.1 Activities	2.2.2.3	✓
2.11 Industry Inventory Pool	1.1.1, 2.2.3	✓
2.11.1 Pool Inventory Level	1.1.1, 2.2.2	✓
2.12 Industry Inventory Pool Establishment Timeline	2.2.3, 3.1.3.1	✓
2.12.1 Purpose	2.2.2.2.1	✓
2.12.2 Activities	2.2.3	✓
2.12.3 Exceptions	2.2.2	✓
2.12.4 Additional Details	2.2.2	✓
2.13 Block Assignments	1.1.1	✓
2.13.1 Application Submittals	1.1.1, 3.1.2.1.1, 3.1.6	✓
2.13.2 Reserved	N/A	N/A
2.13.3 Alternative Submittals	1.1.1, 3.1.6	✓
2.13.4 Due Diligence	1.1.1	✓
2.13.5 Source	1.1.1	✓
2.13.6 Applicant Treatment	1.1.1, 3.1.8	✓
2.13.7 Inventory Pool	3.1.6	✓
2.13.8 Rate Area Information	1.1.1, 3.1.3	✓
2.13.9 Required Assignment Processing	1.1, 1.2	✓
2.13.10 Problem Resolution Assistance	1.1.1	✓
2.13.11 Notification	1.1.1, 1.2	✓
2.14 Management of the Pool Inventory	1.1.1	✓
2.14.1 Forecast	1.1.1, 3.1.4.1	✓
2.14.2 Data Request Dates	1.2, 3.1.4.1	✓
2.14.3 Forecast Analysis	1.1.1, 3.1.4.3	✓
2.14.4 Block Application Supporting Data	1.1.1, 3.1.3.3	✓
2.14.5 Reports	1.1.1, 3.1.4.3	✓
2.15 Replenishment of the Pool Inventory	1.1.1, 3.1.3.4	✓
2.15.1 Replenishment Process	1.1.1, 3.1.3.4	✓
2.15.2 LERG-TRA Assignee	1.1.1, 3.1.3.4	✓
2.15.3 Block Assignments	1.1.1	✓
2.16 Resource Reclamation	1.1.1	✓
2.16.1 Criteria for Reclamation	1.1.1	✓
2.16.2 Administrative Responsibilities	1.1.1	✓
2.17 Interfaces with Service Providers, NANPA, NPAC Vendor, LERG-TRA Vendor, Regulatory Agencies, and the Media	1.2, 3.1.1, 3.1.2.1	✓
2.17.1 Interface with NANPA	1.2	✓
2.17.2 Interface with the LERG-TRA	1.2	✓

7

2.17.3 Interface with the NPAC Vendor	1.2, 3.1.1	✓
2.17.4 Interface with Service Providers	1.2, 3.1.1, 3.1.2.1.1	✓
2.17.5 Interface with Regulatory Agencies	1.2, 3.1.1, 3.1.2.1.1	✓
2.17.6 Interface with the Media	1.2, 3.1.1	✓
2.18 Reports	1.1.1, 3.1.13	✓
2.18.1 Annual Report	1.1.1	✓
2.18.2 Pooling Matrices Report	1.1.1	✓
2.18.3 Report and Document Distribution	1.1.1, 3.1.13	✓
2.19 Performance Measurements	1.1.1, 2.1, 3.2.3.7	✓
2.19.1 Assessment Period	1.1.1, 2.1	✓
2.19.2 Remedial Action	1.1.1, 2.1	✓
2.19.3 Pooling Administration Quality Assurance (QA)	1.1.1, 2.19	✓
2.19.4 Reserved	N/A	N/A
2.19.5 Events	1.1.1, 2.19	✓
2.19.6 Additional Input	1.1.1, 2.19	✓
2.20 Term of Administration	Information Only	✓
3 Pooling System Requirements	3.0	✓
3.1 Description	3.0 (Whole)	✓
3.1.1 Confidential Treatment	3.1.1	✓
3.1.2 Data Integrity	1.2	✓
3.1.3 Automated Data Filing Capabilities	3.1.1	✓
3.1.4 Automated Data Output Capabilities	3.1.1	✓
3.1.5 Alternative Data Capabilities	1.1.1, 3.1.1	✓
3.2 Characteristics	3.1.1	✓
3.3 Reserved	N/A	N/A
3.3.1 System Reliability, Availability, Capacity, and Performance	3.2.3.5, 3.2.3.6	✓
3.4 System Location	3.2.3	✓
3.5 System Facility	1.1.2	✓
3.5.1 Facility Characteristics	3.2.3.4.1	✓
3.5.2 Facility Planning	1.1.2	✓
3.5.3 Reserved	N/A	N/A
3.6 System Maintenance	3.2.3.8	✓
3.7 System Security	3.2.1.4, 3.2.2.4, 3.2.3.4	✓
3.8 System Inspection	1.2	✓
3.9 Web Site	1.1.1, 3.1.1	✓
3.9.1 Availability and Access	3.2.3.1, 3.2.3.2.2, 3.2.3.2.3	✓
3.9.2 System Responsiveness	3.2.3.7	✓
3.9.3 Out-of-Service	3.2.3.7, 3.2.3.8	✓
3.9.4 Out-of-Service Notification	3.2.3.6, 3.2.3.8	✓
3.9.5 Updates	3.1.1	✓
3.9.6 Web Site Help	1.1.1, 3.1.1	✓
3.9.7 Support and Maintenance	1.1.1, 3.1.1	✓
3.10 System and Web Site Development	2.2.1	✓
3.11 System Report Administration	3.1.13	✓
3.11.1 System Report Validation	3.1.13	✓
3.11.2 Help Desk	1.1.1, 3.2.3.2.5	✓
3.11.3 Report Distribution	1.1.1, 3.2.3.3.4	✓
3.12 System Testing	2.2.1	✓

8

3.12.1 System Test Plan	2.2.1	✓
3.12.2 System Test Results	2.2.1	✓
3.13 System Acceptance	2.2.1	✓
3.14 System Processing Acknowledgement	3.2.3.7	✓
3.15 User Logon System	3.1.2.2	✓
3.15.1 Logon System Access	3.1.2.2	✓
3.15.2 Logon System Approval	3.1.2.2	✓
3.15.3 Logon System Security Level	3.1.2.2	✓
3.15.4 Reserved.	N/A	N/A
3.15.5 Logon System Problems	3.1.2.2	✓
3.15.6 User Access Permission Classes	3.1.2.1, 3.1.2.2, 3.1.2.3	✓
3.15.7 User Functionality	3.1.2.1.1. 3.2.2.2	✓
3.15.8 Reserved.	N/A	N/A
3.16 Unauthorized System Access	3.2.1.4, 3.2.2.4, 3.2.3.4	✓
3.16.1 Data Security	3.2.1.4, 3.2.2.4, 3.2.3.4	✓
3.17 System Disaster Recovery	3.2.3.6	✓
3.17.1 Recovery Costs	1.1.1	✓
3.17.2 System Backup	3.1.10, 3.2.3.6	✓
3.17.3 System Outage Notification	3.2.3.6	✓
3.18 Non-Performance	2.2	✓
3.18.1 Final Acceptance	Information Only	✓
3.18.2 Reserved	N/A	N/A
3.18.3 Reserved	N/A	N/A
3.19 System Documentation	2.2.1	✓
3.20 Pooling System Transfer to Successor	2.2.4	✓
3.20.1 Transfer Efficiency	2.2.4	✓
3.20.2 Reserved	N/A	N/A
3.20.3 Technical Support	2.2.4	✓
3.20.4 Documentation	2.2.4	✓
3.20.5 Transition Plan	2.2.4	✓
3.20.6 Reserved	N/A	N/A
3.20.7 System and Equipment Ownership	2.2.4	✓
3.21 System and Equipment Inventory	2.2.4	✓
3.22 Reserved

9

National Thousands-Block
Pooling Administration	Executive Summary

HIGHLIGHTS

•                  Unmatched pooling administration experience and service with a proven record of performance

•                  State-of-the-art, feature-rich, scalable, and reliable National System

•                  Innovative plan for a guaranteed seamless and timely migration of state trials to the national framework

•                  Unquestioned neutrality

•                  Reasonable, realistic cost with low fees

EXECUTIVE SUMMARY

NeuStar’s pooling administration services epitomizes best value from our unmatched pooling administration experience, proposed state-of-the-art National Pooling Administration System, guaranteed seamless migration of state pooling trials, innovative tools, and realistic cost with low fees.

Over the past five years, the number of new NPAs activated has increased at an alarming rate, hastening the imminence of NPA exhaust.  Between 1984 and 1994, less than 20 new NPAs were activated (NANP-wide), an average of less than two new NPAs per year.  Since then, over 100 new NPAs have been activated, a 5+ fold increase.  Regulatory approval of NPA relief plans has become increasingly strained under the burgeoning load.  This has led to rationing of NXXs and lotteries in jeopardy NPAs, a situation that imposes limits on the quantity of NXXs available for assignment prior to NPA relief, and, therefore, denies some service providers (SPs) the timely NANP resource that they legitimately require to provide service.  And, when NPA relief does occur, it comes at enormous expense to the industry, SPs, and the public to the tune of over $10 million per relief.

Even more significant is that if the growth in NPAs is not stopped, the exhaust of the entire NANP could occur.  Per FCC figures, the cost of expanding the current NANP is estimated to be $100 billion and could take as long as 10 years to design and implement.

Thousands-block pooling (“pooling”) is an important means to providing effective and improved access to NANP resources.  As an important conservation measure, pooling provides the dual potential of significantly increasing effective access to NANP resources on a timely basis while simultaneously reducing NXX consumption and the resulting NPA exhaust.  The effectiveness of pooling has been well documented in various State proceedings, and, the Commission has validated this important number conservation approach in two landmark orders: FCC 00-104 and FCC 00-429.

10

The role of the Pool Administrator (PA) is critical to successful implementation of thousands-block pooling.  As evidenced by Exhibit 1, the thousands-block pool administrator is at the hub of activity and must interact effectively with all stakeholders.  The tasks are many.  The level of coordination required is high.  Indeed, the overall effectiveness of pooling is dependent upon the experience and expertise of the PA due to the administrator’s highly visible role and critical responsibilities.  As such, the Commission is faced with the crucial decision of selecting the right National PA who provides the best overall value.

[Exhibit 1. The PA is at the center of pooling and is critical to the successful pooling of NANP resources at the thousands block level.  Graphic omitted: Pooling Administrator’s Stakeholder Interactions ]

Unmatched Pooling Administration Experience and Demonstrated Performance

NeuStar’s pooling experience is unsurpassed and is the key enabler to providing best value.

Thousands-block pooling administration is not a new activity.  Nearly one third of the states have ordered pooling trials, and an administrator’s success in administering these trials is an excellent proxy for evaluating an administrator’s likely performance as the National PA and the value they will provide.  By assessing an administrator’s prior state pooling experience, the Commission can gain insight on, and evaluate, the vendor’s demonstrated neutrality; the maturity, expertise, and commitment of the vendor’s organization; and the quality of the vendor’s services.

We are industry pioneers.  We were the first administrator chosen, beginning with the first thousands-block pooling trials in Illinois’ 847 and New York’s 212 NPAs.  Since the beginning, we have worked with the states and SPs to create, refine, and manage effective processes for pooling.  This work has centered on building strong ongoing relationships with state regulatory agencies, and working directly with commissioners and staff members, as well as with the service provider community.  We will continue this level of commitment and service as the National PA.

11

Our pooling services have expanded to encompass 12 states covering 35 individual NPAs.  We have conducted and facilitated 27 First Implementation Meetings, established 1,232 thousands-block pools, answered over 2,200 telephone calls and questions about thousands-block pooling from SPs and regulators, accepted over 770 service provider forecasts, administered over 2,263 thousands-block requests, and assigned over 1,943 individual thousands-blocks.  All of the vendors combined cannot match these results.  In fact, none of the other vendors has ever processed a single thousands-block request or assigned a single thousands-block.

NeuStar’s pooling experience is unmatched, and so is our performance.  NeuStar has an established operations performance plan in which, each month, we record and track over a dozen performance measurements.  These are shown in Exhibit 2.  Our Pooling Team (“Team”) continuously meets the target thresholds for each pooling performance measurement modeled after Industry Guidelines.  In fact, we have achieved 100% conformance on 12 of 13 measurements for the last six months and processed all thousands-block applications with a 98+% on-time rate—100% for the last six months.  The systematic establishment and capturing of performance measurements in a rigorous fashion is just one more example of how advanced NeuStar’s pooling services are, and it clearly distinguishes us from our vendors, demonstrating our better value.

12

Quality Measurements Percentage Tools

Performance Measurements		Target threshold	Average
1.	Prepare and distribute meeting minutes from the 1st implementation timeframe within 10 business days	100.0%	100.0%
2.	Receive & Process NXX-X applications within timeframe	100.0%	99.5%
3.	Non Expedites - Ensure a minimum effective date between allocation date and the effective date	100.0%	100.0%
4.	Expedites - Ensure a minimum effective date between allocation date and effective date	100.0%	100.0%
5.	Enter into RDBS/BRIDS on the BCD screen with the required block assignment information by the end of the next business day	100.0%	100.0%
6.	Part 1B forms were sent to the NPAC within 24 hours of the block allocation	100.0%	100.0%
7.	Notify SP that a block was contaminated on the Part 3	100.0%	100.0%
8.	Blocks created by NPAC prior to the effective date	100.0%	100.0%
9.	Blocks actived by NPAC on scheduled effective date	100.0%	97.5%*
10.	Changes made to the BCD screen that were prior to the effective date	100.0%	100.0%
11.	Reclamation of Part 4’s	100.0%	100.0%
12.	Removed BCD screen on returned blocks within 24 hours of block return response (Part 3)	100.0%	100.0%
13.	Sent Reclamation form (Part 5) to NPAC within 24 hours of block return response (Part 3)	100.0%	100.0%
14.	Responded within 24 hours to customer phone calls.	100.0%	100.0%

* Due to pending SV’S, NXX not in NPAC, in correct SP info, SP systemdown.

Exhibit 2.  As the Interim PA, NeuStar has developed numerous quality measurement tools to record and monitor our performance to ensure high-level service to our pooling clients.

13

Finally, since the beginning, our Pooling Team has never received an official written complaint or dispute concerning our operations—an extraordinary feat.  On the contrary, there have been numerous letters of commendation for our pooling staff.  The following are actual excerpts:

“I just wanted you to know how appreciative I am of the way he has handled this particular [block request], and all of our block requests”

“He is always very willing to answer my questions and he always gets back to me in a very timely manner”

“Everyone I’ve had the pleasure to work with at NeuStar has been extremely helpful and responsive”

It is comments like these that make our job as the PA so rewarding, and we expect to continue earning comments like these in our role as the National PA.

Unequalled Neutral, Third-Party Number Administration Service Deployment Experience on a National Scale

NeuStar’s successful deployment of NANPA and NPAC sets us apart and demonstrates our ability to deploy a nationwide, mission critical numbering administration service in a timely fashion.

The vendor’s demonstrated record of implementing a nationwide, neutral, third-party number administration service and developing and operating a supporting system is another factor that must be given consideration when evaluating a vendor’s value.  To date, only two such examples exist—NANPA and NPAC.

Beginning in April 1996, NeuStar successfully developed and deployed a complex, turnkey service from scratch to serve as the NPAC/LNP administrator for all of North America.  NeuStar’s NPAC SMS passed a comprehensive FCC Field Trial in Illinois to prove the viability of LNP.

Soon thereafter, commencing in November 1997, NeuStar, as the NANPA, successfully transitioned previous RBOC functions in the first 90 days after selection, receiving high grades from a NANC customer service survey.  We developed and implemented—on schedule, in concert with the

14

industry—a comprehensive plan to quickly and efficiently transition CO code administration and NPA relief planning functions from 16 incumbents over the next 15 months without interrupting the flow of numbers.

We understand that the National PA is a comprehensive service, not just a system.  Others are limited to merely designing and building systems, but at NeuStar, we build sophisticated administrative systems, support these systems 24 by 7 in our world-class data centers, and actually use the systems we build to administer numbers and number portability in a neutral and evenhanded fashion.  NeuStar will bring this same level of expertise, performance, and success to our development and deployment of the National pooling service.

Unquestioned Neutrality

At NeuStar, neutrality is not a platitude; it is our identity.  Our neutrality ensures the timely, fair, and even-handed administration of thousands-blocks.

The neutrality of the National PA is critical to the effective administration of thousands-block pooling and an essential component of a vendor’s value.  The FCC and SPs must trust the National PA to:

•                  Make numbering resources available on an efficient, timely basis

•                  Ensure that any particular industry segment is not unduly favored or disfavored

•                  Safeguard confidential and proprietary information

•                  Administer thousands-blocks in an even-handed and fair manner.

NeuStar satisfies all of the Commission’s strict criteria for being a neutral third party.  Our neutrality has been confirmed in FCC Order 99-346.  At NeuStar, neutrality is paramount.  It is who we are.  Our neutrality is not sheltered, fenced-off, or confined to certain groups and organizations, but is deeply ingrained throughout the entire company and fundamental to our existence.  Because our entire company is neutral, the qualifications and experience that we cite are directly relevant.

All employees of NeuStar undergo a specific training program to learn about neutrality and follow a strict “Code of Conduct.”  Quarterly, NeuStar employs an outside auditor to verify that our services

15

are being conducted in a neutral fashion and to confirm our adherence to a Code of Conduct.  We will employ this same level of oversight as the National PA.

No other entity goes to the lengths we do to ensure neutrality.  With the selection of NeuStar, the Commission can be assured that pooling will be conducted in a fair and evenhanded manner, and no neutrality concerns will arise.

Experienced Pooling Administration Organization Optimized for Productivity

NeuStar’s existing experienced, dedicated, free-standing pooling administration organization currently serves as the Interim PA for 12 states, and will migrate completely to serve as the National PA, ensuring sound operations and high quality from the outset of the project.

Another example of NeuStar’s unparalleled value is the 100% leveraging and migration of our existing pooling administration organization, including the development and support staff of the State Pooling Administration System (State System), to serve as the National PA.  Personnel within this organization, led by Mr. Barry Bishop, have over 60 years of combined telecommunications industry and telecommunications regulatory experience and over 10 years of actual pooling administration experience.  They are a veteran team; they have been working together cohesively for three years; and they are widely recognized as industry experts.

As indicated in Proposal Section 6.0, we are expanding this team to serve as the National PA.  All proposed Key Staff are already on board and all staff needed on day one have been named and are ready to commence work immediately to ensure a timely start.  We have structured our National PA organization based on the same logical and streamlined structure that has served us so well for the state pooling trials.  This National PA organizational structure has been optimized to keep costs low without sacrificing quality. In addition, the National PA organization will be placed “high” in the NeuStar company structure, reporting to a company officer just like the current Interim PA organization does now.  Any problems will be diagnosed quickly, escalated through a short chain, and resolved expeditiously.

16

Another byproduct of our unmatched pooling experience is that we have realistically determined the quantity of staff necessary for each function throughout the term of the contract.  Our staffing estimates have been determined by experience and take necessary factors into consideration such as the total number of block requests anticipated each year, the mix (growth vs. initial) of block requests, current productivity of our PAs, and the expected productivity provided by the NeuStar National Pooling Administration System (National System).

Feature-rich, State-of-the-art, Right-sized, Scalable National PA System

NeuStar’s state-of-the-art National System will be built on the proven components of our State System to reduce development cost and risk; its effort-saving features will also keep productivity high to reduce day-to-day operational costs.

We built and enhanced our current State System to directly evolve and migrate to a National System. We have recently introduced a major new release of our State System.  So far, SPs have been very pleased as evidenced by comments like: “The automated system is user friendly and provides the quick responses we need,” from Focal Communications Corporation in Chicago.  All components of our current State System will be re-used for the National System.  This re-usability provides a lower cost to the Commission and avoids a more risky start-from-scratch software development effort.

The solicitation and INC Thousands-Block (NXX-X) Pooling Guidelines provide technical information concerning the National System.  The solicitation concentrates mainly on the required system architecture and necessary system reliability, response time, and availability requirements.  The INC Thousands-Block (NXX-X) Pooling Guidelines describe the functions to be performed by the National PA, but rarely refer to the National System.  Although these factors are certainly important, the real value of the National System will lie in its specific features and functionality.

Another byproduct of our pooling administration experience is that we have learned what effort saving and, thus, time and money saving, features should be performed by the National System.  Specifically, as offered by NeuStar, the National System will include the following productivity-enhancing features:

17

•                  Fully automate and fulfill “growth” block requests

•                  Contain advanced, self-calibrating algorithms to effectively forecast the quantities of blocks required within each pool to maintain proper inventory levels

•                  Automate and track the selection of LERG Assignee when requesting NXXs for pool replenishment

•                  Auto-populate form fields based on user profile information

•                  Fully automate block disconnect, change, reclaim, and donate functions

•                  Fully automate certain NPA relief activities that affect pools like NPA splits, complete overlays, and simple rate center consolidations.

Other vendors who have not proposed these features do not truly understand the specific functionality that the National PA must possess to provide best value, and, they have most likely shortchanged the development effort and underestimated the costs for CLIN 0001.

In addition, as discussed in Section 3.2, we have specifically designed and will provide a National System that meets the required specifications.  Our system engineers have painstakingly reviewed the system architecture and reliability, capacity, throughput, and availability requirements contained in the solicitation.  In response, we have proposed a system architecture that is easily and inexpensively scalable, capable of offering any amount of incremental capacity, by using highly available and scalable IBM, HP and Cisco hardware platforms.  The system has been configured to offer high availability in line with and, even surpassing, the stringent requirement placed upon it.  Where any single component is unable to offer the required availability, redundancy has been added, either locally or through the use of the backup site within our Chicago world-class data center (see Exhibit 3) which guarantees the system’s high availability.

We believe that when the Commission reviews the National PA Systems proposed by all vendors, ours will rate among the best in terms of functionality and value.

18

Guaranteed Seamless and Timely Migration of State Trials to the National Framework

NeuStar’s innovative plan, combined with our current position as the only administrator actually assigning thousands-blocks, ensures a smooth and error-free migration from the state trials to the national framework.

Nearly one third of all the states have orders requiring implementation of thousands-block pooling and several NeuStar-administered state trials are in “live” operation.  Hence, successful migration from the existing state trials is paramount.  This is a formidable task, especially for vendors other than NeuStar.  With the selection of NeuStar as the National PA, a risky and complex migration is avoided due to our innovative plan that is centered around a direct, timely, and error-free migration of state trial data within our State System to the National System as the two systems’ data structures will be virtually identical.  For state trials that are not administered by NeuStar, migration of their operations is simplified as these states have not yet commenced “live” operations.

With the selection of NeuStar as the National PA, the handoff of the service will also be seamless, as the PAs for each of the respective existing state trials will remain the same.  NeuStar believes that this too will offer tremendous value to the Industry, as no potentially painful “break-in” period will be required and blocks will be processed without interruption.

Our approach also calls for migrating the existing state trials within the nine-month National System Development, Deployment, and Acceptance period, allowing us to implement pooling in other NPAs immediately after the National System is operational.  This approach brings the benefits of pooling to more NPAs faster and is a vital step to proactively preserving the NANP.

Extra Innovative Pooling Administration Tools at No-Cost

Our unmatched pooling experience allows NeuStar to provide innovative tools and components like our Pooling Assessment Toolsm and Pool Managersm for even greater value.

For this contract, at no additional charge, we are providing our patent-pending Pooling Assessment Toolsm and Pool Managersm tools.  Our Pooling Assessment Tool is the first-of-its-kind and uses

19

publicly available information combined with user-specified parameters and specialized algorithms to assess the value of number pooling in stemming NPA exhaust.  The tool was used to develop our proposed National Pooling Roll-out Schedule and will prove to be invaluable in predicting the effects of pooling for extending the life of a NPA.

We have learned that aggregating SP forecasts to properly determine and maintain inventory levels of individual pools is an extremely important task.  A faulty evaluation of the pool inventories can result in an overuse of NXXs and actually contribute to NPA exhaust; or it can result in an underforecast of resources whereby the industry will not receive the thousands-blocks necessary to meet forecasted demand.  Our experience has allowed us to develop a tool called Pool Managersm, which contains a self-calibrating model, allowing it to become increasingly more accurate over time as historical forecast data is accumulated.  We will integrate Pool Managersm into the National System.

Use of tools and components like the PAT and PM further demonstrates NeuStar’s commitment to providing the best value to the Commission.

Reasonable and Realistic Cost with Low Fees

To provide the most realistic cost, we will leverage our prior work as much as possible.

In every area of pooling administration, we have worked strenuously to accomplish more with less to provide the best value.  As highlighted above, we will develop and implement a National System that contains specific features to improve productivity and save operational costs.  In addition, the underlying architecture cost-effectively satisfies the solicitation’s stringent reliability, availability, and response time requirements.  We offer a streamlined National PA organizational structure that has been optimized to keep costs low without sacrificing quality, and our staffing estimates have been determined by experience and take the necessary factors into consideration.  Further, we have carefully analyzed, scrutinized, and estimated other direct costs and compared them with our current actuals for reasonableness. Finally, our desire to provide the best value is further reinforced by our proposed low award fee for CLIN 0001 and low fixed fee for the other CLINs.

20

Conclusion

NeuStar is the high quality, low-risk choice to be the National Thousands-Block PA; all aspects of our solution embody “best value” as enabled by our unmatched pooling administration experience.

Since the dawn of local competition, NeuStar has been at the forefront of number and number portability administration.  Pooling administration for NeuStar is more than just another job opportunity.  We have prepared and invested more than anyone to assume the role as the National PA.  We have a dedicated and knowledgeable thousands-block pooling administration organization, proven systems, and reliable methods and procedures that have been shaped and refined through the daily administration of thousands-blocks for the last three years.

NeuStar will bring our unmatched credentials and unparalleled experience to bear on the implementation of thousands-block pooling administration for the nation.

As highlighted in this Executive Summary and as demonstrated throughout our proposal, NeuStar’s pooling administration solution exemplifies “best value.”  Perhaps the State of Pennsylvania Public Utility Commission put it best in their recent order selecting NeuStar as the Interim PA by stating:

“NeuStar has already developed and has been using a fully functional system that the Commission believes would best serve the needs of Pennsylvania.”

“In conducting a pooling trial there are certain subjective decisions that need to be made, and we feel that NeuStar, because of its extensive experience, is in the best position to make these types of important determinations.”

 “NeuStar’s proposal best addresses the needs of Pennsylvania”

We believe these same conclusions should hold true for the National PA.  And, we thank the Commission for taking the time to consider our proposal.

21

National Thousands-Block
Pooling Administration	Section 1.0

HIGHLIGHTS

•                  NeuStar has been committed to the collaborative evolution of pooling since its inception and is the leader in number pooling

•                  Number optimization through neutral, even-handed measures is integral to our core business

•                  Our extensive pooling experience is reflected in industry proven policies, methods, and procedures

•                  We cultivate and maintain collaborative relationships with all stakeholders and communicate with them on a regular basis

1.0                               System Administration Overview

NeuStar’s dedication to number optimization through pooling; its development of proven pooling processes combined with hands-on experience as a neutral, third-party interim administrator; and its commitment to collaborative interfaces with industry stake-holders ensures the FCC’s program objectives will be met on time and within budget.

A comprehensive service and an underlying Pooling Administration System are the two main components of successful number pooling, and NeuStar excels in providing both. The key elements to comprehensive service include a commitment to number optimization through pooling, the implementation of well-considered policies to address pooling requirements, and a proven ability to develop relationships and work productively with industry interfaces.  NeuStar recognizes that as the National Pooling Administrator (PA), our job will be to administer thousands-block pools in a neutral, even-handed manner, apply the guidelines consistently, and ensure the effective administration of the NANP.  We have been committed to this process since the introduction of number pooling in Illinois three years ago.  As the current thousands-block PA of choice for 12 states, we have not only administered the pools efficiently, but have established effective interfaces and positive working relationships with pooling stakeholders.  This is at the core of on-going efforts to develop and improve a national pooling process and is essential to ensuring a smooth transition from a state to national effort.  An atmosphere of trust between the administrator and service recipients is crucial to resolving difficult issues; anything less can impede effective administration and is detrimental to the primary goal of extending the life of the NANP (See FCC NRO Order, Primary Goals, Para.1).  We have worked hard to cultivate professional relationships with pooling stakeholders based on trust and integrity and have a history of working productively and proactively with them.

The second essential element for successful pooling is a robust National Pooling Administration System (National System) that is secure, reliable, flexible, and contains accurate, up-to-date pooling

22

information to accommodate the needs of all parties.  Our system does this, and we have honed and refined it to meet changing technological standards and industry requirements.  Our system incorporates flexible functionality and scalability and was designed to meet the long and short-term needs of national pooling. NeuStar’s system ensures the quality of service and accuracy of data, which are paramount to the successful management of pooling resources. Authorized carriers who are compliant with guidelines must have their requests filled in a timely manner to meet their clients’ numbering requirements, and regulatory personnel at both state and federal levels require critical information to ensure the industr))y meets its goals and commitments.  NeuStar understands these responsibilities precisely and we take them seriously.

NeuStar also possesses other essential qualities indispensable to the National Pooling Administrative process. In addition to our Pooling System, we already possess detailed methods and procedures, performance standards, and innovative tools such as the Pooling Assessment Tool (PATsm), used in forecasting the impact of pooling on area code relief, to assist us as the National PA.  These have been developed through collaboration with all interested parties.  We also have a seasoned staff, widely recognized as industry experts, whose experience and comprehensive knowledge of number pooling come from hands-on, personal involvement and participation in the resolution of pooling issues.  Our experience allows us to proactively identify issues, mitigate problems, and recommend logical, compliant solutions.  Further, we ensure standard application of pooling guidelines to ensure compliance and facilitate industry acceptance. NeuStar satisfies all of the FCC’s strict criteria for being a neutral third party as well.  Our neutrality has been confirmed in FCC Order 99-346 and is fundamental to our existence.  Using our experience in conjunction with our commitment to neutrality, we will develop and implement policies and procedures to administer National Pooling in a fair, impartial, and evenhanded manner to ensure that:

•                  Pooling resources are available on an efficient, timely basis to all communications SPs

•                  Confidential and proprietary information is safeguarded

•                  As National PA, we do not unduly favor or disfavor any particular industry segment or group of consumers

•                  We do not unduly favor one form of transmission or communications technology over another.

23

NeuStar is committed to the goal of number preservation through a collaborative effort involving all pooling stakeholders.  NeuStar’s combination of number pooling experience, quality service, comprehensive database system and tools, certified neutrality, established interfaces, and commitment to compliance and process improvement makes it the logical choice for National PA.

1.1                               Concept of Operations

NeuStar’s permanent, fully staffed, and dedicated pooling organization has the requisite experience and skills to perform all the functions required to ensure timely and professional implementation of thousands-block pooling with negligible risk.

Without a clear understanding of how pooling is integrated with other aspects of number administration and an in-depth knowledge of industry guidelines and their standard application, NXXs can be used unnecessarily to overfill rate center pools, hastening the exhaust of NPAs.  Further, errors made inadvertently by inexperienced vendors can be perceived as partisan and prejudicial giving rise to accusations of favoritism.  For all vendors, past performance predicts future performance, and NeuStar has a demonstrable record of administering all the requisite pooling administrative functions in a neutral, even-handed manner.

NeuStar was one of the leaders in developing the original Illinois Trial Pooling Administration Guidelines as a partner to the industry, and our involvement has continued through our participation at INC assisting in the development of the INC Thousands-Block (NXX-X) Pooling Administration Guidelines.  We have a thorough understanding of how number pooling works from both real world and theoretical perspectives and have helped the industry define how it will operate nationwide.  As interim PA for the last three years, NeuStar has honed and refined its methods, procedures, and processes to meet changing technological standards and industry requirements.  In addition, we have developed tools that help forecast NPA exhaust and manage thousands-block pools.

1.1.1  Overview of Pooling Administration Service

The NeuStar Pooling Administration Services Center (Center) will support the top 100 Metropolitan Statistical Areas (MSAs) within the seven U. S. NPAC regions and other MSAs as they are rolled out at the direction of the FCC.  Our Center will provide all the primary functions required for effective

24

national pooling in those areas including pooling implementation, application processing, records management, report preparation, quality assurance, and other services, all of which are described in Exhibit 1-1. We will have the necessary equipment, facilities, and proper billing arrangements to manage the pooled resources.  In the following pages, we present NeuStar’s approach to performing the essential functions of successful pooling administration—both primary and ancillary.  Our pooling experience in the past three years has enabled us to maximize our pooling results.  We have learned what works, what doesn’t, and how we can improve.  We have refined our processes accordingly.  This depth of understanding and improved efficiencies is provided as “The NeuStar Difference”

Primary Functions

Primary functions constitute the essence of number pooling and our Pooling Team will perform them successfully in an efficient, effective, fair, and unbiased, non-discriminatory manner consistent with industry guidelines and the solicitation.

Pooling Implementation

Once the implementation date for number pooling within an NPA is established, it is essential to hold a First Implementation Meeting between the Pool Implementation Manager, SPs, and state regulatory staff to develop a timeline defining critical dates for the various steps necessary to prepare for the implementation date and ensure compliance.

To efficiently and expeditiously run the meeting, the Pooling Implementation Manager must have extensive knowledge of the current implementation process.  Poor planning, failure to maximize the opportunity, and lack of appropriate materials can necessitate additional meetings to implement the pool.  Many SPs and regulatory agencies have limited staff.  The same individuals who attend the meetings are often those also responsible for performing functions determined by and agreed to at the implementation meetings.  Additional meetings are a strain on both their time and budgets.

25

NeuStar has facilitated 27 First Implementation Meetings in 12 states to date and has the requisite experience to offer guidance at these meetings in order to expedite the process and “Get it right the first time.”  At the end of the meeting a timeline for the implementation of each NPA is established similar to the timeline in Exhibit 1-2. Dates are set in the First Implementation Meeting for each of the milestones described below:

Forecast Report Date— The deadline for SPs to report their forecasted thousands-block demand by rate area (by month for the next year) to the PA.  NeuStar already has a system in place to receive and process these forecasts, and regional industry participants are already experienced and comfortable using the NeuStar system.

Block Protection Date—The deadline for SPs to “protect” specified thousands-blocks (those with up to 10% contamination) from further contamination.  After this date, intra-service provider porting may begin. Relying on our experience, NeuStar will identify the problems that may be encountered if block protection is not properly performed or intra-service provider porting does not occur.

Block Identification Date—The deadline for SPs to report their surplus/deficiency of thousands blocks to the PA. NeuStar already has the systems and forms developed to receive and process these donations, and regional industry participants are already experienced and comfortable using the NeuStar forms.

Pool Assessment Date—The deadline for the PA to aggregate and evaluate SP thousands-block donation and forecast information and determine, on a rate area basis, whether there is a surplus of thousands blocks or whether an additional NXX(s) is required to establish the six-month inventory. NeuStar has successfully performed this function in areas where pooling has been implemented. Our experience tells us that faulty evaluation of the industry inventory pool can result in the overuse of NXXs and actually contribute to NPA exhaust; or it can result in an under-forecast of resources and the industry will not receive the thousands blocks necessary to meet actual demand.  NeuStar’s experience in this process is unsurpassed.

26

[Exhibit 1-2. NeuStar works collaboratively with the State Commissions and industry to establish the Implementation Timeline – a road map to successful pooling. Graphic omitted: Sample NPA Implementation Timeline.]

Block Donation Date—The deadline for SPs to submit their final list of donated thousands blocks to the respective pools. Two business day after the block donation, information must be transmitted to TRA so that the national routing database, RDBS, can be properly updated with blocks SPs are retaining. Intra-service provider porting should be accomplished prior to this date, too.  NeuStar already has a process in place to transmit information to TRA so the LERG can be updated.

The NeuStar Difference

In addition to the development of the timeline, NeuStar uses the First Implementation Meeting as an opportunity to provide tutorials to carriers unfamiliar with the overall pooling process so it will run smoothly and effectively.  NeuStar also presents all the forms and explains the various data exchange practices used in the pooling process including the web-enabled processes and web-based forms we have in place to accomplish this task. Providing copies of these forms with particular data fields populated and specific instructions clarifies the process.  NeuStar provides points of clarification between the state commissions’ orders, the industry guidelines, and the actual implementation process.  Trained professionals from our pooling group are available to answer questions raised by either the industry or regulators at this meeting. The presence of NeuStar’s professionals at these meetings and their knowledge, based upon hands-on experience, minimizes the occurrence of service-affecting glitches, delays, or additional meetings.  Following the meeting, NeuStar ensures that SPs submit timely forecasts and donations.  If a SP has not complied, NeuStar will make contact in an effort to get the information required to evaluate the pool. We find we get a greater response if we make a follow up call or send an e-mail note as a reminder.

Forecasting

NeuStar understands the importance of ensuring that a six-month inventory of thousands-blocks is available in each rate area pool so there is a sufficient inventory to meet the SPs’ requirements when they apply for blocks.

27

NeuStar’s National System will forecast the needs of the pools using its Pool Manager (SM Patent Pending) component.  The Pool Manager (PM) forecasting tool tracks, compiles, and analyzes data from SPs and performs ongoing analyses to project NXX-X requirements so our pooling administration group can properly populate and replenish the pools.  It is important that the PA does not replenish pools until they are needed, otherwise NXXs may be opened sooner than necessary, causing an NPA to exhaust prematurely.  The PM uses forecasts and donations received from the SPs to assist the PA in determining how many NXXs must be opened to keep a six-month inventory, as directed by Section 7.0 of the INC Thousands-Block Pooling Guidelines.

The NeuStar Difference

Pool Manager is a software program, within our State PA System that NeuStar developed to manage the pool inventory.  A typical pooling forecast takes into account the 12-month forecast, broken down by months, from SPs and considers all donations in the pool to determine when additional NXXs need to be opened.  Pool Manager, however, has built-in algorithms that take past demand into account as well as the other forecast elements providing us with far more accurate forecasts for NXXs.  If we made determinations strictly based on SP forecasts, we would aggressively overstate the need for new codes.

Replenishment

NeuStar takes its responsibility to manage numbers in a prudential manner seriously and has developed effective tools to assist in the process.  We will do nothing less as the National PA.

There are circumstances under which the PA must apply for an NXX code: to populate the pool at the start of pooling; to replenish the industry inventory pool when the inventory falls below the projected six-month inventory; to fill a SP request for a full NXX due to a customer request; and to obtain an LRN for a SP.  NeuStar maintains a total of 1,232 pools currently and has opened 141 NXXs. Our experienced staff monitors the pools on a daily basis.  As blocks are assigned, we examine the status of the pools, analyzing both forecasts and historical data, to ensure blocks are available to meet future demand, and codes are not opened before they are required.  In addition, we

28

strictly adhere to the guidelines in determining the LERG assignee to ensure Months-to-Exhaust (MTE) and utilization percentages are appropriate to justify block or code receipt.

The NeuStar Difference

NeuStar uses our PM tool, a component of our National PA System, to determine when it is time to replenish pools. Semi-annually, the SPs submit forecasts for the next 12 months.  In our experience, we have found that SPs sometimes overstate their need for blocks on the forecasts. If a PA were to open up codes based only on aggregated SP forecasts, codes would be opened unnecessarily and an NPA could prematurely exhaust. We input this data into our PM tool and apply the aggregated forecast template.  Using algorithms, PM looks not only at the SP forecasts and block donations that already exist in the pool, but considers past demand for blocks (assignments), as well, to calculate when an NXX needs to be opened. As National PA, NeuStar will continue to adhere strictly to the guidelines pertaining to block management and apply them in a neutral, even-handed way while utilizing the PM tool to ensure new NXXs are requested judiciously.

Application Processing

NeuStar will leverage our pooling administration experience processing over 2,200 applications for blocks to ensure all applications are processed efficiently, accurately, and fairly.

Application processing will be handled through our mechanized web interface and interaction with our PAs.  Blocks will be managed in a fair and non-discriminatory manner and will be verified for compliance prior to fulfilling any block application requests. We will receive applications through the Internet, facsimile, e-mail, EFT, or mail beginning at the pool start date for the NPA.

Our mechanized web-enabled system will verify that the applicant has completed the appropriate forms containing all of the pertinent information, validate the Months-to-Exhaust (MTE) and verify that a North American Numbering Plan Numbering Resource Utilization/Forecast Report (NRUF) for the requested rate area and/or NPA is on file with the NANPA.  In accordance with the requirements, applications will be time-stamped and processed within seven calendar days.  For initial requests, the application will be verified by the system and the PA will then intervene manually

29

to verify the Certification to do Business in the area and the Certification of Facilities Readiness. Applications for growth codes from SPs who meet all the guidelines will automatically be assigned by our system.  Blocks are assigned from the rate area inventory pool based on the criteria set forth in Section 8.3.4 of the Thousands-Block Guidelines unless a SP selects a particular block from the pool. Block requests with incomplete or missing information may be suspended and automatic notification will be sent to the applicant. We will work cooperatively with the SP to resolve the issue.   When a non-compliance situation is suspected, we will, prior to fulfilling an assignment, request additional SP information from the NANPA and/or the applicant or other sources to determine if the SP is compliant with industry guidelines. We will evaluate the information and determine if the assignment should be denied.  Once the missing or correct information is supplied to the PA, the application will be processed within 7 calendar days.  Within 15 minutes of block assignment, our PA system will automatically update the block assignment on the web site and simultaneously forward the SP’s routing information (Part 1B) to the NPAC by e-mail for processing (1). Using CRT, a software program that allows us to go through the Internet to connect with the TRA database, we will also update the block assignment information so it is reflected in the LERG.  Once the block is ported to the receiving SP, assignments can be made to customers and the LERG. More details of the interaction between TRA, NPAC, and the PA and can be found in Section 1.2, Pooling Administrator Interfaces.

Requests for applications using the expedite process occur on an exception basis.  NeuStar will process the application for the SP if the request meets the criteria for the thousands-block(s) allocation, and we will make every effort to process the application in fewer than 7 calendar days when we can do so without failing to meet our 7 calendar day allocation interval for other SPs.  We will process the minimum effective date for an expedited request in accordance with the established guidelines.

(1)          With NPAC Release 3.0, it is the SPs’ choice to update the NPAC themselves or have the NPAC do it for them

30

The NeuStar Difference

NeuStar has dedicated, experienced staff working with each SP to ensure its success in obtaining usable blocks and has spent many hours educating new SPs on form completion.  On our web site, http://www.numberpool.com, we provide a list of the Six Most Common Pooling Problems including the omission of or entry of incorrect point codes on the Part 1B. The accuracy of point codes is essential for blocks to be ported and pooling enabled.  The time we have spent educating the SPs about this problem at industry meetings and on a one-to-one basis has significantly reduced the number of errors. Only through our experience as the Interim PA could we have identified these problems and offered resolutions beneficial to the industry.

In addition, we are dedicated to working with State Commissions, and we provide them with immediate notice of block applications and assignments via our web-enabled State PA System, something no other vendor has done. State Commissions will have exclusive access to both aggregated pooling data and the individual SP data in our system.  This data will be provided in a standard spreadsheet format, easily manipulated with standard PC programs. No new database skills need to be learned or are required. Data is easily downloaded from our system via the Internet.  For commissions not requiring this level of support, NeuStar will provide a suite of easily understood standardized reports.

Dispute Resolution

NeuStar understands the importance of resolving disputes in a timely manner: SPs need resources to do business and serve customers, and the Commission needs information so it can make informed decisions.

Disputes may arise between SPs for various reasons including NANP activities, forum activities, and conflicting directives from regulatory agencies.  In such situations, neutrality is critical; the PA must be impartial in providing the facts. NeuStar will make reasonable, good faith efforts to resolve disagreements between parties consistent with the guidelines.  If a situation cannot be resolved, we will notify the Commission within one business day of the dispute, investigate, and then report back to the Commission and the SP within 7 calendar days from the date of the complaint. We will participate in any dispute resolution activities by providing guidance and/or historical data to the appropriate parties.  We will provide the results of the investigation and recommend appropriate

31

corrective action.  In regards to dispute, we will be responsible for expenses that are incurred in achieving compliance with any law, regulation, audit, or contract requirements at time of contract.

The NeuStar Difference

Escalations are often an effective means of resolving problems, and our staff will escalate issues to our management, as appropriate, to settle disputes.  Since NeuStar’s personnel have extensive background and experience, they use their knowledge of pooling to explain the evolution of guidelines, the reasons for decisions, and the need for certain procedures and policies.  This information clarifies the issues and frequently settles the controversy.

Block Changes

NeuStar realizes that updating pooling records to reflect block changes is critical to ensure customers do not encounter routing problems.

Occasionally, SPs may need to change their block assignments due to changes in their switch, OCN, or effective date.  In such cases, both the PA and the NPAC must update records to reflect the changes or routing problems may occur.  NeuStar’s system will process changes within seven calendar days. Prior to the thousands-block effective date and after the PA has created the thousands-block record in the TRA database, the PA is responsible for making changes to any fields on the record.  If changes are made to the Switch ID field after the thousands-block effective date, the SP must do the update in the RDBS to the Switch ID field.  We will forward the Part 1B to the NPAC if a change is required in the NPAC.

The NeuStar Difference

As the Interim PA, NeuStar is already performing this function and the transition from state to national pooling will not significantly alter our procedure.  To date, we have administered block changes more than anyone else.  Our experience with number administration makes us sensitive to the importance of ensuring these changes are made expeditiously and accurately so numbers are ported properly and customers are able to complete calls.

32

Reclamation

NeuStar recognizes that diligence in implementing the reclamation policy is integral to managing number blocks and paramount to ensuring NXXs are not opened prematurely.

Reclamation of thousands-blocks is one of the most important responsibilities of the Pooling Administration group.  It is such a vital issue that the FCC has delegated authority to reclaim codes and blocks to the states.  SPs have six months from the LERG effective date to put the block into service and submit a Part 4 form. Therefore, if the PA has not received the Part 4 form it will proceed to reclaim the block in accordance with INC Thousands-Block Pooling Guidelines, Section 9.2.2.  Some of the duties included are:  Apply criteria to any blocks subject to reclamation; Clarify any alleged non-use or misuse of an assigned block; Notify the SP that a block is subject to reclamation; Enter disconnect in LERG-TRA; Notify the NPAC.

As the Interim PA, we have experience collecting Part 4s and ensuring blocks are in service within the required timeframe. We pro-actively send letters to SPs to remind them their Part 4 is due. This method has proven successful and mitigated the need to apply reclamation procedures because SPs have returned blocks for which they have no use or put them into service within the established timeframe.  When it becomes necessary to reclaim resources in the inventory of pool participants, we will work under the direction of the states or the FCC and follow appropriate guidelines.  In addition, we will notify and coordinate with the NANPA and the NPAC to ensure no customers are put out of service if the code is reclaimed.

The NeuStar Difference

NeuStar’s National System will track the status of each thousands-block assignment and when a Part 4 is due.  Using this information, it will precisely create a “Reclamation List” by state.  If a state decides not to exercise its authority for reclamation, we will submit the list to the FCC and seek direction.

Reporting

NeuStar’s state-of-the-art web-based pooling system is rich in functionality and has built-in flexibility to provide reporting information in numerous ways.

33

Pooling information is essential to all stakeholders and reports are required for a variety of purposes. We will prepare and provide reports through our Pooling System for use by SPs, NANPA, the States, and the FCC as outlined in the Thousands-Block Pooling Guidelines Section 5.1.

Every 15 minutes block assignments will be posted to our web site and reflected in standard reports providing crucial information to the industry on the current status and activity in each pool. Our system has the capacity to provide both standard and ad hoc reports including:

•                  All pooled thousands-blocks in the industry inventory pool (i.e., NPA-NXX-X level information displayed)

•                  Status of the thousands-blocks, i.e., allocated/assigned, available

•                  Identification of the SP to which the thousands-block has been allocated and whether or not a thousands-block is contaminated

•                  A forecast of the number of new codes required in the next 12 months

Using these reports, SPs know when a block is contaminated and can make arrangements for an NPAC extraction to determine which telephone numbers are assigned so they are not erroneously reassigned, disrupting customer service. In addition, using reports enables SPs to make selections when applying for blocks, determine which blocks have been assigned, and update their databases accordingly.  Reports required by RFP Section C, Technical Requirements, 2.18 summarizing activity of interest to the FCC and states, will be created by our system on a regular basis.

The NeuStar Difference

NeuStar set the standard for pooling administration reporting.  Beginning with the Illinois trial, we developed and refined reports that have become standard fare in the industry.  In conjunction with the industry we have continued to create new standard reports and have refined them based on industry input.  For the past three years we have accumulated and maintained pooling data in our State System and made that information available to all stakeholders so they can review it by pulling standard reports, customize the standard reports to meet a specific need, or create their own reports.  All the flexibility of our current State System will be included in our National System as well as all of

34

the reports.  In addition, we will maintain an exploder list available for automatic signup over the web. Requests for paper and facsimile reports will be provided and distributed within one business day following receipt of the request.  Examples of some of our reports can be seen in Exhibit 1-3.

[Exhibit 1-3. NeuStar’s Pooling Team provides various detailed and customized reports.  Graphic omitted: graphic of NeuStar’s Pooling Administration Reports]

NeuStar is committed to providing pooling data to all parties in a neutral, even-handed manner through an open process using our Pooling System, and as the National PA, we will ensure updated reports and notifications continue to be distributed in a timely manner.

Optional Pool Reporting (CLIN 0003, CLIN 0102, CLIN 0202, CLIN 0302, CLIN 0402)

Aggregated NPA rate area pool status reports will be accessible to State and Federal Regulators via the public portion of the web site.  As our State System does today, our National System will also be able produce the same NPA rate area pool status reports using disaggregated, SP-specific data as applicable.  Per FCC Orders, these disaggregated reports will be available to State and Federal Regulators from the private portion of the web site.

If there is a requirement to produce more reports that are not a part of the standard suite of aggregated and disaggregated NPA rate area pool reports, commonly referred to as ad hoc reports, during the initial pooling rollout phase or other times during the contract period, and if that requirement has a cost impact on the contract as proposed and awarded, NeuStar will notify the Contracting Officer.

Audits

NeuStar is committed to the goal of number optimization and will request audits in accordance with the RFP requirements to ensure compliance with thousands-block guidelines.

Audits ensure compliance with the guidelines and can be used to verify that SPs are providing factual information to the PA.  Compliance with the guidelines is important so all SPs are treated equitably and no SP receives an unfair advantage.  If the PA encounters a situation that suggests non-compliance with the guidelines, an audit may be warranted. In such situations we will inform

35

the FCC and forward the relevant details and information to the FCC or its designated auditor.   NeuStar realizes the importance of neutrality in this process and will describe the situation in a factual manner. We realize, too, that as a contractor we may be audited anytime, but no less than an annual basis.  The FCC or FCC-designated auditor will formally assess the performance of NeuStar’s pooling administration.  Our books and records will be provided to the FCC or FCC-designated auditor as requested.  We will also provide the auditor the facilities and furnishings to perform the audit, i.e., office space, office furnishings, telephone, fax, utilities, office-related equipment, and other items needed to facilitate an audit.  If found remedial in our actions, we will implement corrections to any performance problems identified within 30 calendar days.

The NeuStar Difference

Because of our commitment to neutrality and to administering pooling in accordance with the guidelines, NeuStar, as Interim PA created an internal audit process to review our own files and procedures to ensure we were in compliance and fulfilling our responsibilities as PA.  As the National PA we will continue to do this.

Guidelines/FCC Changes

NeuStar has played a prominent role in the evolution of pooling guidelines and will continue to provide its expertise to the industry as National PA.

NeuStar’s Pooling Administration Services have evolved over the past three years as we have worked with states and SPs to create, refine, and manage effective processes for thousands-block pooling.  We established our services using the Illinois Pooling Guidelines, modified them to accommodate the New York Pooling Guidelines, and then incorporated various versions of the INC Guidelines.  Currently, our PA Services are fully compliant with the INC Guidelines.  However, as the FCC and INC issue orders requiring guideline modifications, our PA service will be refined and our methods and procedures revised to incorporate the changes as they occur.  Written notice of the changes no more than 30 calendar days from occurrence will be provided to the contracting officer, State Utility Commissions, and the NANC for discussion and resolution.

36

The NeuStar Difference

As the Interim PA for three years, NeuStar has worked closely with INC to shape the guidelines by identifying issues and contributing suggestions for problem resolution.  In collaboration with pooling stakeholders, we have adjusted our procedures, modified our system, and implemented changes to continually improve the pooling process.  Through our involvement and contributions, we comprehend the process in its entirety.  Our understanding of the guidelines is deep.  We understand the spirit and intent behind the guidelines and know how to apply them in real world situations.  As the National PA we will continue to contribute our insight and considerable experience to the process.

Rate Area Updates

NeuStar’s National System will easily accommodate rate area updates to ensure information is accurate and up-to-date.

If it becomes necessary either to add additional rate centers to an NPA or consolidate them, we will update the rate center information in our database and make any necessary changes to blocks.  When a new rate area is added to the pool, new forecasts and block donations will need to be collected to ensure there are resources available in the pool. If rate centers are consolidated, the blocks in those rate centers will be consolidated as well.

The NeuStar Difference

NeuStar has already identified the steps we must take to address pooling issues when NPA splits or overlays become necessary. Because of our participation in NPA split and relief activities, we are also aware of the local issues that may require a rate center split or consolidation and have already anticipated this in our program.  Our National System easily accommodates rate center updates.  Simple splits, overlays, and rate area consolidations where rate area boundaries are not changed in the aggregate will be completely automated, and new rate centers can be added with a “click-of-a-mouse.”   NeuStar’s involvement in relief activities, combined with its pooling experience, allows us to anticipate pooling needs and prepare in advance to meet them.

37

Help Desk

Our Help Desk will provide Tier 1 customer support by resolving procedural issues, answering questions regarding policy, and explaining guidelines over the phone.

User problems and inquiries associated with the pooling system will be forwarded to the technical service staff for resolution. The data the PA maintains will also be used in assisting users, such as the NANPA, SPs, and regulators in resolving call completion failures resulting in customer complaints. Once the problems are resolved, the Help Desk will contact the user, explain the solution, close the ticket, and/or ensure the solution resolved the user’s issue.  In addition, the Help Desk will respond to requests for User Security Logins.  If the Help Desk cannot resolve a user problem on the initial contact, a status/resolution commitment time will be negotiated with the user, thus setting an expectation for when the problem will be resolved.  The Customer Help Desk will then determine whether the problem is a technical one, for example, a system defect or communications problem.  If the problem is not a technical one but rather, a training issue, the Help Desk will, over the telephone, guide the user through training on the system until the user is successful.  Any problem that cannot be resolved through this process will be escalated.  We will open trouble tickets concerning communications problems with NANPA, NPAC or LERG-TRA vendors. We will also assist customers in filling out applications or reports and also assist them in gaining access to FCC or industry information.  As the PA, we will report problems with the web site, facsimile, voice mail, or e-mail and send notifications to users when there is a maintenance or system outage. If an out-of-service condition exists, the time stamped on the trouble ticket shall be used as the time for the start of the out-of-service period.  When the out-of-service condition has been cleared, the time stamped on the last up date of the trouble ticket shall be used as the end of the out-of-service period. For each report, a help ticket will be opened and tracked. Each inquiry into the Help Desk will be time stamped with a minute accuracy and stored for recall up to two years.

We will summarize the quantity and type of trouble tickets opened and closed during the year in the annual report.  To further facilitate the Help Desk process and provide 24x7 coverage 365 days a year, NeuStar will incorporate into our system, the Applied Innovation Management (AIM) “Help Desk Expert for Customer Service” software, (http://www.innovate.com/products/helpdeskcs/ index.html).  AIM provides Help Desk and tracking software to over one million users including 100

38

of the leading Fortune 500 companies, numerous government organizations such as the “U.S. Naval Research Lab,” “U.S. Department of Energy,” “U.S. Airforce Medical Service,” “U.S. Army Missile command,” “USDA,” and others.

Disaster Recovery

NeuStar understands the importance of dependable telecommunications, and has structured its telecommunications system to minimize the impact of any unforeseen catastrophe. Whether it is snow, rain, or ice storms, hurricanes or tornadoes, earthquakes or floods, fire or power failures, NeuStar’s telecommunication services are able to re-route to a location that is un-affected by disaster and where personnel will be able to continue to provide service.

Telecommunication Services for the NeuStar Pooling Administration Services will have a dynamic routing mechanism based on the latest Automatic Call Distribution (ACD) technology provided by our toll free telecommunication SP (Sprint) which will be used in conjunction with the capabilities built into our state of the art Lucent Automatic Call Distribution (ACD) switches. All major NeuStar pooling offices (Concord, Chicago, DC) as well as our Data Communications centers (Sterling, VA and Chicago), which host the pooling systems, will be connected to this state-of-the-art telecommunications network.

In the event of a disaster at our primary Concord Pooling Administration Services Center, calls can be re-routed to various secondary sites, including sites of virtual employees, who will have the capability of receiving calls based on various plans programmed into our own ACD and our toll free SP’s ACD. Each location that calls may be routed to, will have the capability to access the NeuStar Pooling System so that customers may continue to be served.

On a smaller scale, each location other than Concord center will also have the capability of re-routing incoming calls to other locations. This includes incoming calls to our virtual employees. Each virtual employee will have on his or her primary line, a feature which will allow calls to be remotely forwarded to a location where another employee can handle them.

39

Despite recent power failures in California, our interim state-pooling center has continued to provide service to our customers. No data has been lost, and no customer has been delayed in his or her application for thousand blocks. All calls to the pooling center have been cared for. NeuStar will build on its existing pooling center telecommunications system to provide enhanced functionality for the National Pooling Administration Service Center.

Exhibit 1-4 is a preliminary diagram detailing an enhanced architecture building on our existing telecommunications network. As outlined in the requirements of the RFP, NeuStar will provide a detailed disaster recovery plan both for our telecommunications network and our pooling system. Our Disaster Recovery plan will be submitted within 60 days of a reward, according to CDRL.

Web Site

The web site NeuStar developed as Interim PA, with the assistance of other stakeholders, is functional, secure, accessible and easily adapted to accommodate National Pooling.

NeuStar’s secure, http://www.numberpool.com web site, as shown in Exhibit 1-5, has been available to provide information regarding number pooling issues since thousands-block pooling began. Over the last three years its format, structure, and content has evolved in response to SP feedback.  It includes all pooling forms from the INC guidelines.  We update our site to incorporate information regarding guidelines changes. Our web site will contain pooling administration information regarding number pooling, application help, specific pools, user profile registration, pool status, contact information (which includes an e-mail link and phone numbers), and a Frequently Asked Questions (FAQ) page.

Our web site will be available 24 hours per day, 7 days a week and will be able to support up to 600 simultaneous users with an average holding time of 0.5 hours per the technical requirement 3.9.1. Our web site will be updated every 15 minutes to reflect any new block assignments or new blocks that are added to the pool. Private web site users will complete a Security user application prior to

40

being allowed to fill out applications, review reports, etc., and we will ensure that users are granted access only to appropriate data based on user class type. We will have a public site for any interested party to view non-proprietary information. General information pertaining to pooling, such as updates to the FAQs, will be updated at least weekly. If selected as the National PA, NeuStar will work with the FCC and industry members to complete the web site design per Section 3.10 of the technical requirements.  More information on our web site and system is located in Section 3.0.

[Exhibit 1-4. Whether snow, rain or sleet, hurricanes, tornados, or earthquakes, floods, fire, or power failures, NeuStar’s state-of-the-art telecommunications system is ready to serve our customers.  Graphic omitted: diagram of NeuStar Pooling Administration Services Telecommunications Disaster Recovery Plan.]

[Exhibit 1-5. NeuStar’s National System Prototype will be available for review within two weeks of contract award.  Graphic omitted: picture of Pooling Administration website.]

The NeuStar Difference

NeuStar’s existing state pooling web site has been well received and found to be very helpful to the states being served by NeuStar.  This site will be made available, as a starting point, in the definition of the National PA System web site.  This will provide a significant “head start”.

1.1.1.2           Ancillary Functions

While primary functions constitute the essence of number pooling, it is through ancillary services that we ensure these functions are performed appropriately and the needs of all users are accommodated.  Through ancillary services, the PA has the opportunity to address users directly, answer their questions, and ensure our processes evolve to reflect the changing environment of thousands-block number pooling.

Quality Assurance

NeuStar is committed to providing exemplary service and will continually assess and refine our service to ensure the highest level of accuracy and unquestioned neutrality is provided.

41

We recognize that quality, accuracy, and compliance with the guidelines are fundamental factors in ensuring even-handed administration of pooling and maintaining high standards of customer service.  Anything less can result in poor service to telephone users and give rise to accusations of partiality from SPs. We are an experienced, neutral, third party provider of numbering services focused on administering pooling resources to all vendors in an even-handed and fair manner. As the National PA, we will ensure we are compliant in all aspects of pooling through the development of a Quality Assurance program. We will evaluate our service by establishing internal measurements by which we will gauge our conformance to the industry guidelines and to state and Commission orders, and we will perform internal audits on a percentage of all block requests.  In addition, we will send out surveys to our customers, the SPs and Regulators, soliciting comments regarding their satisfaction with our service and incorporating their suggestions for improving the process.  As the industry evolves we will continue to work with the FCC to address issues that arise and modify the guidelines as appropriate.

NeuStar Difference

To ensure the effectiveness of our team and quality of our service, we record and continually measure our performance, as shown in Exhibit 1-6, and, where necessary, implement corrective action plans to assure continual improvement.  Because of our commitment to neutrality and to administering pooling in accordance with the guidelines, NeuStar, as Interim PA created an internal audit process to review our own files and procedures to ensure we were in compliance. In addition, NeuStar satisfies all the FCC’s strict criteria for being a neutral third party, and all our employees follow a strict Code of Conduct. Quarterly, NeuStar employs an outside auditor to verify that our services are being conducted in a fair and even-handed manner and that we are adhering to the Code of Conduct.  As the National PA we will continue to do this.

42

Quality Measurements Percentage Tools

Performance Measurements		Target threshold	Average
1.	Prepare and distribute meeting minutes from the 1st implementation timeframe within 10 business days	100.0%	100.0%
2.	Receive & Process NXX-X applications within timeframe	100.0%	99.5%
3.	Non Expedites - Ensure a minimum effective date between allocation date and the effective date	100.0%	100.0%
4.	Expedites - Ensure a minimum effective date between allocation date and effective date	100.0%	100.0%
5.	Enter into RDBS/BRIDS on the BCD screen with the required block assignment information by the end of the next business day	100.0%	100.0%
6.	Part 1B forms were sent to the NPAC within 24 hours of the block allocation	100.0%	100.0%
7.	Notify SP that a block was contaminated on the Part 3	100.0%	100.0%
8.	Blocks created by NPAC prior to the effective date	100.0%	100.0%
9.	Blocks actived by NPAC on scheduled effective date	100.0%	97.5%*
10.	Changes made to the BCD screen that were prior to the effective date	100.0%	100.0%
11.	Reclamation of Part 4’s	100.0%	100.0%
12.	Removed BCD screen on returned blocks within 24 hours of block return response (Part 3)	100.0%	100.0%
13.	Sent Reclamation form (Part 5) to NPAC within 24 hours of block return response (Part 3)	100.0%	100.0%
14.	Responded within 24 hours to customer phone calls.	100.0%	100.0%

* Due to pending SV’S, NXX not in NPAC, in correct SP info, SP systemdown.

Exhibit 1-6.  As the Interim PA, NeuStar has developed numerous quality measurement tools to record and monitor our performance to ensure high-level service to our pooling clients.

Customer Support

Only NeuStar can provide a cost-efficient, low risk transition between the interim and national pooling administrations by migrating its experienced team from one to the other.

Proper customer support in any new venture can be the difference between success and failure.  Change is always stressful.  When it is combined with inexperience, the result can be poor communication, inadequate problem resolution, and incomprehensible methods and procedures resulting in frustration all around.  For a new endeavor to succeed, the people involved need a thorough understanding of what is required, how to use the available tools, and where to obtain help.

43

We will provide, upon request of the SP, information on how to obtain documents related to pool administration, within one hour of receipt of request, by referring participants to the appropriate web site or by providing paper copies.  We will produce and make available upon request information regarding pooling administration processes, procedures, interfaces, and service within one business day, also if inquiries are received outside the normal business hours, they will be returned within one business day. We will be available for problem resolution and trouble shooting call failures.  We have spent many hours educating SP in filling out forms, answering general questions on number pooling and trouble shooting.  Questions that have arisen are where the guidelines are located, how do they fill out certain sections of the forms and, what is the minimum timeframe to receive a block.  Our experienced staff has provided the answers to these questions as well as many others.

NeuStar Difference

NeuStar is committed to providing excellent customer service and makes every effort to be available to the customer for support and assistance.  As the Interim PA, we have responded to over 2600 calls and have received numerous letters of commendation from our customers recognizing our customer service. We have the experience and expertise to anticipate questions and issues that will arise as pooling is introduced, and we provide ongoing training and assistance to the industry and states. For example, as the Interim PA we found it beneficial to create a welcome letter for SPs that included a “New SP Checklist” (Exhibit 1-7) containing information about pooling administration processes, procedures, interfaces, services, required forms, and helpful hints. Our experienced PAs make information readily available through our web site or by providing paper copies and are available to walk SPs through the pooling processes until they are comfortable with them and understand the procedures.

[Exhibit 1-7. NeuStars SP checklist demonstrates our pooling administration knowledge and customer focus for reaching out to Service Providers in assisting them on getting started with number pooling. Graphic omitted: picture of New SP Checklist.]

44

Pooling Assessment Tool – PATsm embodies our best value solution to the FCC.

NeuStar developed the Pooling Assessment Tool to answer the question – How will number pooling affect the exhaust of this NPA? PATsm is a model that reflects the pooling knowledge NeuStar has gained as the Interim PA. The model uses publicly available data and a few user-supplied (or system-supplied) assumptions to calculate the extension of a predicted exhaust date for any NPA if pooling is implemented.

The publicly available system-supplied inputs to the model are:

•                  Local Exchange Routing Guide (LERG) data – current month and one year prior

•                  North American Numbering Plan Administrator (NANPA) Semi-annual NPA Exhaust Forecast including growth rates, months-to-exhaust, and non-useable Central Office (CO) codes

•                  List of all currently active NPAs and state names

The user-supplied inputs are:

Estimated percentage of the NXXs that may be used as initial donations to the pool from NXXs that are capable of Local Number Portability (LNP). Percentages are supplied by industry type, e.g., ILEC (incumbent local exchange carrier), CLEC (competitive local exchange carrier), and wireless  [System Supplied Default – Average donation rates as computed from the geometric mean of all existing trials]

Estimated number of months from the study date (i.e., the date of the most current LERG data) until implementation of pooling. [System Supplied Default – 9 months]  .Growth rates used are:

•                  Monthly Growth Rate in NXXs per month in a non-pooling environment [System Supplied Default – NANPA Growth Rate from NANPA Forecast]

•                  Monthly Growth Rate in NXXs per month for the PA from all pool participants. [System Supplied Default – 50% of the historical growth rate for pool participants in the pooled NXXs as determined from the LERG]

45

•                  Monthly Growth Rate in NXXs per month for the NXXs not participating in the pool, e.g., cellular, paging, rural ILECs or other ILECs in non-pooled rate centers. [System Supplied Default – Actual historical growth rate for all of the non-pooled NXXs as determined from the LERG. This default must be non-negative.]

The user provides the required inputs (or uses the system-supplied defaults) and the NPA being studied. After pressing a button (“Load Data and Calculate”), the system provides relevant information concerning the predicted exhaust of the NPA, including the months of additional life obtained from pooling.

The information gained from this tool provides the FCC, state regulators, and SPs necessary information on the effects of pooling for: National pooling rollout schedule; Effective decision making for NPA relief activity; Necessary information for state regulators; and Information for SP planning.

This model reflects the knowledge of pooling NeuStar has gained from its experience as the Interim PA.  Models of this tool were tested by state commissions and SPs who helped perfect it.

NeuStar Difference

The Pooling Assessment Tool - PATsm has proven to be a useful agent for conducting NPA exhaust studies, and we have a patent pending on it.  If selected as the National PA, NeuStar will offer this tool to regulators and SPs as part of our overall pooling system.

1.1.2                     NeuStar’s Pooling Administration Facilities Overview

NeuStar is dedicated to providing secure, geographically dispersed, and fully redundant centers for pooling to ensure system security as well as privacy of data and customer information.

NeuStar proposes the use of several facilities for the National PA: our Concord, CA office; our Sterling, VA Data Center; our Chicago, IL Data Center; and virtual offices throughout the country.  We have selected these facilities because they require little modification to accommodate our pooling needs and are, therefore, cost effective for both NeuStar and the FCC.  In addition, in a

46

time of increasing competition, it is critical that personnel, facilities, and records be safeguarded from sabotage, information theft, and disaster.

Facility Description

Concord, CA Primary Pooling Administration Center Facility

We plan to use our Concord, CA office to serve as the National Pooling Administration Service Center.  We currently use this office as the Pooling Administration Service Center for our state pooling administration trials and as the main office for our NANPA CO Code Administration Staff.  For National pooling administration, we plan to expand our use of this facility by leasing totally separate space that is entirely dedicated to National Pooling, as shown in Exhibit 1-8.  We have a good relationship with the building management, and we have already negotiated and are prepared to execute a new lease upon award.  From our past experience both as the Interim State PA and the NANPA, we have found that an office on the West Coast is valuable because it allows us to easily administer NANP resources for all time zones from one centralized location.  We have found that having everyone associated with day-to-day pooling in one location provides economies of scale because knowledgeable staff are available to provide backup, for cross training, and most importantly, to ensure the consistent application of the INC guidelines for all block applications.

This facility is handicapped accessible and is designed to provide a comfortable, efficient working environment and flexibility to accommodate staff growth over the terms of the contract.  Administrative personnel will have modular furniture units that provide a spacious, functional work area.  Each staff member will have a state-of-the-art PC equipped with the latest anti-virus software, access to the pooling administration system, the Internet, e-mail, and a dedicated telephone line.  We will be able to receive e-mail messages with or without attachments and will provide firewall protection

47

screening of all incoming e-mail messages and attachments based on a security profile that we will establish.  Each PC will be equipped with the latest Ant-Virus software and will be working off the network.  The staff will use G3 and G4 Protocol fax machines for transmitting and receiving faxes.

[Exhibit 1-8. Our Pooling Administration Service Center is fully dedicated to pooling and organized for functional efficiency.  Graphic omitted: diagram of the Concord Pooling Administration Service Center.]

Our Pooling Administration staff will be available at the Pooling Administration site, Monday through Friday, from 5:00 a.m. – 5:00 p.m. (Pacific Time), excluding holidays (New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.) This allows block applicants, block holders, states and the commissions in all MSAs where pooling has been implemented access to the PAs during “core business hours.”  Our web, voice mail, e-mail and faxes will be operational 24 hours a day. We will respond to general inquiries or questions outside the normal business hours within one business day.  We recognize that there may be after-hour emergencies and will provide a pager number for our customers to contact us 24 hours a day to ensure high levels of customer service and satisfaction. To ensure customers know of our recognized holidays, they will be posted on our web site.

Sterling, Virginia – Primary Data Facility

Our state-of-the-art Sterling facility will house our System as well as our System Development Team to ensure it contains up-to-date pooling information for all stakeholders.

NeuStar is in the process of opening a state-of-the-art Data Center in Sterling, Virginia, and will house the primary National System, our National System Development Team and Environment.  It will be a world-class facility with a backup power generator, chillers, multiple power feeds, UPSs, raised flooring, and controlled access via fingerprint recognition systems.  This facility is scheduled to be ready in early-March, well in advance of our planned deployment of the National System.  Detailed information about the facility attributes is available in the table on page 40 of this section.

48

Chicago, Illinois - Backup Data Facility

Our Chicago Data Center, a world-class facility with the same building and security features as our Sterling site, will serve as our back-up National System.

We will locate our back-up National System at our Chicago, Illinois Data Center.   In addition, our Director of Number Pooling Services is located in this facility.  Because this facility is centrally located within the U.S., the director’s travel expenses will be reduced when visiting the National Pooling Administration Service Center in Concord or traveling to Washington, D.C. for NANC Meetings and meetings with the FCC.

Virtual

By providing virtual offices for our Pooling Implementation Managers, we can reduce facility and travel expenses and turn these savings back to the industry.

Finally, our Pooling Implementation Managers will be located in virtual offices throughout the country.  Pooling Implementation Managers have to travel extensively.  Having them work in virtual office reduces our facilities expenses and travel costs.  We, in turn, can pass these savings back to the Commission and SPs.

Data Center Security Description

Building Security

In addition to providing physical security by protecting buildings with security guards, closed circuit TV surveillance video cameras, and intrusion detection systems, we vigilantly control physical access to our Data Center facilities.

Employees must present badges to gain entrance, and must wear their badges at all times while in the facility. Visitors must sign in to gain entrance. If the purpose of their visit is found to be valid, they are issued a temporary badge; otherwise, they are denied entrance. At all times while they are in the facility, visitors must display their badges and be escorted by an employee. Sign-in books are maintained for a period of one year.

49

Personnel Security

On-site security personnel are on duty 24 hours a day, 7 days a week to monitor the images from closed-circuit television cameras placed strategically throughout the Data Center facilities.

Security personnel are stationed at each building-access point throughout normal working hours; at all other times (6:30 p.m. to 6:30 a.m. and all day on weekends and major holidays) individuals must use the proper key cards with access code to enter to the buildings. Further, any room housing sensitive data or equipment is equipped with a self-closing door that can be opened only by individuals who activate a palm-print reader with access code. Senior facility managers establish the rights of employees to access individual rooms, and ensure that each reader is programmed to pass only those authorized individuals. The palm readers compile and maintain a record of those individuals who enter controlled rooms.

Facility Security

Our data center facilities are protected from natural and man-made disasters to safeguard access to our systems and files.

Our data center facilities are located in modern, fire-resistant buildings that offer inherent structural protection from such natural and man-made disasters as hurricanes, earthquakes, and civil disorder.  The sites are not located within a 100-year flood plain.  The facilities are protected by a public fire department, and have their internal fire-detection systems connected directly to the fire department.  The data centers are protected from fire by the sprinkler systems of the buildings that house them. Furthermore, each equipment room is protected by a pre-action fire-suppression system that uses Inergen gas as an extinguishing agent.

In each of our centers, we have established the appropriate security measures to control and safeguard access to facilities, computer systems, electronic information, electronic data, paper files and reports.  The following table details our facilities’ technical and security environments.

50

NeuStar Facilities Environment	Concord	Sterling	Chicago
Square Footage	2,800 square feet, dedicated to pooling	39,909 square feet; 9,000 square feet of which is Data Center	22,000 square feet total; 3,500 square feet of which is Data Center

Site Security	Card key readers Off hours security guard	Card key readers with associated pin codes. Biometric readers on the NOC and DC with 24-hour closed circuit TV surveillance video monitoring	Card key readers Secure lock and bio-thermal, sensor-based Palm readers 24-hour closed circuit TV surveillance video monitoring

Records Security	File backup daily and stored in off-site vault	File backup daily and stored in off-site vault	File backup daily and stored in off-site vault

Hours of Operation	PA Staff Monday – Friday 5:00 a.m. to 5:00 p.m. Pacific Time; available by pager 24 x 7 x 365	Tier 1 Support is 24 x 7 x 365 Tier 2 and 3 Support is on-call	24 x 7 x 365

Address	1800 Sutter St. Concord, CA 94520	Loudoun Tech Center 45980 Center Oak Plaza Sterling, VA 20166	200 S. Wacker St. Floor 34 Chicago, IL 60606

Power	N/A	6 PDUs to power equipment	N/A

Backup Power Supply	UPS backup power	800 KVA battery backup and 1500 kw generator with 96 hour fuel tank and full load	30 minutes of 130 KVA UPS battery 1000-KVA generator w/24-hour fuel tank, 1-minute lag time 250-KVA generator

WAN/ LAN	Cisco / Bay	Cisco / Cisco	Cisco / Ascend

Primary Electrical Power	480-volt, 3-phase, 3000 amp	480-volt, 3-phase, 2000 amp	208-volt, 700 amp

Grounding	Building and equipment grounded	Building and equipment grounded	All machines are grounded by electrical service A 12-gauge cable under the equipment room floor connects all equipment racks to the building’s electrical grounding network

Control of Static Electricity	Individual Tenant Specifications	HPC flooring in Data Center Anti-static tile in other static sensitive areas	All equipment-mounted racks are grounded to the building’s system and are equipped with grounding straps that employees wear whenever they work on the equipment

Lighting	2 x 2 foot ceiling-mounted fluorescent fixtures	50-foot candle average indirect lighting	2 x 2 foot ceiling-mounted fluorescent fixtures

Heating, Ventilation, and AirConditioning	LAN has its own HVAC

Dual redundant HVAC units control temperature and humidity (240 tons cooling). Either unit will maintain the required environment

18” non-pressurized raised computer lab floors

Automatic outbound page to notify of condition

Dual redundant HVAC units control temperature and humidity (46 tons cooling). Either unit will maintain the required environment

12” non-pressurized raised computer lab floors

Automatic outbound page to notify of condition

Other		FMT 2000 pre-action gas fire extinguishing system; remainder of space is sprinkler-equipped	Intergen pre-action gas fire extinguishing system; remainder of space is sprinkler-equipped

51

We understand the needs and welcome scheduled or unscheduled visits from the Commission to review safety and security of our pooling system.  If noncompliance is found, we will resolve those issues within 10 business days.

In short, NeuStar possesses all the requisite skills and necessary facilities to ensure a smooth transition from state to national pooling.  Our staff, instrumental in the development of pooling guidelines from the beginning, helped the industry define how pooling would operate nationwide.  As the Interim PA, NeuStar has developed proven pooling processes, innovative tools, and an informative web site.  In addition, we have relied on the experience and comprehensive knowledge of our staff to proactively identify issues, mitigate problems, and recommend industry solutions for the resolution of pooling issues.  We are a certified, neutral third party provider of number clearinghouse services and committed to the goal of number optimization.    Our trained, experienced staff is already in place, and we have a state-of-the-art facility available to house our National System.  No one else can come close to providing the comprehensive package of skills, experience, dedication, and facilities that we bring to the table.

1.2                               Pooling Administration Interfaces

NeuStar founded its business operations on principles of integrity and neutrality but it is our collaboration with others that drives our success and will ensure effective, results-oriented interfaces as the National PA.

As the Interim PA for 12 states, NeuStar has established interfaces vital to the success of pooling with service providers (SPs), NANPA, NPAC, LERG-TRA, regulatory agencies, and the media.  The cultivation and maintenance of collaborative relationships with these parties is paramount to the pooling process.  Failure to communicate and work together can result in confusion and inefficiency undermining the goals of pooling.  We have extrapolated the experience and knowledge from our past pooling involvement and applied it directly to the development of successful operational

52

interfaces with all participants. If selected, we will leverage these interfaces to ensure continued effective interactions with all parties, as shown in Exhibit 1-9.

With Service Providers

[Exhibit 1-9. Our interfaces with stakeholders, both human and technically, will be in full compliance with guidelines to ensure unquestioned neutrality and quality of service. Graphic omitted: Diagram of Interfaces.]

NeuStar understands that the PA must engage with SPs on many levels and each interaction is critical to successful pooling administration.  Good communication with SPs is essential to ensure there is minimal disruption and all processes flow smoothly.  Our daily communication with SPs primarily involves the submittal of the Pooling Administration forms, certification requirements, and the provision of informational correspondence regarding meeting announcements, system outages, and Part 3 confirmations.   Our practice has been to interact with the SPs through our web-enabled system, by fax, and e-mail.  We will continue to use these vehicles for communication as well as EFT.  We will ensure a high level of system security by requiring SPs to use a password to obtain confidential information.  As the PA, we will interact with SPs in a neutral, even-handed manner and continue to apply the insight we gain from them into our current processes.

With the NANPA

The interface between the PA and NANPA is fundamental to effective pooling administration because NANPA is responsible for assigning NXXs to replenish the pools, to provide pooling participants with an LRN, and to accommodate customer requests for a full NXX.  We will interact with NANPA via e-mail to request NXXs, in the Part 4 reclamation process, and to receive NRUF Forecasting and Utilization information.  We will coordinate with them to resolve problems related to pooling as well.  Although the NANPA is a division of NeuStar, we recognize that keeping Pooling Administration and NANPA separate is crucial to our neutrality.  We have established processes over the past three years that maintain a clear, smooth, professional interface between the two organizations, and we will retain these processes as the National PA.  No other vendor has had the interface experience with NANPA we have.

53

With the NPAC

The interface between the PA and NPAC is extremely important to the overall success of pooling.  Information is exchanged between the PA and NPAC regarding block assignments, changes, and disconnections on a regular basis.  The PA’s interaction with the NPAC is also important for troubleshooting.  For example, we have had to resolve issues regarding contaminated blocks and routing:  a block that does not get ported will not get routed correctly and telephone calls will not complete.  By working with the NPAC as the Interim PA, we have developed policies to ensure NXXs are opened for porting on the block donation date to address problems we had encountered.  When an NXX is not opened in the NPAC, a block cannot be ported from one SP to another. We have made it a practice to verify that the NXX is opened at the block donation date to ensure there is no delay.  This step has saved time and reduced frustration for SPs. On a monthly basis, we verify that our personal contact information with NPAC is current and discuss any suggested process improvements.  The established interface between the PA and NPAC will continue to be e-mail.  This has been a successful means of communicating with them about pooling trials for the past three years, and as the National PA we will continue to use this proven method.

With the LERG-TRA

Coordination between the PA and the LERG-TRA is important to ensure block assignment and retention information is populated in a timely manner so SPs can pull it and update their databases.  The PA is responsible for updating the BCD/BCR screen when blocks are assigned, changed, or disconnected. In addition, the PA will need to continue working with TRA as required to implement process improvements and to test and ensure the validity of pooling data in the LERG and resolve issues relating to it.  For the Interim Pooling trial we have used dial-up and e-mail interfaces to communicate with TRA, and have maintained secure ID cards to access the LERG through CRT.  As the National PA we plan to use the same interfaces.  During our tenure as Interim PA, we have established a good working relationship with TRA and have been invited by them to attend the Common Interest Group on Rating and Routing (CIGRR) meetings to represent pooling as it relates to RDBS.  As the National PA we expect this positive relationship to continue to develop.

54

With Regulatory Agencies

Our Pooling Administration group has unparalleled regulatory background and understands the importance of effective communication with regulatory agencies. The PA needs to coordinate with regulatory agencies on specific state requirements, media communications, pooling implementation meetings, changes to guidelines, clarification of orders, testimony, and other pooling matters falling within the scope and requirements of the FCC contract. Regulatory agencies need to obtain aggregated data, non-aggregated data, and various reports relative to the pooling and reclamation processes from the PA as well. We may communicate with regulatory groups daily or less often depending on the issue we need to resolve.  For example, issues related to First Implementation meetings may require daily discussion until they are resolved while implementation of the new reclamation process requires monthly contact.  We communicate with regulatory agencies through the web, e-mail, telephone, facsimile, U. S. mail, and in person, and will continue to do so as the National PA. As the Interim PA, we have worked closely with several state commissions and have established positive working relationships and proven interactions with them.  We will be working with the FCC and, at times, with the NANC, on a regular basis for changes to guidelines and policies.

With the Media

The media plays an important role in making the public aware of telephone number issues at both state and national levels. Telephone numbers are important to the general public, and people need to understand why their telephone number will change or they will be required to dial 10 digits for local calls. Therefore, it is essential that we convey positive, accurate, precise, and timely information about these matters each time we open another NPA to pooling. Our interface with the media and general public will consist of the Web, e-mail, and facsimile. We will have a designated page on our pooling web site containing press releases and other media matters, and we have dedicated personnel assigned to liaise with the FCC and the media regarding press releases and other public matters. We understand the need for the FCC to review and approve press releases before they are broadcast.

As the Interim PA, we have made every effort to develop productive, positive working relationships with all parties associated with pooling to ensure the process functions efficiently.  We have applied

55

the insight and understanding we have accumulated from our colleagues into our interfaces and current processes.  We will continue to maintain and cultivate these interfaces through regular correspondence, attendance at meetings, and reporting both formally and informally. We offer well considered, proven interfaces in our bid for National PA.  Our experience in this regard is unparalleled in the industry.

1.3                               Subcontractors

Because NeuStar already possesses the skills, staff, and attributes to successfully perform Pooling Administration as demonstrated by our current Pooling Administration experience, we do not plan to use subcontractors for this contract. However, in the future if it becomes necessary to use a subcontractor, we will comply with Section 2.4.2 of the Thousands Block Pooling Technical requirements, including the provision to supply information to the FCC within 30 calendar days of hiring the subcontractor.

56

National Thousands-Block Pooling Administration	Section 2.0

HIGHLIGHTS

To ensure overall program success, NeuStar will:

•      Apply our proven Program Management methodology to ensure implementation is on-time, on-budget, and well-communicated to the the Commission

•      Fully dedicate and strategically migrate our experienced State Team to ensure cost and schedule efficiencies without sacrificing quality

•      Mandate quality assurance methods and reporting procedures in all functional areas to ensure the highest level of performance is achieved throughout the project lifecycle

•      Maintain strong, open lines of communication with the Commission and the telecommunications industry to facilitate overall management of the Pooling project

2.0                               TECHNICAL APPROACH

NeuStar will deploy a strong, well-experienced, collaborative organization to service the Commission and the telecommunications industry ensuring the success of the National Pooling Administration Operation and System.

NeuStar will use a proven, structured approach to implement the National Pooling System and Service.  The Preliminary High-Level Project Plan is included in Section 2.2 provides an overview of this approach by describing the major activities required to ensure that all requirements and objectives, as envisioned by the RFP and the Commission, are met—on time and accurately.  Moreover, the Project Plan includes high-level task descriptions that provide brief descriptions for the major project responsibilities.

To ensure maximum coordination and project performance, NeuStar will provide further documentation beyond the Contract Data Requirements Lists (CDRLs) and encourages the Commission participation in the review and approval of the activities described in the Project Plan.  These activities address the key components of the RFP: System Development, Testing and User Acceptance, Implementation Rollout (both Operation and System), Quality Assurance, Migration of the current State pooling activities to the National System, neutrality, data security and adherence to the privacy requirements, and our required staffing matrix.  All these components are necessary to build a strong partnership between NeuStar, the Commission, and the telecommunications industry.

The following describes NeuStar’s Program Management (NPM) organization, outlining objectives and responsibilities that will ensure the successful implementation of the National Pooling Administration Services project.   Also discussed are our proven program management techniques and our dedication to the quality assurance methods needed to ensure the highest level of performance.

57

2.1                               Program Management Methodology

NeuStar’s program management methodology thoroughly addresses the critical components of the project’s implementation ensuring a strong foundation for the successful provisioning of ongoing services.

The need for strong program management is paramount to this project’s success.  A vendor with strong, comprehensive pooling (systems and operational) experience, combined with in-depth knowledge of the telecommunications industry, is essential.  NeuStar’s National Pooling Team possesses a thorough understanding of the project’s requirements as well as the underlying issues that drive them, resulting in innovative, success-oriented solutions. As a neutral third party serving as the NANPA and the NPAC for the past three years, NeuStar has developed and implemented full service solutions for the telecommunications industry that have grown with the demand for additional support and services.

Project Plan/Work Breakdown Structure

We will maintain a detailed Project Plan to track all tasks fundamental to the successful implementation of the National System.  Key tasks will be included in the Project Plan to reflect milestones and deliverables.  Within nine (9) days after Contract Award/Notice to Proceed, the NeuStar National Pooling Management team will deliver an updated project plan to the Commission.

Staffing

The National Pooling management team will ensure that our experienced, motivated team and knowledgeable staff are available for successful implementation.

Monitoring and Control

Our project monitoring and control processes will be established to ensure high performance standards are met at both participant and project levels and to rapidly identify and address any issues or concerns.  Through strong schedule performance monitoring and control, unnecessary schedule slippage and cost will be mitigated.

58

Risk Management

NeuStar’s approach to risk management is disciplined, consistent, and iterative.  We anticipate and identify potential risks and take preventative action (eliminating or mitigating the risk) to ensure there is no significant project impact.  Our risk management includes risk identification, risk quantification, and risk mitigation.

Risk Identification—In preparing this proposal, NeuStar has already identified system and operation development risks that could potentially affect the project schedule.  Throughout the project lifecycle, we will continue to evaluate the project dependencies and issues to identify potential risks.  Once risks are identified, we will quantify them to develop a comprehensive risk mitigation strategy.

Risk Quantification—Once we have identified a risk, we will evaluate the risk and possible risk interactions to assess the range of possible project outcomes.  As part of the risk management process, we will quickly quantify the risk to determine its severity and evaluate its potential impact to the project schedule.   Once the potential risk is quantified, a risk mitigation strategy will be developed to ensure the project remains on schedule.

Risk Mitigation—Over the course of the project, we will develop and document contingency plans and alternative strategies to address potential problems should they arise.  We will track all risk management activities using a Risk Management Report.  This report will list each risk and contain a mitigation plan with a person responsible to take actions as needed to avoid the potential risk.  The report will be issued as risks become apparent.

Dependencies

The success of the National Pooling project will be dependent on controlling the variables throughout the lifecycle of the project, beginning with contract award and continuing through the rollout activities. Our Program Management team will monitor these variables, report the issues, and develop plans and workarounds to overcome them.

59

Quality Assurance

Quality management is key to the successful deployment of the National Pooling and involves quality planning and quality assurance.  Each component is critical to meeting the expectations of NeuStar, the Commission, and the telecommunications industry.  The evaluation of overall project performance on a regular basis provides confidence that the project satisfies relevant quality standards.  NeuStar’s quality management will address both the management of the project and final product.

In conclusion, it is NeuStar’s philosophy that we will be partners in the deployment of this service.  Failure is not an option—not for the Commission and not for NeuStar.  Through strong program management, results-oriented dedication, professionalism, and respect, we will forge a strong relationship to ensure the highest level of performance is achieved and guarantee the success of our mission.

2.2                               Overall Project Plan

NeuStar’s project plan explicitly addresses critical tasks to ensure successful provisioning of the National Pooling System and Operation implementation.

The Preliminary High-Level Project Plan (“Project Plan”) shown in Exhibit 2-1 outlines all phases and associated tasks required to successfully implement the National Pooling Operation and System.   The following information outlines this process.

2.2.1                     Pooling Administration System Development, Deployment, and Acceptance Phase (CLIN 0001)

NeuStar’s software methodology includes disciplines on our system development cycle, allowing us to successfully deliver a National Pooling Administration System (National System) nine months from award.  The following subsections provide overview descriptions for the major software development responsibilities/tasks required to meet the Commission objectives.

60

NeuStar’s Preliminary Project Plan

Jan 28, ‘01
ID	Task Name	Duration	StarRt	Finish	Predecessors	1/28

0		Pooling Administration Services RFP	1313 days?	Thu 2/1/01	Tue 1/31/06
1	5	Contract Award	0 days	Thu 2/1/01	Thu 2/1/01
2		Pooling Administration System Development, Deployment and Acceptance Phase [CLIN0001]	271 days?	Thu 2/1/01	Fri 2/1/02
3		Pooling Administration System	199 days?	Thu 2/1/01	Thu 10/25/01
4		Refine and Finalize the Nat’l PA System Project Development Plan (Internal Deliverance)	5 days?	Thu 2/1/01	Wed 2/7/01	1
5	5	Revise Internal Plan and Schedule (CLIN 0001AAA)	5 days?	Thu 2/1/01	Wed 2/7/01	1
6	5	Final Internal Plan and Schedule Completed (CLIN 0001AAB)	0 days	Wed 2/7/01	Wed 2/7/01	5
7		System Functional Requirements [CLIN 0001AB]	10 days?	Thu 2/1/01	Wed 2/14/01
8	5	Requirements Finalization [CLIN 0001ABA]	5 days?	Thu 2/1/01	Wed 2/7/01
9	5	Final Document Review [CLIN 0001ABB]	1 day?	Thu 2/8/01	Thu 2/8/01	8
10	5	Final Document Edits [CLIN 0001ABC]	4 days?	Fri 2/9/01	Wed 2/14/01	9
11	5	Final System Functional Requirements Document Completed (Sign-off) (Internal Deliverable)	0 days	Wed 2/14/01	Wed 2/14/01	10
12		System Design [CLIN 0001AC]	30 days?	Thu 2/15/01	Tue 3/27/01
13	5	High-Level Design Meeting [CLIN 0001ACA]	6 days?	Thu 2/15/01	Thu 2/22/01	11
14		Final Document Review [CLIN 0001ACB]	1 day?	Fri 2/23/01	Fri 2/23/01	13
15	5	Final Document Edits [CLIN 0001ACC]	3 days?	Mon 2/26/01	Wed 2/28/01	14
16	5	Final High-Level Design Document Completed (Sign-off) (CDRL) [CLIN 0001ACD]	0 days	Wed 2/28/01	Wed 2/28/01	15
17		Detail Design [CLIN 0001ACE]	20 days?	Thu 3/1/01	Tue 3/27/01
18	5	Detail Design Meeting CLIN 0001ACE]	8 days?	Thu 3/1/01	Fri 3/9/01	16
19	5	Detail Design Document - 1st Draft Review [CLIN 0001ACF]	1 day?	Mon 3/12/01	Mon 3/12/01	18
20	5	Detail Design Document - 1st Draft Edits [CLIN 0001ACG]	6 days?	Tue 3/13/01	Mon 3/19/01	19
21	5	Detail Design Document - 2nd Draft Review [CLIN 0001ACH]	1 day?	Tue 3/20/01	Tue 3/20/01	20
22	5	Detail Design Document - 2nd Draft Edits [CLIN 0001ACI]	4 days?	Wed 3/21/01	Mon 3/26/01	21
23	5	Final Detail Design Document Completed (Sign-off) (Internal Deliverable) [CLIN ]	0 days	Te 3/27/01	Tue 3/27/01	22
24		System Development [CLIN 0001AD]	80 days?	Wed 3/28/01	Tue 7/10/01
25		Coding [CLIN 0001ADA]	56 days?	Wed 3/28/01	Thu 6/7/01	23
26	5	Develop National PA System	56 days?	Wed 3/28/01	Thu 6/7/01	23
27	5	Develop State PA System to National PA System Migration Scripts	4 days?	Thu 4/12/01	Tue 4/17/01	48
28	5	Unit Code Testing [CLIN 0001ADB]	24 days?	Fri 6/8/01	Tue 7/10/01	27, 26
29		System/Integration Testing [CLIN 0001AE]	30 days?	Wed 7/11/01	Mon 8/20/01
30	5	Individual Functional Testing [CLIN 0001AEA]	26 days?	Wed 7/11/01	Tue 8/14/01	27
31	5	Regression Testing [CLIN 0001AEB]	26 days?	Wed 7/11/01	Tue 8/14/01	30SS

NeuStar            Confidential

32	5	Performance Testing [CLIN 0001AEC]	26 days?	Wed 7/11/01	Tue 8/14/01	30SS

		Task	Milestone		External Tasks
		Split	Summary		External Milestone
		Progress	Project Summary		Deadline

Exhibit 2-1: NeuStar’s comprehensive preliminary project plan identifies the major tasks necessary for program success.

							Jan 28, ‘01
ID		Task Name	Duration	Start	Finish	Predecessors	1/28
33		Data Migration Testing [CLIN 0001AED]	4 days?	Wed 8/15/01	Mon 8/20/01	30
34	5	Test Sate PA System to National PA System Migration Scripts	4 days?	Wed 8/15/01	Mon 8/20/01	27
35	5	Load Balancing Testing [CLIN 0001AEE]	26 days?	Wed 7/11/01	Tue 8/14/01	30SS
36	5	Functional Requirements Testing [CLIN 0001AEF]	26 days?	Wed 7/11/01	Tue 8/14/01	30SS
37	5	Fall-Over Testing [CLIN 0001AEG]	26 days?	Wed 7/11/01	Tue 8/14/01	30SS
38		System Acceptance (UAT) [CLIN 0001AF]	52 days?	Wed 8/15/01	Thu 10/25/01
39	5	Functional Testing (CLIN 0001AFA)	25 days?	Wed 8/15/01	Tue 9/18/01	37
40	5	Performance Testing (CLIN 0001AFB)	25 days?	Wed 8/15/01	Tue 9/18/01	39SS
41		Prepare System Acceptance Test Results	6 days	Wed 9/19/01	Wed 9/26/01	40
42		Submit System Acceptance Test Results to FCC for Approval	0 days	Wed 9/26/01	Wed 9/26/01	41
43		FCC Reviews System Acceptance Test Results	20 days	Thu 9/27/01	Wed 10/24/01	42
44		FCC Approves National PA System	1 day?	Thu 10/25/01	Thu 10/25/01	43
45		PA Service Implementation [CLIN 0001AG]	210 days?	Thu 2/1/01	Thu 11/8/01
46		Internal Project Planning (Non-CDRL) [CLIN 0001AGA]	19 days?	Thu 2/1/01	Tue 2/27/01
47	5	Finalize Project Plan	9 days?	Thu 2/1/01	Tue 2/13/01	1
48	5	Develop State PA System to National PA System Migration Plan	3 days?	Thu 2/1/01	Mon 2/5/01	1
49	5	Finalize Staffing Plan	5 days?	Thu 2/1/01	Wed 2/7/01	1
50	5	Finalize Facility Plan	9 days?	Thu 2/1/01	Tue 2/13/01	1
51	5	Finalize Equipment Plan	9 days	Thu 2/1/01	Tue 2/13/01	1
52	5	Finalize change Management Plan	11 days?	Thu 2/1/01	Thu 2/15/01	1
53	5	Finalize Communications Plan	9 days?	Thu 2/1/01	Tue 2/13/01	1
54	5	Finalize Training Plan	3 days?	Thu 2/1/01	Mon 2/5/01	1
55	5	Finalize Methods and Procedures	12 days?	Mon 2/12/01	Tue 2/27/01	1
56	5	Finalize Performance Metrics	12 days?	Mon 2/12/01	Tue 2/27/01	1
57		Equipment and Material Acquisition [CLIN 0001AGB]	151 days?	Wed 2/14/01	Fri 8/31/01	51, 53
58	5	Purchase PA System Development & Customer Off-the-shelf Software (COTS)	49 days?	Wed 2/14/01	Tue 4/17/01	51, 53
59		Help Desk Software	78 days?	Mon 5/21/01	Fri 8/31/01
60	5	Purchase Software	42 days?	Mon 5/21/01	Fri 7/13/01	51, 53
61	5	Install/Test Help Desk Software	36 days?	Sat 7/14/01	Fri 8/31/01	60, 74, 75
62		Purchase and Install PA System Production Environment	46 days?	Fri 2/16/01	Mon 4/16/01
63	5	Primary Environment	46 days?	Fri 2/16/01	Mon 4/16/01	51
64	5	Back-up/Testing Environment	46 days?	Fri 2/16/01	Mon 4/16/01	51
65	5	Purchase Personal Computers and Peripherals	25 days?	Wed 3/14/01	Thu 4/12/01	51

62

							Jan 28, ‘01
ID		Task Name	Duration	Start	Finish	Predecessors	1/28
66		Facilities Preparation [CLIN 0001AGC]	115 days?	Wed 2/14/01	Fri 7/13/01
67	5	Execute Concord lease	35 days?	Wed 2/14/01	Fri 3/30/01	50
68	5	Execute leasehold improvements - Sterling	31 days?	Wed 2/21/01	Sun 4/1/01	50
69	5	Execute leasehold improvements - Concord	22 days?	Sun 4/1/01	Fri 4/27/01	50
70	5	Execute leasehold improvements - Chicago	31 days?	Wed 2/21/01	Sun 4/1/01	50
71	5	Acquire furniture and other office infrastructure items	53 days?	Thu 3/15/01	Tue 5/22/01	51
72	5	Order and install WAN and Communications Equipment	37 days?	Fri 5/4/01	Wed 6/20/01	51
73	5	Order and install LAN and Communications Equipment	14 days?	Wed 5/2/01	Sun 5/20/01	51
74	5	Test Communications Infrastructure WAN	17 days?	Thu 6/21/01	Fri 7/13/01	72
75	5	Test Communications infrastructure LAN	8 days?	Tue 5/22/01	Wed 5/30/01	73
76	5	Test Physical Security	3 days?	Sun 6/10/01	Tue 6/12/01	68, 69, 70
77		Staffing [CLIN 0001AGD]	193 days?	Fri 2/9/01	Thu 10/25/01	49
78	5	Contact Recruiting Resources (As necessary)	193 days?	Fri 2/9/01	Thu 10/25/01	49
79	5	Place Employment Advertisement	189 days?	Thu 2/15/01	Thu 10/25/01	49
80	5	Interview Candidates	183 days?	Fri 2/23/01	Thu 10/25/01
81	5	Select Candidates	179 days?	Thu 3/1/01	Thu 10/25/01
82	5	Submit Background Check to FCC	178 days?	Fri 3/2/01	Thu 10/25/01
83	5	Hire Candidates	172 days?	Fri 3/9/01	Thu 10/25/01
84	5	Complete Confidentiality, Security, and Neutrality Forms	172 days?	Fri 3/9/01	Thu 10/25/01
85	5	Staff Orientation	162 days?	Thu 3/22/01	Thu 10/25/01
86		Training [CLIN 0001AGE]	209 days?	Thu 2/1/01	Thu 11/8/01
87		Neutrality Training	198 days?	Thu 2/1/01	Thu 10/25/01
88	5	Manual	0 days	Thu 2/1/01	Thu 2/1/01
89	5	Training	162 days?	Thu 3/22/01	Thu 10/25/01
90		Position-specific training	161 days	Wed 3/21/01	Tue 10/23/01
91	5	Manual	30 days	Wed 3/21/01	Fri 4/27/01	54
92	5	Training	130 days	Tue 5/1/01	Tue 10/23/01	91
93		Help Desk Training	39 days?	Mon 9/3/01	Thu 10/25/01	59
94	5	Manual	16 days?	Mon 9/3/01	Mon 9/24/01	59, 54
95	5	Training	23 days?	Tue 9/25/01	Thu 10/25/01	94
96		National PA System Training	82 days?	Thu 7/19/01	Thu 11/8/01
97	5	Manual	30 days	Thu 7/19/01	Wed 8/29/01	54
98	5	Training	38 days	Wed 9/19/01	Thu 11/8/01	97, 39

63

							Jan 28, ‘01
ID		Task Name	Duration	Start	Finish	Predecessors	1/28
99		Migrate State Pooling Trials [CLIN 0001AGF]	152 days?	Thu 2/1/01	Tue 8/21/01
100		Migrate NeuStar-Administered State Pooling Trials	1 day?	Tue 8/21/01	Tue 8/21/01
101		Direct Migration of PA System Data to Accepted National PA System	1 day?	Tue 8/21/01	Tue 8/21/01	34
102		Migrate Non-NeuStar-Administered State Trials	92 days?	Thu 2/1/01	Thu 5/31/01
103	5	Offer No-Cost Transition of Telecordia-Administered State PA Trials	2 days?	Thu 2/1/01	Fri 2/2/01
104	5	State Issue Orders	47 days?	Mon 2/5/01	Thu 4/5/01	103
105	5	State/LLC Terminates Telecordia Contacts	23 days?	Fri 4/6/01	Mon 5/7/01	104
106	5	Provision NeuStar State PA System for Telecordia-Administered State PA Trials	5 days?	Tue 4/3/01	Sat 4/7/01
107	5	Execute Necessary Contracts	4 days?	Tue 5/8/01	Fri 5/11/01	105
108	5	SPs Sign Joinders	10 days?	Tue 5/8/01	Sun 5/20/01	105
109	5	Simple Transfer of Records	5 days?	Sun 5/20/01	Thu 5/24/01	105
110	5	Notify SPs of Transition Date	1 day?	Sun 5/20/01	Sun 5/20/01	105
111	5	Input Necessary Data	6 days?	Fri 5/25/01	Thu 5/31/01	109
112	5	Telecordia-Administered State PA Trials Migrated to NeuStar	0 days	Thu 5/31/01	Thu 5/31/01	111
113		Data Requirements (CDRL’s) [CLIN 00001AH]	271 days	Thu 2/1/01	Fri 2/1/02
114		Implementation Plan [CLIN 0001AHA]	30 days	Thu 2/1/01	Tue 3/13/01
115	5	Development of Implementation Plan	30 days	Thu 3/13/01	Tue 3/13/01	1
116	5	Submittal to FCC (Deliverable)	0 days	Tue 3/13/01	Tue 3/13/01
117		Security Plan [CLIN 0001AHB]	44 days	Thu 2/1/01	Fri 3/30/01
118	5	Development of Security Plan	44 days	Thu 2/1/01	Fri 3/30/01	1
119	5	Submittal to FCC (Deliverable)	0 days	Fri 3/30/01	Fri 3/30/01	118
120		System Documentation Plan [CLIN 0001AHC]	60 days	Thu 2/1/01	Thu 4/19/01
121		Development of System Documentation Plan	60 days	Thu 2/1/01	Thu 4/19/01
122		Submittal to FCC (Deliverable)	0 days	Thu 4/19/01	Thu 4/19/01	121
123		Disaster/Continuity Plans [CLIN 0001AHD]	60 days	Thu 2/1/01	Thu 4/19/01
124	5	Development of Disaster/Continuity Plans	60 days	Thu 2/1/01	Thu 4/19/01	1
125	5	Submittal to FCC (Deliverable)	0 days	Thu 4/19/01	Thu 4/19/01	124
126		Statistical Forecasting Plan [CLIN 0001AHE]	60 days	Thu 2/1/01	Thu 4/19/01
127	5	Development of Statistical Forecasting	60 days	Thu 2/1/01	Thu 4/119/01	1
128		Submittal to FCC (Deliverable)	0 days	Thu 4/19/01	Thu 4/19/01	127
129		Management Reporting Plan [CLIN 0001AHF]	60 days	Thu 4/19/01	Thu 4/19/01
120	5	Development of Management Reporting	60 days	Thu 2/1/01	Thu 4/19/01	1
131		Submittal to FCC (Deliverable)	0 days	Thu 4/19/01	Thu 4/19/01	130

64

							Jan 28, ‘01
ID		Task Name	Duration	Start	Finish	Predecessors	1/28
132		System Acceptance Plan [CLIN 0001AHG]	75 days	Thu 2/1/01	Thu 5/10/01
133	5	Development of the System Acceptance Plan	75 days	Thu 2/1/01	Thu 5/10/01	1
134	5	Submittal to FCC (Deliverable)	0 days	Thu 5/10/01	Thu 5/10/01	133
135		Software QA Plan [CLIN 0001AHH]	120 days	Thu 2/1/01	Mon 7/9/01
136	5	Development of Software QA Plan	120 days	Thu 2/1/01	Mon 7/9/01	1
137	5	Submittal to FCC (Deliverable)	0 days	Mon 7/9/01	Mon 7/9/01	136
138		Transition Plan [CLIN 0001AHI]	180 days	Thu 5/31/01	Fri 2/1/02
139	5	Development of the Transition Plan	180 days	Thu 5/31/01	Fri 2/1/02
140	5	Submittal to FCC (Deliverable)	0 days	Mon 7/30/01	Mon 7/30/01
141		Maintenance Plan [CLIN 0001AHJ]	150 days	Thu 2/1/01	Fri 8/17/01
142	5	Development of Maintenance	150 days	Thu 2/1/01	Fri 8/17/01	1
143	5	Submittal to FCC (Deliverable)	0 days	Fri 8/17/01	Fri 8/17/01	142
144		Program Management and Administration [CLIN 0001AJ]	199 days	Thu 2/1/01	Thu 10/25/01
145	5	Quality Assurance	199 days	Thu 2/1/01	Thu 10/25/01
146	5	Neutrality	199 days	Thu 2/1/01	Thu 10/25/01
147	5	Data Security and Privacy Requirements	199 days	Thu 2/1/01	Thu 10/25/01
148		Ongoing Operation Phase [CLIN 0002]	71 days?	Fri 10/26/01	Thu 1/31/02
149		Pool Adminstration Management Fee [CLIN 0002AA]	71 days?	Fri 10/26/01	Thu 1/31/02
150	5	Management & Administration	71 days?	Fri 10/26/01	Thu 1/31/02
151	5	Quality Assurance	71 days?	Fri 10/26/01	Thu 1/31/02
152	5	Neutrality	71 days?	Fri 10/26/01	Thu 1/31/02
153	5	Data Security and Privacy Requirements	71 days?	Fri 10/26/01	Thu 1/31/02
154	5	Staffing	71 days?	Fri 10/26/01	Thu 1/31/02
155	5	Training	71 days?	Fri 10/26/01	Thu 1/31/02
156		Pool Implementation Meeting [CLIN 0002AB]	71 days?	Fri 10/26/01	Thu 1/31/02
157	5	Preparation and Notification of Implementation Meetings	71 days?	Fri 10/26/01	Thu 1/31/02
158	5	Conduct and Facilitate Implementation meetings	71 days?	Fri 10/26/01	Thu 1/31/02
159		Pool Establishment [CLIN 0002AC]	71 days?	Fri 10/26/01	Thu 1/31/02
160	5	Receive Service Forecast Reports	71 days?	Fri 10/26/01	Thu 1/31/02	158SS
161	5	Receive Service Providers Identification Donated Blocks	71 days?	Fri 10/26/01	Thu 1/31/02	160SS
162	5	Pooling Adminstrator Assesses Pool	71 days?	Fri 10/26/01	Thu 1/31/02	161SS
163	5	Pooling Administrator Recieves Actual Donated Blocks	71 days?	Fri 10/26/01	Thu 1/31/02	162SS
164	5	Pooling Begins	71 days?	Fri 10/26/01	Thu 1/31/02	163SS

65

							Jan 28, ‘01
ID		Task Name	Duration	Start	Finish	Predecessors	1/28
165		Block Application Processing [CLIN 0002AD]	71 days?	Fri 10/26/01	Thu 1/31/02
166	5	Verification of Form Completeness	71 days?	Fri 10/26/01	Thu 1/31/02	164SS
167	5	Verification of Certification and Proof of Readiness	71 days?	Fri 10/26/01	Thu 1/31/02	166SS
168	5	Verification of MTE	71 days?	Fri 10/26/01	Thu 1/31/02	167SS
169	5	Part 3 Response/Verification	71 days?	Fri 10/26/01	Thu 1/31/02	168SS
170	5	Part 4 Reclamation	71 days?	Fri 10/26/01	Thu 1/31/02	169SS
171	5	LERG Input	71 days?	Fri 10/26/01	Thu 1/31/02	170SS
172	5	NPAC Notification	71 days?	Fri 10/26/01	Thu 1/31/02	171SS
173		Pool Forecasting [CLIN 0002AE]	71 days?	Fri 10/26/01	Thu 1/31/02
174	5	Analysis, Forecast, Donations and Demand	71 days?	Fri 10/26/01	Thu 1/31/02	172SS
175	5	Opening of CO Codes	71 days?	Fri 10/26/01	Thu 1/31/02	174SS
176		System Maintenance [CLIN 0002AF]	71 days?	Fri 10/26/01	Thu 1/31/02	141
177	5	Upgrade Software per Maintenance Plan	71 days?	Fri 10/26/01	Thu 1/31/02
178	5	Daily Back-ups per Maintenance Plan	71 days?	Fri 10/26/01	Thu 1/31/02
179	5	Network Monitoring	71 days?	Fri 10/26/01	Thu 1/31/02
180	5	System Monitoring	71 days?	Fri 10/26/01	Thu 1/31/02
181		Data Requirements [CLIN 0002AG]	71 days?	Fri 10/26/01	Thu 1/31/02
182	5	Quarterly	71 days?	Fri 10/26/01	Thu 1/31/02
183	5	Monthly	71 days?	Fri 10/26/01	Thu 1/31/02
184	5	Semi-Annual	71 days?	Fri 10/26/01	Thu 1/31/02
185	5	Annual	71 days?	Fri 10/26/01	Thu 1/31/02
186	5	Help Desk [CLIN 0002AH]	71 days?	Fri 10/26/01	Thu 1/31/02
187	5	Industry Meetings [CLIN 0002AI]	71 days?	Fri 10/26/01	Thu 1/31/02
188	5	CLIN 0003 Optional Pool Reporting	71 days	Fri 10/26/01	Thu 1/31/02
189	5	FCC Grants FY 02 Option	1 day?	Thu 1/31/02	Thu 1/31/02
190		Ongoing Operation Phase – FY 02 Option [CLIN 0101]	261 days?	Fri 2/1/02	Fri 1/31/03	189
191		Pool Administration Management Fee [CLIN 0101AA]	261 days?	Fri 2/1/02	Fri 1/31/03
192	5	Management & Administration	261 days?	Fri 2/1/02	Fri 1/31/03
193	5	Quality Assurance	261 days?	Fri 2/1/02	Fri 1/31/03
194	5	Neutrality	261 days?	Fri 2/1/02	Fri 1/31/03
195	5	Data Security and Privacy Requirements	261 days?	Fri 2/1/02	Fri 1/31/03
196	5	Staffing	261 days?	Fri 2/1/02	Fri 1/31/03
197	5	Training	261 days?	Fri 2/1/02	Fri 1/31/03

66

							Jan 28, ‘01
ID		Task Name	Duration	Start	Finish	Predecessors	1/28
198		Pool Implementation Meeting [CIN 0101AB]	261 days?	Fri 2/1/02	Fri 1/31/03
199	5	Preparation and Notification of Implementation Meetings	261 days?	Fri 2/1/02	Fri 1/31/03
200	5	Conduct and Facilitate Implementation meetings	261 days?	Fri 2/1/02	Fri 1/31/03
201		Pool Establishment [CIN 0101AC]	261 days?	Fri 2/1/02	Fri 1/31/03
202	5	Receive Service Forecast Reports	261 days?	Fri 2/1/02	Fri 1/31/03	200SS
203	5	Receive Service Providers Identification Donated Blocks	261 days?	Fri 2/1/02	Fri 1/31/03	202SS
204	5	Pooling Adminstrator Assesses Pool	261 days?	Fri 2/1/02	Fri 1/31/03	203SS
205	5	Pooling Administrator Recieves Actual Donated Blocks	261 days?	Fri 2/1/02	Fri 1/31/03	204SS
206	5	Pooling Begins	261 days?	Fri 2/1/02	Fri 1/31/03	205SS
207		Block Application Processing [CIN 0101AD]	261 days?	Fri 2/1/02	Fri 1/31/03
208	5	Verification of Form Completeness	261 days?	Fri 2/1/02	Fri 1/31/03	206SS
209	5	Verification of Certification and Proof of Readiness	261 days?	Fri 2/1/02	Fri 1/31/03	208SS
210	5	Verification of MTE	261 days?	Fri 2/1/02	Fri 1/31/03	209SS
211	5	Part 3 Response/Verification	261 days?	Fri 2/1/02	Fri 1/31/03	210SS
212	5	Part 4 Reclamation	261 days?	Fri 2/1/02	Fri 1/31/03	211SS
213	5	LERG Input	261 days?	Fri 2/1/02	Fri 1/31/03	212SS
214	5	NPAC Notification	261 days?	Fri 2/1/02	Fri 1/31/03	214SS
215		Pool Forecasting [CLIN 0101AE]	261 days?	Fri 2/1/02	Fri 1/31/03
216	5	Analysis, Forecast, Donations and Demand	261 days?	Fri 2/1/02	Fri 1/31/03	214SS
217	5	Opening of CO Codes	261 days?	Fri 2/1/02	Fri 1/31/03	216SS
218		System Maintenance [CLIN 0101AF]	261 days?	Fri 2/1/02	Fri 1/31/03
219	5	Upgrade Software per Maintenance Plan	261 days?	Fri 2/1/02	Fri 1/31/03
220	5	Daily Back-ups per Maintenance Plan	261 days?	Fri 2/1/02	Fri 1/31/03
221	5	Network Monitoring	261 days?	Fri 2/1/02	Fri 1/31/03
222	5	System Monitoring	261 days?	Fri 2/1/02	Fri 1/31/03
223		Data Requirements [CLIN 0101AG]	261 days?	Fri 2/1/02	Fri 1/31/03
224	5	Quarterly	261 days?	Fri 2/1/02	Fri 1/31/03
225	5	Monthly	261 days?	Fri 2/1/02	Fri 1/31/03
226	5	Semi-Annual	261 days?	Fri 2/1/02	Fri 1/31/03
227	5	Annual	261 days?	Fri 2/1/02	Fri 1/31/03
228	5	Help Desk [CLIN 0101AH]	261 days?	Fri 2/1/02	Fri 1/31/03
229	5	Industry Meetings [CLIN 0101AI]	261 days?	Fri 2/1/02	Fri 1/31/03
230		CLIN 0102 Optional Pool Reporting	261 days	Fri 2/1/02	Fri 3/31/03

67

							Jan 28, ‘01
ID		Task Name	Duration	Start	Finish	Predecessors	1/28
231	5	FCC Grants FY 03 Option	1 day?	Fri 1/31/03	Fri 1/31/03
232		Ongoing Operation Phase – FY 03 Option [CLIN 0201]	260 days?	Mon 2/3/03	Fri 1/30/04	231
233		Pool Administration Management Fee [CLIN 0201AA]	260 days	Mon 2/3/03	Fri 1/30/04
234	5	Management & Administration	260 days	Mon 2/3/03	Fri 1/30/04
235	5	Quality Assurance	260 days	Mon 2/3/03	Fri 1/30/04
236	5	Neutrality	260 days	Mon 2/3/03	Fri 1/30/04
237	5	Data Security and Privacy Requirements	260 days	Mon 2/3/03	Fri 1/30/04
238	5	Staffing	260 days	Mon 2/3/03	Fri 1/30/04
239	5	Training	260 days	Mon 2/3/03	Fri 1/30/04
240		Pool Implementation Meeting [CLIN 0201AB]	260 days	Mon 2/3/03	Fri 1/30/04
241	5	Preparation and Notification of Implementation Meetings	260 days	Mon 2/3/03	Fri 1/30/04
242	5	Conduct and Facilitate Implementation meetings	260 days	Mon 2/3/03	Fri 1/30/04
243		Pool Establishment [CLIN 0201AC]	260 days	Mon 2/3/03	Fri 1/30/04
244	5	Receive Service Forecast Reports	260 days	Mon 2/3/03	Fri 1/30/04	242
245	5	Receive Service Providers Identification Donated Blocks	260 days	Mon 2/3/03	Fri 1/30/04	244
246	5	Pooling Adminstrator Assesses Pool	260 days	Mon 2/3/03	Fri 1/30/04	245
247	5	Pooling Administrator Recieves Actual Donated Blocks	260 days	Mon 2/3/03	Fri 1/30/04	246
248	5	Pooling Begins	260 days	Mon 2/3/03	Fri 1/30/04	247
249		Block Application Processing [CLIN 0201AD]	260 days	Mon 2/3/03	Fri 1/30/04
250	5	Verification of Form Completeness	260 days	Mon 2/3/03	Fri 1/30/04	248
251	5	Verification of Certification and Proof of Readiness	260 days	Mon 2/3/03	Fri 1/30/04	250
252	5	Verification of MTE	260 days	Mon 2/3/03	Fri 1/30/04	251
253	5	Part 3 Response/Verification	260 days	Mon 2/3/03	Fri 1/30/04	252
254	5	Part 4 Reclamation	260 days	Mon 2/3/03	Fri 1/30/04	253
255	5	LERG Input	260 days	Mon 2/3/03	Fri 1/30/04	254
256	5	NPAC Notification	260 days	Mon 2/3/03	Fri 1/30/04	255
257		Pool Forecasting [CLIN 0201AE]	260 days	Mon 2/3/03	Fri 1/30/04
258	5	Analysis, Forecast, Donations and Demand	260 days	Mon 2/3/03	Fri 1/30/04	256
259	5	Opening of CO Codes	260 days	Mon 2/3/03	Fri 1/30/04	258
260		System Maintenance [CLIN 0201AF]	260 days	Mon 2/3/03	Fri 1/30/04
261	5	Upgrade Software per Maintenance Plan	260 days	Mon 2/3/03	Fri 1/30/04
262	5	Daily Back-ups per Maintenance Plan	260 days	Mon 2/3/03	Fri 1/30/04
263	5	Network Monitoring	260 days	Mon 2/3/03	Fri 1/30/04

68

							Jan 28, ‘01
ID		Task Name	Duration	Start	Finish	Predecessors	1/28
264	5	System Monitoring	260 days	Mon 2/3/03	Fri 1/30/04
265		Data Requirements [CLIN 0201AG]	260 days	Mon 2/3/03	Fri 1/30/04
266	5	Quarterly	260 days	Mon 2/3/03	Fri 1/30/04
267	5	Monthly	260 days	Mon 2/3/03	Fri 1/30/04
268	5	Semi-Annual	260 days	Mon 2/3/03	Fri 1/30/04
269	5	Annual	260 days	Mon 2/3/03	Fri 1/30/04
270	5	Help Desk [CLIN0201AH]	260 days	Mon 2/3/03	Fri 1/30/04
271	5	Industry Meetings [CLIN 0201AH]	260 days	Mon 2/3/03	Fri 1/30/04
272		CLIN 0202 Optional Pool Reporting	260 days	Mon 2/3/03	Fri 1/30/04
273	5	FCC Grants FY 04 Option	1 day?	Fri 1/30/04	Fri 1/30/04
274		Ongoing Operation Phase – FY 04 Option [CLIN 0301]	261 days?	Mon 2/2/04	Mon 1/31/05	273
275		Pool Administration Management Fee [CLIN 0301AA]	261 days?	Mon 2/2/04	Mon 1/31/05
276	5	Management & Administration	261 days?	Mon 2/2/04	Mon 1/31/05
277	5	Quality Assurance	261 days?	Mon 2/2/04	Mon 1/31/05
278	5	Neutrality	261 days?	Mon 2/2/04	Mon 1/31/05
279	5	Data Security and Privacy Requirements	261 days?	Mon 2/2/04	Mon 1/31/05
280	5	Staffing	261 days?	Mon 2/2/04	Mon 1/31/05
281	5	Training	261 days?	Mon 2/2/04	Mon 1/31/05
282		Pool Implementation Meeting [CLIN 0301AB]	261 days?	Mon 2/2/04	Mon 1/31/05
283	5	Preparation and Notification of Implementation Meetings	261 days?	Mon 2/2/04	Mon 1/31/05
284	5	Conduct and Facilitate Implementation meetings	261 days?	Mon 2/2/04	Mon 1/31/05
285		Pool Establishment [CLIN 0301AC]	261 days?	Mon 2/2/04	Mon 1/31/05
286	5	Receive Service Forecast Reports	261 days?	Mon 2/2/04	Mon 1/31/05	284SS
287	5	Receive Service Providers Identification Donated Blocks	261 days?	Mon 2/2/04	Mon 1/31/05	286SS
288	5	Pooling Adminstrator Assesses Pool	261 days?	Mon 2/2/04	Mon 1/31/05	287SS
289	5	Pooling Administrator Recieves Actual Donated Blocks	261 days?	Mon 2/2/04	Mon 1/31/05	288SS
290	5	Pooling Begins	261 days?	Mon 2/2/04	Mon 1/31/05	289SS
291		Block Application Processing [CLIN 0301AD]	261 days?	Mon 2/2/04	Mon 1/31/05
292	5	Verification of Form Completeness	261 days?	Mon 2/2/04	Mon 1/31/05	290SS
293	5	Verification of Certification and Proof of Readiness	261 days?	Mon 2/2/04	Mon 1/31/05	292SS
294	5	Verification of MTE	261 days?	Mon 2/2/04	Mon 1/31/05	293SS
295	5	Part 3 Response/Verification	261 days?	Mon 2/2/04	Mon 1/31/05	294SS
296	5	Part 4 Reclamation	261 days?	Mon 2/2/04	Mon 1/31/05	295SS

69

							Jan 28, ‘01
ID		Task Name	Duration	Start	Finish	Predecessors	1/28
297	5	LERG Input	261 days?	Mon 2/2/04	Mon 1/31/05	296SS
298	5	NPAC Notification	261 days?	Mon 2/2/04	Mon 1/31/05	297SS
299		Pool Forecasting [CLIN 0301AE]	261 days?	Mon 2/2/04	Mon 1/31/05
300	5	Analysis, Forecast, Donations and Demand	261 days?	Mon 2/2/04	Mon 1/31/05	298SS
301	5	Opening of CO Codes	261 days?	Mon 2/2/04	Mon 1/31/05	300SS
302		System Maintenance [CLIN 0301AF]	261 days?	Mon 2/2/04	Mon 1/31/05
303	5	Upgrade Software per Maintenance Plan	261 days?	Mon 2/2/04	Mon 1/31/05
304	5	Daily Back-ups per Maintenance Plan	261 days?	Mon 2/2/04	Mon 1/31/05
305	5	Network Monitoring	261 days?	Mon 2/2/04	Mon 1/31/05
306	5	System Monitoring	261 days?	Mon 2/2/04	Mon 1/31/05
307		Data Requirements [CLIN 0301AG]	261 days?	Mon 2/2/04	Mon 1/31/05
308	5	Quarterly	261 days?	Mon 2/2/04	Mon 1/31/05
390	5	Monthly	261 days?	Mon 2/2/04	Mon 1/31/05
310	5	Semi-Annual	261 days?	Mon 2/2/04	Mon 1/31/05
311	5	Annual	261 days?	Mon 2/2/04	Mon 1/31/05
312	5	Help Desk [CLIN 0301AH]	261 days?	Mon 2/2/04	Mon 1/31/05
313	5	Industry Meetings [CLIN 0301AH]	261 days?	Mon 2/2/04	Mon 1/31/05
314		CLIN 0302 Optional Pool Reporting	261 days?	Mon 2/2/04	Mon 1/31/05
315	5	FCC Grants FY 05 Option	1 day?	Mon 1/31/05	Mon 1/31/05
316		Ongoing Operation Phase – FY 05 Option [CLIN 0401]	261 days?	Tue 2/1/05	Tue 1/31/06	315
317		Pool Administration Management Fee [CLIN 0401AA]	261 days?	Tue 2/1/05	Tue 1/31/06
318	5	Management & Administration	261 days?	Tue 2/1/05	Tue 1/31/06
319	5	Quality Assurance	261 days?	Tue 2/1/05	Tue 1/31/06
320	5	Neutrality	261 days?	Tue 2/1/05	Tue 1/31/06
321	5	Data Security and Privacy Requirements	261 days?	Tue 2/1/05	Tue 1/31/06
322	5	Staffing	261 days?	Tue 2/1/05	Tue 1/31/06
323	5	Training	261 days?	Tue 2/1/05	Tue 1/31/06
324		Pool Implementation Meeting [CLIN 0401AB]	261 days?	Tue 2/1/05	Tue 1/31/06
325	5	Preparation and Notification of Implementation Meetings	261 days?	Tue 2/1/05	Tue 1/31/06
326	5	Conduct and Facilitate Implementation meetings	261 days?	Tue 2/1/05	Tue 1/31/06
327		Pool Establishment [CLIN 0401AC]	261 days?	Tue 2/1/05	Tue 1/31/06
328	5	Receive Service Forecast Reports	261 days?	Tue 2/1/05	Tue 1/31/06	326SS
329	5	Receive Service Providers Identification Donated Blocks	261 days?	Tue 2/1/05	Tue 1/31/06	328SS

70

							Jan 28, ‘01
ID		Task Name	Duration	Start	Finish	Predecessors	1/28
330	5	Pooling Adminstrator Assesses Pool	261 days?	Tue 2/1/05	Tue 1/31/06	329SS
331	5	Pooling Administrator Recieves Actual Donated Blocks	261 days?	Tue 2/1/05	Tue 1/31/06	330SS
332	5	Pooling Begins	261 days?	Tue 2/1/05	Tue 1/31/06	331SS
333		Block Application Processing [CLIN 0401AD]	261 days?	Tue 2/1/05	Tue 1/31/06
334	5	Verification of Form Completeness	261 days?	Tue 2/1/05	Tue 1/31/06	332SS
335	5	Verification of Certification and Proof of Readiness	261 days?	Tue 2/1/05	Tue 1/31/06	334SS
336	5	Verification of MTE	261 days?	Tue 2/1/05	Tue 1/31/06	335SS
337	5	Part 3 Response/Verification	261 days?	Tue 2/1/05	Tue 1/31/06	336SS
338	5	Part 4 Reclamation	261 days?	Tue 2/1/05	Tue 1/31/06	337SS
339	5	LERG Input	261 days?	Tue 2/1/05	Tue 1/31/06	338SS
340	5	NPAC Notification	261 days?	Tue 2/1/05	Tue 1/31/06	339SS
341		Pool Forecasting [CLIN 0401AE]	261 days?	Tue 2/1/05	Tue 1/31/06
342	5	Analysis, Forecast, Donations and Demand	261 days?	Tue 2/1/05	Tue 1/31/06	340SS
343	5	Opening of CO Codes	261 days?	Tue 2/1/05	Tue 1/31/06	342SS
344		System Maintenance [CLIN 0401AF]	261 days?	Tue 2/1/05	Tue 1/31/06
345	5	Upgrade Software per Maintenance Plan	261 days?	Tue 2/1/05	Tue 1/31/06
346	5	Daily Back-ups per Maintenance Plan	261 days?	Tue 2/1/05	Tue 1/31/06
347	5	Network Monitoring	261 days?	Tue 2/1/05	Tue 1/31/06
348	5	System Monitoring	261 days?	Tue 2/1/05	Tue 1/31/06
349		Data Requirements [CLIN 0401AG]	261 days?	Tue 2/1/05	Tue 1/31/06
350	5	Quarterly	261 days?	Tue 2/1/05	Tue 1/31/06
351	5	Monthly	261 days?	Tue 2/1/05	Tue 1/31/06
352	5	Semi-Annual	261 days?	Tue 2/1/05	Tue 1/31/06
353	5	Annual	261 days?	Tue 2/1/05	Tue 1/31/06
354	5	Help Desk [CLIN 0401AH]	261 days?	Tue 2/1/05	Tue 1/31/06
355	5	Industry Meetings [CLIN 0401AI]	261 days?	Tue 2/1/05	Tue 1/31/06
356		CLIN 0402 Optional Pool Reporting	261 days	Tue 2/1/05	Tue 1/31/06
357		Project Close-out (Transition to Successor)	1044 days?	Thu 1/31/02	Tue 1/31/06
358	5	Transition to Successor if Option Year 1 Not Granted	1 day?	Thu 1/31/02	Thu 1/31/02
359	5	Transition to Successor if Option Year 2 Not Granted	1 day?	Fri 1/31/03	Fri 1/31/03
360	5	Transition to Successor if Option Year 3 Not Granted	1 day?	Fri 1/30/04	Fri 1/30/04

71

361	5	Transition to Successor if Option Year 4 Not Granted	1 day?	Mon 1/31/05	Mon 1/31/05
362	5	Transition to Successor if all Option Years Granted	1 day?	Tue 1/31/06	Tue 1/31/06	189,231,273,315

72

Refine and Finalize the National System Project Development Plan (CLIN 0001AA-0001AAB)

During this brief phase, the National Pooling Technical Team will revise the internal development project plan and schedule based on the actual award date.  In addition, all tasks and dependencies will be verified for compliance with the date change.  The final internal plan and schedule will then be completed and delivered.

System Functional Requirements (CLIN 0001AB-0001ABD)

During the Functional Requirements Document phase, we will finalize the specifications for a complete requirements document that identifies the features necessary for the National System.  This will provide a blueprint for the development team who will logically group functions within the system.  All requirements mentioned in this document will be capable of being tested, modified, and traced.  Furthermore, each requirement will clearly define the business logic, be detailed to the configuration item level, and be defined in a set of system/segment design documents.

Our ability to deliver a fully migrated National Pooling application efficiently and on time is significantly enhanced because of our knowledge of the State Pooling System (State System) requirements. Our development team will be able to swiftly begin finalizing the high-level design.  We anticipate that this phase of the project will take three (3) weeks to complete.

System Design (CLIN 0001AC-0001ACJ)

During the design phase, our experienced Senior Systems Architect will compare our current State System to the National System, identify differences, and prioritize them.  This will create the baseline for our Detail Design Document and fulfill the CDRL-CLIN0001AHC requirement.  During this phase, we will also revise external design screens, reformat reports, and convert tasks we are currently performing manually to a mechanized software process.

73

System Development (CLIN 0001AD-0001ADB)

Using the software from our State System as a base, we will develop the National System.  Using existing software modules reduces the effort to develop the National System greatly, and we have passed the savings in development costs back to the Commission.  The National System application software will be coded, debugged, documented, and tested (Unit Code test).  Databases and files will be initialized.  The National System will be fully developed along with migrations scripts for full integration between NeuStar’s current, functional State System and the National System.

System/Integration Testing (CLIN 0001AE-0001AEG)

Once the National System is fully developed, it will be ready for testing.  Test plans executed during this phase will be derived from criteria found in the Functional Requirements and Detail Design documentation.  All required production scenarios and alternatives will be executed during system/integration testing.   NeuStar will be testing against historical data provisioned by the current State Pooling System.   Integration testing will be comprised of all files, databases, system software, and other required links.  Our highly skilled Quality Assurance Engineers will conduct the following tests during this phase: Individual Functional Testing, Regression Testing, Performance Testing, Data Migration Testing, Load-Balancing Testing, and Functional Requirements Testing.

System Acceptance (UAT)-(CLIN 0001AF-0001AFB)

This phase complies with the System Acceptance Plan (CDRL), which will be delivered on the 75th calendar day from award.  Functional and Performance testing with selected participants will be completed and results from the testing will be forwarded to the Commission. Upon approval by the Commission, the National System will be accepted and CLIN 0001 will be satisfied.  After system acceptance, we will proceed with deployment based on the rollout schedule.

74

Pooling Administration Service Implementation (CLIN 0001AG)

Immediately upon contract award, we will begin building our National Pooling Administration operations support and facilities.   Based on our extensive experience initiating and supporting new business, we will mandate the following internal deliverables (non-CDRLs) to facilitate and manage this operation build-out.

Internal Project Planning (Non-CDRL) (CLIN 0001AGA)

It has been our experience that internal project planning documentation during a new business implementation lifecycle will provide concise direction and define how key tasks will be managed to completion.   NeuStar’s Program Management will meet and finalize the following required internal project plan deliverables:

Finalize Project Plan – The NeuStar National PA Management team will finalize the internal Project Plan assuring critical path tasks are managed appropriately during this build-out phase.  They will ensure the plan reflects any date changes, provides scope for all phases of the plan and associated activities, and all tasks are appropriately measured.

Develop State PA System to National PA System Migration Plan – The National PA System Migration Plan is a unique document associated with this lifecycle and will detail an extensive deployment plan for migrating our current State System to the National System.

Finalize Staffing Plan – NeuStar’s Program Management team will finalize the National Pooling Administration team’s Staffing Plan.  The output from this process provides the resource requirements from the work breakdown structure including a description of the types and the quantities needed for each element.  It will outline the policies and procedures for hiring new employees to ensure that all the Commission and internal requirements are met including obtaining the necessary background checks required by the Commission.  In it, we will affirm the physical resources and quantities required to perform and support the National Pooling Administration activities. We have included a staffing matrix, which reflects the support level for the activities associated with the National System. (Refer to Staffing Matrix at the end of this Section 2.2)

75

Finalize Facility Plan – The Facility Plan will include a blueprint for NeuStar’s National Pooling Administration system and operational facilities in Concord, California; Sterling, Virginia; and Chicago, Illinois.  Key stakeholders and their responsibilities will be affirmed to ensure we meet our facility requirements on schedule.

Finalize Equipment Plan – The Equipment Plan will address the purchasing, installation, testing, and approval process for all equipment purchased to support the operational and system requirements of the National Pooling Administration team.  We will provide source and support documents for the products we obtain as well.  Key stakeholders and their responsibilities will be delineated.

Finalize Change Management Plan – In NeuStar’s Program Management experience, the deployment of a new business venture requires a Change Management Plan.  Our Change Management Plan will identify all key stakeholders to ensure the project lifecycle is not negatively impacted, describe the influencing factors that determine a change has transpired, and manage the actual changes as they occur.

Finalize Communications Plan – The Communications Plan will provide an overview of how the National Pooling Administration team will effectively communicate throughout the entire organization.   It will identify the key personnel who will impact communications between the Commission and the industry, and outline the process required to ensure timely and appropriate generation, collection, dissemination, storage, and ultimate disposition of project information to them.

Finalize Training Plan – NeuStar’s National Pooling Administration team recognizes that enhancements to operations and systems requires both internal and external training, and our Training Plan will outline how this training will be conducted.  It will also describe what will be provided during the training timeline.

Finalize Methods and Procedures – We will finalize and document all Methods and Procedures so employees can continue to conduct business effectively in the event of employee departures and/or Disaster Recovery.  This document will be beneficial to all new National Pooling Administration employees as a training tool, too.

76

Finalize Performance Metrics – Our final Performance Metrics, which are based on our current performance metrics used by us as the Interim PA for twelve states, will serve as a monitoring tool to determine how effectively NeuStar’s Pooling Administration team performs.  These metrics, which involve collecting and disseminating performance data so stakeholders know how resources are being used to achieve project objectives, will be provided to the Commission as required.  This process will include: Status Reporting – describing where the project now stands; and Progress Reporting – describing what the project team has accomplished.

Equipment and Material Acquisition (CLIN 0001AGB)

Every task required for providing necessary equipment and materials to effectively support the National Pooling Administration System and Operations environment will be included and outlined in this phase of our Project Plan. We will execute the tasks required for configuring the National Pooling administration environments in Sterling, Virginia, Chicago Illinois, and Concord, Calif.  The tasks that will be completed in this phase include installing/implementing the network, configuring hardware, establishing vendor lists and contacts, designing furniture layout, and ordering office equipment and supplies.  For further information, please see the Bill of Materials in the Cost Volume.

PA System Development and COTS – This task covers the activities to purchase the development environment and COTS used for development that will reside on System Engineering personal computers and on the National PA Back-up/Testing/Development System.

Help Desk Software – This task covers activities (i.e., purchase/install, etc.) related to implementing our knowledge-based Help Desk software: “HelpDesk Expert.” After installation, we will rigorously test the software to confirm its ability to support the client.   “Help-Desk Expert” is 100% web-based and extremely user-friendly so there will be no time-consuming and/or expensive training required for customers and the Help Desk staff.

Purchase and Install National System Production Environment – During this phase, NeuStar’s highly skilled National Pooling Administration technical operations will configure and test the system’s primary environment to ensure its integrity.  Our Operations team in Concord will purchase, install,

77

and test the staff’s personal computers and peripherals (i.e., diskettes, prior to production).  Other required application-support products will be purchased at this time.

Facilities Preparation (CLIN 0001AGC)

The following tasks and subtasks will be required to prepare NeuStar sites for the National System and Operations as defined in NeuStar’s Program Management’s Facility Plan:

•                  Execute Concord leasehold improvements—secure our operations facility; acquire furniture and other office infrastructure items; finalize floor plan design requirements; map positions to work stations; obtain permits; order telecommunications links; set up on-site transition office; order and install both WAN and LAN communications equipment; test the required physical security; order and install telecommunications equipment; order 800 service/business lines; establish the customer service policy statements;  determine type of headsets required for Help Desk; construction of PBX installation; and establish records for security, cleaning, vending; obtain Certificate of Occupancy

•                  Execute Sterling and Chicago leasehold improvements – order and install both WAN and LAN communications equipment needed for this contract; test both WAN and LAN communications infrastructure; test the required physical security; install and integrate the National System’s hardware and software, equipment, and conduct tests to prime Testing and Production environments; and build-out secure National System.

Staffing (CLIN 0001AGD)

NeuStar will ensure excellent service and support to the telecommunications industry by providing high quality, reliable, and responsive staff in a cost-effective manner.   Our Staffing Implementation Plan calls for a phased transition of all our existing staff from our state pooling trials to the National PA.

Training (CLIN 0001AGE)

NeuStar provides training to its employees to ensure their skills are current so they can continue to provide optimal customer service, and we consider an effective Training Plan to be an essential component of our implementation and staffing plans. We have devised an internal one that incorporates four key

78

training areas: neutrality, position-specific, help-desk, and National System operations.  During this phase, our experienced Pooling Team will establish training material requirements, develop any necessary training manuals, and create a schedule so they can train our staff as they migrate to the National System.

Migrate State Pooling Trials (CLIN 0001AGF)

Upon award, NeuStar will migrate existing non-NeuStar-administered state pooling trials to our existing state platform.  This simple step provides consistency between all state trials for SPs who operate in multiple states in addition to minimizing future database inconsistencies.

NeuStar will contact states, the NAPM LLC and other state trial vendor(s), to negotiate an orderly transition.  NeuStar will then contact existing trial participants to notify them of the details and date of the transition.  Depending on state orders (if required), completion will be within 60 days of award.

After the National System passes System Acceptance, data from the existing NeuStar database will be loaded on day 271.  The data will be verified, and the system will be live for all previous state trial participants on the same day, providing a seamless immediate transition for previous state pooling participants.

Unlike other vendors, NeuStar has the majority of state trial data existing in our database today and can easily incorporate the additional state trials.  NeuStar is the only vendor that can facilitate a short, seamless transition from existing state trials to our proposed National System.

Data Requirements (CDRLs – CLIN 0001AH)

NeuStar’s Program Management will develop and submit all CDRLs required during this phase.  We will define the scope, perform research analysis, and compile and write the systems and operations elements for the data requirements listed below:

Implementation Plan (CLIN 0001AHA)

This document will provide the Commission with a rollout schedule for NeuStar’s National systems and operations.  Due to our unmatched pooling administration experience and our innovative Pooling Assessment ToolSM, and as a demonstration of this experience, NeuStar has already developed an

79

initial Preliminary Implementation Plan.  This plan is located in Section 2.5 of this Technical and Management Proposal.  We will refine our Preliminary Implementation Plan and deliver this refined plan on the 30th calendar day after contract award.

Security Plan (CLIN 0001AHB)

Our Security Plan will outline all required security measures for protecting the data stored by the National System and will be submitted to the Commission on the 45th calendar day after contract award.   The plan will describe in detail the measures implemented to secure each service provider’s confidential and proprietary information, prevent unauthorized access to our system and sites, and ensure the security of the National Pooling Administration Operation.

System Documentation Plan (CLIN 0001AHC)

This document will be developed and submitted 60 calendar days after contract award.  Included in it will be specific guidelines for the installation, operation, and management of the National System as well as guidelines and procedures for maintaining and upgrading it.

Disaster/Continuity Plans (CLIN 0001AHD)

We will develop and submit a detailed Disaster/Continuity Plan 60 calendar days after contract award.  This Plan will describe in detail how the National System and operations will function in the event of a disaster.   Information will be provided regarding key personnel; operational and system methods and procedures; and the continued support to the telecommunications industry in the event of a disaster.

Statistical Forecasting (CLIN 0001AHE)

We will develop and submit this forecast 60 calendar days after contract award.  It will provide a description of the forecast analysis filed for each rate area inventory pool and include an estimate of the number of thousands-blocks available to meet the needs of participating service providers.

80

Management Reporting (CLIN 0001AHF)

The Management Reporting CDRL will be submitted 60 calendar days after contract award, and will include required recurring reports, ad hoc report development, system-generated reports, and reports generated by our Help Desk software.

System Acceptance Plan (CLIN0001AHG)

The System Acceptance Plan will be submitted 75 calendar days after contract award and will define the guidelines for testing the National System.

Software Quality Assurance Plan (CLIN 0001AHH)

The Software Quality Assurance Plan will be submitted within 120 calendar days after contract award. This document will provide the standards for developing and maintaining the National System.   These standards will adhere to the required Software Quality Assurance measurements and apply to the following: Management, Requirements, System Design, Quality Assurance Plan, Configuration Management, Quality Assurance Plan (Testing), Code Control, Methodologies, Training, and Documentation.

Software Transition Plan (CLIN 0001AHI)

The Software Transition Plan will provide the step-by-step process required for an organized transition to the National System.  The plan will cover software and hardware (i.e., license transferability, software tools, etc.) migration and will outline the requirements for maintaining the National System.  This plan will be submitted within 180 calendar days following the contract award.

Maintenance Plan (CLIN 0001AHJ)

The Maintenance Plan will outline in detail NeuStar’s National Pooling Administration team maintenance schedule over the next four (4) years.   It will include the tasks associated with maintaining the web site, uploading files, communicating with Internet service providers, daily back-ups, e-mail, and

81

database administration in addition to all other key maintenance subjects relating to software and hardware.  We will develop and submit the Maintenance Plan within 150 calendar days of contract award.

Program Management and Administration (CLIN 0001AJ)

During this phase, all quality assurance tasks are accomplished, which includes monthly meetings with the industry until the first set of NPAs has been implemented.  The meetings will be held to ensure that the National System is designed and deployed according to the Commission guidelines.  A joint team effort between NeuStar’s Program Management team and the Commission will ensure delivery of a high-quality application.

This task also covers NeuStar’s management and administration task involving Neutrality training.  All Data Security and Privacy requirements will be delivered as set forth by the Commission’s schedule.  NeuStar’s Program Management team will adhere to delivery of monthly, quarterly, semi-annual, and annual reports.  It will be the key responsibility of NeuStar’s Program Management to monitor and ensure all deliverables are efficiently delivered.

2.2.2   Ongoing Operations Phase (CLINS 0002, 0101, 0201, 0301 and 0401)

Pool Administration Management Fee (CLINS 0002AA, 0101AA, 0201AA, 0301AA and 0401AA)

The overall ongoing management of the Pooling Administration Center and the implementation process is embodied in this CLIN. Subtasks include all general management and administrative functions such as supervision, staffing and training; quality assurance and continuing process improvement efforts; neutrality and compliance data; and data security and privacy requirements.

Pool Implementation Meeting (CLINS 0002AB, 0101AB, 0201AB, 0301AB and 0401AB)

This covers all the activities associated with organizing, conducting, and posting information from First Implementation Meetings per INC Thousand Block Pooling Administration Guidelines.

82

Pool Establishment (CLINS 0002AC, 0101AC, 0201AC, 0301AC and 0301AC)

Milestones established during the pooling implementation meeting will be completed in the Pool Establishment Phase.

Block Application Processing (CLINS 0002AD, 0101AD, 0201AD, 0301AD and 0401AD)

Application processing will be executed by our PAs using the National System.

Pool Forecasting (CLINS 0002AE, 0101AE, 0201AE, 0301AE, 0401AE)

This CLIN relates to the specific forecasting of pool requirements from the current CO code administrator.

System Maintenance (CLINS 0002AF, 0101AF, 0201AF, 0301AF and 0401AF)

Once the National System is released, maintenance will begin. This responsibility will apply under CLIN 0002 for the remaining part of the first contract year and will occur in subsequent recurring CLINs throughout the remaining four years of the contract.  During the lifecycle of the National System contract, our experienced technical operations group will support the system. All network and system segments will be monitored, and hardware will be maintained and upgraded appropriately.  Our objective will be to keep the system functioning at an acceptable level throughout the duration of the contract. If the applications need to change, we will update the original applications parameters and algorithms once we receive a Statement of Work.

Data Requirements (CLINS 0002AG, 0101AG, 0201AG, 0301AG and 0401AG)

This phase will consist of identifying the tasks associated with the Management Reporting Plan and provisioning all reports required from the National System.  All reports will be scheduled during this phase. The tasks will include preparing data and publications, and modifying and maintaining all of the required reports mentioned below:

•                  Monthly – Status reports submitted to the Commission and NANPA regarding the status of each rate area in the pool’s inventory.  Other monthly reports will be provided on system performance and staffing

83

•                  Quarterly Reports – Pooling matrices containing information to be utilized in assessing the rewards and implementation of pooling

•                  Semi-Annual – A report of forecasted demand from service providers participating in pooling will be distributed to the Commission and NANPA as well as a status report on each rate area’s pool inventory

•                  Annual – A report will be prepared for the Commission providing a status on the overall performance of National Pooling Administration and summarizing the significant milestones accomplished during the previous year, identifying existing and potential pooling areas, forecasts, system and performance metrics, and aggregated totals by service providers and pools

Help Desk (CLINS 0002AH, 0101AH, 0201AH, 0301AH and 0401AH)

This task will cover all activities associated with managing the Help Desk including development of methods and procedures for processing trouble tickets, reporting service-affecting activities to customers, and developing and maintaining the necessary performance measurement reports.

Industry Meetings (CLINS 0002AI, 0101AI, 0201AI, 0301AI and 0401AI)

This task will detail the functions associated with maintaining active participation in all industry meetings affecting number pooling.   NeuStar’s National Pooling Team will prepare for and regularly attend industry forums such as INC, CIGRR, and NANC and continue to provide strong support to the industry.

Optional Pool Reporting (CLIN 0003, CLIN 0102, CLIN 0202, CLIN 0302, CLIN 0402)

Aggregated NPA rate area pool status reports will be accessible to State and Federal Regulators via the public portion of the web site.  As our State System does today, our National System will also be able produce the same NPA rate area pool status reports using disaggregated, service-provider specific data as applicable.  Per the Commission Orders, these disaggregated reports will be available to State and Federal Regulators from the private portion of the web site.

84

If there is a requirement to produce more reports that are not a part of the standard suite of aggregated and disaggregated NPA rate area pool reports, also known as ad hoc reports, during the initial pooling rollout phase or other times during the contract period, and if that requirement has a cost impact on the contract as proposed and awarded, NeuStar will notify the Contracting Officer.

2.2.3                     Project Close-out (Transition to Successor)

The last major phase of the National System project’s lifecycle is the Transition to Successor.  Transition occurs once all objectives have been accomplished and the Commission has accepted the final product upon contract close-out.  Transition can also occur if and when the Commission determines a termination of contract is required.  Upon contract close-out, both product verification and contract terms and conditions verification will occur. All tasks associated with the transition of the National Pooling Administration System to a Successor will be clearly and distinctly specified in the Transition Plan CDRLs.

2.2.4                     Project Plan Participants

In our Preliminary Project Plan (Exhibit 2-1 above), NeuStar is a participant in all tasks except for the following task numbers: 1, 43, 44, 189, 231, 273, and 315.

The Commission is a participant in the following task numbers: 1, 43, 44, 116, 119, 122, 125, 128, 131, 134, 137, 140, 143, 182, 183, 184, 185, 188, 189, 224, 225, 226, 227, 230, 231, 266, 267, 268, 269, 272, 273, 308, 309, 310, 311, 314, 315, 350, 351, 352, 353, 356, 358, 359, 360, 361, and 362.

The service providers are participants in the following task numbers: 39, 108, 110, 157, 158, 160, 161, 163, 164, 166, 167, 168, 169, 170, 174, 175, 184, 185 186, 187, 199, 200, 202, 203, 205, 206, 208, 209, 210, 211, 212, 216, 217, 226, 227, 228, 229, 241, 242, 244, 245, 247, 248, 250, 251, 252, 253, 254, 258, 259, 268, 269, 270, 271, 283, 284, 286, 287, 289, 290, 292, 293, 294, 295, 296, 310, 311, 312, 313, 325, 326, 328, 329, 331, 332, 334, 335, 336, 337, 338, 342, 343, 352, 353, 354, and 355.

85

The NANPA is a participant in the following task numbers: 175, 184, 187, 217, 226, 229, 259, 268, 271, 301, 310, 313, 343, 352, 355

The NPAC is a participant in the following task numbers: 164, 172, 214, 256, 298, and 340.

State Regulators are participants in the following task numbers: 104, 105, 158, 170, 181, 186, 187, 188, 200, 212, 223, 228, 229, 230, 242, 254, 265, 270, 271, 272, 284, 296, 307, 312, 313, 314, 326, 338, 349, 354, 355, and 356.

The LERG/TRA Vendor is a participant in the following task numbers: 171, 213, 255, 297, and 339.

Any Successor PA is a participant in the following task numbers: 358 through 362.

2.2.5                     Preliminary Implementation Plan

A comprehensive implementation plan is critical to the success of national pooling. There are currently more than 35 NPAs involved in state trials and 35 more forecasted or scheduled to begin trials prior to the national rollout, and the implementation plan must not disrupt them. With this proposal, NeuStar is presenting a complete rollout schedule of all NPAs in order to allow the Commission, the states, and service providers sufficient time to evaluate this important factor. This schedule incorporates all of the Commission’s requirements, plus additional information from NeuStar’s innovative Pooling Assessment Tool (PATsm).

To ease the task of developing the rollout schedule for the implementation of thousands-block number pooling in all LNP-capable areas, we developed and utilized PATsm to determine the specific benefits each NPA derives from pooling. This method, used in addition to the commission-prescribed requirements, provides information about the maximum benefit obtainable from pooling and its subsequent effect on extending the life of the NANP.  Although it is not required in the proposal specifications, we have also provided a proposed implementation listing of the NPAs not included in the top 100 MSAs.  See Exhibit 2-2 for our proposed rollout schedule.

86

Determining the Rollout Schedule

The Commission requires the selected contractor to provide a proposed rollout schedule to the Common Carrier Bureau and the states within 60 days after selection [2.10.3]. According to the requirements, the rollout schedule must incorporate the following:

•                  Seven NPAC regions [2.10.2.1 and 2.10.7]

•                  NPAs currently in state trials (operational and those in the implementation process) [2.10.2.3]

•                  NPAs in the top 100 MSAs [2.10.2.4 and 2.10.6]

•                  NPAs in jeopardy in top MSAs [2.10.2.3]

87

Thousands-Block  Number Pooling Rollout Schedule

	Northeast			Mid-Atlantic			Southeast
	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
Effective State Trials	212 718 716 603 207 516 518 860	NY NY NY NH ME NY NY CT	New York, NY New York, NY Buffalo-Niagra Falls, NY Portsmouth-Rochester, NH-Me Portland, ME Nassau-Suffolk, NY Albany-Schenectady-Troy, NY Hartford, CT
State Trials Turnup in Progress	315 914 845 646 347 203	NY NY NY NY NY CT	Rochester, NY New York, NY Newburgh, NY-PA New York, NY New York, NY New Haven-Meriden, CT	610/484	PA	Philadelphia, PA	954 561 904 615	FL FL FL TN	Fort Lauderdale, FL West Palm Beach-Boca-Raton, FL Jacksonville, FL Nashville, TN
State Trials Forecasted for 2001	631 339 351 917 607	NY MA MA NY NY	Nassau-Suffolk, NY Boston, MA Boston, MA New York, NY Binghamton, NY	540 804 571/703 757	VA VA VA VA	Washington, DC Richmond-Petersburg, VA Washington, DC Norfolk-Va. Beach-Newport News, VA	704-980 305/786 901/731 919	NC FL TN NC	Charlotte-Gastonia-Rock Hill, NC Miami, FL Memphis, TN Raleigh-Durham-Chapel Hill, NC
1Q02	617/857 508/774 401	MA MA RI	Boston, MA Boston, MA Providence-Fall River- Warwick, RI	412/724/87 8 973 732	PA NJ NJ	Pittsburgh, PA Newark, NJ Middlesex-Somerset-Hunterdon, NJ	504/985 678/770 407/321	LA GA FL	New Orleans, LA Atlanta, GA Orlando, FL
2Q02	413 802	MA VT	Springfield, MA Burlington, VT	410/443 201 302	MD NJ DE	Washington, DC Bergen-Passaic, NJ Grand Rapids-Muskegon- Holland, MI	334 606 931	AL KY TN	Mobile, AL Cincinnati, OH Clarksville-Hopkinsville, TN-KY

88

	Northeast			Mid-Atlantic			Southeast
	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
3Q02				215/267/445 202 717	PA DC PA	Philadelphia, PA Washington, DC Harrisburg-Lebanon-Carlisle, PA	225 813 252	LA FL NC	New Orleans, LA Tampa-St. Petersburg- Clearwater, FL Norfolk-Va. Beach-Newport News, VA
4Q02				908 856 240/301	NJ NJ MD	Newark, NJ Philadelphia, PA Washington, DC	352 864 662	FL SC MI	Tampa-St. Petersburg- Clearwater, FL Greenville-Spartanburg- Anderson, NC Memphis, TN
1Q03				570 609 304	PA NJ WV	Allentown-Bethlehem-Easton, PA Philadelphia, PA Huntington-Ashland, WV-KY -OH	205 727 865	AL FL TN	Birmingham, AL Tampa-St. Petersburg- Clearwater, FL Scranton-Wilkes-Barre- Hazleton, PA
2Q03				814	PA	Erie, PA	423 502 803	TN KY SC	Scranton-Wilkes-Barre- Hazleton, PA Louisville, KY Charlotte-Gastonia-Rock Hill, NC
3Q03							843 404 336	SC GA NC	Charleston-North Charleston, SC Atlanta, GA Greensboro-Winston-Salem- High Point, NC
4Q03							941 601 912	FL MS GA	Tampa-St. Petersburg- Clearwater, FL Hattiesburg, MS Macon, GA

Notes:

1.                                       Proposed schedule is ranked based on maximum extension of the life of an NPA using the NeuStar PAT.

2.                                       All NPAs noted in bold type are NPAs in which delegated authority has been granted by the FCC.

3.                                       All NPAs noted with light blue background are in top 100 MSAs.  All NPAs in yellow are not in top 100 MSAs.

89

		Northeast			Mid-Atlantic			Southeast
		NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
1Q04								478 229 318	GA GA LA	Macon, GA Albany, GA Alexandria, LA
2Q04								228 828 863	MS NC FL	Biloxi-Gulfport-Pascagoula, MS Hickory-Morgantown-Lenoir, NC Lakeland-Winter Haven, FL
3Q04								910 256 337	NC AL LA	Fayetteville, NC Huntsville, AL Lafayette, LA
4Q04								859 850 706	KY FL GA	Lexington, KY Pensacola, FL Augusta-Aiken, GA
1Q05	3							270	KY	Evansville-Henderson, IN-KY

90

	Midwest			Southwestern			Eastern
	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
Effective State Trials	847 630 312 773 708	IL IL IL IL IL	Chicago, IL Chicago, IL Chicago, IL Chicago, IL Chicago, IL	512	TX	Austin-San Marcos, TX
State Trials Turnup in Progress							402 303/720 801/385	NE CO UT	Omaha, NE Denver, CO Salt Lake City-Ogden, UT
State Trials Forecasted for 2001				817 314 409 940			623 602 520 541 360 253 206 425 509	AZ AZ AZ OR WA WA WA WA WA	Phoenix-Mesa, AZ Phoenix-Mesa, AZ Tucson, AZ Eugene-Springfield, OR Portland-Vancouver, OR Seattle-Bellevue-Everett, WA Seattle-Bellevue-Everett, WA Seattle-Bellevue-Everett, WA Spokane, WA
1Q02	517/989 618 616	MI IL Mi	Ann Arbor, MI St. Louis, MO Michigan non-MSA	913 210 573	KS TX MO	Kansas City, MO San Antonio, TX St. Louis, MO	503/971 612 505	OR MN NM	Portland-Vancouver, OR Minneapolis-St. Paul, MN Albuquerque, NM
2Q02	219 810 815	IN MI IL	Gary, IN Detroit, MI Chicago, IL	636 918 936	MO OK TX	St. Louis, MO Tulsa, OK Houston, TX	712 320 480	IA MN AZ	Omaha, NE Minneapolis-St. Paul, MN Phoenix-Mesa, AZ
3Q02	513 248 224	OH MI IL	Cincinnati, OH Detroit, MI Chicago, IL	214/469/972 816 281/713/832	TX MO TX	Dallas, TX Kansas City, MO Houston, TX	651 515/641 435	MN IA UT	Minneapolis-St. Paul, MN Des Moines, IA Utah non-MSA

91

	Midwest			Southwestern			Eastern
	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
4Q02	906 812 740	MI IN OH	Michigan non-MSA Cincinnati, OH Columbus, OH	405 830 915	OK TX TX	Oklahoma City, OK Texas non-MSA El Paso, TX	308 307 218	NE WY MN	Nebraska non-MSA Cheyenne, WYV Duluth-Superior, MN-WI
1Q03	715 231 414	WI MI WI	Minneapolis-St. Paul, MN Grand Rapids-Muskegon-Holland, MI Milwaukee-Waukesha, WI	979 903 660	TX TX MO	Houston, TX Dallas, TX Kansas City, MO	719 970 701	CO CO ND	Colorado Springs, CO Fort Collins-Loveland, CO Fargo-Morrhead, ND-MN
2Q03	216 419/567 234	OH OH OH	Cleveland-Loraine-Elyria, OH Toledo, OH Akron, OH	501 316 254	AR KS TX	Little Rock, AR Wichita, KS Killeen-Temple, TX	507 406 208	MN MT ID	Rochester, MN Billings, MT Boise, ID
3Q03	440 937 262	OH OH WI	Cleveland-Loraine-Elyria, OH Cincinnati, OH Milwaukee-Waukesha, WI	361 417 580	TX MO OK	Corpus Christi, TX Springfield, MO Lawton, OK	605 319	SD IA	Sioux Falls, SD Cedar Rapids, IA
4Q03	317 734 614	IN MI OH	Indianapolis, IN Detroit, MI Columbus, OH	806 785 956	TX KS TX	Lubbock, TX Topeka, KS Brownsville-Harlingen-San Benito, TX
1Q04	313 330 765	MI OH IN	Detroit, MI Cleveland-Loraine-Elyria, OH Indianapolis, IN	870	AR	Pine Bluff, AR
2Q04	608 217 920	WI IL WI	Madison, WI Springfield, IL Green Bay, WI
3Q04	309	IL	Peoria-Pekin, IL

Notes:

1.                                       Proposed schedule is ranked based on maximum extension of the life of an NPA using the NeuStar PAT.

2.                                       All NPAs noted in bold type are NPAs in which delegated authority has been granted by the FCC.

3.                                       All NPAs noted with light blue background are in top 100 MSAs.  All NPAs in yellow are not in top 100 MSAs.

92

	Midwest			Southwestern			Eastern
	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
4Q04
1Q05

93

West Coast
	NPA	STATE	Largest Associated MSA
Effective State Trials	310 415 714 909	CA CA CA CA	Los Angeles-Long Beach, CA San Francisco, CA Orange Co., CA Los Angeles-Long Beach, CA
State Trials Turnup in Progress	818	CA	Los Angeles-Long Beach, CA
State Trials Forecasted for 2001	408 650 510 916 323 925 619 562 858	CA CA CA CA CA CA CA CA CA	San Jose, CA San Francisco, CA Oakland, CA Sacramento, CA Los Angeles-Long Beach, CA Oakland, CA San Diego, CA Los Angeles-Long Beach, CA San Diego, CA
1Q02	209 559 707	CA CA CA	Fresno, CA Fresno, CA Vallejo-Fairfield-Napa, CA
2Q02	626 530 949	CA CA CA	Los Angeles-Long Beach, CA Sacramento, CA Orange Co., CA

94

West Coast
	NPA	STATE	Largest Associated MSA
3Q02	760 805 775	CA CA NV	Riverside-San Bernardino, CA Ventura, CA Las Vegas, NV
4Q02	702 213 808	NV CA HI	Las Vegas, NV Los Angeles-Long Beach, CA Honolulu, HI
1Q03	831 661 907	CA CA AK	Fresno, CA Los Angeles-Long Beach, CA Anchorage, AK
2Q03
3Q03
4Q03
1Q04

95

West Coast
	NPA	STATE	Largest Associated MSA
2Q04
3Q04
4Q04
1Q05

96

•                  NPAs with more than one year’s life [2.10.2.5]

•                  New NPAs [2.10.22]

Since the rollout schedule must be provided by NPAC region, each NPA must be identified with one of the seven NPAC regions [2.10.2.1 and 2.10.7]. Secondly, the Commission has determined that all state trials in the process of being implemented will continue and be incorporated into the proposed rollout schedule. We estimate that 35 additional state trials will occur in the states for 2001. The Commission expects a transparent transition to occur between existing state trials and the national framework. We assume that the Commission expects operational state trials to continue until a transition is provided from the current pooling administrator to the selected national pooling administrator [2.10.8].

Next, the top 100 MSAs are to be identified and the NPAs within them  [2.10.2.4 and 2.10.6]. Following this, the most recent NANPA exhaust forecast and jeopardy declarations are to be obtained from the NANPA web site.

NPA to NPAC Region Relationships

All the NPAs and their associated states were determined from the LERG.  With this NPA information, each NPA was associated with an NPAC region.  Of the NPAs in each NPAC region, the current state trials were divided into (1) those that are already operational and (2) those that are in the process of implementation. The following table provides a summary of the NPAs in each NPAC region.

97

NPAC Region	Total NPAs	State Trial NPAs	Ordered or Forecasted NPAs for 2001	Top 100 MSA NPAs for Rollout	Other MSA NPAs
Northeast	24	14	5	4	1
Mid-Atlantic	21	1	4	14	2
Southeast	45	4	4	22	15
Midwest	36	5	0	27	4
Southwest	30	1	4	17	8
Western	32	3	9	7	13
West Coast	29	5	9	14	1

The top 100 MSAs were determined from the most recent census data. Census data from an earlier year was used to implement LNP, and the ranking within the top 100 MSAs has changed since that time.  Exhibit 2-3 shows the current ranking of the top 100 MSAs using 1999 census data as the 2000 census will not be available in time for this evaluation.  This table also shows the previous ranking used for LNP.

98

Top 100 MSAs

Current Rank	Previous Rank	MSA
1	1	Los Angeles-Long Beach, Ca
2	2	New York, NY
3	3	Chicago, IL
4	4	Philadelphia, PA
5	5	Washington, DC
6	6	Detroit, MI
7	7	Houston, TX
8	8	Atlanta, GA
9	9	Boston, MA
10	11	Dallas, TX
11	10	Riverside-San Bernadino, CA
12	17	Phoenix-Mesa, AZ
13	12	Minneapolis-St Paul, MN
14	14	San Diego, CA
15	15	Orange Co, CA
16	13	Nassau-Sutfolk, NY
17	16	St. Louis, MO
18	18	Baltimore, MD
19	21	Oakland, CA
20	22	Seattle-Bellevue-Everett, WA
21	19	Pittsburgh, PA
22	23	Tampa-St. Petersburg-Clearwater, FL
23	73	Cleveland-Loraine-Elyria, OH
24	24	Miami, FL
25	26	Denver, CO
26	25	Newark, NJ
27	27	Portland-Vancouver, OR
28	28	Kansas City, MO
29	29	San Francisco, CA
30	31	San Jose, CA
31	30	Cincinnati, OH
32	32	Norfolk-Va. Beach-Newport News, VA
33	35	Milwaukee-Waukeesha, WI
34	36	Sacramento, CA
35	34	Indianapolis, IN
36	33	Fort Worth-Arlington, TX
37	43	Charlotte-Gastonia-Rock Hill, NC
38	38	Columbus, OH
39	37	San Antonio, TX
40	50	Las Vegas, NV
41	39	Fort Lauderdale, FL
42	42	Bergen-Passaic, NJ
43	40	Orlando, FL
44	41	New Orleans, LA
45	45	Salt Lake City-Ogden, UT
46	48	Greensboro-Winston-Salem-High Point NC
47	51	Nashville, TN
48	46	Hartford, CT
49	60	Austin-San Marcos, TX
50	44	Buffalo-Niagra Falls, NY
51	52	Middlesex-Somerset-Hunterdon, NJ
52	47	Providence-Fall River-Warwick, RI
53	54	Monmouth-Ocean, NJ
54	59	Raleigh-Durham-Chapel Hill, NC
55	53	Memphis, TN
56	49	Rochester, NY
57	58	Jacksonville, FL
58	56	Grand Rapids-Muskegon-Holland, MI
59	62	West Palm Beach-Boca Raton, FL
60	55	Oklahoma City, OK
61	57	Louisville, KY
62	63	Richmond-Petersburg, VA
63	61	Dayton-Springfield, OH
64	67	Greenville-Spartanburg-Anderson, SC
65	66	Birmingham, AL
66	68	Fresno, CA
67	64	Albany-Schenectacty-Troy, NY
68	65	Honolulu, HI
69	71	Tucson, AZ
70	70	Tulsa, OK
71	72	Ventura, CA
72	69	Syracuse, NY
73	74	EI Paso, TX
74	75	Omaha, NE
75	20	Akron, OH
76	77	Taccma, WA
77	76	Albuquerque, NM
78	79	Knoxville, TN
79	84	Bakersfield, CA
80	80	Gary, IN
81	83	Harrisburg-Lebanon-Carlisle, PA
82	82	Allentown-Bethlehem-Easton, PA
83	78	Scranton-Wilkes-Barre-Hazleton, PA
84	81	Toledo, OH
85	85	Youngtown-Warren, OH
86	87	Balon Rouge, LA
87	86	Springfield, MA
88	89	Wilmington-Newark, DE
89	94	Stockton-Lodi, CA
90	90	Little Rock, AR
91	95	Ann Arbor, MI
92	88	Jersey City, NJ
93	92	Charleston-North Charleston, SC
94	93	Sarasota-Bradenton, FL
95	97	Wichita, KS
96	96	Mobile, AL
97		McAllen-Edinburg-Mission, TX
98	91	New Haven-Meriden, CT
99	98	Columbia, SC
100	99	Vallejo-Fairfield-Napa, CA

99

The process of associating an NPA with one of these MSAs involves the use of several major data sources: MSA and PMSA definitions (counties, parishes, etc.), NPA and CO code data from the LERG, MSA maps from the U.S. Bureau of the Census, and county maps. The method we used was a simple association of the CO codes locations within the NPA with counties and eventually the MSA. In some cases, cities and CO codes within NPAs are associated with multiple MSAs. In these situations, we elected to associate the NPA with the largest (i.e., highest ranking) of the MSAs. We have also completed the list ranking all 329 currently defined MSAs in case the Commission wants the ranking of the remaining NPAs.

Jeopardy and Exhaust Dates Determination

After determining the NPAs in the top 100 MSAs, the NPAs are categorized into those already in state trials, those scheduled or forecasted for state trials during 2001, and those remaining for rollout. The table to the right shows a count of NPAs in each of these categories.

Of the NPAs remaining for the rollout, data relating to NPAs in jeopardy and exhaust dates is obtained from the NANPA web site (http://www. nanpa.com). Of the 105 NPAs within the top 100 MSAs yet to start pooling, 29 are currently in jeopardy and have more than one year’s life in the current NANPA forecast, and 36 of those remaining 105 NPAs have been granted delegated authority by the Commission to implement pooling.  Forty-four NPAs are outside the top 100 MSAs and in that group, 4 are in jeopardy and have more than one year’s life, and 10 have been granted delegated authority by the Commission to implement pooling.

NPA Classification	Count of NPAs
Operational State Trials	18
State Trials in Implementation Process	16
NPAs scheduled or forecasted for implementation in 2001	35
Remaining NPAs in Top 100 MSAs	105
• NPAs in Jeopardy	29
• NPAs with delegated authority	36
Remaining NPAs in Other MSAs	44
• NPAs in Jeopardy	4
• NPAs with delegated authority	10

100

PATSM Ranking

The last step in developing the rollout schedule uses PATSM to determine the benefits derived from pooling in each NPA. We applied the PATSM model using the same defaults for every NPA. PATsm provides the forecasted effect (in months of additional life) that pooling will have on each of these NPAs. NeuStar believes that the once elusive question – How does pooling affect the life of this NPA? – can be answered. We have ranked the NPAs in each NPAC region in decreasing order according to the benefits derived from pooling. We believe that the NPAs with the best chance of reaping the benefits of pooling should be implemented first. To this point, states and service providers have made these decisions without the benefit of knowing the potential effect of pooling. In each NPAC region, we have developed a staggered deployment schedule that includes three NPAs per NPAC region per quarter, in order to avoid, as much as possible, potential overloads of the telecommunications network, primarily with the depletion of Service Control Points (SCP) capacity.

The proposed rollout schedule includes the integration of all state pooling trials into the Pooling System, all NPAs in the top 100 MSAs, and all NPAs not in the top 100 MSAs. Since NeuStar is the interim PA for most of the current state trials, the integration from our current State System into our National System will be conducted concurrently with the rollout of new NPAs. This will involve a minimal number of meetings with affected service providers.

The proposed rollout schedule of all NPAs that have not been involved in a state trial will occur immediately upon acceptance of our National System. In fact, since the National System will be completed during the nine-month period following the selection, the rollout schedule should be approved well before the nine-month period ends.  In that case, identification of LNP-capable carriers providing service in the targeted NPAs will be made by NANPA.  Notification of the first Implementation Meetings for NPAs in the rollout schedule will be made to the affected service providers approximately eight months after contractor selection and can begin promptly after approval of the National PA System.

There are a number of reasons why we proposed the rollout schedule as we have:

101

•                        Our transition will be seamless, risk-free, and timely to implement because we are the current pooling administrator in the vast majority of the active and operational state trials

•                        We will employ the results from PATsm to produce a rollout schedule that allows the true impact of pooling to be integrated into the schedule.

If one were simply to deploy pooling in these NPAs using the associated MSA size and no information from PATsm, the rollout schedule would have little meaning.  Our rollout plan provides all parties with an opportunity to judge the schedule on the basis of the Commission’s criteria and the ultimate benefits of pooling in those NPAs. NeuStar will provide the entire schedule on an ongoing basis so that the states and service providers can successfully plan for the entire rollout.

2.2.6                                             Conclusion

As a leading systems integrator and provider of complex, mission-critical systems, NeuStar understands that managing high-end quality service and products is essential to ensure on-time project delivery and deployment.  Accordingly, as provided in this section, NeuStar embodies sound, disciplined project management principles to oversee and monitor all required deliverables, milestones, and activities.  It is NeuStar’s Program Management’s philosophy that the attainment and measurement of quality is the responsibility of the entire National Pooling Administration team.  Strong quality assurance is the central theme and focus of the National Pooling Administration Management team.

NeuStar’s current well-experienced Pooling Administration team employs this culture and attitude.  Instilling this philosophy that customer satisfaction, and application performance is the overall concern of the National Pooling Administration organization.   This type of philosophy and attitude will be an ongoing mission of the management team throughout the contract’s term.  At NeuStar we strive to design and implement quality into the product and process when we deploy a new business.

102

Therefore, the pursuit of quality and experience is our most critical component to offer.  NeuStar’s Project Management team is committed to providing the highest level of support to the Commission and the Telecommunications Industry.

103

CLIN 0001

Pooling Administration System Development,

Deployment, and Acceptance

January 30, 2001 Description	Quarter 1 Hours	Quarter 2 Hours	Quarter 3 Hours	Quarter 4 Hours	Total Hours	Quarter 1 Hours	Quarter 2 Hours	Quarter 3 Hours	Quarter 4 Hours

Director, Number Pooling Services	480	480	480	0	1440	--------------	--------------	--------------
Regional Director, Pooling Administration Services Center	280	360	480	0	1120	--------------	--------------	--------------
Regional Director, Pooling Implementation	0	0	360	0	360			--------------
Regional Pooling Implementation Manager	0	0	960	0	960			--------------
Attorney/Regional Director, External Relations Manager	120	120	240	0	480	--------------	--------------	--------------
Regulatory/Compliance Manager	480	480	480	0	1440	--------------	--------------	--------------
Manager, Technical Operations	480	480	480	0	1440	--------------	--------------	--------------
Program Manager, Pooling Administration System	480	480	480	0	1440	--------------	--------------	--------------
Senior Systems Architect	480	480	40	0	1000	--------------	--------------	--------------
Senior Systems Engineer	480	480	480	0	1440	--------------	--------------	--------------
System Engineer	160	480	900	0	2500	--------------	--------------	--------------
Software QA Manager	0	0	480	0	480		--------------	--------------
Software QA Analyst	0	0	200	0	200		--------------	--------------
Technical Writer	480	160	0	0	640	--------------	--------------
Network Engineer	480	120	320	0	480	--------------	--------------	-------------
Database Administrator	40	360	480	0	1000	--------------	--------------	--------------
Senior Data Analyst	160	160	480	0	640		--------------	--------------
Customer Service Representative	0	160	480	0	640		--------------	--------------
Senior Pooling Administrator	0	80	360	0	440		--------------	--------------
Pooling Administrator	0	160	720	0	880		--------------	--------------
Manager of Quality Assurance	0	0	0	0	0
Industry Interface Representative	0	320	480	0	800		--------------	--------------
Database Architect	80	480	40	0	600	--------------	--------------	--------------
Administrative Assistant	0	0	160	0	160			--------------
Total Labor Hours	4200	6800	9580	0	20580			--------------

104

CLIN 0002

Services in support of the Thousands Block

Pooling Administrator Requirements for FY1

January 30, 2001 Description	Quarter 1 Hours	Quarter 2 Hours	Quarter 3 Hours	Quarter 4 Hours	Total Hours	Quarter 1 Hours	Quarter 2 Hours	Quarter 3 Hours	Quarter 4 Hours

Director, Number Pooling Services	0	0	0	480	480				--------------
Regional Director, Pooling Administration Services Center	0	0	0	480	480				--------------
Regional Director, Pooling Implementation	0	0	0	480	480				--------------
Regional Pooling Implementation Manager	0	0	0	1440	1440				--------------
Attorney/Regional Director, External Relations Manager	0	0	0	480	480				--------------
Regulatory/Compliance Manager	0	0	0	0	0
Manager, Technical Operations	0	0	0	0	0
Program Manager, Pooling Administration System	0	0	0	0	0
Senior Systems Architect	0	0	0	0	0
Senior Systems Engineer	0	0	0	0	0
System Engineer	0	0	0	0	0
Software QA Manager	0	0	0	0	0
Software QA Analyst	0	0	0	0	0
Technical Writer	0	0	0	0	0
Network Engineer	0	0	0	480	480				--------------
Database Administrator	0	0	0	480	480				--------------
Senior Data Analyst	0	0	0	480	480				--------------
Customer Service Representative	0	0	0	480	480				--------------
Senior Pooling Administrator	0	0	0	480	480				--------------
Pooling Administrator	0	0	0	1120	1120				--------------
Manager of Quality Assurance	0	0	0	480	480				--------------
Industry Interface Representative	0	0	0	480	480				--------------
Database Architect	0	0	0	0	0
Administrative Assistant	0	0	0	480	480				--------------
Total Labor Hours	0	0	0	9280	9280

105

CLIN 0101

Services in support of the Thousands Block

Pooling Administrator Requirements for FY2

January 30, 2001 Description	Quarter 1 Hours	Quarter 2 Hours	Quarter 3 Hours	Quarter 4 Hours	Total Hours	Quarter 1 Hours		Quarter 2 Hours		Quarter 3 Hours		Quarter 4 Hours

Director, Number Pooling Services	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Director, Pooling Administration Services Center	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Director, Pooling Implementation	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Pooling Implementation Manager	1440	1440	1440	1440	5760	--------------	----	--------------	----	--------------	----	--------------
Attorney/Regional Director, External Relations Manager	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regulatory/Compliance Manager	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Manager, Technical Operations	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Program Manager, Pooling Administration System	0	0	0	0	0
Senior Systems Architect	0	0	0	0	0
Senior Systems Engineer	0	0	0	0	0
System Engineer	0	0	0	0	0
Software QA Manager	0	0	0	0	0
Software QA Analyst	0	0	0	0	0
Technical Writer	0	0	0	0	0
Network Engineer	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Database Administrator	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Senior Data Analyst	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Customer Service Representative	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Senior Pooling Administrator	960	960	960	960	3840	--------------	----	--------------	----	--------------	----	--------------
Pooling Administrator	1440	1440	1440	1920	6240	--------------	----	--------------	----	--------------	----	--------------
Manager of Quality Assurance	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Industry Interface Representative	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Database Architect	0	0	0	0	0
Administrative Assistant	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Total Labor Hours	10080	10080	10080	10560	40800

106

CLIN 0201

Services in support of the Thousands Block

Pooling Administrator Requirements for FY3

January 30, 2001 Description	Quarter 1 Hours	Quarter 2 Hours	Quarter 3 Hours	Quarter 4 Hours	Total Hours	Quarter 1 Hours		Quarter 2 Hours		Quarter 3 Hours		Quarter 4 Hours

Director, Number Pooling Services	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Director, Pooling Administration Services Center	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Director, Pooling Implementation	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Pooling Implementation Manager	1440	1440	1440	1440	5760	--------------	----	--------------	----	--------------	----	--------------
Attorney/Regional Director, External Relations Manager	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regulatory/Compliance Manager	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Manager, Technical Operations	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Program Manager, Pooling Administration System	0	0	0	0	0
Senior Systems Architect	0	0	0	0	0
Senior Systems Engineer	0	0	0	0	0
System Engineer	0	0	0	0	0
Software QA Manager	0	0	0	0	0
Software QA Analyst	0	0	0	0	0
Technical Writer	0	0	0	0	0
Network Engineer	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Database Administrator	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Senior Data Analyst	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Customer Service Representative	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Senior Pooling Administrator	960	960	960	960	3840	--------------	----	--------------	----	--------------	----	--------------
Pooling Administrator	1920	1920	1920	1920	7680	--------------	----	--------------	----	--------------	----	--------------
Manager of Quality Assurance	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Industry Interface Representative	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Database Architect	0	0	0	0	0
Administrative Assistant	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Total Labor Hours	10560	10560	10560	10560	42240

107

CLIN 0301

Services in support of the Thousands Block

Pooling Administrator Requirements for FY4

January 30, 2001 Description	Quarter 1 Hours	Quarter 2 Hours	Quarter 3 Hours	Quarter 4 Hours	Total Hours	Quarter 1 Hours		Quarter 2 Hours		Quarter 3 Hours		Quarter 4 Hours

Director, Number Pooling Services	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Director, Pooling Administration Services Center	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Director, Pooling Implementation	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Pooling Implementation Manager	1440	1440	1440	1440	5760	--------------	----	--------------	----	--------------	----	--------------
Attorney/Regional Director, External Relations Manager	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regulatory/Compliance Manager	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Manager, Technical Operations	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Program Manager, Pooling Administration System	0	0	0	0	0
Senior Systems Architect	0	0	0	0	0
Senior Systems Engineer	0	0	0	0	0
System Engineer	0	0	0	0	0
Software QA Manager	0	0	0	0	0
Software QA Analyst	0	0	0	0	0
Technical Writer	0	0	0	0	0
Network Engineer	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Database Administrator	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Senior Data Analyst	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Customer Service Representative	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Senior Pooling Administrator	960	960	960	960	3840	--------------	----	--------------	----	--------------	----	--------------
Pooling Administrator	2400	2400	2400	2400	9600	--------------	----	--------------	----	--------------	----	--------------
Manager of Quality Assurance	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Industry Interface Representative	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Database Architect	0	0	0	0	0
Administrative Assistant	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Total Labor Hours	11040	11040	11040	11040	44160

107

CLIN 0401

Services in support of the Thousands Block

Pooling Administrator Requirements for FY5

January 30, 2001 Description	Quarter 1 Hours	Quarter 2 Hours	Quarter 3 Hours	Quarter 4 Hours	Total Hours	Quarter 1 Hours		Quarter 2 Hours		Quarter 3 Hours		Quarter 4 Hours

Director, Number Pooling Services	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Director, Pooling Administration Services Center	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Director, Pooling Implementation	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regional Pooling Implementation Manager	1440	1440	1440	1440	5760	--------------	----	--------------	----	--------------	----	--------------
Attorney/Regional Director, External Relations Manager	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Regulatory/Compliance Manager	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Manager, Technical Operations	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Program Manager, Pooling Administration System	0	0	0	0	0
Senior Systems Architect	0	0	0	0	0
Senior Systems Engineer	0	0	0	0	0
System Engineer	0	0	0	0	0
Software QA Manager	0	0	0	0	0
Software QA Analyst	0	0	0	0	0
Technical Writer	0	0	0	0	0
Network Engineer	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Database Administrator	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Senior Data Analyst	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Customer Service Representative	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Senior Pooling Administrator	960	960	960	960	3840	--------------	----	--------------	----	--------------	----	--------------
Pooling Administrator	2400	2400	2400	2400	9600	--------------	----	--------------	----	--------------	----	--------------
Manager of Quality Assurance	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Industry Interface Representative	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Database Architect	0	0	0	0	0
Administrative Assistant	480	480	480	480	1920	--------------	----	--------------	----	--------------	----	--------------
Total Labor Hours	11040	11040	11040	11040	44160

108

National Thousands-Block	Section 3.0
Pooling Administration

HIGHLIGHTS

•                  National System offers numerous effort-saving and productivity-enhancing features to reduce ongoing day-to-day PA operational costs

•                  National System design meets the very stringent reliability, availability, and response time requirements with redundancy of all components

•                  Redundant data centers, each with fully redundant high-speed LAN and WAN backbones, guarantee availability of a primary or backup site for transparent National PA operations

•                                          National System comprises reliable, scalable processors from vendors such as Hewlett-Packard, IBM, and Cisco

3.0                               NeuStar’s National Pooling Administration System Technical Overview

NeuStar’s state-of-the-art National System will be built on the proven components of our State System to reduce development cost and risk; effort-saving features will also keep productivity high to reduce day-to-day operational costs.

NeuStar is privileged to be able to offer a National Pooling Administration System (National System) which represents the evolution of our current and prior solutions for Pooling Administration (pooling).  As the current Pooling Administrator (PA) for 35 NPAs in 12 State trials, NeuStar is uniquely qualified to provide a wealth of pooling experience, understanding and expertise to the Telecom Industry.

The initial iteration of NeuStar’s State Pooling Administration System (State System) was a small, web-based application residing on a single box and serving a single state (see Exhibit 3-1).  While it did successfully provide basic pooling functionality, it was somewhat limited in automated capability.  The second iteration centralized the many small, single state systems into a more sophisticated multi-state system.  It offered increased automation of PA functions, as well as support of a more diverse set of user types.  These improvements came as a direct result of the years of hands-on PA experience and up-close observation of the mechanics of pooling.  With NeuStar’s National System, the Industry will be able to benefit from NeuStar’s learned efficiencies numerous ways, including:

109

[Exhibit 3-1. NeuStar’s proposed National System represents a logical evolution of our current and previous iteration of the State System. Graphic omitted: diagram of Evolution of NeuStar’s PA system.]

•                  Proven methods and procedures developed from our vast pooling administration experience

•                  Low-risk, on-time delivery of a comprehensive, state-of-the-art system fully compliant with requirements FCC

•                  Best value costing – NeuStar is uniquely qualified in its ability to accurately assess the effort required to build and operate the National System.  In addition, because we will reuse significant components of our State System, we will be able to provide a great deal of value to the Industry not only at no cost, but at an additional savings, since these components would otherwise have had to be developed from scratch. Furthermore, we are able to provide the benefit of our own

110

pooling administration-specific proprietary intellectual property at no cost.  This includes pooling specific forecasting tools, as well as components of our State System.  For items such as these, a royalty-free, perpetual right-to-use license will be offered for the FCC.

The following sections describe the system from both functional and architectural perspectives. Capabilities of the system are defined in Section 3.1 below and the various components of the system (hardware, software, connectivity, etc.) are described in Section 3.2.

3.1                               NeuStar’s National Pooling Administration System Functionality

Our ability to leverage existing systems and procedures experience and knowledge ensures the timely, cost-effective delivery of a fully scaleable feature-functionality rich pooling system.

While some may seem obvious in retrospect, actively performing the PA role for the past three years provided us the vision necessary to realize these efficiencies.  Such innovations include:

•                  Fully automated “growth” block request handling

•                  Pool ManagerSM advanced demand forecasting algorithm

•                  Automated selection and tracking of LERG Assignee

•                  Auto-population of form fields based on user profile information

•                  Fully automated block disconnect, change, reclaim, and donate functions

This section provides a functional overview of the automated capabilities of NeuStar’s proposed National System.  NeuStar will provide the Industry with a detailed Functional Requirements Specification along with a prototype of the Web GUI for review within two weeks of being selected as the National PA (see Exhibit 3-2 for a preliminary depiction of NeuStar’s National System home page). The development of the web site GUI will be performed in conjunction with the FCC.

[Exhibit 3-2. NeuStar’s National System Prototype will be available for review within two weeks of contract award.  Graphic omitted: picture of Pooling Administration website.]

[Exhibit 3-3. NeuStar’s National System interfaces will accommodate interaction with the entire pooling user and system constituency.  Graphic omitted: picture of Interfaces.]

111

NeuStar acknowledges the FCC’s desire that the NeuStar National System GUI simulate the look and feel and functionality of the NANPA CO Code Administration System.  In addition, it is NeuStar’s intent to hold design and implementation review meetings with the Industry on a bi-monthly basis until the first set of NPAs have been established under the National PA.

3.1.1                     Supported Interfaces

As required, NeuStar’s National System will support the following interfaces (see Exhibit 3-3):

•                  Public Web—This interface will provide a means by which all public pooling information may be disseminated to the media and general public, and will be accessible via the Internet.  Only aggregated data will be considered public.  Service Provider (SP)-specific data will be treated as confidential.  The web site will contain an online help capability, search, FAQs, feedback capability, and contact information for pertinent staff. Web information will be kept current; the rate area inventory pool information will be updated within 15 minutes of any assignments.

•                  Private Web—This interface, accessible only through login with a valid used id and password, will allow registered users to access system functionality. The web site, accessible via the Internet, will contain an online help capability, search, FAQ, trouble ticket capability, e-mail link to the PA office, as well as contact information for pertinent staff.  Applied Innovation Management’s “HelpDesk Expert for Customer Service” will be used to provide the trouble ticket, help desk, and knowledge-based software solution.

•                  E-mail—The System will use this interface for automated report and notification distribution as well as for information exchange with NPAC, NANPA, and registered National System users.  Notifications will include System status, outage, and maintenance notifications.

•                  FTP—The System will support the use of an FTP interface as an automated method of exchanging information (forms, data, reports, etc) with registered users.  Each user configured for FTP use will be assigned exclusive inbound and outbound directories for file exchange.  Access to these directories will be password protected.

•                  Fax—The System will support information sent in via fax.

112

3.1.2                     National System Users

This sub-section deals with the users of the National System application.  While other support and maintenance users exist (e.g. System Admin and DB Admin), they are standard direct system users and do not access through the Web-based GUI.  These users will therefore not be addressed here.

3.1.2.1           User Types

The National System will accommodate two main types of users: 1) those users outside the pooling office (external), and 2) those within the office (internal).

3.1.2.1.1                                                 External Users—As required by the National System requirements, NeuStar’s solution will allow for several types of external Web users:

•                  Public Users—While not registered users of the System, anyone wishing to have access to public, non proprietary Pooling information will be able to access this via NeuStar’s National PA public web site, www.numberpool.com.

•                  Block Applicants—These registered users (also known as Service Provider users) will have access to the private web site and all of the functions needed to interact with the PA.

•                  Audit Users—This registered user type will have read-only access to all data on the National System.  This user type will typically be assigned to FCC-appointed auditors.

•                  Regulator Users—This registered user type will have read-only access to all data within their jurisdiction.  They will be granted privileges based on NPAs.  Typically, this user type will be assigned to State Public Utilities Commission staff.

•                  3.1.2.1.2                         Internal Users—NeuStar’s internal users are all registered users able to login to the System via the GUI.  Given our experience in pooling, NeuStar proposes the following Internal User types:

•                  Pooling Administration Manager—This user is reserved for NeuStar’s Director of Pool Administration Services, and will have access to all System data and functionality.

113

•                  Senior Pooling Admin—This user type serves to allocate work to Pooling Admins, over which they have been assigned authority.

•                  Pooling Admin—This user type has access to pooling functions for NPAs to which it has been granted access.

•                  Data Entry Users—Clerical type user tasked to transcribe incoming applications received via fax and e-mail to GUI based forms.

•                  User Admin—Controls access security and user profiles for all registered Internal and External users of NeuStar’s National System.

•                  Pooling Implementation Manager—This registered internal user will have the ability to create, modify, and delete the timelines associated with each pool.  This user will also have access to SP forecasts and the System’s reporting capability.

3.1.2.2           Access Control

Prior to being assigned a registered user ID, each user will have to apply to the Manager, Technical Operations in order to become a registered user.   This request, once accepted, will trigger the creation of a registered user ID and password, and in some cases, an FTP ID and password (if requested).  A user profile will also be created that dictates the functions available to the user and the data to which they have access.  The validation of the request and the initial setup of the user will be the responsibility of the User Administrator.

Once a user has been established, they will be required to enter their user ID and password each time they wish to access the NeuStar National System’s secure web site.

Should any difficulties be encountered either during the creation of a User ID, or in that User’s access to the System, the User can call the Help Desk for timely resolution of the problem.

3.1.2.3           User Administration

The System’s User Admin user will have the responsibility for creating, modifying, and deleting System Users of all types.

114

3.1.3                     Pool Processing

NeuStar’s National System will support all Pool Processing functionality.  In order to perform these functions, the System will maintain the following information for each pool:

•                  Pool name

•                  SPs active in the pool

•                  Whether or not an SP has donated blocks to the pool

•                  SP type, SP type of service, and whether or not the SP is certified

•                  The SP’s list of OCNs active in the pool

•                  For each OCN active in the pool:

•                  Name, address, fax, and email of contact person

•                  Name and User ID of each Block Applicant allowed to apply for resources

•                  Date and content of the current forecast for the pool

•                  Whether or not a new forecast is pending and its due date

•                  Whether or not the OCN is already a LERG assignee in this pool

•                  If already a LERG assignee, the number of pooled NXXs for which they are the LERG assignee

•                  A list of all NPAs in the pool

•                  For each NPA in the pool:

•                  Whether or not it is in jeopardy

•                  Which NXXs in this NPA are pooling-enabled

•                  The total number of pooling-enabled NXXs

•                  Current status of every block in the pool (available, unavailable, suspended, contaminated, etc)

•                  The rate area to which each block belongs (note: each pool is associated with a single rate area)

3.1.3.1           Pool Creation

The System will support the creation of a pool in accordance with Section 7.1 of the INC Thousands-block Pooling Guidelines.  It will provide both tracking and reminder mechanisms to

115

assist the assigned Pooling Admin and the Pooling Implementation Manager in managing the creation of the pool.  The system will automatically monitor all pooling timelines in order to generate notifications to interested parties whenever a milestone is reached.  These notifications will be generated either via the user task list functionality, or by email, should the user be signed up for the distribution.

The supported functionality will include:

•                  Creating the initial timeline for an NPA

•                  Modifying an existing timeline for an NPA

•                  Creating a new version of a timeline for an NPA

•                  Viewing a timeline

•                  Timeline milestone processing

3.1.3.2           Pool Modification

NeuStar’s National System will support the modification of a pool, including: changing a pool’s properties; NPA Relief (i.e., overlays or splits); and Rate Area consolidation

3.1.3.3           Monitoring

The System will monitor each pool for the current forecasted demand for the pool for the next six months and the current known availability of blocks in the pool on a continuous basis to ensure appropriate inventory levels are maintained.

The System will automatically update the forecasted demand for a pool whenever any of the following events occur: a new semi-annual forecast is received; an unscheduled new forecast is received; an ad hoc forecast is received; a new SP joins the pool and provides its forecast; and an existing SP updates its forecast.

The System will automatically recalculate the current known availability of blocks in a pool whenever any of the following events occur:

116

•                  The pool is first created (based on the subscribing SPs’ donations)

•                  Blocks are donated to the pool

•                  Anytime the pool is replenished to meet the forecasted demand for the next six months

•                  The special needs of a SP can only be satisfied by obtaining a whole CO code, but not all of the blocks will be kept by the applying SP

•                  Blocks are disconnected from an SP

•                  A block is reclaimed from the SP to which it was earlier assigned because a PA Part 4 was never submitted

•                  Blocks are assigned to satisfy the needs of a correctly submitted Part 1A

3.1.3.4           Replenishment

NeuStar’s National System will ensure there are enough blocks available in each pool to meet forecasted demand for the following six months by automatically checking the forecasted demand against the number of blocks available when:

•                  A pool is first being implemented – at the date corresponding to the “PA Assessment of Industry Pool Surplus/Deficiency” milestone.

•                  At the end of every calendar month

•                  An existing SP revises its forecast

•                  A new SP enters the pool (with a new forecast)

•                  The System receives an Ad hoc forecast

The criteria for replenishment is as follows:

117

•                  At pool creation—The System aggregates the forecasts for the next six months and compares the result against the total number of blocks donated to its inventory.  If the inventory is not adequate, the pool needs to be replenished.

•                  For established pools—The System uses the known forecast information together with information on the actual assignment of blocks and blocks available, to determine if replenishment is necessary.

Should replenishment be necessary, the National System will then automatically select and appoint a SP as the LERG Assignee.  The System will employ the criteria outlined in the latest INC Pooling Guidelines to determine the SP of choice.  This automation represents another of NeuStar’s innovations that reduce the effort involved in administering pools, which in turn provides value to the Industry by contributing to the reduction of staff required to efficiently and properly perform the PA function.

3.1.4                     Forecast Processing

From a simplified perspective, forecast processing consists of collecting individual SP forecasts and aggregating them into an overall forecast for each pool.  However, it has been NeuStar’s experience that, with proper interpretation, the forecasts can in fact be made far more accurate.  To that end, NeuStar developed an algorithm representing a forecasting model called Pool Managersm, (PM) currently being used in conjunction with NeuStar’s State System.  This algorithm is currently patent pending.  This model offers the value of self-calibration, which allows it to become increasingly accurate, as more actuals are added to the forecasting mix. NeuStar will integrate the PM capability into the System.  The proposal includes a royalty free, perpetual right-to-use license for PM.  The following subsections identify the types of forecasts collected, how they can be submitted and the various reports derived from the forecasts collected.

3.1.4.1           Forecast Types

The following is a list of forecast types collected by the National PA:

•                  Semi-annual Forecasts—A semi-annual forecast will be collected from each SP participating in each pool.  When a SP submits a valid new forecast for a pool, the system will automatically

118

update the database, and run the pool manager module, there by making sure that enough blocks will be available to SP’s utilizing the pool, while not opening NXXs unnecessarily.

•                  NRUF Data—The System will automatically receive NRUF data requests semi-annually and collect this data to be used for overall forecasting purposes.

•                  Ad Hoc Forecasts—An Ad Hoc forecast is one that is produced as a result of a PA or Regulator request.  NeuStar’s National System will provide a mechanism through which the PA can generate an Ad Hoc request to SPs.  The System will provide a number of filters to enable the system to limit the request to one SP, Multiple SP’s or all SP’s

•                  The notice received by the SP will come in the form of an e-mail generated by the System, and/or as an action item in the SP’s Block Applicant’s task list.  When a SP submits a valid new Ad Hoc forecast for a pool, it will replace the existing forecast for that pool.

•                  Unsolicited Forecasts—At any time, an unsolicited forecast may be received from a SP.  This forecast will replace any existing forecast for that pool.

3.1.4.2           Submitting Forecasts

NeuStar’s National System will accept SP forecast submissions via multiple channels, including:

•                  The GUI forms provided on the System’s secure web site.  Where possible, the System will auto-populate fields on the form (e.g. – date, rate area name, etc.), saving the SPs valuable time.

•                  A properly formatted file submitted via the System’s FTP capability.  The System will recognize receipt of the file and, using an automated utility, read the information into the forecast database.

•                  A properly formatted file submitted as an email attachment.  The PA User will then be able to invoke a System utility that will automatically read the information into the forecast database.

•                  Fax submission.  In this case, a Data Entry User will enter the faxed information into the System on behalf of the SP.

119

3.1.4.3           Reporting

Upon receiving updates to the forecast database, the System will automatically generate updated aggregate block holder forecast data reports.  It will be available to regulatory authorities, at their request.   Disaggregated Block information shall be provided to the State Commissions, as per FCC order 00-104 .  Other reports available from the System will include: Blocks Assigned, Blocks Available, and Pooling Tracking.

3.1.5                     Forms Processing

NeuStar’s National System will accept all Industry standard forms via the GUI, FTP interface, e-mail, or fax.  The System will respond to the SP in the same manner that the originating form has been received.

Via the GUI—From the GUI, located on the secure web site, the SP’s Block Applicant user will have the ability to bring up any desired form through the GUI.  The System will automatically check each submission for completeness and semantic correctness.  Syntactic errors will need to be corrected before the System will accept the submission.  Semantic errors will usually result in the System generating a PA Part 3 with an explanation of the rejection.  Users will be able to reuse the erroneous form as a basis for resubmitting the form, thus avoiding having to re-enter the entire form from scratch.

For users’ convenience, each form will also be auto-populated, where possible, with the information provided in the user’s profile.  For fields that are not auto-populated, each field’s syntax will be immediately checked for correctness, and the user will be immediately notified of any errors.  Once accepted, the System will proceed with the proper processing, depending on the type of form being submitted.

Via FTP—In this situation, SP Block Applicants with FTP access capability will be able to submit properly formatted flat files to their private “incoming” FTP directory, which resides on the System.  The System will automatically scan all “incoming” FTP directories on a periodic basis to search for this type of submission.  NeuStar will publish formats of each supported FTP Form, as well as FTP file naming conventions, in its National System FRS document.

120

Each System response to an SP’s FTP initiated request will be delivered to their private “outgoing” FTP directory, which will also reside on the System.  SPs possessing an “outgoing” FTP directory will be required to search it periodically for new deliveries of reports, forms and/or notifications, and process them appropriately.

NeuStar proposes that the FTP mechanism support all pooling forms.  These include: Part 1A; Part 1B; PA Part 3; PA Part 4; PA Forecast Reports; TN Level MTEs; and NeuStar PA Donation Forms.

The System will have the ability to accept the formatted FTP form files, which will then be processed as would a GUI based form, with the exception that all replies will be returned to the Block Applicant via FTP as well.  Also, unlike the web GUI, no auto-populate capability, nor modification of individual fields on a rejected form, will be supported via the FTP interface.  All forms must be resubmitted in their entirety.

Via Email and Fax—Forms received unformatted email or via fax will be manually entered into the System by a Data Entry User, on behalf of a SP, in the order they are received.  Some validation checks will be performed by the Data Entry User prior to entering the form into the System.  Should any errors be found, the Data Entry User will communicate the error back to the SP (via the same means it has been received) and request that they resubmit the form.  If, while entering the form into the GUI, an error preventing the submission of the form is encountered, the Data Entry User will abort the GUI form, inform the SP of the error, and request that the form be resubmitted.

For each System output to the SP made during the processing of a request, the Data Entry User will need to capture the output into a file, and respond to the proper SP contact via the same method of transmission it was received.

For email attachment form files that are received in NeuStar’s published format (formats will be included in the National System FRS Document), the System will electronically process them.

3.1.6                     Resource Application

The single most important capability of NeuStar’s National System is that it will allow SPs to apply for numbering resources.  The System will allow Block Applicants to submit Part 1A forms, either via the GUI, FTP, email, or fax.  The Part 1A form will initiate the process of applying for

121

resources, depending on whether the SP desires: individual blocks; a full NXX on behalf of a PA (to replenish pool); a full NXX for the SP’s customer specific request; or a block to be used for a LRN.

The following forms will have to be successfully exchanged between the SP and NeuStar’s National System: Part 1A; Part 1B; TN Level MTE; PA Part 3; and 1,000-Block Level MTE; and PA Part 4.

In addition, the System will help expedite the processing of each request by placing task reminders in the appropriate User’s Task List.

One of NeuStar’s many proposed System feature innovations involves the use of a “task list.”  An individual task list will be associated with each registered user on the System.  It will provide a means whereby the System and/or a registered user will be able to send a notification or assign a work task to a particular registered user.  The message in question will be kept in the destined user’s task list for that user’s viewing once they have logged into the private National System Web site.  NeuStar has found this feature to be particularly useful in our State System.

Blocks will be assigned in appropriate rate area pools. Certain requests, such as an application for a “growth” block, will be fully automated, as all necessary information can be validated and processed by the System, without any manual intervention from the personnel.  This results in an overall savings to the Industry, due to a net reduction in the pooling administration staff.

3.1.7                     NPA Jeopardy Processing

NeuStar’s National System will allow PAs to specify that a particular NPA is in Jeopardy.  In doing so, the PA will be prompted to indicate whether “Special Handling” is necessary.  Special handling may be required if there are no standard procedures yet for Jeopardy.

When “Special Handling” is necessary, the System will automatically force all resource requests to be authorized by the responsible PA (i.e. – fully automatic processing of “growth” block requests is halted). The System will notify active SPs to donate all unused blocks in this NPA.

The system will send notifications to all “concerned” users (via the User Task List for GUI users and email for other users).  Should the System be unable to notify a particular concerned user, the

122

PA will be informed, via their task list, to contact these SPs directly.  In addition to informing users of the jeopardy, they will also be requested to submit an ad hoc forecast based on the guidelines.

3.1.8                     Block Functions

In addition to the obvious application and allocation of a block, NeuStar proposes that the National System also provide functions to facilitate a number of other block level requests.  All block function requests will be time stamped, in order to allow for tracking and auditing in the event of any dispute over resource handling.  These functions, described below, will be designed with the utmost automation possible.  This will provide the Industry with overall savings, thanks to a reduction in the personnel requirements to operate the National Pooling Function.  If, for any reason, an application is not processed within seven calendar days of submittal, the System will automatically place a notification into the appropriate Pooling Admin’s Task List, reminding them to take action on the request.

Transfer—In order to accommodate situations where a large customer is moving from one SP to another, or when a SP is reorganizing OCNs due to a merger or acquisition, the System will support the transfer of a Block from one OCN to another.

The forms associated with applying and allocating blocks (Part 1A, Part 1B and PA Part 3) will also be capable of accommodating transfer requests.  In addition to these forms, a letter will be required of the transferring SP, confirming the transfer.  NPAC will automatically be emailed, communicating the transfer.  The responsible PA user will also automatically be sent Task Items reminding them to update RDBS database, as required.

Disconnect—A SP wishing to voluntarily return a block to the pool will be able to do so using the Part 1A, Part 1B and PA Part 3 forms and selecting the “disconnect” type of request.  The System will also automatically generate and email a Reclamation form (part 5) to the NPAC, as well as send a Task Item to the responsible PA to update RDBS database.

Change—The INC Guidelines and forms allow block holders to change certain characteristics of a block previously allocated to them.  This function can only be invoked by the SP who ‘owns’ the block, and only after the PA Part 3 for this block has been created. The form to be used for

123

performing this function is the Part 1A and associated Part 1B.  When this application is submitted, it will be treated like a normal submission, except that no resources will be allocated.

The changeable block characteristics include: Block Applicant; AOCN; Requested Block Effective Date; Request Expedited Treatment; Type of Service Provider; Type of Service; Current State of Certification; Information in “Part 1B Section B”; and NPAC Activate Block Range.

Donate—This function is used when a SP voluntarily donates a block to a pool.  It is primarily used when a pool is first created for a rate area.  For each block being donated, the SP must complete the information regarding the NPA, rate area, Switch ID, OCN, AOCN, whether the block is portable, and the full NPA-XXX-X of the block.  This form is a NeuStar-created form as there is no standard form defined by INC.

As the PA, NeuStar will automatically be tasked to verify that the NXX is a) portable in NPAC, b) listed under correct SP in NPAC, c) rate center listed in the LERG, and d) carrier listed in the LERG.  We do this to ensure everything is set up in the NPAC and LERG.  If not marked as portable in NPAC, blocks can not be ported thus causing a delay in the block assignment.

Reclaim—This function will be used exclusively by a Pooling Administrator to reclaim a block.  From the Reclamation function on the GUI, the PA will enter the tracking number of the block application that was never put into service.  The System will then present a Thousand Block Reclamation Form with a new tracking number.  Once the PA fills out and submits the form, an email notification is sent to the NPAC to process the reclamation.  Once completed, the System will reclaim the block and mark it as available again.  A Task Item will then be assigned to the PA to update RDBS database and then notify the SP that the block reclamation has been completed.

3.1.9                     Viewing Data

GUI User profiles will provide data filtering capability which will define for each user (both internal and external users) what data they will have read or read/write access to.  A number of business rules will be used as defaults.  They include:

•                  Block Applicants can only access their own data

•                  PA can only access data for NPAs to which they have been assigned

124

•                  A Senior PA can only access data pertaining to the PAs for whom they are responsible

•                  Data Entry Users cannot view any forms, except those they are using to enter data

•                  Regulator Users can only view data pertaining to their jurisdiction

•                  Auditor Users have read-only access to all data.

•                  Aggregated data is considered public, and will be made available on the System’s Public Web site.

3.1.10              Data Retention

NeuStar’s National System will keep data available on-line for a minimum of two years, and subsequently in archive for not less that five years.

3.1.11              Audits

The System will allow for Auditors to view all System data and functionality via the assignment of Auditor User IDs to FCC assigned auditors.  These User IDs will allow read-only access to the entire System.

3.1.12              Feedback

NeuStar’s National System will provide dual mechanisms to provide electronic feedback both from the Public Web site and the Private Web site.

Public Feedback Function—From the Public Web site, the general public will be offered the ability to provide feedback, which will be emailed to NeuStar’s National PA Help Desk.

Trouble Ticket System—From the Private Web site, registered users will have access to NeuStar’s National PA Trouble Ticketing System.  The Trouble Ticketing System will be a COTS system supplied by Applied Innovation Management.

3.1.13              Reporting

Our National PA System will possess a rich suite of pre-defined reports modeled after the reports that are currently available from our State PA System.  These reports include aggregated NPA rate area pool status reports, such as:

125

•                  All pooled thousands-blocks in the industry inventory pool (i.e. NPA-NXX-X level information displayed)

•                  Status of the thousands-blocks, i.e., allocated/assigned, available

•                  Identification of the SP to which the thousands-block has been allocated and whether or not a thousands-block is contaminated

•                  A forecast of the number of new codes required in the next 12 months

The National System will come equipped with a report creation capability (included with the Oracle DBMS package) which will allow for all pre-defined reports to be programmed for periodic or on-demand generation.  This capability will also allow for NeuStar personnel to create ad hoc reports, at users’ request.  The System will have the capability to automatically distribute reports to a distribution list consisting of email addresses and outbound FTP directories.  Prior to the distribution of reports, the System will be capable of verifying that all data contained in the report falls within certain ranges. System notifies the Senior PAs that the report results should be verified.

3.1.14              Optional Pool Reporting (CLINS 0003, 0102, 0202, 0302, 0402)

Aggregated NPA rate area pool status reports will be accessible to State and Federal Regulators via the public portion of the web site.  As our State System does today, our National System will also be able produce the same NPA rate area pool status reports using disaggregated, service-provider specific data as applicable.  Per FCC Orders, these disaggregated reports will be available to State and Federal Regulators from the private portion of the web site.

If there is a requirement to produce reports that are not a part of the standard suite of aggregated and disaggregated NPA rate area pool reports, commonly referred to as ad hoc reports, during the initial pooling rollout phase or other times during the contract period, and if that requirement has a cost impact on the contract as proposed and awarded, NeuStar will notify the Contracting Officer.

3.2                               NeuStar’s National System Architecture

NeuStar’s National System, designed to amply meet the needs of pooling both now and in the future, is easily scaleable and fully redundant to ensure the requisite level of high availability is maintained.

126

NeuStar is proud to offer the benefit of our vast experience in providing the Telecommunications Industry with high quality, correctly sized, high availability, mission critical systems.  We will provide the Industry with a solution that suits the needs of pooling administration both now, and into the foreseeable future.  We will provide a System capable of self-monitoring its own performance and efficiency, in order to enable the immediate identification of a need for additional resources.  The proposed architecture is easily and inexpensively scalable, capable of offering any amount of incremental capacity, thanks to highly available and scalable IBM, HP and Cisco hardware platforms.  The System has been configured to offer high availability, in line with and even surpassing the stringent requirement placed upon it.  Where any single component is unable to offer the required availability, redundancy has been added, either locally or through the use of the backup site, which guaranties the System’s high availability.

To achieve the best solution for the National System, we leveraged our past experience in developing client/server applications with online transaction processing and distribution of information capabilities.  Taking the System Requirements into consideration, NeuStar evaluated several options, as discussed below, and has carefully selected the most logical, cost-effective architecture design to amply meet the FCC’s PA System Requirements—while offering maximal flexibility and scalability in the future.

For hardware, NeuStar considered both a continuously available Stratus Computer Systems-based hardware architecture and an alternative architecture consisting of a combination Hewlett Packard (HP) Unix-based 9000 Series N-Class servers and IBM Netfinity 4500 Pentium-Class servers that will provide high-availability.

Continuous-availability computing, sometimes also described as fault-tolerant computing, is defined as having your computers up 100% of the time.  This type of system must be capable of being maintained while it is running.  Continuous-availability computing is achieved through hardware redundancy, usually within the box.  Stated another way, each critical piece of hardware in the system has multiple backup copies so that if a failure occurs the system will immediately recognize the failure and continue to operate without missing a step.  For example, in a continuously available hardware architecture, multiple CPUs, each with its own memory and resources, execute each instruction simultaneously.  If one of the CPUs experiences some type of failure, another can take

127

over, and the system will continue to operate with no data loss or no ill effects.  Continuous-availability computing is about true redundancy at a physical level where any component can fail and nobody knows about it even for a second.  On the other hand, the term high-availability is used to describe a system that has some amount, even though the amount may be small, of fail-over time.  According to IBM Redbooks, a service level above 99.7% is typically accepted as high availability.

At NeuStar we are highly experienced with the Stratus Computer Systems platform, and we believe it would be a suitable platform for building a continuous availability system.  However, the National System RFP states, “The PA System must exceed 99.9% of scheduled up time, must be down for less than 9 hours per year for unscheduled maintenance, and must be down less than 24 hours per year for scheduled maintenance.”  These requirements, while stringent, do not dictate a continuously available system but rather describe a high availability system.  There is a certain amount, though small, of allowable downtime.  This time allows a system that has encountered a failure situation to switchover from a primary to a secondary, or backup site.

Systems able to tolerate even a small amount of downtime are able to enjoy significant cost savings over those that cannot.  The cost curve when moving from high availability toward continuous availability shows a steep incline.  Additionally, high availability configurations are showing continued improvement over time.  Hardware and software vendors have been made aware of the desirability of these configurations.  Hence, it is not cost-effective to build a continuously available system when a high-availability system will meet requirements.  Therefore, NeuStar has engineered a National System that provides the required high-availability, reliability, performance, and capacity needed at a reasonable cost.

This section will describe the development, testing and production environments that will constitute NeuStar’s National System.

3.2.1                     Development Environment

NeuStar is proposing a Development Environment architecture that features the advantage of being an exact replica of the Production System.  This will allow ample capability to develop and later enhance the System.  While having a fully duplicated Production System as a Development environment would normally be considered an expensive luxury, in this case, it is justified by the fact

128

that this environment will, in fact, perform triple duty.  NeuStar proposes that this environment be used as the Test Environment and the Back up Production Environment, in addition to the Development Environment.

The Development Environment, itself, will feature a number of widely accepted development tools, including: Oracle, J2EE, and WebLogic.  These products have been selected for their proven effectiveness and stability.  They are all widely used, both in the Industry, as well as within NeuStar.

The effectiveness and stability of the products making up the Development Environment not withstanding, NeuStar is most proud of our Development staff.  They consist of highly qualified, competent people, experienced and intimately familiar with the platforms and development tools being proposed.  These same people also developed NeuStar’s State System.  Just as NeuStar’s existing State PA personnel are the major factor in what will make the National PA Service a success, NeuStar’s Development Team is the major factor in what will make NeuStar’s National System a success for the Industry and NeuStar.

The following subsections describe the hardware, software, communications and security configurations specific to the Development Environment.

3.2.1.1           Hardware Configuration—Development Environment

NeuStar’s Development hardware configuration provides ample capability to meet the needs of NeuStar’s developers.  The hardware, listed below, is capable of supporting all of the selected software development tools to be used in building the National System.  The Development Environment hardware will also be used as the Test Environment hardware, as well as the Production Backup System, ensuring that full use is made of the hardware.  The Chicago portion of Exhibit 3-4 illustrates the top-level view of the hardware architecture comprising the National System Development Environment.  Its components include:

129

One Cisco 3640 Series Router—The Cisco 3640 was deemed to be very suitable to NeuStar’s high availability/ best value System package.  It is a multi-service router that supports a variety of industry standard routing protocols, including BGP, and implements a suite of security features.  Packet filtering features ensure that only the traffic required by the National System will be allowed to enter the network, and TACACS+ authenticates and logs all user access to the router.  The Cisco 3640 has redundant external power supplies, ensuring continuous operation of the unit in the event of a single power-supply failure.  At 70,000 packets per second, the forwarding rate of the router safely exceeds the requirements of the System.  The architecture of the Cisco 3640 is also scalable, ensuring that as the bandwidth requirement increases, the router will be able to incrementally meet requirements.

One High-performance Hewlett Packard 9000 Unix-based N-Class Enterprise Server—In keeping with our goal of designing a “best value” system that provides the needed capabilities, we have chosen a hardware combination of Hewlett Packard (HP) Unix-based 9000 Series N-Class servers and IBM Netfinity 4500 Pentium-Class servers.  The HP 9000 N-Class server provides a powerful, versatile midrange platform that supports enterprise-class applications, is designed for OLTP (On-Line Transaction Processing) applications, features high availability, and gives top performance at an affordable price.  The HP 9000 N-Class server is also highly scalable, which will ensure that the National System will be responsive to end-users, even as they increase in number and activity level, in the future.  The HP 9000 N-Class server is highly scalable because it can be expanded from 1 to 8 CPUs and from 128 Mb to 32 Gb of physical memory.  It also supports up to 72 Gb of internal storage and up to 71 Tb of external storage.  These are all desirable features for the System and will help ensure its long-term viability.  For the purposes of the National System, this server will be used for the database application. NeuStar has made this choice to ensure that the database server will never get loaded down by auxiliary processes, thereby providing the maximum possible performance for database transactions and ensuring responsiveness to end users.

One RAID Controller for the Database’s Disk Access—Bundled with the HP Server, the RAID controller allows for disk mirroring, thus protecting against data loss by ensuring no single point of failure for the disks.

130

One 12 GB DAT tape drive—For performing system backups

Five IBM Netfinity 4500 Pentium-Class Servers (two application servers, two web servers and one System firewall server)—The IBM Netfinity 4500 Pentium-Class servers will be used for all of the other software processes, including proxy web servers, application servers, and firewall.  NeuStar has chosen Pentium-Class servers because they are powerful enough to do the job and are less expensive than Unix-based servers.  There are a number of manufacturers that make Pentium-Class servers that would be suitable, but NeuStar has chosen IBM because of their reputation for building reliable computer hardware.  The IBM Netfinity servers, like the HP 9000 server, are highly scalable, providing for both CPU and memory upgrades for additional capacity.  Each Netfinity 4500 Pentium-Class Server comes standard with 128Mb of RAM and can be upgraded to as much as 4Gb of RAM. Each Netfinity also comes standard with one CPU, but can be upgraded to two CPUs.

One 3com SuperStack II Baseline Switch for the Environment’s LAN—This switch has been selected for its capability, reliability and value.  While there are many suitable products in the marketplace, NeuStar believes in choosing a competitive, established and proven vendor (3com) for our System solutions.

3.2.1.2           Software —Development Environment

NeuStar uses object-oriented methodologies and Industry-accepted software architectures, including appropriate analysis and design patterns, to ensure the required functional flexibility of multi-tier application architecture.

Using sound software development tools and using them well are the most important success factors in developing a high quality system.  In order for a System to remain useful over time, the tools used to build it need to be widely used and evolving.  This will guaranty that the tools will continue to meet System Development needs over time, as well as allowing for continuous availability of personnel skilled in the use of the tools.  With these factors in mind, NeuStar has assembled a suite of tools that support all aspects of software development.  These include tools for configuration management, design, modeling, software development, web development, and database development.

Configuration Management—NeuStar’s Configuration Management tool of choice is called the Continuus Change Management Suite.  Since the NeuStar software development organization is

131

already in possession of the necessary licenses to use the tool, we propose that we will use it, for the purposes of this System, at no charge to the FCC.  While the license for the tool will not be transferred to the FCC at the end of the contract, development houses typically have their own preferences for development tools such as this, and like NeuStar have their own site licenses for them.  It is our belief that the proposed no charge use of certain tools will provide a significant savings to the Industry, who, in the worst case, may need to purchase a license only if and when the National System is transferred to an alternate vendor, thus deferring the expenditure indefinitely.  NeuStar will be sure to diligently identify all such products/tools being used for the purposes of the National System Environments in the Transition Plan.  This will allow any entity taking over the contract to plan the acquisition of any critical items prior to the hand-off of the System.

Design and Modeling Tools—NeuStar will architect and design the National PA application software in UML (Unified Modeling Language) using Rational Rose design tools from Rational Software Corporation.  UML provides system architects working on object analysis and design with one consistent language for specifying, visualizing, constructing, and documenting the artifacts of software systems, as well as for business modeling.  For these reasons NeuStar’s engineers will model the software system architecture of the National System using UML and Rational Rose visual modeling tools.

Software/WEB Development Environment—In its evaluation of the proper National System software development environment, NeuStar has examined several options.  First, we considered a C++ programming language-based environment.  The primary advantage with C++ developed applications is that C++ code is compiled directly into native machine code on the host platform, which provides the fastest possible program execution speed.  But C++ programs have some disadvantages:

•                  C++ application code is platform-dependent, making it difficult to port programs, should it ever become necessary to migrate to a different hardware platform and / or operating system.

•                  At least one other language provides standard tools and API’s for Internet development that C++ does not provide; therefore, C++ is not the development platform of choice for web-based projects.

132

•                  C++ is not a pure object-oriented language; consequently, it does not prevent developers from falling into a procedural programming mentality, which is less desirable for complex systems.

We also considered using a CORBA-based development environment.  CORBA is a distributed object technology that allows the use of object-oriented methodologies and the three-tier application architecture.  However, the disadvantage of CORBA is that if places the burden of handling distributed transactions, concurrency, object persistence, and other system-level considerations on the shoulders of the application developer, thus greatly contributing to the complexity level of the development and evolution of the System.

A third option is to use a J2EE (Java 2 Enterprise Edition)-based software development environment.  The J2EE platform is designed to provide server-side and client-side support for developing enterprise, multi-tier business applications.  The advantage of J2EE over CORBA is that J2EE specifies a standard distributed component model known as EJB (Enterprise Java Beans) that provides support for handling distributed transactions, concurrency, object persistence, and security, by means of an EJB Container.  J2EE frees developers from system-level considerations, allowing them to concentrate solely on the software application’s business logic, thereby increasing productivity. Other advantages of a Java programming language-based development environment are:

•                  Java programs are platform independent and can be ported to different hardware platforms without changing the code

•                  Java is a pure object-oriented language

•                  J2EE provides all the tools required to develop distributed, web-enabled, enterprise business applications

For these reasons NeuStar believes that a J2EE-based software development environment is the best choice for the National System application software.  While there are a number of vendors offering J2EE-enabled application servers, NeuStar has chosen BEA Systems’ WebLogic Server as the platform for implementing the middle tier (Presentation and Business Logic Layer – See Exhibit 3-5 of the National System for the following reasons:

133

•                  BEA Systems is one of the world’s leading e-business infrastructure software companies

•                  WebLogic Server supports clustering, which automatically provides load-balancing and insulates users from application server failures (a prime consideration for the National System)

•                  BEA WebLogic Server Clusters are designed to deliver scalability and high-availability to J2EE applications in a manner that is completely transparent to application developers

•                  WebLogic Server is battle-tested, being used by many leading edge e-commerce firms on large scale high visibility projects for Fortune 500 companies and the Federal Government

•                  BEA Systems has received numerous Corporate and Product awards, which indicates growing stability and wide Industry acceptance of the Company’s products

•                  More than 8,000 companies have chosen the BEA WebLogic E-Business Platform™ as the underpinnings of their business to keep them fast-moving, flexible, and future-proofed

[Exhibit 3-5. The modularity of NeuStar’s application architecture will provide the required flexibility for the National System to easily accommodate future system enhancements, such as additional reports, interfaces, or functions. Graphic omitted: diagram of Application Architecture.]

Overall, the stability and capabilities of WebLogic Server and BEA’s position as an Industry leader make it an excellent choice for the National System.  However, applications that are written to the J2EE specification are actually application server independent (another reason NeuStar prefers J2EE), which means that we could port our National System to a different J2EE-enabled application server very easily.  The inherent platform independence of J2EE provides the requisite flexibility and room for future growth for NeuStar’s National System.  Another layer of System software, known as the Presentation and Business Logic Layer of the National PA application will be the repository of the business rules, process flows, and scheduled events.  It will process request information from the Client User Interface Layer of the System based on the business rule flows.  It will also access and update the database, if required, and respond to users in the form of HTML and Java Server pages.  To ensure scalability of the server side application software, NeuStar proposes to design and

134

develop the Presentation and Business Logic Layer using a server-side MVC (Model-View-Controller) design pattern.  Exhibit 3-6 shows the implementation of a server-side MVC design pattern.

The various components are:

[Exhibit 3-6. To ensure middle-tier scalability, NeuStar’s National System software design will utilize a server side MVC (Model-View-Controller) design pattern.  Graphic omitted: diagram of MVC Design Pattern.]

•                  Controller(s)—The controllers act as front-end components.  These components do not handle any presentation issues, but rather, process all client web requests and manage process flows.  They are responsible for activating any EJBs that are needed for the request and deciding which view, or presentation component, in which to forward the request. The controllers will be implemented as Java Servlets, which are Java components that handle web requests; they are called from HTML pages.  A servlet receives a message according to Java specifications and HTTP protocols.  The servlet processes the web request and will respond by returning an HTML page that is generated by a call to a Java Server Pages (JSP) component.  Each user interaction on the browser will produce a response from a servlet component that deals with the request.

•                  View(s)—The views, or presentation components, will be made up of Hyper Text Markup Language (HTML) pages and JSPs.  HTML Pages are the web pages of information that will be displayed on the clients’ browser via the PA System’s WebLogic Application Server.  These pages will display both static and dynamic information to the client and will receive data input from the client.

As for JSPs, the National System, in response to requests, will independently manage the presentation logic through JSP components) and will manage the user interface with HTML pages.  Each user browser request will activate a response via a JSP page.  The JSP page, in turn, will receive parameters from the controller servlet that corresponds to the user request.

135

•                  Model(s)—The model, or Business Logic Components, implement business rules and access the Data Storage Layer.  These components will consist of Enterprise Java Beans (EJB’s).

•                  An EJB is a Java component that represents an object that is persistently stored in the database. Examples of objects in the PA System that will be modeled as EJBs include: form data that users have entered, work items and work lists of the PAs, and user profiles.  The EJBs are activated by web requests that query for the information they hold or store new data in the database.

Database Development Tools—NeuStar will design and build the National System’s logical and physical data models using ERwin from Computer Associates.  ERwin is the Industry’s leading database design tool.  It delivers productivity in the design, generation and maintenance of high-quality transactional and data warehouse databases.

The actual database application will use Oracle. NeuStar is proposing the use of Oracle8i RDBMS for several reasons.  Oracle database technology has always been a leader in meeting the requirements of demanding OLTP applications.  As needs have evolved, the Oracle database has been enhanced to exploit the best technologies available.  The Oracle8i database delivers application performance, scalability, availability, and manageability, ensuring an application environment capable of supporting mission-critical Internet transactions.  Oracle has set itself apart in the database Industry as a performance leader.  The Oracle8i database adds an integrated Java Virtual Machine (VM), boosting Java application performance to the highest in the Industry.  Oracle has also integrated the Java VM with SQL and PL/SQL for efficient database access, dramatically increasing the performance of Internet applications.  Additional reasons for choosing Oracle are that it is stable, reliable, platform-independent, and there are an abundance of available, knowledgeable developers and administrators (both inside and outside of NeuStar).  Also, Oracle’s strong reporting capability, which NeuStar considers to be an important component, lends itself well to the needs of the National System.

Operating System—The HP 9000 N-Class Server comes bundled with the HP-UX version 11.20, Hewlett Packard’s own Unix-based operating system.  HP-UX is a powerful operating system that supports multi-threading and is well matched with the chosen database of Oracle.

136

For the Pentium-Class servers, although Windows NT or another Unix-based operating system could be used, NeuStar has chosen Red Hat Linux for a number of reasons.  Firstly, IBM recommends Linux for use in building high availability systems on Netfinity Servers.  In fact, IBM has recently published several papers, available through IBM Redbooks, on the virtues of building high availability clusters with Linux on IBM Netfinity Servers.  Secondly, Linux is “open source” software.  “Open Source” is a new term recently defined to describe software which is available to the public in source code form, and which does not have licensing restrictions limiting use, modification, or redistribution.  The important issue is that everyone saves by choosing Linux because there are no user licenses to purchase, and because the Linux Operating System’s kernel, the core component of the operating system, and many of the utilities that come with Linux are free.  Also, many software development experts believe that Linux, which is an implementation of the Unix operating system and thus has 30 years worth of testing and improvements in multi-user environments behind it, is more reliable than Windows NT.  In addition, choosing Linux means that, in the future, the System will not be restricted to a commercial vendor’s proprietary tools, as would be the case if we were to choose Windows NT.

While we could just get on the Internet and download all of the freely available Linux software we might need, a better option is to purchase Red Hat Linux.  Red Hat Linux is not free but is inexpensive compared to the commercial operating system options such as Windows NT.  What makes Red Hat worth purchasing is its installation program, which makes installing and setting up Linux easy, the documentation that Red Hat provides for Linux, and the technical support available from Red Hat.  Overall, the choice of Red Hat Linux makes the most sense for NeuStar’s “best value” National System.

3.2.1.3           Communications—Development Environment

Access to the National System development environment will be through the local Intranet resources only.  The development environment will be inside the local System firewall.  Additionally, NeuStar’s Intranet firewalls will provide additional protection from the outside world (see shown earlier in Exhibit 3-4).  The development environment, including the Oracle database, the HP-UX Operating System installed on the database server, and the Linux Operating Systems installed on the web server, application server, and firewall server computers will have password and user

137

role/privilege protections.  Only authorized users with valid user IDs and passwords will be granted access, and the actions each user will be allowed to perform will be restricted by roles and privilege protections as well as Unix user and group file permissions.  Architects, designers, and developers will access the development environment through standard Unix/Linux access mechanisms, including terminal emulation programs, Unix/Linux GUIs, and virtual machine software loaded on their PCs.

3.2.1.4           Security

NeuStar’s experience in the area of providing trusted and neutral third-party services to the Telecom Industry makes us well aware of the importance of a high degree of security.  NeuStar views System security under two distinct categories: physical and electronic.

3.2.1.4.1 Physical—Physically speaking, NeuStar proposes to house the Development System in Chicago, Illinois.  The National System Environment will be dedicated to the National System.  It will be sequestered and protected from NeuStar’s other systems, as well as the personnel that work on them.  As previously shown in the table titled NeuStar Facilities Environment in Section 1.1.2, the Chicago Data Center is well suited for Systems such as these.

3.2.1.4.2 Electronic—Electronic access to the system will also be guarded, using User ID/Password security, as well as multi-level firewalls.  Access to the system will be monitored and logged, with access management being provided by the System Administrator, who will be responsible for assigning and retiring User IDs.  The outside world will not have access to the Development environment, only authorized NeuStar personnel, accessing via NeuStar’s secure Intranet, which comes equipped with firewall protection.

In the event of the discovery of any access security breach, a full investigation of the actions and circumstances will be performed. A report of all findings will be made available to the FCC for review and shall contain suggested remedies in order to avoid future occurrences of the breach.

In order to minimize the risk of virus attacks on the Development Environment, only the System Administrator (or parties specifically designated by the System Administrator) will be granted the ability to import or install files from outside of the environment.

138

3.2.2                     Testing Environment—Development Environment

NeuStar’s proposed Testing Environment architecture is an “exact copy” of the Production System Environment to enable an accurate assessment of the System’s capabilities and behavior during testing.

All aspects of the actual Production System Environment will be reproduced.  In addition to being used for testing the National System, this environment will also be used for initial and future System Development, as well as serve as a backup Production site. It will be able to fully function as a production environment, in the event of a prolonged outage at the Primary Production site.

The Testing Environment, itself, will feature a suite of testing products provided by Mercury Interactive.  This following subsections describe the hardware, software, communications and security configurations specific to the Testing Environment.

3.2.2.1           Hardware Configuration—Development Environment

The hardware configuration for the Testing Environment site is identical to that of the Development Environment (see section 3.2.1.1).  In fact, the two environments are one and the same.  This allows for a more cost effective overall implementation, by making best use of the resources which would be more difficult to justify based solely on a Testing, Development, or Backup Environment alone.

3.2.2.2           Software Configuration—Development Environment

The Testing Environment will, of course, share all of the software components specific to the Backup Production Environment (see section 3.2.3.2), as it is an exact replica of Production.  In addition to this, NeuStar is proposing the use of tools to ensure the proper tracking and management of testing cycles, as well as to provide automated load and functionality testing capability.  The tools, described below, include Mercury Interactive’s TestDirector®, LoadRunner® and WinRunner®.

TestDirector®—NeuStar has selected Mercury Interactive’s TestDirector® as the integrated management tool for organizing and managing the testing process.  By combining planning, execution and defect tracking, with an open architecture and a central repository, TestDirector

139

consolidates and manages the testing process to determine application readiness, as well as the following:

•                  Integrates with best-of-breed testing and lifecycle tools to manage testing for your entire enterprise.

•                  Open test architecture allows you to integrate existing or additional tools with TestDirector’s database.

•                  Defect tracking is capable of working remotely and provides complete data about tests and defects, along with a structure for prioritizing critical defects for repair.

•                  Sophisticated, customizable graphs and reports allow you to determine the quality level of the application under test.

LoadRunner®—Mercury Interactive’s LoadRunner® is a load testing tool that predicts system behavior and performance.  It exercises an entire enterprise infrastructure by emulating thousands of users to isolate problems, optimize performance and accelerate deployment.  Virtual User Generator lets you record both two-tier and three-tier client/server traffic into a clear and readable script.  Dynamic monitoring of all virtual users allows you to organize and control how they test individually and how they interact during a scenario. Server Monitor allows you to observe the database or application server during the load test. This product is also able to present summary statistics with clear, attractive graphs and reports that help analyze load scenario results and pinpoint performance bottlenecks.  This tool will allow NeuStar to validate its’ System sizing and performance estimates well before the National System goes into production.

WinRunner®—Mercury Interactive’s WinRunner® is an enterprise functional testing tool that verifies applications work as expected. By capturing and replaying user interactions automatically, WinRunner identifies defects and ensures that applications work flawlessly the first time and remain reliable.  This product has been integrated with all of today’s leading application development and deployment environments including ERPs, the Web, Java, and traditional GUI development tools.  The powerful integrated scripting environment allows you to create scripts once and reuse them across your enterprise and throughout your application lifecycle.  WinRunner also organized and

140

structures test results for fast review and analysis, and its seamless integration with TestDirector allows you to manage the complete testing process.

3.2.2.3           Communications—Development Environment

The communications infrastructure for the testing environment is identical to communications structure for the production environment, with the exception that NeuStar’s application testers will have the ability to connect to the system through the local Intranet (if necessary), in addition to through the Internet.  Production end users will connect to the production environment via the Internet only.  User specific FTP inbound and outbound directories will also provide for file exchanges between the System and its end-users over a web connection.  The actual communication facility used will be a dedicated T1 line, connecting to the Internet via our selected ISP.

3.2.2.4 Environment Security—Development Environment

3.2.2.4.1 Physical—Given that the Testing Environment and the Development environment are one and the same, physical security for the Testing environment is identical to that described in Section 3.2.1.4.1.

3.2.2.4.2 Electronic—In addition to the electronic security described in Section 3.2.1.4.2, the Web access to the Testing Environment is also protected by a firewall, thus discouraging any potential access violations via the Web.  Web access also makes use of digital certificates.  These certificates facilitate the use of encrypted message communication between the System’s Web Servers and Web Clients (i.e. - users accessing via the Internet), making any intercepted information virtually indecipherable.  NeuStar will use Red Hat/C2Net’s Stronghold software to provide additional high quality SSL level security.  Its overall popularity and strong support make it a good choice for the purposes of the National System.

3.2.3                     Production Environment

NeuStar’s National System Production Environment provides a fully redundant System, offering both a primary site, located in Sterling, Virginia, as well as a fully functional backup site in Chicago, Illinois.  This architecture will allow NeuStar to satisfy the availability requirements outlined in the RFP, given the ability to switchover during any prolonged Primary site outage, and run the System indefinitely, and in a fully functional manner, from the backup site in Chicago.  This switchover is

141

made possible by the fact that a complete and up-to-date database will be kept at the backup site.  This will be made possible using Oracle’s advanced replication capability.

3.2.3.1           Hardware Configuration—Production Environment

The hardware configuration for the Production Environment consists of the hardware deployed at the primary site, as well as the Hardware deployed at the backup site (see Exhibit 3-4).  In the event of a prolonged degradation, a failure or a disaster at the primary site, the active Production site would be switched over to the backup site.  Since the backup site facility is shared between Development, Testing and Production backup, any development and/or testing taking place at the backup site would cease until the primary site is made operational again.

For a description of the hardware configuration at the primary System site, see Section 3.2.1.1, as the primary site configuration, located in Sterling, Virginia, is identical to the Backup /Test/Development site configuration, located in Chicago, Illinois.

From a System sizing perspective, NeuStar considered the requirements for the Pooling Administration system capacity and response times from several possible viewpoints.  The stated requirement for supporting 600 simultaneous users with an average holding time of 0.5 hours could be taken to mean that at least 600 simultaneous connections to the web servers and application servers, supported appropriately by the database server must be accommodated.

One method of evaluating the proposed systems compliance with this requirement is to make use of one or more of the current, widely accepted web performance benchmarks evaluation suites.  The SPECweb99 benchmark suite provides a highly objective and representative benchmark for measuring a system’s ability to act as a web server.  It provides an accurate measurement of expected simultaneous connections (rather than HTTP operations), as defined and agreed to by major participants in the WWW market.  The SPECweb99 result for our proposed machine configuration yields a comfortable support level for up to 1000 simultaneous connects.

Other possible approaches to evaluating the expected workload on the Pooling Administration system include estimation of possible numbers of systems requests over a period of time.  Given the 600 simultaneous users with a 0.5 hour holding time, one might expect up to 28,800 user “sessions” per 24 hour period.  If an assumption is made that a typical user might visit or view 20 web pages

142

during the ½ hour session, a total of 576,000 page view or “hits’ might be expected during a 24 hour period.  This potential workload was modeled, considering factors such as LAN/WAN bandwidth, Max PDU sizes, protocol overhead, the range of page sizes expected in a typical mix, the CPU time per HTTP request, disk response times, and database server response times.  In this modeled scenario, the proposed Pooling Administration system will easily support a workload in excess of 1.5x that imposed by those stated.

The proposed NeuStar solution is also characterized by extraordinary scalability should workload increase in future years.  The Web and Application servers are being proposed in a clustered arrangement (two machines per cluster) initially.  The size of these server clusters may be easily increased to provide additional capacity.  The database server proposed can likewise be expanded to accommodate up to 16 processors, and over 70 TB of disk storage capacity.

3.2.3.2           Software Configuration—Production Environment

This Section will describe the various software components making up NeuStar’s National PA Production System.  These components include: the operating systems, DB Management System, the Application and Web Servers, and Knowledge Based Software.

3.2.3.2.1 Operating Systems—The Production Environment will use the identical operating systems described in the Development Environment section (see section 3.2.1.2.5).

3.2.3.2.2 Database Management System—The database will be a critical component of the PA System’s success. It must be available at least 99.9% of the time throughout the year and must operate in a failsafe manner, providing a switchover capability.  In order to provide a switchover capability, there must be a second database that remotely mirrors the primary database so that the system does not become unavailable should the primary database server experience an outage.  The chosen database must support advanced replication in order to eliminate the Single-Point-Of-Failure that would exist in a system with only one database server.  In light of all of these requirements, NeuStar recommends the use of Oracle8i for the purposes of the National System.

The Oracle8i database is highly scalable.  High scalability is primarily achieved through the use of connection pooling and multiplexing, which allows the database to support a large number of concurrent users, and table partitioning, which allows the database to be split across multiple disk

143

devices, thus sharing the load. Oracle8i’s ability to perform online maintenance and reorganization of the database while the data is being accessed and updated by users dramatically reduces planned downtime.  These online maintenance capabilities improve data availability, query performance, response time, and disk space utilization - all important to the 24x7 Enterprise operation, and thus make it well suited for use in NeuStar’s National System.  Additionally, Oracle8i’s Fast-Start architecture minimizes unplanned downtime, by providing near instantaneous and predictable recovery from system faults.  Oracle8i’s advanced manageability functionality offers the capacity to support an abundance of users from centrally managed servers, reducing total cost of ownership, while ensuring Enterprise-caliber quality of service.

3.2.3.2.3 Application Servers—The National System’s J2EE-enabled application servers will run on dual IBM Netfinity 4500R Pentium-Class Servers.  In particular, these machines will run WebLogic Server, the software that NeuStar has chosen to provide the application servers. The production environment will use a total of two Pentium-Class servers as application servers, configured into a WebLogic cluster. A WebLogic cluster is a group of servers that work together to provide a more powerful, more reliable application platform than a single server.  WebLogic clusters provide the following key benefits:

•                  The WebLogic cluster appears to clients as a single application server, but in fact is a group of servers acting as one

•                  The WebLogic cluster serves to insulate clients (end-users) from application server failures.  If one application server in the cluster fails, the other will handle all incoming web requests.  This process is transparent to end users

•                  The WebLogic cluster improves the PA System’s scalability.  The capacity of a cluster can be increased dynamically, simply by adding more application servers.  This allows NeuStar to easily add more capacity should System demand increase in the future.

3.2.3.2.4 Web Servers—NeuStar has chosen Red Hat’s High Availability (HA) HTTP Server as the web server software for the National System.  Red Hat’s HA Server is based on Apache HTTP Server.  Apache HTTP Server is open-source software and has been the most popular web server on the Internet since April of 1996.  The December 2000 Netcraft Web Server Survey found

144

that over 60% of the web sites on the Internet are using Apache (over 62% if Apache derivatives are included), thus making it more widely used than all other web servers combined.  The Apache project is an effort to develop and maintain an open-source HTTP server for various modern desktop and server operating systems, such as UNIX and Windows NT.  The goal of this project is to provide a secure, efficient and extensible server, which provides HTTP services in sync with the current HTTP standards.

Red Hat’s HA Server adds a number of desirable features to Apache that will be useful for the National System.  Firstly, Red Hat’s HA Server comes with server-side certificates, which enables the National System to implement secure web sessions through public/private key encryption.  Secondly, Red Hat’s HA Server provides a clustering capability for the web servers.  Red Hat’s HA Server clustering provides the web servers with the same benefits the application servers get from WebLogic clustering, namely, high availability and load balancing, as well as:

•                  The cluster appears to clients as a single web server, but is a group of servers acting as one

•                  The cluster serves to insulate clients (end-users) from web server failures.  If one web server in the cluster fails, the other will handle all incoming web requests.  This process is transparent to end users

•                  The cluster improves the National System’s scalability.  The capacity of a cluster can be increased dynamically, simply by adding more web servers.  This allows NeuStar to easily add more capacity should System demand increase in the future.

Dual IBM Netfinity 4500 Pentium-Class Servers run the Red Hat High Availability HTTP Servers at each site of the National System.  This configuration provides both single and multi-site hardware redundancy.

3.2.3.2.5 Knowledge-based Software—NeuStar has selected Applied Innovation Management’s “HelpDesk Expert for Customer Service” as the help desk and knowledge-based software solution for the National System.  “HelpDesk Expert for Customer Service” is a web-based external help desk system designed specifically for hardware and software product support.  Customers can use the system 24 hours a day to get answers to frequently asked questions (FAQs);

145

search the knowledge base, application notes, service packs or support news; submit a trouble ticket, submit a service request; or download fixes.  They can also upload error messages or other text to the support desk for faster problem resolution.  Features and benefits of HelpDesk Expert for Customer Service include:

•                  Web-based—Works like any other web page

•                  No learning curve—Anyone who can use a browser can easily learn to use HelpDesk Expert for Customer Service

•                  Searchable Database—Customers can find out if a problem has been previously submitted by using HelpDesk Expert for Customer Service’s search function. Specific fields or combination of fields can do searched

•                  Searchable Knowledge Database—Customers and Staff can use free text queries to search the knowledgebase of support information.

•                  Uses Relational Databases (Oracle) to store all help desk information.

With the use of the Oracle DB, all information submitted, whether directly by the customer, or by NeuStar personnel, will be replicated to the backup site as well as backed up to tape.  In addition, as with all data on NeuStar’s National System, the data will be kept available on-line for no less than two years, and will also subsequently be archived for no less that five years.

3.2.3.2.6 Firewall—NsteuStar will employ Checkpoint’s Firewall-1 product.  This product delivers a highly scalable solution that is able to integrate and centrally manage all aspects of network security.  FireWall-1 is based upon Stateful Inspection technology, the de facto standard for firewall security.

146

3.2.3.3

[Exhibit 3-7. The multitude of communication facility types supported by NeuStar’s A system/service will ensure accessibility for users regardless of their technological sophistication.  Graphic omitted: diagram of Communications Facilities.]

Communications—Production Environment

Access facilities into the PA System will be engineered in conjunction with the needs of SPs to optimize their communications requirements and minimize costs without sacrificing availability and security.

Initially, a pair of T1 circuits (one per site) will be provisioned, linking both the primary and the backup site to the Internet.  NeuStar’s research has indicated that this will suit the initial needs of the system.  NeuStar has estimated the following peak activity levels: 1) 600 simultaneous users; 2) Each user averages 1 System transaction per minute (total = 10 transactions/sec); 3) 10 Kb of data per transaction (equivalent to 80,000 bits); and 4) 30% network overhead (average). These levels produce the following bandwidth requirements:

Bandwidth (bps)	= 10 trans/sec * 80,000 bits/trans * 1.3 (network overhead factor)
= 1,040, 000 bits/sec

This calculation demonstrates that a T1 (at approximately 1.5 Mbit/sec) should provide adequate capability, based on the stated peak usage levels.  NeuStar is confident that T1 links to the Internet at each site will provide satisfactory throughput for the users of the System.  NeuStar will closely monitor the performance (response time) of the System (see section 3.2.3.7 for details) on an on-going basis, in an effort to ensure a positive user experience on a consistent basis.  Should the communications facilities be found to be, or even projected to become, insufficient at any point in time during the term of the contract, NeuStar will immediately recommend incrementally increasing the throughput capacity to the Internet, not only to the primary site, but to the backup site, as well.

NeuStar’s National System, built on Internet technologies, will provide secure and reliable communications through open standards, and will support SMTP, FTP, HTTP, and HTTPS.

The National Pooling Administration Service will support the diverse set of communications facilities shown in Exhibit 3-7, including those facilities for supporting verbal and automated

147

requests from service providers (SPs) and several methods for distribution of information and reports, such as faxes, e-mail, and regular mail.  The variety of interfaces provided will ensure all users of the System/service can access it, regardless of their level of technological sophistication.

The National System will provide two forms of external interfaces with the users: 1) Web Interface (Secured & Public); and 2) Information Transfer (File Transfer, e-mail).

3.2.3.3.1        Web Interface—Both a public web interface and a secured web-based automated Interface will be provided for users of the National System.  Access to the System will be available via the Internet; however, the secured System will be protected by firewall technology.  The firewall will ensure security within the System by protecting against all known security threats.  This will provide a web-based GUI environment via a highly secure, fully authenticated facility.  The IBM Netfinity 4500 Pentium-Class Servers, running WebLogic Server in a WebLogic cluster, will act as a dedicated host server to mediate services between the Internet and the System.  To external users, the web interface will appear as one web site.

Over IP, remote user workstations can use an authorized, readily available secure web browser as the client application supporting the secure http protocol (HTTPS), thereby providing full encryption and authentication (via digital certificates).

The recommended client application for the web interface will be a web browser (Netscape Navigator 4.7 or above, or Microsoft Internet Explorer 5.0 or above) with an Internet connection.  Web browsers are supported on a wide range of hardware platforms and operating systems (Minimum Windows 3.x or above, Mac 7.5 or above, Unix, or Linux Systems), which reduces the user workstation requirements and cost without reducing security.  Secondly, standardizing on a common internal and external user interface technology also significantly reduces development and maintenance cost while offering National System users greater flexibility and redundancy in invoking System services.

3.2.3.3.2        Information Transfer—The NeuStar designed National System will also allow users to transfer requests and receive responses in a file format.  File Transfer Protocol (FTP from IP family) and e-mail (Simple Mail Transfer Protocol - SMTP from IP family) will be used to transfer reports and bulk data transfers to/from external interfaces.  Over IP, remote user

148

workstations can use File Transfer Protocol (FTP) for the transmission of requests and responses.  Access to the PA System will be available via the Internet using a highly secure, IP firewall/gateway/proxy to ensure security.

Users will be able to transfer requests and responses through readily available web browser client software (e.g. Netscape Navigator 4.7 or above, Microsoft Internet Explorer 5.0 or above) with an Internet connection.  Web browsers are supported on a wide range of hardware platforms and operating systems (Minimum Windows 3.x or above, Mac7.5 or above, Unix, Linux systems).

Users will also be able to transfer requests with an Internet connection using File Transfer Protocol client software available with the TCP/IP component of their operating system (Minimum Windows 3.x or above, Mac7.5 or above, Unix, Linux systems).

3.2.3.3.3        Interfaces with External Systems—The PA System must be able to accept data in from existing pooling systems.  As the current Pooling Administrator for the vast majority of State trials throughout the US, the task of migrating the State trial data to the National System will be automatic, without risk, and without additional expense, as the two Systems’ data structures will be virtually identical.  The handoff of the Service will also be seamless, as the PAs for each of the respective existing State trials will remain the same.  NeuStar believes that this too will offer tremendous value to the Industry, as no potentially painful “break-in” period will be required.  It will essentially be an immediate “business as usual” for a major portion of SPs.  Should any non-NeuStar State Systems exist for any active State trials, NeuStar will conduct meetings with interim state trial contractors and agree upon a data interchange format for transferring existing State level pooling data into our National System.

3.2.3.3.4        Reports Distribution—The National System will periodically generate reports.  The publicly available web site will provide an exploder list for users to sign up to receive these reports by FTP, email, facsimile or mail. The System will facilitate each of these distribution methods, either by actively routing the reports (FTP or email) or sending reminders to PA staff members to send mail or faxes.

149

3.2.3.4                                   Security—Production Environment

NeuStar’s application architecture will allow for individual user profiles that enable selective functional and data access security for each type of user, thereby ensuring privacy and integrity of PA data.

3.2.3.4.1        Physical Security—Please refer to the table titled NeuStar Facilities Environment in Proposal Section 1.1.2, NeuStar’s Pooling Administration Facilities Overview, for a description of the physical environment, including security, for both Sterling (Primary) and Chicago (Backup) computer lab facilities.

3.2.3.4.2        Electronic Security—The Production Environment’s electronic security capability is identical to that described in the Development and Test Environments, described in sections 3.2.1.4.2 and 3.2.2.4.2.

3.2.3.5                                   System Reliability / Availability—Production Environment

Availability is defined, from the end-user’s perspective, as “The probability that a system or subsystem will perform its intended function at a given instant of time”.  In accordance with the RFP, NeuStar’s proposed National System is designed to meet the following availability guidelines:

•                  System availability: 24 hours a day, seven days a week

•                  Availability shall meet or exceed 99.9% of scheduled up time

•                  Unscheduled maintenance downtime per any 12-month interval shall be less then nine (9) hours.

•                  The MTTR (mean time to repair) for all unscheduled downtime per any 12-month interval shall be less than one hour during core business hours and 4 hours for non-core business hours.

•                  Scheduled maintenance downtime per 12-month interval shall be less than 24 hours.

These specifications describe a high degree of availability, yet do not restrict the system to continuously available hardware.  A continuously available system, by definition, is a system must be accessible 100% of the time and can never be taken down for maintenance.  While continuously

150

available hardware could be used, it would dramatically increase costs.  Therefore, we have designed a high-availability system that meets the specified availability requirements at a reasonable cost.

The proper technique for building a high availability system is to use redundancy to minimize Single Points Of Failure (SPOF) from the architecture and keep Mean Time To Repair (MTTR) to a minimum.  Both of these techniques figure prominently in NeuStar’s architecture.

Availability is derived from MTTR figures, as MTTR basically represents the amount of unavailable time per failure.  The following lists each of the main System components ratings:

	MTTR	Availability	Unavailability
Router:	30 min	99.9%	0.1%
Firewall:	45 min	98.9%	1.1%
Web Server cluster	45 min	99.99%	0.01%
App Server cluster	45 min	99.99%	0.01%
Lan Switch	30 min	99.8%	0.2%
DB Server:	65 min	99.8%	0.2%

It should be noted that the Redundant Array of Independent Disks (RAID) unavailability is assumed to be negligible, as they are mirrored and therefore have a MTTR of virtually zero.  Each of these ratings were taken from each respective vendor’s published product literature.  The figures represent ratings based on a stand-alone configuration, except for the Web and App Servers which, in NeuStar’s National System, are clustered, and would therefore require a simultaneous dual outage to fail.  Their rating thereby represents the likelihood of dual failure based on the stand-alone measurements.

In the case of NeuStar’s National System, a full backup site is available, fully functional, and can be put online within 3 minutes.  This thanks to the network setup, capable of pointing to a different destination when instructed to, as well as the use of advanced, real time data replication, which ensures that an up-to-date copy of the database is ready and waiting at the backup site.  Since any National Pooling System outage can now be “fixed” (meaning that the System can be returned to it’s fully functional state) within three minutes, the MTTR for each component can now be assumed to be 3 minutes.

151

Since the MTTR is directly proportional to a component’s unavailability, and that the incidence of outages has not changed on the individual components, each component’s unavailability rating can be reduced by a factor of its previous MTTR divided by 3 (the new MTTR).  This yields the following results:

	MTTR	Availability	Unavailability
Router:	3 min	99.9%	0.01%
Firewall:	3 min	99.93%	0.07%
Web Server cluster	3 min	99.999%	0.001%
App Server cluster	3 min	99.999%	0.001%
Lan Switch	3 min	99.98%	0.02%
DB Server:	3 min	99.99%	0.01%

The aggregate System availability result, meaning the percentage of the time that all of these items will be up simultaneously, can now be calculated as the product of all of the availability ratings.  This results in an aggregate rating of 99.9%, thus satisfying the requirement of 99.9% availability.  The System’s MTTR of 3 minutes also amply satisfies the requirement of one hour during core business hours and four hours off-core.

3.2.3.6            Back-up/Replication/Switchover—Production Environment

Each N-Class Server is equipped with a 12 Gigabyte DAT tape drive, for database backup purposes.  Database backups will take place nightly at both the primary site and the backup site.  Under normal circumstances when both the primary site and the backup site are fully operational, these backups will be identical, since Oracle’s Advanced Replication will automatically keep the PA data consistent between the two sites.  The only times that these backups might not have identical data is when backup is made while one of the sites is off line.  NeuStar will develop and document a set of procedures for the database backups.  The backups taken from the primary site will be stored off-premises in order to protect the data in the event of a site disaster.  Procedures will be provided documenting how full recovery (data and System) will be accomplished.  This will be included in NeuStar’s Disaster/ Continuity of Operations Plan.  The plan will comply with, and in fact improve on, the two business day requirement for re-establishment of service.

152

[Exhibit 3-8. NeuStar will use Oracle’s Advanced Replication to ensure high availability and reliability for the National System’s database. Graphic omitted: diagram of Advanced Replication.]

NeuStar has chosen to use Oracle’s Advanced Replication to protect the availability of the PA System’s mission critical database.  Please refer to Exhibit 3-8.  An advanced replication system effectively keeps two copies of the database; when the primary site becomes unavailable due to a system or network outage, the backup database automatically takes over.  Oracle’s Advanced Replication works in the background automatically to converge the data of all table replicas and ensure global transaction consistency and data integrity.  Also, the backup database could also serve as a fully functional database to support application access when the primary site is concurrently operational, assisting the main system during times of peak usage, improving the system’s responsiveness to end-users.  What’s more, by switching to the backup database server beforehand, it will be possible to perform most system maintenance without bringing the system down, enabling us to meet the scheduled and unscheduled maintenance down times (availability) specified in the RFP.  NeuStar has determined that this strategy will ensure high availability and reliability for the National System’s database.

As required, NeuStar’s National System is a high-availability system.  The only way a total system failure (system outage) can occur is if two failures occur simultaneously at the geographically separated and independent sites.  For example, both database servers would have to fail simultaneously.  The odds of such an occurrence, however, are slim.  As required, the System will be designed to recover from failures rapidly without loss of data.  The following describes recovery actions recommended for the main types of failures:

Hardware Component Failure—Since the System features much locally redundant hardware, a single hardware component failure will rarely result in bringing the system down by itself.  If necessary the system can switch over to the backup site until the repair is conducted.  This may not be necessary and depends on which component fails and its’ estimated time to repair.

Database Server Hard Drive Failure—A hard drive failure cannot bring one of the database servers down because the database servers are using a RAID configuration.  RAID provides an array of disk drives, which eliminates Single Points Of Failure, as all key drives are mirrored locally.

153

Web Server Hard Drive Failure— A hard drive failure could bring down one of the Pentium-Class servers, but WebLogic clustering makes this type of failure transparent to end users.  In any case, the Pentium-Class servers are not used for PA data storage, so there is no threat of data loss if one of them goes down.  The system could, if necessary, be switched to run at the backup site, which also has dual spare Pentium-Class servers, while the hard drive failure is repaired

Communication Link Failure—The System will monitor the status of all communication links and will be capable of detecting and reporting link failures.  In the event of a link failure, a switchover to the backup site will be initiated.  The National System is also able to continue to process user requests through the other supported interfaces while the link outage is resolved.

Communication Link to ISP Failure—The System has two Internet connections, one at the primary site and one at the backup site.  In order to detect communications failures, each site will ping its ISP every five seconds.  In case of ISP connection failure at the primary site, web requests will be routed through the connection at the backup site.  In the unlikely event of both ISP connections failing simultaneously, no data loss will occur since no web requests will be able to get through.

Power Failure—The System will be supported by a UPS capability, able to temporarily sustain power for at least 24 hours.  Should an extended power failure occur, the System will be switched over to the backup site.  In the highly unlikely event that a power failure occurs and lasts for an extended period of time at both the primary site and backup site simultaneously, the National System will perform an orderly shutdown prior to the exhaustion of UPS power.

NeuStar will design and document recovery procedures for all foreseeable system failures. Procedures associated with performing a switchover will also be provided in the System Methods and Procedures.

In the event of the System becoming unavailable for any reason, all users will be notified (by email where possible, by fax where not) as soon as the outage information is known.  This notification will indicate the start time of the outage and its’ estimated duration.  In addition, NeuStar will provide a report to the FCC with a periodic report listing all instances of unavailability during that period.  The report will include an explanation of the unavailability incident along with its duration.

154

3.2.3.7                                   Performance Monitoring—Production Environment

In accordance with RFP requirements, NeuStar’s National System will be able to verify that it is able to display the entire home page to the user with a 56 KBPS modem within 8 seconds, 95% of the time over any 12-month period. The System will utilize Keynote’s “Consumer Perspective” service in order to monitor the performance of the Web site.  The results collected by this service will allow NeuStar to proactively make adjustments to the Web site in order to offer our customers a consistently high quality of service. This tool will also help to distinguish troubles with the Internet network from those related to web site performance by collecting an assortment of statistics on web site home page response times from 25 different areas in the United States.  Variances in the regional response times usually indicate Internet network lags.

In addition, the System will keep operational statistics including: availability statistics; scheduled maintenance durations; instances and duration of unavailability; simultaneous user measurement by hour; and user session statistics.  These statistics will be used for various management reports periodically produced by the System.  Any measurements of home page response times of greater than 12 seconds, will trigger the opening of a trouble ticket, which will, in turn, initiate an investigation.

3.2.3.8 Maintenance—Production Environment

Regular maintenance will be performed on the System, as required.  NeuStar will take advantage of various System capabilities, such as switchover, in order to minimize the amount of scheduled System downtime.  It is understood that all scheduled outages will occur during non-core business hours, and that all scheduled maintenance will require FCC approval. Duration of the maintenance intervals will be kept under four hours; requests for greater than four hours will be accompanied by specific explanation justifying the time required.  A full description of the recommended System maintenance procedures will be provided with NeuStar’s National System Maintenance Plan.

3.2.4                                             Summary of Items to Acquire

SOFTWARE LIST

#	Item	Source	Item Type	Relevant Standards
1	Oracle Database Server development licenses (dev, test, backup)	Oracle Corp.	COTS	ANSI SQL

155

#	Item	Source	Item Type	Relevant Standards
2	WebLogic Server, (dev, test, backup)	BEA Systems	COTS	J2EE, EJB 1.1 and 2.0, JDBC 2.0, JSP1.1, Servlet 2.2, JTA 1.01, JMS 1.0.2, JNDI 1.2, Java RMI 1.0, RMI/IIOP 1.0, JAAS 1.0, JMX 1.0, JavaMail 1.1, HTTP 1.1, SSLv3, LDAPv2, X.509v2
1	HP-UX Operating System (dev, test, backup)	Hewlett-Packard Corp.	COTS
2	Red Hat High Availability Server (dev, test, backup)	Red Hat, Inc.	COTS	HTTP, HTTPS, SSL, public / private key encryption
2	Red Hat / C2Net Stronghold Version 3	Red Hat, Inc. / C2Net	COTS	Mod_SSL, Open SSL
2	Equifax Digital Web Server Certificate	Equifax, Inc.	COTS	Public / private encryption
3	Red Hat Linux Operating System Version 7.0 (dev, test, backup)	Red Hat, Inc.	COTS
	Rational Rose CASE Visual Modeling Tool (Dev)**	Rational Software	COTS	UML
	Continuus Change Management Suite for Red Hat Linux (Dev)**	Continuus Software Corp.	COTS
	ERwin Database Modeling and Design Tool (Dev)**	Computer Associates	COTS	ANSI SQL
	TestDirector automated testing process management tool (test)**	Technology Builders, Inc.	COTS
	LoadRunner load testing tool (test)**	Technology Builders, Inc.	COTS
	WinRunner gui exercising tool (test)**	Technology Builders, Inc.	COTS
	WinRunner Java add-on (test)**	Technology Builders, Inc.	COTS
1	CheckPoint Firewall VPN-1	CheckPoint Software Technologies Ltd.	COTS	HTTP, HTTPS
15	HelpDesk Expert for Customer Service (Prod)	Applied Innovation Management	COTS
10	Norton Anti-Virus	Symantec Corp.	COTS
2	FTP Server, bundled with Linux OS	Red Hat, Inc.	NDI	FTP
2	Email Server, bundled with Linux OS	Red Hat, Inc.	NDI	SMTP
1	Oracle Database Server user licenses	Oracle Corp.	COTS	ANSI SQL
2	WebLogic Server	BEA Systems	COTS	J2EE, EJB 1.1 and 2.0, JDBC 2.0, JSP1.1, Servlet 2.2, JTA 1.01, JMS 1.0.2, JNDI 1.2, Java RMI 1.0, RMI/IIOP 1.0, JAAS 1.0, JMX 1.0, JavaMail 1.1, HTTP 1.1, SSLv3, LDAPv2, X.509v2
1	HP-UX Operating System	Hewlett Packard Corp., bundled with HP 9000’s	COTS
2	Red Hat High Availability Server	Red Hat, Inc.	COTS	HTTP, HTTPS, SSL, public / private key encryption
2	Red Hat / C2Net Stronghold Version 3	Red Hat, Inc. / C2Net	COTS	Mod_SSL, Open SSL
2	Equifax Digital Web Server Certificate	Equifax, Inc.	COTS	Public / private encryption
3	Red Hat Linux Operating System Version 7.0	Red Hat, Inc.	COTS
1	CheckPoint Firewall VPN-1	CheckPoint	COTS	HTTP, HTTPS

155

#	Item	Source	Item Type		Relevant Standards
Software Technologies Ltd.
2	Email Server, bundled with Linux	Red Hat, Inc.	NDI		SMTP
2	FTP Server, bundled with Linux	Red Hat, Inc.	NDI		FTP
1	Pool Manager (sm)	NeuStar	Proprietary	***

**These software products are to be used for the purposes of the National System, but belong to NeuStar.  They will not be transferred to the FCC at the end of the contract.

***This NeuStar proprietary forecasting algorithm will be integrated into the System.  NeuStar will offer the FCC a royalty-free, perpetual license for the exclusive purposes of the National System. The license shall survive the contract, but shall not survive the System.

HARDWARE LIST*

#	Item	Source	Part Number
1	Cisco 3640 Router (primary)	Cisco Systems, Inc.	SC3640
1	HP 9000 N-Class Database Server (primary)	Hewlett-Packard Corp.
1	RAID controller for database disk access (primary)	Hewlett-Packard Corp., bundled with HP 9000
1	12 GB DAT tape drive (primary)	Hewlett-Packard Corp., bundled with HP 9000
5	]IBM Netfinity 4500R Pentium-Class Servers (primary)	IBM Corp.	86563RY
1	8-port OmniView Pro KVM Switch (primary)	Belkin	F1D108-OSD Use: Control all servers from single keyboard, mouse and monitor.
1	SuperStack II Baseline Switch (primary)	3Com	3C16460 Use: PA System LAN
1	Cisco 3640 Router (backup)	Cisco Systems, Inc.	SC3640
1	HP 9000 N-Class Database Server (backup)	Hewlett-Packard Corp.
1	RAID controller for database disk access (backup)	Hewlett-Packard Corp., bundled with HP 9000
1	12 GB DAT tape drive (backup)	Hewlett-Packard Corp., bundled with HP 9000
5	IBM Netfinity 4500R Pentium-Class Servers (backup)	IBM Corp.	86563RY
1	8-port OmniView Pro KVM Switch (backup)	Belkin	F1D108-OSD Use: Control all servers from single keyboard, mouse and monitor.
1	SuperStack II Baseline Switch (backup)	3Com	3C16460 Use: PA System LAN

*  Note that all hardware items are COTS.

COMMUNICATIONS FACILITIES LIST

Item	Source	Remarks
Leased dedicated T1 Internet connection at primary site	Cable & Wireless
Leased dedicated T1 Internet connection at backup site	Cable & Wireless
T1 leased-line VPN (Virtual Private Network) connection between primary and backup site	NeuStar Inc.	Uses NeuStar WAN infrastructure. Connection will be used for Database replication

156

National Thousands-Block
Pooling Administration	Section 4.0

HIGHLIGHTS

NeuStar’s Demonstrable Record Maximizes Program Success:

•                  Unmatched results in actual pooling administration—over 2,200 requests processed and over 140 CO Codes opened via pooling

•                  On-time implementation of pooling timelines per industry/state guidelines

•                  Three years of excellence and customer commendations in pooling with no written complaints

•                  Established and effective relationships with all program stakeholders

•                  1998 Supercomm Award for Excellence in OSS recipient for our NPAC SMS database

4.0                               Past Performance

NeuStar’s demonstrable record of past performance amply qualifies us to be the National Pooling Administrator.  More importantly, however, our comprehensive pooling administration experience ensures the FCC that the administration of thousands-block pooling will be an incontrovertible success.

For all vendors, past performance is indicative of future accomplishment and our serious, corporate commitment to the neutral, even-handed administration of NANP resources is peerless.  In addition, direct Number Pooling experience is crucial to ensuring a seamless, cost-efficient migration from state to national pooling. Without a clear understanding of Number Pooling combined with an in-depth knowledge of industry guidelines and their standard application, inexperienced vendors with the best intentions can inadvertently make errors that are perceived as partisan and prejudicial.

NeuStar is distinguished from its competition by its experience, its staff, and its organization.  We are the only vendor that has three years of direct experience administering pooling, a staff with practical knowledge of the day-to-day activities associated with pooling, and whose managers have dealt with and resolved problems encountered in an authentic pooling environment. We are the only vendor capable of migrating an entire team of seasoned employees directly from interim to national number pooling ensuring a smooth transition and an unwavering focus on number optimization.  The combination of our past performance as interim pooling administrator, the backgrounds of our Pooling Administration Team, and our corporate commitment to the neutral provisioning of pooling is the NeuStar difference.

We have chosen to rely primarily on our corporate experience directly applicable to pooling rather than upon generic company qualifications.  For the past three years we have served as interim

157

pooling administrator, and we have a demonstrable record of performance. Below we address each of the six critical standards the FCC set out in its RFP and how the NeuStar difference sets us apart.

1.  To develop and field a comparable automated system—The National Pooling Administration System (the National System) requires rich feature functionality, flexible scalability, and high reliability and availability—comparable to NeuStar’s NPAC SMS.  In fact, the NPAC SMS requires continuous availability, a requirement more stringent than that for the National System.  NeuStar is the only selected vendor who could design, develop, and implement on time the NPAC SMS, a master database registry of routing information, to coordinate the porting of local numbers between carriers in North America.  The system serves more than 250 service providers daily and ports more than 700,000 numbers each month.

In 1998, for its innovative design, on-time delivery, and quality database, NeuStar was presented with the Supercomm Award for excellence in Operational Support Systems for its NPAC SMS database.

As ongoing interim pooling administrator in 12 states, we already have extensive experience successfully developing and operating a system that delivers the product this proposal addresses.  The web-based interim pooling system we designed and fielded provides for the prompt, efficient exchange of thousands-blocks in over 1,200 thousands block pools in 35 NPAs across the country.  We not only have experience successfully building sophisticated automated systems, but more importantly, we have experience in developing one specifically designed for pooling administration.  We will leverage this experience to ensure our National System possesses the requisite functionality—both near and long term.

2.  To staff, manage, and operate a pooling administration or comparable service operation—At NeuStar, we can not only develop state-of-the-art, complex systems, but we can ensure continuity of service from beginning to end by providing the supporting data center and help desk operations required to administer numbering resources in a neutral third-party fashion. Our existing operational staff presently manages and operates thousands-block pooling in 12 states, and we are the only vendor in the country now operating a functional pooling administration service.

158

Our pooling administration is not impacted by other functions performed by NeuStar, although we frequently interact with NANPA and NPAC staff to open CO Codes and address porting issues.

Illinois, the first state to implement number pooling, selected NeuStar as its PA through a competitive procurement process.  Under the Illinois contract, as in our pooling contracts with other states, our Pooling Team runs a central pooling administration center, manages pooled rate areas, and administers all pooled thousands blocks in the affected NPAs.  We also manage the forecasts for service providers in each rate area to ensure thousands blocks are available when requested.

The Illinois 847 trial was the first thousands-block pooling trial in the world and was followed immediately by the New York trial.  NeuStar (then as Lockheed Martin CIS) worked with the Illinois Commerce Commission, the New York Public Service Commission, and industry to develop guidelines for the deployment and administration of those trials. These guidelines formed the baseline for the development of the existing INC Thousands-Block Pooling Guidelines.  To maintain consistency and uniformity, NeuStar presently uses the INC Guidelines in the administration of a standardized system that utilizes the www.numberpool.com web site to provide carriers with access to the forms they need to obtain blocks.  Carriers can complete and transmit forms to us directly from the web site.  Our PAs process the forms efficiently and before assigning blocks, ensure that the information on them conforms to all regulatory requirements and the applicable sections of the INC Guidelines.  This review ensures that the necessary pre-conditions to assignment have been met.  Additionally, our PAs utilizing the Pool Manager (SM Patent Pending) module of our State System use the information contained in forecast and donation forms to maintain and anticipate adequate pool inventory for both the short and long term. It is our direct experience administering pools, reflected in the following table, that most qualifies us for appointment as the National PA.

159

NeuStar’s Thousands-Block Pooling Administration Results

NeuStar’s Results Are Unmatched	Amount
States Served	12
NPAs Served	35
First Implementation Meetings Conducted	27
Service Provider Forecasts Processed	770
Individual Thousands-block Pools Administered	1,232
Individual Thousands-blocks Assigned	1,943
Thousands-block Requests Processed	2,263
CO Codes Opened via Pooling	141

3.  To meet schedule requirements and manage contract costs—Since 1998, our staff has consistently met schedule requirements for pooling timelines ordered by state commissions and/or developed by industry consensus.  We have developed internal performance metrics against which we carefully monitor our performance to ensure our industry deliverables are in conformance with guideline directives and in a constant effort to improve our service.  Our conduct is governed not only by regulatory mandates and industry guidelines, but by the content of contracts we have negotiated with the North American Portability Management Limited Liability Corporation (NAPM LLC).  We have managed our contract costs to such an extent that we were able to pass on the economies-of-scale to service providers in the contract renewals recently executed.

NeuStar understands that the FCC will be procuring these services for National PA using a cost plus award fee/fixed fee arrangement.  We understand how vital it is to constantly manage program costs and communicate status to the FCC.  As such, we have staffed our National Pooling Administration Team with a Regulatory Compliance Officer.  This individual, along with our Director of Number Pooling Services, will be responsible for meeting schedule requirements, managing contract costs, ensuring the FCC is fully aware of program status, and ensuring that program costs are accurately reported.  The contracts that presently form the entirety of NeuStar’s business portfolio are firm fixed-price contracts.  This method of operation mandates tight control of expenditures and costs, and constitutes our day-to-day acceptance of higher risk than cost-plus contracts would.  Our viability as an on-going business enterprise is evidence that we have successfully managed our contract costs to date.

160

4.  To communicate with a wide spectrum of organizations, customers, and stakeholders—Our staff has strong and varied experience in pooling: it participates in the activities of a wide spectrum of organizations, interacts with customers, and provides for the needs of stakeholders including service providers, state commissions, regulatory personnel, and the FCC.  Our staff has over 100 years combined experience working for and with NANPA, NPAC, service providers, and regulatory agencies.  In addition, we have established and maintained relationships with governmental and regulatory bodies in order to successfully deploy pooling in the various states and address their policy directives as contemplated.  Finally, our personnel have frequently chaired or participated in the activities of numerous industry collaborations, committees, and working groups on a range of telecommunications issues, and they continue to do so.  The depth and breadth of our experience is essential to the success of this project.  We have first-hand familiarity with the various perspectives held by critical stakeholders, thus ensuring that the many conflicting interests in this project are understood and addressed.

5.  To provide full financial and operational reporting and insight—Because stakeholders have an interest in the financial and operational aspects of this project, we will provide reports and insight to alleviate their concerns.  Customarily, we are not obligated to provide financial insight under our firm fixed price arrangements; however, we understand that this cost-plus firm fixed-price contract calls for full financial and operational reporting.  We are fully prepared to provide the FCC with the contract and necessary accounting records at the level of disclosure required.  A detailed cost breakdown of this project can be found in the separately bound Cost Volume.  We will budget and track against that report.  Because we recognize the importance of managing program costs, we have given the Regulatory Compliance Manager the responsibility of ensuring the FCC is fully apprised of the program status.

Further, NeuStar, responsible for managing a vital public resource as the NANPA and as operator of the NPAC, is subject to public oversight.  The NANPA provides and publishes an annual report to the FCC and the NANC, and remains in constant contact with them about the performance improvement plan.  NeuStar provides a written report in conjunction with an oral presentation every month to the NANC and responds to questions.  We also provide a monthly account of our activities to the NANPA Oversight Working Group (NOWG) and NANC, the industry bodies with oversight of the NANPA. NeuStar conducted a highly successful and intensely public transition of

161

the NANPA functions from the RBOCs to NeuStar (then Lockheed Martin CIS) under intense oversight.  NeuStar further proved that pooling could work in the highly visible initial pooling trial in Illinois, which was carefully observed by the industry and regulators across the country.

6.  To develop and implement escalation procedures—Implementing escalation procedures is a fundamental tenet of NeuStar’s Program Management (NPM).  Escalation procedures are a standard part of all our projects and apply not only within the direct organization, but to NeuStar management projects peripheral to the direct organization.  Our escalation process, like the chain of command in our organization, is short and direct.  This benefits our customers by providing clear lines of communication facilitating rapid problem solving.  Our escalation process is shown, and discussed more thoroughly, in Section 6.0.  This procedure has proven successful in the last three years, and no service provider questions relating to pooling administration have required escalation past the Director level.  Our escalation procedures will be a formal part of our Project and Communication Plans.

Additional factors—While our experience administering existing thousands-block pools for the last three years is the most compelling reason favoring our appointment as National PA, NeuStar has strengths in other areas that support this. Our expertise is not limited to systems development, and we are not merely a systems developer, we actually operate and support the systems we develop.  We do not employ subcontractors or shift administration to subsidiary groups or rely on other organizations to manage our systems.  We do the entire function from start to finish.  Working closely with our clients we design, develop, and create the system.  We then implement and support it, all of which allows us to understand first-hand any issues that arise and address them quickly and intelligently.  It also enables us to recognize and mitigate problems we encounter and readily adapt methods and procedures.  We will assume direct accountability for the National Pooling Administration from beginning to end.  We will be the pooling implementer, the thousands-block administrator, the help desk, the web site management, the technical support, the compliance officer, the media contact, and the systems developer. We will assume and perform these responsibilities as the certified neutral third party we are.

In April 1996, NeuStar was selected by the Illinois LNP Taskforce SMS/RFP Subcommittee, under the direction of the Illinois Commerce Commission, to develop an NPAC SMS and provide

162

supporting turnkey and operational NPAC services for Chicago LATA 358, with probable expansion throughout the entire Midwest Region. Through competitive procurement processes, NeuStar was selected to provide NPAC SMS services for a five-year term in four regions of the U.S.—Mid-Atlantic, Midwest, Northeast, and Southwest—and a competing vendor was selected in the three remaining U.S. regions—Southeast, Western, and West Coast—and Canada.  In early March 1998, the Southeast, Western, and West Coast regions terminated their vendor contracts due to poor performance and executed contracts with NeuStar for NPAC SMS services. Canada followed soon after.  Consequently, NeuStar now provides NPAC SMS services to all of North America.

After a competitive bidding process, NeuStar was selected by the FCC to administer the NANP for a five-year period.  Our first year of serving as the NANPA was successful, despite a massive and complex transition from the RBOCs to a centralized, neutral third party organization responsible for Numbering Plan Area (NPA) assignment, administration, relief planning, and CO code assignment and administration. On schedule, in conjunction with the industry, NeuStar developed and implemented a comprehensive plan to quickly and efficiently transition CO code administration and NPA relief planning functions.  Number pooling is a similar process to CO code administration, and for the past three years, NeuStar has been providing a neutral, full service comparable to national pooling administration.

NeuStar intends to leverage its experience as the Interim Pooling Administer, its intimate knowledge of the pooling guidelines, and its understanding of the varying needs of pooling stakeholders into a successful transition to National Pooling Administration.

163

4.1                                 Past Performance Request and Questionnaire

NeuStar has not previously entered into any federal contracts, and, as such, we have never had a contracting officer assess our performance.  In accordance with the Contracting Officer’s response to questions, we have completed the attached form for our commercial contracts to the best of our ability.  In our bona fide attempt to meet the requirements of this section, we are attaching information about contracts that we are a party to, including nine state interim pooling trials and local number portability (NPAC/SMS Service).  Because the state interim pooling trial contracts include both non-recurring fixed fees and recurrent fees that are dependent on volume of transactions, it is impossible to precisely assess their value.

164

Attachment F:                   PAST PERFORMANCE REQUEST AND QUESTIONNAIRE

CONTRACTOR PERFORMANCE REPORT ☐ Final or ☒ Interim - Period Report:

From 5 /13 /1998 To 6 /30 /01

1. Contractor Name and Address:	2. Contract Number: Task Order Number:
NeuStar, Inc.	Illinois Interim Pooling Administrator, Please
1120 Vermont Ave., NW Suite 400	see attached table for remainder of the pooling
Washington, DC 20005	contracts.

3. Value: $ n/a

4. Award Date: 5/13/98
Completion Date: 6/30/01

5. Type of Contract:(Check all that apply)-☐FP ☐FP-EPA ☐CPFF - Completion ☐CPFF-Term ☐CPIF ☐CPAF ☒ID/IQ ☐BOA ☐Requirements ☐Labor Hour ☐T&M ☐CR ☐Other

6. Description of Requirement:

NeuStar in its role as the Pooling Administrator. The primary functions are activities associated with the Thousands Block Pooling Guidelines.  This entails: The First Implementation Meetings, Pooling Implementation and Establishment, Application Processing and Rate Area adjustments.

7. Ratings. After commenting, score, in column on the right, using 1 for unsatisfactory, 2 for marginal, 3 for satisfactory, 4 for very good, and 5 for exceptional.

NeuStar has not previously entered into any Federal contracts, and so we have never had a contracting officer assess our performance.  However we are attaching information about contracts that we are party to.

Quality - Comments

Cost Control - Comments

Timeliness - Comments

Business Relations - Comments

8. Assessing Officers Name/Position/Organization N/A Signature Phone/Fax Number:

9. Signature	Date:

10. Telephone Number: Fax Number:	Internet Address:

Release of Information: This Contractor Performance Report may be used to support future award decisions, and will be treated as source selection information in accordance with FAR 3.104-4(k)(1)(x) and 42.1503(b).  The completed report shall not be released to other than Government personnel and the contractor whose performance is being evaluated during the period the information is being used to provide source selection information.

165

NEUSTAR INTERIM STATE POOLING ADMINSTRATION CONTRACTS

Contract Name	Contact	Award Date	Completion Date	Type of Contract	Value	Comments
New York Interim Pooling Administration	Michael O’Conner, Co-Chair NAPM LLC	7/13/98	6/30/01	IDIQ	N/A	Interim State Pooling – equivalent to National Pooling

California Interim Pooling Administration	Michael O’Conner, Co-Chair NAPM LLC	11/18/99	6/30/01	IDIQ	N/A	Interim State Pooling – equivalent to National Pooling

Maine Interim Pooling Administration	Michael O’Conner, Co-Chair NAPM LLC	7/27/00	6/30/01	IDIQ	N/A	Interim State Pooling – equivalent to National Pooling

New Hampshire Interim Pooling Administration	Michael O’Conner, Co-Chair NAPM LLC	7/27/00	6/30/01	IDIQ	N/A	Interim State Pooling – equivalent to National Pooling

Connecticut Interim Pooling Administration	Michael O’Conner, Co-Chair NAPM LLC	9/19/00	6/30/01	IDIQ	N/A	Interim State Pooling – equivalent to National Pooling

Texas Interim Pooling Administration	Michael O’Conner, Co-Chair NAPM LLC	9/28/00	6/30/01	IDIQ	N/A	Interim State Pooling – equivalent to National Pooling

Florida Interim Pooling Administration	Michael O’Conner, Co-Chair NAPM LLC	12/15/00	6/30/01	IDIQ	N/A	Interim State Pooling – equivalent to National Pooling

Nebraska Interim Pooling Administration	Michael O’Conner, Co-Chair NAPM LLC	12/15/00	6/30/01	IDIQ	N/A	Interim State Pooling – equivalent to National Pooling

Colorado Interim Pooling Administration	Michael O’Conner, Co-Chair NAPM LLC	12/15/00	6/30/01	IDIQ	N/A	Interim State Pooling – equivalent to National Pooling

166

Attachment F:                   PAST PERFORMANCE REQUEST AND QUESTIONNAIRE

CONTRACTOR PERFORMANCE REPORT ☐ Final or ☒ Interim - Period Report:

From 11/97 To 11/99

1. Contractor Name and Address:	NeuStar, Inc.
1120 Vermont Ave., NW, Suite 400
Washington, DC 20005

2. Contract Number: Task Order Number:

FCC Third Report and Order (FCC 97-372)—In the Matters of Administration of the North American Numbering Plan and Toll Free Service Access Codes (Adopted October 9, 1997, Released October 9, 1997)

FCC Order (FCC 99-346)—In the Matter of Request of Lockheed Martin Corporation and Warburg, Pincus & Co. for Review of the Transfer of the Lockheed Martin Communications Industry Services Business (Adopted November 12, 1999, Released November 17, 1999)

3. Value: $ 24.9M

4. Award Date: November 1997		Completion Date: November 2002

5. Type of Contract:(Check all that apply)-☒FP ☐FP-EPA ☐CPFF - Completion ☐CPFF-Term ☐CPIF ☐CPAF ☐ID/IQ ☐BOA ☐Requirements ☐Labor Hour ☐T&M ☐CR ☐Other

6. Description of Requirement:

North American Numbering Plan (NANPA)—The primary functions include the assignment and administration of Numbering Plan Area (NPA) codes, central office codes, Carrier Identification Codes (CIC) and other numbering resources.  In addition, NANPA provides area codes relief planning services as well as collects utilization and forecast data used to project the exhaust of NPAs and the NANP.

8. Ratings. After commenting, score, in column on the right, using 1 for unsatisfactory, 2 for marginal, 3 for satisfactory, 4 for very good, and 5 for exceptional.

NeuStar’s performance as the NANPA is evaluated once a year by the North American Numbering Council (NANC), a federal advisory committee to the FCC.  Evaluations of NANPA’s performance in 1998 and 1999 have been conducted by NANC.  In both evaluations, NANPA’s performance has been determined to be satisfactory (1998) and above average (1999).  The evaluation process for NANPA’s 2000 performance is currently underway.

Quality - Comments: Not Applicable
Cost Control - Comments: Not Applicable
Timeliness - Comments: Not Applicable
Business Relations - Comments: Not Applicable

8. Assessing Officers Name/Position/Organization Not Applicable

9. Signature		Date:

10. Telephone Number:	Fax Number:	Internet Address:

Release of Information: This Contractor Performance Report may be used to support future award decisions, and will be treated as source selection information in accordance with FAR 3.104-4(k)(1)(x) and 42.1503(b).  The completed report shall not be released to other than Government personnel and the contractor whose performance is being evaluated during the period the information is being used to provide source selection information.

167

Attachment F:                   PAST PERFORMANCE REQUEST AND QUESTIONNAIRE

CONTRACTOR PERFORMANCE REPORT ☐ Final or ☒ Interim - Period Report:

From 12/31/97 To 01/31/01

1. Contractor Name and Address:	NeuStar, Inc.
1120 Vermont Ave,
Washington DC, 20005

2. Contract Number: N/A Task Order Number: N/A

3. Value: Minimum value per region (8 regions total) = $20M. Does not include additional revenue due to usage based charges.

4. Award Date: Various (first on Dec 31, 1997, revised for all regions on Dec 1, 2000) Completion Date: May 31, 2006 with one year options thereafter.

5. Type of Contract:(Check all that apply)-☒FP ☐FP-EPA ☐CPFF - Completion ☐CPFF-Term ☐CPIF ☐CPAF ☐ID/IQ ☐BOA ☒Requirements ☒Labor Hour ☒T&M ☐CR ☐Other

6. Description of Requirement:  Provide transaction services for all telecommunication providers that port telephone numbers.  NeuStar is the single, neutral third party company to provide these services for the US and Canada.

7. Ratings.  After commenting, score, in column on the right, using 1 for unsatisfactory, 2 for marginal, 3 for satisfactory, 4 for very good, and 5 for exceptional.   Ratings based on survey of customers.  Score  = 4.

Quality - Comments

NeuStar provides a high-quality service and support to its customers consistent with the NPAC/SMS Service Level Requirements.  These Service Level requirements measure definitive attributes of the system, personnel and functionality as contracted for by the customer.   NeuStar measures its performance against these Service Level Requirements and reports on their compliance.  NeuStar promotes an effective quality assurance process consistent with the provisions of its contractual obligations and confirms customer satisfaction through the survey process.

Cost Control – Comments

NeuStar’s contact is fixed fee thus demands the rigor of constant evaluation to provide high-quality services in the most cost effective manner.

Timeliness - Comments

Much of the work NeuStar performs is tied to industry practices and defined timeframes.  The work required to port a telephone number by a company is dependent on NeuStar’s ability to perform its portion of the process.  Delay on NeuStar’s part has a significant impact on the utilization of external company resources and time.  NeuStar’s Service Levels require compliance for critical processes to be performed as contracted.  NeuStar has met those obligations on a highly consistent basis.

Business Relations - Comments

NeuStar maintains very close relations with its customer via industry meetings, technical conferences, private company-to-company meetings and through publication of various newsletters and documents.

8. Assessing Officers Name/Position/Organization: Not Applicable
9. Signature		Date:
10. Telephone Number:	Fax Number:	Internet Address:

168

National Thousands-Block
Pooling Administration	Section 5.0

HIGHLIGHTS

Our staff will leverage three years of hands-on pooling experience and over 100 combined years of relevant industry experience to:

•                  Provide effective, standard applications of industry guidelines to ensure unquestioned neutrality, and overall program acceptance of our service administration and stakeholder interfaces

•                  Develop and deploy a state-of-the-art pooling administration system that fully meets or exceeds all FCC functional requirements

•                  Establish a fully compliant, comprehensive work plan that ensures on-time service delivery and a seamless implementation of the program—including migration from State to National System

5.0                               Qualifications of Key Personnel

NeuStar’s designated key personnel are critical to the successful deployment and management of national pooling adminis-tration to ensure the migration from state systems is seamless and on-going operations are carried out in a neutral, even-handed manner.

The NeuStar Pooling Team (shown in Exhibit 5-1) possesses the experience and expertise to deploy and administer thousands-block pools on a national level. Our staffing profile is based on that experience, not on some theoretical calculation.  Our technical staff has expertise in developing state-of-the-art, feature-rich systems, and created our State System specifically to manage pooling. Improvements to our State System during the past three years have lead to the development of our Pool Manager (SM Patent Pending) module.  This module minimizes the number of NXX codes, which may need to be opened to manage a pool, and directly translates into savings scarce numbering resources. Our staff has administered pooling for the past three years and has more experience with actual number pooling than anyone else in the world.  Additionally, the executives, directors, and managers within NeuStar have extensive telecommunications system development, management, and operations experience.  Our Director of Pooling Services, widely recognized as an LNP expert, has been associated with local number portability since its inception and helped define its initial architecture and standards. Three of our key staff are former employees of Public Utility Commissions.

169

Other NeuStar personnel have years of number administration experience and have served the industry in visible and demanding positions.  This highly skilled management team, currently responsible for state administration, will oversee the transition to National Pooling Administration and then assume responsibility for its on-going operation.

We consider the people identified below as the key personnel for this endeavor. They have complementary skill sets that enable them to work together productively for the betterment of the team and also allow them to provide backup for each other when necessary to the benefit of the industry. Copies of their resumes are attached and include their educational backgrounds, job experience, specific efforts they have supported, and references.  A review of those resumes will establish that these individuals possess qualifications and capabilities relevant to the successful database development, system deployment, and on-going operation of national pooling administration.

Barry Bishop, Director of Number Pooling Services, will be responsible for the overall National Number Pooling operation and is an internationally recognized expert in the development and administration of thousands-block pooling, LNP, and telecommunications network planning, management, and operations.  Prior to his tenure with NeuStar, he worked in a variety of management capacities at Ameritech.  He has been actively involved in the organization and operation of pooling trials. He regularly attends meetings of NANC, and is a frequent participant at INC meetings.  Mr. Bishop has counseled governments and the industry in his areas of expertise.  Mr. Bishop currently leads our Interim Pooling Administration group serving the majority of states doing pooling today.

Shannon Collins, Regional Director, Pooling Administration Services Center, will be responsible for overseeing the National Pooling Administration Service Center and the pooling administration group.  Ms. Collins has over 13 years of customer service experience, and has been involved with administration of thousands-blocks for NeuStar since its inception in 1998.  She was the first pooling administrator in the world; therefore, administered the first pools in Illinois and New York, and has overseen pooling administration in the 12 states and 35 NPAs NeuStar has been selected to handle. She is our pooling representative to INC, and frequently participates in other industry committees, such as the Common Interests Group Rating Routing  (CIGRR) and National Number Portability Operations (NNPO) team.  Through her participation and contributions, Ms. Collins has provided INC with the benefit of our pooling administration experience as it continues

170

to refine the Thousands-Block Pooling Guidelines. She regularly deals with and resolves inter-carrier issues that arise in the course of pooling.  Her staff, picked and trained by her, frequently receives unsolicited letters from customers praising their customer-relations skills and problem-solving abilities.

Bruce Armstrong, Regional Director for Pooling Implementation, will be responsible for facilitating the establishment of pooling nationwide by leading our National Pooling Implementation Team. Mr. Armstrong previously served as an NPA Relief Planner for the western region of the U.S. and conducted NPA Relief planning meetings with the industry in California, Arizona, Nebraska, Kansas, Utah, and Washington.  Prior to that, he was the Senior Engineer for the Colorado Public Utilities Commission, where he served as the Chair of the Colorado Numbering Task Force and the Colorado LNP Task Force. He was an alternate member of the NANC, and served as the only Colorado representative on the U S WEST Regional Oversight Committee.  In each position, whether in a participatory or leadership role, he recognized the disparate interests of the group members and helped guide them to consensus.  Presently, Mr. Armstrong conducts First Implementation Meetings and represents NeuStar’s Number Pooling group by conducting or participating in a variety of meetings related to pooling, including training NPA relief planners in pooled NPAs.  Mr. Armstrong’s strong computer skills have been invaluable in developing programs and models used in pooling.

Amy Putnam, Attorney/Regional Director for External Relations, will be responsible for leading the Legal/Regulatory group accountable for compliance with state and federal orders, regulations and policies, industry guidelines, and the terms of this RFP.  Ms. Putnam was formerly a staff attorney with the Pennsylvania Public Utility Commission (PAPUC), where she specialized in telecommunications issues, gaining familiarity with carrier interactions and the legal issues pertinent to that industry.  She was also a member of the NARUC Staff Telecommunications committee, an active participant in the NRO, and an alternate member of the NANC.  At the PAPUC, she chaired several industry working groups, including the Number Conservation Task Force, an ILEC/CLEC dispute resolutions group, and the Commission’s Service Quality Metrics and OSS collaboratives, and was the Commission’s Project Manager for the Section 271-related neutral third-party test of Verizon’s OSS.  Each of these tasks required balancing the interests of the various stakeholders in order to focus on issues. In her present capacity, Ms. Putnam conducts First Implementation

171

Meetings, works with industry and state commissions to facilitate the implementation of State commission orders, interacts with the NAPM LLC on pooling-related issues, and provides legal services to the NeuStar Pooling Group.

Linda Hymans, Regulatory/Compliance Manager, will be responsible for regulatory matters related to pooling and will serve as our liaison to regulatory bodies. Ms. Hymans is a former NPA Relief Planner who conducted NPA relief planning, jeopardy, and NPA relief implementation meetings with the industry in 15 states in the central region of the U.S.  Prior to that, she was a Senior Utility Analyst at the Public Utility Commission of Texas (PUCT), where she was responsible for all numbering and expanded local calling area issues.  While at the Commission she was a involved with 911 issues and chaired several industry working groups including the Texas Number Conservation Task Force where she balanced the needs of the industry with the interests of the public in implementing number conservation measures in Texas.  She was an active participant in the Numbering Resource Optimization Working Group (NRO) and the NANPA Oversight Working Group (NOWG) which provided her with experience working on a national level with both the industry and other state regulatory participants.  Ms. Hymans is currently the Manager of Regulatory Matters for NeuStar and works with state regulatory personnel throughout the country.

Mary Ensminger, Senior Data Analyst, will be responsible for managing the critical NANP Number Resource Utilization and Forecast (NRUF) reports and data.  She will collect and analyze utilization data and prepare any reports required or requested by regulatory agencies based upon the results of her analysis.  Ms. Ensminger is currently responsible for analyzing utilization data and preparing the associated documentation for states.  She has designed studies for the California PUC, and is presently completing an extensive utilization analysis of all 25 of its NPAs.  Few have such extensive experience analyzing number utilization data.  Additionally, Ms. Ensminger has represented NeuStar on technical committees developing guidelines and requirements for the deployment and implementation of pooling and LNP, and on various state PUC committees involved with numbering optimization efforts.  Ms. Ensminger has 30 years of experience in a wide range of telecommunications industry activities including operations, engineering, marketing, human resources, and customer service, bringing a well-rounded industry perspective to our organization.

172

Rudy Amparano, Program Manager, Pooling Administration System, will lead the team responsible for the successful implementation, development, and deployment of NeuStar’s national pooling system. His role will be to monitor the status of the project, anticipate problems, and either resolve or escalate them to the appropriate management level to ensure the project is completed within budget, on schedule, and meets customer expectations and requirements. Mr. Amparano has over 4 years client/server web development Project Management experience, which he has successfully deployed eight software projects; two of which were multi-managed and totaled $5.4 million.  Has experience managing and leading team design, and development with JAVA application related products in both UNIX and NT environments.

Rajeshwar Kamineni, Senior Systems Engineer, will be responsible for the functional Java development application areas.  On a day-to-day basis, he will work closely with the Program Manager, supervising the technical areas of software development (i.e., Programming, GUI designs, etc.) and oversee the development team responsibilities.  With his team, he will develop the system requirements necessary to transform business requirements into deliverables for the National System.  Mr. Kamineni has been responsible for the requirement’s analysis, design, implementation, and testing of several high-end products for various industries.  His experience spans over eight years development in a UNIX/Object Oriented environment.  Extensive knowledge and demonstrated experience with Client/Server applications, Java technologies, Enterprise Java Beans with Weblogic middleware.  Has successfully developed web based B2B application in JAVA using WebLogic server, JSPs, and servlets.  He had the responsibility to develop back-end servers for Number Portability Subscription Manager (NPSM) for service provider.  System interfaced with Number Reservation, and Number Portability Administration system.  Mr. Kamineni brings strong program design and development experience to the NeuStar National Pooling Administration Team

Wayne Louie, Manager of Technical Operations, will manage the maintenance and administration of the www.numberpool.com web site and ensure user accessibility.  He will monitor site traffic, help scale site capacity to meet traffic demands, and improve the efficiency and design of the site.  He will provide input and suggestions on pooling-related LAN/WAN projects, assist in designing and implementing WAN links to future pooling sites, and maintain all pooling-related base servers and host controllers. He will also be responsible for the monitoring, testing, and

173

troubleshooting of hardware and software problems; recommending and scheduling repairs; providing end user support for all pooling applications; and monitoring the LAN system security.  Mr. Louie will oversee the installation and configuration of workstations and the maintenance of all internal pooling systems.  In addition, he will be responsible for anticipating hardware and software needs for planning and budgeting purposes.  Most recently, Mr. Louie has been responsible for LAN Administration for NeuStar including the Windows NT and Microsoft Exchange Servers.  He also configures and troubleshoots all new computer systems (Win NT / Win 95 and 98), and maintains both the www.numberpool.com web site and the company PBX.

In addition to these key personnel, NeuStar presently employs an entire administration group responsible for managing the state interim pooling trials.  They include: a senior pooling administrator, and two pooling administrators.  Furthermore, to ensure a quick start and on time delivery, we have augmented the Team to include a highly qualified system development and implementation group that is ready to go—Day One.  NeuStar plans to retain these individuals if awarded the National pooling administration contract and anticipates filling the additional PA positions designated on the organizational chart, as previously shown in Exhibit 5-1.  We will fill the remaining positions when appropriate and in accordance with the skill/experience requirements set forth in the job descriptions provided in Proposal Section 6.0, Organization.

In short, NeuStar has assembled a team steeped in experience to lead the migration from state to national administration of number pooling.  At the heart of this Team is the same individuals who have successfully implemented the state pooling administration trials for the past three years. They are experienced personnel, knowledgeable in every aspect of number pooling, and committed to developing, supporting, and administering the National pooling administration system in a neutral, even handed manner.

174

National Thousands-Block
Pooling Administration	Resumes

RUDY S. AMPARANO, PROGRAM MANAGER, POOLING ADMINISTRATION SYSTEM

QUALIFICATIONS

Over 4 years information systems project management experience in various technical industries (Government, financial, and telecommunications).  Has successfully managed client/server web development on UNIX and Windows-NT platforms using various OOA/OOD resources.   Strong, professional quality assurance experience utilizing standard software development, and RAPID methodologies.  Extensive experience acting as a liaison between internal and external customers, and leading technical teams creating web-enabled object-oriented applications to successful deployment.  Acquired technical and managerial skills through both work and formal education\training.

EXPERIENCE

2000-present                            Project Manager, NeuStar, Inc.

Performs and delivers technical Management tasks assigned in all aspects of software development.  Monitors cost performance and achieve budget goals.  Assist in marketing and participate in creation and development of proposal resolution. Manage all project team resources and schedule.  Represent NeuStar’s Project Management Office to execute project planning methodologies

1998-2000                                            Project Manager, Nextel

Successfully multi-Managed $5.2 million Web Application development for Content Publishing and 3rd Party Wireless Applications.  Managed and lead JAD sessions with internal and external cross-functional groups to ensure project met all client expectations, and communication protocol was executed.  Responsible for managing multi-software projects through RAPID software methodologies.  Conducted assessments of relevant technology trends and industry futures, identifying opportunities and impacts of such technologies on 3rd Party Wireless Application needs and infrastructure.

1996-1998                                            Project Manager, FDIC

Successfully multi-managed various financial Internet based applications designed for a highly scalable secure deployment.  Engineered multi-Web-based software projects through standard IEEE software development lifecycle methodology.  Provided technical leadership and catalyst for software application process and architectural improvements for data processing.  Experienced administering information management migration, conversion, and support projects for Oracle based software

1995-1996	Business/System Analyst, USF&G Insurance
1994-1995	Jr. Webmaster, American Crop Protection Association
1992-1994	Quality Assurance Engineer, Equis International
1990-1992	Analyst, Merrill Lynch, Pierce, Fenner & Smith

EDUCATION

REFERENCES

BS, Economics, UCLA Certification

Jay Cohen

(703) 856-2013

Sun Certified Enterprise Architect

Stephanie Wilkinson

(301) 548-8156

for JAVA 2 Platform

James Williams

(202) 416-4259

175

BRUCE H. ARMSTRONG, REGIONAL DIRECTOR, POOLING IMPLEMENTATION

QUALIFICATIONS

Over 25 years experience in the telecommunications industry as a manager, engineer, and Relief Planner.  Extensive experience interacting with State Commissions.  Expertise in computer modeling.

EXPERIENCE

2000-present                            Pooling Administration Services, NeuStar, Inc.

Works with industry and state commissions to implement the various Commissions’ Orders mandating thousands-block number pooling (pooling) trials.  Conducts First Implementation Meetings for pooling administration.  Facilitates the establishment of dates for pooling implementation milestones.  Represents NeuStar at industry and regulatory meetings.  Provides training related to pooling for SPs and regulatory staff members.  Responds to inquiries from SPs, regulators, and regulatory staffs.  Represents the Pooling Administration at NANPA Relief meetings that pooling NPAs are involved.

1999-2000                                            NPA Relief Planner, NeuStar, Inc.

Served as an NPA Relief Planner for all of the Western Region of the United States.  Facilitated NPA Relief planning meetings in that worked towards developing plans for NPA relief.  Developed a relief planning computer model utilized by all NPA Relief planners

1988-1999                                            Senior Professional Engineer, Colorado Public Utilities Commission

Served as a primary expert to the Commission on all telecom matters coming before it, and provided written and oral testimony in over 30 litigated dockets before the Commission and the courts.  Served as an alternate member of the NANC from September 1997 - May 1999.  Served as the Chair of the Colorado Numbering Task Force and the Colorado LNP Task Force.  Sole Colorado representative on the U S WEST Regional Oversight Committee.  Developed numerous computer models adopted by the Colorado Commission and nationally, including a number pooling NPA exhaust model, a universal service cost proxy model, and a cost accounting allocation model.  Worked with legislative staff and lobbyists to draft legislation

1983-1987	Marketing Plans Implementation Manager, AT&T
1973-1983	Staff Manager - Rates And Tariffs, Mountain Bell

EDUCATION

REFERENCES

MBA, Executive Program, University of Colorado

Robert Hix

(303) 894-2913

MS, Physics, Texas Tech University

Stanley Weeks

(972) 778-2682

BS, Engineering Physics, Texas Tech University

Michael Whaley

(303) 707-7039

176

BARRY BISHOP, DIRECTOR, NUMBERING SERVICES

QUALIFICATIONS

Possesses over 30 years of telecommunications experience, with extensive expertise in network operations.  Participated in the development of LNP, and chaired the Midwest LNP Operations team that designed the LNP process flows.  Member of various Industry and State Commission teams and committees for both number pooling and LNP.  Internationally recognized expertise in both LNP and pooling.

EXPERIENCE

1998-present                            Pooling Administration Services, NeuStar, Inc.

Developed and manages NeuStar’s number pooling services.  Created and supervises the pooling administration and implementation team, ensures that it has adequate staffing and facilities to address the developing needs of state interim pooling trials, oversees budgeting and personnel issues.  Is ultimately responsible for ensuring compliance with program requirements, regulatory orders, contract terms, and applicable industry and regulatory practices, standards, and policies, as well as customer satisfaction. Represents NeuStar at national and international industry forums and meetings.  Oversaw the development of the “Pool Assessment ToolSM “  (patent pending) (P.A.T. SM (patent pending).  Manages 911/Law Enforcement issues and Number Pooling Administration programs for NeuStar.  Responsible for the continued development of the http://www.numberpool.comSM web site and its content (this includes development and oversight of the “Pool ManagerSM” (patent pending  module) to support the initial state pooling trials.  Assisted the Commonwealth of Puerto Rico in its planning to turn up LNP and pooling in 2001.  Designed FCC OMB Form 502 as a consultant to NANPA

1997-1998                                            Director, Numbering Services, NeuStar, Inc.

Responsible for managing 911/Law Enforcement issues and Number Pooling Administration programs for Lockheed Martin IMS’ Communication Industry Services line of business, the predecessor to NeuStar, Inc.  Responsible for ensuring compliance with program requirements, as well as applicable industry/regulatory practices, standards, and policies.  Duties also include attending and participating in industry forums and meetings. Also responsible for the development of the http://www.numberpool.com web site and content to support the initial state pooling trials.

1995-1997                                            Area Manager, Operational Competitive Readiness, Ameritech

Represented Ameritech for all network operations issues on industry LNP forums, teams, and committees.  Served as chairperson of the Midwest Local Number Portability Operations team that designed LNP process flows for the North American Numbering Council.  Member, Illinois Commerce Commission number pooling team, Illinois Commerce Commission LNP Steering Committee, and Illinois LNP test team and 911 team.  Co-chair, Wisconsin LNP steering/implementation industry team.  Co-chair, St. Louis LNP implementation team.  Co-chair, Indiana LNP Task Force/Implementation team.  Member, LNP switch requirements team and  LNP SCP requirements team. Member, Ohio LNP steering committee/implementation team.  Member, Michigan LNP steering committee/implementation team.  Operations speaker at national and international forums.

177

1992-1995	Regional Network Operations Staff Manager, Ameritech
1989-1992	Network Operations Area Manager, Ameritech (Chicago)
1987-1989	Network Operations Staff Manager, Ameritech

EDUCATION

REFERENCES

Carl Schurz High School – Diploma, 1965

William Boerger

(919) 563-8267

Honorable Discharge USN – 1970

Rick Jones

(815) 654-5011

Mary Snieg

(312) 458-2904

178

SHANNON R. COLLINS, REGIONAL DIRECTOR,
POOLING ADMINISTRATION SERVICES CENTER

QUALIFICATIONS

Significant customer service and problem resolution experience in a variety of professional environments for over 13 years. Management and supervisory experience. As the first pooling administrator in the world, managed first pooling trials for Chicago NPA 847 and New York NPAs 212 and 718.  Extensive participation in industry forums and guideline development.

EXPERIENCE

1998-present                            Pooling Administration Services, NeuStar, Inc.

Staffs, manages, and operates NeuStar’s Pooling Administration Services Center.  Duties include:

Hires, trains, and supervises the staff that administers ongoing state pooling trials.  Ensures that staff has adequate tools and facilities to properly perform its functions.  Developed and implements escalation procedures.  Represents NeuStar at industry meetings, on industry task forces, and in work groups.  Interfaces with industry and regulatory agencies.  Educates industry and regulatory agency staff.  Prepares reports for industry and regulatory agencies.  Provides training related to pooling for SPs, Regulatory Staff members.  Pooling methods and procedures

1997                        Code Administrator, Pacific Bell

Processed code requests following Central Office Code guidelines.  Performed troubleshooting for code requests that were incorrectly opened.  Participated in industry meetings to review and develop guidelines.  Maintained accuracy of source documents.  Prepared comprehensive customer education package for an area code split.  Served as liaison between Code Administration and other internal departments. Represented Code Administration at Pacific Bell meetings

1996-1997	Reports Analyst, FHP Health Plan
1995-1996	Medicare Risk Specialist/Network Operations, Fhp Health Plan
1993-1995	Assistant Supervisor, Takecare/FHP Health Plan
Enrollment And Billing Specialist, Takecare Health Plan
Proposal Renewal Calculator, Lincoln National Life Insurance

EDUCATION

REFERENCES

BA, Diablo Valley College

Andrea Cooper

(925) 279-6240

Las Positas College

Dena Hunter

(303) 858-3231

Dan Medalzis

(312) 895-8272

179

MARY H. ENSMINGER, SENIOR DATA ANALYST

QUALIFICATIONS

Extensive engineering and network operations background with recent emphasis on deployment and implementation of LNP including the current assignment as NeuStar’s technical support manager for LNP and Pooling.  Thirty years service with AT&T in varied assignments including supervisory and management experience.

EXPERIENCE

1998-present                            Pooling Administration Services, NeuStar, Inc.

Represents NeuStar on various State Commission committees involved with numbering optimization efforts.  Analyzes utilization data; prepares documentation associated with utilization data.  Represents NeuStar on technical committees involved with developing guidelines and requirements for the deployment and implementation of LNP and Pooling including committees sponsored by the NANC, such as the NRO Working Group; and those sponsored by ATIS, such as the INC.  Designed studies and is completing an extensive utilization analysis for the California PUC for all 25 of the state’s NPAs

1986-1998                                            Industry Expert, AT&T

Chaired the LNP Mid-Atlantic Operations Team responsible for the deployment and implementation of LNP within the mid-Atlantic region; represented the team at the Regional LNP Steering Committee meetings held at the Maryland PSC.  Provided technical support for Public Service Commission staff members.  Chaired the team responsible for the preparation of the RFP for the Interim Number Pooling, Pool Administrator for New York City, 212 Area Code.  Directed a team, which varied in size from 11 to 28 employees, responsible for project implementation; and forecasting, servicing, ordering and provisioning of switched access in the mid-Atlantic region for 20 4ESS and 5ESS switching machines.

1984-1986	Operations Manager, AT&T
1974-1984	Service Manager; Sales Manager; Personnel Manager, AT&T
1972-1974	Labor Relations Manager, AT&T
Reports Clerk; Senior Traffic Clerk; Supervisor, AT&T

EDUCATION

REFERENCES

BA, Music, University of Maryland   Les Carter

Les Carter

(630) 420-7493

MS, Human Resources, The American University

Ellen McGraw

(703) 691-6145

James Tamplin

(770) 352-9352

180

LINDA M. HYMANS, REGULATORY/COMPLIANCE MANAGER

QUALIFICATIONS

Over 20 years of experience in telecommunications as an industry manager, a regulator, relief planner, and regulatory liaison.  Extensive experience on state and federal telecommunications task forces.

EXPERIENCE

2000-present                            Pooling Administration Services, NeuStar, Inc.

Serves as liaison between state regulators and all divisions of NeuStar. Reviews and tracks state orders and proceedings; involves the appropriate affected divisions within NeuStar. Meets with and assists service providers and regulators; represents NeuStar at state commission hearings

1999-2000                                            NPA Relief Planner, Neustar, Inc.

Served as NPA Relief Planner and conducted relief planning meetings for all of the Central Region of the United States. Prepared and offered testimony and researched data requests.

1995-1999                                            Senior Utility Analyst, Texas Public Utility Commission

Analyzed tariff filings, oversaw regulatory compliance of telephone utilities and complaint resolution.  Prepared expert witness testimony and testified before legislative committees, worked with legislative staff and lobbyists to draft legislation. Developed comments for the Commission to file with the FCC associated with numbering issues. Had sole responsibility for statewide area code relief planning and development of telephone number conservation plans.  Actively participated in national numbering task forces such as the NRO and the NANPA Transition Oversight Working Group; worked extensively with the general public.

1995-1999	Administrative Assistant, Representative Sherri Greenberg,
Texas House of Representatives
1992-1993	Associate Certified Municipal Court Judge, Leander, Texas
1972-1987	Asst Staff Mgr, Marketing Support Specialist, AT&T/NY Telephone

EDUCATION

REFERENCES

BA, Government, University of Texas at Austin

William Adair

(913) 676-1539

Darrell Baker

(334) 242-2947

David Featherston

(512) 936-7325

181

RAJESHWAR KAMINENI, SENIOR SYSTEM ENGINEER

QUALIFICATIONS

Over eight years of experience as software programmer in UNIX/C, C++, GUI and DBMS; three of experience in Java technologies; object-oriented applications, client/server applications, web applications, distributed database and network applications were successfully implemented middle ware, mainframes and work stations

EXPERIENCE

2001-present                            Senior Systems Engineering, NeuStar, Inc.

Responsible for the requirements analysis, design, implementation, and testing of Thousands-Block Number Pooling and Administration Systems

2000                        Java Developer, American Petroleum Exchange Company

Developed a web-based B2B application in Java using Weblogic Server, JSP, servlets to facilitate the release of the gasoline for the winning bids placed between buyers and sellers.  For a given bid, the buyer logs in to this application for the release of gasoline.  The releases are tracked by the application in an Oracle database.

1997-2000                                            Senior Technical Staff, Comsys Technical Services

Developed and maintained work flow Engine known as local services activity tracker (LSAT) for MCI Worldcom local services.  It is a distributed system developed using Orbix, C++, Java, XML on a HP-Unix/NT platform.  Various design patterns have been used.  Orbix Naming Service has been used for registering interfaces.  Developed Back end servers for Number Portability Subscription Manger (NPSM) using C++, Oak CORBA, Registry, Rogue Wave Tools, Dbtools on HP Unix Platform.  This system would help MCIWorldcom to do CreateGaining, CreateLoosing, activating and disconnecting of portable numbers with NPAC, via IBA/SOA automation adapter.  Interfaces to Workflow System LSAT for tasks, Order Entry System for data feeds, Number Reservation (NRM) System for updates, Number portability administration system (NPAS) for LPN/SwitchClli information, provisioning system for activation dates were developed to facilitate porting of numbers. Designed and developed database schema for NPSM in Oracle.  Script etc for presenting NPAC telephone Number Status on the Web Browser.

1996-1997                                            Senior Software Engineer, Bluestone Consulting Services, Inc.

Designed and developed a Student Loan System for KPMG in C++, Oracle and Motif using XRT/Fields, XRT/Table and XRT/Gear Components.  Oracle is a used as back end database and Motif is used as a front end.  Implementing a C++ library to retrieve data from a flat file system and eventually ported to Oracle.  Implementing forms, views and table views for user interaction architecture, using oracle as back end and visual C++ as front end with DCE Server as application servers and routers.

1995-1996                                            Programmer/Analyst, Compaid Consulting Services, Inc.

Implemented a Fax Interface tool using C++, Oracle 7.0, Motif to fax various letters. Object Oriented programming in C++ and Motif.  Designed and developed an object-oriented GUI Tool based on OO Design Techniques like Bridge and Command Patterns.

182

1994-1995	Programmer/Analyst, University Computing Services
1993-1994	Programmer/Research Associate, University Computing Services

COMPUTER SKILLS
Languages	Java, C++(aCC, gcc), Visual C++, XML, HTML, Java scripts, STL, PL/SQL, Shell Scripts, TCP/IP
Java	EJB with Weblogic, JDK1. 2.2. Swing, Servlets, JSP, JDBC, SQLJ, JNDI
Environment	HP Unix 10.20, Red Hat Linux 6.2, SUN/SPARC, Solaris 2.5,Dec-Alpha, VAX/VMS, WINDOWS 95/98 NT
GUI Tools	MOTIF 1.2/2.0, Xt, Xlib, Xrt/Gear/Table/Field, UIM/X
Databases	Oracle 7.3.4. Oracle 8I, Lotus Notes, VAX RD, DEC RALLY
DBASE IV
Object-Oriented	CORBA, EJB, COM, DCOM, UML
Version Control	CVS, PVCS, CMVC, RCS
CORBA/EJB Tools	ORBIX, 3.0.1, OAK 4.3.9, WebLogic Enterprise, WebLogic 5.1 Orbix Web
Tool Kits	Rational Rose, Microsoft Visual Studio, Jdeveloper, Visual Café, Soft Bench, Object Center, Rouge Wave Tools. H++ Dbtools. H++. Db tools, Exceed, VISIO, Inconcert, Renwel.2

EDUCATION

REFERENCES

MS, Computer Science,

Gisou Haghighat

(703) 889-4594

Western Michigan University

Melson Martis

(202) 533-2851

BS, Mechanical Engineering,

Prakash Yarlagadda

(403) 449-3126

Regional Engineering College, Warangal India

183

WAYNE LOUIE, MANAGER, TECHNICAL OPERATIONS

QUALIFICATIONS

Expert-level knowledge of set up and troubleshooting for systems, hardware, and software including Windows NT, Microsoft Exchange Server, Windows 2000, Windows 98, Windows 95, Windows 3.1, DOS, UNIX, PERL, CGI, TCP/IP, Word, Excel, PC Anywhere, Timbuktu, Internet, Netscape Communicator, Internet Explorer, ICQ, PGP, Cute FTP, HTML, DHTML, FrontPage, Macromedia Flash, Macromedia Fireworks, Adobe PhotoShop, Paint Shop Pro, Scanners, and Digital Cameras.

EXPERIENCE

1999-present                            Pooling Administration Services, NeuStar, Inc.

Responsible for LAN Administration, including Windows NT Server and Microsoft Exchange Server.  Configure and troubleshoot all new computers systems (Win NT / Win 95 and 98).  Maintain www.numberpool.com web site and maintain phone system (PBX).

1998-1999                                            Computer Tech, Neustar, Inc.

Private contractor responsible for system administration, including Windows NT Server and Microsoft Exchange Server.  Configured all new computers as dual boot systems (Win NT/Win 95).  Trouble shot all system problems.

1997-present                            Self Employed, Mobile Solutions Web Site Design

Design, maintain, and coordinate with customers for web site development.  Trouble shoot computer software and hardware.  Assist in the development and programming of PERL and CGI scripts.  Create and edit graphic designs. Manage monthly customer billing

1998-1999	Web Hosting Support, Virtualis Systems
1987-1997	Distribution Manager, Prestige Products
1994-1997	Assistant Distribution Manager, Prestige Products
1989-1994	Inventory Administration Manager, Prestige Products
1987-1989	Gold Department Supervisor, Prestige Products

EDUCATION

REFERENCES

Self-developed computer expertise enhanced

Chuck Butte

(213) 749-8102

with on-the job training.

Art Corey

(213) 749-8102

Chris Lyman

(888) 748-3496

184

AMY L. PUTNAM, ATTORNEY/REGIONAL DIRECTOR, EXTERNAL RELATIONS

QUALIFICATIONS

Extensive knowledge of administrative law, Public Utilities Commission operations, and carrier interactions.  Familiarity with state and national legal issues in the telecommunications industry.  Has held many senior positions as Chair or Co-Chair of industry decision-making forums.

EXPERIENCE

1999-PRESENT               Pooling Administration Services, NeuStar, Inc.

Serves as NeuStar’s in-house counsel on National/State Pooling Administration issues including negotiating Pooling Administration contracts with the NAPM, LLC.  Conducts First Implementation Meetings for Thousands-Block Pooling Administration.  Represents NeuStar pooling at industry meetings.  Serves as NeuStar’s representative for various state Commission activities involved with numbering optimization efforts.

1997-1999                                            Assistant Counsel, Pennsylvania Public Utility Commission

Served as Project Manager for the neutral third-party test of Verizon’s OSS in Pennsylvania.  Directed staff in assisting the Commission in resolving 18 consolidated telecommunications dockets.  Assisted the Chairman in moderating working groups of the Global Telecommunications Settlement Conference.  Chaired the Commission’s ILEC/CLEC Work Group, and the Service Quality Metrics and OSS working groups.  Drafted proposed Opinions and Orders for the Commissioners.  Chaired the Commission’s Industry Joint Task Force on telephone number conservation issues.  Served on the NRO Working Group and as an Alternate Member of the NANC.  Litigated before the FCC and in the state appellate courts.

1995-1997                                            Amy L. Putnam, Esquire

Offered both direct and consulting legal services in administrative law and appellate practice.

1989-1995                                            Deputy General Counsel, Office of the Pennsylvania Governor’s General Counsel

Supervised legal services to the Departments of Environmental Resources, State, Education, State Employee’s Retirement System, Public School Employee’s Retirement System, Office of Inspector General, Pennsylvania Infrastructure Investment Authority (PENNVEST), and Pennsylvania Emergency Management Agency (PEMA).  Litigated priority cases on behalf of the Governor and executive agencies.  Monitored, reviewed, and advised agency counsel on significant litigation for executive agencies statewide.  Mediated inter-agency disputes.  Reviewed contracts, land transfers, policies, and regulations.  Counseled the Environmental Hearing Board, chaired the EHB Procedural Rules committee.  Represented the General Counsel on the Pennsylvania Emergency Management Council, the Board of Property, and the Board of Finance and Revenue; chaired the state Hazardous Materials Advisory Committee.  Developed and administered the Commonwealth government’s Continuing Legal Education program.

185

1985-1989	Assistant Counsel, Department Of Environmental Resources
1983-1985	Staff Attorney, Commonwealth Court Of Pennsylvania
1980-1983	Law Clerk, Commonwealth Court Of Pennsylvania
1978-1980	Partner, Harmon & Putnam
1977-1978	Associate, Rengier, Musser & Stengel

EDUCATION

REFERENCES

JD, Temple University Law School

Nora Mead Brownell

(717) 772 0692

BA, University of Pennsylvania

Paul LaGattuta

(212) 387-4009

Michael O’Connor

(212) 395-2976

186

GARY ZAHN, SENIOR POOL ADMINISTRATOR

QUALIFICATIONS

Seventeen years experience in customer service organizations with specific focus on data analysis, database deployment, and project management.  Various leadership, supervisory, and technical positions held during the last seven years.

EXPERIENCE

1999-Present                            Pooling Administration Services, NeuStar, Inc.

Administers thousands-block pools in pooled NPAs.  Processes block requests; evaluates all applications to ensure accuracy and complete adherence to industry-developed assignment guidelines and FCC directives; monitors all assignments for implementation within prescribed timeframes; notifies all parties when assignments are made.  Trouble-shoots with providers to resolve discrepancies in applications, and escalates problems as necessary.  Participates in industry meetings.  Interfaces with service providers and regulatory agencies.  Educates service providers and regulatory staffs.  Prepares reports for industry and regulators.  Trains new pooling administrators.

1999     Nanpa Co Code Administrator, NeuStar, Inc.

Processed code requests following Central Office Code guidelines for four states.  Performed troubleshooting for code requests that were incorrectly opened.  Continuously interfaced with service providers, state regulatory staff, and other telecommunications industry members.  Responsible for problem resolution, customer education, responding to data requests, and maintenance of database integrity

1998-1999	Accountant, Joint Interest Billing, Accountants Plus, Chevron
1996-1998	Assistant Supervisor, Membership And Accounting, Pacificare
1994-1996	Senior Specialist, Revenue And Eligibility Management, Pacificare
1994	Membership And Accounting Specialist, Pacificare

EDUCATION	REFERENCES
BS, Business Administration,	Shirley English	(908) 234-7497
California State University	David Mueller	(303) 566-1872
AA, Diablo Valley College	Bob Mundy	(860) 827-2692

187

National Thousands-Block
Pooling Administration	Section 6.0

HIGHLIGHTS

Our Pooling Organization is:

•                  Logically, geographically structured by functional responsibility to optimize efficiency while minimizing costs

•                  Fully supported by NeuStar executives committed to the success of National Pooling Administration

•                  Established within NeuStar with direct and clear channels of communication and escalation to ensure pooling issues are addressed and resolved quickly

6.0            Organization

Created to serve a need, shaped by experience, and refined for this solicitation, NeuStar’s organization combines logical functional structure, certified neutrality, corporate commitment, and clear lines of escalation to ensure the FCC’s program objectives are met and National Pooling is recognized as successful.

Thousands-block number pooling was implemented to stem the increasing demand for NPAs that were rapidly depleting North America’s numbering resources.  In response, to this increasing demand, pooling administration became an integral part of our basic business and a natural extension of our corporate commitment to safeguard NANP resources and prolong the availability of resources to the industry.  Beginning with the Illinois trial, we committed staff and resources to the number pooling effort.  Within NeuStar, we have a dedicated unit called Numbering Services focused solely on neutral, third-party number administration.  Three years ago, we established our Pooling Administration Team (“Team”) as an independent, freestanding entity under that unit, which is responsible for meeting the needs of the industry for thousands blocks.  Our Team was not established for convenience or assembled to address this proposal.  It has been intact for the past three years, and, in that time, has evolved to address the issues it has encountered and to accommodate the needs of the stakeholders it serves.

Functional Organizational Structure

We established our Pooling Team as a discrete organization to comply with the needs and desires of the marketplace, and our structure has evolved over the past three years as we have carefully tailored it to reflect our experience and accommodate the needs of the industry and regulators.

A successful number pooling organization requires dedicated, experienced individuals who understand how number administration works and appreciate the essential relationship between thousands-block pooling, neutrality, and number portability. In addition, it requires a logical structure, effectively organized, to optimize those individuals and keep costs low.  Our Director of Number Pooling Services, responsible for the overall success of number pooling—meeting

188

performance goals, ensuring proper client interfaces, maintaining industry and regulatory satisfaction, and budget—has played a critical role in number pooling since its inception, has a strong working relationship with the industry and regulators, and is an authority on number pooling, LNP, and telecommunications operations.  Our Pooling Services team is managed by professionals and already staffed to successfully accomplish all the tasks identified in the solicitation. Our key personnel are already 100% dedicated to pooling; all individuals required for day one have been named and identified. All our pooling personnel will be strategically migrating from the state to national team.

Our detailed project plan was developed to produce a deliberate, thoughtful, and phased-in migration schedule. Given the work load reflected in our plan, we know the headcount and the functional structure required to effectively administer national number pooling. Although we have augmented our current state pooling administration operations team to form our National pooling administration organization, it is essentially the same team that has successfully implemented state pooling administration for the past three years without a single written complaint concerning our operations from any individual or regulatory agency.  It is organized into five primary groups each focused on a different area of thousands-block number pooling and each requiring different skill sets. As shown in Exhibit 6-1, we have identified each portion of our functional organization and clearly delineated each person’s responsibilities within that organization.  In addition, as required, we have provided a table of job descriptions at the end of this section.  The job descriptions detail the roles/responsibilities and the minimum qualifications of each position in our organization.

The Program Management Group, primarily the Director of Number Pooling Services, is responsible for the overall success of the number pooling organization.  A telecommunications professional, the Director will monitor the effectiveness of the Team, ensure proper client interfaces, maintain industry and regulatory satisfaction through performance measurements and feedback surveys, perform data analysis and manage the budget.  Our Director has played a critical role in number pooling since its origin, has a strong working relationship with the industry and

189

regulators, and is an authority on number pooling, LNP and telecommunications operations.  Most important, the Program Management Group will manage the day-to-day operations, ensuring efficiency and success in all aspects of number pooling.

The Pooling Administration Services Group will be responsible for performing the core functions of pooling administration, which include allocating, managing, and replenishing thousands-block pools for each rate area.  Our PAs will process the incoming Part 1A and Part 1B forms, assign blocks, apply for NXX codes through the Code Administration group to populate and replenish pools, and reclaim blocks in accordance with FCC requirements, INC and thousands-block pooling guidelines and state commission orders.  The help desk, quality assurance, and industry interface functions will be assigned to this group.  Our Pooling Administration Services Center is intentionally centralized for consistency and accuracy.  By ensuring those individuals directly responsible for administering guidelines, managing the thousands-block pools, and interacting with SPs on a daily basis are situated in one location, we provide continuity of operations.  Conversely, an administrative organization that is dispersed across the country exposes itself to accusations of inherent partiality and unfairness because it cannot effectively and efficiently respond to industry changes and ensure consistency of response and application from its scattered team members.  We are unwilling to assume such risk. Centralization allows us to nimbly address and implement changes to policy, methods, procedures, and standards, apply them consistently, and ensure understanding by simultaneously communicating to all team members while remaining cost efficient.

The Pooling Implementation Group will be responsible for facilitating the establishment of pooling, initially in the top 100 MSAs.  Members of this team will be responsible for planning and facilitating First Implementation Meetings and establishing the implementation timelines in coordination with the industry.  They will also attend and participate in relief planning meetings that impact pooled NPAs as described in the Pooling Administration and Relief Planning guidelines.  This team will have a well-developed customer interface with the regulators and industry.  While our Administration is necessarily centralized, our Pooling Implementation team is deliberately dispersed across the country and its members located in virtual offices in the regions they represent.  Much of the pooling implementation work requires strong computer and analytical skills and can be done independently; the remainder requires travel to and participation in the meetings described above.

190

Centralized organization of this team would increase the distance of travel for individuals and in turn, increase costs to the industry.

Our Legal/External Relations Group will be responsible for addressing all the activities identified by the Commission relating to legal, regulatory, compliance, media, and public relations issues. In addition to reviewing and responding to state and federal orders, regulations, and policies issued by regulators, they will ensure compliance with industry guidelines and the directives of the contract.  This group will also prepare filings, develop testimony, and compose media and press releases relating to pooling.  The Regulatory group will be our front line, working in coordination with the Commission.  This group consists of an Attorney/Regional Director and a Regulatory/Compliance Officer.  We have included the Regulatory/Compliance Officer because we realize it is crucial to manage program costs and communicate status with the FCC constantly.  Contract compliance will also be supported by our Corporate Program Management Office, which is led by Martin Breen. Mr. Breen is a highly qualified project manager with 35+ years of experience, much of it with the telecommunications industry and cost plus fixed-fee contracts for federal agencies.

The Technical Operations Group, consisting of the Manager Technical Operations, Database Administrator and Network Engineer, will be responsible for the day-to-day operation of the system and equipment.  This group will be the vanguard for support, security and maintenance of the pooling administration systems.   The Manager Technical Operations (Manager) manages the technical operations group, supports pooling services applications, monitors, and tests and troubleshoots hardware and software problems.  The Manager is also responsible for web and system design and maintenance and maintains security and disaster recovery procedures. The Database Administrator will develop and implement policies and procedures for ensuring the security and integrity of the company database, while the Network Engineer maintains all network hardware, in addition to maintaining and installing network software, user accounts and passwords, LAN/WAN additions and changes and maintenance of network records.  The technical operations group is located in the Pooling Administration Services Center allowing them to rapidly address any technical concerns, thereby reducing the possibility of system failure.

Our pooling administration team is and will continue to be dedicated entirely to number pooling, and the optimization of numbers will continue to be our focus.  Our team is customer oriented; we

191

monitor our results constantly, and we hire and train quality employees to ensure strict adherence to industry guidelines, and regulatory policy. Our functional organizational structure allows us to effectively administer pooling, address the needs of industry stakeholders, ensure rigorous application of the guidelines, deliver services on time, control costs, and maintain our neutrality.  Our operations are based on our experience working with the industry to administer thousands blocks.  Our structure is not a theoretical exercise for the purpose of responding to a proposal but is rather a real structure based on real experience performing the real functions. Our current functional layout allows us to effectively administer the guidelines and will enable us to migrate smoothly from a state trial team to a national pooling team.

Neutrality Is Ensured

NeuStar’s corporate mission is to lead and serve the industry as a neutral third party, and we are committed to the responsible, efficient administration of NANP resources to prolong their availability.

Neutrality for NeuStar is not a platitude; it is our identity, embodying the impeccable, high-quality, even-handed service essential to the central role we play in the industry.  We are committed to impartiality and fairness, and our staff has a history of recognizing the importance of understanding and working successfully with the various industry participants and respecting their differing perspectives within the confines of regulatory environments.  Our adherence to the tenets of neutrality does not come from a desire to please nor is it considered an obligation.  Rather, it is what we were established to do.  Neutrality is a belief we embrace and have embodied in the Code of Conduct available on NeuStar’s web site.  We satisfy the strict criteria established for neutrality by the FCC and have been certified as a neutral third party in FCC order 99-346.  To ensure our neutrality, we undergo a quarterly neutrality audit, making certain no gaps exist in the tight fabric of our impartiality.  We are committed to the conservation of numbering resources and our goal is the equitable treatment of all participating SPs.

Further, extremely sensitive proprietary data passes through our systems and the hands of our staff in an atmosphere of the highest security and confidentiality standards. We are scrupulous about maintaining distinct lines between our various service organizations.  Within NeuStar the NPAC, NANPA, and Number Pooling Services have been organized as independently operating entities since their inception.  They are measured as separate, freestanding teams, and communicate

192

formally. This is a deliberate structural design.  Our team is 100% dedicated to pooling, and maintains a professional distance in its dealings with NANPA.  We realize that many entities involved in pooling do not fully comprehend the nature of the firewall that exists between the NANPA and NeuStar Pooling Services.  In some instances, even regulators blur the distinction.  This stance has sometimes frustrated entities seeking information from us that should properly be obtained from the NANPA because we insist the information be acquired from the proper source.

Our ongoing role as interim pooling administrator provides us with a perspective only experience can impart.   We understand the needs and concerns of participating SPs as well as the issues surrounding their interface with regulators and the NANPA. This understanding clarifies our responsibility to develop operations and systems that do not differentiate and to act in strict adherence to the principles of a neutral third party, in the performance of new or existing tasks.

Corporate Commitment and Clear Lines of Escalation

NeuStar has a skilled, experienced management team in place to provide corporate support and oversight to the Number Pooling Administration team and through its escalation process ensures pooling issues will be addressed and resolved quickly.

At NeuStar, we consider ourselves caretakers responsible for managing numbering resources in a neutral manner. Thousands-block pooling fits into NeuStar’s corporate goals to accomplish this, and our dedication of staff and resources to pooling over the past three years demonstrates our corporate commitment to it.  Pooling administration is highly visible and is a top priority. It is not buried within our corporate infrastructure.  We have established direct and clear channels of communication ensuring this significant responsibility is never overlooked.  The relationship of our pooling team to NeuStar is reflected in the Functional Organization Chart, Exhibit 6-1.

We have also developed a working escalation process for resolving issues related to pooling. Within NeuStar, lines of communication to the CEO are short and direct, and our escalation process quickly reaches levels of significant authority within the corporate structure, as shown in Exhibit 6-2. As depicted in the exhibit, our Regional Director for the Pooling Administration Services Center has full control over day-to-day and Help Desk functions to ensure quick resolution of administrative problems, and the Regional Director of Pooling Implementation is responsible for all matters related to pooling implementation.   Both of these positions report directly to the Director of Number

193

Pooling Services who, in turn, reports to a company officer and is three short steps from NeuStar’s CEO.  The Pooling Administration Technical Operations Manager, who will address all technical problems, reports directly to the Director of Number Pooling Services and on a dotted line basis to the Regional Director for the Pooling Administration Services Center for escalations requiring technical resolution.

Our accomplishments as Interim PA are a tangible demonstration that we know how to organize a team to successfully and efficiently administer number pooling in a neutral, even-handed manner.

[Exhibit 6-2. NeuStar’s escalation process is short and direct with planned intervals for escalation time periods to solve issues rapidly. Graphic omitted: flow chart showing Escalation Process for resolving issues rapidly.]

194

NeuStar National Pooling Administration Services Organization Job Descriptions

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

Director (DIR)

The Director for Number Pooling Services (DIR) manages all number pooling services. The DIR is responsible for the overall management, development and execution of the national rollout schedule. The DIR directly supervises the Regional Director Pooling Implementation, Regional Director Pooling Administration Service Center, Attorney/Regional Director External Relations, Sr. Data Analyst, Technical Operations Manager and the Program Manager Pooling Administration System and is responsible for the overall management of those divisions. The DIR is responsible for the budget, payroll, performance evaluations, training and must perform any of the division functions, including involvement in NANPA relief planning activities, as necessary. Additionally, the DIR will interface with all internal and external customers, be responsible for the preparation of timely reports to the FCC and other regulatory bodies, attend industry meetings and resolve all customer service issues. The DIR has overall responsibility for the successful completion of implementation, development, deployment, and upgrade of the software product, the operation of the Pooling Administration Services Center, and the implementation of pooling in all approved NPAs.

•                       Bachelors Degree or equivalent telecommunications numbering experience

•                       Familiarity with number pooling operations

•                       At least five years of supervisory experience

•                       Excellent verbal and written communications skills

•                       Excellent organization and time management skills

•                       Experience with various telecommunication industry forums

•                       Problem resolution skills

•                       Excellent facilitation skills

•                       Strong decision0making skills

Senior Data Analyst (Sr. DA)

The Senior Data Analyst will collect and analyze utilization data and prepare any necessary reports using the results of that analysis.  The Sr. DA will be responsible for managing the Number Resource Utilization and Forecast (NRUF) reports and data.

•                       Bachelor’s Degree or equivalent experience

•                       Three years experience in data collection and analysis

•                       Experienced in using databases and spreadsheets, including Access and Excel

•                       Working knowledge of Microsoft Suite

•                       Three years experience in the telecommunications field

•                       Strong analytical and problem solving skills

•                       Excellent organizational and time management skills

•                       Flexibility to handle variety of tasks

•                       Effectively work as a team player

External Relations/Regulatory Compliance Group

Attorney/ Regional Director for External Relations (A/RD)

The Attorney/Regional Director for External Relations (A/RD) is responsible for performing or overseeing all legal activities of the pooling group, and supervising all regulatory, compliance, and media relations activities.  A/RD will review all regulatory directives, respond to them as appropriate, perform any necessary legal research, work with staff to prepare any testimony and filings that are needed in all proceedings involving pooling before state and federal regulatory agencies and in the courts, and interact with regulators.  Also, the A/RD will respond to media inquiries in cooperation with corporate and FCC media relations personnel.  Additionally, A/RD will supervise and be ultimately responsible for the activities of the Regulatory/Compliance Manager.

•                       Bachelor’s Degree and J.D.

•                       Experience in telecommunications issues,

•                       administrative law and advocacy, and litigation

•                       Excellent communication skills, both verbal and written

•                       Management/supervisory experience

•                       Strong decision-making skills

•                       Ability to run efficient meetings

195

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

Regulatory Comp Manager (R/CM)

The Regulatory/Compliance Manager  (R/CM) will track proceedings related to thousands-block pooling at the state and federal levels, and will perform the necessary first review of any material regulatory Orders.  The R/CM will notify all the other staff members within the group that need to be involved, analyze how the pooling activities may be affected, and be responsible for generating adequate internal resources to address the issue.  The R/CM will also work closely with the A/RD to draft and submit filings in state and federal dockets. The R/CM will track and provide written notice to the Contracting Officer, State Commissions, and the NANC of any changes to guidelines.   Additionally, the R/CM will represent the NeuStar pooling group at all levels, including regulatory and industry meetings, interfacing with both regulators and service providers.  Finally, the R/CM will be responsible for coordinating the training courses we will provide for regulators.

•                       Bachelor’s degree

•                       Familiarity with telecommunications issues, preferably issues related to pooling.

•                       Minimum of five years working with a State Public Utility Commission, or other commensurate experience

•                       Experience in analyzing agency orders, drafting and reviewing filings and testimony

•                       Strong interpersonal communications skills

Pooling Administration Service Center

Regional Director - Pooling Administration Services (RD-PAS)

The Regional Director, Pooling Administration Services (RD-PAS) staffs, manages, and operates the Pooling Administration Services Center.  The RD-PAS hires and supervises the pool administration staff.   The RD-PAS assures that staff has adequate tools and facilities to properly perform its functions and develops and implements escalation procedures.  The RD-PAS also prepares reports for industry and regulatory agencies.

•     BS in Business Administration, Business Management, Telecommunications or equivalent work experience.

•     Two years experience in telecommunications

•     Two years of management experience

•     PC literate; specifically in WORD, EXCEL, email

•     Excellent customer service skills

•     Excellent oral and written communications skills

•     Knowledge of facilities management

•     Strong management skills

Senior Pooling Administrat or (SPA)

The Senior Pooling Administrator (SPA) is responsible for supervising Pooling Administrators (PA), who receive and process applications for thousand blocks in accordance with all applicable state and federal regulatory orders, and the requirements of the INC Thousands Block Administration Guidelines, maintain records in the database and on the pooling web site listing assigned and available blocks, comply with block reclamation procedures outlined in the guidelines, analyze and help resolve problems related to misrouted calls and calls that cannot be completed and interact with service providers.  The SPA must also resolve escalated problems in a timely manner, and escalate further if necessary.  In addition, the SPA may represent NeuStar at industry meetings, interface with service providers and regulatory agencies, educate industry and regulatory staffs; prepare reports for industry, and train pooling administrators.

•     BS in Business Administration, Business Management, Telecommunications, or a comparable field or equivalent work experience.

•     Supervisory or management experience

•     Five years experience in telecommunications or comparable customer service

•     Excellent working knowledge of WORD, EXCEL, email, web interfacing

•     Excellent customer service skills

•     Excellent oral and written communications skills

196

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

Pooling Admin (PA)

A Pooling Administrator (PA) must receive and process applications for thousand blocks in accordance with all applicable state and federal regulatory orders, and the requirements of the INC Thousands Block Administration Guidelines, maintain records in the database and on the pooling web site listing assigned and available blocks and comply with block reclamation procedures outlined in the guidelines. The PA must also analyze and help resolve problems related to misrouted calls and calls that cannot be completed, interact with service providers, escalate problems as necessary, and attend or participate in meetings as required.

•                                           High School diploma

•                                           Two years experience in telecommunications or comparable customer service

•                                           Good working knowledge of WORD, EXCEL, email, web interfacing

•                                           Excellent customer service skills

•                                           Excellent oral and written communications skills

•                                           BS in Business Administration, Business Management, Telecommunications or a comparable field a plus

Customer Service Rep (CSR)

The Customer Service Representative (CSR) responds to both internal and external requests for technical support, confirms the cause of the problem, and identifies and resolves the technical problems.  The CSR must monitor trouble tickets to ensure timely resolution of problems, and escalate issues in a timely manner.   The CSR must have strong customer service skills and be able to troubleshoot problems over the phone and at the desktop.  The CSR will maintain logs of trouble tickets.  The CSR will also answer questions regarding use of forms and assist users with locating documentation. The CSR also handles the creation, deletion and maintenance of user accounts and passwords.

•                                           Bachelors Degree or equivalent experience required

•                                           Excellent customer service, decision-making, and communication skills.

•                                           Has knowledge of commonly-used computer concepts, practices and procedures

•                                           Detail-oriented, creative, and analytical

•                                           Experienced with LAN/WAN, TCP/IP, and PC operating systems (Windows, NT, Unix)

•                                           Must be able to work independently, yet remain a strong team player

•                                           Experience supporting the hardware and software in use at the site is a plus.

•                                           Telecommunication background a plus.

QA Manager (QAM)

The Quality Assurance Manager (QAM) will evaluate our conformance to the standards mandated by the state and federal regulatory agencies, and compliance with industry guidelines.  The QAM will perform operational and business audit reviews, evaluate results, and make recommendations for the improvement of internal operational and management control systems and performance.  The QAM will ensure compliance with internal performance measurements and will perform internal audits on a percentage of all blocks processed.  The QAM will send out surveys to our customers, the service providers and regulators, soliciting their comments about our service and incorporating their suggestions for improving the process.

•                                          Bachelors Degree in business

•                                          years internal business auditing or related business experience

•                                          Experience with commonly used auditing concepts and practices

•                                          Strong analytical and problem solving skills

•                                          Strong written and communication skills

•                                          Flexibility to handle variety of tasks

•                                          Effectively works as a team player

•                                          Knowledge of telephone numbering issues a plus

Industry Interface Representative (IIR)

The Industry Interface Representative (IIR) will represent NeuStar pooling at industry work group meetings such as INC and CIGRR, and must therefore fully comprehend the operational impacts to NeuStar of any changes to industry guidelines.  The IIR will  prepare NeuStar pooling contributions for submission to industry work groups, advise the pooling group about the results of any discussions, and follow up on any action items.  The IIR must also educate staff on changes to guidelines; this function is critical to the legal/regulatory group’s effective communication with state regulators, the NANC, and the FCC about how changes in guidelines affect pooling operations.

•                                          BA or equivalent in telecommunications or a related field

•                                          Familiarity with pooling operations

•                                          Excellent verbal and written communications skills

•                                          Experience working as a team player

•                                          Excellent organization and time management skills

•                                          Familiarity with the various telecommunication industry forums

•                                          Problem resolution skills

197

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

Admin Assistant (AA)

The Administrative Assistant (AA) will provide direct support for the Pooling Administration Service Center (PASC).  The AA will prepare letters, memoranda, reports, outlines, schedules, agendas, labels and handle telephone inquiries in a timely manner.  The AA will also maintain a calendar and travel schedule for the Regional Director of PASC and establish and maintain filing systems.  The AA will handle routine office duties such as answering phones, mail distribution, copying, and faxing and must have at least 2 years experience with a strong knowledge of MS Outlook, Word, Excel and PowerPoint.  The AA will serve as backup for the Customer Service Representatives and will answer inquiries in a timely manner.  The AA will support other PASC personnel as necessary and maintain time reporting for all PASC personnel.

•                       Associates Degree or equivalent experience in related field.

•                       Excellent customer service, decision-making, and communication skills.

•                       Strong knowledge of MS Outlook, Word, Excel and PowerPoint.

•                       Proficiency with electronic communication and internet searches

•                       Outstanding organizational skills

•                       Telecommunication background and experience with LAN/WAN, TCP/IP, and PC operating systems (Windows, NT, Unix) a plus.

Pooling Implementation

Regional Director, Pooling Implementation (RD/IP)

The Regional Director for Pooling Implementation (RD-PI) will be responsible for the management and execution of all pooling implementation meetings in the U.S., and the overall management and development of the national rollout schedule. The RD-PI will supervise the Implementation Managers, manage their training and performance, and perform any of their functions, including involvement in NANPA relief planning activities, as necessary.  Additionally, the RD-PI will interface with all internal and external customers, and be responsible for the preparation of timely reports to the FCC and other regulatory bodies.

•                       Masters Degree, or Bachelors Degree and equivalent experience

•                       Must have excellent facilitation skills (large meetings of telecommunications professionals and regulators)

•                       Supervisory experience

•                       At least ten years experience in relevant positions (e.g., public speaking, facilitation, telecommunications, state or federal regulatory). Experience in telecommunications numbering issues a plus.

•                       Experience in Microsoft Suite (Excel, Word, and Power Point) and Microsoft Access and Microsoft Project.

•                       Must be able to maintain a virtual office at home with secure filing locations

•                       Must be willing and able to travel domestically – approximately 50% during first year.

Regional Pooling Implementation Manager (RPIM)

The Regional Pooling Implementation Manager (RPIM) will be responsible for announcing, scheduling, and facilitating all pooling implementation meetings; developing support information, presentations, and minutes for those meetings; communicating with service providers, regulators, and other customers; and participating in NANPA NPA relief planning efforts.  The RPIM must also manage and analyze all pooling data associated with reporting requirements, manage the implementation rollout process, and monitor the impact of pooling on all NANPA forecast and relief planning.  Additionally, the RPIM will testify as required before state or federal regulatory agencies.

•                       Bachelor’s Degree or equivalent experience

•                       Must have excellent facilitation skills (large meetings of telecommunications professionals and regulators)

•                       At least five years experience in relevant positions (e.g., public speaking, facilitation, telecommunications, state or federal regulatory). Experience in telecommunications numbering issues a plus.

•                       Experience in Microsoft Suite (Excel, Word, and Power Point) and Microsoft Access.

•                       Must be able to maintain a virtual office at home with secure filing locations (unless person lives near one of our corporate offices in Washington, DC, Chicago, IL or Concord, CA).

•                       Must be willing and able to travel domestically – approximately 50% during first year.

198

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

Pooling System Administration

Program Manager (PM)

The PM has overall responsibility for the successful completion of implementation, development, deployment, and upgrade of the software product.

The PM will provide overall leadership for the technical team; determine project scope; develop the project plan, milestones, skill requirements, and metrics; define and document resources needed; act as the front-line contact with client representatives on project-related issues; and respond to customer concerns with clear and concise feedback.  The PM must monitor project status, anticipate issues and resolve them or escalate them to appropriate level of higher management for resolution in order to ensure project completion.  The PM must work with the Program Management Office to execute consulting, project\program planning methodologies, develop tools and standards, and provide ideas and strategies for enhancements.  Additionally, The PM must interact with the technology organization to identify relevant technical product features, product deficiencies and other technical information for use in establishing product performance and operating improvements.

•                       B.A \B.S. in a technical or business field, or equivalent work experience.

•                       3 years of application software implementation experience

•                       Experience in supporting business development opportunities through proposal creation, review, and presentation

•                       Strong leadership skills

•                       A proven ability to exceed customer expectations and incorporate customer service into all aspects of the project plan.

•                       Sufficient technical skill and knowledge to seek and share appropriate information with clients and team, and respond to concerns with timely, meaningful, fact-based, and constructive feedback.

•                       Experience partnering and working closely with clients to further understand their business and anticipate their needs.

Senior System Engineer (SSE)

The Senior Systems Engineer (SSE) is responsible for the functional area of JAVA Applications development.  This position requires day-to-day management of the technical areas of software development (i.e., Programming, GUI designs, etc.) and the development team, and anticipates changes required in development.   The SSE and his team develop the system requirements from the business owners in order to transform business requirements into an effective product.   He must work closely with the Program Manager to identify technical tasks to be completed to meet business requirements and conclude the overall project.   This position requires resolving complex development issues quickly and efficiently, and clearly communicating the resolution to the team.

•                       B.S. in Engineering or Computer Science, or Engineering Certification from a highly-academic technical school

•                       5 years computer software development experience with object oriented languages (JAVA, C++, SmallTalk, etc.)

•                       Well-developed and highly effective spoken and written communication skills.

•                       Expertise in one or more technical areas (i.e., OS, networking, Web server applications, etc.) and relational database development and design experience.

•                       Demonstrated ability to design and program complex applications using development standards.

•                       Excellent teamwork and flexibility skills.

•                       Ability to analyze and troubleshoot technical problems in a methodical manner

•                       Knowledge of HTML, JSP, Unix, Oracle, WebLogic, EJB, UML, JDBC, and SQL

199

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

System Engineer (SE)

The Systems Engineer (SE) will support the development of the system requirements as received from the business owners, into an efficient software product.    Key responsibility area is functional for JAVA applications development.  This may consist of focusing on particular module for development (i.e., GUI, Server, DB, etc.).  The SE must apply experience with client\server and web server development and component object model framework to the design and development of connectivity functions.

•                       B.S. in Engineering, Computer Science, or Math or Engineering Certification from a highly academic technical school

•                       2 years of strong programming experience in JAVA and with object oriented software design methodologies

•                       Strong written and oral communication skills

•                       Strong development experience with one or more IDE’s and source code version control products.

•                       Multi-platform development experience (i.e, Linux, etc.)

•                       Strong knowledge of networks and their components

•                       Knowledge of HTML, JSP, Unix, Oracle, WebLogic, EJB, UML, JDBC, and SQL

Senior Systems Architect (SSA)

Senior Systems Architect (SSA) will propose, design, and implement complex systems for business-critical, enterprise-wide information processing based on multi-tier architectures involving databases, middleware and web presentation technologies.   This position will require leadership to enable the capture of technical requirements, architecture, system design, implementation and technical integrity of web infrastructure.   The SSA  will map product service features into key field processes and review product design specification for scalability. The person must be knowledgeable in specific system level diagnostics and framework, and will be responsible for functional areas of web design\administration, JAVA applications development, and a robust technology solution.

•                       B.S. in Engineering or related field

•                       5 years of technical experience with design and application development

•                       Ability to generate solutions with reliability, availability and scalability principles

•                       Ability to translate business requirements to systems solutions, including developing proposals, and making presentations to client.

•                       Expert level knowledge of one or more Unix-based systems at the OS and networking levels.

•                       Understanding of Data Storage Architecture, including replication services

•                       Excellent JAVA programming abilities.

•                       Must be detail-oriented, creative, and analytical and possess the ability to work effectively in a collaborative environment

•                       Configuration and performance tuning experience with Web Servers, Application Server, Messaging Server, Portal Server. Detailed understanding of mission critical systems and cluster designs.

•                       Proven knowledge and experience with designing and developing IT infrastructure.

Database Architect (DBA)

The Database Architect (DBA) administers, maintains, develops, and implements policies and procedures for ensuring the security and integrity of the national pooling database, sets policies for database backup and recovery, and consistently monitors the database.  The DBA handles any troubleshooting, has strong DB modular programming experience, maintains current documentation of all server configurations, and conducts performance monitoring and tuning.  This person must also implement and maintain DB architecture, codes, tests, data models, data access, database design, and table maintenance codes; tracks database growth, capacity and performance issues; and stays abreast of new developments within the field.

•                       Bachelors Degree in computer science, Information Systems, or Engineering certification from a highly-academic technical school program or equivalent

•                       2 years of data processing and database administration experience

•                       Creativity

•                       Data warehouse technology

•                       Strong written and communication skills

•                       Excellent organizational skills and time management

•                       Flexibility to handle variety of tasks

•                       Effectively works as a team player

•                       Solid knowledge of data modeling techniques

200

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

Technical Writer (TW)

The Technical Writer (TW) must write conceptual, task-based references and required documentation for the software development project.;  work with information provided by software developers and source application code to develop technical documentation for the software product; and perform final review and editing of documentation before final submission.  The TW contributes to information engineering processes and guidelines around design, GUI creation and usability;  support Quality Assurance\Testing and takes a proactive role in developing usability documentation.  The TW will also initiate and develop auxiliary documents: help desk systems, product descriptions, and training manuals.

•                       B.S. \ B.A. in Computer Science, Engineering, Technical Writing, English, or Journalism, or equivalent work experience

•                       3 years experience producing accurate, high-quality documentation

•                       Strong technical writing skills

•                       Computer Programming and JAVA development knowledge, and strong understanding of the software development process.

•                       Must be detail-oriented and analytical

•                       Detailed knowledge of the JAVA language and other object-oriented languages.

•                       Excellent verbal and written communication skills

•                       Effective teamwork and interpersonal skills

•                       Understanding of Framemaker

Senior Quality Assurance Software Engineer (Sr. QASE)

The Senior QA Software Engineer (Sr. QASE) is responsible for implementing and executing complete testing of application in pre-production and production environments, which includes system stress, functional, regression, load, and interoperability testing.  He will work with development engineers to create and review test specifications; coordinate with development on analysis of code hotspots, test coverage, and defect discovery and resolution.  The Sr. QASE will also prepare test scripts, data sets, and testing tools, and will review functional specifications to determine test requirements for new features.  This position requires driving product and test requirements for improving the diagnostics of the National Pooling System.

•                       B.S. in Engineering or in Computer Science, or certification from a highly-academic technical school, or equivalent work experience

•                       2 years experience testing software.

•                       Knowledge of QA methodologies and testing standards.

•                       Experience with client\server, and relational databases platforms:  SQL, Oracle 8i, Sybase, Informix, and testing web applications using automated tools

•                       Working knowledge of at least Java, HTML, EJB, JSP, IE and Netscape browsers.

•                       Multiple years experience testing software and\or hardware in a team environment.

•                       Must posses a high degree of drive to push product to completion with a high standard of excellence.

Quality Assurance Software Engineer (QASE)

The Quality Assurance Software Engineer (QASE) will assist the Senior QA Software Engineer with reviewing functional specifications to determine test requirements for new features, and will support executing complete testing of application in pre-production and production environments, which includes system stress, functional, regression, load, and interoperability testing.   The QASE will work with development engineers to create and review test specifications and assist in coordinating with development on analysis of code hotspots, test coverage, and defect discovery and resolution.

•                       Bachelors Degree in Computer Science or equivalent experience

•                       At least 1 year of familiarity with UNIX or NT

•                       Knowledge of JAVA or C experience with JDBC.

•                       Experience with client\server, and relational database platforms:  SQL, Oracle 8i, Sybase, Informix

•                       Working knowledge of at least JAVA, HTML, EJB, JSP, IE and Netscape browsers.

•                       Strong and demonstrable knowledge of QA process and methodology.

•                       Excellent oral and written communication skills.

•                       Effectively works as a team player

•                       Experience with full project lifecycle, writing test plans, and cases.

201

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS

Technical Operations

Manager Technical Operations (MTO)

The Manager Technical Operations (MTO) manages the technical operations group and supports pooling services applications in a 7x24 real-time mission critical production environment.  The MTO supports, monitors, tests and troubleshoots hardware and software problems.  The MTO recommends and schedules repairs and provides end user support for all LAN/WAN based applications.  The MTO supervises the Database Administrator and Network Engineer including management of the installation and configuration of workstations and maintenance of all network systems such as email user account.  The MTO must also anticipate hardware and software needs for planning and budgeting and monitors LAN/WAN system security.   The MTO maintains security and disaster recovery procedures and participates in database architecture strategy development, database design and engineering, reliability and performance enhancement; evaluate and recommend database based/related technology.

•                       Bachelors Degree in computer science, Information Systems or equivalent

•                       2-4 years of experience in operating the network operating systems

•                       Experience in LAN operating systems

•                       Strong analytical and problem solving skills

•                       Familiar with standard concepts, practices and procedures within particular field.

•                       Extensive knowledge of LAN infrastructure setups, including hubs, routers, and firewalls

•                       Strong written and communication skills

•                       Excellent organizational skills and time management

•                       Flexibility to handle variety of tasks

•                       Effectively work as a team player

Database Administrator (DA)

The Database Administrator (DA) will develop and implement policies and procedures for ensuring the security and integrity of the company database; will code, test, implement and maintain database architectures; will perform database backup, recovery, and consistency checks; will resolve database performance issues, database capacity issues, replication and other distributed data issues; and will track database growth.  The DA will also analyze business and system requirements, implement data models and database design, maintain current documentation of all server configurations, implement data access and table maintenance codes, and monitor and tune performance.

•                       Bachelors Degree or equivalent in computer science or Information Systems

•                       Two  years of data processing and database administration experience

•                       Troubleshooting, analytical, and programming experience

•                       Data processing experience

•                       Familiarity with data warehouse technology

•                       Strong written and communication skills

•                       Excellent organizational and time management skills

•                       Flexibility to handle variety of tasks

•                       Effectively works as a team player

•                       Solid knowledge of data modeling techniques

Network Engineer

The Network Engineer (NE) maintains all network hardware, which includes servers, workstations, routers, hubs, switches, concentrators, network cards, firewalls, and any other voice or data related hardware.  The NE maintains and installs network software, files and security systems.  Also, the NE designs and implements all LAN/WAN related additions and changes.  The NE maintains records of maintenance, inventory and security issues associated with the PASC’s network.  Works with the MTO and DA and PASC personnel to assess and solve all network issues.  The NE creates and manages all user email accounts and the PASC email system.

•                       Bachelors Degree or equivalent in computer science or information systems

•                       Three or more years of experience working with network server and infrastructure hardware and software

•                       Windows-based networks

•                       Experience with Windows 2000 and Unix

•                       Excellent communications skills

202

January 31, 2001

Mr. Mark Oakey

Contracting Officer

FCC/Contracts and Purchasing Center

445 12th Street, SW

Washington, DC  20554

RE:                              Solicitation No.: SOL01000011

Services to Administer a Thousands-Block Pooling System

Dear Mr. Oakey:

Please find attached the Original and four (4) copies of NeuStar, Inc.’s Cost Proposal, Volume 2, in response to the above-referenced solicitation.  The Proposal is compliant in all respects with the instructions to offerors and the requirements set forth in Section L, and is so certified.  NeuStar, Inc. hereby acknowledges Amendment 0001 to the Solicitation dated December 20, 2000, Amendment 0002 dated January 17, 2001, and Amendment 0003 dated January 25, 2001.

The costs proposed are in contemplation of the award of a Cost Plus Fixed Fee and Cost Plus Award Fee hybrid contract as described in the solicitation.  Comprehensive narrative in support of the proposed costs is included herein, along with traceability of cost to NeuStar’s Technical and Management Proposal (Volume 1), and the proposed allocation of staff hours and labor mix.  Within the Basis of Estimate section of the attached Cost Proposal, NeuStar fully describes the cost model used to present the overall cost of the project and a roll-up of costs thereto from the various SUBCLINS.  Each CLIN and SUBCLIN are also identified so as to facilitate traceability of costs to the Technical and Management Proposal.

NeuStar’s experience for this proposal emanates from its twelve (12) State Pooling Administration Contracts and an FCC Order for NANPA.  Therefore, NeuStar has no cognizant ACO or DCAA office.  All copies of this proposal are forwarded herewith to the FCC.  If so advised by the contracting officer, NeuStar will forward a copy of the proposal to any designated DCAA and/or Contract Administration office.

The attached Cost Proposal is submitted in full compliance with the above-referenced Solicitation, including a descriptive Table of Contents with corresponding Tabs.  A Solution Overview is in Section 1.0.  All underlying assumptions and rationale are included in Section 2.0, Basis of Estimate. The costs and fee are depicted in Section 3.0, Cost Breakdown, and the cost and pricing data is submitted under Section 4.0, Cost Back-Up.  Please find enclosed herewith a signed Standard Form 33, completed Representations and Certifications from the Solicitation, and two signed copies of each Amendment to the solicitation.

Confidential

We are certain you will find our costs realistic.  Our extensive experience in numbering administration as well as our 12 state pooling administration contracts gives us the ability, as the most experienced candidate for this contract, to accurately estimate the activities, manpower, and other direct costs over the five year period of this procurement.  The cost and fees proposed by NeuStar, Inc. are as follows:

NeuStar Cost and Fees

Year	Cost	Fee
Basic Requirement	$3,506,041.31	$228,986.68
Option Year 1	$3,006,458.51	$147,316.47
Option Year 2	$3,105,754.51	$152,181.97
Option Year 3	$3,302,161.15	$161,805.90
Option Year 4	$3,429,439.60	$168,042.54

TOTAL COST AND FEES: $17,208,188.64

NeuStar is so certain that it will develop and deliver a compliant system under CLIN 0001 that it is hereby offering to the Commission an additional forbearance of award fee in the event acceptance of the system is delayed because of the actions or inactions of NeuStar.  If CLIN 0001 is accepted beyond the contract date due to the responsibility of NeuStar, NeuStar will credit twenty percent (20%) of the Award Fee earned to the Fixed Fee earned under CLIN 0002 up to 100% of said Fixed Fee.

All information contained in this cost proposal is Company Confidential and may be used by the recipient only for the purpose intended, i.e., to evaluate the costs and cost realism of NeuStar’s proposal in response to FCC Solicitation SOL01000011, on a need to know basis.

We look forward to bringing our unsurpassed pooling administration experience, our cost efficiency, and our proven system software to bear in the role of National Pooling Administrator.  Should you have any questions, or need any clarification, please do not hesitate to contact me at (202) 533-2690.  I am NeuStar’s authorized negotiator for this proposal, and am further authorized to bind the Corporation to any contract resulting here from.

Very truly yours,

NeuStar, Inc.

Gregory J.A. Roberts

Vice President, Numbering Services

Enclosures.Attachment.

2

National Thousands-Block
Pooling Administration	Solicitation, Offer and Award

SOLICITATION, OFFER AND AWARD	1. THIS CONTRACT IS RATED ORDER UNDER DPAS (15 CFR 700)	RATING	Page 1 of 1
2.	Contract Number
3.	Solicitation Number	SOL010000 11
4.	Type of Solicitation	Sealed Bid (IFB) Negotiated (RFP)
5.	Date Issued	12/08/2000
6.	Requisition/Purchase Number
7.	Issued By	Code 00001 FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554 Tel: (202) 418-0930 ext. Fax: (202) 418-0237 ext.
8.	Address Offer To (if other than item 7)
8.	Note: In sealed bid solicitations” offer’ and “offeror” mean “bid” and “bidder”.
Solicitation
9.

Sealed offers in original and 4 copies for furnishing the supplies or services in the Schedule will be received at the place specified in item 8, or if handcarried, in the depository located in Lobby Package Drop off until 2:00 PM local time 01/08/2001

CAUTION – LATE submissions, Modifications, and Withdrawals:  See Section L, Provision No. 52.214-7 or 52.215-1.  All offers are subject to all terms and conditions contained in this solicitation.

10.	For Information Call
A.	Name:	Mark Oakey
B.	Telephone (No collect calls)	(202) 418-0933
C.	Email Address	moakey@fcc.gov
11. Table of Contents
(x)	SEC	DESCRIPTION	PAGE(S)	(x)	SEC.	DESCRIPTION	PAGE(S)
Part I – The Schedule	Part II – Contract Clauses
A.	Solicitation/Contract Form	I.	Contract Clauses
B.	Supplies or Services and Prices/Costs	Part III – List of Documents, Exhibits and Other Attach
C.	Description/Specs/Work Statement	J.	List of Attachments
D.	Packaging an Marking	Part IV. – Representations and Instructions
E.	Inspection and Acceptance	K.	Representations, Certifications,
F.	Deliveries or Performance	and other Statements of Offerors
G.	Contract Administration Data	L.	Instrs., Conds., and Notices to Offerors
H.	Special Contract Requirements	M.	Evaluation Factors For Award
Offer (Must be fully completed by offeror)
Note: Item 12 does not apply if the solicitation includes the provisions at 52.214-15, Minimum Bid Acceptance Period
12.

In compliance with the above, the undersigned agrees, if this offer is acceptable within __________ calendar days (60 calendar days unless a different period is inserted by the offeror) from the date for receipt of offers specified above, to furnish any or all items upon which prices are offered at the price set opposite each item delivered at the designated point(s), within the time specified in the schedule.

13. DISCOUNT FOR PROMPT PAYMENT (See Section 1, Clause No. 52.232–8)	10 Calendar Days (%)	20 Calendar Days (%)	30 Calendar Days (%)	Calendar Days (%)

14. ACKNOWLEDGMENT OF AMENDMENTS (the offeror acknowledges receipt of amendments to the SOLICITATION for offerors and related documents numbered and dated):	AMENDMENT NO.	DATE	AMENDMENT NO.	DATE

15A. NAME AND ADDRESS OF OFFEROR	CODE	FACILITY
15B.	Telephone Number
15C.	Check if remittance address is different from above – Enter such address in Schedule
16.	Name and title of Person authorized to sign offer (Type or print)
17.	Signature
18.	Offer Date
19.	Accepted as to items numbered
20.	Amount
21.	Accounting and Appropriation
22.	Authority for using other than full and open competition	10 U.S.C. 2304 ( ) 41 U.S.C. 253(c) ( )
23.	Submit invoices to address shown in (copies unless otherwise specified)	ITEM
24.	Administered by (if other than Item 7)	CODE
25.	Payment will be made by	CODE
26.	Name of Contracting Officer (Type or print)
27..	United States of America (Signature of Contracting Officer)
28..	Award Date
IMPORTANT - Award will be made on this Form, or on Standard Form 26, or b other authorized official written notice.

National Thousands-Block
Pooling Administration	Award Contract

AWARD/CONTRACT	1. THIS CONTRACT IS RATED ORDER UNDER DPAS (15 CFR 350)	RATING	Page 1 of	Pages 2
2.	Contract Proc. inst. ident.)	NO. CON01000016
3.	Effective Date	06/14/2001
4.	Requisition/Purchase Request Project No.
5.	Issued by	Code 00001 FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
6.	Administered by (if other than Item 5)	Code
7.	Name and Address of Contractor (No., street, city, county, State and ZIP Code)	Neustar, Inc. 1120 Vermont Avenue Ave., NW Suite 400 Washington, DC 20005
8.	Delivery	FOB Origin Other (See below)
9.	Discount for prompt payment. 10 days % 20 days % 30 days % days %
10.	Submit Invoices (4 copies unless otherwise specified) to the address shown in:	Item 12
11	Ship to/Mark for	Code
12.	Payment will be made by	Code Inv FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
13.	Authority for using other than full and open competition	10 U.S.C. 2304 ( ) 41 U.S.C. 253(c) ( )
14.	Accounting and Appropriation Data	No Funding Information
15A.	Item No.
15B.	Supplies/Services	See Line Item Detail
15C.	Quantity
15D.	Unit
15E.	Unit Price
15F.	Amount
15G. TOTAL AMOUNT OF CONTRACT 0.00

(x)	SEC	DESCRIPTION	PAGE(S)	(x)	SEC.	DESCRIPTION	PAGE(S)
Part I – The Schedule	Part II – Contract Clauses
A.	Solicitation/Contract Form	I.	Contract Clauses
B.	Supplies or Services and Prices/Costs	Part III – List of Documents, Exhibits and Other Attach
C.	Description/Specs/Work Statement	J.	List of Attachments
D.	Packaging an Marking	Part IV. – Representations and Instructions
E.	Inspection and Acceptance	K.	Representations, Certifications,
F.	Deliveries or Performance	and other Statements of Offerors
G.	Contract Administration Data	L.	Instrs., Conds., and Notices to Offerors
H.	Special Contract Requirements	M.	Evaluation Factors For Award

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE
17.
18.
19A.
19B.
19C.
20A.
20B.
20C.

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0001

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	Page 1 of 3
2. AMENDMENT/MODIFICATION NO.	00001
3. EFFECTIVE DATE	07/09/2001
4. REQUISITION/PURCHASE REQ. NO.
5. PROJECT NO. (If applicable
6. ISSUED BY	CODE 00001 FCC /Contracts and Purchasing Centerr 445 12th St., SW, Washington, DC 20554
7. ADMINISTERED BY (If other than Item 6)	CODE
8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)	Neustar, Inc. 1120 Vermont Ave., NW Suite 400 Washington, DC 20005
9A. AMENDMENT OF SOLICITATION NO.
9B. DATED	(SEE ITEM 11)
10A. MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B. DATED	(SEE ITEM 13)
CODE	FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

                             The above numbered solicitation Is amended as set forth in Item 14. The hour and date specified for receipt of Offers  is extended,  is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing items 8 and 15, and returning __________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted, or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)	No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM IDA.

B.             THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14. PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
D. OTHER (Specify Type of modification and authority) FAR 1.6, “Authority of Contracting Officers”
E. IMPORTANT; Contractor is not, is required to sign this document and return copies to the Issuing office.

14.                     DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, Including solicitation/contract subject matter where feasible.) The above numbered contract is hereby modified to reflect the total award price (exclusive of award fee) at $16,771,690.86 (inclusive of estimated Fixed fee) for the five year period.

15A. NAME AND TITLE OF SIGNER(Type or print)
15B. CONTRACTOR/OFFEROR	(Signature of person authorized to sign)
15C. CONTRACTOR/OFFEROR	DATE SIGNED
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)	Mark Oakey
16B. United States of America	BY: /s/Mark Oakey (Signature of Contracting Officer)
16C. DATE SIGNED	07/09/2001

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	0001
3.	EFFECTIVE DATE	07/09/2001
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY: FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554	CODE 00001
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code): Neustar, Inc. 1120 Vermont Ave., N.W., Suite 400 Washington, DC 20005	CODE FACILITY CODE
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers is extended,  is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning       copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.                 THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

☒	D. OTHER (Specify type of modification and authority) FAR 1.6, “Authority of Contracting Officers”
E. IMPORTANT: Contractor is not, is required to sign this document and return copies to the issuing office.

14.                                 DESCRIPTION OF AMENDMENT/MODIFICATION  (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to reflect the total award price (exclusive of award fee) at $16,771,690.86 (inclusive of estimated fixed fee) for the five year period.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print):
15B. CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B. United States of America
By
(Signature of person authorized to sign)
16C. DATE SIGNED: 07/09/2001
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

LINE ITEM SUMMARY
Document Number: CON01000016/0001		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0002

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	00002
3.	EFFECTIVE DATE	01/10/2002
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY: FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554	CODE 00001
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code): Neustar, Inc. 1120 Vermont Ave., NW, Suite 400 Washington, DC 20005	CODE FACILITY CODE
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers is extended,  is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning       copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.                 THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

D. OTHER (Specify type of modification and authority) FAR 1.6, “Authority of Contracting Officers”
E. IMPORTANT: Contractor is not, is required to sign this document and return copies to the issuing office.

14.                                 DESCRIPTION OF AMENDMENT/MODIFICATION  (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to approve two change orders (Proposed Change #1 and #2 dated 12/28/01, attached).  The two changes are no cost changes to the contract.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print):
15B. CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B. United States of America
By
(Signature of person authorized to sign)
16C. DATE SIGNED: 1/10/02
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

LINE ITEM SUMMARY
Document Number: CON01000016/0002		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

ADDRESS DETAIL
Title: Pooling Administrator – Neustar	Document Number: CON01000016/0009

National Pooling Administration

Change Order Proposal #2

(LNPA Issue #304 – “NXXs Not Open in the Network by the
LERG Effective Date”)

December 28, 2001

NeuStar, Inc.	1120 Vermont Avenue Suite 400 Washington, DC 20005

Confidential

Nat'l PAS – Change Order # Proposal (LNPA304)	12/28/2001

1	Introduction
1.1	Purpose and Scope
2	Proposed Industry Numbering Committee (INC) Change Order
3	NeuStar’s Proposed Solution
4	Risks and Assumptions
5	Cost Assumptions and Summary
6	Conclusion

© NeuStar, Inc. 2001	NeuStar Proprietary and Confidential

iii

1                                         Introduction

1.1                                           Purpose and Scope

In accordance with our contractual agreement, NeuStar’s National Pooling Administration team hereby submits this change order to the FCC for approval.  This change order is in compliance with the requirements as outlined in Attachment B, Section C, Thousands-Block Pooling Contractor, Technical Requirements, November 30, 2000, Section 2.5 “Changes in the Environment,” which reads as follows:

2.5                               Changes in the Environment

The FCC may issue rules, requirements, or policy directives in the future, which may increase, decrease or otherwise modify the functions to be performed by the contractor.  The contractor is additionally subject to the provisions of the changes clause in Section I.

2.5.1 Process

Accordingly, after a contractor is selected, the FCC, the NANC and/or the INC may establish NANP numbering resource plans, administrative directives, assignment guidelines (including modifications to existing assignment guidelines), and procedures that may have an effect on the functions performed by the contractor.

2.5.2 Changes

The contractor shall review changes when numbering resource plans, administrative directives, assignment guidelines, and procedures are initiated or modified to determine if there is any impact on the functions that they must perform.

2.5.3 Notifications

The contractor shall then, within a period of not more than 30 calendar days from said event (e.g., the date INC places an issue into Final Closure), provide the Contracting Officer, state PUCs, and the NANC with written notice regarding these changes and summarize the potential impact of the changes upon service and cost, if any.

2.5.4 Roles

The NANC shall review the notice and provide a recommendation to the FCC regarding the effect of the contractor’s notice and supporting documentation.

The contractor shall comply with state regulatory decisions, rules and orders with respect to pooling, as applicable, as long as they are not in conflict with FCC decisions, orders, and rules and are within state jurisdiction.

This document provides information pertaining to the Industry Numbering Committee’s requirements submitted on November 30, 2001.  This change order document covers the required

1

subject matters such as explaining the industry’s requirements, proposed solution, cost and risk and assumptions.

2                                         Proposed Industry Numbering Committee (INC) Change Order

On November 30, 2001, ATIS posted the revised INC Guidelines on their web site reflecting the final chnges incorporated in issue LNPA304.  This issue affects both the Pooling Administration System (PAS) and the Pooling Administration operation.

•                                          Issue LNPA304 – NXXs Not Open in the Network by the LERG Effective Date

A)                                               ISSUE STATEMENT

There are instances when NXX’s do not get opened in the network after the LERG effective date.  Now that pooling has started, this is causing problems to carriers who are receiving blocks from a NXX that has not been opened in the network.

Today, carriers turn in a Part 4, six months from the LERG effective date indicating the code is in Service.  There is not a process in place for either the Pooling Administrator or Code Administrator to verify a code in opened in the network prior to assigning a block to another carrier.”

B)                                               FOLLOWING RESOLUTION FROM INC

The following text changes were made to Section 7.5.4 of the TBPAG (Thousand Block Pooling Administrator’s Guidelines):

“Before allocating blocks from a new NXX that was assigned for use in an industry pool, the PA must verify with the LERG Assignee that the code has been activated in the PSTN.  This step ensures that blocks allocated to other SPs will be viable.”

3                                         NeuStar’s Proposed Solution

NeuStar’s National Pooling Administration team reviewed the LNPA304 issue from both the operational and technical perspective and is proposing the recommended solution stated below.

1.               Use the existing INC Donation form, which was recently modified, to include the word:  “Active.”  Therefore, adding a field on our virtual Donation form which will be available in PAS, upon FCC approval of this change order.  This will then note that to the best of the SPs knowledge the code is active in the network.  This is the preferred solution by NeuStar’s National Pooling Administration team.

To implementation of this proposed solution it would be of nominal development effort.

2

4                                         Risks and Assumptions

Part of NeuStar’s National Pooling Administration team assessment of this change order as with any change order, is to consider the associated risks and assumptions that can have an impact on the operation and system development.

The proposed solution does not pose any impact to our timeline, and\or system development.

The proposed solution does not have any impact on our operations.

5                                         Cost Assumptions and Summary

NeuStar’s National Pooling Administration team as with any change order also considered the associated costs which will be incurred with either proposed solution.  These cost assumptions include the required resources, and timeline for implementing the change order.  The associated costs include timeline activities such as change order evaluation, proper documentation updates, development, and implementation.

Due to the fact that this change order is minimal and coding of the forms has not been finalized and tested, if the FCC can authorize NeuStar to proceed immediately with the change, there will be no additional cost associated with this change order.

6                                         Conclusion

In conclusion, NeuStar has offered this viable solution to support Issue LNPA304.

In order for NeuStar to continue to be on track for delivery of the Pooling Administration System, we seek immediate approval from the FCC’s for this change order and solution as soon as possible.

3

National Pooling Administration

Change Order Proposal #1

(LNPA Issue #328 – “Allocating Blocks Back to Donating
Switch”)

December 28, 2001

NeuStar, Inc.	1120 Vermont Avenue Suite 400 Washington, DC 20005

Nat'l PAS – Change Order # Proposal (LNPA328)	12/28/2001

1	Introduction
1.1	Purpose and Scope
2	Proposed Industry Numbering Committee (INC) Change Order
3	NeuStar’s Proposed Solutions
4	NeuStar’s Proposed Solutions
5	Cost Assumptions and Summary
6	Conclusion

1                                         Introduction

1.1                                           Purpose and Scope

In accordance with our contractual agreement, NeuStar’s National Pooling Administration team hereby submits this change order to the FCC for approval.  This change order is in compliance with the requirements as outlined in Attachment B, Section C, Thousands-Block Pooling Contractor, Technical Requirements, November 30, 2000, Section 2.5 “Changes in the Environment,” which reads as follows:

2.5                               Changes in the Environment

The FCC may issue rules, requirements, or policy directives in the future, which may increase, decrease or otherwise modify the functions to be performed by the contractor.  The contractor is additionally subject to the provisions of the changes clause in Section I.

2.5.1 Process

Accordingly, after a contractor is selected, the FCC, the NANC and/or the INC may establish NANP numbering resource plans, administrative directives, assignment guidelines (including modifications to existing assignment guidelines), and procedures that may have an effect on the functions performed by the contractor.

2.5.2 Changes

The contractor shall review changes when numbering resource plans, administrative directives, assignment guidelines, and procedures are initiated or modified to determine if there is any impact on the functions that they must perform.

2.5.3 Notifications

The contractor shall then, within a period of not more than 30 calendar days from said event (e.g., the date INC places an issue into Final Closure), provide the Contracting Officer, state PUCs, and the NANC with written notice regarding these changes and summarize the potential impact of the changes upon service and cost, if any.

2.5.4 Roles

The NANC shall review the notice and provide a recommendation to the FCC regarding the effect of the contractor’s notice and supporting documentation.

The contractor shall comply with state regulatory decisions, rules and orders with respect to pooling, as applicable, as long as they are not in conflict with FCC decisions, orders, and rules and are within state jurisdiction.

This document provides detailed information pertaining to the Industry Numbering Committee’s requirements posted November 30.  This change order document covers the required subject

Confidential

matters such as explaining the industry’s requirements, proposed solution, cost and risk and assumptions.

2                                         Proposed Industry Numbering Committee (INC) Change Order

On November 30, 2001, ATIS posted the revised INC Guidelines on their web site reflecting the final chnges incorporated in issue LNPA328.  This issue affects both the Pooling Administration System (PAS) and the Pooling Administration operation.

•                                          Issue LNPA328 Allocating Blocks back to Donating Switch

A)                                               ISSUE STATEMENT

There is no direction in the TBPAG to tell the PA when to allocate blocks back to the same switch from which the blocks were donated.  It is an issue because NPAC 2.0 cannot pool numbers from one switch to another when the donor and recipient have the same SPID.  (NPAC 3.1 relieves this constraint.)  The PA must know when to send the Part 1B to the NPAC so the that the BCD screen and NPAC pool records will be in sync, thus assuring SPs that blocks allocated on the Part 3 are ‘pooled’ by NPAC.

The switch CLLI is already required on Block Donation Identification forms and on the Part 1A for the PA’s use in block allocation, and CLLI is also used by the PA to populate the BCD screen.

B)                                               FOLLOWING RESOLUTION FROM INC

The following text changes were made to Section 8.3.4 of the TBPAG (Thousand Block Pooling Administrator’s Guidelines):

“c)                    In regions using NPAC 2.0, unless the applicant requests a specific thousands-block, the PA should select the thousands-block for assignment based upon the following order:

1)                          SP’s own donated contaminated thousands-blocks back to the same switch;

2)                          SP’s own donated, uncontaminated thousands-blocks (first attempting to use the 0,1,8, and 9 thousands-blocks) back to the same switch;

3)                          uncontaminated thousands-blocks from other SPs (first attempting to use the 0,1,8, and 9 thousands-blocks);

4)                          contaminated blocks from other SPs;

5)                          SP’s own donated contaminated thousands-blocks back to a diferent switch; and

6)                          SP’s own donated, uncontaminated thousdands-blocks (first attempting to use the 0,1,8, and 9 thousands-blocks) back to a different switch.

When the applicant requests a specific thousands-block, it should be ntoed if it is being requested for the donating switch.  The PA should assign the requested thousands-block if available in the industry inventory pool.  If not, the PA should follow the procedure outlined above.”

C)                                               ADDITIONAL NEW TEXT

d)                         “In regions using NPAC 3.0 or above, unless the applicant requests a specific thousands-block, the PA should select the thousands-block for assignment based upon the following order:

1)                          SP’s own donated contaminated thousands-blocks;

2)                          SP’s own donated, uncontaminated thousands-blocks (first attempting to use the 0,1,8, and 9 thousands-blocks);

3)                          uncontaminated thousands-blocks from other SPs (first attempting to use the 0,1,8, and 9 thousands-blocks); and

4)                          contaminated blocks from other SPs.

When the applicant requests a specific thousands-block, the PA should assign the block if available in the industry inventory pool.  If not, the PA should follow the procedure outlined above.”

3                                         NeuStar’s Proposed Solutions

NeuStar’s National Pooling Administration team reviewed the LNPA328 issue from both the operational and technical perspective.  Therefore, our proposed solutions as stated below will meet the required needs of the industry in a cost effective and yet operational efficient manner.

With NPAC version 2.0 the code holder in the NPAC can not be the block holder.  If the NPAC tries to build a block table with the same SPID as is assigned to the NXX, the NPAC will get an error message and the 1000 block cannot be ported by the NPAC.  The solution of assigning blocks differently for 2.0 versus 3.0 or 3.1 will only be required temporarily until 3.1 is deployed in all regions.  Based on the NPAC rollout schedule this will be completed by 5/20/02.

1.               Solution A
Operationally, the National Pooling Administrator utilizing the State Pooling System for those regions that are still under NPAC release 2.0 can process these block requests manually.  As regions go live on NPAC 3.1, the regions would be transitioned to the National Pooling Administration System.  The National Pooling Administration System would still be deployed on 3/15/02 with regions that are already on NPAC release 3.0 or 3.1.  This solution would be cost effective since this process would be supported manually and there would be no additional cost or timeline impact on development of the National Pooling Administration System.

2.               Solution B
A second option is to incorporate this change into the Pooling Administration System (PAS).  PAS will automatically assign a block based on the region (and whether or not it is in release 2.0 or 3.1).  hence the processing will be automated and eliminate any manual processing by the Pooling Administrator therefore reducing any possibility of error, which can be caused by human factors.  This method will also ensure that this data is captured and stored in the PAS database.  We suggest that this solution would be a more productive solution in assigning a block based on the NPAC region.

3.               Solution C
A third option would be for the Service Provider requesting a block (where NPAC release 2.0 is in place), is to always indicate which block they would like to receive, and not request one of their own blocks residing in a different switch within the rate center.  Once NPAC release 3.1 is deployed in a region, the INC guidelines relating to this issue can be applied.  This solution would be effective since there would be no additional cost or timeline impact on development of the National Pooling Administration system.

4                                         NeuStar’s Proposed Solutions

Part of NeuStar’s National Pooling Administration team assessment of this change order is to consider the associated risks and assumptions that can have an impact on the operation and system development.

1.               SolutionA
As mentioned above the National Pooling Administrator can process these block requests manually utilizing the existing State Pooling System, for regions, which are on NPAC release 2.0.  Although this process can be achieved it does bring forth some risks.  Some of the associated risks are that as with any manufal process there is an increase in a margin of error due to human factor.  Whiel highly unlikely, the possibility exists that blocks could possibly be assigned incorrectly.  This error could lead to an icnreased number of complaints by the service providers such a risk causes unsatisfactory customer service.  However, this process would only be in effect for approximately 2 months (Up to 5/20/02).

2.               Solution B
With the process being automated as explained with proposed Solution B, although it would be more effective in assigning and tracking these block requests this does have an impact on the National Pooling Administration’s scheduled delivery of the system slated for March 15, 2002.  This change order can be implemented into PAS, but brings forth the following risks scenarios:

•                                          If it is required that PAS supports this process by March 15, 2002, then this would require an additional developer with additional hours and cost other than mentioned under CLIN0001\SUBCLIN0001AD and 0001AE.

•                  This would also require a waiver of the FCC security clearance for this developer while working on this process, as it is doubtful that the security clearance process could be completed in this time frame.  Non-disclosures would be signed and the developer would meet NeuStar’s internal process for background checks.

•                  This would also require immediate approval for this process to meet the 3/15/02 date.

•                                          If it is required that PAS supports this process, but the additional resources are not immediately granted then this would require that original CLIN0001 delivery date of PAS be revised to reflect a new delivery date of April 13, 2002 (to accommodate all NPAC releases) in order to accommodate the additional hours required to implement such a change.

3.               Solution C
The risk with implementing Solution C is that a Service Provider may not request a specific block leading to the possibility of some increased processing time should the system assign a block which ultimately cannot be used and must be exchanged for another block.

In summary, as with any proposed solution there are the risks, which need to be weighed.  For our Solution A, it is the human factor, which could lead to an icnrease margin of error.  For Solutin B, this impacts the timeline and delivery of the National Pooling Administration System (PAS).

For Solution C, it is the possibility of increased processing time.

In all cases whichever solution is selected, it would only be in implementaion until May 20, 2002.

5                                         Cost Assumptions and Summary

NeuStar’s National Pooling Administration team as with any change order also considered the associated costs which will be incurred with either proposed solution.  These cost assumptions include the required resources, and timeline for implementing the change order.  The timeline includes preparation, proper documentation updates, development, and implementation.

For proposed Solution A there are no additional cost incurred, since this is supported thru a manual process.  There would be no associated system development costs.  This would be strictly an operational implementation and would require no additional resources.  Proposed Solution B would incur cost.  This cost includes proper documentation updates (FRD, User Guide, etc.), development and implementation costs.  NeuStar has determined that the costs associated with such an automated implementaion would incur a total cost of $28,830.87.

For proposed Solution C there is no additional cost incurred, since there would be no associated system development costs.  This would be strictly an operational implementation and would require no additional resources.  This would be NeuStar’s recommended solution.

6                                         Conclusion

In conclusion, NeuStar has offered three (3) viable solutions to support Issue LNPA328.  All included an operational and technical perspsective.  NeuStar can implement a temporary manual process which would not incur additional cost.  NeuStar can also have the new National Pooling Administraton System automate the process, which would secure accuracy for proper tracking and handling of such block requests.  And ifnally, the process itself may be changed for the interim period.  All viable options would be implemented and in existence only until May 20, 2002.

In order for NeuStar to continue to be on track for delivery of the Pooling Administration System or make changes to the delivery date due to proposed solution B, we seek the FCC’s approval for this change order and solution selection as soon as possible.

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0004

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	0003
3.	EFFECTIVE DATE	05/03/2002
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY: FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554	CODE 00001
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code): Neustar, Inc. 1120 Vermont Ave., N.W., Suite 400 Washington, DC 20005	CODE FACILITY CODE
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers is extended, is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning       copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.                 THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

D. OTHER (Specify type of modification and authority) FAR 1.6, “Authority of Contracting Officer”
E. IMPORTANT: Contractor is not, is required to sign this document and return copies to the issuing office.

14.                                 DESCRIPTION OF AMENDMENT/MODIFICATION  (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to incorporate change orders #3 and #8 (copies attached).  Both change orders are accepted at no additional cost.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print):
15B. CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B. United States of America
By
(Signature of person authorized to sign)
16C. DATE SIGNED: 5/3/02
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

LINE ITEM SUMMARY
Document Number: CON01000016/0003		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0004

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	0004
3.	EFFECTIVE DATE	06/15/2003
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY: FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554	CODE 00001
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code): Neustar, Inc. 1120 Vermont Ave., N.W., Suite 400 Washington, DC 20005	CODE FACILITY CODE
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers is extended, is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning       copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.                 THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

D. OTHER (Specify type of modification and authority) FAR 1.6, “Authority of Contracting Officer”
E. IMPORTANT: Contractor is not, is required to sign this document and return copies to the issuing office.

14.                                 DESCRIPTION OF AMENDMENT/MODIFICATION  (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to exercise the second option year effective 6/15/2003 through 6/14/2004.

This modification also incorporates Change Order #19.

All other terms and conditions remain the same.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print):
15B. CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B. United States of America
By
(Signature of person authorized to sign)
16C. DATE SIGNED: 6/9/03
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

LINE ITEM SUMMARY
Document Number: CON01000016/0004		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0006

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	0005
3.	EFFECTIVE DATE	09/05/2003
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY: FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554	CODE 00001
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code): Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166	CODE FACILITY CODE
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers is extended, is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning       copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.                 THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

D. OTHER (Specify type of modification and authority) FAR 1.6, “Authority of Contracting Officer”
E. IMPORTANT: Contractor is not, is required to sign this document and return copies to the issuing office.

14.                                 DESCRIPTION OF AMENDMENT/MODIFICATION  (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

This modification revises the originally issued mod #2 of 7-14-2003.

The above numbered contract is hereby modified to approve change orders 10, 12, 13, 14, 19, 20, 21 and 22 at a total cost of $28,466.80.  The following change orders are specifically rejected:  #6, 11, and 15.  Change order 23 is withdrawn.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print):
15B. CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B. United States of America
By
(Signature of person authorized to sign)
16C. DATE SIGNED: 09/05/2003
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

LINE ITEM SUMMARY
Document Number: CON01000016/0005		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	0006
3.	EFFECTIVE DATE	11/24/2003
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY: FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554	CODE 00001
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code): Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166	CODE FACILITY CODE
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers is extended, is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning       copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.                 THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

D. OTHER (Specify type of modification and authority) FAR 1.6, “Authority of Contracting Officer”
E. IMPORTANT: Contractor is not, is required to sign this document and return copies to the issuing office.

14.                                 DESCRIPTION OF AMENDMENT/MODIFICATION  (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

1.                             The final survey questionnaire to users (Item #3 in the attachment) shall be approved by the Contracting Officer prior to being sent out; and

2.                             The costs of the review to the Pooling Administrator shall be addressed as a change order when one full review cycle has been completed.

All other terms and conditions remain the same.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print):
15B. CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B. United States of America
By
(Signature of person authorized to sign)
16C. DATE SIGNED: 11/24/2003
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

LINE ITEM SUMMARY
Document Number: CON01000016/0006		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

ADDRESS DETAIL
Title: Pooling Administrator – Neustar	Document Number: CON01000016/0006

National Thousand-Block Pooling Administration
PA Process Evaluation

February 27, 2003

The following proposed work plan describes the essential steps necessary to prepare a satisfaction rating and an annual process improvement report on the duties and services provided by the National Thousands Block Pooling Administrator (PA) vendor.  The NANC’s Numbering Oversight Working Group (NOWG) will examine numeric scores and written comments provided by survey respondents.  This input along with its corresponding analysis will be used to ascertain how the PA vendor has performed in its role and identify if the vendor has exceeded requirements or, if there are any process deficiencies.  The survey and corresponding report will focus on the adequacy and appropriateness of the tasks performed by the PA when discharging its duties in accordance with regulatory requirements, numbering resource assignment procedures, and industry guidelines.

Constructive recommendations addressing areas requiring improvement may trigger Pooling Administration System (PAS) Change Orders, modifications to technical requirements and/or industry guidelines.  These recommendations will likely impact how Service Providers (SP) interface with the PA.  However, the changes identified will ensure that the services provided by the PA sufficiently meet the needs of pooling participants as the environment and technological paradigm continues to shift.

1.                                       Review applicable requirements, regulatory orders and guidelines.

2.                                       Draft annual PA performance assessment survey questions with input by State Commissions and the PA.

3.                                       Present final draft of the annual survey to the NANC/FCC.

4.                                       PA to post the survey to the PA web site and notify State Commissions and telecommunication industry participants.

5.                                       Meet with PA to perform PA Operational Review.

6.                                       Draft report identifying process improvement opportunities and recommendations.

7.                                       Present a draft report to the FCC and the PA.

8.                                       Present the final report to NANC for forwarding to the FCC.

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0007

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	00007
3.	EFFECTIVE DATE	05/03/2004
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY: FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554	CODE 00001
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code): Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166	CODE FACILITY CODE
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers is extended, is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning        copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.                 THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor is not, is required to sign this document and return copies to the issuing office.

14.                                 DESCRIPTION OF AMENDMENT/MODIFICATION  (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to incorporate change order #26, attached.  The cost shall not exceed $900.00.

All other terms and conditions remain the same.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print):
15B. CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B. United States of America
By
(Signature of person authorized to sign)
16C. DATE SIGNED: 5/3/04
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

LINE ITEM SUMMARY
Document Number: CON01000016/0007		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

ADDRESS DETAIL
Title: Pooling Administrator – Neustar	Document Number: CON01000016/0007

National Pooling Administration

Change Order Proposal #26

NOWG Recommendation
(regarding LNPA WG PIM 24 and
CONXX Issue #364)

February 9, 2004

NeuStar, Inc.	46000 Center Oak Plaza
Sterling VA, 20166

Confidential

Nat'l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

1	Introduction
2	Proposed Changes
3	NeuStar’s Proposed Solution
4	Risks and Assumptions
5	Cost Assumptions and Summary
6	Conclusion
Appendix A

© NeuStar, Inc. 2004	NeuStar Proprietary and Confidential

ii

1                               Introduction

1.1                               Purpose and Scope

In accordance with our contractual agreement, NeuStar’s National Pooling Administration team hereby submits this change order to the FCC for approval.  This change order is in compliance with contractual requirements as outlined in Attachment B, Section C, Thousands-Block Pooling Contractor, Technical Requirements, November 30, 2000, Section 2.5 “Changes in the Environment,” which reads as follows:

2.5                               Changes in the Environment

The FCC may issue rules, requirements, or policy directives in the future, which may increase, decrease or otherwise modify the functions to be performed by the contractor.  The contractor is additionally subject to the provisions of the changes clause in Section I.

2.5.1 Process

Accordingly, after a contractor is selected, the FCC, the NANC and/or the INC may establish NANP numbering resource plans, administrative directives, assignment guidelines (including modifications to existing assignment guidelines), and procedures that may have an effect on the functions performed by the contractor.

2.5.2 Changes

The contractor shall review changes when numbering resource plans, administrative directives, assignment guidelines, and procedures are initiated or modified to determine if there is any impact on the functions that they must perform.

2.5.3 Notifications

The contractor shall then, within a period of not more than 30 calendar days from said event (e.g., the date INC places an issue into Final Closure), provide the Contracting Officer, state PUCs, and the NANC with written notice regarding these changes and summarize the potential impact of the changes upon service and cost, if any.

2.5.4 Roles

The NANC shall review the notice and provide a recommendation to the FCC regarding the effect of the contractor’s notice and supporting documentation.

The contractor shall comply with state regulatory decisions, rules and orders with respect to pooling, as applicable, as long as they are not in conflict with FCC decisions, orders, and rules and are within state jurisdiction.

This document covers the required subject matters such as explaining the industry’s requirements, proposed solution, cost, risk, and assumptions.

3

2                               Proposed Changes

On July 2, 2003, the Pooling Administrator (PA) submitted Change Order #23 as a result of the Local Number Portable Administration Working Group (LNPA WG) Project Issue Management (PIM) 24.  In Change Order #23, the PA requested FCC approval of the purchase of reports from the NPAC to assess the contamination level of donated blocks.  On July 29, 2003, the Industry Numbering Committee (INC) placed CO/NXX Issue 364 into Final Closure. CO/NXX Issue 364 relates to the transfer of pooled codes from carriers that are proactively shutting down a network or service.  The solutions proposed in Change Order #23 will also meet the requirements of INC CO/NXX Issue 364.  However, as set forth below in the quoted INC Issue Resolution, the changes to the INC Thousands-Block Pooling Administration Guidelines relative to Issue 364 will not be posted until the FCC has approved the related change order.

On August 26, 2003, the PA withdrew Change Order #23 and replaced it with Change Order #24, which requested a similar set of reports, but addressed both PIM 24 and INC CO/NXX issue 364. The NOWG conducted its review of Change Order #24, but did not accept any of the three solutions proposed by the PA. Instead, in a response dated September 19, 2003, the NOWG recommended that the PA select an NPA from each NPAC Region and perform an audit of embedded inventory using the proposed NPA C report to ascertain the type and frequency of error within the PAS embedded base. These results will then be shared with the NOWG to assist in determining if there is value in proceeding with a one-time scrub of the entire PAS embedded base.

In response, the PA is proposing this Change Order #26 to conduct such a one-time trial of the process described in Change Order #24 prior to accepting Change Order #24 or creating a new change order for a one-time scrub as described in their recommendation.  The PA will share the results of this trial with the NOWG as the NOWG has requested.  However, the PA believes that a one-time scrub of the database will not address INC CO/NXX issue 364.  See Appendix A, pp. 10-16.

LNPA WG PIM 24

The issue identified in PIM 24 relates to service providers who cannot use blocks that have been assigned to them either because the NPA NXX has not been activated in the Number Portability Administration Center (NPAC), the thousands-block contamination level is greater than 10%, or the code holder failed to complete its intra-service provider ports prior to donating the blocks.  To address these problems, the PA and AT&T Wireless submitted a joint PIM at the March 2003 LNPA WG meeting, which was accepted as PIM 24. PIM 24 proposed allowing the PA to obtain NPAC reports, which would enable the PA to check for contamination on each donated thousands-block and ensure that the NPA-NXX is opened in the NPAC.

PIM 24, which the PA and AT&T Wireless submitted to the LNPA WG, is reproduced below.

4

LNP Problem/Issue Identification and Description Form

Submittal Date (mm/dd/yyyy): 03/07/03	PIM #
Company(s) Submitting Issue: NeuStar Pooling, AT&T Wireless
Contact(s):	Name Barry Bishop, Stephen Sanchez
Contact Number 847-698-6167, 425-288-7051
Email Address barry.bishop@neustar.biz, stephen.sanchez@attws.com
(NOTE: Submitting Company(s) is to complete this section of the form along with Sections 1, 2 and 3.)

1.              Problem/Issue Statement:  (Brief statement outlining the problem/issue.)

Blocks that are being assigned to Service Providers are either contaminated when they are donated as a non-contaminated block or the blocks have been contaminated over 10%.  This is causing customers to be out of service or blocks being exchanged for a less contaminated or non-contaminated block.

In addition when the PA has assigned a block, at times the block is being rejected in the NPAC for not having the NXX as opened in the NPAC as portable.

2.              Problem/Issue Description:                  (Provide detailed description of problem/issue.)

A.           Examples & Impacts of Problem/Issue:

When a SP donates a block they mark the block as either contaminated or not contaminated.  They do not indicate how many TN’s are contaminated.  SP’s are suppose to do a Intra SP port on their contaminated TN’s prior to donating a block so that the block can be ported to the new SP and they can begin using the block on the effective date.  The new SP should query the NPAC prior to assigning any TNs to determine which TN’s are contaminated and exclude those from their inventory assignment.

In one situation what is happening is that a block is assigned, the new SP goes to put those numbers in service, the old SP has not done their Intra SP ports causing their customers to be out of service.  To resolve this, the 1000 block has to be deported, so that the old SP can Intra SP port their numbers then the 1000 block is reported to the new SP.

In another situation a block has been assigned either uncontaminated or contaminated and it is discovered the block has over 10% contamination.  In this case the block has to be deported and a new block has to be assigned to the SP.

When a block is assigned and the NXX is not opened for porting in the NPAC, the block is rejected.  The SP of the code then has to go into the NPAC and add their code as portable so that the block can be then ported.  Even though this may

5

take a matter of minutes to add, getting a hold of the correct person at a company to do this may take some time.

B.             Frequency of Occurrence:

Ongoing

C.             NPAC Regions Impacted:

Canada              Mid Atlantic              Midwest              Northeast              Southeast              Southwest

Western              West Coast              ALL   ☒

D.            Rationale why existing process is deficient:

It is up to the SP’s to do their INTRA SP ports and make sure they take the 1000 block out of their inventories when donating the block.  This is not always happening.

It is up to the SP to add their NXX to the NPAC as a portable NXX prior to donating blocks.  They indicate so on their donation form. However, this has not been the case in many situations.

E.              Identify action taken in other committees / forums:

Issue raised at INC on two different occasions, they felt the guidelines already addressed the issue by leaving the responsibility to the SP to do the necessary work when they donated the blocks.

F.              Any other descriptive items:

3.              Suggested Resolution:

The following actions are proposed to resolve this issue:

Provide the PA access to the NPAC to check for contamination prior to the assignment of a thousands block.

Provide the PA access to the NPAC to check if the code is opened as portable.

LNPA WG:  (only)

Item Number:

6

Issue Resolution Referred to:

Why Issue Referred:

The LNPA WG submitted PIM 24 to the North American Portability Management Limited Liability Corporation (LLC) for approval. The LLC approved permitting the PA to obtain NPAC reports.

The PA subsequently gave the following report requirements to the NPAC:

The report generated from the NPAC should include the NPA-NXX-X, how many intra-SP ports are associated with it, how many total active and pending SVs there are, plus the company name associated with the active and pending SVs in an excel format by region.  If an NPA-NXX is not found in the NPAC as portable, it should still come back to the PA with a note that the NPA-NXX does not exist in the NPAC.

CO/NXX Issue 364

The issue identified in INC CO/NXX Issue 364 relates to service providers who must transfer pooled codes to other carriers, because they are proactively shutting down a network or service.  As with donations, the PA must be able to verify whether and to what degree there is contamination of the affected blocks.

Quoted below are both the INC official issue statement and its final resolution, which can also be found under INC working documents on the ATIS website (http://www.atis.org) for CO/NXX Issue 364 “Modification to Procedures for Code Holder/LERG Assignee Exit:”

A.                                    ISSUE STATEMENT

INC’s newly defined and issued procedures for CO Code transfer process are not sufficient in aiding carriers that are proactively shutting down a network or service.  The existing procedures were mostly developed from the perspective of a carrier going out of business in an unexpected manor (bankruptcy).  The INC CO Code transfer guidelines are not sufficient in aiding carriers that are proactively shutting down a network or service.  There are many independent activities evolving many internal organizations as well as the NANPA and other carriers.

The main problem is a complex timing issue, this because it involves the donating carrier, NANPA, NPAC, and the receiving carrier.  In

7

addition all other carriers must update their networks and OSSs to ensure that customers receive calls originating from their networks.

Donating Carrier issues:

•                                          Timing of Customer notification, disconnect timing

•                                          Timing of Network and trunk engineering disconnect timing

•                                          Timing of Support system disconnect

•                                          Timing of Co Code transfer/disconnect timing

•                                          Determine when the last day a user can port on CO Codes that already have port(s).

•                                          Determine when the last day a user can port on CO Code that does NOT already have port(s).

NANPA Issues:

•                                          The NANPA does not have immediate access to NPAC records to determine if there are ported customers associated with the CO-NXX that are being returned by a carrier.  The North American Portability Management (NAPM), LLC currently does not allow the NANPA access to the NPAC. The NANPA has to request reports from the NPAC to determine if a CO Code has numbers that have been ported.  This requires up to an additional week before a potential carrier can be contacted to takeover CO Code ownership.

•                                          The NANPA is required to adhere to existing INC guidelines and FCC Orders that may prevent a timely and non-service impacting transfer of CO Codes that require a new CO Code holder.

Examples:

•                                          Due to neutrality and non-disclosure requirements the NANPA can not identify a carrier that agreed to become the CO Code holder to the donating carrier until it is published in the LERG (up to 30 days).

•                                          The NANPA denies a disconnect request on a CO Code that has ported number, however the AOCN can enter the LERG effective disconnect date as long as the interval from the request to the LERG effective date is greater than or equal to the required 66 day CO Code interval.

•                                          NANPA approves CO Code disconnects request that currently do not have ported customers, but have a high probability that a customer will port before the LERG disconnect date.

Receiving Carrier Issues:

•                                          *Ensure that ported- in customer(s) do not have degraded or no service due to the transfer of the CO Code.

8

Attached: NANPA’s Proposed Process for Disconnecting or Finding New LERG Assignees for NXXs Assigned to a Service Provider Seeking to Disconnect Service

B.                                    ISSUE RESOLUTION

INC created the attached new COCAG Appendix C to replace the existing Appendix C.  The new Appendix C also replaces the interim NANPA process document titled “Procedures for Returning NonPooled Codes with Active or Pending Ported Telephone Numbers (TNs)” dated April 25, 2002.  This new Appendix C becomes effective when posted to the ATIS web site.

In addition, INC also created the attached new TBPAG Appendix 7 (attached as Appendix A) replace the existing Appendix 7.  However, this new Appendix 7 will NOT be posted on the ATIS web site because INC anticipates that the PA will be generating a Change Order for FCC approval.  Posting of the document will be held in abeyance until any potential Change Order has been approved by the FCC and implemented by the PA.

This resolves the issue.

3                                         NeuStar’s Proposed Solution(s)

NeuStar’s National Pooling Administration team reviewed the recommendation of the NOWG, and is proposing this Change Order to accommodate the NOWG’s proposed solution.  While this report will allow us to determine the existing number of inaccurately characterized blocks, we do not believe that the NOWG recommendation of a one-time scrub of the database will meet the requirements of LNPA WG PIM 24 and INC CO/NXX Issue 364.  The trial NPAC report would allow the PA to check the contamination level on both donated and returned thousands-blocks that are presently in its inventory.  On a one-time, snapshot basis, the PA could examine those donated and returned blocks that were available in its inventory on the day addressed in the report.  The trial report would also give an idea of the degree to which a one-time scrub of the entire PAS embedded database would be beneficial.  However, that scrub would have no effect on blocks that will be donated and/or returned subsequent to the scrub, as is addressed in LNPA WG PIM 24 and INC CO/NXX Issue 364.

1.                    Solution A

The one-time NPAC report that is the subject of this Change Order (#26) will be created and run in one NPA in each of the NPAC regions.

If this NPAC report indicates that the contamination level in a block is greater than 10%, or the NPA-NXX from which it has been donated has not been activated in the NPAC, the PA

9

will return the block to the LERG assignee.  In addition, the PA will share the aggregated information for each NPA with the NOWG.

4                                         Risks and Assumptions

Part of NeuStar’s National Pooling Administration team assessment of this change order is to consider the associated risks and assumptions that can have an impact on our operations.

1.              Solution A

This proposed solution does not have any ongoing impact on our operations, and will have no impact on the PAS.

5                                         Cost Assumptions and Summary

As with any change order, NeuStar’s National Pooling Administration team also considered the associated costs of the proposed solution.  These cost assumptions are based upon the NPAC’s standard charges to create and run the report.

The cost to implement proposed Solution A would be $900.00.

6                                         Conclusion

In conclusion, NeuStar offers a solution that supports the NOWG’s request for a one-NPA-per-NPAC-region trial report related to LNPA WG PIM 24 and INC CO/NXX Issue 364.  NeuStar asks the FCC to review and approve this change order.

10

Appendix A

May 8, 2003	TBPAG Appendix 7

Procedures for Block Holder/LERG Assignee Exit

1.0                               Purpose

This appendix describes the responsibilities of NANPA, service providers, and the PA in situations when a service provider (SP) is returning or abandoning NXX codes/blocks that contain ported telephone numbers and a new LERG assignee must be selected with minimal impact on ported customers.  The specific circumstances addressed cover:

•                                          Voluntary Return of Thousands Blocks Containing Ported Numbers

•                                          Abandoned Thousands Blocks Containing Ported Numbers

2.0                               Assumptions

2.1                                 Reasonable efforts should be taken to re-establish a LERG assignee in order to maintain default routing.  Should the LERG assignee vacate their responsibilities, calls to the donor switch will not be processed.

2.2                                 The SP returning an NXX code will coordinate with NANPA to ensure that the code is not removed from the LERG as an active code until the Part 3 with the effective date of the disconnect is received.  This is to prevent an adverse effect on ported-out customers.

2.3                                 A LERG assignee must be LNP capable, may put the code/block on any switch in the rate center, and should already be providing service in the rate center.  This should eliminate any potential problems with facilities readiness.

2.4                                 It is desirable to avoid having to designate a new LERG assignee in the NPAC because all ported customers will experience a temporary interruption of incoming service during transition to the new assignee while the Service Provider Identification (SPID) is updated in the Number Portability Administration Center (NPAC).  However, it is a regulatory requirement to allow continued porting of any number in the NXX, a process that requires correct SPID/number association at NPAC for NPAC’s message validation process.(2)

2.5                                 The PA shall work closely with regulatory authorities to obtain timely information about SPs abandoning service or filing bankruptcy.  Such circumstances are under the direction of a regulatory authority or court.

(2)                                            The LNP CO Code Reallocation Process, implemented on August 30, 2001, eliminates the necessity of maintaining the original LERG assignee in the NPAC because it eliminates service disruption that would be caused by changing the SPID in the NPAC. The process involves porting the code in thousands-blocks to the LERG assignee. In this way, the NPAC’s block-ownership tables override the NPAC’s NXX-ownership tables, allowing continued porting of any number in the NXX. The LNP CO Code Reallocation Process allows numbers to snap back to the new LERG assignee, the same as if the SPID had been changed in the NPAC without ported numbers having been taken out of service .

11

2.5 A SP has the option to refuse a NXX code/block re-allocation.  Refusal will not adversely impact any pending NXX code/block assignment request because it is unrelated to the reallocation.

2.7                                 These guidelines also apply in jeopardy/rationing situations.

2.8                                 It is the responsibility of each SP to provide an accurate E911 record for each of its customers to the E911 Service Provider.  It is essential that the outgoing SP unlock its E911 records in the regional E911 database, and the new SP must transition the affected customers records to its own company ID in the E911 database.

2.9                                 It is the responsibility of the new LERG assignee and new block holder to notify TelcordiaTM to update the AOCN responsibility in BIRRDS for the reallocated NXX code/block(s).

2.10                           The SP returning the NXX code/block has the responsibility to assure that affected parties, especially any end-users, are notified consistent with state or regulatory requirements.

2.11                           It is the responsibility of the SP returning the NXX code/block to disconnect and remove all records related to the LRN and NXX code, including infra SP ported TNs, from the NPAC database.  If a NXX code/block is reassigned and there are still old records in NPAC, the new LERG assignee will encounter problems with the affected numbers from the reassigned NXX code/block, e.g., porting records on TNs not in service.

2.12                           When an NXX code is re-allocated and there are no active or pending ported numbers in the.NPAC, the NPAC, via receipt of the LNP NXX LERG Assignee Transfer Form, should ensure that any existing NXX records of the code are deleted from its database on the effective date of the reallocation.

2.13                           In certain situations the decision to actually change the NPAC code ownership record (i.e., by deleting and subsequently re-creating records for all ported numbers in the returned NXX code and accepting the likely adverse customer service impact) may be acceptable.  This decision should be based on the quantity and type of customers involved, and the agreement of the involved SPs that would have to coordinate the change.

The LNPA WG has developed requirements for the ability to mass update the SPID associated with an NXX code without taking ported customers out of service.  This functionality has been assigned NANC Change Orders 217 and 323 which is expected to be available in Release 3.2.

12

2.14                           If there are no active or pending ports on the returned NXX code pending disconnect, the NPAC will use the Part 3 disconnect information received via email from the NANPA in order to remove the capability to port numbers from the returned NXX code 15 business days prior to the effective date of the disconnect.  This removal will cause any new port attempts against the returned NXX code to fail at the user interface, thus avoiding additional impediments to the code return process.

2.15                           It is the responsibility of the new LERG assignee or block holder to notify NECA to update the NECA Tariff FCC No. 4 database with the new OCN for the reallocated NXX code/block(s).  NECA currently requires a copy of the new Part 3 form.

3.0                               Notification Procedures for Returned NXX Codes/Blocks

NANPA is required to post the effective dates of pending NXX code disconnects on the NANPA website in order for SPs to be aware of approved NXX code disconnects.

LERG assignees should notify the PA if they are no longer able to perform default routing functions (e.g., the SP is no longer providing service in the area served by that NXX code).

NANPA must inform the outgoing LERG assignee of their responsibility to update the appropriate routing databases upon receipt of the Part 3.

There are specific actions related to LNP processes to be taken by SPs, the PA, and NPAC during the NXX code reallocation process.  An overall description, including a required form, can be found at:  (http://www.nationalpoolina.com/puidelines/index.htm).(3)

In addition, it is the responsibility of the SP returning the NXX code/block to remove any LRN record it has associated with the returned NXX code and all ported in TNs associated with that LRN, including intra-SP ports. In addition, if the NXX is being disconnected, the NXX should be disconnected in the NPAC as well.  If a block is being reallocated, the SP returning the block should not attempt to disconnect the NXX in the NPAC; it should only remove its LRN and any ported in TNs associated with that LRN, including any intra-SP ports.

If there are no active or pending ports on the NXX code, a Part 3 disconnect should be issued by NANPA to the SP.  The Part 3 disconnect information shall be entered into BIRRDS by the SP’s AOCN.  The NXX code should be included in the Part 3 disconnect report posted on the NANPA web site.

If there are no active or pending ports on the returned NXX code pending disconnect, the NPAC will use the Part 3 disconnect information received via email from the NANPA in order to remove the capability to port numbers from the returned NXX code 15 business days prior to the

(3)                                  See footnote 1.

13

effective date of the disconnect.  This removal will cause any new port attempts against the returned NXX code to fail at the user interface, thus avoiding additional impediments to the code return process.

If porting of TNs occurs on a returned NXX code after NANPA has issued a Part 3 disconnect but prior to the 15 business days before the effective date of the disconnect, NPAC should notify NANPA that a port has occurred.  NPAC also will disregard the Part 3 disconnect information and not suspend porting at 15 business day timeframe.

4.0                               Returned Thousands-Blocks Containing Ported Numbers

4.1                                 When Block Holder is not the LERG Assignee

In a pooled area where thousands-blocks are voluntarily returned and there are ported numbers or pending ports contained in those returned blocks, the SP will return the blocks to the PA and the ported customers are not affected.

The PA shall request an ad hoc report from the NPAC to determine if there are any ported TNs or pending ports on the block(s) being returned.  This information will assist the PA in reallocating the block.  If the block is 10% or less contaminated the PA will process the block return.  This will effectively be a contaminated block donation to the pool inventory.  If the contamination level is greater than 10%, the PA will follow the order below to select a new block holder:

a)              The PA will notify SPs with ported TNs, the LERG assignee, SPs with a forecasted need, and the outgoing block holder within the applicable rate center. SPs will have ten business days to respond.  The PA will provide the date and hour the responses are due.  The first SP to respond with a completed and correct Part 1 A and LNP NXX LERG Assignee Transfer Form will become the new block holder.  MTE and utilization requirements are waived for SPs with ported TNs.

b)             If no SPs respond within ten business days or all refuse the block holder functions, the PA will contact the appropriate regulatory authority and seek guidance concerning the return or reassignment of the contaminated block.  Should a new block holder be designated, regulatory authorities may waive MTE and utilization requirements.

The PA will work with the new block holder to determine if a Part 4 submission is necessary.

4.2                                 When Block Holder is also the LERG Assignee

The PA shall request an ad hoc report from the NPAC to determine if there are any ported TNs or pending ports on the block(s) being returned.  The PA will follow the order below to select a new LERG assignee:

a)              The PA will contact SPs with blocks assigned from the affected NXX, SPs with ported TNs and SPs with a forecasted need within the applicable rate center.  SPs will have ten business days to respond.  The PA will provide the date and hour the responses are due.

14

•                  The first SP with blocks assigned from the affected NXX to respond with a Part 1 and LNP NXX LERG Assignee Transfer Form will become the new LERG assignee.  MTE and utilization requirements are waived.

•                  If no SPs with blocks assigned from the affected NXX respond or all refuse the LERG assignee functions, the first SP with ported TNs to respond with a Part 1 and LNP NXX LERG Assignee Transfer Form will become the new LERG assignee.  MTE and utilization requirements are waived.

•                  If no SPs with ported TNs respond or all refuse the LERG assignee functions, the first SP with a forecasted need with a Part 1 and LNP NXX LERG Assignee Transfer Form that meets the MTE and utilization requirements will become the new LERG assignee.

NPAC, upon the receipt of the LNP NXX LERG Assignee Transfer Form, will remove the LRN and all ported in TNs of the LRN (including intra-SP ports) in its database associated with the reallocated code after the effective date.

The PA will automatically update the BCD record in BIRRDS with the new LERG assignee’s information upon receipt of the Part 3 from NANPA.

The new LERG assignee shall:

•                  notify the PA via email which blocks assigned to the original LERG assignee are to be reallocated to the new LERG assignee because the contamination level is over 10%.  This notification will take place within 90 calendar days of receiving the Part 3 confirmation.

•                  notify the PA via email which blocks assigned to the original LERG assignee are to be donated by the new LERG assignee because the contamination level is 10% or less.  This notification will take place within 90 calendar days of receiving the Part 3 confirmation.

•                  work with the PA to determine if any Part 4 submissions are necessary.

Blocks that were previously donated by the original LERG assignee will remain in the pool.

It is recommended that the new LERG assignee retain at least one block to ensure that responsibilities in section 4.2.1 of the Thousands-Block Number (NXX-X) Pooling Administration Guidelines (TBPAG) are maintained.  However, once the responsibilities of the SP outlined in section 4.2.1 are fulfilled and the SP determines that the block is not needed, the SP does have the option of returning the block to the PA.

b)             If no SPs respond within ten business days or all refuse to become the new LERG assignee, the PA will proceed with the NXX return, notify those SPs with ported TNs and/or pooled blocks from the affected NXX.  Further, the PA will request that NANPA notify the appropriate regulatory authorities that a NXX code is going to be disconnected and that some working customers will lose service.  NANPA will follow the disconnect process as outlined in Sections 4.0.f through 4.0. h of COCAG Appendix C.

15

5.0                               Abandoned Thousands -Blocks Containing Ported Numbers

The difference between an abandoned block and a returned block is that if abandoned, the PA is unable to reach the incumbent block holder to ask it to maintain default routing functions.

5.1                                 When Block Holder is not the LERG Assignee

In the case when the block holder is not the LERG assignee and blocks containing ported numbers or pending ports are abandoned, the ported customers are not affected.  Typically, customer complaints are the catalyst for initiating the steps that follow.  The PA shall request an ad hoc report from the NPAC to determine if there are any pending or completed TN ports.  The PA will contact the appropriate regulatory authority and seek guidance concerning the return or reassignment of the abandoned block.  If the block contamination level is 10% or less, the block is returned to the pool once written confirmation (email or fax) is received from the regulatory authority to reclaim the block.  If the block contamination level is greater than 10%, the PA will follow the order below to select a new block holder unless otherwise directed by the regulatory authority:

a)              The PA will notify SPs with ported TNs, the LERG assignee, SPs with a forecasted need, and the outgoing block holder within the applicable rate center.  SPs will have ten business days to respond.  The PA will provide the date and hour the responses are due.  The first SP to respond with a completed and correct Part lA and LNP NXX LERG Assignee Transfer Form will become the new block holder.  MTE and utilization requirements are waived for SPs with ported TNs.

b)             If no SPs respond within ten business days or all refuse the block holder functions, the PA will contact the appropriate regulatory authority and seek guidance concerning the return or reassignment of the contaminated block.  Should a new block holder be designated, regulatory authorities may waive MTE and utilization requirements.

The PA will work with the new block holder to determine if a Part 4 submission is necessary.

5.2                                 When Block Holder is also the LERG Assignee

In the case when the block holder is the LERG assignee and blocks containing ported numbers or pending ports are abandoned, the PA may not have prior knowledge of the situation.  Typically, customer complaints are the catalyst for initiating the steps that follow.  The PA shall work closely with the appropriate regulatory authority to obtain timely information about SPs abandoning service or filing bankruptcy.  Such circumstances are under the direction of a regulatory authority or court.

The PA shall request the ad hoc report from the NPAC to determine if there are any pending or completed TN ports.  This information will assist the PA in re-allocating the NXX code/blocks.  The PA will follow the order below to select a new LERG assignee unless otherwise directed by the appropriate regulatory authority:

16

a)              The PA will contact SPs with blocks assigned from the affected NXX, SPs with ported TNs, and SPs with a forecasted need within the applicable rate center.  SPs will have ten business days to respond.  The PA will provide the date and hour the responses are due.

•                  The first SP with blocks assigned from the affected NXX to respond with a Part 1 and LNP NXX LERG Assignee Transfer Form will become the new LERG assignee.  MTE and utilization requirements are waived.

•                  If no SPs with blocks assigned from the affected NXX respond or all refuse the LERG assignee functions, the first SP with ported TNs to respond with a Part 1 and LNP NXX LERG Assignee Transfer Form will become the new LERG assignee.  MTE and utilization requirements are waived.

•                  If no SPs with ported TNs respond or all refuse the LERG assignee functions, the first SP with a forecasted need with a Part 1 and LNP NXX LERG Assignee Transfer Form that meets the MTE and utilization requirements will become the new LERG assignee.

NPAC, upon the receipt of the LNP NXX LERG Assignee Transfer Form, will remove the LRN and all ported in TNs of the LRN (including intra-SP ports) in its database associated with the reallocated code after the effective date.

The PA will automatically update the BCD record in BIRRDS with the new LERG assignee’s information upon receipt of the Part 3 from NANPA.

The new LERG assignee shall:

•                  notify the PA via email which blocks assigned to the original LERG assignee are to be reallocated to the new LERG assignee because the contamination level is over 10%.  This notification will take place within 90 calendar days of receiving the Part 3 confirmation.

•                  notify the PA via email which blocks assigned to the original LERG assignee are to be donated by the new LERG assignee because the contamination level is 10% or less.  This notification will take place within 90 calendar days of receiving the Part 3 confirmation.

•                  work with the PA to determine if any Part 4 submissions are necessary.

Blocks that were previously donated by the original LERG assignee will remain in the pool.

It is recommended that the new LERG assignee retain at least one block to ensure that responsibilities in section 4.2.1 of the TBPAG are maintained.  However, once the responsibilities of the SP outlined in section 4.2.1 are fulfilled and the SP determines that the block is not needed, the SP does have the option of returning the block to the PA.

b)             If no SPs respond within ten business days or all refuse to become the new LERG assignee, the PA will proceed with the NXX return, notify those SPs with ported TNs and/or pooled blocks from the affected NXX. Further NANPA will follow the disconnect process as outlined in Section 5.0.b of COCAG Appendix C.

17

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0008

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	00008
3.	EFFECTIVE DATE	06/14/2004
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY: FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554	CODE 00001
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code): Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166	CODE FACILITY CODE
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers is extended,  is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning       copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.                 THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor is not, is required to sign this document and return copies to the issuing office.

14.                                 DESCRIPTION OF AMENDMENT/MODIFICATION  (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to exercise option year 3 effective June 15, 2004 through June 14, 2005.

System downtime of four hours, August 28, 2004, requested by NeuStar under this contract by letter dated June 2, 2004, is hereby approved.  Sufficient notice to system users will be disseminated in a timely manner.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print):
15B. CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B. United States of America

By
(Signature of person authorized to sign)
16C. DATE SIGNED: 6/14/04

NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

LINE ITEM SUMMARY
Document Number: CON01000016/0008			Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0009

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE	A
2.	AMENDMENT/MODIFICATION NO.	00009
3.	EFFECTIVE DATE	07/19/2004
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY: FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554	CODE 00001
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code): Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166	CODE FACILITY CODE
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

                                                The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers is extended,  is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning         copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.                 THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

D. OTHER (Specify type of modification and authority) FAR 1.6, “Authority of Contracting Officers”
E. IMPORTANT: Contractor is not, is required to sign this document and return copies to the issuing office.

14.                                 DESCRIPTION OF AMENDMENT/MODIFICATION  (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to approve and incorporate the attached change order #29.
Approved Cost:  $5,347.36.

All other terms and conditions remain the same.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print):
15B. CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B. United States of America

By
(Signature of person authorized to sign)
16C. DATE SIGNED: 7/19/04

NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

LINE ITEM SUMMARY
Document Number: CON01000016/0009			Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

ADDRESS DETAIL
Title: Pooling Administrator – Neustar	Document Number: CON01000016/0009

National Pooling Administration

Change Order Proposal #29

(INC Issue #426 – “Usage of Blocked Codes/Blocks
Information from Appendix 2”)

April 6, 2004

NeuStar, Inc.	46000 Center Oak Plaza
Sterling VA, 20166

Confidential

Nat'l PAS – Change Order # 29 Proposal (INC Issue 426)	April 6, 2004

1	Introduction
2	Industry Numbering Committee’s Proposed Change
3	The Proposal
4	Risks and Assumptions
5	Cost
6	Conclusion

© NeuStar, Inc. 2004	NeuStar Proprietary and Confidential

1                                         Introduction

1.1                               Purpose and Scope

In accordance with our contractual agreement, NeuStar’s National Pooling Administration team hereby submits this change order to the FCC for approval.  This change order complies with contractual requirements set forth in Attachment B, Section C, Thousands-Block Pooling Contractor, Technical Requirements, November 30, 2000, Section 2.5 “Changes in the Environment,” which reads as follows:

2.5                               Changes in the Environment

The FCC may issue rules, requirements, or policy directives in the future, which may increase, decrease or otherwise modify the functions to be performed by the contractor.  The contractor is additionally subject to the provisions of the changes clause in Section I.

2.5.1 Process

Accordingly, after a contractor is selected, the FCC, the NANC and/or the INC may establish NANP numbering resource plans, administrative directives, assignment guidelines (including modifications to existing assignment guidelines), and procedures that may have an effect on the functions performed by the contractor.

2.5.2 Changes

The contractor shall review changes when numbering resource plans, administrative directives, assignment guidelines, and procedures are initiated or modified to determine if there is any impact on the functions that they must perform.

2.5.3 Notifications

The contractor shall then, within a period of not more than 30 calendar days from said event (e.g., the date INC places an issue into Final Closure), provide the Contracting Officer, state PUCs, and the NANC with written notice regarding these changes and summarize the potential impact of the changes upon service and cost, if any.

2.5.4 Roles

The NANC shall review the notice and provide a recommendation to the FCC regarding the effect of the contractor’s notice and supporting documentation.

The contractor shall comply with state regulatory decisions, rules and orders with respect to pooling, as applicable, as long as they are not in conflict with FCC decisions, orders, and rules and are within state jurisdiction.

This document provides information pertaining to the Industry Numbering Committee’s (INC’s) disposition of Issue 426 on march 9, 2004, and covers the required subject matters, such as explaining the industry’s requirements, proposed solution, cost, risk, and assumptions.

2                                         Industry Numbering Committee’s Proposed Change

On March 9, 2004, INC placed Issue 426 into Final Closure. In resolving the issue, the INC added language to the guidelines that:  (1) directs carriers to indicate on the donation form, using the Other Information section, if the block they are donating has any special status or requires special treatment, and (2) directs the PA to use this information to notify the recipient SP of any specified restrictions on the block, via the Part 3 Remarks field.  This issue affects the Pooling Administration System (PAS), because PAS does not currently have the capacity to convey information noted by the donating carrier in the Comments field to the receiving carrier using the Remarks field.  Therefore, PAS will need to be modified to automatically populate any notes from the donating service provider for a thousands-block that has any limitations on its use, e.g., restricted use, chat line, etc. on the remarks section of the Part 3 form when a thousands-block is assigned.

•                                          INC Issue 426 Usage of Blocked Codes/Blocks Information from Appendix 2

A)                                               ISSUE STATEMENT

This issue addresses the situation where blocks/codes that are donated to the pool have been highlighted by the donating SP as being special (e.g., they are blocked codes).  However, the receiving SP is unaware that these blocks/codes require special handling because the information is not conveyed to the receiving SP.  Problems occur when the numbers are reassigned and the new customer is negatively impacted.

B)                                               FOLLOWING RESOLUTION FROM INC

6.                          RESOLUTION
The following changes to Sections 5.3, 7.2.5, 7.2.7, 7.2.7 f) and 7.4.3 were made to the TBPAG to resolve this issue:

5.3                   Assignment Processes

The PA shall:

a)                          Using the Pooling Administration System (PAS), receive all applications for thousands-blocks from SPs and validate each field as data is entered to ensure each applicant meets the criteria to be a Block Holder;

b)                         Verify that the applicant has completed the appropriate forms containing all of the pertinent information such as OCN (Operating Company Number), parent company OCN, AOCN (Administrative Operating Company Number), switch ID, Block Effective Date and Tandem Homing ID;

c)                          If a paper Part la submission has one or more errors identified, the PA will notify the applicant with a list of all errors on the application.  Upon notification, the application is suspended and the applicant has up to two business days to respond with the corrections back to the PA.  If the application is returned within the two business days with all errors corrected, the PA will lift the suspension and proceed with the assignment process.  If the errors identified by the PA are not corrected by the applicant within two business days, the PA will issue a Part 3 denial;

d)                         assist industry inventory pool participants, as necessary, with the completion of all thousands-block number pooling forms;

e)                          attempt to satisfy all SP requests for specific thousands-block(s) whenever possible, subject to the criteria identified in Section 8.3.4, item c); if block(s) assigned has any special status or treatment, e.g., restricted use, chatline, etc. (as indicated on the Appendix 2), the recipient SP is to be notified via the Part 3 Remarks field regarding ability to use block(s); (Issue 426)

7.2.5                     Block Donation Identification Date

SPs will use the Appendix 2 form to identify all thousands-blocks that will be donated to the industry inventory pool.  An SP should use the Other Information section if block(s) donated have any special status or treatment, e.g., restricted use, chatline, etc. (Issue 426)

7.2.7                     Block Donation Date

SPs are required to donate protected thousands-blocks (see Section 7.2.4) at the Block Donation Date.  Intra-SP porting of all unavailable TNs within all thousands-blocks that are being donated to the industry inventory pool by SPs is to be completed by the Block Donation Date.  SPs should notify the PA in writing if the activities required in the thousands-block donation phase have not occurred by the Block Donation date.  SPs should not donate any thousands-blocks that will be required to maintain their inventory for 6 months beyond the Pool Start/Allocation Date.  Thousands-blocks donated by SPs to the PA to initialize the industry inventory pool will be summarized by the PA, per NPA.  The PA will provide this summarized data(4) to Telcordia™ Routing Administration (TRA), in a format agreed upon between the PA and TRA after the Block

(4)           From this data, the identification of thousands-blocks that have been retained by the Code Holders can be determined.  TRA will then initialize the data for the retained thousands-blocks in BIRRDS resulting in creation of the BCD records.  Within this process, the LERG Assignee is the CO Code Holder donating the thousands-blocks. All appropriate data associated with the CO Code Holder will be used to build the BCD records for those thousands-blocks retained by the SP.  The Effective Date for all thousands-block(s) retained by the LERG Assignee will be the same as the Block Donation Date.

Donation Date and prior to Pool Start/Allocation Date that takes into consideration a time flame requirement for the PA to compile the data.  This data should be provided within 2 business days.

After the Block Donation Date:

•                  If block donations are submitted using Appendix 2 via PAS, the PA shall process the donation within 7 calendar days.  If donations are submitted by any other method, the PA has an additional two business days for processing.

•                  For any donations from ‘a non-pooled NXX, the AOCN is responsible for entering its specified routing and rating information for those retained thousands-blocks. The retained thousands-block will not appear in the LERG Routing Guide until the AOCN has performed this task.

For any subsequent donations of previously retained blocks from a pooled NXX, the block(s) to be donated must be disconnected by the AOCN in BIRRDS before donation.  An SP should use the Other Information section in Appendix 2 if block(s) donated have any special status or treatment, e.g., restricted use, chatline, etc. (Issue 426)

Prior to donating the thousands-block(s)/NXX code(s) to the industry inventory pool, SPs must confirm that:

a)              all unavailable TNs within contaminated thousands-block(s)/NXX(s) have been infra-service provider ported;

b)             the associated NPA/NXX is currently available for call routing and is flagged as LNP capable in the LERG Routing Guide and the NPAC, and the NPA-NXX query triggers are applied in all switches and reflected in the appropriate network databases (e.g., STP routing tables);

c)              the NXX assigned switch is currently LNP-capable and will process terminating traffic appropriately; and

a)              interconnection facilities have been established between the NXX-assigned switch and other interconnecting networks.

b)             a Part 4 is returned to the same administrator (NANPA or PA) with whom the SP initiated the Part 1 request.

d)             an SP should use the Other Information section if block(s)-donated have any special status or treatment, e.g., restricted use, chatline, etc. (Issue 426)

7.4.3                     Prior to requesting a new NXX code(s) from the CO Code Administrator to replenish the industry inventory pool, the PA may send a request via email asking that SPs voluntarily return (using Part 1A) any thousands-blocks or donate (via Appendix 2) any thousands-blocks or non-pooled NXX codes that are no longer needed based on their 6-month inventory forecast.

Prior to donating the thousands-block(s)/NXX code(s) to the industry inventory pool, SPs must confirm that:

a)              all unavailable TNs within contaminated thousands-block(s)/NXX(s) have been intra-service provider ported;

b)             the associated NPA/NXX is currently available for call routing and is flagged as LNP capable in the LERG Routing Guide and the NPAC, and the NPA NXX query triggers are applied in all switches and reflected in the appropriate network databases (e.g., STP routing tables);

c)              the NXX assigned switch is currently LNP-capable and will process terminating traffic appropriately; and

d)             interconnection facilities have been established between the NXX-assigned switch and other interconnecting networks.

e)              an SP should use the Other Information section if block(s) donated have any special status or treatment, e.g., restricted use, chatline, etc. (Issue 426)

3                                         The Proposal

NeuStar’s National Pooling Administration team reviewed INC Issue 426 from both the operational and technical perspectives.  The proposal set firth below will conform to the changes in the INC Guidelines and meet the requirements of the industry in a cost-effective and efficient manner.

1.              Solution A

When thousands-blocks are donated to the pool, the donating service provider should now note on the Thousands-Block Donation Form (Appendix 2) in the Pooling Administration System (PAS) that the donated thousands-block has a special status or requires special treatment, e.g., restricted use, chat line, etc.  Currently PAS does not have the capacity to convey this information to the receiving service provider when a thousands-block is assigned through PAS.  Therefore, PAS will need to be modified to automatically populate any notes from the donating service provider for a thousands-block that has a special status or requires special treatment, on the remarks section of the Part 3 form when a thousands-block is assigned.

4                                         Risks and Assumptions

Part of NeuStar’s National Pooling Administration team assessment of this change order is to consider the associated risks and assumptions that can have an impact on our operations.

1.              Solution A

The proposed solution does not have any impact on our operations.

5                                         Cost

As with any change order, NeuStar’s National Pooling Administration team also considered the associated costs, which will be incurred in implementing the proposed solution.  These costs include the resources required to complete the milestones on a timeline for implementing the change order.  The timeline includes preparation, proper documentation updates, development, and execution.

The cost to implement proposed Solution A would be $5,347.36.

6                                         Conclusion

In conclusion, NeuStar has offered a viable proposal to conform the PAS to INC Issue 426, and in accordance with contract temms, requests that the FCC review and approve this change order.

National Thousands-Block
Pooling Administration	Section K

SECTION K – REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

Clause	Title	Date
52.203-11	Certification And Disclosure Regarding Payment to Influence Certain Federal Transactions	April 1991
52.237-08	Restriction on Severance Payments to Foreign Nationals	October 1995

K.2	52.204-03	TAXPAYER IDENTIFICATION	OCTOBER 1998

(a)  Definitions.

“Common parent,” as used in this provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

“Taxpayer Identification Number (TIN),” as used in this provision, means the number required by the Internal Revenue Service (IRS) to be used by the offeror in reporting income tax and other returns.  The TIN may be either a Social Security Number or an Employer Identification Number.

(b)  All offerors must submit the information required in paragraphs (d) through (f) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325(d), reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M, and implementing regulations issued by the IRS.  If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

(c)  The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offeror’s relationship with the Government (31 U.S.C. 7701(c)(3)).  If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offeror’s TIN.

(d)  Taxpayer Identification Number (TIN).

☒            TIN:  52-2141938.

☐            TIN has been applied for.

☐            TIN is not required because:

☐            Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;

☐            Offeror is an agency or instrumentality of a foreign government;

☐            Offeror is an agency or instrumentality of the Federal Government.

(e)  Type of organization.

☐            Sole proprietorship;

☐            Partnership;

☒            Corporate entity (not tax-exempt);

☐            Corporate entity (tax-exempt);

☐            Government entity (Federal, State, or local);

☐            Foreign government;

☐            International organization per 26 CFR 1.6049-4;

☐            Other

(f)  Common parent.

☒            Offeror is not owned or controlled by a common parent as defined in paragraph (a) of this provision.

☐            Name and TIN of common parent:

Name

TIN

K.3	52.209-05	CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS	MARCH 1996

(A)(1)  The Offeror certifies, to the best of its knowledge and belief, that—

(i)  The Offeror and/or any of its Principals—

(A)  Are ☐ are not ☒ presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

(B)  Have ☐ have not ☒, within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

(C)  Are ☐ are not ☒ presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision.

(ii)  The Offeror has ☐ has not ☒, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2)  “Principals,” for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

(B)  The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c)  A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation.  However, the certification will be considered in connection with a determination of the Offeror’s responsibilities.  Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

(d)  Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision.  The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e)  The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award.  If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

K.4	52.215 07	ANNUAL REPRESENTATIONS AND CERTIFICATIONS—NEOGTIATION	OCTOBER 1997

The offeror has [check the appropriate block]:

☐  (a)  Submitted to the contracting office issuing this solicitation, annual representations and certifications dated           [insert date of signature on submission] that are incorporated herein by reference, and are current, accurate, and complete as of the date of this proposal, except as follows [insert changes that affect only this proposal; if “none,” so state]:

☒  (b)  Enclosed its annual representations and certifications.

Clause	52.219-1 – Small Business Program Representations	Oct., 2000

(a) Small Business Program Representations

(1) The North American Industry Classification System (NAICS) code for this acquisition is 561499.

(2) The small business size standard is $5.0 M.

(3) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b) Representations.

(1) The offeror represents as part of its offer that it           is ☒ is not a small business concern.

(2) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.)  The offeror represents, for general statistical purposes, that it        is,        is not a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.)  The offeror represents as part of its offer that it        is,        is not a women-owned small business concern.

(4) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.)  The offeror represents as part of its offer that it        is,        is not a veteran-owned small business concern.

(5) (Complete only if the offeror represented itself as a veteran-owned small business concern in paragraph (b)(4) of this provision.)  The offeror represents as part of its offer that it        is,        is not a service-disabled veteran-owned small business concern.

(c) Definitions.  As used in this provision—

“Service-disabled veteran-owned small business concern”-

(1) Means a mall business concern-

(i) Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and

(ii) The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

(2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

“Small business concern,” means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

“Veteran-owned small business concern” means a small business concern-

(1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2) The management an daily business operations of which are controlled by one or more veterans.

“Women-owned small business concern,” means a small business concern –

(1) Which is at least 51 percent owned by one or more women or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2) Whose management and daily business operations are controlled by one or more women.

(d) Notice.

(1) If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2) Under 15 U.S.C. 645(d), any person who misrepresents a firm’s status as a small, HUBZone small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to section 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall –

(i) Be punished by imposition of fine, imprisonment, or both;

(ii) Be subject to administrative remedies, including suspension and debarment; and

(iii) Be ineligible for participation in programs conducted under the authority of the Act.

(End of Provision)

K.6	52.219.22	SMALL DISADVANTAGED BUSINESS STATUS	OCTOBER 1999

☒            THIS SECTION IS NOT APPLICABLE TO NEUSTAR

(a) General.  This provision is used to assess an offeror’s small disadvantaged business status for the purpose of obtaining a benefit on this solicitation.  Status as a small business and status as a small disadvantaged business for general statistical purposes is covered by the provision at FAR 52.219-1, Small Business Program Representation.

(b) Representations.  (1) General.  The offeror represents, as part of its offer, that it is a small business under the size standard applicable to this acquisition; and either—

☐  (i) It has received certification by the Small Business Administration as a small disadvantaged business concern consistent with 13 CFR 124, Subpart B; and

(A) No material change in disadvantaged ownership and control has occurred since its certification;

(B) Where the concern is owned by one or more disadvantaged individuals, the net wroth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

(C) It is identified, on the date of its representation, as a certified small disadvantaged business concern in the database maintained by the Small Business Administration (PRO-Net); or

☐  (ii) It has submitted a completed application to the Small Business Administration or a Private Certifier to be certified as a small disadvantaged business concern in accordance with 13 CFR 124, Subpart B, and a decision on that application is pending, and that no material change in disadvantaged ownership and control has occurred since its application was submitted.

(2) ☐ For Joint Ventures.  The offeror represents, as part of its offer, that it is a joint venture that complies with the requirements at 13 CFR 124.1002(f) and that the representation in paragraph (b)(1) of this provision is accurate for the small disadvantaged business concern that is participating in the joint venture.  [The offeror shall enter the name of the small disadvantaged business concern that is participating in the joint venture:                             .]

(c) Penalties and Remedies.  Anyone who misrepresents any aspects of the disadvantaged status of a concern for the purposes of securing a contract or subcontract shall—

(1) Be punished by imposition of a fine, imprisonment, or both;

(2) Be subject to administrative remedies, including suspension and debarment; and

(3) Be ineligible for participation in programs conducted under the authority of the Small Business Act.

K.7	52.219.22 ALT I	SMALL DISADVANTAGED BUSINESS STATUS – ALT. I	OCTOBER 1998

☒            THIS SECTION IS NOT APPLICABLE TO NEUSTAR

(a) General.  This provision is used to assess an offeror’s small disadvantaged business status for the purpose of obtaining a benefit on this solicitation.  Status as a small business and status as a small disadvantaged business for general statistical purposes is covered by the provision at FAR 52.219-1, Small Business Program Representation.

(b) Representations.  (1) General.  The offeror represents, as part of its offer, that it is a small business under the size standard applicable to this acquisition; and either—

*(i) It has received certification by the Small Business Administration as a small disadvantaged business concern consistent with 13 CFR 124, Subpart B; and

(A) No material change in disadvantaged ownership and control has occurred since its certification;

(B) Where the concern is owned by one or more disadvantaged individuals, the net wroth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

(C) It is identified, on the date of its representation, as a certified small disadvantaged business concern in the database maintained by the Small Business Administration (PRO-Net); or

☐  (ii) It has submitted a completed application to the Small Business Administration or a Private Certifier to be certified as a small disadvantaged business concern in accordance with 13 CFR 124, Subpart B, and a decision on that application is pending, and that no material change in disadvantaged ownership and control has occurred since its application was submitted.

(2) * For Joint Ventures.  The offeror represents, as part of its offer, that it is a joint venture that complies with the requirements at 13 CFR 124.1002(f) and that the representation in paragraph (b)(1) of this provision is accurate for the small disadvantaged business concern that is participating in the joint venture.  [The offeror shall enter the name of the small disadvantaged business concern that is participating in the joint venture:                                .]

(3) Address.  The offeror represents that its address ☐ is, ☐ is not in a region for which a small disadvantaged business procurement mechanism is authorized and its address has not changed since its certification as a small disadvantaged business concern or submission of its application for certification.  The list of authorized small disadvantaged procurement mechanisms and regions is posted at http://www.arnet.gov/References/sdbadjustments.htm.  The offeror shall use the list in effect on the date of this solicitation.  “Address,” as used in this provision, means the address of the offeror as listed on the Small Business Administration’s register of small disadvantaged business concerns or the address on the completed application that the concern has submitted to the Small Business Administration or Private Certifier in accordance with 13 CFR part 124, subpart B.  For joint ventures, “address” refers to the address of small disadvantaged business concern that is participating in the joint venture.

(c) Penalties and Remedies.  Anyone who misrepresents any aspects of the disadvantaged status of a concern for the purposes of securing a contract or subcontract shall—

(1) Be punished by imposition of a fine, imprisonment, or both;

(2) Be subject to administrative remedies, including suspension and debarment; and

(3) Be ineligible for participation in programs conducted under the authority of the Small Business Act.

K.8	52.222-22	PREVIOUS CONTRACTS AND COMPLIANCE REPORTS	FEBRUARY 1999

The offeror represents that—

(a) It ☐ has, ☒ has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation;

(b) It ☒ has ☐ has not filed all required compliance reports; and

(c) Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

K.9	52.222-25	AFFIRMATIVE ACTION COMPLIANCE	APRIL 1984

The offeror represents that (a) ☐ it has developed and has on file, ☐ has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or (b) ☒ has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

K.10	52.223-01	CLEAN AIR AND WATER CERTIFICATION	APRIL 1984

The offeror represents that—

(a) Any facility to be used in the performance of this proposed contract ☐ is, ☒ is not listed on the Environmental Protection Agency List of Violating Facilities;

(b) The Offeror will immediately notify the Contracting Officer, before award, of the receipt of any communication from the Administrator, or a designee, of the Environmental Protection Agency, indicating that any facility that the Offeror proposes to use for the performance of the contract is under consideration to be listed on the EPA List of Violating Facilities; and

(c) The Offeror will include a certification substantially the same as this certification, including this paragraph (c), in every nonexempt subcontract.

K.11	52.223-13	CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING	OCTOBER 1996

(a) Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order 12969, August 8, 1995.

(b) By signing this offer, the offeror certifies that—

(1) As the owner or operator of facilities that will be used in the performance of this contract that are subject to the filing and reporting requirements described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) (42 U.S.C. 11023) and section 6607 of the Pollution Prevention Act of 1990 (PPA) (42 U.S.C. 13106), the offeror will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in sections 313(a) and (g) of EPCRA and section 6607 of PPA; or

(2) None of its owned or operated facilities to be used in the performance of this contract is subject to the Form R filing and reporting requirements because each such facility is exempt for at least one of the following reasons:  [Check each block that is applicable.]

☒ (i) The facility does not manufacture, process, or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c);

☐ (ii) The facility does not have 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C. 11023(b)(1)(A);

☒ (iii) The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA);

☒ (iv) The facility does not fall within Standard Industrial Classification Code (SIC) designations 20 through 39 as set forth in section 19.102 of the Federal Acquisition Regulation; or

☐ (v) The facility is not located within any State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the United States Virgin Islands, the Northern Mariana Islands, or any other territory or possession over which the Untied States has jurisdiction.

(a) The offeror, by signing this offer, certifies that —

☒ (1) To the best of its knowledge and belief, it is not subject to the filing and reporting requirements described in Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) sections 313(a) and (g) and Pollution Prevention Act (PPA) section 6607 because none of its owned or operated facilities to be used in the performance of this contract currently —

☒ (i) Manufacture, process or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c).

☐ (ii) Have more than 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C. 11023(b)(1)(A).

☒ (iii) Meet the reporting thresholds in toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA).

☒ (iv) Fall within Standard Industrial Classification Code (SIC) designations 20 through 39 as set forth in FAR section 19.102.

☒ (2) If awarded a contract resulting from this solicitation, its owned or operated facilities to be used in the performance of this contract, unless otherwise exempt, will file and continue to file for th elife of the contract the

Toxic Chemical Release Inventory Form (Form R) as described in EPCRA sections 313(a) and (g) and PPA section 6607 (42 U.S.C. 13106).

(b) Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive order 12969, August 8, 1995 (60 FR 40989-40992).

K.12	52.227-15	REPRESENTATION OF LIMITED RIGHTS DATA AND RESTRICTED COMPUTER SOFTWARE	MAY 1999

(a) This solicitation sets forth the work to be performed if a contract award results, and the Government’s known delivery requirements for data (as defined in FAR 27.401).  Any resulting contract may also provide the Government the option to order additional data under the Additional Data Requirements clause at 52.227-16 of the FAR, if included in the contract.  Any data delivered under the resulting contract will be subject to the Rights in Data-General clause at 52.227-14 that is to be included in this contract.  Under the latter clause a Contractor may withhold from delivery data that qualify as limited rights data or restricted computer software, and deliver form, f      and function data in lieu thereof.  The latter clause also may be used with its Alternates II and/or III to obtain delivery of limited rights data or restricted computer software, marked with limited rights or restricted rights notices, as appropriate.  In addition, use of Alternate V with this latter clause provides the Government the right to inspect such data at the Contractor’s facility.

(b) As an aid in determining the Government’s need to include Alternate II or Alternate III in the clause at 52.227-14, Rights in Data-General, the offeror shall complete paragraph (c) of this provision to either state that none of the data qualify as limited rights data or restricted computer software, or identify, to the extent feasible, which of the data qualifies as limited rights data or restricted computer software.  Any identification of limited rights data or restricted computer software in the offeror’s response is not determinative of the status of such data should a contract be awarded to the offeror

(c) The offeror has reviewed the requirements for the delivery of data or software and states [offeror check appropriate block] –

☐ None of the data proposed for fulfilling such requirements qualifies as limited rights data or restricted computer software.

☒ Data proposed for fulfilling such requirements qualify as limited rights data or restricted computer software and are identified as follows:

NeuStar’s State Pooling Administration System including Pool Manager™

NeuStar’s Pooling Assessment™ Tool (PAT™)

NOTE: “Limited rights data” and “Restricted computer software” are defined in the contract clause entitled “Rights in Data-General.”

1. This is restricted rights – computer software.

K.13	52.230-01	COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION	APRIL 1998

Note:  This notice does not apply to small businesses or foreign governments.  This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I. DISCLOSURE STATEMENT—COST ACCOUNTING PRACTICES AND CERTIFICATION

(a) Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

(b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202.  When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal.  If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

Caution:  In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

Check the appropriate box below:

☐ (1) Certificate of Concurrent Submission of Disclosure Statement.

The offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows:  (i) original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and (ii) one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable.  Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☐ (2) Certificate of Previously Submitted Disclosure Statement.

The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

☒ (3) Certificate of Monetary Exemption.

The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than $25 million (of which at least one award exceeded $1 million) in the cost accounting period immediately preceding the period in which this proposal was submitted.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

☐ (4) Certificate of Interim Exemption.

The offeror hereby certifies that (i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement.  The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

Caution:  Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $25 million or more in the current cost accounting period may not claim this exemption (4).  Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II. COST ACCOUNTING STANDARDS—ELIGIBILITY FOR MODIFIED CONTRACT COVERAGE

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below.  Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $25 million in awards of CAS-covered prime contracts and subcontracts, or the offeror did not receive a single CAS-covered award exceeding $1 million.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

Caution:  An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $25 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $25 million or more.

III. ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

☐ yes     ☒ no

K.14	52.230-01 ALT I	COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION	APRIL 1996

Note:  This notice does not apply to small businesses or foreign governments.  This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I. DISCLOSURE STATEMENT—COST ACCOUNTING PRACTICES AND CERTIFICATION

(a) Any contract in excess of $500,000 resulting from this solicitation, except contracts in which the price negotiated is based on (1) established catalog or market prices of commercial items sold in substantial quantities to the general public, or (2) prices set by law or regulation, will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

(b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202.  When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal.  If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

Caution:  In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(c) Check the appropriate box below:

☐ (1) Certificate of Concurrent Submission of Disclosure Statement.

The offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows:  (i) original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and (ii) one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable.  Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☐ (2) Certificate of Previously Submitted Disclosure Statement.

The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

☒ (3) Certificate of Monetary Exemption.

The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than $25 million (of which at least one award exceeded $1 million) in the cost accounting period immediately preceding the period in which this proposal was submitted.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

☐ (4) Certificate of Interim Exemption.

The offeror hereby certifies that (i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement.  The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

(5) Certificate of Disclosure Statement Due Date by Educational Institution.  If the offeror is an educational institution that, under the transition provisions of 48 CFR 9903.202-1(f), is or will be required to submit a Disclosure Statement after receipt of this award, the offeror hereby certifies that (check one and complete):

☐ (i) A Disclosure Statement Filing Due Date of                          has been established with the cognizant Federal agency.

☐ (ii) The Disclosure Statement will be submitted within the 6-month period ending                 months after receipt of this award.

Name and Address of Cognizant ACO or Federal Official Where Disclosure Statement is to be Filed:

Caution:  Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $25 million or more in the current cost accounting period may not claim this exemption (4).  Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II. COST ACCOUNTING STANDARDS—ELIGIBILITY FOR MODIFIED CONTRACT COVERAGE

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below.  Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $25 million in awards of CAS-covered prime contracts and subcontracts, or the offeror did not receive a single CAS-covered award exceeding $1 million.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

Caution:  An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $25 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $25 million or more.

III. ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

☐ yes     ☒ no

COVER LETTER/FORMS		TAB

TAB

1.0	SOLUTION OVERVIEW

2.0	BASIS OF ESTIMATE

2.1	Definitions

2.1.1	CLIN Definitions

2.1.2	Cost Model Definition

2.2	Assumptions

2.2.1	Labor Hours

2.2.2	System Hardware

2.2.3	System Software

2.2.4	Facilities and Furnishings

2.2.5	Travel

2.2.6	Other Direct Costs

2.2.7	Uncompensated Overtime

2.3	Rates

3.0	COST BREAKDOWN	TAB

3.1	Total Estimated Cost and Fees

3.2	Section B - CLINS and Fees

3.3	Cost Build-up

3.4	FY01 Costs

3.5	FY02 Costs

3.6	FY03 Costs

3.7	FY04 Costs

3.8	FY05 Costs

4.0	COST BACKUP	TAB

4.1	Bill of Material	Tab

4.2	Quotes	Tab

4.3	Product Literature	Tab

APPENDICES	TAB

Uncompensated Overtime Policy	Tab

LIST OF EXHIBITS

Exhibit 2.2-1	NeuStar Thousands-Block Demand Estimates

National Thousands-Block
Pooling Administration	Section 1.0

1.0                               SOLUTION OVERVIEW

NeuStar’s pooling administration services epitomizes best value from our unmatched pooling administration experience, proposed state-of-the-art National Pooling Administration System, guaranteed seamless migration of state pooling trials, innovative tools, and realistic cost with low fees.

The role of the Pool Administrator (PA) is critical to successful implementation of thousands-block pooling.  The thousands-block pool administrator is at the hub of activity and must interact effectively with all stakeholders.  The tasks are many.  The level of coordination required is high.  Indeed, the overall effectiveness of thousands-block pooling is dependent upon the experience and expertise of the PA due to the administrator’s highly visible role and critical responsibilities.  As such, the FCC is faced with the crucial decision of selecting the right National PA who provides the best overall value.

Unmatched Pooling Administration Experience and Demonstrated Performance

NeuStar’s pooling experience is unsurpassed and is the key enabler to providing best value.

Thousands-block pooling administration is not a new activity.  Nearly one third of the states have ordered pooling trials, and an administrator’s success in administering these trials is an excellent proxy for evaluating an administrator’s likely performance as the National PA and the value they will provide.  By assessing an administrator’s prior state pooling experience, the Commission can gain insight on, and evaluate, the vendor’s demonstrated neutrality; the maturity, expertise, and commitment of the vendor’s organization; and the quality of the vendor’s services.

We are industry pioneers.  We were the first administrator chosen, beginning with the first thousands-block pooling trials in Illinois’ 847 and New York’s 212 NPAs.  Since the beginning, we have worked with the states and SPs to create, refine, and manage effective processes for pooling.  This work has centered on building strong ongoing relationships with state regulatory agencies, and

HIGHLIGHTS

•                  Unmatched pooling administration experience and service with a proven record of performance

•                  State-of-the-art, feature-rich, scalable, and reliable National System

•                  Innovative plan for a guaranteed seamless and timely migration of state trials to the national framework

•                  Unquestioned neutrality

•                  Reasonable and realistic cost with low fees

working directly with commissioners and staff members, as well as with the service provider community.  We will continue this level of commitment and service as the National PA.

Our pooling services have expanded to encompass 12 states covering 35 individual NPAs.  We have conducted and facilitated 27 First Implementation Meetings, established 1,232 thousands-block pools, answered over 2,200 telephone calls and questions about thousands-block pooling from SPs and regulators, accepted over 770 service provider forecasts, administered over 2,263 thousands-block requests, and assigned over 1,943 individual thousands-blocks.  All of the vendors combined cannot match these results.  In fact, none of the other vendors has ever processed a single thousands-block request or assigned a single thousands-block.

NeuStar’s pooling experience is unmatched, and so is our performance.  NeuStar has an established operations performance plan in which, each month, we record and track over a dozen performance measurements.  Our Pooling Team (“Team”) continuously meets the target thresholds for each pooling performance measurement modeled after Industry Guidelines.  In fact, we have achieved 100% conformance on 12 of 13 measurements for the last six months and processed all thousands-block applications with a 98+% on-time rate—100% for the last six months.  The systematic establishment and capturing of performance measurements in a rigorous fashion is just one more example of how advanced NeuStar’s pooling services are, and it clearly distinguishes us from others vendors, demonstrating our better value.

Finally, since the beginning, our Pooling Team has never received an official written complaint or dispute concerning our administration—an extraordinary feat.  On the contrary, there have been numerous letters of commendation for our pooling staff.

Unequalled Neutral, Third-Party Number Administration Service Deployment Experience on a National Scale

NeuStar’s successful deployment of NANPA and NPAC sets us apart and demonstrates our ability to deploy a nationwide, mission critical numbering administration service in a timely fashion.

The vendor’s demonstrated record of implementing a nationwide, neutral, third-party number administration service and developing and operating a supporting system is another factor that must be given consideration when evaluating a vendor’s value.  To date, only two such examples exist—NANPA and NPAC.

Beginning in April 1996, NeuStar successfully developed and deployed a complex, turnkey service from scratch to serve as the NPAC/LNP administrator for all of North America.  NeuStar’s NPAC SMS passed a comprehensive FCC Field Trial in Illinois to prove the viability of LNP.

Soon thereafter, commencing in November 1997, NeuStar, as the NANPA, successfully transitioned previous RBOC functions in the first 90 days after selection, receiving high grades from a NANC customer service survey.  We developed and implemented—on schedule, in concert with the industry—a comprehensive plan to quickly and efficiently transition CO code administration and NPA relief planning functions from 16 incumbents over the next 15 months without interrupting the flow of numbers.

We understand that the National PA is a comprehensive service, not just a system.  Others are limited to merely designing and building systems, but at NeuStar, we build sophisticated administrative systems, support these systems 24 x 7 in our world-class data centers, and actually use the systems we build to administer numbers and number portability in a neutral and evenhanded fashion.  NeuStar will bring this same level of expertise, performance, and success to our development and deployment of the National pooling service.

Unquestioned Neutrality

At NeuStar, neutrality is not a platitude; it is our identity.  Our neutrality ensures the timely, fair, and even-handed administration of thousands-blocks.

The neutrality of the National PA is critical to the effective administration of thousands-block pooling and an essential component of a vendor’s value.

NeuStar satisfies all of the Commission’s strict criteria for being a neutral third party.  Our neutrality has been confirmed in FCC Order 99-346.  At NeuStar, neutrality is paramount.  It is who we are.  Our neutrality is not sheltered, fenced-off, or confined to certain groups and organizations, but is deeply ingrained throughout the entire company and fundamental to our existence.  Because our entire company is neutral, the qualifications and experience that we cite are directly relevant.

No other entity goes to the lengths we do to ensure neutrality.  With the selection of NeuStar, the Commission can be assured that pooling will be conducted in a fair and evenhanded manner, and no neutrality concerns will arise.

Experienced Pooling Administration Organization Optimized for Productivity

NeuStar’s existing experienced, dedicated, free-standing pooling administration organization currently serves as the Interim PA for 12 states, and will migrate completely to serve as the National PA, ensuring sound operations and high quality from the outset of the project.

Another example of NeuStar’s unparalleled value is the 100% leveraging and migration of our existing pooling administration organization, including the development and support staff of the State Pooling Administration System (State System), to serve as the National PA.  Personnel within this organization, led by Mr. Barry Bishop, have over 60 years of combined telecommunications industry and telecommunications regulatory experience and over 10 years of actual pooling administration experience.  They are a veteran team; they have been working together cohesively for three years; and they are widely recognized as industry experts.

We are expanding this team to serve as the National PA.  All proposed Key Staff are already on board and all staff needed on day one have been named and are ready to commence work immediately to ensure a timely start.  We have structured our National PA organization based on the same logical and streamlined structure that has served us so well for the state pooling trials.  This National PA organizational structure has been optimized to keep costs low without sacrificing quality. In addition, the National PA organization will be placed “high” in the NeuStar company structure, reporting to a company officer just like the current Interim PA organization does now.  Any problems will be diagnosed quickly, escalated through a short chain, and resolved expeditiously.

Another byproduct of our unmatched pooling experience is that we have realistically determined the quantity of staff necessary for each function throughout the term of the contract.  Our staffing estimates have been determined by our proprietary PATsm software and our experience and take necessary factors into consideration such as the total number of block requests anticipated each year, the mix (growth vs. initial) of block requests, current productivity of our PAs, and the expected productivity provided by the NeuStar National Pooling Administration System (National System).

Feature-rich, State-of-the-art, Right-sized, Scalable National PA System

NeuStar’s state-of-the-art National System will be built on the proven components of our State System to reduce development cost and risk; its effort-saving features will also keep productivity high to reduce day-to-day operational costs.

We built and enhanced our current State System to directly evolve and migrate to a National System. We have recently introduced a major new release of our State System.  All components of our current State System will be re-used for the National System.  This re-usability provides a lower cost to the Commission and avoids a more risky start-from-scratch software development effort.

As offered by NeuStar, the National System will include the following productivity-enhancing features:

•                  Fully automate and fulfill “growth” block requests

•                  Contain advanced, self-calibrating algorithms to effectively forecast the quantities of blocks required within each pool to maintain proper inventory levels

•                  Automate and track the selection of LERG Assignee when requesting NXXs for pool replenishment

•                  Auto-populate form fields based on user profile information; track all thousands-block requests with tracking numbers

•                  Fully automate block disconnect, change, reclaim, and donate functions

•                  Fully automate certain NPA relief activities that affect pools like NPA splits, complete overlays, and simple rate center consolidations.

Other vendors who have not proposed these features do not truly understand the specific functionality that the National PA must possess to provide best value, and, they have most likely shortchanged the development effort and underestimated the costs for CLIN 0001.

We have specifically designed and will provide a National System that meets the required specifications.  Our system engineers have painstakingly reviewed the system architecture and reliability, capacity, throughput, and availability requirements contained in the solicitation.  In response, we have proposed a system architecture that is easily and inexpensively scalable, capable of offering any amount of incremental capacity, by using highly available and scalable IBM, HP and Cisco hardware platforms.  The system has been configured to offer high availability in line with and, even surpassing, the stringent requirement placed upon it.  Where any single component is unable to offer the required availability, redundancy has been added, either locally or through the use of the backup site within our Chicago world-class data center, which guarantees the system’s high availability.

We believe that when the Commission reviews the National PA Systems proposed by all vendors, ours will rate among the best in terms of functionality and value.

Guaranteed Seamless and Timely Migration of State Trials to the National Framework

NeuStar’s innovative plan, combined with our current position as the only administrator actually assigning thousands-blocks, ensures a smooth and error-free migration from the state trials to the national framework.

Nearly one third of all the states have orders requiring implementation of thousands-block pooling and several NeuStar-administered state trials are in “live” operation.  Hence, successful migration from the existing state trials is paramount.  This is a formidable task, especially for vendors other than NeuStar.  With the selection of NeuStar as the National PA, a risky and complex migration is avoided due to our innovative plan that is centered around a direct, timely, and error-free migration of state trial data within our State System to the National System as the two systems’ data structures will be virtually identical.  For state trials that are not administered by NeuStar, migration of their operations is simplified as these states have not yet commenced “live” operations.

With the selection of NeuStar as the National PA, the handoff of the service will also be seamless, as the PAs for each of the respective existing state trials will remain the same.  NeuStar believes that this too will offer tremendous value to the Industry, as no potentially painful “break-in” period will be required and blocks will be processed without interruption.

Our approach also calls for migrating the existing state trials within the nine-month National System Development, Deployment, and Acceptance period, allowing us to implement pooling in other NPAs immediately after the National System is operational.  This approach brings the benefits of pooling to more NPAs faster and is a vital step to proactively preserving the NANP.

Extra Innovative Pooling Administration Tools at No-Cost

Our unmatched pooling experience allows NeuStar to provide innovative tools and components like our Pooling Assessment Toolsm and Pool Managersm for even greater value.

For this contract, at no cost to the Government, we are providing our patent-pending Pooling Assessment Toolsm and Pool Managersm tools.  Our Pooling Assessment Tool is the first-of-its-kind and uses publicly available information combined with user-specified parameters and specialized algorithms to assess the value of number pooling in stemming NPA exhaust.  The tool was used to develop the National Pooling Roll-out Schedule that was provided in the Technical and Management Proposal (Volume I) and will prove to be invaluable in predicting the effects of pooling for extending the life of a NPA.

Our experience has allowed us to develop a tool called Pool Managersm, which contains a self-calibrating model, allowing it to become increasingly more accurate over time as historical forecast data is accumulated.  We will integrate Pool Managersm into the National System.

Reasonable and Realistic Cost with Low Fees

To provide the most realistic cost, we will leverage our prior work as much as possible.

In every area of pooling administration, we have worked strenuously to accomplish more with less to provide the best value.  As highlighted above, we will develop and implement a National System that contains specific features to improve productivity and save operational costs.  In addition, the underlying architecture cost-effectively satisfies the solicitation’s stringent reliability, availability, and response time requirements.  We offer a streamlined National PA organizational structure that has been optimized to keep costs low without sacrificing quality, and our staffing estimates have been determined by experience and take the necessary factors into consideration.  Further, we have carefully analyzed, scrutinized, and estimated other direct costs and compared them with our current actuals for reasonableness. Finally, our desire to provide the best value is further reinforced by our proposed low award fee for CLIN 0001 and low fixed fee for the other CLINs.

NeuStar has priced this proposal to win the best value analysis.  Therefore, the Award Fee proposed for CLIN 0001 of 6.9% and the Fixed Fee proposed for all other CLINs in the contract and its options of 4.9% are deliberately below market value and are significantly less than would be derived from a structured approach for determining fee.  All the professional, technical, and management resources committed to perform the contract are NeuStar employees, making this effort a high-risk venture in terms of investment.  Hardware and software acquisitions, though COTS items, will be converted through the skill and ingenuity of NeuStar’s direct labor into a fully compliant, state-of-the-art pooling administration system with excess of 99.9% availability.  Further, risk is assumed by NeuStar due to the penalty imposed on system downtime.  These risks point to higher fees than proposed.  As mentioned above, NeuStar has recognized these risks and has a program plan to ameliorate them.  In so far as supporting Federal socioeconomic programs through subcontracting is concerned, this contract does not provide any subcontracting opportunity.  All system development and pooling administration system operations will be performed by NeuStar direct labor and all purchased system hardware and software is being acquired through the manufacturer at GSA prices.

2.0                               BASIS OF ESTIMATE

On the following Tabs in this Section of the Cost proposal is NeuStar’s basis of estimating the costs and proposing the fees for the National PA contract.  The information provided on separate sub-tabs includes: Definitions, Assumptions, and Explanation of Rates.

For ease of evaluation, definitions of the CLINs and the pricing model used in Tab 3 for presentation of the costs are set forth in Tab 2.1.

In Tab 2.2, the assumptions used to estimate labor, system hardware and software, facilities and furnishings, travel, and other direct costs, are provided.

NeuStar’s labor rates, labor burden rate and G&A rate are discussed in Tab 2.3, as well as the rates and sources for escalation of labor, air travel, and other direct costs.

HIGHLIGHTS

•              Creation of additional, contractor-defined SUBCLINS within CLINS to better categorize and estimate costs

•              Detailed assumptions, based on actual experience, support all cost estimates

•              All rates and their basis are fully detailed; low fees are proposed

National Thousands-Block
Pooling Administration	Section 2.1

2.1                               DEFINITIONS

Below are two definitions that will assist the evaluator in reviewing NeuStar’s cost proposal:

Contract Line Item Numbers (CLINs) are defined in narrative form.  If the title of the CLIN is self-explanatory, no further description is provided; and

The Cost Model used to develop, roll-up, and present the costs and fees for this contract with four (4) options.  The model is described in sufficient detail to allow the evaluator to ascertain labor costs and hours, cost build up, other direct costs (ODCs), escalation rates, and fees in both a time phased burn rate by quarter by option period, and for the total contract with options.

2.1.1       CLIN DEFINITIONS

CONTRACT LINE ITEM NUMBER DEFINITIONS

CLIN/Task	Activity/Definition
CLIN 0001 - Pooling Administration System Development, Deployment, and Acceptance
CLIN 0001AA– Revise and Finalize National PA System Project Development Plan	Activities associated with the development and maintenance of the system project development plan
CLIN 0001AAA – Revise Internal Plan and Schedule	Tasks for the preparation and presentation internally of the project plan and schedule
CLIN 0001AAB – Final Internal Plan and Schedule Completed	Developing necessary reports and documentation for obtaining all internal approvals of the project plan and schedule
CLIN 0001AB – System Functional Requirements	Activities associated with the development and presentation of the system functional requirements
CLIN 0001ABA – Requirements Finalization	Tasks associated with the assembly of the system functional requirements
CLIN 0001ABB – Final Document Review	Tasks associated with the review of the system functional requirements document
CLIN 0001ABC – Final Document Edits	Editing of the system functional requirements document
CLIN 0001ABD – Final System Functional Requirements Document Completed (Sign Off)	Activities associated with the final preparation of the system functional requirements document and obtaining sign-off
CLIN 0001AC – System Design	Activities associated with the development and preparation of the system design
CLIN 0001ACA – High-Level Design Meeting	All activities in preparation for and attendance at all high-level design meetings

CLIN/Task	Activity/Definition
CLIN 0001ACB – Final Document Review	Tasks associated with the review of the design document
CLIN 0001ACC – Final Document Edits	Editing tasks for the high-level design document draft
CLIN 0001ACD – Final High-Level Design Document Completed (Sign off)	All activities associated with completing the design document and gaining final approval
CLIN 0001ACE – Detail Design Meeting	All activities associated with the detail design document meeting
CLIN 0001ACF – Detail Design Document 1st Draft Review	Tasks of reviewing the first draft of the detail design document
CLIN 0001ACG – Detail Design Document 1st Draft Edits	Editing of the detail document design document
CLIN 0001AGH – Detail Design Document 2nd Draft Review	All tasks associated with the second round of review of the detail design document
CLIN 0001AGI – Detail Design Document 2nd Draft Edits	All activities associated with the editing of the second draft of the detail design document
CLIN 0001AGJ – Final Detail Design Document Completed (Sign-off)	All activities associated with the completion and approval of the detail design document
CLIN 0001AD – System Development	Activities associated with the development of the system
CLIN 0001ADA – Coding	All coding activities
CLIN 0001ADB – Unit Code Testing	All unit code testing
CLIN 0001AE – System/Integration Testing	Tasks associated with the testing of the system
CLIN 0001AEA – Individual Functional Testing	Individual functional testing activities
CLIN 0001AEB – Regression Testing	Regression testing activities
CLIN 0001AEC – Performance Testing	Performance testing activities
CLIN 0001AED – Data Migration Testing	Data migration testing activities
CLIN 0001AEE – Load Balancing Testing	Load balancing testing activities
CLIN 0001AEF – Functional Requirements Testing	Functional requirements testing activities
CLIN 0001AEG – Fail-Over Testing	All fail-over testing activities
CLIN 0001AF – System Acceptance	Tasks associated with gaining system acceptance
CLIN 0001AFA – Functional Testing	Functional testing activities
CLIN 0001AFB – Performance Testing	Performance testing activities
CLIN 0001AG – PA Service Implementation	Tasks associated with the development and deployment of the PA Service
CLIN 0001AGA – Internal Project Planning	All tasks associated with the development and approval of the internal project plan
CLIN 0001AGB – Equipment and Materials Acquisition	All activities associated with the acquisition of all equipment and materials
CLIN 0001AGC – Facilities Preparation	All activities for planning, designing, negotiating and

CLIN/Task	Activity/Definition
leasing facilities in Concord, Chicago, Sterling and Washington, DC; obtaining furniture, office space preparation
CLIN 0001AGD – Staffing	Staffing activities for staff required prior to system deployment
CLIN 0001AGE – Training	All activities associated with training
CLIN 0001AGF – Migrate State Pooling Trials	All activities associated with migrating State pooling trials
CLIN 0001AH – Data Requirements List (CDRLs) –
CLIN 0001AHA – Implementation Plan	Activities relating to the preparation and filing of the implementation roll out plan
CLIN 0001AHB – Security Plan	Activities relating to the preparation and filing of the security plan
CLIN 0001AHC – System Documentation Plan	Activities relating to the preparation and filing of the system documentation plan
CLIN 0001AHD — Disaster/Continuity of Operations Plan	Activities relating to the preparation and filing of the disaster/continuity of operations plan
CLIN 0001AHE – Statistical Forecasting Plan	Activities relating to the preparation and filing of the statistical forecasting plan
CLIN 0001AHF — Management Reporting Plan	Activities relating to the preparation and filing of the management reporting plan
CLIN 0001AHG - System Acceptance Plan	Activities relating to the preparation and filing of the system acceptance plan
CLIN 0001AHH — Software QA Plan	Activities relating to the preparation and filing of the software quality assurance plan
CLIN 0001AHI – Transition Plan	Activities relating to the preparation and filing of the transition plan
CLIN 0001AHJ — Maintenance Plan	Activities relating to the preparation and filing of the maintenance plan
CLIN 0001AI – Other Direct Costs and Travel for CLIN 0001
CLIN 0001AJ – Program Management and Administration for CLIN 0001
CLINS 0002, 0101, 0201, 0301, 0401 – Services in Support of the Thousands Block Pooling Administrator Requirements
CLINS 0002AA, 0101AA, 0201AA, 0301AA, 0401AA – Pool Administration Management Fee	General management, legal and administrative tasks relating to pooling
Program/Contract Management (Management and Administration, Quality Assurance, Neutrality, Data Security and Privacy Requirements, Staffing, and Training)

Overall operations/contract management, supervisory tasks, staffing, performance evaluations, corporate personnel duties, neutrality compliance, data security compliance, quality assurance, and training.

FCC and State Filings & Other Legal	Legal research; drafting and filing testimony and other

CLIN/Task	Activity/Definition
documents for filing with state and federal regulatory agencies, attendance at hearings, witness preparation.
Industry, Regulatory & Media Contacts

Contact with industry and regulatory staff, interface with media, drafting press releases, giving interviews, regulatory and contract compliance. Participation in dispute resolution arising from industry numbering activities and answer questions regarding thousands-block number pooling administration processes, procedures, interfaces, and services

NRUF Reports	Tasks are associated with the preparation, receipt and processing of NRUF data
Other Administrative Functions	Administrative functions not included in or associated with other categories, e.g., Time reporting, general office duties, mail preparation and distribution
CLINS 0002AB, 0101AB, 0201AB, 0301AB, 0401AB – Pool Implementation Meeting	All tasks related to planning, preparation and facilitating pooling implementation meetings
Preparation and Notification of Implementation Meetings

Providing proper and complete notification to carriers and regulators, arranging location and site availability or conference bridge; determination of lnp-capable carriers and rate areas, preparation of presentation and handouts for the meeting.

Conduct and Facilitate Meetings and Conference Calls	Facilitating all pooling implementation meetings, providing training in pooling guidelines and pooling forms at implementation meetings
Meeting Follow-Up	Prepare and distribute meeting minutes, follow-up questions, posting of implementation schedule to web site.
CLINS 0002AC, 0101AC, 0201AC, 0301AC, 0401AC – Pool Establishment	All Tasks Associated With The Establishment Of The Pool
Collection and Verification of Forecasts and Donations

All Tasks Associated With The Receipt Of Service Provider Forecasts And Donations: Verification For Accuracy, Managing The Integrity Of The Data Base For Forecasts And Donations, Assessment Of The Initial Pool

Pool Setup in System Database	Initial Setup Of Database For Each Pool, Implementation Timeline, Specific Rate Area Pools
System User ID Setup	Establishing And Verifying User Ids And Passwords For Each Pool
CLINS 0002AD, 010AD, 0201AD, 0301AD, 0401AD – Block Application Processing	All Tasks Associated With Processing Applications From Service Providers
Verification of Form Completeness	Verifying That All Essential Information Is Supplied By The Service Providers On Applications For Thousands Blocks And Providing Assistance To Customers In Making Corrections
Verification of Certification and Proof of Readiness	Verifying That All Service Providers Demanding

CLIN/Task	Activity/Definition
Resources Or Participating In The Pool Have The Required Certification From The Jurisdiction From Which They Are Requesting Resources
Verification of MTE	Verifying The Provision And Completeness Of All Service Provider Months-To-Exhaust Forecasts Prior To Issuing Thousands Blocks
Part 3 Response/Verification	Activities Associated With The Actual Notification Of The Assignment Of Thousands Blocks To Service Providers, Provision Of Part 3 Notification, Verification Of Assignment.
Part 4 Reclamation	Activities Associated With The Receiving Of Part 4 Forms From Service Providers, Tasks Associated With The Reclamation Process
LERG Input	Tasks Associated With The Transfer Of Pooling Data To The LERG-TRA For Loading Into RDBS.
NPAC Notification	Tasks Associated With Updates To The Number Portability Administration Center (NPAC) For Pooling Data
CLINS 0002AE, 0101AE, 0201AE, 0301AE, 0401AE – Pool Forecasting	Forecasting and managing the pool and CO code requests to the NANPA
Analysis, Forecast, Donations and Demand	Analyzing the aggregate service provider forecasts and donations, determining the forecasted demand for CO codes in each pooled rate area
Opening of CO codes	Tasks associated with requesting CO codes from NANPA, MTE forecasts, communications with service providers to verify forecasts, communications with states to inform of CO code openings
CLINS 0002AF, 0101AF, 0201AF, 0301AF, 0401AF – System Maintenance	All tasks associated with the ongoing maintenance of the system (web, LAN, database, and network)
Software Updates	Tasks associated with updating software per the Maintenance Plan
Daily System Backups	Tasks associated with backing up the system on a daily basis per the Maintenance Plan
Web	Tasks associated with the maintenance and improvement of the pooling administration web site, uploading files, responding to webmaster emails, metrics, communications with internet service provider
LAN Administration	Tasks associated with the administration of the local area network used by the pooling administrator, email, server administration and maintenance
Database Administration	Maintenance of the pooling system database systems and software
Network Monitoring	Maintenance and troubleshooting all network issues, interface with appropriate service providers for

CLIN/Task	Activity/Definition
telecommunications services
Customer Service / Quality Assurance	Providing help desk and trouble ticket tracking, quality assurance, methods and procedures
CLINS 0002AG, 0101AG, 0201AG, 0301AG, 0401AG – Data Requirements	Tasks associated with the preparation and provision of all specified reports from the pooling administration system
Publishing and Preparing Standard Monthly, Quarterly, Semi-Annual, and Annual Reports

Activities associated with the preparation of required standard reports, preparing data, preparing the publication, modification and maintenance of all standard monthly., quarterly, semi-annual, and annual reports in accordance with Section 4 of Section C (Technical Requirements) of the Solicitation

CLINS 0002AH, 0101AH, 0201AH, 0301AH, 0401AH – Help Desk	The activities associated with managing the help desk, receiving and processing trouble tickets, reporting service-affecting activities to customers, and developing and maintaining necessary reports
CLINS 0002AI, 0101AH, 0201AH, 0301AH, 0401AH – Industry Meetings	All activities associated with active participation in all industry meetings affecting number pooling
Industry Forums	Preparation for and attendance at industry forums such as INC, CIGRR, NANC, etc; active participation in and providing contributions to the forums
CLINS 0003, 0102, 0202, 0302, 0402 – Optional Pool Reporting	All costs associated with research, preparation, and distribution of optional, to be determined, ad hoc reports
Additional Initial Pooling Rollout Phase Reports	There may be a requirement to produce more reports for regulatory agencies during the initial pooling rollout phase to ensure thousands-block implementation results

2.1.2       COST MODEL DEFINITION

Pricing for this proposal, located at Tab 3.0 herein, is organized into four sections.  They are:

•                  Total Estimated Value of the Contract (Tab 3.1)

•                  Section B – CLINs (Tab 3.2)

•                  Labor Cost Build Up (Tab 3.3)

•                  Detailed, Time Phased, Cost Spread Sheets by Quarter (Tabs 3.4 – 3.8)

Tab 3.1, “Total Estimated Value of the Contract” presents the total cost, the fixed fee and maximum award fee for the contract.

Tab 3.2, “Section B – CLINs” depicts each CLIN, sub-CLIN and sub-sub-CLIN automatically entered by the detailed pricing Cost spreadsheets.  Every CLIN, sub-CLIN, and sub-sub-CLIN has a corresponding timed phased spreadsheet or a detailed ODC spreadsheet.  Section B serves as the cost breakdown for the pricing model.

Tab 3.3, “Labor Cost Build Up” spreadsheets feed each of the proposal bid rate columns in the time phased spreadsheets.  There is one page for each fiscal year.  These five pages present the unburdened and burdened labor hourly rate, the labor burden rate, and the G&A rate.  Unburdened labor is escalated by a 4.6% yearly factor.  The labor cost build up formula is as follows:

Unburdened hourly labor + labor burden = burdened labor

Burdened labor + G&A = proposal bid rate

Tabs 3.4 – 3.8, “Detailed, Time Phased, Cost Spread Sheets by Quarter” show the required hours to perform the given task as well as the labor costs for each CLIN, sub-CLIN, and sub-sub-CLIN.  There are also sub-CLIN and sub-sub CLINs which collect the ODCs including Travel, Material and supplies.  Material, supplies, and general travel have been escalated at a rate of 2.6% and air travel has been escalated at a rate of 5.9%   In addition, a project bonus of 5% of unburdened labor (2.92% of burdened labor) is included as a line item in the ODC spreadsheets.  These escallation rates, as well as the labor burden and G&A rates, are further described at Tab 2.3.  Each of these sub-sub-CLINS roll up into the corresponding sub-CLIN and each of the sub-CLINs role up into the CLIN spreadsheet.  In estimating the labor costs, NeuStar used 2,080 hours for a person year to calculate the hourly rate for salaried employees, and 160 hours per month to populate the headcount.

The upper left hand corner of the sheet indicates the CLIN, sub-CLIN or sub-sub-CLIN numbers and their description/title.  These spreadsheets have totals along the right side and bottom of the page.  The right most column gives the evaluator the labor mix for the sheet and the bottom shows the labor burn rate by quarter.  The total cost of the sheet is the amount shown in bold type at the bottom right corner.

This Page Intentionally Blank

National Thousands-Block
Pooling Administration	Section 2.2

2.2                               Assumptions

2.2.1                                             Labor Hours

CLIN 0001

System Development Staffing

NeuStar, by virtue of its experience in developing and deploying telecommunications software products, e.g., NPAC, State Pooling, etc., in maintaining those systems, and by proposing the inclusion of certain NeuStar proprietary software modules as building blocks, estimates that the following system development team is required to perform the contract:

The system development team is organized under the Program Manager, Pooling Administration System, who has extensive experience in successfully leading software development teams that must perform within time constraints and under fixed budgets.  The Program Manager is assigned full time responsibility for this contract and is responsible for the software development and system integration for delivering the National System to the Commission. He reports to the Director of Number Pooling Services.

To develop the software, NeuStar estimates, through the use of its internally developed and tested resource metrics, that four highly qualified systems engineers, working full time, will be required to develop, test, and implement the specified system.  These systems engineers are led by a Key, Senior Systems Engineer, with substantial experience in developing similar software applications.

The dedication of a Senior Systems Architect will ensure compliance with all performance and design specifications.  The Senior Systems Architect will report directly to the Program Manager, Pooling Administration System, and is a peer to the Senior Systems Engineer.  This close relationship between the program manager, the architect and the developers is key to the successful and timely deployment of the National System.

The software quality assurance function is critical to a timely delivery of a compliant system.  Accordingly, NeuStar has dedicated a Software Quality Assurance Manager and two Software Quality Assurance Engineers to the project.  These full time quality assurance professionals will develop the quality assurance plan, the systems test plan, and all other directives to the development team to ensure compliance with the Commission’s requirements.  Quality assurance testing begins at the software module level and continues through total system test and implementation.

Assisting the software quality assurance organization in CDRL development and submission and in support of the Program Manager and systems engineers, NeuStar proposes a full-time Technical Writer.  Beyond the collection of data and CDRL preparation, the Technical Writer will be drafting internal project directives, design documents, and reports for the use of project team members and the system Program Manager.

Operations Staffing

In order to be compliant with the Commission’s requirement to be ready for implementation of the National Pooling Administration Program immediately upon the Commission’s acceptance of the National System, NeuStar is proposing a team of operational professionals. This team will facilitate the migration and transition of the current state pooling contracts, hire and train necessary pooling administration and implementation personnel and transition Key Personnel from NeuStar’s own twelve (12) state pooling trial contracts.

The contract’s Program Manager, under the title of Director, Number Pooling Services, will be dedicated, full time, to the program immediately upon contract award.  He will manage all aspects of the contract, including the timely and compliant delivery of the National System and the ramping up of the operational staff for full operational capability upon system acceptance.  Thereafter, he will manage the ongoing implementation and operation of the National System.

Two other operational professionals will be immediately assigned full time to the program.  They are: (1) the Regulatory/Compliance Manager, who will, among other start-up duties, assume the responsibilities of contract administration during this highly critical phase of the program; and (2) the Quality Assurance Manager, who will be assisting in the preparation of required submittals to the Commission and developing methods and procedures and training programs for the operation of the Pooling Administration System..

The Attorney/Regional Director, to whom the Regulatory/Compliance Manager reports, will devote 25% of her time to the program from its inception.  The attorney’s role will include the resolution of legal issues related to start-up of the National System, transition issues with the state contracts, and contract administration.  The Attorney/Regional Director will also assist the Director of Number Pooling Services in the effective and efficient management of the program.  The Attorney/Regional Director will be assigned 100% to the program on month nine of the contract.

The Regional Director, Pooling Administration Service Center (PASC), will devote 50% of her time to the contract upon award.  She will plan the phased staffing of the contract with qualified, trained professionals.  In this regard, she will develop methods and procedures and training programs and will arrange for the timely readiness of the Concord, CA facility.  It is the responsibility of the PASC Director to ensure that upon system acceptance by the Commission, the Concord facility is appropriately staffed, trained, and ready to go.  This staff position will grow to 75% dedication on month three and to 100% at month seven of the contract.

In the third month of the contract, the Database Administrator will come on board at 75% dedication.  This individual will begin familiarization of the system hardware and purchased software for the trouble-free operation of the Oracle database.  The system and database redundancy designed into NeuStar’s system requires the Database Administrator to be conversant with all aspects of seamless remote facility operation

Two additional professionals will be added full time to the operations staff in month four and five respectively.  They are the Manager of Technical Operations, system “owner” for the contract duration, and the Industry Interface Representative.  Both of these staff members will become familiar with the contract requirements, the system configuration and the capabilities of the system, so that their respective maintenance and interface roles can be effectively and efficiently performed immediately upon system acceptance by the Commission.

On the sixth month of the contract, three (3) Pooling Administrators, including one (1) Senior Pooling Administrator, will be assigned 50% to the contract.  They will become 100% time on the program in the ninth month of the contract.  At the same time, the Data Analyst, the Network Engineer and the Help Desk operator will join the operational staff on a full time basis.

The Pooling Implementation Group, including the Regional Director, Pooling Implementation Manager, and three (3) Regional Pooling Implementation Managers, will join the program team during the eighth month of the contract.  Their role will be to ensure a seamless transition of the state contracts to the National System and to ensure continued pooling assistance in the required industry meetings.

As of the ninth month of the contract, the entire proposed operations staff will be on board, trained, and ready for National System implementation and administration immediately upon Commission’s acceptance of CLIN 0001.

CLINS 0002, 0101, 0201, 0301, and 0401

Pooling Administration Staffing

Our experience in pooling administration allows us to provide a very realistic estimate of staffing requirements for the pooling administration services center. We have used a comprehensive empirical approach based on experience to determine staffing requirements. We used the following general assumptions:

•                  The proposed NeuStar rollout schedule by region by quarter

•                  An NPA by NPA analysis of implementation dates and thousands block demand information using the PATsm model

•                  Estimates of the number of thousands block requests handled by each administrator

•                  Efficiency gains from the implementation of the pooling system

After determining the specific rollout schedule, the PATsm model was run for each NPA in that schedule. The PATsm model provides two major pieces of information: (1) the aggregate demand for thousands blocks by the service providers in the pool for that NPA and (2) the “quiet period” after implementation of pooling prior to the pool requiring replenishment with CO codes. The data was compiled into a database that provides the total thousands-blocks forecasted for each quarter of the contract period. See Exhibit 2.2-1 for a graphical representation of the monthly forecasted thousands-block demand. Note that the maximum number of thousands-blocks is approximately 3,500 per month after two years.

[Exhibit 2-2.1. The NeuStar Pooling Assessment Tool is invaluable in providing the aggregate demand for thousands block by the SPs in the NPA pool.  Graphic omitted: Graphic showing the monthly forecasted thousands-block demand.]

After the demand is estimated for each quarter, our pooling administration group provided an estimate of the number of thousands blocks that each administrator can reasonably manage. We estimate that each pooling administrator can process up to 250 requests for thousands blocks requiring manual intervention per month with the assumption that other thousands-block requests requiring manual intervention, such as “disconnects” and “transfers,” do not represent more than 10% of the total thousands block requests requiring manual intervention (i.e., 275 thousands-block requests per PA per month requiring manual intervention)

The next step in the process is to determine what percentage of the actual thousands block requests can be automatically processed by the system. Currently, approximately 20% of the thousands block requests are growth blocks, which may be processed in a mechanized manner, ostensibly without human intervention. The remaining 80% require some sort of human intervention. As pooling becomes more established, we expect more requests to be growth requests, and thus be more mechanized. We have increased the efficiency gained by the system each year following implementation. With this data, we were able to estimate the number of pooling administrators necessary to meet the requirements of the service providers. The following chart shows the results of these estimates.

	Total NPAs	Existing State Trial	New State Trials	Rollout	TBs	Eff %	Effective TBs	TBs per PA	PA Estimate	PA Adds
4Q2000	18	0
1Q2001	28	10			450	100%	450	250	2
2Q2001	42	5	9		744	100%	744	250	3
3Q2001	55	0	13		956	100%	956	250	4	1
4Q2001	67	0	12		1114	100%	1,114	250	4
1Q2002	90	0	2	21	1417	75%	1,063	250	5	1
2Q2002	110			20	1799	75%	1,349	250	5
3Q2002	128			18	2144	75%	1,608	250	5
4Q2002	145			17	2439	50%	1,220	250	6	1
1Q2003	158			13	2764	50%	1,382	250	6
2Q2003	165			7	2981	50%	1,491	250	6
3Q2003	171			6	3125	50%	1,563	250	6
4Q2003	175			4	3226	50%	1,613	250	6
1Q2004	176			1	3279	50%	1,640	250	7	1
2Q2004	176				3284	50%	1,642	250	7
3Q2004	176				3287	50%	1,644	250	7
4Q2004	176				3287	50%	1,644	250	7
1Q2005	176				3287	50%	1,644	250	7
2Q2005	176				3287	50%	1,644	250	7
3Q2005	176				3287	50%	1,644	250	7
4Q2005	176				3287	50%	1,644	250	7
1Q2006	176				3287	50%	1,644	250	7

Within this group, at full staff, we will have seven pooling administrators. Two of these will eventually become senior pooling administrators, supervising two or three administrators each. This entire group will be overseen by the Regional Director, Pooling Administration Service Center.

Pooling Implementation Group

From prior experience gained in managing pooling implementation meetings, the required attendance at NANPA relief planning meetings, and other regulatory or industry meetings, it is our determination that three regional implementation managers are necessary to fulfill the coverage across the country.  This is due to the predicted workload and the geographic dispersion of the state NPAs.  We intend to have each pooling implementation manager cover a specific geographic territory (East, Central and West).  This group will be managed by the Regional Director – Pooling Implementation.

Our estimates are based upon the predicted number of pooling implementation meetings, NANPA relief planning meetings, and NANPA jeopardy meetings.

•                  Based on the Commission’s requirements, we predict that there will be approximately 21 implementation meetings per quarter.  Each implementation meeting will require approximately 48 hours for preparation time, meeting and travel, and follow-up tasks for the Regional Implementation Managers.  It is also estimated that the Regional Director will have to travel to attend approximately only one-third of these meetings, (7) per quarter, but will provide managerial and technical support for all.

•                  Based on NANPA published information, we estimate 12 NANPA relief planning meetings per year that we must attend. These meetings involve approximately 28 hours, including preparation time, travel and meeting attendance, and follow-up tasks for the Regional Implementation Managers.

•                  We estimate approximately 12 NANPA jeopardy meetings for the first year.

•                  We estimate approximately 30 hours per quarter for each Regional Implementation Manager for common administrative tasks, as well as some management and administrative tasks for the Regional Director.

•                  Finally, we estimate that the Regional Director will be required to attend approximately one meeting with regulatory personnel per month and one meeting with industry forums per quarter.

External Relations Group

Our External Relations Group provides many functions: legal, regulatory, and compliance issues. This group is comprised of an Attorney/Regional Director and a Regulatory/Compliance Manager.  These two people are necessary staff to perform the Commission’s requirements throughout the duration of the contract.

The Attorney/Regional Director for External Relations is responsible for performing or overseeing all legal activities of the pooling group, and supervising all regulatory, compliance and media relations activities.  She will review all regulatory directives, respond to them as appropriate, perform any necessary legal research, work with staff to prepare any testimony and filings that are needed in all proceedings involving pooling before state and federal regulatory agencies and in the courts, and interact with regulators.  Additionally, she will supervise and be ultimately responsible for the activities of the Regulatory/Compliance Manager, and will interface with NeuStar’s corporate media relations personnel related to the contract.

The Regulatory/Compliance Manager will track proceedings related to thousands-block pooling at the state and federal levels, and will perform the necessary first review of any material regulatory Orders.  She will notify all the other staff members within the group that need to be involved, analyze how the pooling activities may be affected, and be responsible for generating adequate internal resources to address the issue.  She will also work closely with the Regional Director for External Relations to draft and submit filings in state and federal dockets.  She will represent NeuStar pooling group at all levels, including regulatory and industry meetings, interfacing with both regulators and service providers.  Additionally, she will be responsible for coordinating the training courses we will provide for regulators.  Finally she will assist the Director of Number Pooling Services with contract administration activities.

Senior Data Analyst

The data requirements of the contract require for the provision and production of data reports and analysis. Specifically, this person will be responsible for managing the Number Resource Utilization and Forecast (NRUF) reports and data. The historical experience in this function shows that we need to dedicate one person to this process.

Customer Service Representative (Help Desk)

We have determined that a Customer Service Representative will be responsible for general customer service and Help Desk related items: general troubleshooting, handling questions on user login/ passwords, general client assistance, logging trouble tickets, managing the exploder list, and managing the customer satisfaction efforts.

Quality Assurance Manager

The Quality Assurance Manager will provide quality assurance of pooling administration services.  This position will be responsible for training, methods and procedures, working with and providing information for auditors, providing client feedback, providing performance metrics, including Continuous Quality Improvement (CQI), developing reports as needed, specifically the annual report, and providing internal training.

Industry Interface Representative

The Industry Interface Representative will manage the industry forum process and is an absolute necessity. The role played by the National PA is key in the industry forum process.  Guidelines are developed in these industry forums that need to have direct input from the day-to-day operations of the administrator.  This person will participate in all industry forums as necessary, e.g., INC, CIGRR, etc.

Administrative Assistant

The Administrative Assistant will perform day-to-day administrative functions. Some of those duties include answering phones, filing, typing, and report preparation. We have designated such a person for our Concord, CA office, who will also provide back-up assistance to the Help Desk operation.

Technical Operations Staff

To maintain the Pooling Administration System and web site delivered under CLIN 0001, NeuStar has assigned a dedicated technical staff to the contract to ensure system availability and integrity as specified in the solicitation.  This staff includes a Technical Operations Manager, a Database Administrator, and a Network Engineer.  Actual salaries are included in the cost estimate for the identified Technical Operations Manager and the Database Administrator.  A competitive salary for the network engineer, based upon a blended rate for this salary level, is included for the network engineer to be phased in at the third month of the project, during CLIN 0001 performance.

2.2.2       System Hardware

To achieve the best solution for the National System, NeuStar leveraged its past experience in developing client/server applications with online transaction and distribution of information capabilities.  Taking the System Requirements into consideration, NeuStar evaluated several options, as discussed below, and has carefully selected the most logical, cost-effective architecture design to fully meet the FCC’s PA System Requirements–while offering maximum flexibility and scalability in the future.

For hardware, NeuStar considered both a continuously-available Stratus Computer Systems-based hardware architecture and an alternative architecture consisting of a combination Hewlett Packard (HP) Unix-based 9000 Series N-Class server and IBM Netfinity 4500 Pentium-Class servers that will provide high-availability.

NeuStar is highly experienced with the Stratus Computer Systems platform, and we think it would be a suitable platform for building a continuous availability System.  However, the National System RFP states, “The PA System must exceed 99.9% of scheduled up time, must be down for less than 9 hours per year for unscheduled maintenance, and must be down less than 24 hours per year for scheduled maintenance”.  These requirements, while stringent, do not dictate a continuously available system but rather describe a high availability system.

Systems able to tolerate a certain amount of downtime are able to enjoy significant cost savings over those that cannot.  The cost curve when moving from high availability toward continuous availability shows a steep incline.  Additionally, high availability configurations are becoming better and better over time.  Hardware and software vendors have been made aware of the desirability of these configurations.  Hence, it is not cost-effective to build a continuously available system when a high-availability system will meet requirements.  Therefore, NeuStar has engineered a PA System that provides the required high-availability, reliability, performance, and capacity needed at a reasonable cost.

NeuStar’s National System Production Environment provides a fully redundant System, offering both a primary site, located in Sterling, Virginia, as well as a fully functional backup site in Chicago, Illinois.  This architecture will allow NeuStar to satisfy the availability requirements outlined in the RFP, given the ability to switchover during any prolonged Primary site outage, and run the System indefinitely, and in a fully functional manner, from the backup site in Chicago.  This switchover is made possible by the fact that a complete and up-to-date database will be kept at the backup site.  This will be made possible using advanced database replication capability.  Since the backup site facility is shared between Development, Testing and Production backup, any development and/or testing taking place at the backup site would cease until the Primary site is made operational again.

NeuStar’s hardware configuration provides ample capability to meet the needs of NeuStar’s developers.  The hardware, listed below, is capable of supporting all of the selected software development tools to be used in building the National System.  The Production Backup System will also be used as the Development Environment hardware as well as the Test Environment hardware, ensuring that full use is made of the equipment.  The components of each System include:

•                  One Cisco 3640 series router

•                  One high-performance Hewlett Packard 9000 Unix-based N-Class Enterprise Server

•                  One RAID controller for the database’s disk access

•                  One 12 GB DAT tape drive for performing system backups

•                  Five IBM Netfinity 4500 Pentium-Class Servers (two application servers, two web servers and one System Firewall server)

The basis of estimate for the system hardware is actual quotes.  Since the contemplated contract is a cost reimbursement type, GSA pricing was obtained.  A comparison of the GSA prices to commercial quotes for the same hardware was made, and the lower price quote was included in the cost estimate.  GSA pricing is, by definition, considered to be fair and reasonable.  For commercial items for which there is no comparable GSA price, the published price list price, or a discount therefore, is considered to be fair and reasonable.

2.2.3       System Software

The software components of NeuStar’s National Production System include: the operating systems, DB Management System, the Application and Web Servers,  and Knowledge Based Software.

The HP 9000 N-Class Server comes bundled with the HP-UX version 11.20, Hewlett Packard’s own Unix-based operating system.  HP-UX supports multi-threading and is well-matched with the chosen database (Oracle).

For the Pentium-Class servers, although Windows NT or another Unix-based operating system could be used, NeuStar has chosen Red Hat Linux for a number of reasons.  Foremost among them is the fact that IBM recommends Linux for use in building high availability systems on Netfinity Servers.  In fact, IBM has recently published several papers, available through IBM Redbooks, on the virtues of building high availability clusters with Linux on IBM Netfinity Servers.

The database will be a critical component of the Pooling Administration System’s success: it must be available at least 99.9% of the time throughout the year and must operate in a failsafe manner, providing a switchover capability.  In order to provide a switchover capability, there must be a second database that remotely mirrors the primary database so that the system does not become unavailable should the primary database server experience an outage.  The chosen database must support advanced replication in order to eliminate the Single-Point-Of-Failure that would exist in a system with only one database server.  In light of these requirements, NeuStar has selected the use of Oracle8i as the database management system.

The Oracle8i database is highly scalable.  High scalability is primarily achieved through the use of connection pooling and multiplexing, which allows the database to support a large number of concurrent users, and table partitioning, which allows the database to be split across multiple disk devices, thus sharing the load. Oracle8i’s ability to perform online maintenance and reorganization of the database while the data is being accessed and updated by users dramatically reduces planned downtime.  These online maintenance capabilities improve data availability, query performance, response time, and disk space utilization - all important to the 24x7 Enterprise operation, and thus make it well suited for use in NeuStar’s National System.  Additionally, Oracle8i’s Fast-Start architecture minimizes unplanned downtime, by providing near instantaneous and predictable recovery from system faults.  Oracle8i’s advanced manageability functionality offers the capacity to support an abundance of users from centrally managed servers, reducing total cost of ownership, while ensuring Enterprise-caliber quality of service.

The IBM Netfinity 4500 Pentium-Class Servers will run the National System’s J2EE-enabled application servers.  In particular, these machines will run WebLogic Server, the software that NeuStar has chosen to provide the application servers.  The System will use a total of four Pentium-Class servers as application servers, with two being deployed at the main production site and two being deployed at the backup site.  This configuration provides both single and multi-site hardware redundancy.  The two application servers at each site will be configured into a WebLogic cluster.  A WebLogic cluster is a group of servers that work together to provide a more powerful, more reliable application platform than a single server.

NeuStar has chosen Apache HTTP Server as the web server software for the National System.  Apache HTTP Server is open-source software and is available at no cost from the Apache Software

Applied Innovation Management’s “HelpDesk Expert for Customer Service” has been selected as the help desk and knowledge-based software solution for the National System.  “HelpDesk Expert for Customer Service” is a web-based external help desk system designed specifically for hardware and software product support.  Customers can use the system 24 hours a day to get answers to frequently asked questions (FAQs); search the knowledge base, application notes, service packs or support news; submit a service request; or download fixes.  They can also upload error messages or other text to the support desk for faster problem resolution.  Features and benefits of “HelpDesk Expert for Customer Service” include:

•                  Web-based – It works like any other web page.

•                  No learning curve – Anyone who can use a browser can easily learn to use “HelpDesk Expert for Customer Service.”

•                  Searchable Database – Customers can find out if a problem has been previously submitted by using “HelpDesk Expert for Customer Service’s” search function

•                  Searchable Knowledge Database – Customers and Staff can use free text queries to search the knowledgebase of support information

•                  Uses Relational Databases (Oracle) to store all help desk information

NeuStar has selected Checkpoint’s FireWall-1 product.  This software delivers a highly scalable solution that is able to integrate and centrally manage all aspects of network security.  FireWall-1 is based upon Stateful Inspection technology, the de facto standard for firewall security.

The basis of estimate for the system software is actual quotes.  Since the contemplated contract is a cost reimbursement type, GSA pricing was obtained.  A comparison of the GSA prices to commercial quotes for the same software was made, and the lower price quote was included in the cost estimate.  GSA pricing is, by definition, considered to be fair and reasonable.  For commercial items for which there is no comparable GSA price, the published price list price, or a discount therefrom, is considered to be fair and reasonable.

2.2.4       Facilities and Furnishings

Rent (CA)—Based on quote from NeuStar’s current landlord in Concord, CA, for separate, dedicated space for this contract, NeuStar will negotiate a lease for 2,825 square feet at $2.50/sq. ft. For space in this building and in this location, it is considered to be fair and reasonable.

Furnishings (CA)—NeuStar proposes to purchase the existing office furnishings in the leasehold property above, including all cubicles, from the out-going tenant.  An independent consultant, Business Outlet, Inc., ascertained the fair market value of the furnishings at a lump sum price of $4,660.00.  NeuStar is attempting to negotiate the purchase of these items at, or near, that price.  Based on a quote from Maryland Relocators, a used furniture distributor, the market value of the same suite of previously owned furnishings is $60,330.60. Based on the above comparison, the quoted price from Business Outlets, Inc. is fair and reasonable.

Furnishings (Other)—It is estimated that the office furnishings for the virtual employees will be limited to a chair and a locking file cabinet.  Such items will be purchased at market price from discount office outlets such as Staples, Office Depot, etc.

Facilities (Other)—All facility improvement and furnishing costs for NeuStar offices in Chicago and Washington, DC are corporate expenses recovered through its G&A expense rate.

2.2.5       Travel

NeuStar has estimated the travel expenses based upon its experience and knowledge of the pooling administration requirements to attend certain industry meetings as well as to make the trips necessary to perform the contract requirements, as follows:

Number of Trips

•                  INC Meetings = 8/year x 5 days = 40 days (includes GS and interim)

•                  CIGRR/NRRIC = 3/year x 5 days = 15 days

•                  NANC Meetings = 10/year x 2 days = 20 days

•                  National Operations Team = 6/yr x 1 day = 6 days (Year 1 and Year 2)  – in Year 3, drop to 2/yr x 1 day = 2 days

•                  Jeopardy NPA Meetings = 12/year x 1 day = 12 days (Year 1), for Year 2-5, drop to 6/year x 1 day = 6 days

•                  LNP Training – 1/year x 1 day = 1 day

•                  Service Provider Training – 7/year x 1 day = 7 days (Year 1), for Year 2-5, 1 day/year = 1day

•                  Pooling Implementation Meetings

Year 1 - 21/year x 1 day = 21 days – estimated 15 days of meetings

Year 2 - 84/year x 1 day = 84 days – estimated 40 days of meetings

Year 3 - 15/year x 1 day = 15 days – estimated 5 days of meetings

•                  Program Director travel (outside of NANC meetings)

Year 1 – 3 days x 12 months = 36 days

Year 2 – 3 days x 12 months = 36 days

Year 3 – 20 days

Year 4 – 10 days

Year 5 – 10 days

•                  NPA Relief Meetings

Year 1 – 27 meetings

Year 2 – 20 meetings

Year 3 – 15 meetings

Year 4 – 10 meetings

Year 5 – 5 meetings

After identifying the trips required, NeuStar estimated the duration of each trip as set forth below:

Estimated Duration of Trips

	Year 1	Year 2	Year 3	Year 4	Year 5
Days	183	196	128	105	100
Trips	100	106	57	47	42

Once the number of trips and travel days were identified, based on NeuStar’s experience in implementing 12 state pooling contracts, the travel expenses were calculated, with the assumptions listed below:

Travel Expenses:

•                  Hotel Nights

•                  15% of the days require 0 night stay

•                  80% of the days require 1 night stay

•                  5% of the days require 2 nights stay

•                  Meals - $50/day x number of days

•                  Car - $36/day x number of days

•                  Lodging - $150/day x number of days (per percentage breakdown above)

•                  Air Fare – $1000/ trip based on NeuStar’s 2000 actual costs

Travel expenses for ongoing operations are then distributed to the subCLINS concerning Pooling Implementation meetings and Industry meetings for each year.

2.2.6       Other Direct Costs

Telecommunications

Based upon NeuStar’s actual cost experience from January, 2000 through June, 2000 at its Concord, CA office, as well as its best estimate for telecommunications costs for virtual employees, NeuStar estimated telecommunications costs of $185/person as follows:

Local/Long Distance for Concord NANPA - $29K for Jan – Jun 00

Local/Long Distance - $179/Concord staff person

Long Distance - $66.54/Concord staff

Estimated Virtual NPA Relief Planners - $200/staff

LOCAL/LONG DISTANCE PA STAFF - $185/STAFF

(Calculation:  (6 x $200 + 17 x $179)/23 ))

Office Supplies

Based upon its actual experience on the NANPA order for 2000, in both Concord, CA and Washington, DC, as listed below, NeuStar estimated its cost of supplies for the contract at $90.00 per person.

•                  Concord NANPA - $148/staff

•                  Concord NANPA less Fax supplies - $129/staff

•                  Washington DC NANPA staff - $53/staff

•                  Supplies for all PA staff (Concord and Virtual) - $90/staff

Postage/Shipping

NeuStar estimated its cost for postage and shipping for all staff at $75.00 per person based on the actual experience in the company in year 2000 as set forth below.

•                  Concord NANPA - $65/staff

•                  Concord NANPA less postage - $30/staff

•                  Estimated Virtual NPA Relief Planners - $100/staff

•                  Postage/Shipping for all PA staff (Concord and Virtual) - $75/staff

Printing

NeuStar estimated the cost of printing on a per person basis per year on the following assumptions and data:

•                  Estimated Virtual NPA Planners - $100/month/staff or $7200 per year

•                  Printing for all PA Staff (Concord and Virtual) - $30 (calculation:  $100 x 6 virtuals = $600 x 12 mos.= $7200/23 staff/12 months round to $30)

Equipment

Equipment in this category includes desk top and laptop computers for Pooling Administrators and other professional staff, wireless telephones, and other office equipment.

The basis of estimate for this equipment is the published GSA prices and/or the prices published by the manufacturer, and are considered fair and reasonable.  If no quote was available from GSA or the manufacturer, then NeuStar used the published prices from national chain discount stores such as Office Depot, Best Buy, CompUSA, etc. as the basis of estimate, all of which are considered to be fair and reasonable prices.

Equipment Rental

None

Dues/Subscriptions

Dues and subscriptions to industry groups and meetings, for which the National System contractor may not be admitted at no cost, will be the actual fee charged by the organization involved.  No subscriptions or dues will be paid unless required in strict compliance with the requirements of the contract.

Leasehold Improvements/Security System

Leasehold improvements and security system installation for the Concord, CA dedicated office space is based on actual quotes from security companies in the area.  The leasehold improvements, at this time, are estimated to be included in the lease cost.

Employee Bonuses

NeuStar does not have an approved compensation plan for 2001.  Employee bonuses are estimated based on 2000 actual bonuses for the levels of personnel projected for this contract.  Because bonuses are not added to the employees base salary, and are exclusive of fringe benefits, their treatment, for cost estimating purposes, as an ODC, is appropriate.

2.2.7       Uncompensated Overtime

No uncompensated overtime is included in the estimated cost of this proposal.  NeuStar’s policy regarding payment of overtime is located in the Cost Volume under the tab labeled Appendices.

2.3          RATES

The rationale and explanation of NeuStar’s rates for labor, labor burden, G&A, and escalation, included in the pricing model, appear below.

NeuStar’s Burden and G&A rates have not been audited by the DCAA and are, therefore, not considered to be approved indirect cost rates.  NeuStar’s cost accounting system is based on Soloman accounting system software; collects and allocates costs in a manner acceptable for government cost type contracts; and uses generally accepted accounting procedures.  We welcome any review of our system and proposed rates to validate our estimated costs.

Labor Rates

In September 2000, NeuStar employed the services of Watson Wyatt Worldwide to conduct a review of salary levels of different positions in NeuStar.  Using position descriptions and data gathered during job analysis meetings as well as market data from surveys gathered from various company types (e.g., national, telecommunications industry, high technology, revenue of approximately $200 million), Watson Wyatt developed appropriate minimum and maximum salary ranges for over 45 NeuStar positions.  This assessment was used as input in determining appropriate labor rates for NeuStar salaried employees, including the software development team and the Pooling Administration staff.

Labor Burden Allocation Rate:

The NeuStar Labor Burden is 46.3%.  This rate is calculated by allocating all of the below-listed expenses over the wages paid to employees.

Labor Burden captures all costs associated with an individual’s employment beyond their base salary (all NeuStar employees are offered the same benefits packages). The expenses include, but are not limited to FICA, unemployment benefits, health, dental, eye and life insurance, short-term disability, vacation and holidays, and retirement benefits.

General and Administrative Expense Allocation Rate

The NeuStar 2001 corporate G&A allocation is 25%.  Based on the approved 2001 budget and revenue projections, it is derived by dividing the Corporate Overhead accounts (numerator) by the Line of Business accounts (denominator).  There are nine individual Corporate Overhead division/departments at NeuStar that are broken down into four categories: 1) G&A, 2) Billing, 3) Development, and 4) Cost of Goods Sold.  These overhead division/departments are further adjusted down for charges that are directly attributable to specific lines of business, and for costs that are unallowable per the cost principles set forth in FAR Part 31.

Included in the Corporate Overhead division/department expenses are salaries and benefits (including payroll taxes) of indirect personnel, other compensation, employee relocation, employee education and development, equipment rental and repairs, computer maintenance and leases, computer and office supplies, temporary help, printing costs, dues and subscriptions, postage and shipping costs, telephone, pagers, cell phones, legal fees, accounting fees, consultant fees, travel costs, meeting and event costs, and depreciation.

Excluded from the Corporate Overhead division/department expenses are advertising and promotion costs, cost of gifts, cost of amusement, diversions, social activities, cost of fines and penalties resulting from violations of, or failure to comply with laws or regulations, interest on borrowings, costs of financing and refinancing capital, legal and professional fees paid in connection with preparing prospectuses, costs of preparing and issuing stock rights, excess of costs over income under any contract, and costs for goodwill amortization.

NeuStar, Inc.’s overhead rate for 2000, adjusted for FAR unallowables, was calculated at 35%.  This rate was calculated with a cost objective (denominator) of approximately $46 million.  In 2001, NeuStar’s overhead rate is calculated to be 25%, based on preliminary 2001 budget data.

The major reason for the reduction in the overhead rate is due to a considerable increase in the company’s cost basis related to launching several new lines of business (see below) in 2001.

Overhead departmental costs will grow at a much slower rate than the direct line of business costs.  The main growth businesses for 2001 include the following lines:

•                  .biz (Internet Registry)

•                  Customer Account Record Exchange Services

•                  Identibase Services

•                  ENUM (IP Services)

•                  ETNS (European Telephony Numbering Services)

Escalation Rates

In order to properly price the estimated costs of operation of the National Pooling Administration System during the option years of the contract, NeuStar looked to the actual inflations rates, by specific category, in the data compiled by the Bureau of Labor Statistics (BLS).  The 2000 actual experience was used for each and every option year, because, in NeuStar’s estimation, 2000 experience is representative of inflationary trends in the succeeding four years.  It should be noted that BLS does not forecast escalation for future periods.

The escalation factors used by NeuStar are:

Labor:	4.6%

Airline Travel	5.9%

All Other Direct Costs	2.6%

National Thousands Block
Pooling Administration	Section 3.1

3.1 Total Estimated Cost and Fees

[Inserted from Tab C]

April 12, 2001

Total Estimated Value of Contract

CLINs	Estimated Costs	Estimated Fee	Total Value
CLIN0001	$2,830,200.50	$181,132.83	$3,011,333.34
CLIN0002	$632,552.92	$27,832.33	$660,385.25
CUN0003	$0.00	$0.00	$0.00
CLIN0101	$2,943,829.19	$129,528.48	$3,073,357.68
CLIN0102	$0.00	$0.00	$0;00
CLIN0201	$3,035,643.19	$133,568.30	$3,169,211.49
CLIN0202	$0.00	$0.00	$0.00
CLIN0301	$3,214,618.87	$141,443.23	$3,356,062.10
CLIN0302	$0.00	$0.00	$0.00
CLIN0401	$3,353,774.91	$147,566.10	$3,501,341.01
CLIN0402	$0.00	$0.00	$0.00
Total	$16,010,619.59	$761,071.27	$16,771,690.86

OPTIONAL CLIN 0004	$770,315.57	$0.00	$770,315.57

National Thousands Block
Pooling Administration	Section 3.2

3.2 Section B – CLINS and Fees

[Inserted from Tab C]

SECTION B – SUPPLIES OR SERVICES AND PRICES

CLIN	DESCRIPTION

0001	Pooling Administration System Development, Deployment, and Acceptance	$2,830,200.50
0001AA	National PA System Development Plan	$3,045.20
0001AAA	Revise Plan and Schedule	$2,436.16
0001AAB	Final Plan and Schedule Completed (Internal Sign-off)	$609.04
0001AB	System Functional Requirements	$11,856.78
0001ABA	Requirements Finalization	$6,587.10
0001ABB	System Functional Requirements Document - Final Review	$1,314.24

0001ABC	System Functional Requirements Document - Final Edits	$3,346.40
0001ABD	Final System Functional Requirements Document Completed (Internal Sign-off)	$609.04
0001AC	System Design	$73,615.26
0001ACA	High Level Design Meeting	$11,892.00
0001ACB	High Level Design Document - Draft Review	$2,198.92
0001ACC	High Level Design Document - Draft Edits	$3,381.76
0001ACD	Final High Level Design Document Completed (Internal Sign-off)	$1,186.02
0001ACE	Detail Design Meeting	$37,342.56
0001ACF	Detail Design Document - 1st Draft Review	$2,724.64
0001ACG	Detail Design Document - 1st Draft Edits	$6,811.60
0001ACH	Detail Design Document - 2nd Draft Review	$1,314.24
0001ACI	Detail Design Document - 2nd Draft Edits	$4,744.08
0001ACJ	Final Detail Design Document Completed (Internal Sign-off)	$2,019.44

0001 AD	System Development	$263,876.72
0001 ADA	Coding	$198,520.52
0001 ADB	Unit Code Testing	$65,356.20
0001 AE	System/Integration Testing	$129,181.50
0001AEA	Individual Functional Testing	$6,106.36
0001AEB	Regression Testing	$39,489.62
0001AEC	Performance testing	$19,243.71
0001AED	Data Migration Testing	$3,830.12
0001AEE	Load Balancing Testing	$5,609.52
0001AEF	Functional Requirements Testing	$50,927.45
0001AEG	Fail-Over Testing	$3,974.72

CLIN	DESCRIPTION

0001AF	System Acceptance		$30,515.68
0001AFA	Functional Testing		$14,648.80
0001AFB	Performance Testing		$15,866.88
0001AG	PA Service Implementation		$271,955.42
0001AGA	Internal Project Planning (Non-CDRL)		$16,819.44
0001AGB	Equipment and Material Acquisition		$60,123.42
0001AGC	Facilities. Preparation		$33,206.34
0001AGD	Staffing		$24,307.28
0001AGE	Training		$45,667.44
0001AGF	State Pooling Trial Migration		$91,831.50
0001AH	Data. Requirements (CDRLs)		$25,127.20
0001AHA	Implementation Plan		$1,794.80
0001AHB	Security Plan		$1,794.80
0001AHC	System Documentation Plan		$3,589.60
0001AHD	Disaster/Continuity of Operations Plan		$1,794.80
0001AHE	Statistical Forecasting Plan		$1,794.80
0001AHF	Management Reporting Plan		$1,794.80
0001AHG	System Acceptance Plan		$2,512.72
0001AHH	QA Plan		$3,769.08
0001AHI	Transition Plan		$1,794.80
0001AHJ	Maintenance Plan		$4,467.00
0001AI	Other Direct Cost and Travel For CLIN 0001		$1,475,003.50
0001AJ	Program Management and Administration for CLIN 0001		$546,023.24

	Total Estimated Cost (excluding Facilities Capital Cost of Money)		$2,830,20.0.50
	Facilities Capital Cost of Money	N/A	$0.00
	Award Fee ( %)	6.40%	$181,132.83
	Total Estimated Cost Plus Award Fee		$3,011,333.34

CLIN	DESCRIPTION

0002	Services in support of the Thousands Block Pooling Administrator Requirements as follows:		$632,552.92
0002AA	Pool Administration Management Fee		$171,485.76
0002AAA	Pool Administration Management. Fee Labor – FY1		$171,485.76
0002AAB	Pool Administration Management Fee Other Direct Cost and Travel – FY1		$51,691.05
0002AB	Pool Implementation Meeting		$120,205.44
0002ABA	Pool implementation -Meeting Labor – FY1		$120,205.44
0002ABB	Pool Implementation Meeting Other Direct Cost and Travel – FY1		$33,395.00
0002AC	Pool Establishment		$12,308.16
0002ACA	Pool Establishment Labor- FY1		$12,308.16
0002ACB	Pool Establishment Other Direct Cost and Travel – FY1		$1,411.53
0002AD	Block Application Processing		$36,924.48
0002ADA	Block Application Processing Labor – FY1		$36,924.48
0002ADB	Block Application Processing Other Direct Cost and Travel – FY1		$4,234.60
0002AE	Pool Forecasting		$12,308.16
0002AEA	Pool Forecasting Labor – FY1		$12,308.16
0002AEB	Pool Forecasting Other Direct Cost and Travel –FY1		$1,411.53
0002AF	System Maintenance		$70,003.20
0002AFA	System Maintenance Labor – FY1		$70,003.20
0002AFB	System Maintenance Other Direct Cost and Travel – FY1		$6,900.00
0002AG	Data Requirements		$32,116.32
0002AGA	Data Requirements Labor – FY1		$32,116.32
0002AGB	Data Requirements Other Direct Cost and Travel – FY1		$2,771.81
0002AH	Help Desk		$17,308.80
0002AHA	Help Desk Labor- FY1		$17,308.80
0002AHB	Help Desk. Other Direct Cost and Travel –FY1		$2,074.05
0002A1	Industry Meetings		$29,981.28
0002AIA	Industry Meetings Labor –FY1		$29,981.28
0002AIB	Industry Meetings Other Direct Cost and Travel –FY1		$26,021.75

	Total Estimated Cost (excluding Facilities Capital Cost of Money)		$632,552.92
	Facilities Capital Cost of Money	N/A	$0.00
	Fixed Fee ( %)	4.40%	$27,832.33
	Total Estimated Cost Plus Fixed fee		$660,385.25

Option Item

CLIN	DESCRIPTION

0003	Optional Pool Reporting		$0.00
0003AA	Optional Pool Reporting Administration – FY1		$0.00
0003AB	Other Direct Cost and Travel – FY1		$0.00

	Total Estimated Cost (excluding Facilities Capital Cost of Money)		$0.00
	Facilities Capital Cost of Money	N/A	$0.00
	Fixed Fee ( %)	4.40%	$0.00
	Total -Estimated Cost Plus Fixed fee		$0.00

CLIN	DESCRIPTION

FY 02 Option

0101	Services in support of the Thousands Block Pooling Administrator Requirements as follows:		$2,943,829.19
0101AA	Pool Administration Management Fee		$717,521.28
0101AAA	Pool Administration Management Fee Labor - FY2		$717,521.28
0101AAB	Pool Administration Management Fee Other Direct Cost and Travel -FY2		$338,695.35
0101AB	Pool Implementation Meeting		$502,905.60
0101ABA	Pool Implementation Meeting, Labor - FY2		$502,905.60
0101ABB	Pool Implementation Meeting Other Direct Cost and Travel - FY2		$140,881.63
0101AC	Pool Establishment		$82,479.36
0101ACA	Pool Establishment Labor - FY2		$82,479.36
0101ACB	Pool Establishment Other Direct Cost and Travel - FY2		$9,233.44
0101AD	Block Application Processing		$247,438.08
0101ADA	Block Application Processing Labor - FY2		$247,438.08
0101ADB	Block Application Processing Other Direct Cost and Travel - FY2		$27,700.33
0101AE	Pool Forecasting		$82,479.36
0101AEA	Pool Forecasting Labor - FY2		$82,479.36
0101AEB	Pool Forecasting Other Direct Cost and Travel -FY2		$9,233.44
0101AF	System Maintenance		$292,896.00
0101AFA	System Maintenance Labor - FY2		$292,896.00
0I01AFB	System Maintenance Other Direct Cost and Travel - FY2		$28,527.70
0101AG	Data Requirements		$134,375:04
0101AGA	Data Requirements Labor - FY2		$134,375.04
0101AGB	Data Requirements Other Direct Cost and Travel - FY2		$11,471.85
0101AH	Help Desk		$72,422.40
0101AHA	Help Desk Labor - FY2		$72,422.40
0101AHB	Help Desk Other Direct Cost and Travel.-FY2		$8,563.92
0101AI	Industry, Meetings		$125,441.28
0101AIA	Industry Meetings Labor -FY2		$125,441.28
0101AIB	Industry Meetings Other Direct Cost and Travel -FY2		$111,563.12

	Total Estimated Cost. (excluding Facilities Capital Cost of Money)		$2,943,829.19
	Facilities Capital Cost of Money	N/A	$0.00
	Fixed Fee ( %)	4.40%	$129,528.48
	Total Estimated Cost Plus Fixed- Fee		$3,073,357.68

CLIN	DESCRIPTION

0102	Optional Pool Reporting		$0.00
0102AA	Optional Pool Reporting Administration - FYI		$0.00
0102AB	Other Direct Cost and Travel - FYI		$0.00

	Total Estimated Cost (excluding Facilities Capital Cost of Money)		$0.00
	Facilities Capital Cost of Money	N/A	$0.00
	Fixed Fee ( %)	4.40%	$0.00
	Total -Estimated Cost Plus Fixed fee		$0.00

CLIN	DESCRIPTION

FY 03 Option

0201	Services in support of the North American Numbering Council (NANC) Thousands Block Pooling Administrator Requirements as follows:		$3,035,643.19
0201AA	Pool Administration Management Fee		$747,663.36
0201AAA	Pool Administration Management Fee Labor - FY3		$747,663.36
0201AAB	Pool Administration Management Fee Other Direct Cost and Travel - FY3		$341,050.85
0201AB	Pool Implementation Meeting		$526,089.60
0201ABA	Pool Implementation Meeting Labor - FY3		$526,089.60
0201ABB	Pool Implementation Meeting Other Direct Cost and Travel - FY3		$102,254.65
0201AC	Pool Establishment		$97,628.16
0201ACA	Pool Establishment Labor - FY3		$97,628.16
0201ACB	Pool Establishment Other Direct Cost and Travel - FY3		$10,861.19
0201AD	Block Application Processing		$292,884.48
0201ADA	Block Application Processing Labor - FY3		$292,884.48
0201ADB	Block Application Processing Other Direct Cost and Travel - FY3		$32,583.58
0201AE	Pool Forecasting		$97,628.16
0201AEA	Pool Forecasting Labor - FY3		$97,628.16
0201AEB	Pool Forecasting Other Direct Cost and Travel -FY3		$10,861.19
0201AF	System Maintenance		$306,374.40
0201AFA	System Maintenance Labor - FY3		$306,374.40
0201AFB	System Maintenance Other Direct Cost and Travel -FY3		$29,489.27
0201AG	Data Requirements		$140,557.44
0201AGA	Data Requirements Labor - FY3		$140,657.44
0201AGB	Data Requirements Other Direct Cost and Travel -FY3		$11,870.94
0201AH	Help Desk		$75,744.00
0201AHA	Help Desk Labor - FY3		$75,744.00
0201AHB	Help Desk Other Direct Cost and Travel -FY3		$8,840.52
0201AI	Industry Meetings		$131,212.80
0201AIA	Industry Meetings Labor -FY3		$131,212.80
0201AIB	Industry Meetings Other Direct Cost and Travel -FY3		$72,048.58

	Total Estimated Cost (excluding Facilities Capital Cost of Money)		$3,035,643.19
	Facilities Capital Cost of Money	N/A	$0.00
	Fixed Fee ( %)	4.40%	$133,568.30
	Total Estimated Cost Plus Fixed Fee		$3,169,211.49

CLIN	DESCRIPTION

0202	Optional Pool Reporting		$0.00
0202AA	Optional Pool Reporting Administration -FYI		$0.00
0202AB	Other Direct Cost and Travel - FYI		$0.00

	Total Estimated Cost (excluding Facilities Capital Cost of Money)		$0.00
	Facilities Capital Cost of Money	N/A	$0.00
	Fixed Fee ( %)	4.40%	$0.00
	Total - Estimated Cost Plus Fixed fee		$0.00

CLIN	DESCRIPTION

FY 04 Option

0301AA	Services in support of the Thousands Block Pooling Administrator Requirements as follows:		$3,214,618.87
0301AA	Pool Administration Management Fee		$776,578.56
0301AAA	Pool Administration Management Fee Labor - FY4		$776,578.56
0301AAB	Pool Administration Management Fee Other Direct Cost and Travel -FY4		$343,392.21
0301AB	Pool Implementation Meeting		$550,275.84
0301ABA	Pool Implementation Meeting Labor - FY4		$550,275.84
0301ABB	Pool Implementation Meeting Other Direct Cost and Travel - FY4		$95,357.25
0301AC	Pool Establishment		$117,976.32
0301ACA	Pool Establishment Labor - FY4		$117,976.32
0301ACB	Pool Establishment Other Direct Cost and Travel -FY4		$13,042.67
0301AD	Block Application Processing		$353,928.96
0301ADA	Block Application Processing Labor - FY4		$353,928.96
0301ADB	Block Application Processing Other Direct Cost and Travel - FY4		$39,128.02
0301AE	Pool Forecasting		$117,976.32
0301ABA	Pool Forecasting Labor FY4		$117,976.32
0301AEB	Pool Forecasting Other Direct Cost and Travel -FY4		$13,042.67
0301AF	System Maintenance		$320,467.20
0301AFA	System Maintenance Labor - FY4		$320,467.20
0301AFB	System Maintenance Other Direct Cost and Travel -FY4		$30,485.75
0301AG	Data Requirements		$147,031.68
0301AGA	Data Requirements Labor - FY4		$147,031.68
0301AGB	Data Requirements Other Direct Cost and Travel -FY4		$12,285.32
0301AH	Help Desk		$79,238.40
0301ABA	Help Desk Labor - FY4		$79,238.40
0301AHB	Help Desk Other Direct Cost and Travel -FY4		$9,127.56
0301AI	Industry Meeting		$131,080.32
0301AIA	Industry Meetings Labor -FY4		$131,080.32
0301AIB	Industry Meetings Other Direct Cost and Travel -FY4		$64,203.80

	Total Estimated Cost (excluding Facilities Capital Cost of Money)		$3,214,618.87
	Facilities Capital Cost of Money	N/A	$0.00
	Fixed Fee	4.40%	$141,443.23
	Total Estimated Cost Plus Fixed Fee		$3,356,062.10

CLIN	DESCRIPTION

0302	Optional Pool Reporting		$0.00
0302AA	Optional Pool Reporting Administration - FYI		$0.00
0302AB	Other Direct Cost and Travel - FYI		$0.00

	Total Estimated Cost (excluding Facilities Capital Cost of Money)		$0.00
	Facilities Capital Cost of Money	N/A	$0.00
	Fixed Fee ( %)	4.40%	$0.00
	Total - Estimated Cost Plus Fixed fee		$0.00

CLIN	DESCRIPTION

FY 05 Option

0401	Services in support of the Thousands Block Pooling Administrator Requirements as follows:		$3,353,774.91
0401AA	Pool Administration Management Fee		$821,120.64
0401AAA	Pool Administration Management Fee Labor - FY5		$821,120.64
0401AAB	Pool Administration Management Fee Other Direct Cost and Travel -FY5		$346,352.23
0401AB	Pool Implementation Meeting		$575,562.24
0401ABA	Pool Implementation Meeting Labor - FY 5		$575,562.24
0401ABB	Pool Implementation Meeting Other Direct Cost and Travel - FY5		$95,576.41
0401AC	Pool Establishment		$123,406.08
0401ACA	Pool Establishment Labor - FY5		$123,406.08
0401ACB	Pool Establishment Other Direct Cost and Travel -FY5		$13,470.37
0401AD	Block Application Processing		$370,218.24
0401ADA	Block Application Processing Labor - FY5		$370,218.24
0401ADB	Block Application Processing Other Direct Cost and Travel - FY5		$40,411.10
0401AE	Pool Forecasting		$123,406.08
0401AEA	Pool Forecasting Labor - FY5		$123,406.08
0401AEB	Pool Forecasting Other Direct Cost and Travel -FY5		$13,470.37
0401AF	System Maintenance		$335,193.60
0401AFA	System Maintenance Labor - FY5		$335,193.60
0401AFB	System Maintenance Other Direct Cost and Travel -FY5		$31,518.15
0401AG	Data Requirements		$153,782.40
0401AGA	Data Requirements Labor - FY5		$153,782.40
0401AGB	Data Requirements Other Direct Cost and Travel -FY5		$12,714.53
0401AH	Help Desk		$82,886.40
0401AHA	Help Desk Labor - FY5		$82,886.40
0401AHB	Help Desk Other Direct Cost and Travel -FY5		$9,424.42
0401AI	Industry Meeting		$143,569.92
0401AIA	Industry Meetings Labor-FY5		$143,569.92
0401AIB	Industry Meetings Other Direct Cost and Travel -FY5		$61,691.73

	Total Estimated Cost (excluding Facilities Capital Cost of Money)		$3,353,774.91
	Facilities Capital Cost of Money	N/A	$0.00
	Fixed Fee	4.40%	$147,566.10
	Total Estimated Cost Plus Fixed Fee		$3,501,341.01

CLIN	DESCRIPTION

0402	Optional Pool Reporting		$0.00
0402AA	Optional Pool Reporting Administration - FYI		$0.00
0402AB	Other Direct Cost and Travel - FYI		$0.00

	Total Estimated Cost (excluding Facilities Capital Cost of Money)		$0.00
	Facilities Capital Cost of Money	N/A	$0.00
	Fixed Fee ( %)	4.40%	$0.00
	Total - Estimated Cost Plus Fixed fee		$0.00

PAYMENT OF FIXED FEE (JOB TYPE} (APPLICABLE TO CLIN 0002)

Fixed Fee:  $27,832.33  The Government shall make payments to the Contractor when required as work progresses, but not more frequently than bi-weekly, on account of the fixed fee, equal to 4.4% of the amounts invoiced by the Contractor, under the “ALLOWABLE COST AND PAYMENT” clause.  This is subject to the withholding provisions of paragraph (b) of the “FIXED FEE” clause.  In the event the work is discontinued in accordance with. the clause entitled “LIMITATION OF COSTS”, the fixed fee shall be re-determined by mutual agreement to equitably reflect the diminution of the work performed.  The amount by which such fixed fee is less than, or exceeds, payments previously made on account of fee, shall be paid to, or repaid by, the Contractor, as the ease maybe.

PAYMENT OF-FIXED FEE (JOB TYPE) (APPLICABLE TO OLIN 0101, if and- to the extent exercised)

Fixed Fee:  $129,528.30  The Government shall make payments to the Contractor when required as work progresses, but not more frequently than bi-weekly, on account of the fixed fee, equal to 4.4% of the amounts invoiced by the Contractor under the “ALLOWABLE COST AND PAYMENT” clause.  This is subject to the withholding provisions of paragraph (b) of the “FIXED FEE” clause.  In the event the work is discontinued in accordance with the clause entitled “LIMITATION OF COTS”, the fixed fee shall be re-determined by mutual agreement to equitably reflect the diminution of the work performed.  The amount by which such fixed fee is less than, or exceeds, payments previously made on account of fee, shall be paid to, or repaid by, the Contractor, as the case maybe.

PAYMENT OF FIXED FEE (JOB TYPE) (APPLICABLE TO OLIN 0201, if and to the extent exercised)

Fixed Fee:  $133,568.30  The Government shall make payments to the Contractor when required as work progresses, but not more frequently than bi-weekly, on account of the fixed fee, equal to 4.4% of the amounts invoiced by the Contractor under. the “ALLOWABLE COST AND PAYMENT” clause.  This is subject to the withholding provisions of paragraph (b) of the “FIXED FEE” clause.  In the event the work is discontinued in accordance with the clause entitled “LIMITATION OF COSTS”, the fixed fee shall be re-determined by mutual agreement to equitably reflect-the diminution of the work performed.  The amount by which such fixed fee is less than, or exceeds, payments previously made on account of fee, shall be, paid to, or repaid by, the Contractor, as the case may be.

58

PAYMENT Of FIXED FEE (JOB TYPE) (APPLICABLE TO CLIN 0301, if and to the extent exercised)’

Fixed Fee:  $141,443.23  The Government shall make payments to the Contractor when required as work progresses, but not more frequently than bi-weekly, on account of the fixed fee, equal to 4.4% of the amounts invoiced by the Contractor under the “ALLOWABLE COST ND PAYMENT” clause.  This is subject to the withholding provisions of paragraph (b) of the “FIXED FEE” clause.  In the event the work is discontinued in accordance with the clause entitled “LIMITATION OF COSTS”, the fixed fee shall be re-determined by mutual agreement to equitably reflect the diminution of the work performed.  The amount by which such fixed fee is less than, or exceeds, payments previously made on account of fee, shall be paid to, or repaid by, the Contractor, as the case may be.

PAYMENT OF FIXED FEE (JOB TYPE) (APPLICABLE TO CLIN 0401, if and to the extent exercised)

Fixed Fee:  $147,566.10  The Government shall make payments to the Contractor when required as work progresses, but not more frequently than bi-weekly, on account of the fixed fee, equal to 4.4% of the amounts invoiced by the Contractor under the “ALLOWABLE COST ND PAYMENT” clause.  This is subject to the withholding provisions of paragraph (b) of the “FIXED FEE” clause.  In the event the work is discontinued in accordance with the clause entitled “LIMITATION OF COSTS”, the fixed fee shall be re-determined by mutual agreement to equitably reflect the diminution of the work performed.  The amount by which such fixed fee is less than, or exceeds, payments previously made on account of fee, shall be paid to, or repaid by, the Contractor, as the case may be.

ALLOTMENT OF FUNDS (APPLICABLE TO ALL CLINs)

a.  This contract is incrementally funded with respect to both cost and fee.

b.  The amounts presently available and allotted to this contract for payment of fee, as provided in the SECTION I clause of this contract entitled “FIXED FEE” are as follows:

ITEM(S)	ALLOTTED TO FIXED FEE

CLIN 0002	$27,832.33
CLIN 0003	$0.00
CLIN 0101	$129,528.48
CLIN 0102	$0.00
CLIN 0201	$133,568.30
CLIN 0202	$0.00
CLIN 0301	$141,443.23
CLIN 0302	$0.00
CLIN 0401	$147,566.10
CLIN 0402	$0.00
Total	$579,938.44

c.  The amounts presently available and allotted to this contract for payment of cost, subject to the SECTION I clause entitled “LIMITATIONS OF FUNDS”, the items covered thereby, and the period of performance for which it is estimated that the allotted amount will cover are as follows:

59

ITEM(S)	ALLOTTED TO FIXED FEE	PERIOD OF PERFORMANCE

CLIN 0001	$2,830,200.50	FY1
CLIN 0002	$632,552.92	FY1
CLIN 0003	$0.00	FY1
CLIN 0101	$2,943,829.19	FY2
CLIN 0102	$0.00	FY2
CLIN 0201	$3,035,643.19	FY3
CLIN 0202	$0.00	FY3
CLIN 0301	$3,214,618.87	FY4
CLIN 0302	$0.00	FY4
CLIN 0401	$3,353,774.91	FY5
CLIN 0402	$0.00	FY5
Total	$16,010,619.59	FY1 Through FY5

d.  The parties contemplate that the Government will allot additional amounts to this contract from time to time by unilateral contract modification.  Any such modification shall state separately the amounts allotted for cost and for fee, the CLINs covered thereby, and the estimated period of performance the amounts are expected to cover.

SUBCLIN PRICING (APPLICABLE TO CLIN 002 AND TO OPTION CLINs 0101, 0201, 0301, AND 0401, IF AND TO THE EXTENT THE OPTIONS ARE EXERCISED)

The Total Estimated Cost Plus Fixed Fee for the SUBCLINS listed under CLIN 0002, and Option CLINs 0101, 0201, 0301, and 0401, if and to the extent the options are exercised is to be inculded in the Total Estimated Cost Plus Fixed Fee of the CLIN.  The contractor shall provide a breakdown of incurred costs by SUBCLIN, however, with his billing submissions.

60

PAYMENT OF AWARD FEE (APPLICABLE TO CLIN 0001)

(a)                                  There will be no base fee for this CLIN.  The contractor may earn and be paid all or a and be paid all or a portion of the proposed award fee             6.4% of estimated direct for the award fee, pursuant to the clause in SECTION I of this contract entitled, “Allowable Cost and Payment” (FAR 52.216-7).  The amount of the award fee available shall be computed by the following formula:

Available Award Fee Pool	$181,132.83
X
Government Grade for Contractor Performance

(b)                                 There will be one award fee period that covers all of the effort proposed as part of CLIN 0001.  The award fee will be determined as soon after CLIN 0001 is accepted by the Government as practical.

(c)                                  The Contractor’s performance will be evaluated in three major categories (Management, Task Performance, and Cost Management).  The Award Fee determination will be based on these factors.  The predominant weight will be placed on on-time or early delivery of the system.  However, this timely delivery cannot be produced through a degradation in system performance or through cost overruns.

(d)                                 The following weights and descriptions are applied to the categories:

MANAGEMENT  50%

There are two main factors that will be considered in the award fee review of the contractor’s management.  The first, and the most important, is the timely delivery of the system.  The actual work of the contractor as the Pooling Administrator cannot begin until the system is fielded and accepted by the Government so on-time or early delivery is vital to the initial success of the effort.

CLIN 0001 also represents the beginning efforts under this contract and will form the starting basis for Government-Contractor interaction.  It is, therefore, important that the following areas be considered in the award fee determination:

•              Effective and timely contractor communication (reports and meetings) and interaction with Government personnel to ensure adequate monitoring and management of the project

•              Appropriate employment of resources to the task order to include labor mix, team members/subcontractors, and available Government resources

•              Recruitment and retention of a qualified workforce

61

(e)           The following is an example of the calculations to determine the Award Fee percentage:

	Award Fee
Category	% Factor	Evaluation	Result

Management	50%	90%	45.0

Task Performance	25%	100%	25.0

Cost Management	25%	90%	22.5

Totals	100%		92.5

The 92.5% becomes the Percent Awarded.

(f)                                    The award fee will use an adjectival rating and associated scoring system on a 9 to 100 scale for all award fee ratings.  Earned award fee will be determined by adding the weighted scores for the management, task performance, and cost management categories as shown in paragraph (e).  The following standard adjectival ratings and associated numerical scores shall be used:

Outstanding (100 – 93)  Of exceptional merit; exemplary performance.  The Contractor exhibits extraordinary initiative, planning, and performance.  No concern exists as to the Contractor’s performance.  Deficiencies (if any) are very minor with no adverse effect on overall performance.  All activities are on or ahead of schedule.  No Government intervention is required.  The Contractor is cooperative and proactive in keeping the Government apprised of program progress.

Very Good (92 – 85)  Very effective performance; fully responsive to contract requirements.  Only minor deficiencies for which the Contractor has initiated immediate and effective recovery action.  No concern exists as to the Contractor’s performance.  The Contractor is cooperative and proactive in keeping the Government apprised of program progress.  No Government intervention is required.  All major activities are on or ahead of schedule.

Good (84 – 71)  Effective performance; fully responsive to contract requirements.  Reportable deficiencies, but with little identifiable effect on overall performance.  All major activities are on or near schedule.  Potential slippage has been identified by the Contractor in a timely manner.  A reasonable plan is in place, which is likely to result in negligible disruption in overall performance.  Only minor Government intervention has been required.

62

National Thousands Block
Pooling Administration	Section 3.3

3.3 Cost Build-up

[Inserted from Tab C]

FY 1	HOURLY RATE	LABOR BURDEN 33.34%	LABOR + BURDEN	G & A 25.00%	Loaded Labor FY 1
Director, Number Pooling Services	$55.56	$18.52	$74.09	$18.52	$92.61
Regional Director, Pooling Administration Services Center	$38.22	$12.74	$50.96	$12.74	$63.71
Regional Director, Pooling Implementation	$46.75	$15.59	$62.34	$15.58	$77.92
Regional Pooling Implementation Manager	$36.06	$12.02	$48.08	$12.02	$60.10
Attorney/Regional Director, External Relations Manager	$43.27	$14.43	$57.70	$14.42	$72.12
Regulatory/Compliance Manager	$33.65	$11.22	$44.87	$11.22	$56.09
Manager, Technical Operations	$29.81	$9.94	$39.75	$9.94	$49.68
Program Manager, Pooling Administration System	$45.67	$15.23	$60.90	$15.23	$76.13
Senior Systems Architect	$52.88	$17.63	$70.52	$17.63	$88.15
Senior System Engineer	$52.88	$17.63	$70.52	$17.63	$88.15
System Engineer	$48.08	$16.03	$64.11	$16.03	$80.13
Software QA Manager	$31.25	$10.42	$41.67	$10.42	$52.09
Software QA Analyst	$21.63	$7.21	$28.85	$7.21	$36.06
Technical Writer	$26.92	$8.98	$35.90	$8.97	$44.87
Network Engineer	$31.25	$10.42	$41.67	$10.42	$52.09
Database Administrator	$26.44	$8.82	$35.26	$8.81	$44.07
Senior Data Analyst	$36.78	$12.26	$49.04	$12.26	$61.30
Customer Service Representative	$21.63	$7.21	$28.85	$7.21	$36.06
Senior Pooling Administrator	$26.44	$8.82	$35.26	$8.81	$44.07
Pooling Administrator	$21.63	$7.21	$28.85	$7.21	$36.06
Manager of Quality Assurance	$29.81	$9.94	$39.75	$9.94	$49.68
Industry Interface Representative	$33.65	$11.22	$44.87	$11.22	$56.09
Database Architect	$52.88	$17.63	$70.52	$17.63	$88.15
Administrative Assistant	$16.35	$5.45	$21.80	$5.45	$27.24

FY 2	HOURLY RATE	LABOR BURDEN 33.34%	LABOR + BURDEN	G & A 25.00%	Loaded Labor FY 2
Director, Number Pooling Services	$58.12	$19.38	$77.50	$19.37	$96.87
Regional Director, Pooling Administration Services Center	$39.98	$13.33	$53.31	$13.33	$66.64
Regional Director, Pooling Implementation	$48.90	$16.30	$65.20	$16.30	$81.50
Regional Pooling Implementation Manager	$37.72	$12.57	$50.29	$12.57	$62.86
Attorney/Regional Director, External Relations Manager	$45.26	$15.09	$60.35	$15.09	$75.44
Regulatory/Compliance Manager	$35.20	$11.74	$46.94	$11.73	$58.67
Manager, Technical Operations	$31.18	$10.40	$41.57	$10.39	$51.97
Program Manager, Pooling Administration System	$47.77	$15.93	$63.70	$15.93	$79.63
Senior Systems Architect	$55.32	$18.44	$73.76	$18.44	$92.20
Senior System Engineer	$55.32	$18.44	$73.76	$18.44	$92.20
System Engineer	$50.29	$16.77	$67.05	$16.76	$83.82
Software QA Manager	$32.69	$10.90	$43.59	$10.90	$54.48
Software QA Analyst	$22.63	$7.54	$30.17	$7.54	$37.72
Technical Writer	$28.16	$9.39	$37.55	$9.39	$46.94
Network Engineer	$32.69	$10.90	$43.59	$10.90	$54.48
Database Administrator	$27.66	$9.22	$36.88	$9.22	$46.10
Senior Data Analyst	$38.47	$12.83	$51.30	$12.82	$64.12
Customer Service Representative	$22.63	$7.54	$30.17	$7.54	$37.72
Senior Pooling Administrator	$27.66	$9.22	$36.88	$9.22	$46.10
Pooling Administrator	$22.63	$7.54	$30.17	$7.54	$37.72
Manager of Quality Assurance	$31.18	$10.40	$41.57	$10.39	$51.97
Industry Interface Representative	$35.20	$11.74	$46.94	$11.73	$58.67
Database Architect	$55.32	$18.44	$73.76	$18.44	$92.20
Administrative Assistant	$17.10	$5.70	$22.80	$5.70	$28.50

FY 3	HOURLY RATE	LABOR BURDEN 33.34%	LABOR + BURDEN	G & A 25.00%	Loaded Labor FY 3
Director, Number Pooling Services	$60.79	$20.27	$81.06	$20.27	$101.33
Regional Director, Pooling Administration Services Center	$41.82	$13.94	$55.76	$13.94	$69.70
Regional Director, Pooling Implementation	$51.15	$17.05	$68.20	$17.05	$85.25
Regional Pooling Implementation Manager	$39.45	$13.15	$52.60	$13.15	$65.76
Attorney/Regional Director, External Relations Manager	$47.34	$15.78	$63.13	$15.78	$78.91
Regulatory/Compliance Manager	$36.82	$12.28	$49.10	$12.27	$61.37
Manager, Technical Operations	$32.61	$10.87	$43.49	$10.87	$54.36
Program Manager, Pooling Administration System	$49.97	$16.66	$66.63	$16.66	$83.29
Senior Systems Architect	$57.86	$19.29	$77.15	$19.29	$96.44
Senior System Engineer	$57.86	$19.29	$77.15	$19.29	$96.44
System Engineer	$52.60	$17.54	$70.14	$17.53	$87.67
Software QA Manager	$34.19	$11.40	$45.59	$11.40	$56.99
Software QA Analyst	$23.67	$7.89	$31.56	$7.89	$39.45
Technical Writer	$29.46	$9.82	$39.28	$9.82	$49.10
Network Engineer	$34.19	$11.40	$45.59	$11.40	$56.99
Database Administrator	$28.93	$9.65	$38.58	$9.64	$48.22
Senior Data Analyst	$40.24	$13.42	$53.66	$13.41	$67.07
Customer Service Representative	$23.67	$7.89	$31.56	$7.89	$39.45
Senior Pooling Administrator	$28.93	$9.65	$38.58	$9.64	$48.22
Pooling Administrator	$23.67	$7.89	$31.56	$7.89	$39.45
Manager of Quality Assurance	$32.61	$10.87	$43.49	$10.87	$54.36
Industry Interface Representative	$36.82	$12.28	$49.10	$12.27	$61.37
Database Architect	$57.86	$19.29	$77.15	$19.29	$96.44
Administrative Assistant	$17.88	$5.96	$23.85	$5.96	$29.81

FY 4	HOURLY RATE	LABOR BURDEN 33.34%	LABOR + BURDEN	G & A 25.00%	Loaded Labor FY 4
Director, Number Pooling Services	$63.59	$21.20	$84.79	$21.20	$105.99
Regional Director, Pooling Administration Services Center	$43.74	$14.58	$58.33	$14.58	$72.91
Regional Director, Pooling Implementation	$53.50	$17.84	$71.34	$17.84	$89.18
Regional Pooling Implementation Manager	$41.27	$13.76	$55.02	$13.76	$68.78
Attorney/Regional Director, External Relations Manager	$49.52	$16.51	$66.03	$16.51	$82.54
Regulatory/Compliance Manager	$38.51	$12.84	$51.36	$12.84	$64.19
Manager, Technical Operations	$34.11	$11.37	$45.49	$11.37	$56.86
Program Manager, Pooling Administration System	$52.27	$17.43	$69.70	$17.42	$87.12
Senior Systems Architect	$60.52	$20.18	$80.70	$20.18	$100.88
Senior System Engineer	$60.52	$20.18	$80.70	$20.18	$100.88
System Engineer	$55.02	$18.34	$73.37	$18.34	$91.71
Software QA Manager	$35.76	$11.92	$47.69	$11.92	$59.61
Software QA Analyst	$24.76	$8.25	$33.01	$8.25	$41.27
Technical Writer	$30.81	$10.27	$41.08	$10.27	$51.36
Network Engineer	$35.76	$11.92	$47.69	$11.92	$59.61
Database Administrator	$30.26	$10.09	$40.35	$10.09	$50.44
Senior Data Analyst	$42.09	$14.03	$56.12	$14.03	$70.16
Customer Service Representative	$24.76	$8.25	$33.01	$8.25	$41.27
Senior Pooling Administrator	$30.26	$10.09	$40.35	$10.09	$50.44
Pooling Administrator	$24.76	$8.25	$33.01	$8.25	$41.27
Manager of Quality Assurance	$34.11	$11.37	$45.49	$11.37	$56.86
Industry Interface Representative	$38.51	$12.84	$51.36	$12.84	$64.19
Database Architect	$60.52	$20.18	$80.70	$20.18	$100.88
Administrative Assistant	$18.71	$6.24	$24.94	$6.24	$31.18

FY 5	HOURLY RATE	LABOR BURDEN 33.34%	LABOR + BURDEN	G & A 25.00%	Loaded Labor FY 5
Director, Number Pooling Services	$66.51	$22.18	$88.69	$22.17	$110.86
Regional Director, Pooling Administration Services Center	$45.75	$15.25	$61.01	$15.25	$76.26
Regional Director, Pooling Implementation	$55.96	$18.66	$74.62	$18.66	$93.28
Regional Pooling Implementation Manager	$43.16	$14.39	$57.56	$14.39	$71.94
Attorney/Regional Director, External Relations Manager	$51.80	$17.27	$69.07	$17.27	$86.33
Regulatory/Compliance Manager	$40.29	$13.43	$53.72	$13.43	$67.15
Manager, Technical Operations	$35.68	$11.90	$47.58	$11.89	$59.47
Program Manager, Pooling Administration System	$54.67	$18.23	$72.90	$18.23	$91.13
Senior Systems Architect	$63.31	$21.11	$84.41	$21.10	$105.52
Senior System Engineer	$63.31	$21.11	$84.41	$21.10	$105.52
System Engineer	$57.55	$19.19	$76.74	$19.19	$95.93
Software QA Manager	$37.41	$12.47	$49.88	$12.47	$62.35
Software QA Analyst	$25.90	$8.63	$34.53	$8.63	$43.17
Technical Writer	$32.23	$10.75	$42.97	$10.47	$53.72
Network Engineer	$37.41	$12.47	$49.88	$12.47	$62.35
Database Administrator	$31.65	$10.55	$42.21	$10.55	$52.76
Senior Data Analyst	$44.03	$14.68	$58.71	$14.68	$73.38
Customer Service Representative	$25.90	$8.63	$34.53	$8.63	$43.17
Senior Pooling Administrator	$31.65	$10.55	$42.21	$10.55	$52.76
Pooling Administrator	$25.90	$8.63	$34.53	$8.63	$43.17
Manager of Quality Assurance	$35.68	$11.90	$47.58	$11.89	$59.47
Industry Interface Representative	$40.29	$13.43	$53.72	$13.43	$67.15
Database Architect	$63.31	$21.11	$84.41	$21.10	$105.52
Administrative Assistant	$19.57	$6.52	$26.09	$6.52	$32.61

National Thousands Block
Pooling Administration	Section 3.4

3.4 FY01 Costs

[Inserted from Tab C]

CLIN 0001
Pooling Administration System Development,
Deployment, and Acceptance

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	480	$44,452.80	480	$44,452.80	480	$44,452.80	0	$0.00	1440	$133,358.40
Regional Director, Pooling Administration Services Center	$63.71	280	$17,838.80	360	$22,935.60	480	$30,580.80	0	$0.00	1120	$71,355.20
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	360	$28,051.20	0	$0.00	360	$28,051.20
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	960	$57,696.00	0	$0.00	960	$57,696.00
Attorney/Regional Director, External Relations Manager	$72.12	120	$8,654.40	120	$8,654.40	240		0	$0.00	480	$34,617.60
Regulatory/Compliance Manager	$56.09	480	$26,923.20	480	$26,923.20	480	$26,923.20	0	$0.00	1440	$80,769.60
Manager, Technical Operations	$49.68	480	$23,846.40	480	$23,846.40	480	$23,846.40	0	$0.00	1440	$71,539.20
Program Manager, Pooling Administration System	$76.13	480	$36,542.40	480	$36,542.40	480	$36,542.40	0	$0.00	1440	$109,627.20
Senior Systems Architect	$88.15	480	$42,312.00	480	$42,312.00	40	$3,526.00	0	$0.00	1000	$88,150.00
Senior Systems Engineer	$88.15	480	$42,312.00	480	$42,312.00	480	$42,312.00	0	$0.00	1440	$126,936.00
System Engineer	$80.13	160	$12,820.80	1440	$115,387.20	900	$72,117.00	0	$0.00	2500	$200,325.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	480	$25,003.20	0	$0.00	480	$25,003.20
Software QA Analyst	$36.06	0	$0.00	0	$0.00	400	$14,424.00	0	$0.00	400	$14,424.00
Technical Writer	$44.87	480	$21,537.60	160	$7,179.20	0	$0.00	0	$0.00	640	$28,716.80
Network Engineer	$52.09	40	$2,083.60	120	$6,250.80	320	$16,668.80	0	$0.00	480	$25,003.20
Database Administrator	$44.07	160	$7,051.20	360	$15,865.20	480	$21,153.60	0	$0.00	1000	$44,070.00
Senior Data Analyst	$61.30	0	$0.00	160	$9,808.00	480	$29,424.00	0	$0.00	640	$39,232.00
Customer Service Representative	$36.06	0	$0.00	160	$5,769.60	480	$17,308.80	0	$0.00	640	$23,078.40
Senior Pooling Administrator	$44.07	0	$0.00	80	$3,525.60	360	$15,865.20	0	$0.00	440	$19,390.80
Pooling Administrator	$36.06	0	$0.00	160	$5,769.60	720	$25,963.20	0	$0.00	880	$31,732.80
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	320	$17,948.80	480	$26,923.20	0	$0.00	800	$44,872.00
Database Architect	$88.15	80	$7,052.00	480	$42,312.00	40	$3,526.00	0	$0.00	600	$52,890.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	160	$4,358.40	0	$0.00	160	$4,358.40
Total Labor Costs			$293,427.20		$477,794.80		$583,975.00		$0.00		$1,355,197.00
Total Material Costs			$1,188,763.95		$66,128.99		$87,785.56		$0.00		$1,342,678.50
Total Travel Costs			$36,505.00		$47,910.00		$47,910.00		$0.00		$132,325.00
Total Costs			$1,518,696.15		$591,833.79		$719,670.56		$0.00		$2,830,200.50

CLIN 0001AA

National PA System Development Plan

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	40	$3,045.20	0	$0.00	0	$0.00	0	$0.00	40	$3,045.20
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$3,045.20		$0.00		$0.00		$0.00		$3,045.20

CLIN 0001AAA

Revise Plan and Schedule

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	32	$2,436.16	0	$0.00	0	$0.00	0	$0.00	32	$2,436.16
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$2,436.16		$0.00		$0.00		$0.00		$2,436.16

CLIN 0001AAB

Final Plan and Schedule Completed (Internal Sign-off)

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	8	$609.04	0	$0.00	0	$0.00	0	$0.00	8	$609.04
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$609.04		$0.00		$0.00		$0.00		$609.04

CLIN 0001AB

System Functional Requirements

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	72	$5,481.36	0	$0.00	0	$0.00	0	$0.00	72	$5,481.36
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	54	$4,760.10	0	$0.00	0	$0.00	0	$0.00	54	$4,760.10
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	36	$1,615.32	0	$0.00	0	$0.00	0	$0.00	36	$1,615.32
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$11,856.78		$0.00		$0.00		$0.00		$11,856.78

CLIN 0001ABA

Requirements Finalization

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	40	$3,045.20	0	$0.00	0	$0.00	0	$0.00	40	$3,045.20
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	30	$2,644.50	0	$0.00	0	$0.00	0	$0.00	30	$2,644.50
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	20	$897.40	0	$0.00	0	$0.00	0	$0.00	20	$897.40
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$6,587.10		$0.00		$0.00		$0.00		$6,587.10

CLIN 0001ABB

System Functional Requirements Document – Final Review

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	8	$609.04	0	$0.00	0	$0.00	0	$0.00	8	$609.04
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	8	$705.20	0	$0.00	0	$0.00	0	$0.00	8	$705.20
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$1,314.24		$0.00		$0.00		$0.00		$1,314.24

CLIN 0001ABC

System Functional Requirements Document – Final Edits

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	16	$1,218.08	0	$0.00	0	$0.00	0	$0.00	16	$1,218.08
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	16	$1,410.40	0	$0.00	0	$0.00	0	$0.00	16	$1,410.40
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	16	$717.92	0	$0.00	0	$0.00	0	$0.00	16	$717.92
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$3,346.40		$0.00		$0.00		$0.00		$3,346.40

CLIN 0001ABD

Final System Functional Requirements

Document Completed (Internal Sign-off)

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	8	$609.04	0	$0.00	0	$0.00	0	$0.00	8	$609.04
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$609.04		$0.00		$0.00		$0.00		$609.04

CLIN 0001AC

System Design

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	148	$11,267.24	48	$3,654.24	0	$0.00	0	$0.00	196	$14,921.48
Senior Systems Architect	$88.15	160	$14,104.00	76	$6,654.40	0	$0.00	0	$0.00	236	$20,803.40
Senior Systems Engineer	$88.15	146	$12,869.90	36	$3,173.40	0	$0.00	0	$0.00	182	$16,043.30
System Engineer	$80.13	160	$12,820.80	0	$0.00	0	$0.00	0	$0.00	160	$12,820.80
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	44	$1,974.28	0	$0.00	0	$0.00	0	$0.00	44	$1,974.28
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	80	$7,052.00	0	$0.00	0	$0.00	0	$0.00	80	$7,052.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$60,088.22		$13,527.04		$0.00		$0.00		$73,615.26

CLIN 0001ACA

High Level Design Meeting

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	40	$3,045.20	0	$0.00	0	$0.00	0	$0.00	40	$3,045.20
Senior Systems Architect	$88.15	40	$3,526.00	0	$0.00	0	$0.00	0	$0.00	40	$3,526.00
Senior Systems Engineer	$88.15	40	$3,526.00	0	$0.00	0	$0.00	0	$0.00	40	$3,526.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	40	$1,794.80	0	$0.00	0	$0.00	0	$0.00	40	$1,794.80
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$11,892.00		$0.00		$0.00		$0.00		$11,892.00

CLIN 0001ACB

High Level Design Document – Draft Review

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	8	$609.04	0	$0.00	0	$0.00	0	$0.00	8	$609.04
Senior Systems Architect	$88.15	8	$705.20	0	$0.00	0	$0.00	0	$0.00	8	$705.20
Senior Systems Engineer	$88.15	8	$705.20	0	$0.00	0	$0.00	0	$0.00	8	$705.20
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	4	$179.48	0	$0.00	0	$0.00	0	$0.00	4	$179.48
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$2,198.92		$0.00		$0.00		$0.00		$2,198.92

CLIN 0001ACC

High Level Design Document – Draft Edits

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	12	$913.56	0	$0.00	0	$0.00	0	$0.00	12	$913.56
Senior Systems Architect	$88.15	22	$1,939.30	0	$0.00	0	$0.00	0	$0.00	22	$1,939.30
Senior Systems Engineer	$88.15	6	$528.30	0	$0.00	0	$0.00	0	$0.00	6	$528.30
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$3,381.76		$0.00		$0.00		$0.00		$3,381.76

CLIN 0001ACD

Final High Level Design Document Completed

(Internal Sign-off)

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	4	$304.52	0	$0.00	0	$0.00	0	$0.00	4	$304.52
Senior Systems Architect	$88.15	2	$176.30	0	$0.00	0	$0.00	0	$0.00	2	$176.30
Senior Systems Engineer	$88.15	8	$705.20	0	$0.00	0	$0.00	0	$0.00	8	$705.20
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$1,186.02		$0.00		$0.00		$0.00		$1,186.02

CLIN 0001ACE

Detail Design Meeting

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	72	$5,481.36	0	$0.00	0	$0.00	0	$0.00	72	$5,481.36
Senior Systems Architect	$88.15	72	$6,346.80	0	$0.00	0	$0.00	0	$0.00	72	$6,346.80
Senior Systems Engineer	$88.15	72	$6,346.80	0	$0.00	0	$0.00	0	$0.00	72	$6,346.80
System Engineer	$80.13	160	$12,820.80	0	$0.00	0	$0.00	0	$0.00	160	$12,820.80
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	72	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	72	$6,346.80	0	$0.00	0	$0.00	0	$0.00	72	$6,346.80
Total Costs			$37,342.56		$0.00		$0.00		$0.00		$37,342.56

CLIN 0001ACF

Detail Design Document – 1st Draft Review

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	8	$609.04	0	$0.00	0	$0.00	0	$0.00	8	$609.04
Senior Systems Architect	$88.15	8	$705.20	0	$0.00	0	$0.00	0	$0.00	8	$705.20
Senior Systems Engineer	$88.15	8	$705.20	0	$0.00	0	$0.00	0	$0.00	8	$705.20
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	8	$705.20	0	$0.00	0	$0.00	0	$0.00	8	$705.20
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$2,724.64		$0.00		$0.00		$0.00		$2,724.64

CLIN 0001ACG

Detail Design Document – First Draft Edits

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	4	$304.52	16	$1,218.08	0	$0.00	0	$0.00	20	$1,526.60
Senior Systems Architect	$88.15	8	$705.20	32	$2,820.80	0	$0.00	0	$0.00	40	$3,526.00
Senior Systems Engineer	$88.15	4	$352.60	16	$1,410.40	0	$0.00	0	$0.00	20	$1,763.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$1,362.32		$5,449.28		$0.00		$0.00		$6,811.60

CLIN 0001ACH

Detail Design Document – 2nd Review

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	8	$609.04	0	$0.00	0	$0.00	8	$609.04
Senior Systems Architect	$88.15	0	$0.00	4	$352.60	0	$0.00	0	$0.00	4	$352.60
Senior Systems Engineer	$88.15	0	$0.00	4	$352.60	0	$0.00	0	$0.00	4	$352.60
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$1,314.24		$0.00		$0.00		$1,314.24

CLIN 0001ACI

Detail Design Document – 2nd Draft Edits

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	16	$1,218.08	0	$0.00	0	$0.00	16	$1,218.08
Senior Systems Architect	$88.15	0	$0.00	32	$2,820.80	0	$0.00	0	$0.00	32	$2,820.80
Senior Systems Engineer	$88.15	0	$0.00	8	$705.20	0	$0.00	0	$0.00	8	$705.20
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$4,744.08		$0.00		$0.00		$4,744.08

CLIN 0001ACJ

Final Detail Design Document Completed

(Internal Sign-off)

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	8	$609.04	0	$0.00	0	$0.00	8	$609.04
Senior Systems Architect	$88.15	0	$0.00	8	$705.20	0	$0.00	0	$0.00	8	$705.20
Senior Systems Engineer	$88.15	0	$0.00	8	$705.20	0	$0.00	0	$0.00	8	$705.20
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$2,019.44		$0.00		$0.00		$2,019.44

CLIN 0001AD

System Development

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	240	$18,271.20	84	$6,394.92	0	$0.00	324	$24,666.12
Senior Systems Architect	$88.15	0	$0.00	124	$10,930.60	40	$3,526.00	0	$0.00	164	$14,456.60
Senior Systems Engineer	$88.15	0	$0.00	444	$39,138.60	164	$14,456.60	0	$0.00	608	$53,595.20
System Engineer	$80.13	0	$0.00	1440	$115,387.20	520	$41,667.60	0	$0.00	1960	$157,054.80
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	120	$10,578.00	40	$3,526.00	0	$0.00	160	$14,104.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$194,305.60		$69,571.12		$0.00		$263,876.72

CLIN 0001ADA

Coding

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	240	$18,271.20	4	$304.52	0	$0.00	244	$18,575.72
Senior Systems Architect	$88.15	0	$0.00	124	$10,930.60	2	$176.30	0	$0.00	126	$11,106.90
Senior Systems Engineer	$88.15	0	$0.00	444	$39,138.60	4	$352.60	0	$0.00	448	$39,491.20
System Engineer	$80.13	0	$0.00	1440	$115,387.20	40	$3,205.20	0	$0.00	1480	$118,592.40
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	120	$10,578.00	2	$176.30	0	$0.00	122	$10,754.30
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$194.305.60		$4,214.92		$0.00		$198,520.52

CLIN 0001ADB

Unit Code Testing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	80	$6,090.40	0	$0.00	80	$6,090.40
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	38	$3,349.70	0	$0.00	38	$3,349.70
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	160	$14,104.00	0	$0.00	160	$14,104.00
System Engineer	$80.13	0	$0.00	0	$0.00	480	$38,462.40	0	$0.00	480	$38,462.40
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	38	$3,349.70	0	$0.00	38	$3,349.70
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$0.00		$65,356.20		$0.00		$65,356.20

CLIN 0001AE

System/Integration Testing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	132	$10,049.16	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	236	$20,803.40	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	348	$27,885.24	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	120	$6,250.80	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	240	$8,654.40	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	80	$3,525.60	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	160	$9,808.00	480	$29,424.00	0	$0.00	640	$39,232.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	20	$881.40	90	$3,966.30	0	$0.00	110	$4,847.70
Pooling Administrator	$36.06	0	$0.00	40	$1,442.40	180	$6,490.80	0	$0.00	220	$7,933.20
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$12,131.80		$117,049.70		$0.00		$129,181.50

CLIN 0001AEA

Individual Functional Testing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00			0	$0.00	28	$2,131.64
Senior Systems Architect	$88.15	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00			0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00			0	$0.00	32	$1,666.88
Software QA Analyst	$36.06	0	$0.00	0	$0.00			0	$0.00	64	$2,307.84
Technical Writer	$44.87	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Total Costs			$0.00		$0.00		$6,106.36		$0.00		$6,106.36

CLIN 0001AEB

Regression Testing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	24	$1,827.12	0	$0.00	24	$1,827.12
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	200	$17,630.00	0	$0.00	200	$17,630.00
System Engineer	$80.13	0	$0.00	0	$0.00	250	$20,032.50	0	$0.00	250	$20,032.50
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$0.00		$39,489.62		$0.00		$39,489.62

CLIN 0001AEC

Performance Testing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	24	$1,827.12	0	$0.00	24	$1,827.12
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	36	$3,173.40	0	$0.00	36	$3,173.40
System Engineer	$80.13	0	$0.00	0	$0.00	98	47,852.74	0	$0.00	98	47,852.74
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	10	$440.70	45	$1,983.40	0	$0.00	55	$2,423.85
Pooling Administrator	$36.06	0	$0.00	20	$721.20	90	$3,245.40	0	$0.00	110	$3,966.60
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$1,161.90		$18,081.81		$0.00		$19,243.71

CLIN 0001AED

Data Migration Testing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	4	$304.52	0	$0.00	4	$304.52
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	80	$3,525.60	0	$0.00	80	$3,525.60
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$0.00		$3,830.12		$0.00		$3,830.12

CLIN 0001AEE

Load Balancing Testing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	28	$2,131.64	0	$0.00	28	$2,131.64
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	28	$1,458.52	0	$0.00	28	$1,458.52
Software QA Analyst	$36.06	0	$0.00	0	$0.00	56	$2,019.26	0	$0.00	56	$2,019.26
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$0.00		$5,609.52		$0.00		$5,609.52

CLIN 0001AEF

Functional Requirements Testing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	24	$1,827.12	0	$0.00	24	$1,827.12
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	28	$1,458.52	0	$0.00	28	$1,458.52
Software QA Analyst	$36.06	0	$0.00	0	$0.00	56	$2,019.36	0	$0.00	56	$2,019.36
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	160	$9,808.00	480	$29,424.00	0	$0.00	640	$39,232.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	10	$440.70	45	$1,983.15	0	$0.00	55	$2,423.85
Pooling Administrator	$36.06	0	$0.00	20	$721.20	90	$3,245.40	0	$0.00	110	$3,966.60
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$10,969.90		$39,957.55		$0.00		$50,927.45

CLIN 0002AF
System Maintenance for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	480	$23,846.40	480	$23,846.40
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	480	$25,003.20	480	$25,003.20
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	480	$21,153.60	480	$21,153.60
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$70,003.20		$70,003.20
Total Material Costs			$0.00		$0.00		$0.00		$6,900.00		$6,900.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$76,903.20		$76,90320

CLIN 0002AFA
System Maintenance Labor for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling implementation	$77.92		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10		$0.00		$0.00		$0.00		$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regulatory/Compliance Manager-	$56.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager, Technical, Operations	$49.68		$0.00		$0.00		$0.00	480	$23,846.40	480	$23,846.40
Program Manager, Pooling Administration System	$76.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior System Engineer	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
System Engineer	$80.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$52.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$44.87		$0.00		$0.00		$0.00		$0.00	0	$0.00
Network Engineer	$52.09		$0.00		$0.00		$0.00	480	$25,003.20	480	$25,003.24
Database Administrator	$44.07		$0.00		$0.00		$0.00	480	$21,153.60	480	$21,153.60
Senior Data Analyst	$61.30		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Pooling Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pooling Administrator	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager of Quality Assurance	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
industry interface Representative	$56.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$27.24		$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$70,003.20		$70,003.20

CLIN 0002AFB
System Maintenance Other Direct Cost and
Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	0	$0.00	0	$0.00	0	$0.00	1440	$1,665.00	144.0	$1,665.00
Office Supplies (man/hr)	$0.56	0	$0.00	0	$0.00	0	$0.00	1440	$810.00	1440	$840.00
Postage and Shipping (man/hr)	$0.47	0	$0.00	0	$0.00	0	$0.00	1440	$675.00	1440	$675.00
Printing (man/hr)	$0.19	0	$0.00	0	$0.00	0	$0.00	1440	$270.00	1440	$270.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$.0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.0.0	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$2,100.00		$2,100.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$0.00		$0.00		$0.00		$5,520.00		$5,520.00
Material G & A Costs	25%		$0.00		$0.00		$0.00		$1,380.00		$1,380:00
Total Material Costs			$0.00		$0.00		$0.00		$6,900.00		$6,900.00

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$0.00		$0.00		$0.00		$6,900.00		$6,900.00

CLIN 0002AG
Data Requirements for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	48	$2,692.32	48	$2,692.32
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	480	$29,424.00	480	$29,424.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$32,116.32		$32,116.32
Total Material Costs			$0.00		$0.00		$0.00		$2,771.81		$2,771.81
Total Travel Costs			$0.00		$0.00		$00.0		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$34,888.13		$34,888.13

CLIN 0002AGA
Data Requirements Labor for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	48	$2,692.32	48	$2,692.32
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	480	$29,424.00	480	$29,424.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$0.00		$0.00		$0.00		$32,116.32		$32,116.32

CLIN 0002AGB
Data Requirements Other Direct Cost and
Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	0	$0,00	0	$0.00	0	$0.00	2832	$610.50	2832	$610.50
Office Supplies (man/hr)	$0.56	0	$0.00	0	$0.00	0	$0.00	2832	$297.00	2832	$297.00
Postage and Shipping (man/hr)	$0.47	0	$0.00	0	$0.00	0	$0.00	2832	$247.50	2832	$247.50
Printing (man/hr)	$0.19	0	$0,00	0	$0.00	0	$0.00	2832	$99.00	2832	$99.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0,00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$963.45		$963.45
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$0.00		$0.00		$0.00		$2,217.45		$2,217.45
Material G & A Costs	25%		$0.00		$0,00		$0.00		$554.36		$554.36
Total Material Costs			$0.00		$0.00		$0.00		$2,771.81		$2,771.81

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0,00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs									$2,771.81		$2,771.81

CLIN 0002AH
Help Desk - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0,00.	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0,00	480	$17,308.80	480	$17,308.80
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$17,308.80		$17,308.80
Total Material Costs			$0.00		$0.00		$0.00		$2,074.05		$2,074.05
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$19,382.85		$19,382.85

CLIN 0002AHA
Help Desk - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0,00	480	$17,308.80	480	$17,308.80
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$0.00		$0.00		$0.00		$17,308.80		$17,308.80

CLIN 0002AHB
Help Desk Other Direct Cost and Travel for
FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	0	$0,00	0	$0.00	0	$0.00	480	$555.00	480	$555.00
Office Supplies (man/hr)	$0.56	0	$0.00	0	$0.00	0	$0.00	480	$270.00	480	$270.00
Postage and Shipping (man/hr)	$0.47	0	$0.00	0	$0.00	0	$0.00	480	$225.00	480	$225.00
Printing (man/hr)	$0.19	0	$0,00	0	$0.00	0	$0.00	480	$90.00	480	$90.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0,00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$519.24		$519.24
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$0.00		$0.00		$0.00		$1,659.24		$1,659.24
Material G & A Costs	25%		$0.00		$0,00		$0.00		$414.81		$414.81
Total Material Costs			$0.00		$0.00		$0.00		$2,074.05		$2,074.05

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0,00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs									$2,074.05		$2,074.05

CLIN 0002AI
Industry Meetings - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	48	$3,058.08	48	$3,058.08	48	$3,058.08
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0,00.	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0,00	480	$17,308.80	480	$17,308.80
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	480	$26,923.20	480	$26,923.20
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$29,981.28		$29,981.28
Total Material Costs			$0.00		$0.00		$0.00		$2,691.75		$2,691.75
Total Travel Costs			$0.00		$0.00		$0.00		$23,330.00		$23,330.00
Total Costs			$0.00		$0.00		$0.00		$56,003.03		$56,003.03

CLIN 0002AIA
Industry Meetings Labor - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	48	$3,058.08	48	$3,058.08
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	480	$26,923.20	480	$26,923.20
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$0.00		$0.00		$0.00		$29,981.28		$29,981.28

CLIN 0002AIB
Industry Meetings Other Direct Cost and
Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	0	$0,00	0	$0.00	0	$0.00	528	$610.50	528	$610.50
Office Supplies (man/hr)	$0.56	0	$0.00	0	$0.00	0	$0.00	528	$297.00	528	$297.00
Postage and Shipping (man/hr)	$0.47	0	$0.00	0	$0.00	0	$0.00	528	$247.50	528	$247.50
Printing (man/hr)	$0.19	0	$0,00	0	$0.00	0	$0.00	528	$99.00	528	$99.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0,00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$899.40		$899.40
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$0.00		$0.00		$0.00		$2,153.40		$2,153.40
Material G & A Costs	25%		$0.00		$0,00		$0.00		$538.35		$538.35
Total Material Costs			$0.00		$0.00		$0.00		$2,691.75		$2,691.75

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00	13	$13,000.00	13	$13,000.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00	24	$3,600.00	24	$3,600.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	24	$1,200.00	24	$1,200.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00	24	$864.00	24	$864.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0,00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$18,664.00		$18,664.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$4,666.00		$4,666.00
Total Travel Costs			$0.00		$0.00		$0.00		$23,330.00		$23,330.00
Total ODC Costs									$26,021.75		$26,021.75

CLIN 0001AEG

Fail-Over Testing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	32	$1,666.88	0	$0.00	32	$1,666.88
Software QA Analyst	$36.06	0	$0.00	0	$0.00	64	$2,307.84	0	$0.00	64	$2,307.84
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$0.00		$3,974.72		$0.00		$3,974.72

CLIN 0001AF

System Acceptance

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	144	$10,962.72	0	$0.00	144	$10,962.72
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	80	$7,052.00	0	$0.00	80	$7,052.00
System Engineer	$80.13	0	$0.00	0	$0.00	32	$2,564.16	0	$0.00	32	$2,564.16
Software QA Manager	$52.09	0	$0.00	0	$0.00	80	$4,167.20	0	$0.00	80	$4,167.20
Software QA Analyst	$36.06	0	$0.00	0	$0.00	160	$5,769.60	0	$0.00	160	$5,769.60
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$0.00		$30,515.68		$0.00		$30,515.68

CLIN 0001AFA

Functional Testing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00			0	$0.00	64	$4,872.32
Senior Systems Architect	$88.15	0	$0.00	0	$0.00			0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00			0	$0.00	40	$3,526.00
System Engineer	$80.13	0	$0.00	0	$0.00			0	$0.00	16	$1,282.08
Software QA Manager	$52.09	0	$0.00	0	$0.00			0	$0.00	40	$2,083.60
Software QA Analyst	$36.06	0	$0.00	0	$0.00			0	$0.00	80	$2,884.80
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$14,648.80		$0.00		$0.00		$14,648.80

CLIN 0001AFB

Performance Testing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	80	$6,090.40	0	$0.00	80	$6,090.40
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	40	$3,526.00	0	$0.00	40	$3,526.00
System Engineer	$80.13	0	$0.00	0	$0.00	16	$1,282.08	0	$0.00	16	$1,282.08
Software QA Manager	$52.09	0	$0.00	0	$0.00	40	$2,083.60	0	$0.00	40	$2,083.60
Software QA Analyst	$36.06	0	$0.00	0	$0.00	80	$2,884.80	0	$0.00	80	$2,884.80
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$0.00		$15,866.88		$0.00		$15,866.88

CLIN 0001AG

PA Service Implementation

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	280	$17,838.80	360	$22,935.60	480	$30,580.80	0	$0.00	1120	$71,355.20
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	360	$28,051.20	0	$0.00	360	$28,051.20
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	960	$57,696.00	0	$0.00	960	$57,696.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	48	$3,654.24	48	$3,654.24	48	$3,654.24	0	$0.00	144	$10,962.72
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	40	$2,083.60	120	$6,250.80	320	$16,668.80	0	$0.00	480	$25,003.20
Database Administrator	$44.07	160	$7,051.20	360	$15,865.20	400	$17,628.00	0	$0.00	920	$40,544.40
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	60	$2,644.20	270	$11,898.90	0	$0.00	330	$14,543.10
Pooling Administrator	$36.06	0	$0.00	120	$4,327.20	540	$19,472.40	0	$0.00	660	$23,799.60
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$30,627.84		$55,677.24		$185,650.34		$0.00		$271,955.42

CLIN 0001AGA

Internal Project Planning (Non-CDRL)

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	84	$5,351.64	108	$6,880.68	72	$4,587.12	0	$0.00	264	$16,819.44
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$5,351.64		$6,880.68		$4,587.12		$0.00		$16,819.44

CLIN 0001AGB

Equipment and Material Acquisition

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	48	$3,654.24	48	$3,654.24	48	$3,654.24	0	$0.00	144	$10,962.72
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	30	$1,562.70	90	$4,688.10	240	$12,501.60	0	$0.00	360	$18,752.40
Database Administrator	$44.07	120	$5,288.40	70	$11,898.90	300	$13,221.00	0	$0.00	690	$30,408.30
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$10,505.34		$20,241.24		$29,376.84		$0.00		$60,123.42

CLIN 0001AGC

Facilities Preparation

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	84	$5,351.64	108	$6,880.68	72	$4,587.12	0	$0.00	264	$16,819.44
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	10	$520.90	30	$1,562.70	80	$4,167.20	0	$0.00	120	$6,250.80
Database Administrator	$44.07	40	$1,762.80	90	$3,966.30	100	$4,407.00	0	$0.00	230	$10,136.10
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$7,635.34		$12,409.68		$13,161.32		$0.00		$33,206.34

CLIN 0001AGD

Staffing

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	28	$1,783.88	36	$2,293.56	24	$1,529.04	0	$0.00	88	$5,606.48
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	240	$18,700.80	0	$0.00	240	$18,700.80
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$1,783.88		$2,293.56		$20,229.84		$0.00		$24,307.28

CLIN 0001AGE

Training

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	84	$5,351.64	108	$6,880.68	72	$4,587.12	0	$0.00	264	$16,819.44
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	480	$28,848.00	0	$0.00	480	$28,848.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$5,351.64		$6,880.68		$33,435.12		$0.00		$45,667.44

CLIN 0001AGF

State Pooling Trial Migration

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	240	$15,290.40	0	$0.00	240	$15,290.40
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	120	$9,350.40	0	$0.00	120	$9,350.40
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	480	$28,848.00	0	$0.00	480	$28,848.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	60	$2,644.20	270	$11,898.90	0	$0.00	330	$14,543.10
Pooling Administrator	$36.06	0	$0.00	120	$4,327.20	540	$19,472.40	0	$0.00	660	$23,799.60
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$6,971.40		$84,860.10		$0.00		$91,831.50

CLIN 0001AH

Data Requirements (CDRLs)

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	400	$17,948.00	160	$7,179.20	0	$0.00	0	$0.00	560	$25,127.20
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$17,948.00		$7,179.20		$0.00		$0.00		$25,127.20

CLIN 0001AHA

Implementation Plan

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	40	$1,794.80	0	$0.00	0	$0.00	0	$0.00	40	$1,794.80
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$1,794.80		$0.00		$0.00		$0.00		$1,794.80

CLIN 0001AHB

Security Plan

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	40	$1,794.80	0	$0.00	0	$0.00	0	$0.00	40	$1,794.80
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$1,794.80		$0.00		$0.00		$0.00		$1,794.80

CLIN 0001AHC

System Documentation Plan

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	80	$3,589.60	0	$0.00	0	$0.00	0	$0.00	80	$3,589.60
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$3,589.60		$0.00		$0.00		$0.00		$3,589.60

CLIN 0001AHD

Disaster/Continuity of Operations Plan

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	40	$1,794.80	0	$0.00	0	$0.00	0	$0.00	40	$1,794.80
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$1,794.80		$0.00		$0.00		$0.00		$1,794.80

CLIN 0001AHE

Statistical Forecasting Plan

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	40	$1,794.80	0	$0.00	0	$0.00	0	$0.00	40	$1,794.80
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$1,794.80		$0.00		$0.00		$0.00		$1,794.80

CLIN 0001AHF

Management Reporting Plan

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	40	$1,794.80	0	$0.00	0	$0.00	0	$0.00	40	$1,794.80
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$1,794.80		$0.00		$0.00		$0.00		$1,794.80

CLIN 0001AHG

System Acceptance Plan

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	40	$1,794.80	16	$717.92	0	$0.00	0	$0.00	40	$2,512.72
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$1,794.80		$717.92		$0.00		$0.00		$2,512.72

CLIN 0001AHH

QA Plan

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	40	$1,794.80	44	$1,974.25	0	$0.00	0	$0.00	40	$3,769.08
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$1,794.80		$0.00		$0.00		$0.00		$3,769.08

CLIN 0001AHI

Transition Plan

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	40	$0.00	40	$1,794.80	0	$0.00	0	$0.00	40	$1,794.80
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$1,794.80		$0.00		$0.00		$1,794.80

CLIN 0001AHJ
Maintenance Plan

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director. Number Pooling Services	$92.61		$0.00		$0.00		$0.00		$0.00		$0.00
Regional Director, Pooling Administration	$63.71		$0.00		$0.00		$0.00		$0.00	0	$0.00
Services Center											$0.00
Regional Director, Pooling Implementation	$77.92		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10		$0.00		$0.00		$0.00		$0.00	0	$0.00
Attorney/Regional Director, External	$72.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Relations Manager											$0.00
Regulatory/Compliance Manager	$56.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager, Technical Operations	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Program Manager, Pooling Administration	$76.13		$0.00		$0.00		$0.00		$0.00		$0.00
System											$0.00
Senior Systems Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior System Engineer	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
System Engineer	$80.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$52.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$44.87	40	$1,794.80	60	$2,692.20		$0.00		$0.00	100	$4,487.00
Network Engineer	552.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Data Analyst	$61.30		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Pooling Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pooling Administrator	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager of Quality Assurance	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Industry Interface Representative	$56.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$27.24		$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Costs			$1,794.80		$2,692.201		$0.00		$0.00		$4,487.00

CLIN 0001AI
OTHER DIRECT COST AND TRAVEL FOR CLIN 0001

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	4,200	$4.856.25	6,800	$7,862.50	9,780	$11,308.13		$0.00	20780	$24,026.88
Office Supplies (man/hr)	$0.56	4,200	$2,362.50	6,800	$3,825.00	9,780	$5,501.25		$0.00	20780	$11,688.75
Postage and Shipping (man/hr)	$0.47	4,200	$1,968.75	6,800	$3,187.50	9,780	$4,584.38		$0.00	20780	$9,740.63
Printing (man/hr)	$0.19	4,200	$787.50	6,800	$1,275.00	9,780	$1,833.75		$0,00	20780	$3,896.25
Direct Rent (Concord) (per me)	$7,062.50		$0.00	2	$14,125.00	3	$21,187.50		$0.00	5	$35,312.50
Can Phones (per/qtr)	$300.00	5	$1,500.00	5	$1,500.00	5	$1,500.00		$0.00	15	$4,500.00
Pagers (per/qtr)	$120.00	8	$960.00	8	$960.00	8	$960.00		$0.00	24	$2,880.00
Dues & Subscriptions (per Mo)	$900.00	3	$2,700.00		$2,700.00	3	$2,700.00		$0.00		$8,900.00
Bonus & Incentives	3.00%		$8,802.41		$14,333.19		$17,518.45		$0.00		$40,654.06
IBM thinkpad T-21, PIII, 128MB, 20GB	$3,395.15	5	$16,975.75		$0.00		$0.00		$0.00	5	$16,975.75
IBM thinkpad A-21M, PIII, 128MB, 20GB	$2,164.10	12	$25,969,20		$0.00		$0.00		$0.00	12	$25,969.20
Intellistation M pro 2D (IBM)	$2,349.37	8	$18,794.96		$0.00		$0.00		$0.00	8	$18,794.95
Office Furniture (Concord)	$4,660.00	1	$4,660.00		$0,00		$0.00		$0.00	1	$4,660.00
19” Monitor	$326.98	25	$8,174.50		$0.00		$0.00		$0.00	25	$8,174.50
10/100 Ethernet card	$67.00	17	$1,139.00		$0.00		$0.00		$0.00	17	$1,139.00
Port Replicator	$139.91	17	$2,378.47		$0.00		$0.00		$0.00	17	$2,378.47
Backup Storage (CD writer)	$222.00	13	$2,886.00		$0.00		$0.00		$0.00	13	$2,886.00
Microsoft Office 2000 Professional	$350.00	25	$8,750.00		$0.00		$0.00		$0.00	25	$8,750.00
Microsoft Project 2000	$445.55	6	$2,673.30		$0.00		$0.00		$0.00	6	$2,673.30
Acrobat	$219.03	25	$5,475.75		$0.00		$0.00		$0.00	25	$5,475.75
Norton Antivirus	$39.85	25	$996.25		$0.00		$0.00		$0.00	25	$998.25
Netscape	$50.37	25	$1,259.25		$0.00		$0.00		$0.00	25	$1,259.25
Printer/Fax/Copier (HP Color Office Jet)	$290.00	24	$6,960.00		$0.00		$0,00		$0.00	24	$6,960.00
Overhead Projector	$205.99	1	$205.99		$0.00		$0.00		$0.00		$205.99
PC Projector	$3,8.45.00	1	$3,845.00		$0.00		$0.00		$0.00	1	$3,845.00
Pitney/Bowes Postage meter	$350.00	1	$350.00		$0.00		$0.00		$0.00	1	$350.00
Officc Cube	$1,961.70	18	$35,310.60		$0.00		$0.00		$0.00	18	$35,310.60
Desk (work space)	$620.00	18	$11,160.00		$0.00		$0.00		$0.00	18	$11,160.00
Chair	$222.50	24	$5,340.00		$0.00		$0.00		$0.00	24	$5,340.00
Secure Filing Cabinet	$355.00	24	$8,520.00		$0.00		$0.00		$0.00	24	$8,520.00

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Office Telephone	$259.99	24	$6,239.76		$0.00		$0.00		$0.00	24	$60,239.78
Home Telephone	$129.99	13	$1,689.87		$0.00		$0.00		$0.00	13	$1,689.87
Pager	$55.00	8	$440.00		$0.00		$0.00		$0.00	8	$440.00
Cellular Phone	$89.99	8	$719.92		$0.00		$0.00		$0.00	8	$719.92
Calling Card	$25.00	8	$200.00		$0.00		$0.00		$0.00	8	$20.00
Netfinity 4500R, Pentium III, 933MHz, 256KB, 218GB, 24X	$2,996.34	10	$29,963.40		$0.00		$0.00		$0.00	10	$29,963.40
3COM Etherlink 10/100 PCI Network Card	$68.00	4	$272.00		$0.00		$0.00		$0.00	4	$272.00
IBM Preferred Keyboard	$46.01	10	$460.10		$0.00		$0.00		$0.00	10	$460.10
Sleek Mouse (Black)	$23.47	10	$234.70		$0.00		$0.00		$0.00	10	$234.70
3-Year Onsite Repair 24X 7, 4-Hour Response	$1,351.00	10	$13,510.00		$0.00		$0.00		$0.00	10	$13,510.00
2-Year Onsire Repair 24X”7, 4-Hour Response	$1,000.00	10	$10,000.00		$0.00		$0.00		$0.00	10	$10,000.00
128MB 133 MHz ECC SDRAM RDIMM II	$218.89	10	$2,188.90		$0.00		$0.00		$0.00	10	$2,188.90
256MB 133 MHz ECC SDRAM RDIMM II	$545.61	10	$5,456.10		$0.00		$0.00		$0.00	10	$5,455.10
IS.2GB 10K-4 Ultra 160 Hot-Swap SL HDD	$487.34	10	$4,873.40		$0.00		$0.00		$0.00	10	$4,873.40
17 in E74 Monitor 15.9”	$24100	2	$486.00		$0.00		$0.00		$0.00	2	$.488.00
IBM NetFinity 270W Hot Swap Redundant Power Supply	$280.76	10	$2,807.60		$0.00		$0.00		$0.00	10	$2,807.50
Cisco 3540 Routers	$4,595.96	2	$9.191.92		$0.00		$0.00		$0.00	2	$9,194.92
Cisco 3640 Premiere Support 4 hr response total 5 years	$1,858.58	2	$3,717.16		$0.00		$0.00		$0.00	2	$3,717.16
3Com SuperStack II Baseline Switch	$525.00	2	$1,050.00		$0,00		$0.00		$0.00	2	$1,050.00
8-port Omniview Pro by Belkin	$369.04	2	$738.08		$0.00		$0.00		$0.00	2	$738.08
HP 9000 N4000 Admin Servcr includes Unlimited User Lic	$2,900.00	2	$5,800.00		$0.00		$0.00		$0.00	2	$5,800.00
N4000 Base System	$17,000.00	2	$34,000.00		$0.00		$0.00		$0.00	2	$34,000.04
Processor Support Module	$1,250.00	2	$2,500.00		$0.00		$0.00		$0.00	2	$2,500,00
550MHz Processor Module	$21.,000.00	4	$84,000.00		$0.00		$0.00		$0.00	4	$84,000.00
Memory Carrier	$3,600.00	2	$7,200.00		$0,00		$0.00		$0.00	2	$7,200.00
Internal 18GB Disk	$2,2.25.00	4	$8,900.00		$0.00		$0.00		$0.00	4	$8,900.00

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
1GB Memory Kits	$7,000.00	8	$56,000.00.		$0.00		$0.00		$0.00	8	356-,004.00
12GB DDS 3DAT	$1,40.0.00	2	$2,800.00		$0.00		MOO		$0.00	2	$2,800.00
Internal 18GB Disk	$1.80.00	2	$3.00.00		$0.00		$0.00		$0.00	2	$300,00
12GB DDS 3DAT	$180.00	2	$360.00		$0.00		$0,00		$0.00	2	$360.00
CD ROM Drive	$1,500.00	2	$3,000.00		$0.00		$0.00		$0.00	2	$3,000.00
OEM Enclosure for DAT and CD ROM	$1,145.00	2	$2,290.00		$0.00		$0.00		$0.00	2	$2,290.00
4 Port LAN Card	$9,800.00	2	$19,600.00		$0.00		$0.00		$0,00	2	$19,600.00
Dual Port FWD Disk Drives	$2,480.00	4	$9,920.00		$0.00		$0.00		$0.00	4	$9,920.00
12H Auto RAIDS with Dual Controllers	$200.00	2	$400,00		$0.00		$0,00		$0.00	2	$400.00
36GB Auto RAID DISK	$5,600,00	2	$11,200.00		$0.00		$0.00		$0.00	2	$11,200.00
700/96 Term/All needed cables; Online JFS LTU T2Glance Plus T2	$2,000.00	2	$4,000.00		$0.00		$0.00		$0.00	2	$4,000.00
HP 9000 N4000 Hardware Support 24X7, 4 Hr Response-Per Year	$2,684.00	2	$5,368.00		$0.00		$0A0		$0.00	2	$5,368.00
HP 9000 N4000 CPU N-Class Support, 24X7, 4 Hour, per year	$807,00	2	$1,614.00		$0.00		$0.00		$0.00	2	$1,614.010
Oracle Database to include:	$111,360.87	2	$222,721.74		$0.00		$0.00		$0.00	2	$222,721.74
RedHat Linux Prorcssional 7.0 w/ embedded SSL	$179.95	6	$1,079.70		$0.00		$0.00		$0.00	6	$1,079.70
RedHat Limrx Pro 7.0 Support 5 Year	$1,245.00	6	$7,470.00		$0.00		$0.00		$0.00	6	$7,470.00
RedHat Availability Server Includes Red Hat Linux 7.0.OS & Open SSL	$1,995.00	4	$7,980.00		$0.00		$0.00		$0.00	4	$7,980.00
RedHat Strong Hold v. 3.0 w/ Equifax Digital Certificate	$995.00	4	$3,980.00		$0.00		$0.00		$0.00	4	$3,980.00
T-I Line for Sterling, Chicago/Back-up site (Monthly Rate for 5 years)	$1,045.00	3	$3,135.00	3	$3,135.00	3	$3,135.00		$0.00	9	$9,405.00
Apache Web-Logic Server Plug-In Web Server Agent	$1,658.00	4	$6,632.00		$0.00		$0.00		$0.00	4	$6,632.00
WebLogic Server and Clustering Licenses $ 17,000/CPU	$17,000.00	2	$34,000.00		$0.00		$0.00		$0.00	2	$34,000.00
AIM Help Desk Support by Innovate.Com	$2,125.00	15	$31,875.00		$0.00		$0.00		$0.00	15	$31,875.40
Checkpoint VPN-I Internet Gateway 250- 3 DES-4.1 Prod	$7,341.10	2	$14,682.20		$0.00		$0.00		$0.00	2	$14,682.20
Timbuktu Netopia 5.0 Single User	$52.40	40	$2,096.00		$0.00		$0.00		$0.00	40	$2,096,00

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Keyboard Platform w/Mouse	$191.00	4	$764.00		$0.00		$0.00		$.0.00	4	$764.00
15 Amp 60” Power Strip	$116.00	4	$464.00		$0.00		$0.00		$0.00	4	$464.00
Upright Top Support	$39.00	8	$312.00		$0.00		$0.00		$0.00	8	$312.00
84” L.h Found Upright	$221.00	4	$884.00		$0.00		$0.00		$0.00	4	$884.00
84” Rh Found Upright	$221.00	4	$884.00		$0.00		$0.00		$0.00	4	$884.00
72” Worksurface 36”D	$381.00	4	$1,524,00		$0.00		$0.00		$0.00	4	$1,524.00
Found 72” Cross Tie	$186.00	4	$744.00		$0.00		$0.00		$0.00	4	$744.00
72” Electronic Shelf	$195.00	4	$780.00		$0.00		$0.00		$0.00	4	$780.00
72” Plus Laminate Shelf	$288.00	4	$1,152.00		$0.00		$0.00		$0.00	4	$1,152.00
72” Horiz CM Kit	$144.00	12	$1,728.00		$0.00		$0.00		$0.00	12	$1,728.00
Top Access Brkts	$18.00	12	$216.00		$0.00		$0.00		$0,00	12	$216.00
84” Vertical C.M. Kit	$95.00	4	$380.00		$0.00		$0.00		$0.00	4	$380.00
19” Enclosure	$491.00	12	$5,964.00		$0.00		$0.00		$0.00	12	$5,964.00
Side Panel	$209.00	12	$2,508.00		$0.00		$0.00		$0.00	12	$2,508.00
19” Door Ligh Lexan	$339.00	12	$4,068.00		$0.00		$0.00		$0.00	12	$4,068.00
19” Door Preforated	$223.00	12	$2,676.00		$0.00		$0.00		$0.00	12	$2,676.00
Top Fan Kit	$232.00	12	$2,784.00		$0.00		$0.00		$0.00	12	$2,784.00
Handle, Removable Core, Key	$32.00	24	$768.00		$0.00		$0.00		$0.00	24	$768.00
19”X24” RackMount Rollout Shelf	$153.00	36	$5,508.00		$0.00		$0.00		$0.00	36	$5,508.00
125V NonSurge, Grip Cable	$153.00	12	$1,836.00		$0.00		$0.00		$0.00	12	$1,836.00
Grip Cable Ties	$31.00	4	$124.00		$0.00		$0.00		$0.00	4	$124.00
Anti-tip Table Front/Back	$32.00	12	$384.00		$0.00		$0.00		$0.00	12	$384.00
Caster Kit for all Bases	$37.00	12	$444.00		$0.00		$0.00		$0.00	12	$444.00
Lacing Bar Cable MGMT	$31.00	12	$372.00		$0.00		$0.00		$0.00	12	$372.00
1X8 Port Switch	$1,018.00	4	$4,072.00		$0.00		$0.00		$0.00	4	$4,072.00
7’ High Resolution Zip Molded Cable	$46.00	16	$736.00		$0.00		$0.00		$0.00	16	$736.00
25’ High Resolution Zip Molded Cable	$129.00	8	$1,032.00		$0.00		$0.00		$0.00	8	$1,032.00
12’ High Resolution Zip Molded Cable	$67.00	8	$536.00		$0.00		$0.00		$0,00	8	$536.00
KeyNote Perspective, Internet Performance Measuring URL	$495.00	12	$5,940.00		$0.00		$0.00		$0.00	12	$5,940.00
AIM Support and Maintenance for 5 years	$425.00	15	$6,375.00		$0.00		$0.00		$0.00	15	$6,375.00
Checkpoint VPNSupport –Product Upgrade per year for 5 years	$1,520.38	2	$3,040.76		$0.00		$0.00		$0.00	2	$3,040.76

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Hours	Amount
Checkpoint Gold 24X7 4 Hr response Support 5 Years	$3,553.71	2	$7,107.42		$0.00		$0.00		$0.00	2	$7,107.42
			$0.00		$0.00		$0,00		$0.00	0	$0.00
			$0.00		$0.0a		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$951,011.16		$52,903.19		$70,228.45		$0.00		$1,074,142.80
Material G & A Costs	25%		$237,752.79		$13,225,80		$17,557.11		$0.00		$268,535.70
Total Material Costs			$1,188,763,95		$66,128.99		$87,785.56		$0.00		$1,342,678.50

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Hours	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$.0.00
Long distance travel (per trip)	$1,.000.00	20	$20,000.00	27	$27,000.00	27	$27,000.00		$0.00	74	$74,0.00.00
Lodging (per night)	$150.00	39	$5,850.00	48	$7,200.00	48	$7,200.00		$0.00	135	$20,250.00
Meals (per day)	$50.00	39	$1,950.00	48	$2,400.00	48	$2,400.00		$0.00	135	$6,750.00
Rental and Taxis (per day)	$36.00	39	$1,404.00	48	$1,728.00	48	$1,728.00		$0.00	135	$4,860.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$00.0		$0.00	0	$0.00
Total Travel Costs			$29,204.00		$38,328.00		$38,328.00		$0.00		$105,860.00
Travel G & A Costs	25%		$7,301.00		$9,582.00		$9,582.00		$0.00		$26,465.00
Total Travel Costs			$36,505.00		$47,910.00		$47,910.00		$0.00		$132,325.00
Total UDC Costs			$1,225,268.95		$114,038.99		$135,695.56		$0.00		$1,475,003.50

CLIN 0001AJ
Program Management and Administration for CLIN 0001

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	480	$44,452.80	480	$44,452.80	480	$44,452.80		$0.00	1440	$133,358.40
Regional Director, Pooling Administration Services Center	$63.71		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10		$0.00		$0.00		$0.00		$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	120	$8,654.40	120	$8,654.40	240	$17,308.80		$0.00	480	$34,617.60
Regaiatory/Compliance Manager	$56.09	480	$26,923.20	480	$26,923.20	480	$26,923.20		$0.00	1440	$80,759.60
Manager, Technical Operations	$49.68	480	$23,846.40	480	$23,846.40	480	$23,846.40		$0.00	1440	$71,539.20
Program Manager, Pooling Administration System	$76.13	172	$13,094.36	144	$10,962.72	72	$5,481.36		$0.00	388	$29,538.44
Senior Systems Architect	$88.15	320	$28,208.00	280	$24,682.00		$0.00		$0.00	600	$52,890.00
Senior System Engineer	$88.15	280	$24,682.00		$0.00		$0.00		$0.00	280	$24,682.00
System Engineer	$80.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$52.09		$0.00		$0.00	280	$14,585.20		$0.00	280	$14,585.20
Software QA Analyst	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$44.87		$0.00		$0.00		$0.00		$0.00	0	$0.00
Network Engineer	$52.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Data Analyst	$61.30		$0-.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$36.06		$0.00	160	$5,769.60	480	$17,308.80		$0.00	640	$23,078.40
Senior Pooling Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pooling Administrator	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager of Quality Assurance	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Industry Interface Representative	$56.09		$0,00	320	$17,948.80	480	$26,923.20		$0.00	800	$44,872.00
Database architect	$88.15		$0.00	360	$31,734.00		$0.00		$0.00	360	$31,734.00
Administrative Assistant	$27.24		$0.00		$0.00.	160	$4,358.40		$0.00	160	$4,358.40

Total Costs			$169,861.16		$194,973.92		$181,188,16		$0,00		$546,023.24

CLIN 0002
Services in support of the Thousands Block
Pooling Administrator Requirements for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	480	$44,452.80	480	$44,452.80
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	480	$30,580.80	480	$30,580.80
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	480	$37,401.60	480	$37,401.60
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	1440	$86,544.00	1440	$86,544.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	480	$34,617.60	480	$34,617.60
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	480	$26,923.20	.480	$26,923.20
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	480	$23,846.40	480	$23,846.40
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	480	$25,003.20	480	$25,003.20
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	480	$21,153.60	480	$21,153.60
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	480	$29,424.00	460	$29,424.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	480	$17,308.80	480	$17,308.80
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	480	$21,153.60	480	$21,153.60
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	1120	$40,387.20	1120	$40,387.20
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	480	$23,846.40	480	$23,846.40
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	480	$26,923.20	480	$26,923.20
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00		$0.00		$0.00	480	$13,075.20	480	$13,075.20
Total Labor Costs			$0.00		$0.00		$0.00		$502,641.60		$502,641.60
Total Material Costs			$0.00		$0.00		$0.00		$83,251.32		$83,251.32
Total Travel Costs			$0.00		$0.00		$00.0		$46,660.00		$46,660.00
Total Costs			$0.00		$0.00		$0.00		$632,552.92		$632,552.92

CLIN 0002AA
Pool Administration Management Fee for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	480	$44,452.80	480	$44,452.80
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	432	$27,522.72	432	$27,522.72
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	48	$3,740.16	48	$3,740.16
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	480	$34,617.60	480	$34,617.60
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	432	$24,230.88	432	$24,230.88
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0,00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0,00.	0	$0,0.0,	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0’.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	480	$23,846.40	480	$23,846.40
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	480	$13,075.20	480	$13,075.20
Total Labor Costs			$0.00		$0.00		$0.00		$171,485.76		$171,485.76
Total Material Costs			$0.00		$0.00		$0.00		$51,691.05		$51,691.05
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs									$223,176.81		$223,176.81

CLIN 0002AAA
Pool Administration Management Fee Labor – FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61		$0.00		$0.00		$0.00	480	$44,452.80	480	$44,452.80
Regional Director, Pooling Administration Services Center	$63.71		$0.00		$0.00		$0.00	432	$27,522.72	432	$27,522.72
Regional Director, Pooling Implementation	$77.92		$0.00		$0.00		$0.00	48	$3,740.16	48	$3,740.16
Regional Pooling Implementation Manager	$60.10		$0.00		$0.00		$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12		$0.00		$0.00		$0.00	480	$34,617.60	480	$34,617.60
Regulatory/Compliance Manager	$56.09		$0.00		$0.00		$0.00	432	$24,230.88	432	$24,230.88
Manager, Technical Operations	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13		$0.00		$0.00		$0,00		$0.00		$0.00
Senior Systems Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior System Engineer	$88.15		$0.00		$0.00		$0,00		$0.00	0	$0.00
System Engineer	$80.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$52.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical writer	$44.87		$0.00		$0.00		$0.00		$0.00	0	$0.00
Network Engineer	$52.09		$0.00		$0.00		$0,00.		$0,0.0,	0	$0.00
Database Administrator	$44.07		$0,00		$0.00		$0.00		$0.00	0	$0.00
Senior Data Analyst	$61.30		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$36.06		$0.00		$0.00		$0,00		$0.00	0	$0.00
Senior Pooling Administrator	$44.07		$0.00		$0.00		$0.00		$0’.00	0	$0.00
Pooling Administrator	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager of Quality Assurance	$49.68		$0.00		$0.00		$0.00	480	$23,846.40	480	$23,846.40
Industry Interface Representative	$56.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$27.24		$0.00		$0.00		$0.00	480	$13,075.20	480	$13,075.20
Total Costs			$0.00		$0.00		$0.00		$171,485.76		$171,485.76

CLIN 0002AAB
Pool Administration Management Fee
Other Direct Cost and Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	0	$0,00	0	$0.00	0	$0.00	2832	$3,274.50	2832		$3,274.50
Office Supplies (man/hr)	$0.56	0	$0.00	0	$0.00	0	$0.00	2832	$1,593.00	2832		$1,593.00
Postage and Shipping (man/hr)	$0.47	0	$0.00	0	$0.00	0	$0.00	2832	$1,327.50	2832		$1,327.50
Printing (man/hr)	$0.19	0	$0,00	0	$0.00	0	$0.00	2832	$531.0	2832		$531.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00	3	$21,187.50	3		$21,187.50
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00	5	$1,500.00	5		$1,500.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00	8	$960.00	8		$960.00
Dues & Subscriptions (per Mo)	$900.00		$0,00		$0.00		$0.00	3	$2,700.00	3		$2,700.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$5,144.34			$5,144.34
T-1 Line for Sterling, Chicago/Back-up site (Monthly Rate for 5 years)	$1,045.00		$0.00		$0.00		$0.00	3	$3,135.00	3	$ $	3,135.00 0.00
			$0.00		$0.00		$0.00		$0.00	0		$0.00
			$0.00		$0.00		$0.00		$0.00	0		$0.00
			$0.00		$0.00		$0.00		$0.00	0		$0.00
			$0.00		$0.00		$0.00		$0.00	0		$0.00
			$0.00		$0.00		$0.00		$0.00	0		$0.00
			$0.00		$0,00		$0.00		$0.00	0		$0.00
			$0.00		$0.00		$0.00		$0.00	0		$0.00
			$0.00		$0.00		$0.00		$0.00			$0.00
Item Costs			$0.00		$0.00		$0.00		$41,352.84			$41,352.84
Material G & A Costs	25%		$0.00		$0,00		$0.00		$10,338.21			$10,338.21
Total Material Costs			$0.00		$0.00		$0.00		$51,691.05			$51,691.05

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0,00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs									$51,691.05		$51,691.05

CLIN 0002AB
Pool Implementation Meeting for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	432	$33,661.44	432	$33,661.44
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	1440	$86,544.00	1440	$86,544.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00		$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00.	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0,00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0,00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$30.06	0	$0.00	0	$0.00	0	$0.00,	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00.	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Total Labor Costs			$0,00		$0.00		$0.00		$120,205.44		$120,205.44
Total Material Costs			$0.00		$0.00		$0.00		$10,065.00		$10,065.00
Total Travel Costs			$0.00		$0,00		$0.00		$23,330.00		$23,330.00
Total Costs									$153,600.44		$153,600.44

CLIN 0002ABA
Pool Implementation Meeting Labor - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92		$0.00		$0,00		$0.00	432	$33,661,44	432	$33,661.44
Regional Pooling Implementation Manager	$60.10		$0.00		$0.00		$0.00	1440	$86,544.00	1440	$86,544.00
Attorney/Regional Director, External Relations Manager	$72.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager, Technical Operations	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior System Engineer	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
System Engineer	$80.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$52.09		$0,00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$44.87		$0.00		$0.00		$0.00		$0.00	0	$0.00
Network Engineer	$52.09		$0.00		$0.00		$0.00		$0.00	0	$0,00
Database Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Data Analyst	$61.30		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Pooling Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pooling Administrator	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager of Quality Assurance	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Industry Interface Representative	$56.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$27.24		$0.00		$0.00		$0.00.		$0.00	0	$0.00
Total Costs			$0.00		$0.00		$0.00		$120,205.44		$120,205.44

CLIN 0002ABB
Pool Implementation Meeting Other Direct
Cost and Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	0	$0.00	0	$0.00	0	$0.00	1872	$2,164.50	1872	$2,164.50
Office Supplies (man/hr)	$0.56	0	$0.00	0	$0.00	0	$0.00	1872	$1.053.00	1872	$1,053.00
Postage and Shipping (man/hr)	$0.47	0	$0.00	0	$0.00	0	$0.00	1872	$877.50	1872	$877.50
Printing (man/hr)	$0.19	0	$0.00	0	$0.00	0	$0.00	1872	$351.00	1872	$351.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00		$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$3,606.00		$3,606.00
			$0.00						$0.00	0.	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0000	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0,00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$0.00		$0.00		$0.00		$8,052.00		$8,052,00
Material G & A Costs	25%		$0.00		$0.00		$0.00		$2,013.00		$2,013.00
Total Material Costs									$10,065.00		$10,065.00

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00	13	$13,000.00	13	$13,000.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00	24	$3,600.00	24	$3,600.00
Meals (per day)	$50.00		$0.00		$0.00		$0.00	24	$1,200.00	24	$1,200.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00	24	$864.00	24	$864.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$4.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0,00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$18,664.00		$18,664.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$4,666.00		$4,666.00
Total Travel Costs			$0.00		$0.00		$0.00		$23,330.00		$23,330.00
Total ODC Costs			$0.00		$0.00		$0.00		$33,395.00		$33,395.00

CLIN 0002AC
Pool Establishment for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compilance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0,00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	96	$4,230.72	96	$4,230.72
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	224	$8,077.44	224	$8,077.44
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00		$0.00		$0,00	0	$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$12,308.16		$12,308.16
Total Material Costs			$0.00		$0.00		$0.00		$1,411.53		$1,411.53
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$13,719.69		$13,719.69

CLIN 0002ACA
Pool Establishment Labor - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10		$0.00		$0.00		$0.00		$0.00	0	$0.00
Attorney/Regional Director, External Relations Manner.	$72.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager, Technical Operations	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13		$0.00		$0.00		$0.00		$0.00		$0.00
Senior Systems Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior System Engineer	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
System Engineer	$80.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$52.09		$0,00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$44.87		$0.00		$0.00		$0.00		$0.00	0	$0.00
Network Engineer	$52,09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Data Analyst	$61.30		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Pooling Administrator	$44.07		$0.00		$0.00		$0.00	96	$4,230.72	96	$4,230.72
Pooling Administrator	$36.06		$0.00		$0.00		$0.00	224	$8,077.44	224	$8,077.44
Manager of Quality Assurance	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Industry Interface Representative	$56.09		$0.00		$0.00		$0.00		$0,00	0	$0.00
Database Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$27.24		$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Costs			$0.00		$0.00		$0.00		$12,308.16		$12,308.16

CLIN 0002ACB
Pool Establishment Other Direct Cost and
Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	0	$0.00		$0.00	0	$0.00	320	$370.00	320	$370.00
Office Supplies (man/hr)	$0.56	0	$0.00	0	$0.00	0	$0.00	320	$180.00	320	$180.00
Postage and Shipping (man/hr)	$0.47	0	$0.00	0	$0.00		$0.00	320	$150.00	320	$150.00
Printing (man/hr)	$0.19	0	$0.00	0	$0.00	0	$0.00	320	$60.00	320	$60.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00		$0.00
Bonus & incentives	3.00%		$0.00		$0.00		$0.00		$369.23		$369.23
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0,00	0	$0.00
Item Costs			$0.00		$0.00		$0.00		$1,129.23		$1,129.23
Material G & A Costs	25%		$0.00		$0.00		$0.00		$282.31		$282.31
Total Material Costs			$0.00		$0.00		$0.00		$1,411.53		$1,411.53

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$0.00		$0.00		$0.00		$1,411.53		$1,411.53

CLIN 0002AD
Block Application Processing For FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$91.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	288	$12,692.16	288	$12,692.16
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	672	$24,232.32	672	$24,232.32
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0,00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$36,924.48		$36,924.48
Total Material Costs			$0.00		$0.00		$0.00		$4,234.60		$4,234.60
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$41,159.08		$41,159.08

CLIN 0002ADA
Block Application Processing Labor - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling implementation	577.92		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10		$0.00		$0.00		$0,00		$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09		$0.00		$0.00		$0.00		$0.00.	0	$0.00
Manager, Technical Operations	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior System Engineer	$88.15		$0.00		$0.00		$0.00		$000	0	$0.00
System Engineer	580.13		$0.00		$0.00		$0.00-		$0’.00	0	$0,00
Software QA Manager	$52.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$44.87		$0.00		$0.00		$0.00		$0.00	0	$0.0.0
Network Engineer	$52.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00.
Senior Data Analyst	$61.30		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Pooling Administrator	$44.07		$0.00		$0.00		$0.00	288	$12,692.16	288	$12,692.16
Pooling Administrator	$36.06		$0.00		$0.00		$0.00	672	$24,232.32	672	$24,232.32
Manager of Quality Assurance	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Industry Interface Representative	$56.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$27.24		$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Costs			$0.00		$0.00		$0.00		$36,924.48		$36,924.48

CLIN 0002ADB
Block Application Processing Other Direct
Cost and Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	0	$0.00.	0	$0.00	0	$0.00	960	$1,110.00	960	$1,110.00
Office Supplies (man/hr)	$0.56	0	$0.00	0	$0.00	0	$0.00	960	$540.00	960	$540.00
Postage and Shipping (man/hr)	$0.47	0	$0.00	0	$0.00	0	$0.00	960	$450.00	960	$45’0.00
Printing (man/hr)	$0.19	0	$0.00	0	$0.00	0	$0.00	960	$180.00	960	$180.00’
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$1,107.68		$1,107.68
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$0.00		$0.00		$0.00		$3,387.68		$3,387.68
Material G & A Costs	25%		$0.00		$0.00		$0.00		$84.92		$846.92
Total Material Costs			$0.00		$0.00		$0.00		$4,234.60		$4,234.60

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per (day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$0.00		$0.00		$0.00		$4,234.60		$4,234.60

CLIN 0002AE
Pool Forecasting for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0		0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00		$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36,06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	96	$4,230.72	96	$4,230.72
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	224	$8,077.44	224	$8,077.44
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.0.0	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00		$0.00		$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$12,308.16		$12,308.16
Total Material Costs			$0.00		$0.00		$0.00		$1,411.53		$1,411.53
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$13,719.69		$13,719.69

CLIN 0002AEA
Pool Forecasting Labor - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10		$0.00		$0.00		$0.00		$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09		$0.00		$0.00		$0.00		$0.00		$0.00
Manager, Technical Operations	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior System Engineer	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
System Engineer	$80.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$52.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$44.87		$0.00		$0.00		$0.00		$0.00	0	$0.00
Network Engineer	$52.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Data Analyst	$61.30		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Pooling Administrator	$44.07		$0.00		$0.00		$0.00	96	$4,230.72	96	$4,230.72.
Pooling Administrator	$36.06		$0.00		$0.00		$0.00	224	$8,077.44	224	$.8,077.44
Manager of Quality Assurance	$49.68		$0.00		$0.00		$0.00		$0.00	0	$0.00
Industry Interface Representative	$56.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$27.24		$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Costs			$0.00		$0.00		$0.00		$12,308.16		$12,308.16

CLIN 0002AEB
Pool Forecasting Other Direct Cost and
Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	0	$0.00	0	$0.00	0	$0.00	320	$370.00	320	$370.00
Office Supplies (man/hr)	$0.56	0	$0.00	0	$0.00	0	$0.00	320	$180.00	320	$180.00
Postage and Shipping (man/hr)	$0.47	0	$0.00	0	$0.00	0	$0.00	320	$150.00	320	$150.00
Printing (man/hr)	$0.19	0	$0.00	0	$0.00	0	$0.00	320	$60.00	320	$60.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00		$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$369.23		$369.23
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$0.00		$0.00		$0.00		$1,129.23		$1,129.23
Material G & A Costs	25%		$0.00		$0.00		$0.00		$282.31		$282.31
Total Material Costs			$0.00		$0.00		$0.00		$1,411.53		$1,411.53

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$0.00		$0.00		$0.00		$1,411.53		$1,411.53

CLIN 0002AEB
System Maintenance for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00		$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling. Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	480	$23,846.40	480	$23,846.40
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0,00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	480	$25,003.20	480	$25,003.20
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	480	$21,153.60	480	$21,153.60
Senior Data Analyst	$61,30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
industry interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$70,003.20		$70,003.20
Total Material Costs			$0.00		$0.00		$0.00		$6,900.00		$6,900.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$76,903.20		$76,903.20

CLIN 0003
Optional Pool Reporting - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Material Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$0.00		$0.00

CLIN 0003AA
Optional Pool Reporting Labor for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$0.00		$0.00		$0.00		$0.00		$0.00

CLIN 0003AB
Optional Pool Reporting Other Direct Cost
and Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Office Supplies (man/hr)	$0.56	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Postage and Shipping (man/hr)	$0.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Printing (man/hr)	$0.19	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0,00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Material G & A Costs	25%		$0.00		$0,00		$0.00		$0.00		$0.00
Total Material Costs			$0.00		$0.00		$0.00		$0.00		$0.00

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0,00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs									$0.00		$0.00

April 12, 2001

Total Estimated Value of Contract

CLINs	Estimated Costs	Estimated Fee	Value

OPTIONAL CLIN 0004	$770,315.57	$0.00	$770,315.57
Total	$770,315.57	$0.00	$770,315.57

April 12, 2001

	HOURLY RATE	LABOR BURDEN	LABOR +BURDEN	G&A	Loaded Labor FY1
FY 1		33.4%		25.00%
Director, Number Pooling Services	$55.56	$18.52	$74.09	$18.52	$92.61
Regional Director, Pooling Administration Services	$38.22	$12.74	$50.96		$63:71
Center				$12.74
Regional Director, Pooling Implementation	$46.75	$15.59	$62.34	$16:58	$77.92
Regional Pooling Implementation Manager	$36.06	$12.02	$48.08	$12.02	$60.10
Attorney/Regional Director, External Relations Manager	$43.27	$1443	$57.70	$14.42	$72.12
Regulatory/Compliance Manager	$33:65	$11.22	$44:87	$11.22	$56.09
Manager, Technical Operations	$29.81	$9.94	$39.75	$9.94	$49.68
Program Manager, Pooling Administration System	$45.67	$1523	$60.90	$15.23	$76.13
Senior Systems Architect	$52.88	$17.63	$70.52	$17.63	$88.15
Senior System Engineer	$52.88	$17.63	$70.52	$17.63	$88.15
System Engineer	$48.08	$16.03	$64.11	$16.03	$80.13
Software QA Manager	$31.25	$10.42	$41.67	$10.42	$52.09
Software QA Analyst	$21.63	$7.21	$28.85	$7.21	$3.6.06
Technical Writer	$26.92	$8.98	$35.90	$8.97	$44.87
Network Engineer	$31.25	$10.42	$41.67	$10.42	$52.09
Database Administrator	$26.44	$8.82	$35.26	$8.81	$44.07
Senior Data Analyst	$36.78	$12.26	$49.04	$12.26	$61.30
Customer Service Representative	$21.63	$7.21	$28.85	$7.21	$36.06
Senior Pooling Administrator	$26.44	$8.82	$35.26	$8.81	$44.07
Pooling Administrator	$21.63	$7.21	$28.85	$7.21	$36.06
Manager of Quality Assurance	$29.81	$9.94	$39.75	$9.94	$49.68
Industry Interface Representative	$33.65	$11.22	$44.87	$11.22	$56.09
Database Architect	$52:88	$17_63	$70.52	$17.63	$88.15
Administrative Assistant	$16.35	$5.45	$21.80	$5.45	$27.24

CLIN 0004 (Optional)
Services in support of the Thousands Block
Pooling Administrator Requirements for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	120	$7,645.20	0	$0.00	0	$0.00	120	$7,645.20
Regional Director, Pooling Implementation	$77.92	480	$37,401.60	480	$37,401.60	120	$9,350.40	0	$0.00	1080	$84,153.60
Regional Pooling Implementation Manager	$60.10	480	$28,848.00	1440	$86,544,00	480	$28,848.00	0	$0.00	2400	$144,240.00
Attorney/Regional Director, External Relations Manager	$72.12	120	$8,654.40	360	$25,963.20	240	$17,308.80	0	$0.00	720	$51,926.40
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00		$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00		$0.00		$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	120	$6,250,80	360	$18,752.40	160	$8,334.40	0	$0.00	640	$33,337.60
Database Administrator	$44.07	0	$0.00	120	$5,288.40	0	$0.00	0	$0.00	120	$5,288.40
Senior Data Analyst	$61.30	160	$9,808.00	320	$19,616.00	0	$0.00	0	$0.00	480	$29,424.00
Customer Service Representative	$36.06	480	$17,308.80	320	$11,539.20	0	$0.00	0	$0.00	800	$28,848.00
Senior Pooling Administrator	$44.07	160	$7,051.20	400	$17,628.00	120	$5,288.40	0	$0.00	680	$29,987.60
Pooling Administrator	$36.06	360	$12,981.60	1280	$46,156.80	720	$25,9.63.20	320	$11,539.20	2680	$96,640.80
Manager of Quality Assurance	$49.68	160	$7,948.80	480	$23,846.40	480	$23,846.40	0	$0.00	1120	$55,641.00
Industry Interface Representative	$56.09	160	$8,974.40	160	$8,974.40	0	$0.00	0	$0.00	320	$17,948.80
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	160	$4,358.40	480	$13,075.20	320	$8,716.86	0	$0.00	960	$26,150.40

Total Labor Costs			$149,586.00		$322,430.80		$127,656,44		$11,539.20		$611,212.40
Total Material Costs			$40,524.84		$39,681.23		$12,624.40		$1,382.70		$94,213.17
Total Travel Costs			$0.00		$32,445.00		$32,445.00		$0.00		$84,894.00
Total Costs			$190,110.84		$394,557.03		$172,125.80		$12,921.90		$770,315.57

CLIN 0004AA (Optional)
Pooling Administration Management Fee for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director. Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	108	$6,880.68	0	$0.00	0	$0.00	108	$6,880.68
Regional Director, Pooling Implementation	$77.92	48	$3,740.16	48	$3,740.16	0	$935.40	0	$0.00	108	$8,415.36
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	120	$8,654.40	360	$25,963.20	0	$17,308.80	0	$0.00	720	$51,926.40
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00		$0.00		$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	160	$7,948.80	480	$23,846.40	480	$23,846.40	0	$0.00	1120	$55,641.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	160	$4,358.40	480	$13,075.20	320	$8,716.86	0	$0.00	960	$26,150.40

Total Labor Costs			$24,701.76		$73,505.64		$50,807.04		$0.00		$149,014.44
Total Material Costs			$28,859.40		$15,966.34		$5,026.30		$0.00		$49,854.04
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$53,561.16		$89,471.98		$55,835.34		$0.00		$198,868.48

CLIN 0004AAA (Optional)
Pooling Administration Management Fee Labor
FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director. Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	108	$6,880.68	0	$0.00	0	$0.00	108	$6,880.68
Regional Director, Pooling Implementation	$77.92	48	$3,740.16	48	$3,740.16	12	$935.40	0	$0.00	108	$8,415.36
Regional Pooling Implementation Manager	$60.10		$0.00	0	$0.00		$0.00		$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	120	$8,654.40	360	$25,963.20	240	$17,308.80	0	$0.00	720	$51,926.40
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68		$0.00		$0.00	0	$0.00		$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior System Engineer	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
System Engineer	$80.13		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$52.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$44.87		$0.00		$0.00		$0.00		$0.00	0	$0.00
Network Engineer	$52.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Data Analyst	$61.30		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Pooling Administrator	$44.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pooling Administrator	$36.06		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager of Quality Assurance	$49.68	160	$7,948.80	480	$23,846.40	480	$23,846.40	0	$0.00	1120	$55,641.00
Industry Interface Representative	$56.09		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Architect	$88.15		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$27.24	160	$4,358.40	480	$13,075.20	320	$8,716.86	0	$0.00	960	$26,150.40

Total Costs			$24,701.76		$73,505.64		$50,807.04		$0.00		$149,014.44

CLIN 0004AAB (Optional)
Pool Administration Management Fee
Other Direct Cost and Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	488	$564.25	1476	$1,706.63	1052	$1,216.38	0	$0.00	3016	$3,487.25
Office Supplies (man/hr)	$0.56	488	$274.50	1476	$830.25	1052	$591.75	0	$0.00	3016	$1,696.50
Postage and Shipping (man/hr)	$0.47	488	$228.75	1476	$691.88	1052	$493.13	0	$0.00	3016	$1,413.75
Printing (man/hr)	$0.19	488	$91.50	1476	$276.75	1052	$197.25	0	$0.00	3016	$565.50
Direct Rent (Concord) (per mo)	$7,062.50	3	$21,187.50	1	$7,062.50	0	$0.00	0	$0.00	4	$28,250.00
Cell Phones (per/qtr)	$300.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pagers (per/qtr)	$120.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Bonus & Incentives	3.00%		$741.02		$2,205.07		$1,524.14		$0.00		$4,470.23
T-1 Line for Sterling, Chicago/Back-up site (Monthly Rate for 5 years)	$1,045.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$23,087.52		$12,773.07		$4,022.64		$0.00		$39,883.23
Material G & A Costs	25%		$5,771.88		$3,193.27		$1,005.66		$0.00		$9,970.81
Total Material Costs			$28,859.40		$15,966.34		$5,028.30		$0.00		$49,854.04

CLIN 0004AAB
Pool Administration Management Fee
Other Direct Cost and Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0,00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$28,859.40		$15,966.34		$5,028.30		$0.00		$49,854.04

CLIN 0004AB (Optional)
Pool Implementation Meeting for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	432	$33,661.44	432	$33,661.44	108	$8,415.36	0	$0.00	972	$75,738.24
Regional Pooling Implementation Manager	$60.10	480	$28,848.00	1440	$86,544.00	480	$28,848.00	0	$0.00	2400	$144,240.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$62,509.44		$120,205.44		$37,263.36		$0.00		$219,978.24
Total Material Costs			$5,051.50		$10,065.00		$3,142.94		$0.00		$18,259.43
Total Travel Costs			$0.00		$32,445.00		$32,445.00		$0.00		$64,890.00
Total Costs			$67,560.94		$162,715.44		$72,851.30		$0.00		$303,127.67

CLIN 0004ABA (Optional)
Pool Implementation Meeting Labor - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	432	$33,661.44	432	$33,661.44	108	$8,415.36	0	$0.00	972	$75,738.24
Regional Pooling Implementation Manager	$60.10	480	$28,848.00	1440	$86,544.00	480	$28,848.00	0	$0.00	2400	$144,240.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$62,509.44		$120,205.44		$37,263.36		$0.00		$219.978.24

CLIN 0004ABB (Optional)
Pool Implementation Meeting Other Direct
Cost and Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	912	$1,054.50	1872	$2,164.50	588	$679.88	0	$0.00	3372	$3,898.88
Office Supplies (man/hr)	$0.56	912	$513.00	1872	$1,053.00	588	$330.75	0	$0.00	3372	$1,896.75
Postage and Shipping (man/hr)	$0.47	912	$427.50	1872	$877.50	588	$275.63	0	$0.00	3372	$1,580.63
Printing (man/hr)	$0.19	912	$171.00	1872	$351.00	588	$110.25	0	$0.00	3372	$632.25
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0,00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$1,875.20		$3,606.00		$1,117.85		$963.45		$6,599.05
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$4,041.20		$8,052.00		$2,514.35		$0.00		$14,607.55
Material G & A Costs	25%		$1,010.30		$2,013.00		$628.59		$0.00		$3,651.89
Total Material Costs			$5,051.50		$10,065.00		$3,142.94		$0.00		$18,259.43

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00	0	$0.00	21	$21,000.00	21	$21,000.00	0	$0.00	42	$42,000.00
Lodging (per night)	$150.00	0	$0.00	21	$3,150.00	21	$3,150.00	0	$0.00	42	$6,300.00
Meals (per day)	$50.00	0	$0.00	21	$1,050.00	21	$1,050.00	0	$0.00	42	$2,100.00
Rental and Taxis (per day)	$36.00	0	$0.00	21	$756.00	21	$756.00	0	$0.00	42	$1,512.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0,00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$25,956.00		$25,956.00		$0.00		$51,912.00
Travel G & A Costs	25%		$0.00		$6,489.00		$6,489.00		$0.00		$12,978.00
Total Travel Costs			$0.00		$32,445.00		$32,445.00		$0.00		$64,890.00
Total ODC Costs			$5,051.50		$42,510.00		$35,587.94		$0.00		$83,149.43

CLIN 0004AC (Optional)
Pool Establishment for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	32	$1,410.24	80	$3,525.60	24	$1,057.68	0	$0.00	136	$5,993.52
Pooling Administrator	$36.06	70	$2,524.20	256	$9,231.36	144	$5,192.64	64	$2,307.84	534	$19,256.04
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$3,934.44		$12,756.96		$6,250.32		$2,307.84		$25,249.56
Total Material Costs			$450.35		$1,475.86		$733.13		$276.54		$2,935.88
Total Travel Costs			$0.00		$0.00		$00.0		$0.00		$0.00
Total Costs			$4,384.79		$14,232.82		$6,983.45		$2,584.38		$28,185.44

CLIN 0004ACA (Optional)
Pool Establishment Labor - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	48	$2,692.32	48	$2,692.32
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	32	$1,410.24	80	$3,525.60	24	$1,057.68	0	$0.00	136	$5,993.62
Pooling Administrator	$36.06	70	$2,524.20	256	$9,231.36	144	$5,192.64	64	$2,307.84	534	$19,256.04
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$3,934.44		$12,756.96		$6,250.32		$2,307.84		$25,249.56

CLIN 0004ACB (Optional)
Pool Establishment Other Direct Cost and Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	102	$117.94	336	$388.50	168	$194.25	64	$74.00	670	$774.69
Office Supplies (man/hr)	$0.56	102	$57.38	336	$189.00	168	$94.50	64	$36.00	670	$376.88
Postage and Shipping (man/hr)	$0.47	102	$47.81	336	$157.50	168	$78.75	64	$30.00	670	$314.06
Printing (man/hr)	$0.19	102	$19.13	336	$63.00	168	$31.50	64	$12.00	670	$125.63
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$118.03		$382.69		$187.50		$69.23		$757.45
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$360.28		$1,180.69		$586.50		$221.23		$2,348.70
Material G & A Costs	25%		$90.07		$295.17		$146.63		$55.31		$587.18
Total Material Costs			$450.35		$1,475.86		$733.13		$276.54		$2,935.88

CLIN 0004ACB
Pool Establishment Other Direct Cost and Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$450.35		$1,475.86		$733.13		$276.54		$2,935.88

CLIN 0004AD (Optional)
Block Application Processing for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	96	$4,230.72	240	$10,576.80	72	$3,173.04	0	$0.00	408	$17,980.56
Pooling Administrator	$36.06	220	$7,933.20	768	$27,694.08	432	$15,577.92	192	$6,923.52	1612	$58,128.72
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$12,163.92		$38,270.88		$18,750.96		$6,923.52		$76,109.28
Total Material Costs			$1,394.25		$4,427.59		$2,199.38		$829.62		$8,850.84
Total Travel Costs			$0.00		$0.00		$00.0		$0.00		$0.00
Total Costs			$13,558.17		$42,698.47		$20,950.34		$7,753.14		$84,960.12

CLIN 0004ADA (Optional)
Block Application Processing Labor - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	48	$2,692.32	48	$2,692.32
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	96	$4,230.72	240	$10,576.80	72	$3,173.04	0	$0.00	408	$17,980.56
Pooling Administrator	$36.06	220	$7,933.20	768	$27,694.08	432	$15,577.92	192	$6,923.52	1612	$58,128.72
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$12,163.92		$38,270.88		$18,750.96		$6,923.52		$76,109.28

CLIN 0004ADB
Block Application Processing Other Direct
Costs and Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	316	$365.38	1008	$1,165.50	504	$582.75	192	$222.00	2020	$2,335.63
Office Supplies (man/hr)	$0.56	316	$177.75	1008	$567.00	504	$283.50	192	$108.00	2020	$1,136.25
Postage and Shipping (man/hr)	$0.47	316	$148.13	1008	$472.50	504	$236.25	192	$90.00	2020	$946.88
Printing (man/hr)	$0.19	316	$59.25	1008	$189.00	504	$94.50	192	$36.00	2020	$378.75
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0,00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$364.90		$1,148.07		$562.50		$207.70		$2,283.17
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$1,115.40		$3,542.07		$1,759.50		$663.70		$7,080.67
Material G & A Costs	25%		$278.85		$885.52		$439.88		$165.92		$1,770.17
Total Material Costs			$1,394.25		$4,427.59		$2,199.38		$829.62		$8,850.84

CLIN 0004ADB (Optional)
Block Application Processing Other Direct
Cost and Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$1,394.25		$4,427.59		$2,199.38		$829.62		$8,850.84

CLIN 0004AE (Optional)
Pool Forecasting for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	32	$1,410.24	80	$3,525.60	24	$1,057.68	0	$0.00	136	$5,993.52
Pooling Administrator	$36.06	70	$2,524.20	256	$9,231.36	144	$5,192.64	64	$2,307.84	534	$19,256.04
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$3,934.44		$12,756.96		$6,250.32		$2,307.84		$25,249.56
Total Material Costs			$450.35		$1,475.86		$733.13		$276.54		$2,935.88
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$4,384.79		$14,232.82		$6,983.45		$2,584.38		$28,185.44

CLIN 0004AEA (Optional)
Pool Forecasting Labor - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	32	$1,410.24	80	$3,525.60	24	$1,057.68	0	$0.00	136	$5,993.52
Pooling Administrator	$36.06	70	$2,524.20	256	$9,231.36	144	$5,192.64	64	$2,307.84	534	$19,256.04
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$3,934.44		$12,756.96		$6,250.32		$2,307.84		$25,249.56

CLIN 0004AEB (Optional)
Pool Forecasting Other Direct Cost and
Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	102	$117.94	336	$388.50	168	$194.25	64	$74.00	670	$774.69
Office Supplies (man/hr)	$0.56	102	$57.38	336	$189.00	168	$94.50	64	$36.00	670	$376.88
Postage and Shipping (man/hr)	$0.47	102	$47.81	336	$157.50	168	$78.75	64	$30.00	670	$314.06
Printing (man/hr)	$0.19	102	$19.13	336	$63.00	168	$31.50	64	$12.00	670	$125.63
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$.0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.0.0	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$118.03		$382.69		$187.50		$69.23		$757.45
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$360.28		$1,180.69		$586.50		$221.23		$2,348.70
Material G & A Costs	25%		$90.07		$295.17		$146.63		$55.31		$587.18
Total Material Costs			$450.35		$1,475.86		$733.13		$276.54		$2,935.88

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$450.35		$1,475.86		$733.13		$276.54		$2,935.88

CLIN 0004AF
System Maintenance for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	120	$6,250.80	360	$18,752.40	160	$8,334.40	0	$0.00	640	$33,337.60
Database Administrator	$44.07	0	$0.00	120	$5,288.40	0	$0.00	0	$0.00	120	$5,288.40
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$6,250.80		$24,040.80		$8,334.40		$0.00		$38,626.00
Total Material Costs			$590.84		$2,326.49		$787.53		$0.00		$3,704.66
Total Travel Costs			$0.00		$0.00		$00.0		$0.00		$0.00
Total Costs			$6,841.44		$26,367.29		$9,121.93		$0.00		$42,330.66

CLIN 0004AFA (Optional)
System Maintenance Labor for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems /Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	120	$6,250.80	360	$18,752.40	160	$8,334.40	0	$0.00	640	$33,337.60
Database Administrator	$44.07	0	$0.00	120	$5,288.40	0	$0.00	0	$0.00	120	$5,288.40
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$6,250.80		$24,040.80		$8,334.40		$0.00		$38,626.00

CLIN 0004AFB (Optional)
System Maintenance Other Direct Cost and
Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	120	$138.75	480	$555.00	160	$185.00	0	$0.00	760	$878.75
Office Supplies (man/hr)	$0.56	120	$67.50	480	$270.00	160	$90.00	0	$0.00	760	$427.50
Postage and Shipping (man/hr)	$0.47	120	$56.25	480	$225.00	160	$75.00	0	$0.00	760	$356.25
Printing (man/hr)	$0.19	120	$22.50	480	$90.00	160	$30.00	0	$0.00	760	$142.50
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0,00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$187.52		$721.19		$250.02		$0.00		$1,158.73
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$472.52		$1,861.19		$630.02		$0.00		$2,963.73
Material G & A Costs	25%		$118.13		$465.30		$157.51		$0.00		$740.93
Total Material Costs			$590.64		$2,326.49		$787.53		$0.00		$3,704.66

CLIN 0004AFB (Optional)
Data Requirements Other Direct Cost and
Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0,00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$590.64		$2,326.49		$787.53		$0.00		$3,704.66

CLIN 0004AG (Optional)
Data Requirements for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0,00.	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	160	$9,808.00	320	$19,616.00	0	$0.00	0	$0.00	480	$29,424.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$9,808.00		$19,616.00		$0.00		$0.00		$29,424.00
Total Material Costs			$842.78		$1,685.57		$0.00		$0.00		$2,528.35
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$10,650.78		$21,301.57		$0.00		$0.00		$31,952.35

CLIN 0004AGA (Optional)
Data Requirements Labor for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	160	$9,808.00	320	$19,616.00	0	$0.00	0	$0.00	480	$29,424.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$9,808.00		$19,616.00		$0.00		$0.00		$29,424.00

CLIN 0004AGB
Data Requirements Other Direct Cost and
Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	160	$185.00	320	$370.00	0	$0.00	480	$555.00	480	$555.00
Office Supplies (man/hr)	$0.56	160	$90.00	320	$180.00	0	$0.00	480	$270.00	480	$270.00
Postage and Shipping (man/hr)	$0.47	160	$75.00	320	$150.00	0	$0.00	480	$225.00	480	$225.00
Printing (man/hr)	$0.19	160	$30.00	320	$60.00	0	$0.00	480	$90.00	480	$90.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0,00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$294.23		$588.45		$0.00		$0.00		$882.68
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$674.23		$1,348.45		$0.00		$0.00		$2,022.68
Material G & A Costs	25%		$168.56		$337.11		$0.00		$0.00		$505.67
Total Material Costs			$842.78		$1,685.57		$0.00		$0.00		$2,528.35

CLIN 0004AGB (Optional)
Data Requirements Other Direct Cost and
Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0,00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$842.78		$1,685.57		$0.00		$0.00		$2,528.35

CLIN 0004AH (Optional)
Help Desk - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	48	$3,058.08	48	$3,058.08	48	$3,058.08
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0,00.	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	480	$17,308.80	320	$11,539.20	0	$0,00	0	$0.00	800	$28,848.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$17,308.80		$0.00		$0.00		$0.00		$28,848.00
Total Material Costs			$2,074.05		$0.00		$0.00		$0.00		$3,458.75
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$19,382.85		$12,921.90		$0.00		$0.00		$32,304.75

CLIN 0004AHA
Help Desk Labor - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	0	$0.00	0	$0.00	48	$3,058.08	48	$3,058.08
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	480	$17,308.80	320	$11,539.20	0	$0,00	0	$0.00	800	$28,848.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$17,308.80		$11,539.20		$0.00		$0.00		$28,848.00

CLIN 0004AHB (Optional)
Help Desk Other Direct Cost and Travel for
FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	480	$555.00	320	$370.00	0	$0.00	0	$0.00	800	$925.00
Office Supplies (man/hr)	$0.56	480	$270.00	320	$180.00	0	$0.00	0	$0.00	800	$450.00
Postage and Shipping (man/hr)	$0.47	480	$225.00	320	$150.00	0	$0.00	0	$0.00	800	$375.00
Printing (man/hr)	$0.19	480	$90.00	320	$60.00	0	$0.00	0	$0.00	800	$150.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0,00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$519.24		$346.16		$0.00		$0.00		$865.40
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$1,659.24		$1,106.16		$0.00		$0.00		$2,765.40
Material G & A Costs	25%		$414.81		$276.54		$0.00		$0.00		$691.35
Total Material Costs			$2,074.05		$1,382.70		$0.00		$0.00		$3,458.75

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0,00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$2,074.05		$1,382.70		$0.00		$0.00		$3,456.75

CLIN 0004AI (Optional)
Industry Meetings - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	12	$764.52	0	$0.00	0	$0.00	12	$764.52
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0,00.	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	160	$8,974.40	160	$8,974.40	0	$0.00	0	$0.00	320	$17,948.80
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$8,974.40		$9,738.92		$0.00		$0.00		$18,713.32
Total Material Costs			$811.52		$875.82		$0.00		$0.00		$1,687.34
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$9,785.92		$10,614.74		$0.00		$0.00		$20,400.66

CLIN 0004AIA (Optional)
Industry Meetings Labor - FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$92.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$63.71	0	$0.00	12	$764.52	0	$0.00	0	$0.00	12	$764.52
Regional Director, Pooling Implementation	$77.92	0	$0.00		$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$60.10	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Attorney/Reglonal Director, External Relations Manager	$72.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$56.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$76.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00		$0.00
Senior Systems Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$80.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical writer	$44.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$52.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$44.07	0	$0,00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$61.30	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$36.06	0	$0.00	0	$0.00	0	$0,00	0	$0.00	0	$0.00
Senior Pooling Administrator	$44.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$36.06	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$49.68	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$56.09	160	$8,974.40	160	$8,974.40	0	$0.00	0	$0.00	320	$17,948.80
Database Architect	$88.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$27.24	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$8,974.40		$9,738.92		$0.00		$0.00		$18,713.32

CLIN 0004AIB (Optional)
Industry Meetings Other Direct Cost and
Travel for FY1

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Material & Supplies
Telecommunications (man/hr)	$1.16	160	$185.00	172	$198.88	0	$0.00	0	$0.00	332	$383.88
Office Supplies (man/hr)	$0.56	160	$90.00	172	$96.75	0	$0.00	0	$0.00	332	$186.75
Postage and Shipping (man/hr)	$0.47	160	$75.00	172	$80.63	0	$0.00	0	$0.00	332	$155.63
Printing (man/hr)	$0.19	160	$30.00	172	$32.25	0	$0.00	0	$0.00	332	$62.25
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$300.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$120.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0,00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$269.22		$292.15		$0.00		$0.00		$561.37
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$649.22		$700.65		$0.00		$0.00		$1,349.87
Material G & A Costs	25%		$162.30		$175.16		$0.00		$0.00		$337.47
Total Material Costs			$811.52		$875.82		$0.00		$0.00		$1,687.34

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount	Qty	Amount
Travel
local travel (per mile)	$0.31		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,000.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$150.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$50.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Rental and Taxis (per day)	$36.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0,00		$0,00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$811.52		$875.82		$0.00		$0.00		$1,687.34

OPTIONAL SECTION B – SUPPLIES OR SERVICES AND PRICES

CLIN	DESCRIPTION

0004	Services in support of the Thousands Block Pooling Administrator Requirements as follows		$770,315.57

0004AA	Pool Administration Management Fee		$149,014.44
0004AAA	Pool Administration Management Fee Labor – FYI		$149,014.44
0004AAB	Pool Administration Management Fee Other Direct Cost and Travel – FYI		$49,854.04
0004AB	Pool Implementation Meeting		$219,978.24
0004ABA	Pool Implementation Meeting Labor – FYI		$219,978.24
0004ABB	Pool Implementation Meeting Other Direct Cost and Travel – FYI		$83,149.43
0004AC	Pool Establishment		$25,249.56
0004ACA	Pool Establishment Labor – FYI		$25,249.56
0004ACB	Pool Establishment Other Direct Cost and Travel – FYI		$2,935.88
0004AD	Block Application Processing		$76,109.28
0004ADA	Block Application Processing Labor – FYI		$76,109.28
0004ADB	Block Application Processing Other Direct Cost and Travel – FYI		$8,850.84
0004AE	Pool Forecasting		$25,249.56
0004AEA	Pool Forecasting Labor – FYI		$25,249.56
0004AEB	Pool Forecasting Other Direct Cost and Travel – FYI		$2,935.88
0004AF	System Maintenance		$38,626.00
0004AFA	System Maintenance Labor – FYI		$38,626.00
0004AFB	System Maintenance Other Direct Cost and Travel – FYI		$3,704.66
0004AG	Data Requirements		$29,424.00
0004AGA	Data Requirements Labor – FYI		$29,424.00
0004AGB	Data Requirements Other Direct Cost and Travel – FYI		$2,528.35
0004AH	Help Desk		$28,848.00
0004AHA	Help Desk Labor – FYI		$28,848.00
0004AHB	Help Desk Other Direct Cost and Travel – FYI		$3,456.75
0004AI	Industry Meetings		$18,713.32
0004AIA	Industry Meetings Labor – FYI		$18,713.32
0004AIB	Industry Meetings Other Direct Cost and Travel – FYI		$1,687.34

	Total Estimated Cost (excluding Facilities Capital Cost of Money)		$770,315.57
	Facilities Capital Cost of Money	N/A	$0.00
	Fixed Fee ( %)	0.00%	$0.00
	Total Estimated Cost Plus Fixed Fee		$770,315.57

Optional Section B – Supplies or Services and Prices

PAYMENT OF FIXED FEE (JOB TYPE) (APPLICABLE TO CLIN 0004)

Fixed Fee:  $0.00  The Government shall make payments to the Contractor when required as work progress, but not more frequently than bi-weekly, on account of the fixed fee, equal to 0.0% of the amounts invoiced by the Contractor under the “ALLOWALBE COST AND PAYMENT” clause.  This is subject to the withholding provisions of paragraph (b) of the “FIXED FEE” clause.  In the event the work is discontinued in accordance with the clause entitled “LIMITATION OF COSTS”, the fixed fee shall be re-determined by mutual agreement to equitably reflect the diminution of the work performed.  The amount by which such fixed fee is less than, or exceeds, payments previously made on account of fee, shall be paid to, or repaid by, the Contractor, as the case may be.

National Thousands Block
Pooling Administration	Section 3.5

3.5 FY02 Costs

[Inserted from Tab C]

CLIN 0101 Services in support of the Thousands Block Pooling Administrator Requirements for FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$96.87	480	$46,497.60	480	$46,497.60	480	$46,497.60	480	$46,497.60	1920	$185,990.40
Regional Director, Pooling Administration Services Center	$66.64	480	$31,987.20	480	$31,987.20	480	$31,987.20	480	$31,987.20	1920	$127,948.80
Regional Director, Pooling Implementation	$81.50	480	$39,120.00	480	$39,120.00	480	$39,120.00	480	$39,120.00	1920	$156,480.00
Regional Pooling Implementation Manager	$62.86	1440	$90,518.40	1440	$90,518.40	1440	$90,518.40	1440	$90,518.40	5760	$362,073.60
Attorney/Regional Director, External Relations Manager	$75.44	480	$36,211.20	480	$36,211.20	480	$36,211.20	480	$36,211.20	1920	$144,844.80
Regulatory/Compliance Manager	$58.67	480	$28,161.60	480	$28,161.60	480	$28,161.60	480	$28,161.60	1920	$112,646.40
Manager, Technical Operations	$51.97	480	$24,945.60	480	$24,945.60	480	$24,945.60	480	$24,945.60	1920	$99,782.40
Program Manager, Pooling Administration System	$79.63	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$83.82	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$46.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$54.48	480	$26,150.40	480	$26,150.40	480	$26,150.40	480	$26,150.40	1920	$104,601.60
Database Administrator	$46.10	480	$22,128.00	480	$22,128.00	480	$22,128.00	480	$22,128.00	1920	$88,512.00
Senior Data Analyst	$64.12	480	$30,777.60	480	$30,777.60	480	$30,777.60	480	$30,777.60	1920	$123,110.40
Customer Service Representative	$37.72	480	$18,105.60	480	$18,105.60	480	$18,105.60	480	$18,105.60	1920	$72,422.40
Senior Pooling Administrator	$46.10	960	$44,256.00	960	$44,256.00	960	$44,256.00	960	$44,256.00	3840	$177,024.00
Pooling Administrator	$37.72	1440	$54,316.80	1440	$54,316.80	1440	$54,316.80	1920	$72,422.40	6240	$235,372.80
Manager of Quality Assurance	$51.97	480	$24,945.60	480	$24,945.60	480	$24,945.60	480	$24,945.60	1920	$99,782.40
Industry Interface Representative	$58.67	480	$28,161.60	480	$28,161.60	480	$28,161.60	480	$28,161.60	1920	$112,646.40
Database Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.50	480	$13,680.00	480	$13,680.00	480	$13,680.00	480	$13,680.00	1920	$54,720.00
Total Labor Costs			$559,963.20		$559,963.20		$559,963.20		$578,068.80		$2,257,958.40
Total Material Costs			$218,186.64		$88,633.79		$88,633.79		$90,774.76		$486,228.97
Total Travel Costs			$51,896.08		$49,248.58		$49,248.58		$49,248.58		$199,641.82
Total Costs			$830,045.92		$697,845.57		$697,845.57		$718,092.14		$2,943,829.19

NeuStar, Inc. Confidential

CLIN 0101AA
Pool Administration Management Fee for FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$96.87	480	$46,497.60	480	$46,497.60	480	$46,497.60	480	$46,497.60	1920	$185,990.40
Regional Director, Pooling Administration Services Center	$66.64	432	$28,788.48	432	$28,788.48	432	$28,788.48	432	$28,788.48	1728	$115,153.92
Regional Director, Pooling Implementation	$81.50	48	$3,912.00	48	$3,912.00	48	$3,912.00	48	$3,912.00	192	$15,648.00
Regional Pooling Implementation Manager	$62.86		$0.00		$0.00		$0.00		$0.00		$0.00
Attorney/Regional Director, External Relations Manager	$75.44	480	$36,211.20	480	$36,211.20	480	$36,211.20	480	$36,211.20	1920	$144,844.80
Regulatory/Compliance Manager	$58.67	432	$25,345.44	432	$25,345.44	432	$25,345.44	432	$25,345.44	1728	$101,381.76
Manager, Technical Operations	$51.97	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$79.63	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$83.82	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$46.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$46.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$64.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$46.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$51.97	480	$24,945.60	480	$24,945.60	480	$24,945.60	480	$24,945.60	1920	$99,782.40
Industry Interface Representative	$58.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.50	480	$13,680.00	480	$13,680.00	480	$13,680.00	480	$13,680.00	1920	$54,720.00
Total Labor Costs			$179,380.32		$179,380.32		$179,380.32		$179,380.32		$717,521.28
Total Material Costs			$181,838.47		$52,285.62		$52,285.62		$52,285.62		$338,685.35
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$361,218.79		$231,665.94		$231,665.94		$231,665.94		$1,056,216.63

CLIN 0101AAA
Pool Administration Management Fee Labor –
FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$96.87	480	$46,497.60	480	$46,497.60	480	$46,497.60	480	$46,497.60	1920	$185,990.40
Regional Director, Pooling Administration Services Center	$66.64	432	$28,788.48	432	$28,788.48	432	$28,788.48	432	$28,788.48	1728	$115,153.92
Regional Director, Pooling Implementation	$81.50	48	$3,912.00	48	$3,912.00	48	$3,912.00	48	$3,912.00	192	$15,648.00
Regional Pooling Implementation Manager	$62.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$75.44	480	$36,211.20	480	$36,211.20	480	$36,211.20	480	$36,211.20	1920	$144,844.80
Regulatory/Compliance Manager	$58.67	432	$25,345.44	432	$25,345.44	432	$25,345.44	432	$25,345.44	1728	$101,381.76
Manager, Technical Operations	$51.97	$0.00	$0.00		$0.00		$0.00		$0.00		$0.00
Program Manager, Pooling Administration System	$79.63		$0.00		$0.00		$0.00		$0.00		$0.00
Senior Systems Architect	$92.20		$0.00		$0.00		$0.00		$0.00		$0.00
Senior Systems Engineer	$92.20		$0.00		$0.00		$0.00		$0.00		$0.00
System Engineer	$83.82		$0.00		$0.00		$0.00		$0.00		$0.00
Software QA Manager	$54.48		$0.00		$0.00		$0.00		$0.00		$0.00
Software QA Analyst	$37.72		$0.00		$0.00		$0.00		$0.00		$0.00
Technical Writer	$46.94		$0.00		$0.00		$0.00		$0.00		$0.00
Network Engineer	$54.48		$0.00		$0.00		$0.00		$0.00		$0.00
Database Administrator	$46.10		$0.00		$0.00		$0.00		$0.00		$0.00
Senior Data Analyst	$64.12		$0.00		$0.00		$0.00		$0.00		$0.00
Customer Service Representative	$37.72		$0.00		$0.00		$0.00		$0.00		$0.00
Senior Pooling Administrator	$46.10		$0.00		$0.00		$0.00		$0.00		$0.00
Pooling Administrator	$37.72		$0.00		$0.00		$0.00		$0.00		$0.00
Manager of Quality Assurance	$51.97	480	$24,945.60	480	$24,945.60	480	$24,945.60	480	$24,945.60	1920	$99,782.40
Industry Interface Representative	$58.67		$0.00		$0.00		$0.00		$0.00		$0.00
Database Architect	$92.20		$0.00		$0.00		$0.00		$0.00		$0.00
Administrative Assistant	$28.50	480	$13,680.00	480	$13,680.00	480	$13,680.00	480	$13,680.00	1920	$54,720.00
Total Costs			$179,380.32		$179,380.32		$179,380.32		$179,380.32		$717,521.28

CLIN 0101AAB
Pool Administration Management Fee
Other Direct Cost and Travel for FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.19	2832	$3,359.64	2832	$3,359.64	2832	$3,359.64	2832	$3,359.64	11328	$13,438.55
Office Supplies (man/hr)	$0.58	2832	$1,634.42	2832	$1,634.42	2832	$1,634.42	2832	$1,634.42	11328	$$ 6,537.67
Postage and Shipping (man/hr)	$0.48	2832	$1,362.02	2832	$1,362.02	2832	$1,362.02	2832	$1,362.02	11328	$5,448.06
Printing (man/hr)	$0.19	2832	$544.81	2832	$544.81	2832	$544.81	2832	$544.81	11328	$2,179.22
Direct Rent (Concord) (per mo)	$7,062.50	3	$21,187.50	3	$21,187.50	3	$21,187.50	3	$21,187.50	12	$84,750.00
Cell Phones (per/qtr)	$307.80	5	$1,539.00	5	$1,539.00	5	$1,539.00	5	$1,539.00	20	$6,156.00
Pagers (per/qtr)	$123.12	8	$984.96	8	$984.96	8	$984.96	8	$984.96	32	$3,939.84
Dues & Subscriptions (per Mo)	$900.00	3	$2,700.00	3	$2,700.00	3	$2,700.00	3	$2,700.00	12	$10,800.00
Bonus & Incentives	3.00%		$5,381.16		$5,381.16		$5,381.16		$5,381.16		$21,524.66
HP 9000 N4000 Hardware Support 24X7, 7 Hour, per year	$2,684.00	2	$5,368.00		$0.00		$0.00		$0.00	2	$5,368.00
HP 9000 N4000 CPU N-Class Support, 24X7, 4 Hour, per year	$807.00	2	$1,614.00		$0.00		$0.00		$0.00	2	$1,614.00
Red-Hat Linux Pro 7.0 Support 5 Year	$1,245.00	6	$7,470.00		$0.00		$0.00		$0.00	6	$7,470.00
Red-Hat Availability Server Support – Per Year, 1st year Free (Year 2, 3, 4, 5 are purchased)	$1,245.00	4	$4,980.00		$0.00		$0.00		$0.00	4	$4,980.00
Red Hat Stronghold Maintenance Response 8-5, 5 days /wk5 incidents, email/phone – Total 5 years, 1st year free	$995.00	4	$3,980.00		$0.00		$0.00		$0.00	4	$3,980.00
Equifax Digital Certificate Renewal – yearly for a total of 5 years (1st free)	$79.00	4	$316.00		$0.00		$0.00		$0.00	4	$316.00
T-1 Line for Sterling, Chicago/Back-up site (Monthly Rate for 5 years)	$1,045.00	3	$3,135.00	3	$3,135.00	3	$3,135.00	3	$3,135.00	12	$12,540.00
KeyNote Perspective, Internet Performance Measuring URL	$495.00	12	$5,940.00		$0.00		$0.00		$0.00	12	$5,940.00
WebLogic Server Support for 5 Years Total 1st Yr free	$3,400.00	4	$13,600.00		$0.00		$0.00		$0.00	4	$13,600.00
AIM Support and Maintenance for 5 years	$425.00	15	$6,375.00		$0.00		$0.00		$0.00	15	$6,375.00

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Checkpoint VPN Support – Product Upgrade per year for 5 year	$1,520.38	2	$3,040.76		$0.00		$0.00		$0.00	2	$3,040.76
Checkpoint Gold 24X7 4 Hr response Support 5 Years	$3,553.71	2	$7,107.42		$0.00		$0.00		$0.00	2	$7,107.42
Cisco 3640 Premiere Support 4 hr response total 5 years	$1,858.58	2	$3,717.16		$0.00		$0.00		$0.00	2	$3,717.16
Oracle Yearly Maintenance and Upgrade	$20,066.97	2	$40,133.94		$0.00		$0.00		$0.00	2	$40,133.94

			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$145,470.78		$41,828.50		$41,828.50		$41,828.50		$270,956.28
Material G & A Costs	25%		$36,367.69		$10,457.12		$10,457.12		$10,457.12		$67,739.07
Total Material Costs			$181,838.47		$52,285.62		$52,285.62		$52,285.62		$338,695.35

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

local travel (per mile)	$0.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,059.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$153.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$51.30		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$36.94		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$181,838.47		$52,285.62		$52,285.62		$52,285.62		$338,695.35

CLIN 0101AB
Pool Implementation Meeting For FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$96.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$66.64	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$81.50	432	$35,208.00	432	$35,208.00	432	$35,208.00	432	$35,208.00	1728	$140,832.00
Regional Pooling Implementation Manager	$62.86	1440	$90,518.40	1440	$90,518.40	1440	$90,518.40	1440	$90,518.40	5760	$362,073.60
Attorney/Regional Director, External Relations Manager	$75.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$58.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$51.97	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$79.63	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$83.82	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$46.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$46.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$64.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$46.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$51.97	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$58.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.50	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$125,726.40		$125,726.40		$125,726.40		$125,726.40		$502,905.60
Total Material Costs			$10,416.52		$10,416.52		$10,416.52		$10,416.52		$41,666.08
Total Travel Costs			$25,796.70		$24,472.95		$24,472.95		$24,472.95		$99,215.55
Total Costs			$161,939.62		$160,615.87		$160,615.87		$160,615.87		$643,787.23

CLIN 0101ABA
Pool Implementation Meeting Labor – FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$96.87		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$66.64		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Implementation	$81.50	432	$35,28.00	432	$35,28.00	432	$35,28.00	432	$35,28.00	1728	$140,832.00
Regional Pooling Implementation Manager	$62.86	1440	$90,518.40	1440	$90,518.40	1440	$90,518.40	1440	$90,518.40	5760	$362,073.60
Attorney/Regional Director, External Relations Manager	$75.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regulatory/Compliance Manager	$58.67		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager, Technical Operations	$51.97		$0.00		$0.00		$0.00		$0.00	0	$0.00
Program Manager, Pooling Administration System	$79.63		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Architect	$92.20		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Engineer	$92.20		$0.00		$0.00		$0.00		$0.00	0	$0.00
System Engineer	$83.82		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$54.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$37.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$46.94		$0.00		$0.00		$0.00		$0.00	0	$0.00
Network Engineer	$54.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Administrator	$46.10		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Data Analyst	$64.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$37.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Pooling Administrator	$46.10		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pooling Administrator	$37.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager of Quality Assurance	$51.97		$0.00		$0.00		$0.00		$0.00	0	$0.00
Industry Interface Representative	$58.67		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Architect	$92.20		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$28.50		$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Costs			$125,726.40		$125,726.40		$125,726.40		$125,726.40		$502,905.60

CLIN 0101ABB
Pool Implementation Meeting Other Direct
Cost and Travel for FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.19	1872	$2,220.78	1872	$2,220.78	1872	$2,220.78	1872	$2,220.78	7488	$8,883.11
Office Supplies (man/hr)	$0.58	1872	$1,080.38	1872	$1,080.38	1872	$1,080.38	1872	$1,080.38	7488	$4,321.51
Postage and Shipping (man/hr)	$0.48	1872	$900.32	1872	$900.32	1872	$900.32	1872	$900.32	7488	$3,601.26
Printing (man/hr)	$0.19	1872	$360.13	1872	$360.13	1872	$360.13	1872	$360.13	7488	$1,440.50
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$307.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$123.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$3,771.62		$3,771.62		$3,771.62		$3,771.62		$15,086.48

			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$8,333.22		$8,333.22		$8,333.22		$8,333.22		$33,332.86
Material G & A Costs	25%		$2,083.30		$2,083.30		$2,083.30		$2,083.30		$8,333.22
Total Material Costs			$10,416.52		$10,416.52		$10,416.52		$10,416.52		$41,666.08

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

local travel (per mile)	$0.32		$0.00		$0.00		$0.00		$0.00		$0.00
Long distance travel (per trip)	$1,059.00	14	$14,826.00	13	$13,767.00	13	$13,767.00	13	$13,767.00	53	$56,127.00
Lodging (per night)	$153.90	24	$3,693.60	24	$3,693.60	24	$3,693.60	24	$3,693.60	96	$14,774.40
Meals (per day)	$51.30	24	$1,231.20	24	$1,231.20	24	$1,231.20	24	$1,231.20	96	$4,924.80
Rental and Taxis (per day)	$36.94	24	$886.56	24	$886.56	24	$886.56	24	$886.56	96	$3,546.24
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$20,637.36		$19,578.36		$19,578.36		$19,578.36		$79,372.44
Travel G & A Costs	25%		$5,159.34		$4,894.59		$4,894.59		$4,894.59		$19,843.11
Total Travel Costs			$25,796.70		$24,472.95		$24,472.95		$24,472.95		$99,215.55
Total ODC Costs			$36,213.22		$34,889.47		$34,889.47		$34,889.47		$140,881.63

CLIN 0101AC
Pool Establishment for FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$96.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$66.64	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$81.50	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$62.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$75.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$58.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$51.97	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$79.63	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$83.82	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$46.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$46.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$64.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$46.10	192	$8,851.20	192	$8,851.20	192	$8,851.20	192	$8,851.20	768	$35,404.80
Pooling Administrator	$37.72	288	$10,863.36	288	$10,863.36	288	$10,863.36	384	$14,484.48	1248	$47,074.56
Manager of Quality Assurance	$51.97	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$58.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.50	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$19,714.56		$19,714.56		$19,714.56		$23,335.68		$82,479.36
Total Material Costs			$2,201.31		$2,201.31		$2,201.31		$2,629.51		$9,233.44
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$21,915.87		$21,915.87		$21,915.87		$25,965.19		$91,712.80

CLIN 0101ACA
Pool Establishment Labor - FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$96.87		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$66.64		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Implementation	$81.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Pooling Implementation Manager	$62.86		$0.00		$0.00		$0.00		$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$75.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regulatory/Compliance Manager	$58.67		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager, Technical Operations	$51.97		$0.00		$0.00		$0.00		$0.00	0	$0.00
Program Manager, Pooling Administration System	$79.63		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Architect	$92.20		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Engineer	$92.20		$0.00		$0.00		$0.00		$0.00	0	$0.00
System Engineer	$83.82		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$54.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$37.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$46.94		$0.00		$0.00		$0.00		$0.00	0	$0.00
Network Engineer	$54.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Administrator	$46.10		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Data Analyst	$64.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$37.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Pooling Administrator	$46.10	192	$8,851.20	192	$8,851.20	192	$8,851.20	192	$8,851.20	768	$35,404.80
Pooling Administrator	$37.72	288	$10,863.36	288	$10,863.36	288	$10,863.36	384	$14,484.48	1248	$47,074.56
Manager of Quality Assurance	$51.97		$0.00		$0.00		$0.00		$0.00	0	$0.00
Industry Interface Representative	$58.67		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Architect	$92.20		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$28.50		$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Costs			$19,714.56		$19,714.56		$19,714.56		$23,335.68		$82,479.36

CLIN 0101ACB
Pool Establishment Other Direct Cost and
Travel for FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.19	480	$569.43	480	$569.43	480	$569.43	576	$683.32	2016	$2,391.61
Office Supplies (man/hr)	$0.58	480	$277.02	480	$277.02	480	$277.02	576	$332.42	2016	$1,163.48
Postage and Shipping (man/hr)	$0.48	480	$230.85	480	$230.85	480	$230.85	576	$277.02	2016	$969.57
Printing (man/hr)	$0.19	480	$92.34	480	$92.34	480	$92.34	576	$110.81	2016	$387.83
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$307.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$123.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$591.41		$591.41		$591.41		$700.04		$2,474.27

			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$1,761.05		$1,761.05		$1,761.05		$2,103.61		$7,386.76
Material G & A Costs	25%		$440.26		$440.26		$440.26		$525.90		$1,846.69
Total Material Costs			$2,201.31		$2,201.31		$2,201.31		$2,629.51		$9,233.44

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

local travel (per mile)	$0.32		$0.00		$0.00		$0.00		$0.00		$0.00
Long distance travel (per trip)	$1,059.00		$0.00		$0.00		$0.00		$0.00		$0.00
Lodging (per night)	$153.90		$0.00		$0.00		$0.00		$0.00		$0.00
Meals (per day)	$51.30		$0.00		$0.00		$0.00		$0.00		$0.00
Rental and Taxis (per day)	$36.94		$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$2,201.31		$2,201.31		$2,201.31		$2,629.51		$9,233.44

CLIN 0101AD
Block Application Processing for FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$96.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$66.64	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$81.50	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$62.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$75.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$58.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$51.97	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$79.63	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$83.82	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$46.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$46.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$64.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$46.10	576	$26,553.60	576	$26,553.60	576	$26,553.60	576	$26,553.60	2304	$106,214.40
Pooling Administrator	$37.72	864	$32,590.08	864	$32,590.08	864	$32,590.08	1152	$43,453.44	3744	$141,223.68
Manager of Quality Assurance	$51.97	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$58.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.50	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$59,143.58		$59,143.58		$59,143.58		$70,007.04		$247,438.08
Total Material Costs			$6,603.94		$6,603.94		$6,603.94		&,888.52		$27,700.33
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$65,747.62		$65,747.62		$65,747.62		$77,895.56		$275,138.41

CLIN 0101ADA
Block Application Processing Labor - FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$96.87		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$66.64		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Director, Pooling Implementation	$81.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regional Pooling Implementation Manager	$62.86		$0.00		$0.00		$0.00		$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$75.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Regulatory/Compliance Manager	$58.67		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager, Technical Operations	$51.97		$0.00		$0.00		$0.00		$0.00	0	$0.00
Program Manager, Pooling Administration System	$79.63		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Architect	$92.20		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Engineer	$92.20		$0.00		$0.00		$0.00		$0.00	0	$0.00
System Engineer	$83.82		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$54.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$37.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$46.94		$0.00		$0.00		$0.00		$0.00	0	$0.00
Network Engineer	$54.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Administrator	$46.10		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Data Analyst	$64.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$37.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Pooling Administrator	$46.10	576	$26,553.60	576	$26,553.60	576	$26,553.60	576	$26,553.60	2304	$106,214.40
Pooling Administrator	$37.72	864	$32,590.08	864	$32,590.08	864	$32,590.08	1152	$43,453.44	3744	$141,223.68
Manager of Quality Assurance	$51.97		$0.00		$0.00		$0.00		$0.00	0	$0.00
Industry Interface Representative	$58.67		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Architect	$92.20		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$28.50		$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Costs			$59,143.68		$59,143.68		$59,143.68		$70,007.04		$247,438.08

CLIN 0101ADB
Block Application Processing Other Direct
Cost and Travel for FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.19	1440	$1,708.29	1440	$1,708.29	1440	$1,708.29	1728	$2,049.95	6048	$7,174.82
Office Supplies (man/hr)	$0.58	1440	$831.06	1440	$831.06	1440	$831.06	1728	$997.27	6048	$3,490.45
Postage and Shipping (man/hr)	$0.48	1440	$692.55	1440	$692.55	1440	$692.55	1728	$831.06	6048	$2,908.71
Printing (man/hr)	$0.19	1440	$277.02	1440	$277.02	1440	$277.02	1728	$332.42	6048	$1,163.48
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$307.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$123.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$1,774.23		$1,774.23		$1,774.23		$2,100.12		$7,422.80
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$5,283.15		$5,283.15		$5,283.15		$6,310.82		$22,160.27
Material G & A Costs	25%		$1,320.79		$1,320.79		$1,320.79		$1,577.70		$5,540.07
Total Material Costs			$6,603.94		$6,603.94		$6,603.94		$7,888.52		$27,700.33

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

local travel (per mile)	$0.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,059.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$153.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$51.30		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$36.94		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$6,603.94		$6,603.94		$6,603.94		$7,888.52		$27,700.33

CLIN 0101AIB

Industry Meetings Other Direct Cost and

Travel for FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.19	528	$626.37	528	$626.37	528	$626.37	528	$626.37	2112	$2,505.49
Office Supplies (man/hr)	$0.58	528	$304.72	528	$304.72	528	$304.72	528	$304.72	2112	$1,218.89
Postage and Shipping (man/hr)	$0.48	528	$253.94	528	$253.94	528	$253.94	528	$253.94	2112	$1,015.74
Printing (man/hr)	$0.19	528	$101.57	528	$101.57	528	$101.57	528	$101.57	2112	$406.30
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$307.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$123.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$940.77		$940.77		$940.77		$940.77		$3,763.07
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$2,227.37		$2,227.37		$2,227.37		$2,227.37		$8,909.48
Material G&A Costs	25%		$556.84		$556.84		$556.84		$556.84		$2,227.37
Total Material Costs			$2,784.21		$2,784.21		$2,784.21		$2,784.21		$11,136.85

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,059.00	14	$14,826.00	13	$13,767.00	13	$13,767.00	13	$13,767.00	53	$56,127.00
Lodging (per night)	$153.90	25	$3,847.50	25	$3,847.50	25	$3,847.50	25	$3,847.50	100	$15,390.00
Meals (per day)	$51.30	25	$1,282.50	25	$1,282.50	25	$1,282.50	25	$1,282.50	100	$5,130.00
Rental and Taxis (per day)	$36.94	25	$923.50	25	$923.50	25	$923.50	25	$923.50	100	$3,694.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$20,879.50		$19,820.50		$19,820.50		$19,820.50		$80.341.00
Travel G&A Costs	25%		$5,219.88		$4,955.13		$4,955.13		$4,955.13		$20,085.27
Total Travel Costs			$26,099.38		$24,775.63		$24,775.63		$24,775.63		$100,426.27
Total ODC Costs			$28,883.59		$27,559.84		$27,559.84		$27,559.84		$111,563.12

CLIN 0102

Optional Pool Reporting - FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$96.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$66.64	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$81.50	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$62.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$75.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$58.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$51.97	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$79.63	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$83.82	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$46.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$46.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$64.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$46.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$51.97	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$58.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.50	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Material Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$0.00		$0.00

CLIN 0102AA

Optional Pool Reporting Labor For FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$96.87	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$66.64	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$81.50	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$62.86	0		0		0		0		0
Attorney/Regional Director, External Relations Manager	$75.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$58.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$51.97	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$79.63	0		0		0		0		0
Senior Systems Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$83.82	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$46.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$54.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$46.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$64.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$46.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$37.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$51.97	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$58.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$92.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.50	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$0.00		$0.00		$0.00		$0.00

CLIN 0102AB

Optional Pool Reporting Other Direct Cost
and Travel for FY2

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Office Supplies (man/hr)	$0.58	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Postage and Shipping (man/hr)	$0.48	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Printing (man/hr)	$0.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$307.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$123.12		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Material G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Material Costs			$0.00		$0.00		$0.00		$0.00		$0.00

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,059.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$153.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$51.30		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$36.94		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$0.00		$0.00		$0.00		$0.00		$0.00

National Thousands Block
Pooling Administration	Section 3.6

3.6 FY03 Costs

[Inserted from Tab C]

CLIN 0201

Services in support of the Thousands Block

Pooling Administrator Requirements for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$103.33	480	$48,683.40	480	$48,683.40	480	$48,683.40	480	$48,683.40	1920	$194,553.60
Regional Director, Pooling Administration Services Center	$69.70	480	$33,456.00	480	$33,456.00	480	$33,456.00	480	$33,456.00	1920	$133,824.00
Regional Director, Pooling Implementation	$85.25	480	$40,920.00	480	$40,920.00	480	$40,920.00	480	$40,920.00	1920	$163,680.00
Regional Pooling Implementation Manager	$65.76	1440	$94,694.40	1440	$94,694.40	1440	$94,694.40	1440	$94,694.40	5760	$378,777.60
Attorney/Regional Director, External Relations Manager	$78.91	480	$37,876.80	480	$37,876.80	480	$37,876.80	480	$37,876.80	1920	$151,507.20
Regulatory/Compliance Manager	$61.37	480	$29,457.60	480	$29,457.60	480	$29,457.60	480	$29,457.60	1920	$117,830.40
Manager, Technical Operations	$54.36	480	$26,092.80	480	$26,092.80	480	$26,092.80	480	$26,092.80	1920	$104,371.20
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	480	$27,355.20	480	$27,355.20	480	$27,355.20	480	$27,355.20	1920	$109,420.80
Database Administrator	$48.22	480	$23,145.60	480	$23,145.60	480	$23,145.60	480	$23,145.60	1920	$92,582.40
Senior Data Analyst	$67.07	480	$32,193.60	480	$32,193.60	480	$32,193.60	480	$32,193.60	1920	$128,774.40
Customer Service Representative	$39.45	480	$18,936.00	480	$18,936.00	480	$18,936.00	480	$18,936.00	1920	$75,744.00
Senior Pooling Administrator	$48.22	960	$46,291.20	960	$46,291.20	960	$46,291.20	960	$46,291.20	3840	$185,164.80
Pooling Administrator	$39.45	1920	$75,744.00	1920	$75,744.00	1920	$75,744.00	1920	$75,744.00	7680	$302,976.00
Manager of Quality Assurance	$54.36	480	$26,092.80	480	$26,092.80	480	$26,092.80	480	$26,092.80	1920	$104,371.20
Industry Interface Representative	$61.37	480	$29,457.60	480	$29,457.60	0480	$29,457.60	0480	$29,457.60	1920	$117,830.40
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	480	$13,593.60	480	$13,593.60	480	$13,593.60	480	$13,593.60	1920	$54,374.40
Total Labor Costs			$603,945.60		$603,945.60		$603,945.60		$603,945.60		$2,415,782.40
Total Material Costs			$222,216.27		$92,663.42		$92,663.42		$92,663.42		$500,206.54
Total Travel Costs			$30,964.95		$29,563.10		$29,563.10		$29,563.10		$119,654.25
Total Costs			$857,126.82		$726,172.12		$726,172.12		$726,172.12		$3,035,643.19

CLIN 0201AA

Pool Administration Management Fee for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	480	$48,683.40	480	$48,683.40	480	$48,683.40	480	$48,683.40	1920	$194,553.60
Regional Director, Pooling Administration Services Center	$69.70	432	$30,110.40	432	$30,110.40	432	$30,110.40	432	$30,110.40	1728	$120,441.60
Regional Director, Pooling Implementation	$85.25	48	$4,092.00	480	$40,920.00	480	$40,920.00	480	$40,920.00	192	$16,368.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	480	$37,876.80	480	$37,876.80	480	$37,876.80	480	$37,876.80	1920	$151,507.20
Regulatory/Compliance Manager	$61.37	432	$26,511.84	432	$26,511.84	432	$26,511.84	432	$26,511.84	1728	$106,047.36
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	480	$27,355.20	480	$27,355.20	480	$27,355.20	1920	$109,420.80
Database Administrator	$48.22	0	$0.00	480	$23,145.60	480	$23,145.60	480	$23,145.60	1920	$92,582.40
Senior Data Analyst	$67.07	0	$0.00	480	$32,193.60	480	$32,193.60	480	$32,193.60	1920	$128,774.40
Customer Service Representative	$39.45	0	$0.00	480	$18,936.00	480	$18,936.00	480	$18,936.00	1920	$75,744.00
Senior Pooling Administrator	$48.22	0	$0.00	960	$46,291.20	960	$46,291.20	960	$46,291.20	3840	$185,164.80
Pooling Administrator	$39.45	0	$0.00	1920	$75,744.00	1920	$75,744.00	1920	$75,744.00	7680	$302,976.00
Manager of Quality Assurance	$54.36	480	$26,092.80	480	$26,092.80	480	$26,092.80	480	$26,092.80	1920	$104,371.20
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	480	$13,593.60	480	$13,593.60	480	$13,593.60	480	$13,593.60	1920	$54,374.40
Total Labor Costs			$186,915.84		$186,915.84		$186,915.84		$186,915.84		$747,663.36
Total Material Costs			$182,427.35		$52,874.50		$52,874.50		$52,874.50		$341,050.85
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$369,343.19		$239,790.34		$239,790.34		$239,790.34		$1,088.714.21

CLIN 0201AAA

Pool Administration Management Fee Labor – FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	480	$48,683.40	480	$48,683.40	480	$48,683.40	480	$48,683.40	1920	$194,553.60
Regional Director, Pooling Administration Services Center	$69.70	432	$30,110.40	432	$30,110.40	432	$30,110.40	432	$30,110.40	1728	$120,441.60
Regional Director, Pooling Implementation	$85.25	48	$4,092.00	48	$40,920.00	48	$40,920.00	48	$40,920.00	192	$16,368.00
Regional Pooling Implementation Manager	$65.76		$0.00		$0.00		$0.00		$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	480	$37,876.80	480	$37,876.80	480	$37,876.80	480	$37,876.80	1920	$151,507.20
Regulatory/Compliance Manager	$61.37	432	$26,511.84	432	$26,511.84	432	$26,511.84	432	$26,511.84	1728	$106,047.36
Manager, Technical Operations	$54.36		$0.00		$0.00		$0.00		$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Architect	$96.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Systems Engineer	$96.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
System Engineer	$87.67		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Manager	$56.99		$0.00		$0.00		$0.00		$0.00	0	$0.00
Software QA Analyst	$39.45		$0.00		$0.00		$0.00		$0.00	0	$0.00
Technical Writer	$49.10		$0.00		$0.00		$0.00		$0.00	0	$0.00
Network Engineer	$56.99		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Administrator	$48.22		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Data Analyst	$67.07		$0.00		$0.00		$0.00		$0.00	0	$0.00
Customer Service Representative	$39.45		$0.00		$0.00		$0.00		$0.00	0	$0.00
Senior Pooling Administrator	$48.22		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pooling Administrator	$39.45		$0.00		$0.00		$0.00		$0.00	0	$0.00
Manager of Quality Assurance	$54.36	480	$26,092.80	480	$26,092.80	480	$26,092.80	480	$26,092.80	1920	$104,371.20
Industry Interface Representative	$61.37		$0.00		$0.00		$0.00		$0.00	0	$0.00
Database Architect	$96.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Administrative Assistant	$28.32	480	$13,593.60	480	$13,593.60	480	$13,593.60	480	$13,593.60	1920	$54,374.40
Total Costs			$186,915.84		$186,915.84		$186,915.84		$186,915.84		$747,663.36

CLIN 0201AAB

Pool Administration Management Fee

Other Direct Cost and Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.22	2832	$3,446.99	2832	$3,446.99	2832	$3,446.99	2832	$3,446.99	11328	$13,787.95
Office Supplies (man/hr)	$0.59	2832	$1,676.91	2832	$1,676.91	2832	$1,676.91	2832	$1,676.91	11328	$6,707.65
Postage and Shipping (man/hr)	$0.49	2832	$1,397.43	2832	$1,397.43	2832	$1,397.43	2832	$1,397.43	11328	$5,589.71
Printing (man/hr)	$0.20	2832	$558.97	2832	$558.97	2832	$558.97	2832	$558.97	11328	$2,235.88
Direct Rent (Concord) (per mo)	$7,062.50	3	$21,187.50	3	$21,187.50	3	$21,187.50	3	$21,187.50	12	$84,750.00
Cell Phones (per/qtr)	$315.80	5	$1,579.01	5	$1,579.01	5	$1,579.01	5	$1,579.01	20	$6,316.06
Pagers (per/qtr)	$126.32	8	$1,010.57	8	$1,010.57	8	$1,010.57	8	$1,010.57	32	$4,042.28
Dues & Subscriptions (per Mo)	$900.00	3	$2,700.00	3	$2,700.00	3	$2,700.00	3	$2,700.00	12	$10,800.00
Bonus & Incentives	3.00%		$5,607.22		$5,607.22		$5,607.22		$5,607.22		$22,428.88
HP 9000 N4000 Hardware Support	$2,684.00	2	$5,368.00		$0.00		$0.00		$0.00	2	$5,368.00
24X7, 4 Hr Response-Per Year HP 9000 N4000 CPU N-Class Support	$807.00	2	$1,614.00		$0.00		$0.00		$0.00	2	$1,614.00
24X7, 4 Hour, per year Red Hat Linux Pro 7.0 Support 5 Year	$1,245.00	6	$7,470.00		$0.00		$0.00		$0.00	6	$7,470.00
Red Hat Availability Service Support – Per Year, 1st year Free (Year 2,3,4,5 are purchased)	$1,245.00	4	$4,980.00		$0.00		$0.00		$0.00	4	$4,980.00
Red Hat Stronghold Maintenance Response 8-5, 5 days/wk5 incidents, email/phone – Total 5 years, 1st year free	$995.00	4	$3,980.00		$0.00		$0.00		$0.00	4	$3,980.00
Equifax Digital Certificate Renewal – yearly for a total of 5 years (1st free)	$79.00	4	$316.00		$0.00		$0.00		$0.00	4	$316.00
T-1 Line for Sterling, Chicago/Back-up site (Monthly Rate for 5 years)	$1,045.00	3	$3,135.00	3	$3,135.00	3	$3,135.00	3	$3,135.00	12	$12,540.00
KeyNote Perspective, Internet Performance Measuring URL	$495.00	12	$5,940.00		$0.00		$0.00		$0.00	12	$5,940.00
WebLogic Server Support for 5 Years Total 1st Yr free	$3,400.00	4	$13,600.00		$0.00		$0.00		$0.00	4	$13,600.00
AIM Support and Maintenance for 5 years	$425.00	15	$6,375.00		$0.00		$0.00		$0.00	15	$6,375.00

CLIN 0201AAB

Pool Administration Management Fee

Other Direct Cost and Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Checkpoint VPN Support – Product Upgrade per year for 5 years	$1,520.38	2	$3,040.76		$0.00		$0.00		$0.00	2	$3,040.76
Checkpoint Gold 24X7 Hr response Support 5 Years	$3,553.71	2	$7,107.42		$0.00		$0.00		$0.00	2	$7,107.42
Cisco 3640 Premiere Support 4 hr response total 5 years	$1,858.58	2	$3,717.16		$0.00		$0.00		$0.00	2	$3,717.16
Oracle Yearly Maintenance and Upgrade	$20,066.97	2	$40,133.94		$0.00		$0.00		$0.00	2	$40,133.94

			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$145,941.88		$42,299.60		$42,299.60		$42,299.60		$272,840.68
Material G&A Costs	25%		$36,485.47		$10,574.90		$10,574.90		$10,574.90		$68,210.17
Total Material Costs			$182,427.35		$52,874.50		$52,874.50		$52,874.50		$341,050.85

CLIN 0201AAB

Pool Administration Management Fee

Other Direct Cost and Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.33		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,121.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$157.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$52.63		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$37.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$182,427.35		$52,874.50		$52,874.50		$52,874.50		$341,050.85

CLIN 0201AB

Pool Implementation Meeting For FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	432	$36,828.00	432	$36,828.00	432	$36,828.00	432	$36,828.00	1728	$147,312.00
Regional Pooling Implementation Manager	$65.76	1440	$94,694.40	1440	$94,694.40	1440	$94,694.40	1440	$94,694.40	5760	$378,777.60
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$131,522.40		$131,522.40		$131,522.40		$131,522.40		$526,089.60
Total Material Costs			$10,782.11		$10,782.11		$10,782.11		$10,782.11		$43,128.45
Total Travel Costs			$14,781.55		$14,781.55		$14,781.55		$14,781.55		$59,126.20
Total Costs			$157,086.06		$157,086.06		$157,086.06		$157,086.06		$628,344.25

CLIN 0201ABA

Pool Implementation Meeting Labor For FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	432	$36,828.00	432	$36,828.00	432	$36,828.00	432	$36,828.00	1728	$147,312.00
Regional Pooling Implementation Manager	$65.76	1440	$94,694.40	1440	$94,694.40	1440	$94,694.40	1440	$94,694.40	5760	$378,777.60
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$131,522.40		$131,522.40		$131,522.40		$131,522.40		$526,089.60

CLIN 0201ABB

Pool Implementation Meeting Other Direct

Cost and Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.22	1872	$2,278.52	1872	$2,278.52	1872	$2,278.52	1872	$2,278.52	7488	$9,114.07
Office Supplies (man/hr)	$0.59	1872	$1,108.47	1872	$1,108.47	1872	$1,108.47	1872	$1,108.47	7488	$4,433.87
Postage and Shipping (man/hr)	$0.49	1872	$923.72	1872	$923.72	1872	$923.72	1872	$923.72	7488	$3,694.89
Printing (man/hr)	$0.20	1872	$369.49	1872	$369.49	1872	$369.49	1872	$369.49	7488	$1,477.96
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$315.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$126.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$3,945.49		$3,945.49		$3,945.49		$3,945.49		$15,781.97
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$8,625.69		$8,625.69		$8,625.69		$8,625.69		$34,502.76
Material G&A Costs	25%		$2,156.42		$2,156.42		$2,156.42		$2,156.42		$8,625.69
Total Material Costs			$10,782.11		$10,782.11		$10,782.11		$10,782.11		$43,128.45

CLIN 0201ABB

Pool Administration Meeting Other Direct

Cost and Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.33		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,121.48	7	$7,850.36	7	$7,850.36	7	$7,850.36	7	$7,850.36	28	$31,401.44
Lodging (per night)	$157.90	16	$2,526.40	16	$2,526.40	16	$2,526.40	16	$2,526.40	64	$10,105.60
Meals (per day)	$52.63	16	$842.08	16	$842.08	16	$842.08	16	$842.08	064	$3,368.32
Rental and Taxis (per day)	$37.90	16	$606.40	16	$606.40	16	$606.40	16	$606.40	064	$2,425.60
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$11,825.24		$11,825.24		$11,825.24		$11,825.24		$47,300.96
Travel G&A Costs	25%		$2,956.31		$2,956.31		$2,956.31		$2,956.31		$11,825.24
Total Travel Costs			$14,781.55		$14,781.55		$14,781.55		$14,781.55		$59,126.20
Total ODC Costs			$25,563.66		$25,563.66		$25,563.66		$25,563.66		$102,254.65

CLIN 0201AC

Pool Establishment for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	192	$9,258.24	192	$9,258.24	192	$9,258.24	192	$9,258.24	768	$37,032.96
Pooling Administrator	$39.45	384	$15,148.80	384	$15,148.80	384	$15,148.80	384	$15,148.80	15360	$60,595.20
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$24,407.04		$24,407.04		$24,407.04		$24,407.04		$97.628.16
Total Material Costs			$2,715.30		$2,715.30		$2,715.30		$2,715.30		$10,861.19
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$27,122.34		$27,122.34		$27,122.34		$27,122.34		$108,489.35

CLIN 0201ACA

Pool Establishment Labor - FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	192	$9,258.24	192	$9,258.24	192	$9,258.24	192	$9,258.24	768	$37,032.96
Pooling Administrator	$39.45	384	$15,148.80	384	$15,148.80	384	$15,148.80	384	$15,148.80	1536	$60,595.20
Manager of Quality Assurance	$54.36		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32		$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$24,407.04		$24,407.04		$24,407.04		$24,407.04		$97,628.16

CLIN 0201ACB

Pool Establishment Other Direct Cost and

Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.22	576	$701.08	576	$701.08	576	$701.08	576	$701.08	2304	$2,804.33
Office Supplies (man/hr)	$0.59	576	$341.07	576	$341.07	576	$341.07	576	$341.07	2304	$1,364.27
Postage and Shipping (man/hr)	$0.49	576	$284.22	576	$284.22	576	$284.22	576	$284.22	2304	$1,136.89
Printing (man/hr)	$0.20	576	$113.69	576	$113.69	576	$113.69	576	$113.69	2304	$454.76
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$315.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$126.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$732.18		$732.18		$732.18		$732.18		$2,928.71
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$2,172.24		$2,172.24		$2,172.24		$2,172.24		$8,688.95
Material G&A Costs	25%		$543.06		$543.06		$543.06		$543.06		$2,172.24
Total Material Costs			$2,715.30		$2,715.30		$2,715.30		$2,715.30		$10,861.19

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.33		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,121.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$157.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$52.63		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$37.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$2,715.30		$2,715.30		$2,715.30		$2,715.30		$10,861.19

CLIN 0201AD

Block Application Processing for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	576	$27,774.72	576	$27,774.72	576	$27,774.72	576	$27,774.72	2304	$111,098.88
Pooling Administrator	$39.45	1152	$45,446.40	1152	$45,446.40	1152	$45,446.40	1152	$45,446.40	4608	$181,785.60
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$73,221.12		$73,221.12		$73,221.12		$73,221.12		$292.884.48
Total Material Costs			$8,145.89		$8,145.89		$8,145.89		$8,145.89		$32,583.58
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$81,367.01		$81,367.01		$81,367.01		$81,367.01		$325,486.06

CLIN 0201ADA

Block Application Processing for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	576	$27,774.72	576	$27,774.72	576	$27,774.72	576	$27,774.72	2304	$111,098.88
Pooling Administrator	$39.45	1152	$45,446.40	1152	$45,446.40	1152	$45,446.40	1152	$45,446.40	4608	$181,785.60
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$73,221.12		$73,221.12		$73,221.12		$73,221.12		$292.884.48

CLIN 0201ADB

Block Application Processing Other Direct

Cost and Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.22	1728	$2,103.25	1728	$2,103.25	1728	$2,103.25	1728	$2,103.25	6912	$8,412.99
Office Supplies (man/hr)	$0.59	1728	$1,023.20	1728	$1,023.20	1728	$1,023.20	1728	$1,023.20	6912	$4,092.80
Postage and Shipping (man/hr)	$0.49	1728	$852.67	1728	$852.67	1728	$852.67	1728	$852.67	6912	$3,410.67
Printing (man/hr)	$0.20	1728	$341.07	1728	$341.07	1728	$341.07	1728	$341.07	6912	$1,364.27
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$315.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$126.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$2,196.53		$2,196.53		$2,196.53		$2,196.53		$8,786.13
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$6,516.72		$6,516.72		$6,516.72		$6,516.72		$26,066.86
Material G&A Costs	25%		$1,629.18		$1,629.18		$1,629.18		$1,629.18		$6,516.72
Total Material Costs			$8,145.89		$8,145.89		$8,145.89		$8,145.89		$32,583.58

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.33		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,121.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$157.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$52.63		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$37.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$8,145.89		$8,145.89		$8,145.89		$8,145.89		$32,583.58

CLIN 0201AE

Pool Forecasting for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	192	$9,258.24	192	$9,258.24	192	$9,258.24	192	$9,258.24	768	$37,032.96
Pooling Administrator	$39.45	384	$15,148.80	384	$15,148.80	384	$15,148.80	384	$15,148.80	1536	460,595.20
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$24,407.04		$24,407.04		$24,407.04		$24,407.04		$97,628.16
Total Material Costs			$2,715.30		$2,715.30		$2,715.30		$2,715.30		$10,861.19
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$27,122.34		$27,122.34		$27,122.34		$27,122.34		$108,489.35

CLIN 0201AEA

Pool Forecasting Labor - FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	192	$9,258.24	192	$9,258.24	192	$9,258.24	192	$9,258.24	768	$37,032.96
Pooling Administrator	$39.45	384	$15,148.80	384	$15,148.80	384	$15,148.80	384	$15,148.80	1536	$60,595.20
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$24,407.04		$24,407.04		$24,407.04		$24,407.04		$97,628.16

CLIN 0201AEB

Pool Forecasting Other Direct Cost and

Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.22	576	$701.08	576	$701.08	576	$701.08	576	$701.08	2304	$2,804.33
Office Supplies (man/hr)	$0.59	576	$341.07	576	$341.07	576	$341.07	576	$341.07	2304	$1,364.27
Postage and Shipping (man/hr)	$0.49	576	$284.22	576	$284.22	576	$284.22	576	$284.22	2304	$1,136.89
Printing (man/hr)	$0.20	576	$113.69	576	$113.69	576	$113.69	576	$113.69	2304	$454.76
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$315.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$126.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$732.18		$732.18		$732.18		$732.18		$2,928.71
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$2,172.24		$2,172.24		$2,172.24		$2,172.24		$8,688.95
Material G&A Costs	25%		$543.06		$543.06		$543.06		$543.06		$2,172.24
Total Material Costs			$2,715.30		$2,715.30		$2,715.30		$2,715.30		$10,861.19

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.33		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,121.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$157.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$52.63		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$37.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$2,715.30		$2,715.30		$2,715.30		$2,715.30		$10,861.19

CLIN 0201AF

System Maintenance for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	480	$26,092.80	480	$26,092.80	480	$26,092.80	480	$26,092.80	1920	$104,371.20
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	480	$27,355.20	480	$27,355.20	480	$27,355.20	480	$27,355.20	1920	$109,420.80
Database Administrator	$48.22	480	$23,145.60	480	$23,145.60	480	$23,145.60	480	$23,145.60	1920	$92,582.40
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$76,593.60		$76,593.60		$76,593.60		$76,593.60		$306,374.40
Total Material Costs			$7,372.32		$7,372.32		$7,372.32		$7,372.32		$29,489.27
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$83,965.92		$83,965.92		$83,965.92		$83,965.92		$335,863.67

CLIN 0201AFA

System Maintenance Labor for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	480	$26,092.80	480	$26,092.80	480	$26,092.80	480	$26,092.80	1920	$104,371.20
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	480	$27,355.20	480	$27,355.20	480	$27,355.20	480	$27,355.20	1920	$109,420.80
Database Administrator	$48.22	480	$23,145.60	480	$23,145.60	480	$23,145.60	480	$23,145.60	1920	$92,582.40
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$76,593.60		$76,593.60		$76,593.60		$76,593.60		$306,374.40

CLIN 0201AFB

System Maintenance Other Direct Cost and
Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.22	1440	$1,752.71	1440	$1,752.71	1440	$1,752.71	1440	$1,752.71	5760	$7,010.82
Office Supplies (man/hr)	$0.59	1440	$852.67	1440	$852.67	1440	$852.67	1440	$852.67	5760	$3,410.67
Postage and Shipping (man/hr)	$0.49	1440	$710.56	1440	$710.56	1440	$710.56	1440	$710.56	5760	$2,842.23
Printing (man/hr)	$0.20	1440	$284.22	1440	$284.22	1440	$284.22	1440	$284.22	5760	$1,136.89
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$315.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$126.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$2,297.70		$2,297.70		$2,297.70		$2,297.70		$9,190
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$5,897.85		$5,897.85		$5,897.85		$5,897.85		$23,591.42
Material G&A Costs	25%		$1,474.46		$1,474.46		$1,474.46		$1,474.46		$5,897.85
Total Material Costs			$7,372.32		$7,372.32		$7,372.32		$7,372.32		$29,489.27

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.33		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,121.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$157.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$52.63		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$37.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$7,372.32		$7,372.32		$7,372.32		$7,372.32		$29,489.27

CLIN 0201AG

Date Requirements for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	48	$2,945.76	48	$2,945.76	48	$2,945.76	48	$2,945.76	192	$11,783.04
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	480	$32,193.60	480	$32,193.60	480	$32,193.60	480	$32,193.60	1920	$128,774.40
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$35,139.36		$35,139.36		$35,139.36		$35,139.36		$140,557.44
Total Material Costs			$2,967.74		$2,967.74		$2,967.74		$2,967.74		$11,870.94
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$38,107.10		$38,107.10		$38,107.10		$38,107.10		$152,428.38

CLIN 0201AGA

Data Requirements Labor for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	48	$2,945.76	48	$2,945.76	48	$2,945.76	48	$2,945.76	192	$11,783.04
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	480	$32,193.60	480	$32,193.60	480	$32,193.60	480	$32,193.60	1920	$128,774.40
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$35,139.36		$35,139.36		$35,139.36		$35,139.36		$140,557.44

CLIN 0201AGB

Data Requirements Other Direct Cost and
Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.22	528	$642.66	528	$642.66	528	$642.66	528	$642.66	2112	$2,570.63
Office Supplies (man/hr)	$0.59	528	$312.64	528	$312.64	528	$312.64	528	$312.64	2112	$1,250.58
Postage and Shipping (man/hr)	$0.49	528	$260.54	528	$260.54	528	$260.54	528	$260.54	2112	$1,042.15
Printing (man/hr)	$0.20	528	$104.21	528	$104.21	528	$104.21	528	$104.21	2112	$416.86
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$315.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$126.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$1,054.13		$1,054.13		$1,054.13		$1,054.13		$1,054.13
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$2,374.19		$2,374.19		$2,374.19		$2,374.19		$9,496.75
Material G&A Costs	25%		$593.55		$593.55		$593.55		$593.55		$2,374.19
Total Material Costs			$2,967.74		$2,967.74		$2,967.74		$2,967.74		$11,870.94

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.33		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,121.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$157.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$52.63		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$37.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$2,967.74		$2,967.74		$2,967.74		$2,967.74		$11,870.94

CLIN 0201AH

Help Desk - FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	480	$18,936.00	480	$18,936.00	480	$18,936.00	480	$18,936.00	1920	$75,744.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$18,936.00		$18,936.00		$18,936.00		$18,936.00		$75,744.00
Total Material Costs			$2,210.13		$2,210.13		$2,210.13		$2,210.13		$8,840.52
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$21,146.13		$21,146.13		$21,146.13		$21,146.13		$84,584.52

CLIN 0201AHA

Help Desk Labor - FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	480	$18,936.00	480	$18,936.00	480	$18,936.00	480	$18,936.00	1920	$75,744.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$18,936.00		$18,936.00		$18,936.00		$18,936.00		$75,744.00

CLIN 0201AHB

Help Desk Other Direct and Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.22	480	$584.24	480	$584.24	480	$584.24	480	$584.24	1920	$2,336.94
Office Supplies (man/hr)	$0.59	480	$284.22	480	$284.22	480	$284.22	480	$284.22	1920	$1,136.89
Postage and Shipping (man/hr)	$0.49	480	$236.85	480	$236.85	480	$236.85	480	$236.85	1920	$947.41
Printing (man/hr)	$0.20	480	$94.74	480	$94.74	480	$94.74	480	$94.74	1920	$378.96
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$315.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$126.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$586.05		$586.05		$586.05		$586.05		$2,272.22
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$1,768.10		$1,768.10		$1,768.10		$1,768.10		$7,072.42
Material G&A Costs	25%		$442.03		$442.03		$442.03		$442.03		$1,768.10
Total Material Costs			$2,210.13		$2,210.13		$2,210.13		$2,210.13		$8,840.52

CLIN 0201AHB

Help Desk Other Direct Cost and Travel for
FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.33		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,121.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$157.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$52.63		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$37.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$2,210.13		$2,210.13		$2,210.13		$2,210.13		$8,840.52

CLIN 0201AI

Industry Meetings - FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	48	$3,345.60	48	$3,345.60	48	$3,345.60	48	$3,345.60	192	$13,382.40
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	480	$29,457.60	480	$29,457.60	480	$29,457.60	480	$29,457.60	1920	$117,830.40
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$32,803.20		$32,803.20		$32,803.20		$32,803.20		$131,212.80
Total Material Costs			$2,880.13		$2,880.13		$2,880.13		$2,880.13		$11,520.53
Total Travel Costs			$16,183.40		$14,781.55		$14,781.55		$14,781.55		$14,781.55
Total Costs			$51,866.73		$50,464.88		$50,464.88		$50,464.88		$203,261.38

CLIN 0201AI

Industry Meetings Labor - FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	48	$3,345.60	48	$3,345.60	48	$3,345.60	48	$3,345.60	192	$13,382.40
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	480	$29,457.60	480	$29,457.60	480	$29,457.60	480	$29,457.60	1920	$117,830.40
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$32,803.20		$32,803.20		$32,803.20		$32,803.20		$131,212.80

CLIN 0201AIB

Industry Meetings Other Direct Cost and Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.22	528	$642.66	528	$642.66	528	$642.66	528	$642.66	2112	$2,570.63
Office Supplies (man/hr)	$0.59	528	$312.64	528	$312.64	528	$312.64	528	$312.64	2112	$1,250.58
Postage and Shipping (man/hr)	$0.49	528	$260.54	528	$260.54	528	$260.54	528	$260.54	2112	$1,042.15
Printing (man/hr)	$0.20	528	$104.21	528	$104.21	528	$104.21	528	$104.21	2112	$416.86
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$315.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$126.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$984.05		$984.05		$984.05		$984.05		$3,936.20
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$2,304.11		$2,304.11		$2,304.11		$2,304.11		$9,216.43
Material G&A Costs	25%		$576.03		$576.03		$576.03		$576.03		$2,304.11
Total Material Costs			$2,880.13		$2,880.13		$2,880.13		$2,880.13		$11,520.53

		Quarter 1		Quarter 2			Quarter 3			Quarter 4			Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount		QTY	Amount		QTY	Amount		QTY	Amount

Travel

local travel (per mile)	$0.33		$0.00			$0.00			$0.00			$0.00	0	$0.00
Long distance travel (per trip)	$1,121.48	8	$8,971.84	7		$7,850.36	7		$7,850.36	7		$7,850.36	29	$32,522.92
Lodging (per night)	$157.90	16	$2,526.40	16	$	,256.40	16	$	,256.40	16	$	,256.40	64	$10,105.60
Meals (per day)	$52.63	16	$842.08	16		$842.08	16		$842.08	16		$842.08	64	$3,368.32
Rental and Taxis (per day)	$37.90	16	$606.40	16		$606.40	16		$606.40	16		$606.40	64	$2,425.60
			$0.00			$0.00			$0.00			$0.00	0	$0.00
			$0.00			$0.00			$0.00			$0.00	0	$0.00
			$0.00			$0.00			$0.00			$0.00	0	$0.00
			$0.00			$0.00			$0.00			$0.00	0	$0.00
			$0.00			$0.00			$0.00			$0.00	0	$0.00
			$0.00			$0.00			$0.00			$0.00	0	$0.00
			$0.00			$0.00			$0.00			$0.00	0	$0.00
Total Travel Costs			$12,946.72			$11,825.24			$11,825.24			$11,825.24		$48,422.44
Travel G&A Costs	25%		$3,236.68			$2,956.31			$2,956.31			$2,956.31		$12,105.61
Total Travel Costs			$16,183.40			$14,781.55			$14,781.55			$14,781.55		$60,528.05
Total ODC Costs			$19,063.53			$17,661.68			$17,661.68			$17,661.68		$72,048.58

CLIN 0202

Optional Pool Reporting – FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Material Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$0.00		$0.00

CLIN 0202AA

Optional Pool Reporting Labor for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$101.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$69.70	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$85.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$65.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$78.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$83.29	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$87.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$49.10	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$56.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$67.07	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$48.22	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$39.45	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$61.37	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$96.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$28.32	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Costs			$0.00		$0.00		$0.00		$0.00		$0.00

CLIN 0202AB

Optional Pool Reporting Other Direct Cost and Travel for FY3

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.22	1728	$2,103.25	1728	$2,103.25	1728	$2,103.25	1728	$2,103.25	6912	$8,412.99
Office Supplies (man/hr)	$0.59	1728	$1,023.20	1728	$1,023.20	1728	$1,023.20	1728	$1,023.20	6912	$4,092.80
Postage and Shipping (man/hr)	$0.49	1728	$852.67	1728	$852.67	1728	$852.67	1728	$852.67	6912	$3,410.67
Printing (man/hr)	$0.20	1728	$341.07	1728	$341.07	1728	$341.07	1728	$341.07	6912	$1,364.27
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$315.80		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$126.32		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Item Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Material G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Material Costs			$0.00		$0.00		$0.00		$0.00		$0.00

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.33		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,121.48		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$157.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$52.63		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$37.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$0.00		$0.00		$0.00		$0.00		$0.00

National Thousands Block
Pooling Administration	Section 3.7

3.7 FY04 Costs

[Inserted from Tab C]

CLIN 0301

Services in support of the Thousands Block
Pooling Administrator Requirements for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$105.99	480	$50,875.20	480	$50,875.20	480	$50,875.20	480	$50,875.20	1920	$203,500.80
Regional Director, Pooling Administration Services Center	$72.91	480	$34,996.80	480	$34,996.80	480	$34,996.80	480	$34,996.80	1920	$139,987.20
Regional Director, Pooling Implementation	$89.18	480	$42,806.40	480	$42,806.40	480	$42,806.40	480	$42,806.40	1920	$171,225.60
Regional Pooling Implemntation Manager	$68.78	1440	$99,043.20	1440	$99,043.20	1440	$99,043.20	1440	$99,043.20	5760	$396,172.80
Attorney/Regional Director, External Relations Manager	$82.54	480	$39,619.20	480	$39,619.20	480	$39,619.20	480	$39,619.20	1920	$158,476.80
Regulatory/Compliance Manager	$64.19	480	$30,811.20	480	$30,811.20	480	$30,811.20	480	$30,811.20	1920	$123,244.80
Manager, Technical Operations	$56.86	480	$27,292.80	480	$27,292.80	480	$27,292.80	480	$27,292.80	1920	$109,171.20
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	480	$28,612.80	480	$28,612.80	480	$28,612.80	480	$28,612.80	1920	$114,451.20
Database Administrator	$50.44	480	$24,211.20	480	$24,211.20	480	$24,211.20	480	$24,211.20	1920	$96,844.80
Senior Data Analyst	$70.16	480	$33,676.80	480	$33,676.80	480	$33,676.80	480	$33,676.80	1920	$134,707.20
Customer Service Representative	$41.27	480	$19,809.60	480	$19,809.60	480	$19,809.60	480	$19,809.60	1920	$79,238.40
Senior Pooling Administrator	$50.44	960	$48,422.40	960	$48,422.40	960	$48,422.40	960	$48,422.40	3840	$193,689.60
Pooling Administrator	$41.27	2400	$99,048.00	2400	$99,048.00	2400	$99,048.00	2400	$99,048.00	9600	$396,192.00
Manager of Quality Assurance	$54.01	480	$25,924.80	480	$25,924.80	480	$25,924.80	480	$25,924.80	1920	$103,699.20
Industry Interface Representative	$60.98	480	$29,270.40	480	$29,270.40	480	$29,270.40	480	$29,270.40	1920	$117,081.60
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	480	$14,217.60	480	$14,217.60	480	$14,217.60	480	$14,217.60	1920	$56,870.40
Total Labor Costs			$648,638.40		$648,638.40		$648,638.40		$648,638.40		$2,594,553.60
Total Material Costs			$226,373.44		$96,820.59		$96,820.59		$96,820.59		$516,835.20
Total Travel Costs			$26,417.63		$26,099.00		$26,099.00		$24,614.44		$103,230.07
Total Costs			$901,429.47		$771,557.99		$771,557.99		$770,073.43		$3,214,618.87

CLIN 0301AA

Pool Administration Management Fee for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$105.99	480	$50,875.20	480	$50,875.20	480	$50,875.20	480	$50,875.20	1920	$203,500.80
Regional Director, Pooling Administration Services Center	$72.91	432	$31,497.12	432	$31,497.12	432	$31,497.12	432	$31,497.12	1728	$125,988.48
Regional Director, Pooling Implementation	$89.18	48	$4,280.64	48	$4,280.64	48	$4,280.64	48	$4,280.64	192	$17,225.60
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	480	$39,619.20	480	$39,619.20	480	$39,619.20	480	$39,619.20	1920	$158,476.80
Regulatory/Compliance Manager	$64.19	432	$27,730.08	432	$27,730.08	432	$27,730.08	432	$27,730.08	1728	$110,920.32
Manager, Technical Operations	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.01	480	$25,924.80	480	$25,924.80	480	$25,924.80	480	$25,924.80	1920	$103,699.20
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	480	$14,217.60	480	$14,217.60	480	$14,217.60	480	$14,217.60	1920	$56,870.40
Total Labor Costs			$194,144.64		$194,144.64		$194,144.64		$194,144.64		$776,578.56
Total Material Costs			$183,012.69		$53,459.84		$53,459.84		$53,459.84		$343,392.21
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$377,157.33		$247,604.48		$247,604.48		$247,604.48		$1,119.970.77

CLIN 0301AAA

Pool Administration Management Fee Labor – FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$105.99	480	$50,875.20	480	$50,875.20	480	$50,875.20	480	$50,875.20	1920	$203,500.80
Regional Director, Pooling Administration Services Center	$72.91	432	$31,497.12	432	$31,497.12	432	$31,497.12	432	$31,497.12	1728	$125,988.48
Regional Director, Pooling Implementation	$89.18	48	$4,280.64	48	$4,280.64	48	$4,280.64	48	$4,280.64	192	$17,225.60
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	480	$39,619.20	480	$39,619.20	480	$39,619.20	480	$39,619.20	1920	$158,476.80
Regulatory/Compliance Manager	$64.19	432	$27,730.08	432	$27,730.08	432	$27,730.08	432	$27,730.08	1728	$110,920.32
Manager, Technical Operations	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.01	480	$25,924.80	480	$25,924.80	480	$25,924.80	480	$25,924.80	1920	$103,699.20
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	480	$14,217.60	480	$14,217.60	480	$14,217.60	480	$14,217.60	1920	$56,870.40
Total Labor Costs			$194,144.64		$194,144.64		$194,144.64		$194,144.64		$776,578.56

CLIN 0301AAB

Pool Administration Management Fee
Other Direct Cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.25	2832	$3,536.61	2832	$3,536.61	2832	$3,536.61	2832	$3,536.61	11328	$14,146.44
Office Supplies (man/hr)	$0.61	2832	$1,720.51	2832	$1,720.51	2832	$1,720.51	2832	$1,720.51	11328	$6,882.05
Postage and Shipping (man/hr)	$0.51	2832	$1,433.76	2832	$1,433.76	2832	$1,433.76	2832	$1,433.76	11328	$5,735.04
Printing (man/hr)	$0.20	2832	$573.50	2832	$573.50	2832	$573.50	2832	$573.50	11328	$2,294.02
Direct Rent (Concord) (per mo)	$7,062.50	3	$21,187.50	3	$21,187.50	3	$21,187.50	3	$21,187.50	12	$84,750.00
Cell Phones (per/qtr)	$324.01	5	$1,620.07	5	$1,579.01	5	$1,579.01	5	$1,579.01	20	$6,480.27
Pagers (per/qtr)	$129.61	8	$1,036.84	8	$1,010.57	8	$1,010.57	8	$1,010.57	32	$4,147.38
Dues & Subscriptions (per Mo)	$900.00	3	$2,700.00	3	$2,700.00	3	$2,700.00	3	$2,700.00	12	$10,800.00
Bonus & Incentives	3.00%		$5,824.07		$5,607.22		$5,607.22		$5,607.22		$23,296.29
HP 9000 N4000 Hardware Support	$2,684.00	2	$5,368.00		$0.00		$0.00		$0.00	2	$5,368.00
24X7, 4 Hr Response-Per Year HP 9000 N4000 CPU N-Class Support	$807.00	2	$1,614.00		$0.00		$0.00		$0.00	2	$1,614.00
24X7, 4 Hour, per year Red Hat Linux Pro 7.0 Support 5 Year	$1,245.00	6	$7,470.00		$0.00		$0.00		$0.00	6	$7,470.00
Red Hat Availability Service Support – Per Year, 1st year Free (Year 2,3,4,5 are purchased)	$1,245.00	4	$4,980.00		$0.00		$0.00		$0.00	4	$4,980.00
Red Hat Stronghold Maintenance Response 8-5, 5 days/wk5 incidents, email/phone – Total 5 years, 1st year free	$995.00	4	$3,980.00		$0.00		$0.00		$0.00	4	$3,980.00
Equifax Digital Certificate Renewal – yearly for a total of 5 years (1st free)	$79.00	4	$316.00		$0.00		$0.00		$0.00	4	$316.00
T-1 Line for Sterling, Chicago/Back-up site (Monthly Rate for 5 years)	$1,045.00	3	$3,135.00	3	$3,135.00	3	$3,135.00	3	$3,135.00	12	$12,540.00
KeyNote Perspective, Internet Performance Measuring URL	$495.00	12	$5,940.00		$0.00		$0.00		$0.00	12	$5,940.00
WebLogic Server Support for 5 Years Total 1st Yr free	$3,400.00	4	$13,600.00		$0.00		$0.00		$0.00	4	$13,600.00
AIM Support and Maintenance for 5 years	$425.00	15	$6,375.00		$0.00		$0.00		$0.00	15	$6,375.00

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Checkpoint VPN Support – Product Upgrade per year for 5 years	$1,520.38	2	$3,040.76		$0.00		$0.00		$0.00	2	$3,040.76
Checkpoint Gold 24X7 Hr response Support 5 Years	$3,553.71	2	$7,107.42		$0.00		$0.00		$0.00	2	$7,107.42
Cisco 3640 Premiere Support 4 hr response total 5 years	$1,858.58	2	$3,717.16		$0.00		$0.00		$0.00	2	$3,717.16
Oracle Yearly Maintenance and Upgrade	$20,066.97	2	$40,133.94		$0.00		$0.00		$0.00	2	$40,133.94

			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$146,410.15		$42,767.87		$42,767.87		$42,767.87		$274,713.77
Material G&A Costs	25%		$36,602.54		$10,691.97		$10,691.97		$10,691.97		$68,678.44
Total Material Costs			$183,012.69		$53,459.84		$53,459.84		$53,459.84		$343,392.21

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Travel

local travel (per mile)	$0.34		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,187.65		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$162.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$54.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$38.89		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G&A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$183,012.69		$53,459.84		$53,459.84		$53,459.84		$343,392.21

CLIN 0301AB

Pool Implementation Meeting FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	432	$38,525.76	432	$38,525.76	432	$38,525.76	432	$38,525.76	1728	$154,103.04
Regional Pooling Implementation Manager	$68.78	1440	$99,043.20	1440	$99,043.20	1440	$99,043.20	1440	$99,043.20	5760	$396,172.80
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$137,568.96		$137,568.96		$137,568.96		$137,568.96		$550,275.84
Total Material Costs			$11,160.95		$11,160.95		$11,160.95		$11,160.95		$44,643.81
Total Travel Costs			$13,049.50		$13,049.50		$13,049.50		$11,564.94		$50,713.44
Total Costs			$161,779.41		$161,779.41		$161,779.41		$160,294.85		$645,633.09

CLIN 0301ABA

Pool Implementation Meeting Labor - FY4

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount

Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	432	$38,525.76	432	$38,525.76	432	$38,525.76	432	$38,525.76	1728	$154,103.04
Regional Pooling Implementation Manager	$68.78	1440	$99,043.20	1440	$99,043.20	1440	$99,043.20	1440	$99,043.20	5760	$396,172.80
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operations	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$137,568.96		$137,568.96		$137,568.96		$137,568.96		$550,275.84

CLIN 0301AAB

Pool Implementation Meeting Other Direct Cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount

Material & Supplies
Telecommunications (man/hr)	$1.25	1872	$2,337.76	1872	$2,337.76	1872	$2,337.76	1872	$2,337.76	7488	$9,351.03
Office Supplies (man/hr)	$0.61	1872	$1,137.29	1872	$1,137.29	1872	$1,137.29	1872	$1,137.29	7488	$4,549.15
Postage and Shipping (man/hr)	$0.51	1872	$947.74	1872	$947.74	1872	$947.74	1872	$947.74	7488	$3,790.96
Printing (man/hr)	$0.20	1872	$379.10	1872	$379.10	1872	$379.10	1872	$379.10	7488	$1,516.38
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$324.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$129.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$4,126.88		$4,126.88		$4,126.88		$4,126.88		$16,507.52
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
Item Costs			$8,928.76		$8,928.76		$8,928.76		$8,928.76		$35,715.05
Material G&A Costs			$2,232.19		$2,232.19		$2,232.19		$2,232.19		$8,928.76
Total Material Costs			$11,160.95		$11,160.95		$11,160.95		$11,160.95		$44,643.81

CLIN 0301ABB

Pool Implementation Meeting Other Direct

Cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel
Local travel (per mile)	$0.34		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,187.65	6	$7,125.90	6	$7,125.90	6	$7,125.90	5	$5,938.25	23	$27,315.95
Lodging (per night)	$162.01	13	$2,106.13	13	$2,106.13	13	$2,106.13	13		52	$8,424.52
Meals (per day)	$54.00	13	$702.00	13	$702.00	13	$702.00	13		52	$2,808.00
Rental and Taxis (per day)	$38.89	13	$505.57	13	$505.57	13	$505.57	13		52	$20,022.28
			$0.00		$0.00		$0.00				$0.00
			$0.00		$0.00		$0.00				$0.00
			$0.00		$0.00		$0.00				$0.00
			$0.00		$0.00		$0.00				$0.00
			$0.00		$0.00		$0.00				$0.00
			$0.00		$0.00		$0.00				$0.00
			$0.00		$0.00		$0.00				$0.00

Total Travel Costs			$10,439.60		$10,439,60		$10,439.60		$9,251.95		$40,570.75
Travel G & A Costs	25%		$2,609.90		$2,609.90		$2,609.90		$2,312.99		$10,142.69
Total Travel Costs			$13,049.50		$13,049.50		$13,049.50		$11,564.94		$50,713.44
Total ODC Costs			$24,210.45		$24,210.45		$24,210.45		$22,725.89		$95,357.25

CLIN 0301AC

Pool Establishment for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	192	$9,684.48	192	$9,684.48	192	$9,684.48	192	$9,684.48	768	$38,737.92
Pooling Administrator	$41.27	480	$19,809.60	480	$19,809.60	480	$19,809.60	480	$19,809.60	1920	$79,238.40
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$29,494.08		$29,494.08		$29,494.08		$29,494.08		$117,976.32
Total Material Costs			$3,260.67		$3,260.67		$3,260.67		$3,260.67		$13,042.67
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$32,754.75		$32,754.75		$32,754.75		$32,754.75		$131,018.99

2

CLIN 0301ACA

Pool Establishment Labor – FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	192	$9,684.48	192	$9,684.48	192	$9,684.48	192	$9,684.48	768	$38,737.92
Pooling Administrator	$41.27	480	$19,809.60	480	$19,809.60	480	$19,809.60	480	$19,809.60	1920	$79,238.40
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$29,494.08		$29,494.08		$29,494.08		$29,494.08		$117,976.32

3

CLIN 0301ACB

Pool Establishment Other Direct cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.25	672	$839.20	672	$839.20	672	$839.20	672	$839.20	2688	$3,356.78
Office Supplies (man/hr)	$0.61	672	$408.26	672	$408.26	672	$408.26	672	$408.26	2688	$1,633.03
Postage and Shipping (man/hr)	$0.51	672	$340.21	672	$340.21	672	$340.21	672	$340.21	2688	$1,360.86
Printing (man/hr)	$0.20	672	$136.09	672	$136.09	672	$136.09	672	$136.09	2688	$544.34
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$324.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$129.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$884.78		$884.78		$884.78		$884.78		$3,539.13
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$2,608.53		$2,608.53		$2,608.53		$2,608.53		$10,434.14
Material G & A Costs	25%		$652.13		$652.13		$652.13		$652.13		$2,608.53
Total Material Costs			$3,260.67		$3,260.67		$3,260.67		$3,260.67		$13,042.67

4

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.34		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,187.65		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$162.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$54.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$38.89		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$3,260.67		$3,260.67		$3,260.67		$3,260.67		$13,042.67

5

CLIN 0301AD

Block Application Processing for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	576	$29,053.44	576	$29,053.44	576	$29,053.44	576	$29,053.44	2304	$116,213.76
Pooling Administrator	$41.27	1440	$59,428.80	1440	$59,428.80	1440	$59,428.80	1440	$59,428.80	5760	$237,715.20
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$88,482.24		$88,482.24		$88,482.24		$88,482.24		$353,928.96
Total Material Costs			$9,782.01		$9,782.01		$9,782.01		$9,782.01		$39,128.02
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$98,264.25		$98,264.25		$98,264.25		$98,264.25		$393,056.98

6

CLIN 0301ADA

Block Application Processing Labor – FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	576	$29,053.44	576	$29,053.44	576	$29,053.44	576	$29,053.44	23048	$116,213.76
Pooling Administrator	$41.27	1440	$59,428.80	1440	$59,428.80	1440	$59,428.80	1440	$59,428.80	5760	$237,715.20
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$88,482.24		$88,482.24		$88,482.24		$88,482.24		$353,928.96

7

CLIN 0301ADB

Block Application Processing Other Direct Cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.25	2016	$2,517.59	2016	$839.20	672	$2,517.59	2016	$2,517.59	8064	$10,070.34
Office Supplies (man/hr)	$0.61	2016	$1,224.77	2016	$408.26	672	$1,224.77	2016	$1,224.77	8064	$4,899.09
Postage and Shipping (man/hr)	$0.51	2016	$1,020.64	2016	$340.21	672	$1,020.64	2016	$1,020.64	8064	$4,082.57
Printing (man/hr)	$0.20	2016	$408.26	2016	$408.26	672	$408.26	2016	$408.26	8064	$1,633.03
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$324.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$129.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$2,654.35		$2,654.35		$2,654.35		$2,654.35		$10,617.38
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$7,825.60		$7,825.60		$7,825.60		$7,825.60		$31,302.42
Material G & A Costs	25%		$1,956.40		$1,956.40		$1,956.40		$1,956.40		$7,825.60
Total Material Costs			$9,782.01		$9,782.01		$9,782.01		$9,782.01		$39,128.02

8

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.34		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,187.65		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$162.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$54.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$38.89		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$9,782.01		$9,782.01		$9,782.01		$9,782.01		$39,128.02

9

CLIN 0301AE

Pool Processing for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	192	$9,684.48	192	$9,684.48	192	$9,684.48	192	$9,684.48	768	$38,737.92
Pooling Administrator	$41.27	480	$19,809.60	480	$19,809.60	480	$19,809.60	480	$19,809.60	1920	$79,238.40
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$29,494.08		$29,494.08		$29,494.08		$29,494.08		$117,976.32
Total Material Costs			$3,260.67		$3,260.67		$3,260.67		$3,260.67		$13,042.67
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$32,754.75		$32,754.75		$32,754.75		$32,754.75		$131,018.99

10

CLIN 0301AEA

Pool Forecasting Labor – FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	192	$9,684.48	192	$9,684.48	192	$9,684.48	192	$9,684.48	768	$38,737.92
Pooling Administrator	$41.27	480	$19,809.60	480	$19,809.60	480	$19,809.60	480	$19,809.60	1920	$79,238.40
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Labor Costs			$29,494.08		$29,494.08		$29,494.08		$29,494.08		$117,976.32

11

CLIN 0301AEB

Pool Forecasting Other Direct Cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.25	672	$839.20	672	$839.20	672	$839.20	672	$839.20	2688	$3,356.78
Office Supplies (man/hr)	$0.61	672	$408.26	672	$408.26	672	$408.26	672	$408.26	2688	$1,633.03
Postage and Shipping (man/hr)	$0.51	672	$340.21	672	$340.21	672	$340.21	672	$340.21	2688	$1,360.86
Printing (man/hr)	$0.20	672	$136.09	672	$136.09	672	$136.09	672	$136.09	2688	$544.34
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$324.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$129.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$884.78		$884.78		$884.78		$884.78		$3,539.13
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$2,608.53		$2,608.53		$2,608.53		$2,608.53		$10,434.14
Material G & A Costs	25%		$652.13		$652.13		$652.13		$652.13		$2,608.53
Total Material Costs			$3,260.67		$3,260.67		$3,260.67		$3,260.67		$13,042.67

12

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.34		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,187.65		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$162.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$54.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$38.89		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$3,260.67		$3,260.67		$3,260.67		$3,260.67		$13,042.67

13

CLIN 0301AF

System Maintenance for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	480	$27,292.80	480	$27,292.80	480	$27,292.80	480	$27,292.80	1920	$109,171.20
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	480	$28,612.80	48	$28,612.80	48	$28,612.80	48	$28,612.80	1920	$114,451.20
Pooling Administrator	$41.27	480	$24,211.20	480	$24,211.20	480	$24,211.20	480	$24,211.20	1920	$96,844.80
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$80,116.80		$80,116.80		$80,116.80		$80,116.80		$320,467.20
Total Material Costs			$7,621.44		$7,621.44		$7,621.44		$7,621.44		$30,485.75
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$87,738.24		$87,738.24		$87,738.24		$87,738.24		$350,952.95

14

CLIN 0301AFA

System Maintenance Labor for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	480	$27,292.80	480	$27,292.80	480	$27,292.80	480	$27,292.80	1920	$109,171.20
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	480	$28,612.80	480	$28,612.80	480	$28,612.80	480	$28,612.80	480	$14,451.20
Pooling Administrator	$41.27	480	$24,211.20	480	$24,211.20	480	$24,211.20	480	$24,211.20	1920	$96,844.80
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$80,116.80		$80,116.80		$80,116.80		$80,116.80		$320,467.20

15

CLIN 0301AFB

System Maintenance Other Direct Cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.25	1440	$1,798.28	1440	$1,798.28	1440	$1,798.28	1440	$1,798.28	5760	$7,193.10
Office Supplies (man/hr)	$0.61	1440	$874.84	1440	$874.84	1440	$874.84	1440	$874.84	5760	$3,499.35
Postage and Shipping (man/hr)	$0.51	1440	$729.03	1440	$729.03	1440	$729.03	1440	$729.03	5760	$2,916.12
Printing (man/hr)	$0.20	1440	$291.61	1440	$291.61	1440	$291.61	1440	$291.61	5760	$1,166.45
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$324.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$129.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$2,403.39		$2,403.39		$2,403.39		$2,403.39		$9,613.58
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$6,097.15		$6,097.15		$6,097.15		$6,097.15		$24,388.60
Material G & A Costs	25%		$1,524.29		$1,524.29		$1,524.29		$1,524.29		$6,097.15
Total Material Costs			$7,621.44		$7,621.44		$7,621.44		$7,621.44		$30,485.75

16

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.34		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,187.65		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$162.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$54.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$38.89		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$7,621.44		$7,621.44		$7,621.44		$7,621.44		$30,485.75

17

CLIN 0301AG

Data Requirements for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	48	$3,081.12	48	$3,081.12	48	$3,081.12	48	$3,081.12	1920	$12,324.48
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	480	$33,676.80	480	$33,676.80	480	$33,676.80	480	$33,676.80	19200	$134,707.20
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	00	$0.00	00	$0.00	00	$0.00	00	$0.00	0	$0.00
Pooling Administrator	$41.27	00	$0.00	00	$0.00	00	$0.00	00	$0.00	0	$0.00
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$36,757.92		$36,757.92		$36,757.92		$36,757.92		$147,031.68
Total Material Costs			$3,071.33		$3,071.33		$3,071.33		$3,071.33		$12,285.32
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$39,829.25		$39,829.25		$39,829.25		$39,829.25		$159,317.00

18

CLIN 0301AGA

Data Requirements Labor for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	48	$3,081.12	48	$3,081.12	48	$3,081.12	48	$3,081.12	1920	$12,324.48
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	480	$33,676.80	480	$33,676.80	480	$33,676.80	480	$33,676.80	19200	$134,707.20
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	00	$0.00	00	$0.00	00	$0.00	00	$0.00	0	$0.00
Pooling Administrator	$41.27	00	$0.00	00	$0.00	00	$0.00	00	$0.00	0	$0.00
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$36,757.92		$36,757.92		$36,757.92		$36,757.92		$147,031.68

19

CLIN 0301AGB

Data Requirements Other Direct Cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.25	528	$659.378	528	$659.378	528	$659.378	528	$659.378	2112	$2,637.47
Office Supplies (man/hr)	$0.61	528	$320.77	528	$320.77	528	$320.77	528	$320.77	2112	$1,283.09
Postage and Shipping (man/hr)	$0.51	528	$267.31	528	$267.31	528	$267.31	528	$267.31	2112	$1,069.25
Printing (man/hr)	$0.20	528	$106.92	528	$106.92	528	$106.92	528	$106.92	2112	$427.70
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$324.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$129.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$1,102.69		$1,102.69		$1,102.69		$1,102.69		$4,410.75
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$2,457.06		$2,457.06		$2,457.06		$2,457.06		$9,828.26
Material G & A Costs	25%		$614.27		$614.27		$614.27		$614.27		$2,457.06
Total Material Costs			$3,071.33		$3,071.33		$3,071.33		$3,071.33		$12,285.32

20

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.34		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,187.65		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$162.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$54.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$38.89		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$3,071.33		$3,071.33		$3,071.33		$3,071.33		$12,285.32

21

CLIN 0301AH

Help Desk –  FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$41.27	480	$19,809.60	480	$19,809.60	480	$19,809.60	480	$19,809.60	1920	$79,238.40
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$19,809.60		$19,809.60		$19,809.60		$19,809.60		$79,238.40
Total Material Costs			$2,281.89		$2,281.89		$2,281.89		$2,281.89		$9,127.56
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$22,091.49		$22,091.49		$22,091.49		$22,091.49		$88,365.96

22

CLIN 0301AHA

Help Desk Labor –  FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$41.27	480	$19,809.60	480	$19,809.60	480	$19,809.60	480	$19,809.60	1920	$79,238.40
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$19,809.60		$19,809.60		$19,809.60		$19,809.60		$79,238.40

23

CLIN 0301AHB

Help Desk Other Direct Cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.25	480	$599.43	480	$599.43	480	$599.43	480	$599.43	1920	$2,397.70
Office Supplies (man/hr)	$0.61	480	$291.61	480	$291.61	480	$291.61	480	$291.61	1920	$1,166.45
Postage and Shipping (man/hr)	$0.51	480	$243.01	480	$243.01	480	$243.01	480	$243.01	1920	$972.04
Printing (man/hr)	$0.20	480	$97.20	480	$97.20	480	$97.20	480	$97.20	1920	$388.82
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$324.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$129.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$594.26		$594.26		$594.26		$594.26		$2,377.04
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$1,825.51		$1,825.51		$1,825.51		$1,825.51		$7,302.05
Material G & A Costs	25%		$456.38		$456.38		$456.38		$456.38		$1,825.51
Total Material Costs			$2,281.89		$2,281.89		$2,281.89		$2,281.89		$9,127.56

24

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.34		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,187.65		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$162.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$54.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$38.89		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$2,281.89		$2,281.89		$2,281.89		$2,281.89		$9,127.56

25

CLIN 0301AI

Industry Meetings –  FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	48	$3,499.68	48	$3,499.68	48	$3,499.68	48	$3,499.68	192	$13,998.72
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	480	$29,270.40	480	$29,270.40	480	$29,270.40	480	$29,270.40	1920	$117,081.60
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$32,770.08		$32,770.08		$32,770.08		$32,770.08		$131,080.32
Total Material Costs			$2,921.79		$2,921.79		$2,921.79		$2,921.79		$11,687.17
Total Travel Costs			$13,368.13		$13,049.50		$13,049.50		$13,049.50		$52,516.63
Total Costs			$49,060.00		$48,741.37		$48,741.37		$48,741.37		$195,284.12

26

CLIN 0301AIA

Industry Meetings Labor – FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$72.91	48	$3,499.68	48	$3,499.68	48	$3,499.68	48	$3,499.68	192	$13,998.72
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	480	$29,270.40	480	$29,270.40	480	$29,270.40	480	$29,270.40	1920	$117,081.60
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$32,770.08		$32,770.08		$32,770.08		$32,770.08		$131,080.32

27

CLIN 0301AIB

Industry Meetings Other Direct Cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.25	528	$659.37	528	$659.37	528	$659.37	528	$659.37	2112	$2,637.47
Office Supplies (man/hr)	$0.61	528	$320.77	528	$320.77	528	$320.77	528	$320.77	2112	$1,283.09
Postage and Shipping (man/hr)	$0.51	528	$267.31	528	$267.31	528	$267.31	528	$267.31	2112	$1,069.25
Printing (man/hr)	$0.20	528	$106.92	528	$106.92	528	$106.92	528	$106.92	2112	$427.70
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$324.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$129.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$983.06		$983.06		$983.06		$983.06		$3,932.23
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$2,337.43		$2,337.43		$2,337.43		$2,337.43		$9,349.74
Material G & A Costs	25%		$584.36		$584.36		$584.36		$584.36		$2,337.43
Total Material Costs			$2,921.79		$2,921.79		$2,921.79		$2,921.79		$11,687.17

28

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.34		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,187.65	6	$7,125.90	6	$7,125.90	6	$7,125.90	6	$7,125.90	24	$28,503.60
Lodging (per night)	$162.01	14	$2,268.14	13	$2,106.13	13	$2,106.13	13	$2,106.13	53	$8,586.53
Meals (per day)	$54.00	14	$756.00	13	$702.00	13	$702.00	13	$702.00	53	$2,862.00
Rental and Taxis (per day)	$38.89	14	$544.46	13	$505.57	13	$505.57	13	$505.57	53	$2,061.17
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$10,694.60		$10,439.60		$10,439.60		$10,439.60		$42,013.30
Travel G & A costs	25%		$2,673.63		$2,609.90		$2,609.90		$2,609.90		$10,503.33
Total Travel Costs			$13,368.13		$13,049.50		$13,049.50		$13,049.50		$52,516.63
Total ODC Costs			$16,289.92		$15,971.29		$15,971.29		$15,971.29		$64,203.80

29

CLIN 0302

Optional Pool Reporting – FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Services Center
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Material Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$0.00		$0.00

30

CLIN 0302AA

Optional Pool Reporting Labor For FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$105.99	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration	$72.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Services Center
Regional Director, Pooling Implementation	$89.18	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$68.78	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$82.54	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regulatory/Compliance Manager	$64.19	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$56.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$87.12	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$100.88	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$91.71	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$51.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$59.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$70.16	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$50.44	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$41.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$54.01	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$60.98	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$95.83	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$29.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$0.00		$0.00		$0.00		$0.00		$0.00

31

CLIN 0302AB

Optional Pool Reporting Other Direct Cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.25	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Office Supplies (man/hr)	$0.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Postage and Shipping (man/hr)	$0.51	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Printing (man/hr)	$0.20	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$324.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$129.61		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Material G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Material Costs			$0.00		$0.00		$0.00		$0.00		$0.00

32

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.34		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,187.65		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$162.01		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$54.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$38.89		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$0.00		$0.00		$0.00		$0.00		$0.00

33

3.8 FY05 COSTS

[Insert from Tab C]

1

CLIN 0401

Services in support of the Thousands Block

Pooling Administrator Requirements for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	480	$53,212.80	480	$53,212.80	480	$53,212.80	480	$53,212.80	1920	$212,851.20
Regional Director, Pooling Administration Services Center	$76.26	480	$36,604.80	480	$36,604.80	480	$36,604.80	480	$36,604.80	1920	$146,419.20
Regional Director, Pooling Implementation	$93.28	480	$44,774.40	480	$44,774.40	480	$44,774.40	480	$44,774.40	1920	$179,097.60
Regional Pooling Implementation Manager	$71.94	1440	$103,593.60	1440	$103,593.60	1440	$103,593.60	1440	$103,593.60	5760	$414,374.40
Attorney/Regional Director, External Relations Manager	$86.33	480	$41,438.40	480	$41,438.40	480	$41,438.40	480	$41,438.40	1920	$165,753.60
Regulatory/Compliance Manager	$67.15	480	$32,232.00	480	$32,232.00	480	$32,232.00	480	$32,232.00	1920	$128,928.00
Manager, Technical Operation	$59.47	480	$28,545.60	480	$28,545.60	480	$28,545.60	480	$28,545.60	1920	$114,182.40
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	480	$29,928.00	480	$29,928.00	480	$29,928.00	480	$29,928.00	1920	$119,712.00
Database Administrator	$52.76	480	$25,324.80	480	$25,324.80	480	$25,324.80	480	$25,324.80	1920	$101,299.20
Senior Data Analyst	$73.38	480	$35,222.40	480	$35,222.40	480	$35,222.40	480	$35,222.40	1920	$140,889.60
Customer Service Representative	$43.17	480	$20,721.30	480	$20,721.30	480	$20,721.30	480	$20,721.30	1920	$82,886.40
Senior Pooling Administrator	$52.76	960	$50,649.60	960	$50,649.60	960	$50,649.60	960	$50,649.60	3840	$202,598.40
Pooling Administrator	$43.17	2400	$103,608.00	2400	$103,608.00	2400	$103,608.00	2400	$103,608.00	9600	$414,432.00
Manager of Quality Assurance	$59.47	480	28,545.60	480	28,545.60	480	28,545.60	480	28,545.60	1920	$114,182.40
Industry Interface Representative	$67.15	480	$32,232.00	480	$32,232.00	480	$32,232.00	480	$32,232.00	1920	$128,928.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	480	$15,652.80	480	$15,652.80	480	$15,652.80	480	$15,652.80	1920	$62,611.20
Total Labor Costs			$682,286.40		$682,286.40		$682,286.40		$682,286.40		$2,729,145.60
Total Material Costs			$228,641.89		$99,089.04		$99,089.04		$99,089.04		$525,909.01
Total Travel Costs			$27,365.20		$24,220.90		$23,567.10		$23,567.10		$98,720.30
Total Costs			$938,293.49		$805,596.34		$804,942.54		$804,942.54		$3,353,774.91

2

CLIN 0401AA

Pooling Administrator Management Fee for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	480	$53,212.80	480	$53,212.80	480	$53,212.80	480	$53,212.80	1920	$212,851.20
Regional Director, Pooling Administration Services Center	$76.26	432	$32,944.32	432	$32,944.32	432	$32,944.32	432	$32,944.32	1728	$131,777.28
Regional Director, Pooling Implementation	$93.28	48	$44,774.44	48	$44,774.44	48	$44,774.44	48	$44,774.44	192	$17,909.76
Regional Pooling Implementation Manager	$71.94	0	$103,593.60	0	$103,593.60	0	$103,593.60	0	$103,593.60	0	$0.00
Attorney/Regional Director, External Relations Manager	$63.33	480	$41,438.40	480	$41,438.40	480	$41,438.40	480	$41,438.40	1920	$165,753.60
Regulatory/Compliance Manager	$67.15	432	$29,008.80	432	$29,008.80	432	$29,008.80	432	$29,008.80	1728	$116,035.20
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	480	$28,545.60	480	$28,545.60	480	$28,545.60	480	$28,545.60	1920	$114,182.40
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	480	$15,652.80	480	$15,652.80	480	$15,652.80	480	$15,652.80	1920	$62,611.20
Total Labor Costs			$205,280.16		$205,280.16		$205,280.16		$205,280.16		$821,120.64
Total Material Costs			$183,752.69		$54,199.84		$54,199.84		$54,199.84		$346,352.23
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$389,032.85		$259,480.00		$259,480.00		$259,480.00		$1,167,472.87

3

CLIN 0401AAA

Pooling Administration Management Fee Labor

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	480	$53,212.80	480	$53,212.80	480	$53,212.80	480	$53,212.80	1920	$212,851.20
Regional Director, Pooling Administration Services Center	$76.26	432	$32,944.32	432	$32,944.32	432	$32,944.32	432	$32,944.32	1728	$131,777.28
Regional Director, Pooling Implementation	$93.28	48	$44,774.44	48	$44,774.44	48	$44,774.44	48	$44,774.44	192	$17,909.76
Regional Pooling Implementation Manager	$71.94	0	$103,593.60	0	$103,593.60	0	$103,593.60	0	$103,593.60	0	$0.00
Attorney/Regional Director, External Relations Manager	$63.33	480	$41,438.40	480	$41,438.40	480	$41,438.40	480	$41,438.40	1920	$165,753.60
Regulatory/Compliance Manager	$67.15	432	$29,008.80	432	$29,008.80	432	$29,008.80	432	$29,008.80	1728	$116,035.20
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	480	$28,545.60	480	$28,545.60	480	$28,545.60	480	$28,545.60	1920	$114,182.40
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	480	$15,652.80	480	$15,652.80	480	$15,652.80	480	$15,652.80	1920	$62,611.20

Total Costs			$205,280.16		$205,280.16		$205,280.16		$205,280.16		$821,120.64

4

CLIN 0401AAB

Pool Administration Management Fee Other Direct Cost and Travel for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.28	2832	$3,628.56	2832	$3,628.56	2832	$3,628.56	2832	$3,628.56	11328	$14,514.24
Office Supplies (man/hr)	$0.62	2832	$1,765.25	2832	$1,765.25	2832	$1,765.25	2832	$1,765.25	11328	$7,660.98
Postage and Shipping (man/hr)	$0.52	2832	$1,471.04	2832	$1,471.04	2832	$1,471.04	2832	$1,471.04	11328	$5,884.15
Printing (man/hr)	$0.21	2832	$588.42	2832	$588.42	2832	$588.42	2832	$588.42	11328	$2,353.66
Direct Rent (Concord) (per mo)	$7,062.50	3	$21,187.50	3	$21,187.50	3	$21,187.50	3	$21,187.50	12	$84,750.00
Cell Phones (per/qtr)	$332.44	5	$1,662.19	5	$1,662.19	5	$1,662.19	5	$1,662.19	20	$6,648.76
Pagers (per/qtr)	$132.98	8	$1,063.80	8	$1,063.80	8	$1,063.80	8	$1,063.80	32	$4,255.21
Dues & Subscriptions (per Mo)	$900.00	3	$2,700.00	3	$2,700.00	3	$2,700.00	3	$2,700.00	12	$10,800.00
Bonus & Incentives	3.00%		$6,158.12		$6,158.12		$6,158.12		$6,158.12		$24,632.49
HP 9000 N4000 Hardware Support 24X7, 4 Hr Response-Per Year	$2,684.00	2	$5,368.00		$0.00		$0.00		$0.00	2	$5,368.00
HP 9000 N4000 CPU N-Class Support 24X7, 4 Hour, per year	$807.00	2	$1,614.00		$0.00		$0.00		$0.00	2	$1,614.00
Red Hat Linux Pro 7.0 Support 5 Year	$1,245.00	6	$7,470.00		$0.00		$0.00		$0.00	6	$7,470.00
Red Hat Availability Server Support – Per Year, 1st year Free (Year 2,3,4,5 are purchased)	$1,245.00	4	$4,980.00		$0.00		$0.00		$0.00	4	$4,980.00
Red Hat Stronghold Maintenance	$995.00	4	$3,980.00		$0.00		$0.00		$0.00	4	$3,980.00
Response 8-5, 5 days/wk5 incidents, email/phone – Total 5 years, 1st year free

Equfax Digital Certificate Renewal - yearly for a total of 5 years (1st free)	$79.00	4	$316.00		$0.00		$0.00		$0.00	4	$316.00
T-1 Line for Sterling, Chicago/Back-up site (Monthly Rate for 5 years)	$1,045.00	3	$3,135.00	3	$3,135.00	3	$3,135.00	3	$3,135.00	12	$12,540.00
KeyNote Perspective, Internet Performance Measuring URL	$495.00	12	$5,940.00		$0.00		$0.00		$0.00	12	$5,940.00
WebLogic Server Support for 5 Years Total 1st Yr Free	$3,400.00	4	$13,600.00		$0.00		$0.00		$0.00	4	$13,600.00
AIM Support and Maintenance for 5 years	$425.00	15	$6,375.00		$0.00		$0.00		$0.00	15	$6,375.00

5

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Checkpoint VPN Support – Product Upgrade per year for 5 years	$1,520.38	2	$3,040.76		$0.00		$0.00		$0.00	2	$3,040.76
Checkpoint Gold 24X7 4 Hrs response Support 5 Years	$3,553.71	2	$7,107.42		$0.00		$0.00		$0.00	2	$7,107.42
Cisco 3640 Premiere Support 4 hr response total 5 years	$1,858.58	2	$3,717.16		$0.00		$0.00		$0.00	2	$3,717.16
Oracle Yearly Maintenance and Upgrade	$20,066.97	2	$40,133.94		$0.00		$0.00		$0.00	2	$40,133.94

			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00		$0.00

Item Costs			$147,002.16		$43,359.88		$43,359.88		$43,359.88		$277,081.78
Material G & A Costs	25%		$36,750.54		$10,839.97		$10,839.97		$10,839.97		$69,270.45
Total Material Costs			$183,752.69		$54,199.84		$54,199.84		$54,199.84		$346,352.23

6

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.35		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,257.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$166.22		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$55.40		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$39.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$183,752.69		$54,199.84		$54,199.84		$54,199.84		$346,352.23

7

CLIN 0401AB

Pooling Implementation Meeting for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	432	$40,296.96	432	$40,296.96	432	$40,296.96	432	$40,296.96	1728	$161,187.84
Regional Pooling Implementation Manager	$71.94	1440	$103,593.60	1440	$103,593.60	1440	$103,593.60	1440	$103,593.60	5760	$414,374.40
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$143,890.56		$143,890.56		$143,890.56		$143,890.56		$575,562.24
Total Material Costs			$11,554.06		$11,554.06		$11,554.06		$11,554.06		$46,216.26
Total Travel Costs			$13,682.60		$12,110.45		$11,783.55		$11,783.55		$49,360.15
Total Costs			$169,127.22		$169,555.07		$167,228.17		$167,228.17		$671,138.65

8

CLIN 0401ABA

Pooling Implementation Meeting Labor – FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	432	$40,296.96	432	$40,296.96	432	$40,296.96	432	$40,296.96	1728	$161,187.84
Regional Pooling Implementation Manager	$71.94	1440	$103,593.60	1440	$103,593.60	1440	$103,593.60	1440	$103,593.60	5760	$414,374.40
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$143,890.56		$143,890.56		$143,890.56		$143,890.56		$575,562.24

9

CLIN 0401ABB

Pool Implementation Meeting Other Direct Cost and Travel for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.28	1872	$2,398.54	1872	$2,398.54	1872	$2,398.54	1872	$2,398.54	7488	$9,594.16
Office Supplies (man/hr)	$0.62	1872	$1,166.86	1872	$1,166.86	1872	$1,166.86	1872	$1,166.86	7488	$4,667.43
Postage and Shipping (man/hr)	$0.52	1872	$972.38	1872	$972.38	1872	$972.38	1872	$972.38	7488	$3,889.52
Printing (man/hr)	$0.21	1872	$388.95	1872	$388.95	1872	$388.95	1872	$388.95	7488	$1,555.81
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$332.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$132.98		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$4,316.52		$4,316.52		$4,316.52		$4,316.52		$17,266.08
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$9,243.25		$9,243.25		$9,243.25		$9,243.25		$36,973.00
Material G & A Costs	25%		$2,310.81		$2,310.81		$2,310.81		$2,310.81		$9,243.25
Total Material Costs			$11,554.06		$11,554.06		$11,554.06		$11,554.06		$46,216.26

43

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.35		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,257.72	6	$7,546.32	5	$6,288.60	5	$6,288.60	5	$6,288.60	0	$26,412.12
Lodging (per night)	$166.22	13	$2,160.86	13	$2,160.86	12	$1,994.64	12	$1,994.64	0	$8,311.00
Meals (per day)	$55.40	13	$720.20	13	$720.20	12	$664.80	12	$664.80	0	$2,770.00
Rental and Taxis (per day)	$39.90	13	$518.70	13	$518.70	12	$478.80	12	$478.80	0	$1,995.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$10,946.08		$9,688.36		$9,426.84		$9,426.84		$39,488.12
Travel G & A costs	25%		$2,736.52		$2,422.09		$2,356.71		$2,356.71		$9,872.03
Total Travel Costs			$13,682.60		$12,110.45		$11,783.55		$11,783.55		$49,360.15
Total ODC Costs			$25,236.66		$23,664.51		$23,337.61		$23,337.61		$95,576.41

44

CLIN 0401AC

Pool Establishment for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	192	$10,129.92	192	$10,129.92	192	$10,129.92	192	$10,129.92	768	$40,519.68
Pooling Administrator	$43.17	480	$20,721.60	480	$20,721.60	480	$20,721.60	480	$20,721.60	1920	$82,886.40
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Labor Costs			$30,851.52		$30,851.52		$30,851.52		$30,851.52		$123,406.08
Total Material Costs			$3,367.59		$3,367.59		$3,367.59		$3,367.59		$13,470.37
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$34,219.11		$34,219.11		$34,219.11		$34,219.11		$136,876.45

45

CLIN 0401ACA

Pool Establishment Labor – FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	192	$10,129.92	192	$10,129.92	192	$10,129.92	192	$10,129.92	768	$40,519.68
Pooling Administrator	$43.17	480	$20,721.60	480	$20,721.60	480	$20,721.60	480	$20,721.60	1920	$82,886.40
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$30,851.52		$30,851.52		$30,851.52		$30,851.52		$123,406.08

46

CLIN 0401ACB

Pool Establishment Other Direct Cost and Travel for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.28	672	$861.01	672	$861.01	672	$861.01	672	$861.01	2688	$3,444.06
Office Supplies (man/hr)	$0.62	672	$418.87	672	$418.87	672	$418.87	672	$418.87	2688	$1,675.49
Postage and Shipping (man/hr)	$0.52	672	$349.06	672	$349.06	672	$349.06	672	$349.06	2688	$1,396.24
Printing (man/hr)	$0.21	672	$139.62	672	$139.62	672	$139.62	672	$139.62	2688	$558.50
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$332.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$132.98		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$925.50		$925.50		$925.50		$925.50		$3,702.01
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$2,694.07		$2,694.07		$2,694.07		$2,694.07		$10,776.29
Material G & A Costs	25%		$673.52		$673.52		$673.52		$673.52		$2,694.07
Total Material Costs			$3,367.59		$3,367.59		$3,367.59		$3,367.59		$13,470.37

47

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.35		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,257.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$166.22		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$55.40		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$39.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$3,367.59		$3,367.59		$3,367.59		$3,367.59		$13,470.37

48

CLIN 0401AD

Block Application Processing for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	576	$30,389.76	576	$30,389.76	576	$30,389.76	576	$30,389.76	2304	$121,559.04
Pooling Administrator	$43.17	1440	$62,164.80	1440	$62,164.80	1440	$62,164.80	1440	$62,164.80	5760	$248,659.20
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$92,554.56		$92,554.56		$92,554.56		$92,554.56		$370,218.24
Total Material Costs			$10,102.78		$10,102.78		$10,102.78		$10,102.78		$40,411.10
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$102,657.34		$102,657.34		$102,657.34		$102,657.34		$410,629.34

49

CLIN 0401ADA

Block Application Processing Labor – FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	576	$30,389.76	576	$30,389.76	576	$30,389.76	576	$30,389.76	2304	$121,559.04
Pooling Administrator	$43.17	1440	$62,164.80	1440	$62,164.80	1440	$62,164.80	1440	$62,164.80	5760	$248,659.20
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$92,554.56		$92,554.56		$92,554.56		$92,554.56		$370,218.24

50

CLIN 0401ADB

Block Application Processing Other Direct Cost and Travel for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.28	2016	$2,583.04	2016	$2,583.04	2016	$2,583.04	2016	$2,583.04	8064	$10,332.17
Office Supplies (man/hr)	$0.62	2016	$1,256.62	2016	$1,256.62	2016	$1,256.62	2016	$1,256.62	8064	$5,026.46
Postage and Shipping (man/hr)	$0.52	2016	$1,047.18	2016	$1,047.18	2016	$1,047.18	2016	$1,047.18	8064	$4,188.72
Printing (man/hr)	$0.21	2016	$418.87	2016	$418.87	2016	$418.87	2016	$418.87	8064	$1,675.49
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$332.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$132.98		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$2,776.51		$2,776.51		$2,776.51		$2,776.51		$11,106.04
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$8,082.22		$8,082.22		$8,082.22		$8,082.22		$32,328.88
Material G & A Costs	25%		$2,020.56		$2,020.56		$2,020.56		$2,020.56		$8,082.22
Total Material Costs			$10,102.78		$10,102.78		$10,102.78		$10,102.78		$40,411.10

51

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.35		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,257.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$166.22		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$55.40		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$39.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$10,102.78		$10,102.78		$10,102.78		$10,102.78		$40,411.10

52

CLIN 0401AE

Pool Forecasting for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	192	$10,129.92	192	$10,129.92	192	$10,129.92	192	$10,129.92	768	$40,519.68
Pooling Administrator	$43.17	480	$20,721.60	480	$20,721.60	480	$20,721.60	480	$20,721.60	1920	$82,886.40
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$30,851.52		$30,851.52		$30,851.52		$30,851.52		$123,406.08
Total Material Costs			$3,367.59		$3,367.59		$3,367.59		$3,367.59		$13,470.37
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$34,219.11		$34,219.11		$34,219.11		$34,219.11		$136,876.45

53

CLIN 0401AEA

Pool Forecasting Labor – FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	192	$10,129.92	192	$10,129.92	192	$10,129.92	192	$10,129.92	768	$40,519.68
Pooling Administrator	$43.17	480	$20,721.60	480	$20,721.60	480	$20,721.60	480	$20,721.60	1920	$82,886.40
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$30,851.52		$30,851.52		$30,851.52		$30,851.52		$123,406.08

54

CLIN 0401AEB

Pool Forecasting Other Direct Cost and Travel for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.28	672	$861.01	672	$861.01	672	$861.01	672	$861.01	2688	$3,444.06
Office Supplies (man/hr)	$0.62	672	$418.87	672	$418.87	672	$418.87	672	$418.87	2688	$1,675.49
Postage and Shipping (man/hr)	$0.52	672	$349.06	672	$349.06	672	$349.06	672	$349.06	2688	$1,396.24
Printing (man/hr)	$0.21	672	$139.62	672	$139.62	672	$139.62	672	$139.62	2688	$558.50
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$332.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$132.98		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$925.50		$925.50		$925.50		$925.50		$3,702.01
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$2,694.07		$2,694.07		$2,694.07		$2,694.07		$10,776.29
Material G & A Costs	25%		$673.52		$673.52		$673.52		$673.52		$2,694.07
Total Material Costs			$3,367.59		$3,367.59		$3,367.59		$3,367.59		$13,470.37

55

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.35		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,257.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$166.22		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$55.40		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$39.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$3,367.59		$3,367.59		$3,367.59		$3,367.59		$13,470.37

56

CLIN 0401AF

System Maintenance for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	480	$28,545.60	480	$28,545.60	480	$28,545.60	480	$28,545.60	1920	$114,182.40
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	480	$29,928.00	480	$29,928.00	480	$29,928.00	480	$29,928.00	1920	$119,712.00
Database Administrator	$52.76	480	$25,324.80	480	$25,324.80	480	$25,324.80	480	$25,324.80	1920	$101,299.20
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$83,798.40		$83,798.40		$83,798.40		$83,798.40		$335,193.60
Total Material Costs			$7,879.54		$7,879.54		$7,879.54		$7,879.54		$31,518.15
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$91,677.94		$91,677.94		$91,677.94		$91,677.94		$366,711.75

57

CLIN 0401AFA

System Maintenance Labor for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	480	$28,545.60	480	$28,545.60	480	$28,545.60	480	$28,545.60	1920	$114,182.40
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	480	$29,928.00	480	$29,928.00	480	$29,928.00	480	$29,928.00	1920	$119,712.00
Database Administrator	$52.76	480	$25,324.80	480	$25,324.80	480	$25,324.80	480	$25,324.80	1920	$101,299.20
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$83,798.40		$83,798.40		$83,798.40		$83,798.40		$335,193.60

58

CLIN 0401AFB

System Maintenance Other Direct Cost and Travel for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.28	1440	$1,845.03	1440	$861.01	1440	$1,845.03	1440	$1,845.03	5760	$7,380.12
Office Supplies (man/hr)	$0.62	1440	$897.58	1440	$1,845.03	1440	$897.58	1440	$897.58	5760	$3,590.33
Postage and Shipping (man/hr)	$0.52	1440	$747.99	1440	$897.58	1440	$747.99	1440	$747.99	5760	$2,991.94
Printing (man/hr)	$0.21	1440	$299.10	1440	$747.99	1440	$299.10	1440	$299.10	5760	$1,196.78
Direct Rent (Concord) (per mo)	$7,062.50		$0.00	1440	$299.10		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$332.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$132.98		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$2,513.84		$0.00		$2,513.84		$2,513.84		$10,055.35
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$6,303.63		$6,303.63		$6,303.63		$6,303.63		$25,214.52
Material G & A Costs	25%		$1,575.91		$1,575.91		$1,575.91		$1,575.91		$6,303.63
Total Material Costs			$7,879.54		$7,879.54		$7,879.54		$7,879.54		$31,518.15

59

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.35		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,257.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$166.22		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$55.40		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$39.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$7,879.54		$7,879.54		$7,879.54		$7,879.54		$31,518.15

60

CLIN 0401AG

Data Requirements for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	48	$3,223.20	48	$3,223.20	48	$3,223.20	48	$3,223.20	192	$12,892.80
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	480	$35,222.40	480	$35,222.40	480	$35,222.40	480	$35,222.40	1920	$140,889.60
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$38,445.60		$38,445.60		$38,445.60		$38,445.60		$153,782.40
Total Material Costs			$3,178.63		$3,178.63		$3,178.63		$3,178.63		$12,714.53
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$41,624.23		$41,624.23		$41,624.23		$41,624.23		$166,496.93

61

CLIN 0401AGA

Data Requirements Labor for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	48	$3,223.20	48	$3,223.20	48	$3,223.20	48	$3,223.20	192	$12,892.80
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	480	$35,222.40	480	$35,222.40	480	$35,222.40	480	$35,222.40	1920	$140,889.60
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$38,445.60		$38,445.60		$38,445.60		$38,445.60		$153,782.40

62

CLIN 0401AGB

Data Requirements Other Direct Cost and Travel for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.28	528	$676.51	528	$676.51	528	$676.51	528	$676.51	2112	$2,706.05
Office Supplies (man/hr)	$0.62	528	$329.11	528	$329.11	528	$329.11	528	$329.11	2112	$1,316.45
Postage and Shipping (man/hr)	$0.52	528	$274.26	528	$274.26	528	$274.26	528	$274.26	2112	$1,097.05
Printing (man/hr)	$0.21	528	$109.70	528	$109.70	528	$109.70	528	$109.70	2112	$438.82
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$332.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$132.98		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$1,153.32		$1,153.32		$1,153.32		$1,153.32		$4,613.26
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$2,542.91		$2,542.91		$2,542.91		$2,542.91		$10,171.63
Material G & A Costs	25%		$635.73		$635.73		$635.73		$635.73		$2,542.91
Total Material Costs			$3,178.63		$3,178.63		$3,178.63		$3,178.63		$12,714.53

63

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.35		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,257.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$166.22		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$55.40		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$39.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$3,178.63		$3,178.63		$3,178.63		$3,178.63		$12,714.53

64

CLIN 0401AH

Help Desk – FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	480	$20,721.60	480	$20,721.60	480	$20,721.60	480	$20,721.60	1920	$82,886.40
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$20,721.60		$20,721.60		$20,721.60		$20,721.60		$82,886.40
Total Material Costs			$2,356.11		$2,356.11		$2,356.11		$2,356.11		$9,424.42
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$23,077.71		$23,077.71		$23,077.71		$23,077.71		$92,310.82

65

CLIN 0401AHA

Help Desk Labor – FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	480	$20,721.60	480	$20,721.60	480	$20,721.60	480	$20,721.60	1920	$82,886.40
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$20,721.60		$20,721.60		$20,721.60		$20,721.60		$82,886.40

66

CLIN 0401AHB

Help Desk Other Direct Cost and Travel for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.28	480	$615.01	480	$615.01	480	$615.01	480	$615.01	1920	$2,460.04
Office Supplies (man/hr)	$0.62	480	$299.19	480	$299.19	480	$299.19	480	$299.19	1920	$1,196.78
Postage and Shipping (man/hr)	$0.52	480	$249.33	480	$249.33	480	$249.33	480	$249.33	1920	$997.31
Printing (man/hr)	$0.21	480	$99.73	480	$99.73	480	$99.73	480	$99.73	1920	$398.93
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$332.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$132.98		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$621.62		$621.62		$621.62		$621.62		$2,486.48
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$1,884.88		$1,884.88		$1,884.88		$1,884.88		$7,539.54
Material G & A Costs	25%		$471.22		$471.22		$471.22		$471.22		$1,884.88
Total Material Costs			$2,356.11		$2,356.11		$2,356.11		$2,356.11		$9,424.42

67

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.35		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,257.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$166.22		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$55.40		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$39.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$2,356.11		$2,356.11		$2,356.11		$2,356.11		$9,424.42

68

CLIN 0401AI

Industry Meetings – FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	48	$3,660.48	48	$3,660.48	48	$3,660.48	48	$3,660.48	192	$14,641.92
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	480	$32,232.00	480	$32,232.00	480	$32,232.00	480	$32,232.00	1920	$128,928.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$35,892.48		$35,892.48		$35,892.48		$35,892.48		$143,569.92
Total Material Costs			$3,082.90		$3,082.90		$3,082.90		$3,082.90		$12,331.58
Total Travel Costs			$13,682.60		$12,110.45		$11,783.55		$11,783.55		$49,360.15
Total Costs			$52,657.98		$51,085.83		$50,758.93		$50,758.93		$205,261.65

69

CLIN 0401AIA

Industry Meetings Labor – FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	48	$3,660.48	48	$3,660.48	48	$3,660.48	48	$3,660.48	192	$14,641.92
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	480	$32,232.00	480	$32,232.00	480	$32,232.00	480	$32,232.00	1920	$128,928.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$35,892.48		$35,892.48		$35,892.48		$35,892.48		$143,569.92

70

CLIN 0401AIB

Industry Meetings Other Direct Cost and Travel for FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.28	528	$676.51	528	$676.51	528	$676.51	528	$676.51	2112	$2,706.05
Office Supplies (man/hr)	$0.62	528	$329.11	528	$329.11	528	$329.11	528	$329.11	2112	$1,316.45
Postage and Shipping (man/hr)	$0.52	528	$274.26	528	$274.26	528	$274.26	528	$274.26	2112	$1,097.05
Printing (man/hr)	$0.21	528	$109.70	528	$109.70	528	$109.70	528	$109.70	2112	$438.82
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$332.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$132.98		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$1,076.73		$1,076.73		$1,076.73		$1,076.73		$4,306.90
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$2,466.32		$2,466.32		$2,466.32		$2,466.32		$9,865.26
Material G & A Costs	25%		$616.58		$616.58		$616.58		$616.58		$2,466.32
Total Material Costs			$3,082.90		$3,082.90		$3,082.90		$3,082.90		$12,331.58

71

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.35		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,257.72	6	$7,546.32	5	$6,288.60	5	$6,288.60	5	$6,288.60	21	$26,412.12
Lodging (per night)	$166.22	13	$2,160.86	13	$2,160.86	12	$1,994.64	12	$1,994.64	50	$8,311.00
Meals (per day)	$55.40	13	$720.20	13	$720.20	12	$664.80	12	$664.80	50	$2,770.00
Rental and Taxis (per day)	$39.90	13	$518.70	13	$518.70	12	$478.80	12	$478.80	50	$1,995.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$10,946.08		$9,688.36		$9,426.84		$9,426.84		$39,488.12
Travel G & A costs	25%		$2,736.52		$2,422.09		$2,356.71		$2,356.71		$9,872.03
Total Travel Costs			$13,682.60		$12,110.45		$11,783.55		$11,783.55		$49,360.15
Total ODC Costs			$16,765.50		$15,193.35		$14,866.45		$14,866.45		$61,691.73

72

CLIN 0402

Optional Pool Reporting – FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Labor Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Material Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total Costs			$0.00		$0.00		$0.00		$0.00		$0.00

73

CLIN 0402AA

Optional Pool Reporting Labor For FY5

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Description	Rate	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount	Hours	Amount
Director, Number Pooling Services	$110.86	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Administration Services Center	$76.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Director, Pooling Implementation	$93.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Regional Pooling Implementation Manager	$71.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Attorney/Regional Director, External Relations Manager	$86.33	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	0.00
Regulatory/Compliance Manager	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager, Technical Operation	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Program Manager, Pooling Administration System	$91.13	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Systems Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior System Engineer	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
System Engineer	$95.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Manager	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Software QA Analyst	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Technical Writer	$53.72	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Network Engineer	$62.35	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Data Analyst	$73.38	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Customer Service Representative	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Senior Pooling Administrator	$52.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Pooling Administrator	$43.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Manager of Quality Assurance	$59.47	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Industry Interface Representative	$67.15	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Database Architect	$105.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Administrative Assistant	$32.61	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00

Total Costs			$0.00		$0.00		$0.00		$0.00		$0.00

74

CLIN 0402AB

Optional Pool Reporting Other Direct Cost and Travel for FY4

April 12, 2001

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Material & Supplies
Telecommunications (man/hr)	$1.28	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Office Supplies (man/hr)	$0.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Postage and Shipping (man/hr)	$0.52	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Printing (man/hr)	$0.21	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Direct Rent (Concord) (per mo)	$7,062.50		$0.00		$0.00		$0.00		$0.00	0	$0.00
Cell Phones (per/qtr)	$332.44		$0.00		$0.00		$0.00		$0.00	0	$0.00
Pagers (per/qtr)	$132.98		$0.00		$0.00		$0.00		$0.00	0	$0.00
Dues & Subscriptions (per Mo)	$900.00		$0.00		$0.00		$0.00		$0.00	0	$0.00
Bonus & Incentives	3.00%		$0.00		$0.00		$0.00		$0.00		$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Item Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Material G & A Costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Material Costs			$0.00		$0.00		$0.00		$0.00		$0.00

75

		Quarter 1		Quarter 2		Quarter 3		Quarter 4		Total
Item Description	Unit Cost	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount	QTY	Amount
Travel

Local travel (per mile)	$0.35		$0.00		$0.00		$0.00		$0.00	0	$0.00
Long distance travel (per trip)	$1,257.72		$0.00		$0.00		$0.00		$0.00	0	$0.00
Lodging (per night)	$166.22		$0.00		$0.00		$0.00		$0.00	0	$0.00
Meals (per day)	$55.40		$0.00		$0.00		$0.00		$0.00	0	$0.00
Rental and Taxis (per day)	$39.90		$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00
			$0.00		$0.00		$0.00		$0.00	0	$0.00

Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Travel G & A costs	25%		$0.00		$0.00		$0.00		$0.00		$0.00
Total Travel Costs			$0.00		$0.00		$0.00		$0.00		$0.00
Total ODC Costs			$0.00		$0.00		$0.00		$0.00		$0.00

76

CLIN 0401

Services in support of the Thousands Blocks

Pooling Administrator Requirements For FY5

April 12, 2001

	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Total	Quarter 1	Quarter 2	Quarter 3	Quarter 4
Description	Hours	Hours	Hours	Hours	Hours	Hours	Hours	Hours	Hours
Director, Number Pooling Services	480	480	480	480	1920	— —	— —	— —	— —
Regional Director, Pooling Administration Services Center	480	480	480	480	1920	— —	— —	— —	— —
Regional Director, Pooling Implementation	480	480	480	480	1920	— —	— —	— —	— —
Regional Pooling Implementation Manager	1440	1440	1440	1440	5760	— —	— —	— —	— —
Attorney/Regional Director, External Relations Manager	480	480	480	480	1920	— —	— —	— —	— —
Regulatory/Compliance Manager	480	480	480	480	1920	— —	— —	— —	— —
Manager, Technical Operation	480	480	480	480	1920	— —	— —	— —	— —
Program Manager, Pooling Administration System	0	0	0	0	0
Senior Systems Architect	0	0	0	0	0
Senior System Engineer	0	0	0	0	0
System Engineer	0	0	0	0	0
Software QA Manager	0	0	0	0	0
Software QA Analyst	0	0	0	0	0
Technical Writer	0	0	0	0	0
Network Engineer	480	480	480	480	1920	— —	— —	— —	— —
Database Administrator	480	480	480	480	1920	— —	— —	— —	— —
Senior Data Analyst	480	480	480	480	1920	— —	— —	— —	— —
Customer Service Representative	480	480	480	480	1920	— —	— —	— —	— —
Senior Pooling Administrator	960	960	960	960	3840	— —	— —	— —	— —
Pooling Administrator	2400	2400	2400	2400	9600	— —	— —	— —	— —
Manager of Quality Assurance	480	480	480	480	1920	— —	— —	— —	— —
Industry Interface Representative	480	480	480	480	1920	— —	— —	— —	— —
Database Architect	0	0	0	0	0	— —	— —	— —	— —
Administrative Assistant	480	480	480	480	1920	— —	— —	— —	— —

Total Labor Hours	11040	11040	11040	11040	44160

77

National Thousands-Block Pooling Administration	Section 4.0

4.0                               Cost Backup

The following sub-tabs of this section contain the cost and pricing data in support of the material cost estimates.  They include the Bill of Material, the supporting quotes, and the product literature for the system hardware and software to be acquired.

4.1  Bill of Material—The Bill of Materials provides a listing of equipment (i.e., hardware, software, and maintenance) and other materials required for the proposal.  Included with each item, as appropriate, is the quantity, part number, description of the item, individual and total price, vendor and type (e.g., Commercial Off-the-Shelf - COTS).

4.2:  Supporting Quotes—For each item listed on the Bill of Material, a price quote provided by the vendor is included.  Because the contemplated contract is cost reimbursement, GSA pricing, where available, was obtained.  Quotes for these prices were obtained either from the GSA web site or directly from the manufacturer.  In instances where the GSA price was not available or the GSA price was higher than the commercially offered price, a commercial price quote was obtained.  All quotes provided are determined to be fair and reasonable based on GSA or catalog pricing, or, in the case of office furnishings, price analysis.

4.3:  Product Literature—Manufacturer’s literature describing the significant items of equipment in the system hardware configuration and its associated operating system and applications software is provided for further evaluation and information of the contracting officer.

103

Appendix A                                  Uncompensated Overtime Policy

The following was extracted from the NeuStar Employee Handbook.

H.                                Policy on Pay

NeuStar observes a bi-weekly pay policy, with all employees being paid on a one (1) week lag.  The payroll calendar or schedule for each year is published and distributed by the payroll department.

1)           Overtime

Overtime must be authorized by the employee’s Manager in advance of the employee working the additional hours.  Evidence of written approval to work overtime must be submitted with their time sheet.

Overtime should be reported in increments of 15 minutes (one-quarter of an hour).

If you are entitled to receive overtime compensation under state and federal wage and hour laws, you are required to record and maintain accurate written records of all hours worked.

Time and one-half is paid to non-exempt employees in accordance with applicable federal and state law.  In California, non-exempt employees will be paid time and one-half for actual hours worked over eight (8) hours in a day.  In Florida, non-exempt employees earn overtime after working ten (10) hours in one day.  In Colorado, non-exempt employees earn overtime after twelve (12) hours in one day.

In all other jurisdictions where NeuStar operates, non-exempt employees will be paid time and one-half for actual hours worked over forty (40) hours in a standard workweek.

Employees classified as exempt under the Fair Labor Standards Act are paid on a bi-weekly basis regardless of the hours worked.  Exempt employees shall record hours worked.  Hours

104

worked in excess of forty (40) hours per week shall not be compensated, nor shall they be deemed hours worked for purposes of NeuStar benefits or compensation purposes.

105

April 13, 2001

Mr. Mark Oakey

Contracting Officer

FCC/Contract and Purchasing Center

445 12th Steet, S.W.

Washington, DC 20554

Re:                          Solicitation No.: SOL01000011

Services to Administer a Thousand Block Pooling System

Dear Mr. Oakey,

This letter is written in response to your e-mail to me dated March 30, 2001, wherein you requested from NeuStar a Revised Proposal in response to the above-referenced solicitation. Please accept this letter and its appendices (Tabs) as such revised proposal.

At our discussion meeting in your offices on March 30th, you requested certain clarifications of our original submission.

NeuStar’s revised proposal mirrors our discussions on March 30th, as follows:

I.               Technical Points of Clarification;

II.          Cost & Pricing Points of Clarification;

III.     The DCAA Audit Report;

IV.    Restricted Software Licensing; and

V.         Option to Accelerate the Schedule

I.          Technical Points of Clarification.

1.                                       After review of our original submission, NeuStar confirms that it proposed ten (10) Key Personnel. They are:

Barry Bishop, Director, Pooling Administration Services

Shannon Collins, Regional Director, Pooling Administration Services Center

Bruce Armstrong, Regional Director, Pooling Implementation

Amy Putnam, Attorney/Regional Director for External Relations

Linda Hymans, Regulatory/Compliance Manager

Mary Ensminger, Senior Data Analyst

106

Rudy Amparano, Program Manager, Pooling Administration System

Rajeshwar Kamineni, Senior Systems Engineer

Wayne Louie, Manager of Technical Operations

Gary Zahn, Senior Pool Administrator

The Organization Chart, Exhibit 5.1, page 165 of the Technical and Management Volume, is accurate in that it depicts “Key Personnel” in pink blocks. All above personnel are shown in such blocks. However, two of the key personnel, Mary Ensminger and Gary Zahn do not have “(KEY)” written in the pink block, creating some confusion. Additionally, although all ten (10) resumes were included on pages 171 through 180 of the proposal, Gary Zahn was omitted from the synopsis of key personnel on pages 166 through 170, again causing some confusion.

Please find in Tab A a revised Organization Chart, Exhibit 5.1, accurately depicting “(KEY)” and non-key personnel proposed for the contract and incorporating the changes described in paragraphs II(1)(a) through II(1)(n) below, along with Gary Zahn’s synopsis.

Job descriptions and labor categories for all personnel proposed for the contract, as required by the Commission’s answer to Question #18 attached to Amendment 0002 to the Solicitation, was provided in NeuStar’s original Technical and Management Volume in Section 6.0 on pages 189 through 196. Annotated changes to job descriptions, page 195, indicating the correct nomenclature of the Software QA Analyst (i.e., not Software QA Engineer), is included in Tab A.

2.                                       Also included in Tab A is a revised staffing matrix resulting from the questions posed by the Commission concerning the staffing levels for Software QA Analysts. (Refer to paragraph II.1.e below.)

3.                                       The Commission stated that it had received some minor negative comments concerning NeuStar’s past performance with regards to delivery. In your letter dated March 30, 2001, you clarified that these minor negative comments involved the late delivery of NPAC SMS Release 3.0.

As discussed, NeuStar’s record of pooling administration is outstanding. We have developed a highly useful State PA System and have provided neutral, even-handed interim pooling administration services on time for over three years without a written complaint or formal dispute concerning our PA operations.

With regards to NPAC SMS Release 3.0, NeuStar has admittedly not delivered this release in accordance with the schedule it negotiated with the NAPM, LLC. However, we were very proactive in communicating to all stakeholders, including regular, formal communications with the State PUCs.

It is critical to note that Release 3.0 is the most complex NPAC SMS release ever, including the first release of the NPAC SMS system that NeuStar developed, deployed, and successfully passed a FCC field trial during 1996 and early 1997. The first release of the NPAC SMS was highly complex and NeuStar was the only successful vendor to implement the NPAC SMS system. The other LNP Administrator, comprising a team of multi-billion dollar system development and switch manufacturers, tried to develop the original release of the NPAC SMS and failed; their contracts were subsequently terminated.

107

The complexity of the NPAC SMS system is several orders of magnitude greater than the National PA System contemplated under this solicitation. We are very confident in our ability to deliver the National PA System on time as evidenced by our proposed forbearance of 20% of our Award Fee for CLIN 0001 as explained in the Cover Letter of our original Cost Volume. Prior to Release 3.0, NeuStar’s past record on the delivery of NPAC SMS releases was excellent.

4.                                    On page 187 of its Technical and Management Volume, NeuStar provided its corporate commitment and clean lines of issue escalation. Due to page limitations, the narrative was constrained to escalation procedures within the proposed National Pooling Administration Services Organization and senior management of NeuStar. An escalation procedure that includes two of the entities with which the National Pooling Administrator interface is included in Tab B. This plan highlights the relatively flat organizational structure of NeuStar and the short path to the top of the company, if necessary, for the resolution of critical issues as well as our problem resolution experience with the NANPA and NPAC.

II.                                Cost & Pricing Points of Clarification

1.                                    NeuStar has reviewed and clarified the staffing of CLIN 0001 with respect to the questions raised during discussions. As a result, the Technical and Management Volume of NeuStar’s proposal remains virtually the same. The only change to the Technical and Management Volume is the addition of 200 hours for the Software QA Analyst labor category during the 3rd quarter of CLIN 0001. But for this change, described in item #e below, we found that in all questioned cases, the Technical and Management Volume and Section 3.0 of the Cost Volume, Cost Breakdown, were consistent and accurate with respect to staffing levels. Section 2.2.1 of the Cost Volume, Basis of Estimate, was inaccurate regarding the time phasing of staffing these positions. Clarification of each position questioned follows, and, for ease of review, appear in the order of your question, with the question displayed, followed by NeuStar’s clarification:

a.               Manager, Technical Operations is stated to be full time on award, but on page 20 of Cost Volume is stated full time 4 months into the contract.

To clarify, the Manager, Technical Operations position will be assigned full-time from Day 1 as indicated in the Staffing Matrix located on Page 94 of our original Technical and Management Volume. This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this labor category correctly. Please see the spreadsheet for CLIN 0001AJ (Page 124) and the spreadsheet for the total CLIN 0001 roll-up (Page 66). The associated labor costs are confirmed in the revised Cost Volume Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

The discrepancy occurred within Section 2.2.1, Labor Hours, of the original Cost Volume. A revised Section 2.2.1 is included in Tab C of this Revised Proposal.

b.            The time of the Senior Systems Architect is not specific enough to be able to verify the charges (p. 18 of the Cost Volume).

To clarify, the Senior Systems Architect position will be assigned full-time from Day 1 as indicated in the Staffing Matrix located on Page 94 of our original Technical and

108

Management Volume. This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

This position will be full-time for two quarters and phased out during the 3rd quarter of CLIN 0001. Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs of this position correctly. Please see the spreadsheets for CLIN 0001AC (Page 75), CLIN 0001AD (Page 86), and CLIN 0001AJ (Page 124) as well as the spreadsheet for the total CLIN 0001 roll-up (Page 66). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to reflect the level effort of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

c.             The 3 Systems Engineers are broken out into quarters, but page 18 of the Cost Volume implies all 3 are full time – inconsistency.

To clarify, our staffing calls for one full-time Senior System Engineer (Key Staff) who will be assigned at Day 1 as indicated in the Staffing Matrix located on Page 94 of our original Technical and Management Volume. This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our staffing calls for the phasing in of up to three full-time System Engineers in the 2nd quarter of CLIN 0001 who begin to phase out during the 3rd quarter of CLIN 0001. Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for these engineers correctly. Please see the spreadsheets for CLIN 0001AB (Page 70), CLIN 0001AC (Page 75), CLIN 0001AD (Page 86), CLIN 0001AE (Page 89), CLIN 0001AF (Page 97), and CLIN 0001AJ (Page 124) as well as the spreadsheet for the total CLIN 0001 roll-up (Page 66). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the levels of effort of these positions. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

d.            Time of the Software QA Manager appears to be understated.

To clarify, our staffing calls for one Software QA Manager who will be assigned full-time during the 3rd quarter as indicated in the Staffing Matrix located on Page 94 of our original Technical and Management Volume. This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for CLIN 0001AE (Page 89), CLIN 0001AF (Page 97), and CLIN 0001AJ (Page 124) as well as the spreadsheet for the total CLIN 0001 roll-up (Page 66). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume and page 195 of our Technical and Management Volume to clarify the level of effort and job title of this position. The revised Section 2.2.1 and page 195 is included in Tab C of this Revised Proposal.

109

e.            Time of the Software QA Analyst is also understated, inconsistency between narrative (pg. 18 of Cost Volume – 4 FT), but pricing reflects much less.

To clarify, the Software QA Analyst labor category is synonymous with the Software QA Engineer position shown in Exhibit 5-1 and page 195 of our original Technical and Management Volume. Exhibit 5-1 and page 195 have been revised to reflect this title change from Software QA Engineer to Software QA Analyst as well as to clarify NeuStar’s proposed Key Staff. The revised Exhibit 5-1 and page 195 have been included in Tab A of this Revised Proposal.

The Software QA Analyst labor category will comprise two full-time analysts for five weeks—a total of 400 hours—during the 3rd quarter of CLIN 0001. Accordingly, we have included the additional hours in the revised Staffing Matrix, which is included in Tab A of this Revised Proposal. In addition, we have revised Section 2.2.1 of our Cost Volume to reflect the correct level of effort of this labor category. The revised Section 2.2.1 is included in Tab C of this Revised Proposal. Finally, we have revised Section 3.0, Cost Breakdown, of our original Cost Volume. The revised Cost Volume Section 3.0, Cost Breakdown, is in Tab C of this Revised Proposal.

f.               Technical Writer FT (pg. 19 Cost Volume) but pricing reflects much less.

To clarify, our staffing calls for one Technical Writer who will be assigned full-time Day 1 of CLIN 0001 and phased out during the 2nd quarter of CLIN 0001 as indicated in the Staffing Matrix located on Page 94 of our original Technical and Management Volume. This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown reflects the associated labor costs for this position correctly. Please see the spreadsheets for CLIN 0001AB (Page 70), CLIN 0001AC (Page 75), and CLIN 0001AH (Page 107) as well as the spreadsheet for the total CLIN 0001 roll-up (Page 66). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the level of effort of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

g.            The Network Engineer time in the narrative is inconsistent between when the individual starts and pricing.

To clarify, as indicated in the Staffing Matrix located on Page 94 of our original Technical and Management Volume, our staffing calls for one Network Engineer who will be assigned in CLIN 0001. The anticipated level of effort for the Network Engineer is 40 hours in the 1st quarter, 120 hours in the 2nd quarter, and 320 hours in the 3rd quarter during CLIN 0001. The Network Engineer will become full-time starting in CLIN 0002 and remain at full-time throughout the term of the contract. This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for the total CLIN 0001 roll-up (Page 66), the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN

110

0401 roll-up (Page 292). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the level of effort of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

h.            Database Administrator time is inconsistent (p. 20 of Cost Volume) with pricing.

To clarify, as indicated in the Staffing Matrix located on Page 94 of our original Technical and Management Volume, our staffing calls for one Database Administrator who will be in CLIN 0001. The anticipated level of effort of the Database Administrator is 160 hours in the 1st quarter, 360 hours in the 2nd quarter, and 480 hours in the 3rd quarter during CLIN 0001. After becoming full-time in the 3rd quarter of CLIN 001, the Database Administrator remains at full-time throughout the term of the contract. This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for the total CLIN 0001 roll-up (Page 66), the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN roll-up (Page 292). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the level of effort of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

i.          Customer Service Reps not specified or charged in CLIN0001AJ.

To clarify, the Customer Service Representative labor category is synonymous with the Help Desk operator labor category described in Section 2.2.1 of our original Cost Volume. Section 2.2.1 of our Cost Volume has been revised to reflect this title change from Help Desk operator to Customer Service Representative. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

As indicated in the Staffing Matrix located on Page 94 of our original Technical and Management Volume, our staffing calls for one Customer Service Representative who will be assigned full-time during Month 6 of CLIN 0001 and remain at full-time throughout the term of the contract. This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for CLIN 0001AJ (Page 124), the total CLIN 0001 roll-up (Page 66), the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN roll-up (Page 292). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

j.                Inconsistency in Senior Pooling Administrator hours (40 extra hours in Qtr 3) and Pooling Administrator hours (80 extra hours in Qtr. 3.)

111

To clarify, our staffing calls for one Senior Pooling Administrator and two Pooling Administrators who will be assigned in CLIN 0001. All three Pooling Administrators—one Senior PA and two PAs—will be assigned at ½ time during Month 6 (2nd quarter) and ¾ time during Months 7, 8, and 9 (3rd quarter). Hence, as indicated in the Staffing Matrix located on Page 94 of our original Technical and Management Volume, the Senior Pooling Administrator’s anticipated hours in the 2nd quarter for CLIN 0001 are 80 and the anticipated hours in the 3rd quarter are 360. Likewise, the Pooling Administrators’ anticipated hours in the 2nd quarter for CLIN 0001 are 160 and their anticipated hours in the 3rd quarter are 720. All Pooling Administrators will become full time starting in CLIN 0002 and remain at full-time throughout the term of the contract. As the volume of work warrants, additional Pooling Administrators will be assigned in the out years. This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for these positions correctly. Please see the spreadsheets for the total CLIN 0001 roll-up (Page 66), the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN 0401 roll-up (Page 292). This level of effort is confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the level of effort of these labor categories. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

k.             Hours of Manager of Quality Assurance not charged (pg. 19 of Cost Volume states full time on award).

To clarify, as indicated in the Staffing Matrix located on Page 94 of our original Technical and Management Volume, our staffing calls for one Manager of Quality Assurance who will be assigned full time in CLIN 0002 and remain full time through out the term of the contract. This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN 0401 roll-up (Page 292). This level of effort is confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the level of effort of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

l.                Narrative does not specify Database Architect time, but charges appear.

To clarify, as indicated in the Staffing Matrix located on Page 94 of our original Technical and Management Volume, our staffing calls for one Database Architect who will be assigned in CLIN 0001. The anticipated level of effort of the Database Architect is 80 hours in the 1st quarter, 480 hours in the 2nd quarter, and 40 hours in the 3rd quarter during CLIN 0001. The level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

112

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for CLIN 0001AC (Page 75), CLIN 0001AD (Page 86), and CLIN 0001AJ (Page 124) as well as the total CLIN 0001 roll-up (Page 66). This level of effort is confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to include an explanation of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

m.        Administrative Assistant time not charged in CLIN0001AJ

To clarify, as indicated in the Staffing Matrix located on Page 94 of our original Technical and Management Volume, our staffing calls for one Administrative Assistant who will be assigned in CLIN 0001 during the 3rd quarter becoming full-time during CLIN 0002 and remain at full time throughout the term of the contract. The anticipated level of effort of the Administrative Assistant is 160 hours in the 3rd quarter during CLIN 0001. The level of effort of this position is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for CLIN 0001AJ (Page 124), the total CLIN 0001 roll-up (Page 66), the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN 0401 roll-up (Page 292). The associated costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to include an explanation of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

n.            Help Desk Operator is in the narrative (pg. 20) but not charged.

As indicated in our response to item #i above, the Help Desk Operator labor category described in Section 2.2.1 of our original Cost Volume is synonymous with the Customer Service Representative labor category. Section 2.2.1 of our Cost Volume has been revised to reflect this title change from Help Desk operator to Customer Service Representative. The Customer Service Representative’s level of effort has been appropriately determined per our response to item #i above.

2.                                    Portions of NeuStar’s Cost Volume are resubmitted as Tab C. These portions include: the NeuStar Cost and Fees table within the Cover Letter, Section 2.2.1, Labor Hour assumptions (to clarify the phasing of personnel above), Section 2.3, Rates (to update any changes in rates included in the Revised Proposal), and Section 3.0, Cost Breakdown (to depict the changes to the cost resulting from clarification of staffing and the application of indirect cost rates as well as reduced fee percentages). The remainder of the Cost Volume is unchanged.

3.                                    As we discussed in our meeting of March 30th, NeuStar’s fringe benefit (burden) rate, accepted by the DCAA Audit Report, of 46.3% of productive labor is based on a very conservative estimate. This estimate includes all new hires to be at an average salary of $50,000, each new hire will have three dependents, all employees will, because of NeuStar’s vigorous “use or lose” vacation

113

policy, take all earned vacation and holidays, all employees will take full advantage of NeuStar’s 401(k) contribution matching program, and all employees will take advantage of NeuStar’s parking benefit. Notwithstanding this rational estimate, the DCAA Auditor concluded that through November 30, 2000, NeuStar’s actual fringe benefit experience was 24.2% of the same allocation base. It was explained to and accepted by the Auditor that NeuStar is experiencing rapid, but controlled, growth, and that, as a result, the projected fringe benefit rate will increase and the projected G&A rate will decrease.

It is recognized that after the first year of performing a cost type contract, the burden and G&A rates will be adjusted for actual costs and a reconciliation invoice will be processed. Approved billing rates will be established for the succeeding year, for all contracts. As we discussed, however, NeuStar is concerned that its rationale for establishing its burden rate may have been too conservative, thereby creating the possibility of a large credit invoice to reconcile proposed rates to actual rates, and also placing NeuStar at a disadvantage in the FCC’s “Best Value” determination in this solicitation. NeuStar currently believes that it can reduce its proposed burden rate with little reservation of underestimating the costs to perform the contract.

Independent of the above, the DCAA Auditor discovered that there was an application error in NeuStar’s cost proposal. Instead of applying G&A to all costs except G&A, NeuStar inadvertently applied G&A to unburdened labor and other direct costs only. This error understated NeuStar’s estimated cost in year one by approximately $128,500 and by $824,000 for the five-year program.

The revised proposal in Tab C applies G&A to all costs, excluding G&A, as accepted by the DCAA audit. To more closely reflect current expectations of fringe benefit usage across the board in the Company, thereby lessening the impact of the year-end reconciliation invoice, and maintaining the overall cost of the revised proposal in keeping with the estimated cost of the original proposal, NeuStar has revised its Burden rate to 33.34% which is the rate calculated from actual burden rate pool expenses experienced by NeuStar in January and February 2001.

III.           DCAA Audit Report

NeuStar has reviewed DCAA Audit Report No. 6221-2001A28000022, dated February 20, 2001, prepared for the Federal Communications Commission, re: Application of Agreed-Upon Procedures under RFP No. SOL01000011, accepts the report as written, and has made the necessary adjustments to its Solomon IV accounting system to correct all deficiencies identified in the report. NeuStar is committed to performing U.S. Government contracts in full compliance with all laws and regulations, including the accurate, complete, and current collection, accounting, and reporting of allowable and unallowable costs.

1.            It was noted in the Report that NeuStar, at the time of the audit, was in the process of making a transition from Peachtree Software, which was used for the entire accounting period ending December 31, 2000, to Solomon IV software, which has been implemented effective January 1, 2001. All appropriate cost data for review by DCAA was contained in the Peachtree software system, which was not structured to be a cost accounting system for use in U.S. Government contracts. (As you know, NeuStar has not competed for a U.S. Government contract prior to this While NANPA provides fixed price services under the auspices of an FCC Order, NeuStar has primarily been doing business in the commercial fixed price arena.)  The Solomon IV software, among other attributes, addresses these requirements. The selection process for a fully compliant mid-level accounting system left NeuStar with the final decision between the Solomon and Great Plains software packages. After the Solomon IV system was selected, and implementation

114

commenced, Great Plains and Solomon merged. Subsequent to that, Great Plains Solomon was acquired by Microsoft, bringing the resources of that software giant to bear in the event of any unforeseen implementation or operational difficulty. NeuStar has implemented a fully compliant accounting system, which addresses the issues raised by DCAA in its review of CY 2000 cost data, specifically:

a.             NeuStar has developed and is maintaining a chart of accounts and general ledger. Expense accounts are segregated, clearly grouping homogeneous expenses. Direct costs and fringe benefit expenses are separately identified from G&A accounts;

b.            The accounting system is designed to segregate the costs that are unallowable in accordance with FAR. Separate accounts in the chart of accounts accumulate and segregate the various items of unallowable costs;

c.             NeuStar has developed a logical method of allocating its indirect costs to intermediate and final cost objectives, as required by FAR. Company-wide indirect cost rates have been established. As agreed to in the Audit exit conference, NeuStar allocates its Fringe Benefit rate over total productive labor, and its G&A rate over total contract costs excluding G&A.

In support of the above, NeuStar provides herewith as Tab D the following accounting system documentation:

i.                 NeuStar 2001 FAR Compliant General Ledger and Burden Calculations document, with explanatory cover sheet, including lists of General Ledger accounts (with unallowable cost accounts), sub-account structure by line of business, G&A calculation by sub-account, and labor burden rate calculation by sub-account;

ii.              NeuStar, Inc. Policies NSACCTG-1-1, Acceptable Accounting System Policy, NSACCTG-2-1, Direct & Indirect Costs Policy, NSACCTG-3-1, Unallowable Costs Policy;

iii.           Letter from Great Plains Solomon re: Solomon for Government Contractors;

iv.          Partial list of U.S. Government contractors currently utilizing Solomon IV accounting system software, provided by Solomon;

v.             NeuStar Interoffice Memorandum, dated March 8, 2001, Subject: Solomon Reference, with name of DCAA Denver Office auditor who reviewed Solomon IV software; and

vi.          Sample Interoffice Memorandum from Mr. Barry Bishop, NeuStar’s proposed Director, Number Pooling Services, to program personnel, which provides all relevant time reporting information for the National Pooling Administration contract, including account codes, in the event NeuStar is selected for award of the contract.

2.            DCAA has visited NeuStar’s offices on Thursday, April 12th to confirm the acceptability of our accounting system in 2001, using Solomon IV software. We fully expect a favorable report.

IV.            Restricted Computer Software

NeuStar proposes to use proprietary software as modules in the National Pooling Administration System to be developed in CLIN 0001 of the resulting contract. This software, identified as Pooling

115

Assessment Toolsm (PATsm) and Pool Managersm (PM), is offered to the Government as Restricted Rights Software as defined in FAR 52.227-14, Rights in Data – General. The reason NeuStar represented PATsm and Pool Managersm to be Restricted Rights Software is that these modules were developed entirely at private expense. These software modules have been assigned service marks by the U.S. Patent & Trademark Office, and NeuStar has applied for patents on algorithms in each module. Tab E contains information concerning the ownership of this software.

At no cost to the Government, NeuStar proposes to license this proprietary software to the FCC, upon acceptance of CLIN 0001, for its use in the National Pooling Administration system, so long as the system is employed, no matter which contractor may be employed by the FCC to operate the system.

NeuStar will grant to the FCC a royalty-free, perpetual, nonexclusive license in the Licensed Code restricted to use, and to have used, the Licensed Code for the purpose of National Pooling Administration. “Licensed Code” shall mean embedded code in the NeuStar Pooling Administration System (PAS) software, consisting of modules of the NeuStar Pooling Assessment Tool (PATsm) software, and the NeuStar Pool Manager (PMsm) software in executable form, in the version accepted by the FCC under the contract, and any modification thereto made by NeuStar during its performance of the National Pooling Administration contract.

A form of license agreement is included in Tab E for your review.

V.     Option to Accelerate the Schedule

In our discussion meeting on March 30, 2001, the Commission requested that NeuStar look at its proposed schedule to investigate possible acceleration, and, if possible, advised that NeuStar could submit such acceleration as an optional item in its revised proposal. After careful review, NeuStar determined that the schedule risk would be too great to propose a delivery of CLIN 0001 in a shorter time frame than was specified. Accordingly, NeuStar investigated alternative means to reduce the schedule. By bringing its extensive existing pooling administration resources to bear, along with its proven state PA system, NeuStar can commence pooling at the Federal level approximately seven (7) months earlier than now proposed. NeuStar’s option to accelerate the schedule in response to the Commission’s inquiry is described in Tab F.

Finally, NeuStar greatly appreciates the Commission’s continued consideration of our proposal.

Sincerely,

Gregory J.A. Roberts

Vice President, Numbering Services

202.533.2690

NeuStar, Inc.

1120 Vermont Avenue, NW

Suite 400

Washington, DC 20005

116

National Thousands-Block Pooling Administration	Revised Proposal Table of Contents

Revised Proposal

VI.	Technical Points of Clarification
VII.	Cost & Pricing Points of Clarification
VIII.	The DCAA Audit Report
IX.	Restricted Software Licensing
X.	Option to Accelerate the Schedule

Tab A

Revised Organization Chart, Exhibit 5.1

Gary Zahn’s Synopsis

Annotated Changes to Job Descriptions (Page 195 of Original Submission)

Revised Staffing Matrix (Page 94 of Original Submission)

Tab B

Replacement of Issue Resolution/Escalation Approach

Tab C

Revised NeuStar Cost and Fees Table within the Cost Cover Letter of Original Submission

Revised Cost Volume Section 2.2.1 of Original Submission

Revised Cost Volume Section 2.3, Rates of Original Submission

Revised Cost Volume Section 3.0, Cost Breakdown of Original Submission

Tab D

NeuStar 2001 FAR Compliant General Ledger and Burden Calculations Document

NeuStar, Inc. Policies NSACCTG-1-1, Acceptable Accounting System Policy, NSACCTG-2-1, Direct & Indirect Costs Policy, NSACCTG-3-1, Unallowable Costs Policy;

Letter from Great Plains Solomon re: Solomon for Government Contractors and Partial list of U.S. Government Contractors Currently Utilizing Solomon IV Accounting System Software

NeuStar Interoffice Memorandum, dated March 8, 2001, Subject: Solomon Reference

Sample Interoffice Memorandum Provides All Relevant Time Reporting Information

Tab E

Form of License Agreement for PATsm and PMsm

Copies of Documents Confirming Ownership of PATsm and PMsm Software Modules

Tab F

Option to Accelerate the Schedule

Staffing Matrix for Option to Accelerate the Schedule

Cost Breakdown for Option to Accelerate the Schedule

1

National Thousands-Block Pooling Administration	Tab B

TAB A

[Exhibit 5-1. NeuStar’s National PA Service Organization possesses industry-leading experience, and all individuals needed on day one are identified, ensuring a timely project start. Graphic omitted: diagram of NeuStar National Pooling Administration Services Organization.]

Added Job Synopsis for Gary Zahn

Gary Zahn, Senior Pooling Administrator will be responsible for working and assisting in the day to day Pooling Administration operations. Mr. Zahn has over 17 years of customer service experience, and has been involved with administration of thousands-blocks for NeuStar since 1999, prior to that working in Code Administration for NeuStar.  Thus, he has an overall experience of how to administer both blocks and codes.  He has experience in data analysis, customer service and project management.  Mr. Zahn has been a mentor to new PAs, he plays a major role in the training of new staff, and has developed and modified methods and procedures as required.  He has worked closely with the Implementation Managers and has assisted in several first implementation meetings. Gary has been involved with all states that have Jeopardy and has assisted in developing jeopardy procedures and he participates in several state pooling subcommittee meetings.  Gary frequently receives unsolicited letters from customers praising his customer-relations skills and problem solving abilities.

1

Annotated Changes to Job Descriptions, Page 195 of Original Submission

NeuStar National Pooling Administration Services Organization Job Descriptions

TITLE	JOB DESCRIPTION	MINIMUM QUALIFICATIONS
Software QA Manager (SWQAM)

The Software QA Manager (SWQAM) is responsible for implementing and executing complete testing of application in pre-production and production environments, which includes system stress, functional, regression, load, and interoperability testing. He will work with development engineers to create and review test specifications; coordinate with development on analysis of code hotspots, test coverage, and defect discovery and resolution. The SWQAM will also prepare test scripts, data sets, and testing tools, and will review functional specifications to determine test requirements for new features. This position requires driving product and test requirements for improving the diagnostics of the National Pooling System.

•     B.S. in Engineering or in Computer Science, or certification from a highly-academic technical school, or equivalent work experience

•     2 years experience testing software.

•     Knowledge of QA methodologies and testing standards.

•     Experience with client\server, and relational databases platforms: SQL, Oracle 8i, Sybase, Informix, and testing web applications using automated tools

•     Working knowledge of at least Java, HTML, EJB, JSP, IE and Netscape browsers.

•     Multiple years experience testing software and\or hardware in a team environment.

•     Must posses a high degree of drive to push product to completion with a high standard of excellence.

Software QA Analyst (SWQAA)

The Software QA Analyst (SWQAA) will assist the Software QA Manager with reviewing functional specifications to determine test requirements for new features, and will support executing complete testing of application in pre-production and production environments, which includes system stress, functional, regression, load, and interoperability testing.The SWQAA will work with development engineers to create and review test specifications and assist in coordinating with development on analysis of code hotspots, test coverage, and defect discovery and resolution.

•     Bachelors Degree in Computer Science or equivalent experience

•     At least 1 year of familiarity with UNIX or NT

•     Knowledge of JAVA or C experience with JDBC.

•     Experience with client\server, and relational database platforms: SQL, Oracle 8i, Sybase, Informix

•     Working knowledge of at least JAVA, HTML, EJB, JSP, IE and Netscape browsers.

•     Strong and demonstrable knowledge of QA process and methodology.

•     Excellent oral and written communication skills.

•     Effectively works as a team player

•     Experience with full project lifecycle, writing test plans, and cases.

2

Revised Staffing Matrix, Page 94 of Original Submission

3

Replacement—Corporate Commitment and Clear Lines of Escalation (Section 6.0)

NeuStar has a skilled, experienced management team in place to provide corporate support and oversight to the Number Pooling Administration team and, through its escalation process, ensures that pooling issues are addressed and resolved quickly.

At NeuStar, we consider ourselves caretakers responsible for managing numbering resources in a neutral manner. Thousands-block pooling fits into NeuStar’s corporate goals to accomplish this, and our dedication of staff and resources to pooling over the past three years demonstrates our corporate commitment to it. Pooling administration is highly visible and is a top priority. It is not buried within our corporate infrastructure. We have established direct and clear channels of communication ensuring this significant responsibility is never overlooked. The relationship of our pooling team to NeuStar is reflected in the Functional Organization Chart, Exhibit 6-1 (shown previously).

We have also developed a working escalation process for resolving issues related to pooling. Within NeuStar, lines of communication to the CEO are short and direct, and our escalation process quickly reaches levels of significant authority within the corporate structure, as shown in Exhibit 6-2. As depicted in Exhibit 6-2, our Regional Director for the Pooling Administration Services Center has full control over day-to-day and Help Desk functions to ensure quick resolution of administrative problems, and the Regional Director of Pooling Implementation is responsible for all matters related to pooling implementation. Both of these positions report directly to the Director of Number Pooling Services who, in turn, reports to a company officer and is three short steps from NeuStar’s CEO. The Pooling Administration Technical Operations Manager, who will address all technical problems, reports directly to the Director of Number Pooling Services and on a dotted line basis to the Regional Director for the Pooling Administration Services Center for escalations requiring technical resolution.

[Exhibit 6-2. NeuStar’s escalation process is short and direct with planned intervals for escalation time periods to solve issues rapidly. Graphic omitted: Flow chart showing Escalation Process for resolving issues rapidly.]

4

Pooling Administrator Service Investigation Reviews

Ultimately, in the life of any telephone service organization, regardless of a strong dedication to providing excellent service, a problem may arise that is service affecting. Once the problem has been resolved, it is incumbent on any customer-focused service provider to do everything in their power to see that the problem does not re-occur. To this end, NeuStar has put in place a process called “Service Investigation Review”(SIR). This process is not only an internal process to NeuStar, but incorporates NeuStar’s customers. This process is not intended to place blame.  It was designed to identify the cause of the problem and any items that may have exacerbated the problem or extended the length of time it took to resolve the problem. Further, by following this process, we gather the requisite information enabling us to prevent re-occurrence or, at a minimum, diminish the impact of the problem and provide recommendations for all participating parties as applicable.

A template of our Service Investigation Review follows.

Pooling Administration

Service Investigation Report

Block Number:

Date/Time of Outage:

Length of Outage:

Date/Time Outage Identified (to NeuStar):

Time to Repair (from notification):

Restoral Date/Time:

Description of Outage:

Background:

Trouble Reported:

Action Taken to Restore Service:

5

Analysis:

Recommendation:

6

Escalation Across Pooling Administrator Interfaces

A key part of any escalation procedure is how escalation outside the immediate organization is handled. Two of the primary organizations that the Pooling Administrator will interface with is the Number Portability Administration Center (NPAC) and the North American Numbering Plan (NANP) Administrator. The interface and escalation procedures with these entities are provided in the remainder of this section. The appropriate interface and escalation in the event of a problem with the NPAC is critical to providing excellent service. The NeuStar NPAC already has an escalation procedure in place, as evidenced in the following pages and Exhibit 6-3. Escalation procedures for serving the Pooling Administrator will follow the same procedures that have been put in place for all of NPAC’s customers.

Escalation Procedures for The Number Portability Administration Center (NPAC)

The following NeuStar NPAC escalation procedures complement the Pooling Administrator escalation procedures:

1.               Customer (Pooling Administrator) contacts the NPAC help desk at 1-888-NPAC-HEL(P). The NPAC User Support Analyst (USA) receiving the call opens a trouble ticket by obtaining the following information from the customer:

•                  Name of customer contact (Pooling Administrator)

•                  Company name (National PA)

•                  SPID affected

•                  Authorized PIN number

•                  Points of Contact, if other than person opening the trouble ticket

•                  Detailed description of the problem, including how the problem manifested itself, the time the problem occurred or began, whether or not the symptoms of the

7

problem are still occurring, and whether or not a root cause analysis and/or resolution/fix are required. The problem description should be in bullet format.

2.               The Agent attempts to resolve the issue and close the trouble ticket. The Agent will use a checksheet developed by second-level support in diagnosing the problem and attempted resolution.

3.               In the event that the Agent cannot immediately resolve the issue, the Agent categorizes the issue as service-affecting (SA) or non-service-affecting (non-SA) as follows:

•                  SA issues prevent the customer system from associating/communicating with the NPAC via the mechanized interface. Examples are as follows:

•                  Network connection difficulties experienced from the NPAC side

•                  Numerous retries without success when attempting to establish an association

•                  Hardware difficulties experienced from the NPAC side

•                  Application/software difficulties experienced from the NPAC side.

•                  Any other difficulties that may be experienced by the NPAC that affect scheduled customer activities.

4.               Non-SA issues do not prevent the customer system from associating/communicating with the NPAC. Examples are as follows:

•              Aborts due to a valid application such as “invalid departure time”

•              Any temporary difficulties that can easily be recovered per the Interoperability requirements.

5.               The Agent will document his/her categorization of the problem in the trouble ticket. A service-affecting issue must be assigned a priority level of 3 or higher. Priority 1 should be assigned only in case of a disaster. In processing the ticket, the Agent is not to give out pager or home phone numbers of the second-level support staff to customers.

8

Service-Affecting Problems

1.               The Agent will inform the customer that NPAC second-level support will work on the problem until the problem is solved. The Agent will also inform the customer that NPAC will provide an update within 30 minutes, and every 60 minutes thereafter, until the problem is solved. The Agent will then enter the time of the next update in the ticket. If the problem is not resolved by the time of the next customer update, the Agent will enter the time of the subsequent update in the ticket.

2.               The Agent will use the Problem Resolution Checksheet developed by second-level support to determine the appropriate second-level support person to contact. The Agent will notify the following people:

•                  CTS, who will troubleshoot the problem and resolve if possible. If CTS is not able to solve problem, then the ticket is assigned to a support engineer (SE).

•                  The SE will coordinate trouble-ticket resolution. The Agent will not notify a specific SE but will instead broadcast the ticket to the entire, appropriate second-level support group (Applications, Network, or Systems). The act of assigning the ticket to a particular support group generates a notification event to a pre-defined list of people including the following:

•                  All members of the relevant second-level support group

•                  CTS (formerly Lead USA)

•                  Technical Support Liaison

•                  Director of Operations

3.               The Agent will then act as the customer point of contact by providing a status report to the customer via phone every 60 minutes and updating the ticket with contact verification (e.g., left voice mail for customer) until the issue is resolved.

9

4.               The SE manager will assign the ticket to a particular SE. He/she will write his/her name in the ticket. This SE becomes the Owner of the ticket. The SE will perform an analysis of the problem. The SE will update his/her progress every 60 minutes in the trouble ticket in bullet point format.

5.               The Agent will use this information to update the customer on progress in resolving the problem. If the SE and the Agent are talking with the same customer representative, only one needs to update the customer on the status of the problem resolution; however, the ticket MUST be updated with the current status.

6.               For SA problems discovered in-house, the appropriate SE will contact the CTS and explain the situation to him/her. The CTS will open a trouble ticket. The SE will document progress and resolution of problem, as described in this procedure. If a different customer calls about the same problem, a new trouble ticket will be opened in which the original trouble ticket will be referenced.

Progress Reporting for Service-Affecting Problems

It is essential that customers receive progress reports as their problems are being resolved. Key elements of progress reporting are that customer updates are timely and add value for the customer. Below is the progress reporting timeline for SA incidents (Priority 1 and 2 trouble tickets).

Progress Reporting

Timeline

Receipt of trouble	0

Refer to responsible organization at NPAC	0

Check ticket to ensure that trouble resolution has begun (1)	30 min.

Provide a progress report to customer (2)	60 min.

Provide an estimated time of restore (ETR) (2)(3)	120 min.

Negotiate progress updates with customer (4)	120 min.

10

It is the responsibility of the Agent who opened the trouble ticket to ensure that the customer is being updated and the ticket is being documented in accordance with the timeline above.

Non-Service-Affecting Issues

Non-SA issues will be handled as follows:

1.               The Agent will use the Problem Resolution Checksheet to determine the appropriate second-level support to contact. The Agent will then act as the customer point of contact by providing a status report via phone within the following guidelines:

•                  The call was generated before 12 PM (CT)—customer will be updated before COB same day

•                  Call was generated after 12 PM (CT)—customer will be updated the following business day before 12 noon central time.

The Agent will assign the trouble ticket to the CTS Workgroup at first. If the CTS is unable to resolve issue, then the ticket is assigned to the relevant support group, as necessary. The trouble-ticket system will automatically alert and e-mail all members of the support group.

2.               The support group manager/lead will assign the ticket to a particular SE. The SE will update the trouble ticket daily so that the CTS can keep the customer informed of progress.  The SE will document the solution to the problem in the trouble ticket.

3.               Note, if a customer continues to experience a non-SA issue that causes his/her system to be out of service longer than what would be deemed a reasonable downtime, the NPAC will escalate the severity level to SA. This decision will be made by the SE and approved by the SE’s manager. The decision must be reported to the Agent, CTS, and the Technical Support Liaison (TSL).

4.               Note, in addition to receiving email and alert messages, second-level personnel will be paged for Non-SA Issues originating after 6pm.

11

5.               It is the responsibility of the Agent that opened the ticket to ensure that the customer is getting regular progress updates.

Trouble Ticket Resolution

1.               Upon resolution of the problem, the SE will notify his/her lead/manager. The lead/manager of the appropriate group will approve the resolution. The SE will document the resolution on the trouble ticket, change the status of the ticket to Verify and notify the Agent. The Agent will notify the customer, gain the customer’s approval of closure, document the approval in the ticket, and close the trouble ticket. If the SE has already notified the customer and the customer approves closure of ticket, the SE may close the ticket.

2.               Internal post mortem reports will be provided on SA problems when appropriate, within 72 hours of issue resolution by the SE who worked on the problem. Post mortem reports will be identified as such and will be documented in the trouble ticket in the space for action text. NPAC will continue to work with the customer to find the root cause of all issues if the root cause has not been discovered during trouble ticket resolution.

3.               When the trouble ticket is due to a problem on the NPAC side, NPAC will work to develop a fix for the problem and test it internally. If the NPAC determines that the problem was a defect, the NPAC will work to fix the problem, test it internally, and propose a point release to the industry. The defect will be posted on the Web site.

4.               When the trouble ticket is due to a problem on the customer side, NPAC will attempt to diagnose the customer problem and, if possible, suggest a high-level resolution for the problem.

5.               The above process will be used during regular business hours.

12

Trouble Ticket Resolution Follow-up

1.               Agents will have a 15-minute window during his/her shift to review their open trouble tickets. The status of each ticket must be documented and the time must be noted on the ticket.

2.               When appropriate, follow-up phone calls will be placed to second-level support to determine status.

3.               Tickets shall be closed out as appropriate. Tickets that are not ready to be closed will be forwarded to the TSL. The TSL will assume responsibility for closing that ticket. He/she may close out the ticket as appropriate or designate another USA to assume temporary responsibility until 7pm.

4.               From 7pm (the end of regular business hours) to 7:30pm, tickets are reviewed and closed as necessary by the USA group. Any open tickets become the responsibility of the primary on-call USA and the on-call SE. Should the SE resolve the problem, he/she will notify the primary on-call USA. The USA will then call the customer and close the ticket.

5.               The TSL will support the resolution of all open tickets as necessary. He/she will check status of all opened tickets each morning and take appropriate action in order to close each ticket. Such action may include any or all of the following:

•                  Assigning a specific USA as the ticket owner

•                  Contacting the owner

•                  Contacting second-level support

•                  Contacting the customer

•                  Analyzing and resolving the problem

•                  Escalating problems to management

•                  Documenting the resolution of the problem and closing the ticket.

13

6.               The TSL will keep documentation of problems and their resolutions and will perform daily review of problem trends and resolutions and weekly roll-up with the Operations Director.

7.               The TSL will disseminate this information to the USAs and second-level support, as appropriate. The TSL will also lead the discussion of the most frequent problems and their resolutions at the USAs’ weekly staff meetings. The TSL will periodically conduct training activities relating to customer service, problem and resolution trends, best practices, etc. with the USAs

USA Contact List

User Support Group
888-NPAC HEL(P)
During and after hours

Jan Trout-Avery
Director/Operations
800-409-3182

Joe Franlin
Senior VP/Operations
202-533-2640

Network/Systems Support Contact List

Group Lead/Managers

Mark Thomas
Network Manager
877-788-7312

Janie Santangelo
System Admin. Manager
800-491-9255

Rasch Young
Lead D.B.A
800-408-3568

ESI Tier 2 Support
800-946-4646 PIN 145-0532

14

Ky Quan
Lead Application Engineer
800-408-9507

George Guo
Vice President, Technology Operations
800-403-9547

Mark Foster
Chief Technology Officer
202-533-2800

[Exhibit 6-3. NeuStar’s Number Portability Administration Center escalation process. Graphic omitted: diagram of NPAC Pooling Escalation Process.]

Escalation Procedures for the North American Numbering Plan Administration (NANPA)

Open Problem Escalation

Management should be informed of significant problems (e.g., an outage of NANPA’s code administration system).  For problems remaining unresolved for a significant time, escalation is required according to the total time the problem remains open, as summarized in Exhibit 6-4.  Note that these times are the maximum allowable.  Critical problems, or those raised as high level, should be escalated sooner.  All should use their best judgment in deciding whether or not to escalate a problem sooner than required.  If in doubt, escalate.

Code Administration

Level	Hours Before Escalation to Next Level
Code Administrator	1
Senior Code Administrator	2
Regional Director	2
Director	4
Vice President	8
Senior Vice President	12
CEO	12

15

Relief Planning

Level	Hours Before Escalation to Next Level
Relief Planner	1
Senior Relief Planner	4
Regional Director	4
Director	8
Vice President	8
Senior Vice President	12
CEO	12

Exhibit 6-4.  NANPA Escalation

16

Customer Disagreements

NANPA makes assignment decisions using industry guidelines and regulatory directives. On occasion, an applicant will disagree with NANPA’s decisions or procedures and may wish to escalate the issue. Requests for internal escalation should be honored immediately, and the complainant should be given contact information for the individual he or she needs to speak to. For NANPA assignment decisions, the highest level of internal escalation is the NANPA Director.

Complainants should also be provided with information concerning external ways to escalate disputes.  These include, in order of increasing gravity:

1.               Filing a complaint form, which is found on the NANPA Web site at www.nanpa.com—Copies of the complaint are forwarded to the NANPA Director, and to the NANPA Oversight Working Group (NOWG) for monitoring and reporting to the North American Numbering Council (NANC).

2.               Seeking dispute resolution from the NANC—This mechanism has been designed to allow applicants to dispute NANPA assignment decisions, but there is no reason why it could not be used for other purposes of significant importance. Complainants should file their complaints with the NANC Chair.  Contact information is on the NANC Web site at www.nanc-chair.org.

3.               Seeking regulatory relief—Complainants are always free to take their complaints to the FCC or the appropriate state public utility commission.  Contact information for the FCC Common Carrier Bureau is on the FCC Web site at www.fcc.gov.  Contact information for various state commissions can be found through the National Association of Regulatory Utility Commissioners Web site at www.naruc.org.

17

The following table is a NANPA Escalation Contact List.

NANPA ESCALATION CONTACT LIST

ST	STATE NAME	NPA	NANPA CODE ADMINISTRATOR	TELEPHONE NUMBER	NANPA REGION
AL	Alabama	205, 256, 334	Genevieve Paulino	925-363-8741	Central
AK	Alaska	907	Heidi Wayman	925-363-8758	Western
AR	Arkansas	501, 870	Nancy Cowles	925-363-8772	Central
AZ	Arizona	480, 520, 602, 623	Heidi Wayman	925-363-8758	Western
CA	California—North	209, 310, 341, 408, 415, 510, 530, 559, 628, 650, 661, 707, 764, 805, 831, 916, 925	Krissy Pimentel	925-363-8736	Western
CA	California—South	213, 323, 562, 619, 626, 714, 760, 818, 858, 909, 949, 951	Alicia Janowski	925-363-8738	Western
CO	Colorado	303, 719, 720, 970	Heidi Wayman	925-363-8758	Western
CT	Connecticut	203, 475, 860, 959	Joycelyn Rano	925-363-8708	Eastern
DC	District of Columbia	202	Terah Adger	925-363-8705	Eastern
DE	Delaware	302	Mary Ogilvie	925-363-8711	Eastern
FL	Florida	305, 321, 407, 561, 727, 786, 813, 850, 863, 904, 941, 954	Terah Adger	925-363-8705	Eastern
GA	Georgia	229, 404, 478, 678, 706, 770, 912	Terah Adger	925-363-8705	Eastern
GU	Guam	671	Heidi Wayman	925-363-8758	Western
HI	Hawaii	808	Heidi Wayman	925-363-8758	Western
ID	Idaho	208	Jan Connally	925-363-8764	Western
IL	Illinois	217, 309, 312, 618, 630, 708, 773, 815, 847	Sandra Poortinga	925-363-8776	Central
IN	Indiana	219, 317, 765, 812	Genevieve Paulino	925-363-8776	Central
IA	Iowa	319, 515, 712	Genevieve Paulino	925-363-8741	Western
KS	Kansas	316, 785, 913	Jan Connally	925-363-8764	Western
KY	Kentucky	270, 502, 606, 859	Dora Wirth	925-363-8745	Central
LA	Louisiana	225, 318, 337, 504	Genevieve Paulino	925-363-8741	Central
MA	Massachusetts	413, 508, 617, 781, 978	Bea Klemmensen	925-363-8703	Eastern
ME	Maine	207	Bea Klemmensen	925-363-8703	Eastern
MD	Maryland	240, 301, 410, 443	Bea Klemmensen	925-363-8703	Eastern
MI	Michigan	231, 248, 278, 313, 517, 586, 616, 679, 734, 810, 906, 947, 989	Sandra Poortinga	925-363-8776	Central
MN	Minnesota	218, 320, 507, 612, 651, 952	Genevieve Paulino	925-363-8741	Central
MO	Missouri	314, 417, 573, 636, 660, 816	Nancy Cowles	925-363-8772	Central
MS	Mississippi	228, 601, 662	Genevieve Paulino	925-363-8741	Central
MT	Montana	406	Jan Connally	925-363-8764	Western
NE	Nebraska	308, 402	Jan Connally	925-363-8764	Western
NV	Nevada	702, 775	Jan Connally	925-363-8764	Western
NH	New Hampshire	603	Bea Klemmensen	925-363-8703	Eastern

18

ST	STATE NAME	NPA	NANPA CODE ADMINISTRATOR	TELEPHONE NUMBER	NANPA REGION
NJ	New Jersey	201, 609, 732, 856, 908, 973	Bea Klemmensen	925-363-8703	Eastern
NM	New Mexico	505	Jan Connally	925-363-8764	Western
NY	New York	212, 315, 347, 516, 518, 607, 631, 646, 716, 718, 914, 917	Joycelyn Rano	925-363-8708	Eastern
NC	North Carolina	252, 336, 704, 828, 910, 919, 980	Mary Ogilvie	925-363-8711	Eastern
ND	North Dakota	701	Jan Connally	925-363-8764	Western
NN	No. Mariana Islands (CNMI)	670	Heidi Wayman	925-363-8758	Western
OH	Ohio	216, 330, 419, 440, 513, 614, 740, 937	Dora Wirth	925-363-8745	Central
OK	Oklahoma	405, 580, 918	Jan Connally	925-363-8764	Western
OR	Oregon	503, 541, 971	Jan Connally	925-363-8764	Western
PA	Pennsylvania	215, 267, 412, 484, 570, 610, 717, 724, 814	Joycelyn Rano	925-363-8708	Eastern
PR	Puerto Rico	787	Bea Klemmensen	925-363-8703	Eastern
RI	Rhode Island	401	Joycelyn Rano	925-363-8708	Eastern
SC	South Carolina	803, 843, 864	Mary Ogilvie	925-363-8711	Eastern
SD	South Dakota	605	Jan Connally	925-363-8764	Western
TN	Tennessee	423, 615, 865, 901, 931	Dora Wirth	925-363-8745	Central
TX	Texas	210, 214, 254, 281, 361, 409, 469, 512, 682, 713, 806, 817, 830, 832, 903, 915, 936, 940, 956, 972, 979	Nancy Cowles	925-363-8772	Central
UT	Utah	435, 801	Jan Connally	925-363-8764	Western
VA	Virginia	540, 571, 703, 757, 804	Mary Ogilvie	925-363-8711	Eastern
VI	U.S. Virgin Islands	340	Terah Adger	925-363-8705	Eastern
VT	Vermont	802	Bea Klemmensen	925-363-8703	Eastern
WA	Washington	206, 253, 360, 425, 509, 564	Heidi Wayman	925-363-8758	Western
WI	Wisconsin	262, 414, 608, 715, 920	Dora Wirth	925-363-8776	Central
WV	West Virginia	304	Mary Ogilvie	925-363-8711	Eastern
WY	Wyoming	307	Jan Connally	925-363-8764	Western

19

Revised NeuStar Cost and Fees Table Within Cost Volume Cover Letter

Revised NeuStar Cost and Fees

Year	Cost	Fee
Basic Requirement	$3,462,753.42	$208,965.16
Option Year 1	$2,943,829.19	$129,528.48
Option Year 2	$3,035,643.19	$133,568.30
Option Year 3	$3,214,618.87	$141,443.23
Option Year 4	$3,353,774.91	$147,566.10
TOTAL COST AND FEES: $16,771,690.86

Revised Cost Volume Section 2.2, Assumptions

2.2          Assumptions

2.2.1       Labor Hours

CLIN 0001

System Development Staffing

NeuStar, by virtue of its experience in developing and deploying telecommunications software products, e.g., NPAC, State Pooling, etc., in maintaining those systems, and by proposing the inclusion of certain NeuStar proprietary software modules as building blocks, estimates that the following system development team is required to perform the contract:

The system development team is organized under the Program Manager, Pooling Administration System, who has extensive experience in successfully leading software development teams that must perform within time constraints and under fixed budgets. The Program Manager is assigned full time responsibility for this contract and is responsible for the software development and system integration for delivering the National System to the Commission. He reports to the Director of Number Pooling Services.

To develop the software, NeuStar estimates, through the use of its internally developed and tested resource metrics, that up to three highly qualified systems engineers will be required to develop, test, and implement the specified system. Our staffing calls for the phasing in of up to three full-time System Engineers in the 2nd quarter of CLIN 0001 who begin to phase out during the 3rd quarter of CLIN 0001. These systems engineers are led by a Key, Senior Systems Engineer, with substantial experience in developing similar software applications, who will be assigned, full time, on Day 1 of the contract.

The dedication of a Senior Systems Architect, assigned to the contract full-time on Day 1, through the 2nd quarter of CLIN 0001, and phasing out in the first week of the 3rd quarter of CLIN 0001, will ensure compliance with all performance and design specifications. The Senior Systems Architect will report directly to the Program Manager, Pooling

Administration System, and is a peer to the Senior Systems Engineer. This close relationship between the program manager, the architect and the developers is key to the successful and timely deployment of the National System.

A Database Architect will be assigned to the contract in CLIN 0001, at a level of 80 hours in the 1st quarter, 480 hours in the 2nd quarter, and 40 hours in the 3rd quarter. The Database Architect will assist in the design and interface of the database system within the National Pooling Administration System.

The software quality assurance function is critical to a timely delivery of a compliant system. Accordingly, NeuStar has dedicated a Software Quality Assurance Manager and two Software Quality Assurance Analysts to the project. These quality assurance professionals will develop the quality assurance plan, the systems test plan, and all other directives to the development team to ensure compliance with the Commission’s requirements. The Software QA Manager will be assigned full-time on month seven of the contract for three months. The two Software QA Analysts will be assigned full-time for five weeks in the 3rd quarter of CLIN 0001. Quality assurance testing begins at the software module level and continues through total system test and implementation.

Assisting the software quality assurance organization in CDRL development and submission and in support of the Program Manager and systems engineers, NeuStar proposes a full-time Technical Writer to be assigned to the contract on Day 1, to be phased out during the 2nd quarter of CLIN 0001.. Beyond the collection of data and CDRL preparation, the Technical Writer will be drafting internal project directives, design documents, and reports for the use of project team members and the system Program Manager.

Operations Staffing

In order to be compliant with the Commission’s requirement to be ready for implementation of the National Pooling Administration Program immediately upon the Commission’s acceptance of the National System, NeuStar is proposing a team of operational professionals. This team will facilitate the migration and transition of the current state pooling contracts, hire and train necessary pooling administration and implementation personnel and transition Key Personnel from NeuStar’s own twelve (12) state pooling trial contracts.

The contract’s Program Manager, under the title of Director, Number Pooling Services, will be dedicated, full time, to the program immediately upon contract award. He will manage all aspects of the contract, including the timely and compliant delivery of the National PA System and the ramping up of the operational staff for full operational capability upon system acceptance. Thereafter, he will manage the ongoing implementation and operation of the National PA System.

. The Regulatory/Compliance Manager, who will, among other start-up duties, assume the responsibilities of contract administration during this highly critical phase of the program, will be assigned full time to the program upon contract award.

The Quality Assurance Manager, who will evaluate NeuStar’s conformance to the standards mandated by regulatory agencies and compliance with industry guidelines, will be assigned full time at the commencement of CLIN 0002.

The Attorney/Regional Director, to whom the Regulatory/Compliance Manager reports, will devote 25% of her time to the program from its inception. The attorney’s role will include the resolution of legal issues related to start-up of the National System, transition issues with the state contracts, and contract administration. The Attorney/Regional Director will also assist the Director of Number Pooling Services in the effective and efficient management of the program. The Attorney/Regional Director will be assigned 100% to the program on month nine of the contract.

The Regional Director, Pooling Administration Service Center (PASC), will devote 50% of her time to the contract upon award. She will plan the phased staffing of the contract with qualified, trained professionals. In this regard, she will develop methods and procedures and training programs and will arrange for the timely readiness of the Concord, CA facility. It is the responsibility of the PASC Director to ensure that upon system acceptance by the Commission, the Concord facility is appropriately staffed, trained, and ready to go. This staff position will grow to 75% dedication on month three and to 100% at month seven of the contract.

The Database Administrator will come on board 160 hours in the 1st quarter, 360 hours in the 2nd quarter, and full-time in the 3rd quarter of the contract; thereafter, upon system acceptance, the Database Administrator will be dedicated full-time for the duration of the contract. This individual will begin familiarization of the system hardware and purchased software for the trouble-free operation of the Oracle database. The system and database redundancy designed into NeuStar’s system requires the Database Administrator to be conversant with all aspects of seamless remote facility operation

Two additional professionals will be added to the operations staff.. They are, the Manager of Technical Operations, system “owner” for the contract duration, and the Industry Interface Representative. The Manager of Technical Operations will be assigned full-time on Day 1 of the contract and will continue in a full-time capacity through the duration of the contract. The Industry Interface Representative will be assigned full-time to the contract in month five, for the duration of the contract. Both of these staff members will become familiar with the contract requirements, the system configuration and the capabilities of the system, so that their respective maintenance and interface roles can be effectively and efficiently performed immediately upon system acceptance by the Commission.

On the sixth month of the contract, three (3) Pooling Administrators, including one (1) Senior Pooling Administrator, will be assigned 50% to the contract. For the 3rd quarter, these positions will grow to 75% time, and they will become 100% time on the program at the commencement of CLIN 0002. All pooling administrators will remain full-time for the duration of the contract, with additional pooling administrators being asigned as the volume of work warrants..

A Network Engineer, who maintains all network hardware, installs and maintains network software, and designs the LAN/WAN, will be assigned 40 hours in the 1st quarter, 120 hours in the 2nd quarter, and 320 hours in the 3rd quarter during CLIN 0001 to get familiar with the system and its requirements. The Network Engineer will become full-time upon the commencement of CLIN 0002, and will remain full-time for the duration of the contract.

A Data Analyst and a Customer Service Representative (synonymous with Help Desk Operator) will be assigned to the contract full-time in month 6, and will remain full-time for the duration of the contract. The Data Analyst will collect and analyze utilization data and prepare necessary reports. The Customer Service Representative responds to internal and external requests for technical assistance, confirms the cause of the problem, and resolves the issues.

One Administrative Assistant will be assigned to the contract for 160 hours during the 3rd quarter of the contract, and will become full-time in CLIN 0002 for the duration of the contract. The Administrative Assistant will provide direct support to the Pooling Administration Service Center.

The Pooling Implementation Group, including the Regional Director, Pooling Implementation Manager, and three (3) Regional Pooling Implementation Managers, will join the program team during the eighth month of the contract. Their role will be to ensure a seamless transition of the state contracts to the National System and to ensure continued pooling assistance in the required industry meetings.

As of the ninth month of the contract, the entire proposed operations staff will be on board, trained, and ready for National System implementation and administration immediately upon Commission’s acceptance of CLIN 0001.

CLINS 0002, 0101, 0201, 0301, and 0401

Pooling Administration Staffing

Our experience in pooling administration allows us to provide a very realistic estimate of staffing requirements for the pooling administration services center. We have used a comprehensive empirical approach based on experience to determine staffing requirements. We used the following general assumptions:

•                  The proposed NeuStar rollout schedule by region by quarter

•                  An NPA by NPA analysis of implementation dates and thousands block demand information using the PATsm model

•                  Estimates of the number of thousands block requests handled by each administrator

•                  Efficiency gains from the implementation of the pooling system

After determining the specific rollout schedule, the PATsm model was run for each NPA in that schedule. The PATsm model provides two major pieces of information: (1) the aggregate demand for thousands blocks by the service providers in the pool for that NPA and (2) the “quiet period” after implementation of pooling prior to the pool requiring replenishment with CO codes. The data was compiled into a database that provides the total thousands-blocks forecasted for each quarter of the contract period. See Exhibit 2.2-1 for a graphical representation of the monthly forecasted thousands-block demand. Note that the maximum number of thousands-blocks is approximately 3,500 per month after two years.

[Exhibit 2-2.1. The NeuStar Pooling Assessment Tool is invaluable in providing the aggregate demand for thousands block by the SPs in the NPA Pool. Graphic omitted: NeuStar Thousands Block Demand Estimates.]

After the demand is estimated for each quarter, our pooling administration group provided an estimate of the number of thousands blocks that each administrator can reasonably manage. We estimate that each pooling administrator can process up to 250 requests for thousands blocks requiring manual intervention per month with the assumption that other thousands-block requests requiring manual intervention, such as “disconnects” and “transfers,” do not represent more than 10% of the total thousands block requests requiring manual intervention (i.e., 275 thousands-block requests per PA per month requiring manual intervention)

The next step in the process is to determine what percentage of the actual thousands block requests can be automatically processed by the system. Currently, approximately 20% of the thousands block requests are growth blocks, which may be processed in a mechanized manner, ostensibly without human intervention. The remaining 80% require some sort of human intervention. As pooling becomes more established, we expect more requests to be growth requests, and thus be more mechanized. We have increased the efficiency gained by the system each year following implementation. With this data, we were able to estimate the number of pooling administrators necessary to meet the requirements of the service providers. The following chart shows the results of these estimates.

	Total NPAs	Existing State Trial	New State Trials	Rollout	TBs	Eff %	Effective TBs	TBs per PA	PA Estimate	PA Adds
4Q2000	18	0
1Q2001	28	10			450	100%	450	250	2
2Q2001	42	5	9		744	100%	744	250	3
3Q2001	55	0	13		956	100%	956	250	4	1
4Q2001	67	0	12		1114	100%	1,114	250	4
1Q2002	90	0	2	21	1417	75%	1,063	250	5	1
2Q2002	110			20	1799	75%	1,349	250	5
3Q2002	128			18	2144	75%	1,608	250	5
4Q2002	145			17	2439	50%	1,220	250	6	1
1Q2003	158			13	2764	50%	1,382	250	6
2Q2003	165			7	2981	50%	1,491	250	6
3Q2003	171			6	3125	50%	1,563	250	6
4Q2003	175			4	3226	50%	1,613	250	6
1Q2004	176			1	3279	50%	1,640	250	7	1
2Q2004	176				3284	50%	1,642	250	7
3Q2004	176				3287	50%	1,644	250	7
4Q2004	176				3287	50%	1,644	250	7
1Q2005	176				3287	50%	1,644	250	7
2Q2005	176				3287	50%	1,644	250	7
3Q2005	176				3287	50%	1,644	250	7
4Q2005	176				3287	50%	1,644	250	7
1Q2006	176				3287	50%	1,644	250	7

Within this group, at full staff, we will have seven pooling administrators. Two of these will eventually become senior pooling administrators, supervising two or three administrators each. This entire group will be overseen by the Regional Director, Pooling Administration Service Center.

Pooling Implementation Group

From prior experience gained in managing pooling implementation meetings, the required attendance at NANPA relief planning meetings, and other regulatory or industry meetings, it is our determination that three regional implementation managers are necessary to fulfill the coverage across the country. This is due to the predicted workload and the geographic dispersion of the state NPAs. We intend to have each pooling implementation manager cover a specific geographic territory (East, Central and West). This group will be managed by the Regional Director – Pooling Implementation.

Our estimates are based upon the predicted number of pooling implementation meetings, NANPA relief planning meetings, and NANPA jeopardy meetings.

•                  Based on the Commission’s requirements, we predict that there will be approximately 21 implementation meetings per quarter. Each implementation meeting will require approximately 48 hours for preparation time, meeting and travel, and follow-up tasks for the Regional Implementation Managers. It is also estimated that the Regional Director will have to travel to attend approximately only one-third of these meetings, (7) per quarter, but will provide managerial and technical support for all.

•                  Based on NANPA published information, we estimate 12 NANPA relief planning meetings per year  that we must attend. These meetings involve approximately 28 hours, including preparation time, travel and meeting attendance, and follow-up tasks for the Regional Implementation Managers.

•                  We estimate approximately 12 NANPA jeopardy meetings for the first year.

•                  We estimate approximately 30 hours per quarter for each Regional Implementation Manager for common administrative tasks, as well as some management and administrative tasks for the Regional Director.

•                  Finally, we estimate that the Regional Director will be required to attend approximately one meeting with regulatory personnel per month and one meeting with industry forums per quarter.

External Relations Group

Our External Relations Group provides many functions: legal, regulatory, and compliance issues. This group is comprised of an Attorney/Regional Director and a Regulatory/Compliance Manager. These two people are necessary staff to perform the Commission’s requirements throughout the duration of the contract.

The Attorney/Regional Director for External Relations is responsible for performing or overseeing all legal activities of the pooling group, and supervising all regulatory, compliance and media relations activities. She will review all regulatory directives, respond to them as appropriate, perform any necessary legal research, work with staff to prepare any testimony and filings that are needed in all proceedings involving pooling before state and federal regulatory agencies and in the courts, and interact with regulators. Additionally, she will supervise and be ultimately responsible for the activities of the Regulatory/Compliance Manager, and will interface with NeuStar’s corporate media relations personnel related to the contract.

The Regulatory/Compliance Manager will track proceedings related to thousands-block pooling at the state and federal levels, and will perform the necessary first review of any material regulatory Orders. She will notify all the other staff members within the group that need to be involved, analyze how the pooling activities may be affected, and be responsible for generating adequate internal resources to address the issue. She will also work closely with the Regional Director for External Relations to draft and submit filings in state and federal dockets. She will represent NeuStar pooling group at all levels, including regulatory and industry meetings, interfacing with both regulators and service providers. Additionally, she will be responsible for coordinating the training courses we will provide for regulators. Finally she will assist the Director of Number Pooling Services with contract administration activities.

Senior Data Analyst

The data requirements of the contract require for the provision and production of data reports and analysis. Specifically, this person will be responsible for managing the Number

Resource Utilization and Forecast (NRUF) reports and data. The historical experience in this function shows that we need to dedicate one person to this process.

Customer Service Representative (Help Desk)

We have determined that a Customer Service Representative will be responsible for general customer service and Help Desk related items: general troubleshooting, handling questions on user login/ passwords, general client assistance, logging trouble tickets, managing the exploder list, and managing the customer satisfaction efforts.

Quality Assurance Manager

The Quality Assurance Manager will provide quality assurance of pooling administration services. This position will be responsible for training, methods and procedures, working with and providing information for auditors, providing client feedback, providing performance metrics, including Continuous Quality Improvement (CQI), developing reports as needed, specifically the annual report, and providing internal training.

Industry Interface Representative

The Industry Interface Representative will manage the industry forum process and is an absolute necessity. The role played by the National PA is key in the industry forum process. Guidelines are developed in these industry forums that need to have direct input from the day-to-day operations of the administrator. This person will participate in all industry forums as necessary, e.g., INC, CIGRR, etc.

Administrative Assistant

The Administrative Assistant will perform day-to-day administrative functions. Some of those duties include answering phones, filing, typing, and report preparation. We have designated such a person for our Concord, CA office, who will also provide back-up assistance to the Help Desk operation.

Technical Operations Staff

To maintain the Pooling Administration System and web site delivered under CLIN 0001, NeuStar has assigned a dedicated technical staff to the contract to ensure system availability and integrity as specified in the solicitation. This staff includes a Technical Operations Manager, a Database Administrator, and a Network Engineer. Actual salaries are included in the cost estimate for the identified Technical Operations Manager and the Database Administrator. A competitive salary for the network engineer, based upon a blended rate for this salary level, is included for the network engineer to be phased in at the third month of the project, during CLIN 0001 performance.

2.2.2       System Hardware

To achieve the best solution for the National System, NeuStar leveraged its past experience in developing client/server applications with online transaction and distribution of information capabilities. Taking the System Requirements into consideration, NeuStar evaluated several options, as discussed below, and has carefully selected the most logical, cost-effective architecture design to fully meet the FCC’s PA System Requirements—while offering maximum flexibility and scalability in the future.

For hardware, NeuStar considered both a continuously-available Stratus Computer Systems-based hardware architecture and an alternative architecture consisting of a combination Hewlett Packard (HP) Unix-based 9000 Series N-Class server and IBM Netfinity 4500 Pentium-Class servers that will provide high-availability.

NeuStar is highly experienced with the Stratus Computer Systems platform, and we think it would be a suitable platform for building a continuous availability System. However, the National System RFP states, “The PA System must exceed 99.9% of scheduled up time, must be down for less than 9 hours per year for unscheduled maintenance, and must be down less than 24 hours per year for scheduled maintenance”. These requirements, while stringent, do not dictate a continuously available system but rather describe a high availability system.

Systems able to tolerate a certain amount of downtime are able to enjoy significant cost savings over those that cannot. The cost curve when moving from high availability toward continuous availability shows a steep incline. Additionally, high availability configurations are becoming better and better over time. Hardware and software vendors have been made aware of the desirability of these configurations. Hence, it is not cost-effective to build a continuously available system when a high-availability system will meet requirements. Therefore, NeuStar has engineered a PA System that provides the required high-availability, reliability, performance, and capacity needed at a reasonable cost.

NeuStar’s National System Production Environment provides a fully redundant System, offering both a primary site, located in Sterling, Virginia, as well as a fully functional backup site in Chicago, Illinois. This architecture will allow NeuStar to satisfy the availability requirements outlined in the RFP, given the ability to switchover during any prolonged Primary site outage, and run the System indefinitely, and in a fully functional manner, from the backup site in Chicago. This switchover is made possible by the fact that a complete and up-to-date database will be kept at the backup site. This will be made possible using advanced database replication capability. Since the backup site facility is shared between Development, Testing and Production backup, any development and/or testing taking place at the backup site would cease until the Primary site is made operational again.

NeuStar’s hardware configuration provides ample capability to meet the needs of NeuStar’s developers. The hardware, listed below, is capable of supporting all of the selected software development tools to be used in building the National System. The Production Backup System will also be used as the Development Environment hardware as well as the Test Environment hardware, ensuring that full use is made of the equipment. The components of each System include:

•                  One Cisco 3640 series router

•                  One high-performance Hewlett Packard 9000 Unix-based N-Class Enterprise Server

•                  One RAID controller for the database’s disk access

•                  One 12 GB DAT tape drive for performing system backups

•                  Five IBM Netfinity 4500 Pentium-Class Servers (two application servers, two web servers and one System Firewall server)

The basis of estimate for the system hardware is actual quotes. Since the contemplated contract is a cost reimbursement type, GSA pricing was obtained. A comparison of the GSA prices to commercial quotes for the same hardware was made, and the lower price quote was included in the cost estimate. GSA pricing is, by definition, considered to be fair and reasonable. For commercial items for which there is no comparable GSA price, the published price list price, or a discount therefore, is considered to be fair and reasonable.

2.2.3       System Software

The software components of NeuStar’s National Production System include: the operating systems, DB Management System, the Application and Web Servers,  and Knowledge Based Software.

The HP 9000 N-Class Server comes bundled with the HP-UX version 11.20, Hewlett Packard’s own Unix-based operating system. HP-UX supports multi-threading and is well-matched with the chosen database (Oracle).

For the Pentium-Class servers, although Windows NT or another Unix-based operating system could be used, NeuStar has chosen Red Hat Linux for a number of reasons. Foremost among them is the fact that IBM recommends Linux for use in building high availability systems on Netfinity Servers. In fact, IBM has recently published several papers, available through IBM Redbooks, on the virtues of building high availability clusters with Linux on IBM Netfinity Servers.

The database will be a critical component of the Pooling Administration System’s success: it must be available at least 99.9% of the time throughout the year and must operate in a failsafe manner, providing a switchover capability. In order to provide a switchover capability, there must be a second database that remotely mirrors the primary database so that the system does not become unavailable should the primary database server experience an outage. The chosen database must support advanced replication in order to eliminate the

Single-Point-Of-Failure that would exist in a system with only one database server. In light of these requirements, NeuStar has selected the use of Oracle8i as the database management system.

The Oracle8i database is highly scalable. High scalability is primarily achieved through the use of connection pooling and multiplexing, which allows the database to support a large number of concurrent users, and table partitioning, which allows the database to be split across multiple disk devices, thus sharing the load. Oracle8i’s ability to perform online maintenance and reorganization of the database while the data is being accessed and updated by users dramatically reduces planned downtime. These online maintenance capabilities improve data availability, query performance, response time, and disk space utilization - all important to the 24x7 Enterprise operation, and thus make it well suited for use in NeuStar’s National System. Additionally, Oracle8i’s Fast-Start architecture minimizes unplanned downtime, by providing near instantaneous and predictable recovery from system faults. Oracle8i’s advanced manageability functionality offers the capacity to support an abundance of users from centrally managed servers, reducing total cost of ownership, while ensuring Enterprise-caliber quality of service.

The IBM Netfinity 4500 Pentium-Class Servers will run the National System’s J2EE-enabled application servers. In particular, these machines will run WebLogic Server, the software that NeuStar has chosen to provide the application servers. The System will use a total of four Pentium-Class servers as application servers, with two being deployed at the main production site and two being deployed at the backup site. This configuration provides both single and multi-site hardware redundancy. The two application servers at each site will be configured into a WebLogic cluster. A WebLogic cluster is a group of servers that work together to provide a more powerful, more reliable application platform than a single server.

NeuStar has chosen Apache HTTP Server as the web server software for the National System. Apache HTTP Server is open-source software and is available at no cost from the Apache Software

Applied Innovation Management’s “HelpDesk Expert for Customer Service” has been selected as the help desk and knowledge-based software solution for the National System. “HelpDesk Expert for Customer Service” is a web-based external help desk system designed specifically for hardware and software product support. Customers can use the system 24 hours a day to get answers to frequently asked questions (FAQs); search the knowledge base, application notes, service packs or support news; submit a service request; or download fixes. They can also upload error messages or other text to the support desk for faster problem resolution. Features and benefits of “HelpDesk Expert for Customer Service” include:

•                  Web-based – It works like any other web page.

•                  No learning curve – Anyone who can use a browser can easily learn to use “HelpDesk Expert for Customer Service.”

•                  Searchable Database – Customers can find out if a problem has been previously submitted by using “HelpDesk Expert for Customer Service’s” search function

•                  Searchable Knowledge Database – Customers and Staff can use free text queries to search the knowledgebase of support information

•                  Uses Relational Databases (Oracle) to store all help desk information

NeuStar has selected Checkpoint’s FireWall-1 product. This software delivers a highly scalable solution that is able to integrate and centrally manage all aspects of network security. FireWall-1 is based upon Stateful Inspection technology, the de facto standard for firewall security.

The basis of estimate for the system software is actual quotes. Since the contemplated contract is a cost reimbursement type, GSA pricing was obtained. A comparison of the GSA prices to commercial quotes for the same software was made, and the lower price quote was included in the cost estimate. GSA pricing is, by definition, considered to be fair and reasonable. For commercial items for which there is no comparable GSA price, the published price list price, or a discount therefrom, is considered to be fair and reasonable.

2.2.4                     Facilities and Furnishings

Rent (CA)—Based on quote from NeuStar’s current landlord in Concord, CA, for separate, dedicated space for this contract, NeuStar will negotiate a lease for 2,825 square feet at  $2.50/sq. ft. For space in this building and in this location, it is considered to be fair and reasonable.

Furnishings (CA)—NeuStar proposes to purchase the existing office furnishings in the leasehold property above, including all cubicles, from the out-going tenant. An independent consultant, Business Outlet, Inc., ascertained the fair market value of the furnishings at a lump sum price of $4,660.00. NeuStar is attempting to negotiate the purchase of these items at, or near, that price. Based on a quote from Maryland Relocators, a used furniture distributor, the market value of the same suite of previously owned furnishings is $60,330.60. Based on the above comparison, the quoted price from Business Outlets, Inc. is fair and reasonable.

Furnishings (Other)—It is estimated that the office furnishings for the virtual employees will be limited to a chair and a locking file cabinet. Such items will be purchased at market price from discount office outlets such as Staples, Office Depot, etc.

Facilities (Other)—All facility improvement and furnishing costs for NeuStar offices in Chicago and Washington, DC are corporate expenses recovered through its G&A expense rate.

2.2.5                     Travel

NeuStar has estimated the travel expenses based upon its experience and knowledge of the pooling administration requirements to attend certain industry meetings as well as to make the trips necessary to perform the contract requirements, as follows:

Number of Trips

•                  INC Meetings = 8/year x 5 days = 40 days (includes GS and interim)

•                  CIGRR/NRRIC = 3/year x 5 days = 15 days

•                  NANC Meetings = 10/year x 2 days = 20 days

•                  National Operations Team = 6/yr x 1 day = 6 days (Year 1 and Year 2)  — in Year 3, drop to 2/yr x 1 day = 2 days

•                  Jeopardy NPA Meetings = 12/year x 1 day = 12 days (Year 1), for Year 2-5, drop to 6/year x 1 day = 6 days

•                  LNP Training – 1/year x 1 day = 1 day

•                  Service Provider Training – 7/year x 1 day = 7 days (Year 1), for Year 2-5, 1 day/year = 1day

•                  Pooling Implementation Meetings

Year 1 - 21/year x 1 day = 21 days – estimated 15 days of meetings

Year 2 - 84/year x 1 day = 84 days – estimated 40 days of meetings

Year 3 - 15/year x 1 day = 15 days – estimated 5 days of meetings

•                  Program Director travel (outside of NANC meetings)

Year 1 – 3 days x 12 months = 36 days

Year 2 – 3 days x 12 months = 36 days

Year 3 – 20 days

Year 4 – 10 days

Year 5 – 10 days

•                  NPA Relief Meetings

Year 1 – 27 meetings

Year 2 – 20 meetings

Year 3 – 15 meetings

Year 4 – 10 meetings

Year 5 – 5 meetings

After identifying the trips required, NeuStar estimated the duration of each trip as set forth below:

Estimated Duration of Trips

	Year 1	Year 2	Year 3	Year 4	Year 5
Days	183	196	128	105	100
Trips	100	106	57	47	42

Once the number of trips and travel days were identified, based on NeuStar’s experience in implementing 12 state pooling contracts, the travel expenses were calculated, with the assumptions listed below:

Travel Expenses:

•                  Hotel Nights

•                  15% of the days require 0 night stay

•                  80% of the days require 1 night stay

•                  5% of the days require 2 nights stay

•                  Meals - $50/day x number of days

•                  Car - $36/day x number of days

•                  Lodging - $150/day x number of days (per percentage breakdown above)

•                  Air Fare – $1000/ trip based on NeuStar’s 2000 actual costs

Travel expenses for ongoing operations are then distributed to the subCLINS concerning Pooling Implementation meetings and Industry meetings for each year.

2.2.6                     Other Direct Costs

Telecommunications

Based upon NeuStar’s actual cost experience from January, 2000 through June, 2000 at its Concord, CA office, as well as its best estimate for telecommunications costs for virtual employees, NeuStar estimated telecommunications costs of $185/person as follows:

Local/Long Distance for Concord NANPA - $29K for Jan – Jun 00

Local/Long Distance - $179/Concord staff person

Long Distance - $66.54/Concord staff

Estimated Virtual NPA Relief Planners - $200/staff

Local/Long Distance PA Staff - $185/staff

(Calculation:  (6 x $200 + 17 x $179)/23))

Office Supplies

Based upon its actual experience on the NANPA order for 2000, in both Concord, CA and Washington, DC, as listed below, NeuStar estimated its cost of supplies for the contract at $90.00 per person.

•                  Concord NANPA - $148/staff

•                  Concord NANPA less Fax supplies - $129/staff

•                  Washington DC NANPA staff - $53/staff

•                  Supplies for all PA staff (Concord and Virtual) - $90/staff

Postage/Shipping

NeuStar estimated its cost for postage and shipping for all staff at $75.00 per person based on the actual experience in the company in year 2000 as set forth below.

•                  Concord NANPA - $65/staff

•                  Concord NANPA less postage - $30/staff

•                  Estimated Virtual NPA Relief Planners - $100/staff

•                  Postage/Shipping for all PA staff (Concord and Virtual) - $75/staff

Printing

NeuStar estimated the cost of printing on a per person basis per year on the following assumptions and data:

•                  Estimated Virtual NPA Planners - $100/month/staff or $7200 per year

•                  Printing for all PA Staff (Concord and Virtual) - $30 (calculation:  $100 x 6 virtuals = $600 x 12 mos.= $7200/23 staff/12 months round to $30)

Equipment

Equipment in this category includes desk top and laptop computers for Pooling Administrators and other professional staff, wireless telephones, and other office equipment.

The basis of estimate for this equipment is the published GSA prices and/or the prices published by the manufacturer, and are considered fair and reasonable. If no quote was available from GSA or the manufacturer, then NeuStar used the published prices from national chain discount stores such as Office Depot, Best Buy, CompUSA, etc. as the basis of estimate, all of which are considered to be fair and reasonable prices.

Equipment Rental

None

Dues/Subscriptions

Dues and subscriptions to industry groups and meetings, for which the National System contractor may not be admitted at no cost, will be the actual fee charged by the organization involved. No subscriptions or dues will be paid unless required in strict compliance with the requirements of the contract.

Leasehold Improvements/Security System

Leasehold improvements and security system installation for the Concord, CA dedicated office space is based on actual quotes from security companies in the area. The leasehold improvements, at this time, are estimated to be included in the lease cost.

Employee Bonuses

NeuStar does not have an approved compensation plan for 2001. Employee bonuses are estimated based on 2000 actual bonuses for the levels of personnel projected for this contract. Because bonuses are not added to the employees base salary, and are exclusive of fringe benefits, their treatment, for cost estimating purposes, as an ODC, is appropriate.

2.2.7                     Uncompensated Overtime

No uncompensated overtime is included in the estimated cost of this proposal. NeuStar’s policy regarding payment of overtime is located in the Cost Volume under the tab labeled Appendices.

Revised Cost Volume Section 2.3, Rates

2.3                               RATES

The rationale and explanation of NeuStar’s rates for labor, labor burden, G&A, and escalation, included in the pricing model, appear below.

NeuStar’s Burden and G&A rates have not been audited by the DCAA and are, therefore, not considered to be approved indirect cost rates. NeuStar’s cost accounting system, based on Soloman IV accounting system software; collects and allocates costs in a manner acceptable for government cost type contracts; and uses generally accepted accounting procedures. We welcome any review of our system and proposed rates to validate our estimated costs.

Labor Rates

In September 2000, NeuStar employed the services of Watson Wyatt Worldwide to conduct a review of salary levels of different positions in NeuStar. Using position descriptions and data gathered during job analysis meetings as well as market data from surveys gathered from various company types (e.g., national, telecommunications industry, high technology, revenue of approximately $200 million), Watson Wyatt developed appropriate minimum and maximum salary ranges for over 45 NeuStar positions. This assessment was used as input in determining appropriate labor rates for NeuStar salaried employees, including the software development team and the Pooling Administration staff.

Labor Burden Allocation Rate:

The NeuStar Labor Burden is 33.34%. This rate is calculated by allocating all of the below-listed expenses over the wages paid to employees.

Labor Burden captures all costs associated with an individual’s employment beyond their base salary (all NeuStar employees are offered the same benefits packages). The expenses include, but are not limited to FICA, unemployment benefits, health, dental, eye and life insurance, short-term disability, vacation and holidays, retirement benefits, and a parking benefit.

Using a conservative approach to burden rate calculation, i.e., estimating that every employee hired in CY 2001 will have an average salary of $50,000, each new hire will have three dependents, all employees will, because of NeuStar’s vigorous “use or lose” vacation policy, take all earned vacation and holidays, all employees will take full advantage of NeuStar’s 401(k) contribution matching program, and all employees will take advantage of NeuStar’s parking benefit, a labor burden rate of 46.3% was calculated. NeuStar’s actual burden rate for CY 2000 was determined by DCAA to be 24.2%, however, DCAA recognized that NeuStar was experiencing rapid, but controlled, growth, which will cause labor burden rates to increase. DCAA, in its audit report No. 6221-2001A28000022 dated February 20, 2001, accepted for proposal purposes a labor burden rate of 46.3% for CY 2001.

NeuStar recognizes that after the first year of performing a cost type contract, the burden rate will be adjusted for actual costs and a reconciliation invoice will be processed. An approved billing rate will be established for the succeeding year.. NeuStar is concerned that its initial labor burden rate may have been too conservative, thereby creating the possibility of a large credit invoice, to reconcile the proposed rate to the actual rate, and also raising the possibility of placing NeuStar at a disadvantage in the FCC’s “Best Value” determination in this Solicitation. NeuStar has experienced an actual burden rate of 33.34% for the 1st two months of 2001. With little reservation, NeuStar believes that it can reduce its proposed burden rate to actuals incurred without underestimating the costs to perform the contract, and has incuded the burden rate of 33.34% in its Revised Proposal.

General and Administrative Expense Allocation Rate

The NeuStar 2001 corporate G&A allocation is 25%. Based on the approved 2001 budget and revenue projections, it is derived by dividing the Corporate Overhead accounts (numerator) by the Line of Business accounts (denominator). There are nine individual Corporate Overhead division/departments at NeuStar that are broken down into four categories: 1) G&A, 2) Billing, 3) Development, and 4) Cost of Goods Sold. These overhead division/departments are further adjusted down for charges that are directly attributable to specific lines of business, and for costs that are unallowable per the cost principles set forth in FAR Part 31.

Included in the Corporate Overhead division/department expenses are salaries and benefits (including payroll taxes) of indirect personnel, other compensation, employee relocation, employee education and development, equipment rental and repairs, computer maintenance and leases, computer and office supplies, temporary help, printing costs, dues and subscriptions, postage and shipping costs, telephone, pagers, cell phones, legal fees, accounting fees, consultant fees, travel costs, meeting and event costs, and depreciation.

Excluded from the Corporate Overhead division/department expenses are advertising and promotion costs, cost of gifts, cost of amusement, diversions, social activities, cost of fines and penalties resulting from violations of, or failure to comply with laws or regulations, interest on borrowings, costs of financing and refinancing capital, legal and professional fees paid in connection with preparing prospectuses, costs of preparing and issuing stock rights, excess of costs over income under any contract, and costs for goodwill amortization.

NeuStar, Inc.’s overhead rate for 2000, adjusted for FAR unallowables, was calculated at 35%. This rate was calculated with a cost objective (denominator) of approximately $46 million. In 2001, NeuStar’s overhead rate is calculated to be 25%, based on preliminary 2001 budget data.

The major reason for the reduction in the overhead rate is due to a considerable increase in the company’s cost basis related to launching several new lines of business (see below) in 2001.  Overhead departmental costs will grow at a much slower rate than the direct line of business costs. The main growth businesses for 2001 include the following lines:

•                  .biz (Internet Registry)

•                  Customer Account Record Exchange Services

•                  Identibase Services

•                  ENUM (IP Services)

•                  ETNS (European Telephony Numbering Services)

Escalation Rates

In order to properly price the estimated costs of operation of the National Pooling Administration System during the option years of the contract, NeuStar looked to the actual inflations rates, by specific category, in the data compiled by the Bureau of Labor Statistics (BLS). The 2000 actual experience was used for each and every option year, because, in NeuStar’s estimation, 2000 experience is representative of inflationary trends in the succeeding four years. It should be noted that BLS does not forecast escalation for future periods.

The escalation factors used by NeuStar are:

Labor:	4.6%
Airline Travel	5.9%
All Other Direct Costs	2.6%

NeuStar
2001 General Ledger and Indirect Cost Rate Calculations

NeuStar General Ledger

In an effort to better manage operations and to better account for expenses related to U.S. federal government contracts, NeuStar implemented a Solomon accounting system on January 1, 2001.  Enclosure (1) herein is the list of general ledger accounts within the accounting system.  The accounts include balance sheet and income statement accounts.

Unallowable Expenses per FAR Regulations

Enclosure (2) herein shows all of the revenue and operating expense accounts in NeuStar’s general ledger.  In order to comply with FAR regulations, NeuStar has created a set of accounts to which may be booked those expenses not deemed re-imburseable under current U.S. federal government contract provisions.  These expense accounts are broken out at the bottom of the list.  Note that all of the unallowable expense accounts in NeuStar’s general ledger end with the number nine (9).  This allows easy recognition and segregation of these expense accounts.

Sub-Account Structure

Enclosure (3) herein displays NeuStar’s current sub-account structure.  Each general ledger account is associated with all sub-accounts.  This provides NeuStar the ability to track total costs per operating unit i.e. line of business, division or individual department.  It also allows NeuStar to easily separate different types of expenses within any operating unit that do not meet a criterium, e.g. FAR regulations.

General and Administrative Expenses

Calculating the overhead burden rate is essential to managing our business well.  Enclosure (4) herein provides an easy way to understand how NeuStar will calculate its corporate overhead or G&A rate.

NeuStar will divide the sum of all general ledger accounts (excluding any account unallowable per FAR regulations) with associated sub-accounts in Group A (numerator) by the sum of all general ledger accounts with associated sub-accounts in Groups B through K (denominator).

Employee Benefits

Financially understanding the employee benefits structure of the company is important to NeuStar for the purposes of managing its cash, attracting new employees, retaining existing employees and ensuring FAR compliant reporting of benefits for U.S. federal government contracts.  Enclosure (5) herein lists the general ledger accounts that will be used to achieve this goal.

NeuStar’s benefits burden rate includes vacation, sick and holiday time.  NeuStar will divide the sum of all charges in a given time period from those general ledger accounts in Groups B and C

(numerator) by the sum of all charges in a given period from those general ledger accounts in Group A (denominator).

NueStar 2001

Enclosure (1)

General Ledger Account Structure

Number	Description	Type

10000	CASH IN CHECKING/CONCENTRATION	A
10010	CASH IN CHECKING II (DISBUR)	A
10020	CASH IN PAYROLL	A
10030.	CASH IN BENEFITS	A
10150	INVESTMENTS	A
10500	CASH IN ESCROW	A
10600	UNAPPLIED CASH	A
11000	ACCOUNTS RECEIVABLE-TRADE,	A
11010	ALLOWANCE FOR DOUBTFUL ACCOUNT	A
11080	ACCOUNTS RECEIVABLE - OTHER	A
11090	DUE FROM LOCKHEED MARTIN	A
11100	EMPLOYEE CASH ADVANCE	A
12500	ACCRUED INTEREST RECEIVABLE	A
12600	STOCK SUBSCRIPTION RECEIVABLE	A
12700	VALUE ADDED TAX (VAT) RECEIVAB	A
13000	CLEARING ACCOUNT	A
13600	COST & AND REV IN EXCESS OF OIL	A
14004	DEPOSITS	A
14020	NOTES RECEIVABLE - FINANCED ST	A
14500	PREPAID EXPENSES	A
14520	PREPAID MAINTENANCE CONTRACTS	A
14530	PREPAID INSURANCE	A
15000	OTHER CURRENT ASSETS	A
15420	NOTES RECEIVABLE - FINANCED LT	A
17010	CONSTRUCTION IN PROGRESS	A
17050	LEASEHOLD IMPROVEMENTS	A
17055	ACCUM. DEPR. - LEASEHOLD IMPRO	A
17060	EQUIPMENT	A
17065	ACCUM. DEPR. -EQUIPMENT	A
17070	COMPUTER HARDWARE	A
17075	ACCUM, DEPR. - COMPUTER HARD WA	A
17080	COMPUTER.-SOFTWARE	A
17085	ACCUM. DEPR. -COMPUTER SOFTWA	A
17090	FURNITURE AND FIXTURES	A
17095	ACCUM. DEPR. -FURNITURE AND F	A
17600	GOODWILL	A
17605	AC CUM.. AMORT. - GOODWILL	A
19000	OTHER NON-CURRENT ASSETS	A
20000	ACCOUNTS PAYABLE	L
20020	ACCOUNTS. PAYABLE - PO ACCRUALS	L
20040	ACCOUNTS PAYABLE-AMEX	L
20050	ACCOUNTS PAYABLE - CORPORATE T	L
20080	ACCRUED BONUSES	L
2009.0	SALARIES. AND WAGES PAYABLE	L
20.100	FICA PAYABLE	L
20110	FEDERAL WITHHOLDING PAYABLE	L
20115	FEDERAL UNEMPLOYMENT PAYABLE	L
20120	FOREIGN WITHHOLDING TAXES(UK)	L

Number	Description	Type

20130	STATE UNEMPLOYMENT PAYABLE	L
20140	GARNISHMENTS	L
20150	HEALTH INSURANCE PAYABLE	L
20160	LTD INSURANCE PAYABLE	L
20170	LIFE/SPEC. ACC. INSURANCE PAY	L
20175	PENSION PLAN. LOAN PAYABLE	L
20180	PENSION PLAN PAYABLE	L
20185	TRANSPORTATION BENEFIT PAYABLE	L
20190	HCRA AND DCRA PAYABLE	L
20195	VACATION AND. SICK PAYABLE	L
20200	SALES TAX PAYABLE	L
20300	USE TAX PAYABLE	L
20301	CA USE TAX PAYABLE	L
20302	CO USE. TAX PAYABLE	L
26303	DC USE TAX PAYABLE	L
20304	FL USE TAX PAYABLE	L
20305	IL USE TAX PAYABLE	L
20308	NJ USE TAX PAYABLE	L
20310	PA USE TAX PAYABLE	L
20313	VA USE TAX PAYABLE	L
20314	WA USE TAX PAYABLE	L
20400	FEDERAL TAX PAYABLE	L
20410	STATE TAX PAYABLE	L
21000	ACCRUED EXPENSES- REVERSING	L
21005	ACCRUED EXPENSES-NON REVERSING	L
21010	ACCRUED RENT FACILITIES	L
21015	ACCRUED EXP - ANNUAL AUDIT FEE	L
21020	ACCRUED INTEREST PAYABLE	L
21250	OVER-COLLECTIONS FUND - MID-AT	L
21251	OVER-COLLECTIONS FUND - CANADA	L
21252	OVER-COLLECTIONS FUND - NORTHE	L
21253	OVER-COLLECTIONS FUND – SOUTHE	L
21254	OVER-COLLECTIONS FUND.- MIDWES	L
21255	OVER-COLLECTIONS FUND.- SOUTHW	L
22256	OVER COLLECTIONS FUND – WESTER	L
21257	OVER-COLLECTIONS, FUND - WEST C	L
1300	TRUE-UP CREDITS	L
1400	CAPITAL LEASE OBLIGATION – CUR	L
1900	OTHER CURRENT LIABILITIES	L
2000	NOTES PAYABLE – ST	L
3000	NOTES PAYABLE – LT	L
010	NOTES PAYABLE - LOCKHEED IMS	L
011	NOTES PAYABLE - WARBURG (28,35	L
012	NOTES PAYABLE – WARBURG: (900)	L
013	NOTES PAYABLE - WARBURG (600)	L
014	NOTES PAYABLE - WARBURG (150)	L
015	NOTES PAYABLE -WARBURG (200)	L
016	NOTES PAYABLE - WARBURG (50)	L

Number	Description	Type

23017	NOTES PAYABLE - WARBURG (300)	L
23018	NOTES PAYABLE - WARBURG (9,450	L
23019	NOTES PAYABLE – WARBURG (4M)	L
23020	PROMISSORY NOTES PAYABLE (5TH	L
25000	CAPITAL LEASE OBLIGATION – LON	L
27000	PREPAID-REVENUES(DR)	L
27510	PROPERTY, PLANT AND EQUIPMENT	L
28000	SUNDRY LOSS RESERVE	L
31000	COMMON STOCK	L
31500	CAPITAL IN EXCESS OF PAR	L
32000	PREFERRED STOCK	L
32010	PREFERRED STOCK SERIES ANON-V	L
32020	PREFERRED STOCK SERIES B VOTIN	L
37900	CURRENT YTD PROFIT AND LOSS.	L
38000	RETAINED-EARNINGS	L
40000	LNP REVENUE	I
40100	NUMBER POOLING REVENUE	I
40200	TESTING REVENUE	I
41000	NANPA ADMINISTRATION REVENUE	I
41100	NECA REVENUE	I
41200	AOCN REVENUE	I
41300	NANPA CODE ADMINISTRATION REVS	I
42000	BILLING AND COLLECTIONS-MAINTE	I
43000	SOW REVENUE.	I
49000	MISCELLANEOUS SERVICE REVENUE	I
49500	PERFORMANCE CREDITS	I
50000	COST OF SALES – SOW	E
51000	CONSULTANT EXPENSE-TESTING	E
59500	BAD DEBT’ EXPENSE	E
59509	BAD DEBT EXPENSE-UNALLOWABLE	E
60005	LABOR. &~BENEFITS ACCRUALS	E
60010	SALARIES :AND WAGES	E
60049	COMP-PERSONAL SVCS-UNALLOWABLE	E
60020	OVERTIME	E
60030	EMPLOYEE BONUSES	E
60031	EMPLOYEE .BONUSES PROJ.	E
60040	EMPLOYEE REFERRALS	E
60051	HOLIDAY WAGES	E
60100	PAYROLL TAX EXPENSE (FICA)	E
60101	PAYROLL TAXES (FICA) - PROJ	E
60120	FEDERAL UNEMPLOYMENT .	E
6012.1	FEDERAL UNEMPLOYMENT-PROD	E
60130	STATE UNEMPLOYMENT	E
60131	STATE UNEMPLOYMENT-PROJ	E
60190	VACATION AND SICK EXPENSE	E
60191	VACATION AND SICK EXP-PROJ	E
60200	EMPLOYEE BENEFITS-INSURANCE	E
60201	EMPLOYEE BENEFITS-INS-PROJ	E

Number	Description	Type

60210	EMPLOYEE BENEFITS-SSP MATCH	E
60211	EMPLOYEE BENEFITS-SSP=MAT-PROD	E
60220	EMPLOYEE BENEFITS-CAP AC.CUM	E
60221	EMPLOYEE BENEFITS-CAP ACC-PROJ	E
60230	EMPLOYEE BENEFITS-TUITION REIM	E
60231	EMPLOYEE BENE-TUITION REIM-PRJ	E
60240	EMPLOYEE BENEFITS-OTHER	E
60241	EMPLOYEE BENEFITS-OTHER: PROD	E
60245	EMPLOYEE BENEFITS – PARKING	E
60250	EMPLOYEE BENEFITS – METRO	E
60300	EMPLOYEE RELOCATION	E
60301	EMPLOYEE RELOCATION-PROJ	E
60400	EMPLOYEE EDUCATION AND: DEVELOP	E
60401.	EMPLOYEE EDUCATION/DEV=PROD	E
60409	TRAINING/EDUCAT-UNALLOWABLE	E
60500	RECRUITING FEES	E
60501	RECRUITING FEES-PROJ	E
6101.0	REAL ESTATE TAXES	E
61040	OTHER TAXES,, LICENSES AND FEES	E
61050	INSURANCE	E
61059	INSURANCE/INDEMN -UNALLOWABLE	E
62010	FACILITIES RENT	E
62015	OPERATING EXPENSE REIMBURSEMEN	E
62100	STORAGE EXPENSE	E
62150	SECURITY SYSTEMS	E
62200	SIGNAGE	E
62250	REPAIRS AND MAINTENANCE CONTRA	E
62300	EQUIPMENT RENTAL	E
62301	EQUIPMENT RENTAL-PROJ	E
62310	EQUIPMENT REPAIR	E
62311	EQUIPMENT REPAIR-PROJ	E
62320	EQUIPMENT EXPENSES	E
62340	COMPUTER RENTAL AND SOFTWARE L	E
62350	COMPUTER MAINTENANCE-HARDWARE	E
62351.	COMPUTER MAINT-HARDWARE-PROJ	E
62360	COMPUTER MAINTENANCE SOFTWARE	E
62361	COMPUTER MAINT-SOFTWARE-PROJ	E
62370	COMPUTER SUPPLIES	E
62371	COMPUTER SUPPLIES-PROJ	E
62380	FURNITURE EXPENSE	E
62381	FURNITURE EXPENSE-PROJ	E
62390	OFFICE SUPPLIES	E
62391	OFFICE SUPPLIES-PROJ	E
62400	TEMPORARIES	E
62401	TEMPORARIES-PROJ	E
924,50	DUES AND SUBSCRIPTIONS	E
62451	DUES AND SUBSCRIPTIONS-PROJ	E
62500	PRINTING	E

Number	Description	Type

62501	PRINTING-PROJ	E
62550	POSTAGE, SHIPPING AND DELIVERI	E
62551	POSTAGE,-SHIPPING & DELIV-PROJ	E
62600	TELEPHONE	E
62601	TELEPHONE-PROD	E
62610	POTS TELEPHONE LINES	E
62620	PAGERS, AND CELLULAR PHONES.	E
62621	PAGERS, AND CELLULAR PHONES-PROJ	E
62650	OTHER UTILITIES	E
62651	OTHER UTILITIES – PROJ	E
62900	OFFICE EXPENSE-OTHER	E
62901	OFFICE EXPENSES-OTHER-PROJ	E
62909	PRE-CONTRACT COSTS-UNALLOWABLE	E
63009	LEGISLAT LOBBYING-UNALLOWABLE	E
63010	LEGAL FEES	E
63011	LEGAL FEES-PROJ	E
63015	PLACEMENT/PROFESSIONAL FEES	E
63019	LEGAL &RELATED-UNALLOWABLE	E
63020	ACCOUNTING FEES	E
63021	PLACEMENT/PROF FEES-PROJ	E
63029	ORGANIZATION COSTS UNALLOWABLE	E
63030.	MGMT AND-PROF SVS CONSULTANTS	E
63031	MG MT & PROF SVS CONSULT- PROJ	E
63039	PROF & CONSULT SVC-UNALLOWABLE	E
63040	TESTING EXPENSE	E
64000	ADVERTISING AND PROMOTION	E
64009	PUB. REL./ADV.-UNALLOWABLE	E
64010	ADVERTISING AND PROMOTION-SPEC	E
64011	ADVERTISING AND PROMOTION-PROJ	E
65014	TRAVEL	E
65019	TRAVEL-UNALLOWABLE	E
65020	BUSINESS & MEALS AND ENTERTAINME	E
65021	TRAVEL-PROJECTS	E
65025	MEETING EXPENSE	E
65026	ALLOCATED INDIRECT EXPENSES -	E
65029	ENTERTAINMENT-UNALLOWABLE	E
65030	EMPLOYEE EVENTS AND MGMT MEETI	E
665031	BUS MEALS/ENTERTAINMENT-PROJ	E
65039	EMPLOYEE’ MORALE-UNALLOWABLE	E
65040	AUTOMOBILE ALLOWANCE EXPENSE	E
65041	MEETING EXPENSE-PROJECTS	E
65051	AUTO ALLOWANCE EXPENSE-PROJ	E
66000	CONTRIBUTIONS	E
66009	CONTRIB/DONATIONS-UNALLOWABLE	E
67010	BANK FEES	E
67020	FINANCE CHARGES, LATE FEES AND	E
67029	FINES/PENALTIES-UNALLOWABLE	E
68000	RECAPTURE OF SUNDRY LOSS	E

Number	Description	Type

68009	LOSS. CONTRACTS-UNALLOWABLE	E
69000	MISCELLANEOUS ADMINISTRATIVE	E
69009	ALCOHOLIC BEVERAGE-UNALLOWABLE	E
69500	EXPENSES (ACCRUAL)	E
69509	DEFERRED R&D=UNALLOWABLE	E
75000	DEPRECIATION	E
76000	AMORTIZATION	E
77000	GOODWILL AMORTIZATION EXPENSE-UNALLOWABLE	E
80010	INTEREST INCOME	E
81000	GAIN 0N ASSET. SALES	E
82000	OTHER NON-OPERATING INCOME	E
8501.0	INTEREST EXPENSE-UNALLOWABLE	E
85019	INTEREST/OTHER-UNALLOWABLE	E
85500	LOSS ON ASSET SALES	E
85600	EXPENSES RE: DIVESTITURE	E
85700,	OTHER NON-OPERATING EXPENSE	E
87000	FEDERAL INCOME TAXES-UNALLOWABLE	E
87500	STATE INCOME TAXES	E

NueStar 2001

Enclosure (2)

General Ledger Revenue/Expense Account Structure

Number	Description	Type	Order	Class ID

REVENUE
40000	LNP REVENUE	I	3	BASEREV
40100	NUMBER POOLING REVENUE	I	3	BASEREV
40200	TESTING REVENUE	I	3	OTHERREV
41000	NANPA ADMINISTRATION REVENUE	I	3	BASEREV
41100	NECA REVENUE	I	3	BASEREV
41200	AOCN REVENUE	I	3	BASEREV
41300	NANPA CODE ADMINISTRATION REVE	I	3	BASEREV
42000	BILLING AND COLLECTIONS MAINTE	I	3	BASEREV
43000	SOW REVENUE	I	3	SOWREV
49000	MISCELLANEOUS SERVICE REVENUE	I	3	OTHERREV
49500	PERFORMANCE CREDITS	I	3	OTHERREV

OPERATING EXPENSES
50000	COST OF SALES – SOW	E	4	COSSOW
51000	CONSULTANT EXPENSE-TESTING	E	4	OTHEREXP
59500	BAD DEBT EXPENSE	E	4	OTHEREXP
60005	LABOR & BENEFITS ACCRUALS	E	4	PERS
60010	SALARIES AND WAGES	E	4	PERS
60020	OVERTIME	E	4	PERS
60030	EMPLOYEE. BONUSES	E	4	PERS

Number	Description	Type	Order	Class ID

60031	EMPLOYEE BONUSES-PROJ	E	4	PERS
60040	EMPLOYEE REFERRALS	E	4	PERS
60051	HOLIDAY WAGES	E	4	PERS
60100	PAYROLL TAX EXPENSE (FICA)	E	4	PERS
60101	PAYROLL TAXES.(FICA) PROJ	E	4	PERS
60120	FEDERAL UNEMPLOYMENT	E	4	PERS
60121	FEDERAL UNEMPLOYMENT-PROJ	E	4	PERS
60130	STATE UNEMPLOYMENT	E	4	PERS
60131	STATE UNEMPLOYMENT-PROJ	E	4	PERS
60190	VACATION AND SICK EXPENSE	E	4	PERS
60191	VACATION AND. SICK EXP-PROJ	E	4	PERS
60200	EMPLOYEE BENEFITS-INSURANCE	E	4	PERS
60201	EMPLOYEE-BENEFITS-INS-PROJ	E	4	PERS
60210	EMPLOYEE BENEFITS - SSP MATCH	E	4	PERS
60211	EMPLOYEE BENEFITS - SSP-MAT-PROJ	E	4	PERS
60220	EMPLOYEE BENEFITS – CAP ACCUM	E	4	PERS
60221	EMPLOYEE BENEFITS - CAP ACC-PROJ	E	4	PERS
60230	EMPLOYEE BENEFIT & TUITION REIM	E	4	PERS
60231	EMPLOYEE BENE-TUITION REIM-PRJ	E	4	PERS
60240	EMPLOYEE BENEFITS – OTHER	E	4	PERS
60241	EMPLOYEE: BENEFITS-OTHER-PROJ	E	4	PERS
60245	EMPLOYEE BENEFITS — PARKING	E	4	PERS
60250	EMPLOYEE BENEFITS- METRO	E	4	PERS
60300	EMPLOYEE RELOCATION	E	4	OTHEREXP
60301	EMPLOYEE RELOCATION-PROJ	E	4	OTHEREXP
60400	EMPLOYEE EDUCATION AND DEVELOP	E	4	OTHEREXP
60401	EMPLOYEE EDUCATION/DEV-PROJ	E	4	OTHEREXP
60500	RECRUITING FEES	E	4	OTHEREXP
60501	RECRUITING FEES-PROJ	E	4	OTHEREXP
61010	REAL ESTATE TAXES	E	4	FACILITIES
61040	OTHER TAXES, LICENSES AND FEES	E	4	OTHEREXP
61050	INSURANCE	E	4	OTHEREXP
62010	FACILITIES. RENT	E	4	FACILITIES
62015	OPERATING EXPENSE REIMBURSEMEN	E	4	OTHEREXP
62100	STORAGE EXPENSE	E	4	OTHEREXP
62150	SECURITY SYSTEMS	E	4	OTHEREXP
62200	SIGNAGE	E	4	OTHEREXP
62250	REPAIRS AND. MAINTENANCE CONTRA	E	4	OTHEREXP
62300	EQUIPMENT RENTAL	E	4	OTHEREXP
62301	EQUIPMENT RENTAL PROJ	E	4	OTHEREXP
62310	EQUIPMENT REPAIR	E	4	OTHEREXP
62311	EQUIPMENT REPAIR-PROJ	E	4	OTHEREXP
62320	EQUIPMENT-EXPENSES	E	4	OTHEREXP
62340	COMPUTER RENTAL AND SOFTWARE L	E	4	COMPUTER
62350	COMPUTER MAINTENANCE-HARDWARE	E	4	COMPUTER
62351	COMPUTER MAINT-HARDWARE-PROD	E	4	COMPUTER
62360	COMPUTER MAINTENANCE-SOFTWARE	E	4	COMPUTER
62361	COMPUTER MAINT-SOFTWARE-PROJ	E	4	COMPUTER

Number	Description	Type	Order	Class ID

62370	COMPUTER SUPPLIES	E	4	OTHEREXP
62371	COMPUTER SUPPLIES-PROJ	E	4	OTHEREXP
62380	FURNITURE EXPENSE	E	4	OTHEREXP
62381	FURNITURE EXPENSE-PROJ	E	4	OTHEREXP
62390	OFFICE SUPPLIES	E	4	OTHEREXP
62391	OFFICE SUPPLIES-PROJ	E :	4	OTHEREXP
62400	TEMPORARIES	E	4	PERS
62401	TEMPORARIES-PROJ	E	4	PERS
62450	DUES AND SUBSCRIPTIONS	E	4	OTHEREXP
62451	DUES AND SUBSCRIPTIONS-PROJ	E	4	OTHEREXP
62500	PRINTING	E	4	OTHEREXP
62501	PRINTING-PROJ	E	4	OTHEREXP
62550	POSTAGE, SHIPPING AND DELIVERI	E	4	OTHEREXP
62551	POSTAGE, SHIPPING & DELIV-PROJ	E	4	OTHEREXP
62600	TELEPHONE	E	4	FACILITIES
62601	TELEPHONE-PROJ	E	4	FACILITIES
62610	POTS TELEPHONE LINES	E:	4	FACILITIES
62620	PAGERS AND :CELLULAR PHONES	E	4	FACILITIES
62621	PAGERS; &. CELLULAR PHONES-PROD	E	4	FACILITIES
62650	OTHER UTILITIES	E	4	OTHEREXP
62651	OTHER UTILITIES-PROJ	E	4	OTHEREXP
62900	OFFICE EXPENSES-OTHER	E	4	OTHEREXP
62901	OFFICE EXPENSES-OTHER-PROJ	E	4	OTHEREXP
63010	LEGAL FEES	E	4	PROFFEES
63011	LEGAL FEES-PROJ	E	4	PROFFEES
63015	PLACEMENT/PROFESSIONAL FEES	E	4	PROFFEES
63020	ACCOUNTING FEES	E	4	PROFFEES
63021	PLACEMENT/PROF FEES-PROJ	E	4	PROFFEES
63030	MGMT AND PROF SVS CONSULTANTS	E	4	PROFFEES
63031	MGMT & PROF SVS CONSULT- PROJ.	E	4	PROFFEES
63040	TESTING EXPENSE	E	4	OTHEREXP
64000	ADVERTISING AND PROMOTION	E	4	OTHEREXP
64010	ADVERTISING AND PROMOTION-SPEC	E	4	OTHEREXP
64011	ADVERTISING AND PROMOTION-PROJ	E	4	OTHEREXP
65014	TRAVEL	E	4	TRAVEL
65020	BUSINESS MEALS AND ENTERTAINME	E	4	TRAVEL
65021	TRAVEL-PROJECTS	E	4	TRAVEL
65025	MEETING EXPENSE	E	4	TRAVEL
65026	ALLOCATED INDIRECT EXPENSES -	E	4	OTHEREXP
65030	EMPLOYEE: EVENTS. AND-MGMT MEETI	E	4	TRAVEL
65031	BUS MEALS/ENTERTAINMENT-PROJ	E	4	TRAVEL
65040	AUTOMOBILE ALLOWANCE EXPENSE	E	4	TRAVEL
65041	MEETING ‘EXPENSE-PROJECTS	E	4	TRAVEL
65051	AUTO ALLOWANCE EXPENSE-PROJ	E	4	TRAVEL
66000	CONTRIBUTIONS	E	4	OTHEREXP
67010	BANK FEES	E	4	OTHEREXP
67020	FINANCE CHARGES, LATE FEES AND	E	4	OTHEREXP
68000	RECAPTURE OF SUNDRY LOSS	E	4	OTHEREXP

Number	Description	Type	Order	Class ID

69000	MISCELLANEOUS ADMINISTRATIVE	E	4	OTHEREXP
69500	EXPENSES (ACCRUAL)	E	4	OTHEREXP
75000	DEPRECIATION	E	4	DEPR
76000	AMORTIZATION	E	4	AMORT

NON-OPERATING EXPENSES
80010	INTEREST INCOME	E	4	INT NET
81000	GAIN ON ASSET SALES	E	4	NON_OPER
82000	OTHER NON-OPERATING INCOME	E	4	NON_OPER
86500	LOSS ON ASSET SALES	E	4	NON_OPER
85600	EXPENSES RE:. DIVESTITURE	E	4	NON_OPER
85700	OTHER NON-OPERATING EXPENSE	E	4	NON_OPER
87500	STATE INCOME TAXES	E	4	INC TAX

UNALLOWABLE OPERATING EXPENSES – Per FAR
59509	BAD DEBT EXPENSE-UNALLOWABLE	E	4	OTHEREXP
60019	COMP-PERSONAL SVCS-UNALLOWABLE	E	4	PERS
60409	TRAINING/EDUCAT-UNALLOWABLE	E	4	OTHEREXP
61059	INSURANCE/INDEMN.-UNALLOWABLE	E	4	OTHEREXP
62909	PRECONTRACT COSTS-UNALLOWABLE	E	4	OTHEREXP
63009	LEGISLAT. LOBBYING-UNALLOWABLE	E	4	OTHEREXP
63019	LEGAL & RELATED-UNALLOWABLE	E	4	PROFFEES
63029	ORGANIZATION COSTS-UNALLOWABLE	E	4	PROFFEES
63039	PROF & CONSULT SVC-UNALLOWABLE	E	4	PROFFEES
64009	PUB. REL/ADV.-UNALLOWABLE	E	4	OTHEREXP
65019	TRAVEL-UNALLOWABLE	E	4	TRAVEL
65029	ENTERTAINMENT-UNALLOWABLE	E	4	OTHEREXP
65039	EMPLOYEE MORALE-UNALLOWABLE	E	4	TRAVEL
66009	CONTRIB/DONATIONS-UNALLOWABLE	E	4	OTHEREXP
67029	FINES/PENALTIES-UNALLOWABLE	E	4	OTHEREXP
68009	LOSS CONTRACTS-UNALLOWABLE	E	4	OTHEREXP
69009	ALCOHOLIC BEVERAGE-UNALLOWABLE	E	4	OTHEREXP
69509	DEFERRED R&D-UNALLOWABLE	E	4	OTHEREXP
77000	GOODWILL AMORTIZATION EXPENSE	E	4	OTHEREXP
85010	INTEREST EXPENSE	E	4	INT_NET
85019	INTEREST/OTHER UNALLOWABLE			INT_NET
87000	FEDERAL INCOME TAXES			INC_TAX

NueStar 2001

Enclosure (3)

General Ledger Sub-Account Structure by Line of Business

	Line of Business	Div	Dept	Department

A	Corporate Expense
1	010	040	005	CEO
2	010	040	010	Accounting
3	010	040	015	Fin. Planning & Analysis
4	010	040	020	Billing & Collections
5	010	040	025	Legal
6	010	040	030	Human Resources
7	010	041	040	Corporate Development
8	010	041	045	Business Development-Seattle
9	010	042	055	Tech Ops-Overhead
10	010	042	060	Tech Ops-Net Eng./Upgrd
11	010	042	065	Tech Org OH-DC/VA
12	010	042	035	Program Management
13	010	042	050	Technical Liaison
14	010	043	075	Public Relations
15	010	043	080	Operations Analysis
16	010	043	085	Marketing
17	010	043	090	Regulatory Matters
18	010.	044	095.	Facilities-DC
19	010	044	100	Facilities-IL
20	010	044	105	Facilities-CA
21	010	044	110	Facilities-NY
22	010	044	115	Facilities-WA
23	010	044	120	Facilities-VA
24	010	044	125	London Office
25	010	045	126	Numbering

B	Software Development
26	050	050	130	Software Development
27	050	050	135	Technical Planning

C	LNP
28	060	060	140	Tech Ops-LNP Support
29	060	060	145	LNP-Chicago Operations
30	060	060	150	LNP Operations - DC
31	060	060	155	LNP Overhead & Revenue

D	POOLING
32	070	070	160	Tech Ops-Numbering Support
33	070	070	165	Number Pooling Implementation
34	070	070	170	TN Utilization Studies/Other

E	NANPA
35	080	080	175	NANPA-Code Admin – CA
36	080	080	180	NANPA/Pooling OH & Rev.
37	080	080	185	NANPA-Relief Planners

	Line of Business	Div	Dept	Department

38	080	080	190	NANPA-Admin-DC
39	080	080	195	NANPA-NRUF
40	080	080	200	NANPA-AOCN

F	ETNS
41	090	090	205	ETNS

G	IDENTIBASE
42	101	100	211	Business Development / OH
43	101	105	215	Sales and Marketing
44	101	105	216	Operations
45	101	105	217	Technical Operations
46	101	105	218	Business Development
47	101	105	219	Program Management

H	CARE
48	102	110	225	Sales and Marketing
49	102	110	226	Operations
50	102	110	227	Technical Operations
51	102	110	228	Business Development
52	102	110	229	Program Management

I	IP SERVICES
53	120	120	235	IP Services
54	120	125	245	ENUM-NTS
55	120	130	250	ENUM-Public

J	NEULEVEL
56	130	140	319	Executive
57	130	141	320	Overhead
58	130	141	300	Customer Care Direct
59	130	141	301	Customer Care Outsourced
60	130	141	302	Billing Direct
61	130	141	303	Billing Outsourced
62	130	141	304	Project Management
63	130	142	305	Finance
64	130	143	306	Policy
65	130	143	307	Legal
66	130	144	308	Internal Operations
67	130	144	309	Outsourced SW Operations
68	130	144	310	Outsourced NW Operations
69	130	145	311	Business Development
70	130	145	312	Product Management
71	130	145	313	Marketing
72	130	145	314	Channels / Sales
73	130	145	315	Advertising / PR - Direct
74	130	145	316	Advertising / PR – Outsourced

	Line of Business	Div	Dept	Department

75	130	146	317	HR
76	130	146	318	Administration

K	SOW’s
77	140	150	265	SOW 3.0
78	140	151	280	SOW Overhead

NueStar 2001

Enclosure (4)

General and Administrative Burden Calculation by Sub-Account

	Line of Business	Div	Dept	Department

A	Corporate Expense
1	010	040	005	CEO
2	010	040	010	Accounting
3	010	040	015	Fin. Planning & Analysis
4	010	040	020	Billing & Collections
5	010	040	025	Legal
6	010	040	030	Human Resources
7	010	041	040	Corporate Development
8	010	041	045	Business Development-Seattle
9	010	042	055	Tech Ops-Overhead
10	010	042	060	Tech Ops-Net Eng./Upgrd
11	010	042	065	Tech Org OH-DC/VA
12	010	042	035	Program Management
13	010	042	050	Technical Liaison
14	010	043	075	Public Relations
15	010	043	080	Operations Analysis
16	010	043	085	Marketing
17	010	043	090	Regulatory Matters
18	010.	044	095.	Facilities-DC
19	010	044	100	Facilities-IL
20	010	044	105	Facilities-CA
21	010	044	110	Facilities-NY
22	010	044	115	Facilities-WA
23	010	044	120	Facilities-VA
24	010	044	125	London Office
25	010	045	126	Numbering

B	Software Development
26	050	050	130	Software Development
27	050	050	135	Technical Planning

C	LNP
28	060	060	140	Tech Ops-LNP Support
29	060	060	145	LNP-Chicago Operations
30	060	060	150	LNP Operations - DC
31	060	060	155	LNP Overhead & Revenue

D	POOLING
32	070	070	160	Tech Ops-Numbering Support
33	070	070	165	Number Pooling Implementation
34	070	070	170	TN Utilization Studies/Other

E	NANPA
35	080	080	175	NANPA-Code Admin – CA
36	080	080	180	NANPA/Pooling OH & Rev.
37	080	080	185	NANPA-Relief Planners

	Line of Business	Div	Dept	Department
38	080	080	190	NANPA-Admin-DC
39	080	080	195	NANPA-NRUF
40	080	080	200	NANPA-AOCN

F	ETNS
41	090	090	205	ETNS

G	IDENTIBASE
42	101	100	211	Business Development / OH
43	101	105	215	Sales and Marketing
44	101	105	216	Operations
45	101	105	217	Technical Operations
46	101	105	218	Business Development
47	101	105	219	Program Management

H	CARE
48	102	110	225	Sales and Marketing
49	102	110	226	Operations
50	102	110	227	Technical Operations
51	102	110	228	Business Development
52	102	110	229	Program Management

I	IP SERVICES
53	120	120	235	IP Services
54	120	125	245	ENUM-NTS
55	120	130	250	ENUM-Public

J	NEULEVEL
56	130	140	319	Executive
57	130	141	320	Overhead
58	130	141	300	Customer Care Direct
59	130	141	301	Customer Care Outsourced
60	130	141	302	Billing Direct
61	130	141	303	Billing Outsourced
62	130	141	304	Project Management
63	130	142	305	Finance
64	130	143	306	Policy
65	130	143	307	Legal
66	130	144	308	Internal Operations
67	130	144	309	Outsourced SW Operations
68	130	144	310	Outsourced NW Operations
69	130	145	311	Business Development
70	130	145	312	Product Management
71	130	145	313	Marketing
72	130	145	314	Channels / Sales
73	130	145	315	Advertising / PR – Direct
74	130	145	316	Advertising / PR –Outsourced

	Line of Business	Div	Dept	Department
75	130	146	317	HR
76	130	146	318	Administration

K	SOW’s
77	140	150	265	SOW 3.0
78	140	151	280	SOW Overhead

NueStar 2001

Enclosure (5)

Employee Benefits Calculation by General Ledger Account

	Number	Description	Type	Order	Class ID

OPERATION EXPENSES

A
1	60010	SALARIES AND WAGES	E	4	PERS
2	60020	OVERTIME	E	4	PERS
3	60005	LABOR & BENEFITS ACCRUALS	E	4	PERS
4	60030	EMPLOYEE BONUSES	E	4	PERS
5	60031	EMPLOYEE BONUSES-PROJ	E	4	PERS

B
6	60040	EMPLOYEE REFERRALS	E	4	PERS
7	60100	PAYROLL TAX EXPENSE (FICA)	E	4	PERS
8	60101	PAYROLL TAXES (FICA) – PROJ	E	4	PERS
9	60120	FEDERAL UNEMPLOYMENT	E	4	PERS
10	60121	FEDERAL UNEMPLOYMENT-PROJ	E	4	PERS
11	60130	STATE UNEMPLOYMENT	E	4	PERS
12	60131	STATE UNEMPLOYMENT-PROJ	E	4	PERS
13	60200	EMPLOYEE BENEFITS-INSURANCE	E	4	PERS
14	60201	EMPLOYEE BENEFITS-INS-PROJ	E	4	PERS
15	60210	EMPLOYEE BENEFITS-SSP MATCH	E	4	PERS
16	60211	EMPLOYEE BENEFITS-SSP-MAT-PROJ	E	4	PERS
17	60220	EMPLOYEE BENEFITS-CAP ACCUM	E	4	PERS
18	60221	EMPLOYEE BENEFITS-CAP ACC-PROJ	E	4	PERS
19	60230	EMPLOYEE BENEFITS-TUITION REIM	E	4	PERS
20	60231	EMPLOYEE BENE-TUITION REIM-PRJ	E	4	PERS
21	60240	EMPLOYEE BENEFITS-OTHER	E	4	PERS
22	60241	EMPLOYEE BENEFITS-OTHER-PROJ	E	4	PERS
23	60245	EMPLOYEE BENEFITS – PARKING	E	4	PERS
24	60250	EMPLOYEE BENEFITS – METRO	E	4	PERS

C
25	60051	HOLIDAY WAGES	E	4	PERS
26	60190	VACATION AND SICK EXPENSE	E	4	PERS
27	60191	VACATION AND SICK EXP-PROJ	E	4	PERS

NEUSTAR, INC.

ACCEPTABLE ACCOUNTING
SYSTEM POLICY

Policy #NSACCTG-1-1

REQUIREMENTS

An acceptable accounting system requires:

1.                                       A contractor to maintain a general ledger.

2.                                       A contractor to be able to segregate costs by contract.

3.                                       A contractor to maintain a labor distribution.

4                                          A contractor to be able to compute interim indirect cost rates and repricing.

5.                                       A contractor to be capable of identifying and segregating the costs, which are unallowable in accordance with Federal Acquisition Regulations.

6.                                       That a contractor be capable of expanding its system to the requisite level’ of detail.

7.                                       Proper segregation of direct and indirect costs.

8.                                       A contractor to have a logical and consistent method of the allocation of indirect costs to intermediate and final cost :objectives.

9.                                       A contractor to be capable of complying with contract provisions related to -limitations on costs.

10.                                 A contractor to be capable of properly preparing progress payments/public vouchers (billings).

I1.                                   A contractor’s system to be capable of generating adequate reliable data.

12.                                 A contractor to maintain an acceptable timekeeping system.

POLICY

It is the policy of NeuStar, Inc. to maintain ‘its accounting system in accordance with the requirements of the Federal Acquisition Regulations to be an acceptable accounting system for U. S. Government contracts.

PROCEDURE

NeuStar, Inc. Financial Operations shall establish and maintain its accounting system in conformance with the following minimum requirements:

GENERAL LEDGER

The accounting system shall- maintain a general ledger, which will provide for the following:

1.                                       Segregate accounts in a logical fashion, clearly grouping homogeneous accounts together (i.e., overhead accounts should be separately identified from GA accounts).

2.                                       Unallowable costs should be segregated and identified separately.

3.                                       Contain cumulative totals.

4.                                       Have an audit ..trail referencing the source of entries.

The General Ledger shall be posted on a current basis.

JOB COST LEDGER

The accounting system must be able to segregate costs by contract.  A job cost ledger shall be established to accumulate costs by contract.  The ‘job cost ledger shall provide for:

1.                                       Segregating the direct costs by contract/project.

2.                                       Segregating-direct costs by element (direct labor, travel, supplies, consultants, subcontracts, etc.).

3.                                       Contain cumulative totals.

4.                                       Have an audit trail-.referencing the source of the entries.

5.                                       Identify unallowable costs.

The Job cost Ledger shall be posted on a current basis.

LABOR DISTRIBUTION

The accounting system shall include a labor distribution, which will provide for the following:

1.                                       It shall identify all direct and indirect activities/functions of the company.

2.                                       It shall identify the account number/contract number to which the labor cost is identified/charged.

3.                                       It shall identify labor charges by employee :and if applicable by labor category or other level of detail.

4.                                       It shall contain posting references..

5.                                       It shall contain the date of the labor charges (i.e., pay period ended MM/DD/YY.

6.                                       It shall contain totals by account number for each pay period.

7.                                       It shall be traceable to employee timesheets.

INTERIM REPRICING

The accounting system shall be capable of recalculating indirect cost rates on an interim basis (at least monthly) from current actual cost’ data, and shall, be able to calculate the cost to date of the contract from this data.

NeuStar, Inc. Financial Operations personnel shall maintain the books and records on a current basis.

EXCLUSION OF UNALLOWABLE COSTS

NeuStar, Inc. Financial Operations personnel shall establish a chart of accounts, which provides separate accounts for the accumulation and segregation of the various items of unallowable cost.

COSTS BY CONTRACT LINE ITEM

NeuStar Inc. Financial Operations personnel shall establish separate task numbers, which will enable NeuStar, Inc. to accumulate, costs by contract line item.  Upon the award of a U.S. Government contract, NeuStar, Inc. Financial, Operations personnel shall confer with the program manager of the contract to determine the level of detail required for adequate financial reports under the contract.

LIMITATION OF COSTS

NeuStar, Inc. Financial Operations personnel shall ensure that the accounting system provide the following, in order to ensure its ability to comply with potential limitations on costs:

1.                                       A written description :of the pool and base costs used to compute each indirect rate shall be prepared.

2.                                       Indirect cost pool elements shall be grouped by pool and subtotaled.

3.                                       Interim indirect rates shall be computed and monitored on a regular basis.

4.                                       Contract expenditures shall be compared to the budget and monitored on a regular basis (at least monthly).

PROGRESS PAYMENTS/PUBLIC VOUCHERS

In order to prepare billings to the U.S. Government properly, NeuStar, Inc. accounting system shall provide for the following:

1.                                       Interim billings shall be prepared directly from the books and records.

2.                                       Invoices shall be reconcilable to claimed current and cumulative costs.

3.                                       Current approved indirect cost rates shall be utilized.

4.                                       Unallowable costs shall be excluded.

ADEQUATE, RELIABLE DATA

NeuStar Inc. Financial Operations personnel shall ensure that reconciliations are, performed on a regular basis.  Reconciliations shall be able too be performed without extensive adjustments.

TIMEKEEPING SYSTEM

Labor costs are usually the most significant cost incurred in the performance of U.S. Government contracts. Labor dollars are often the .single largest element of cost and form the basis for estimating labor for future contracts. It is imperative that NeuStar, Inc. maintains a sound system of internal control over the labor charging function.  Timekeeping shall adhere to the following:

1.                                       All employees are responsible for preparing their own timesheets in accordance with the following :procedures:

a.                                       Employees shall be provided with clear written instructions of the work to be performed and job number to be charged.

b.                                      Timesheets shall be prepared in ink, or if electronically, in such a fashion that changes can be recognized.

c.                                       Timesheets shall be filled out as work is performed., -but no less often than daily.  Informal records of start and stop times should be used by employees when working on multiple projects.

d.                                      All hours worked shall be incorporated on the timesheet including direct and indirect hours.

2.                                       Timesheets shall be, signed by the employee and the supervisor only after the timesheet is filled out.

3.                                       Errors are to be crossed out and a new entry made with no erasures or whiteouts.

a.                                       Corrections are to be initialed, by the employee and the supervisor.

b.                                      An explanation shall be provided for corrections.

c.                                       When timesheets are filled out electronically, provisions shall be made to track corrections and their reasons.

4.                                       Distribution and collection of timesheets shall be controlled.

a.                                       Only one timesheet is to be prepared per employee per- period.

b.                                      Timesheets are to be preprinted with employee name and identification number.

c.                                       Timesheets shall be turned in to a designated timekeeping office (electronic submission) or collected •by an authorized person.

5.                                       New employees, shall be fully indoctrinated on proper time-sheet procedures.  Employees must be made aware of their independent responsibility for accurate timesheet preparation

6.                                       NeuStar, Inc. Financial’ Operations personnel shall perform periodic internal reviews of the timekeeping system.  In order to assure compliance with system controls:

a.                                       Independent persons will review timesheets for adherence to approved preparation procedures.

b.                                      Independent persons will reconcile job time charges with total hours paid per payroll, and verify their agreement with attendance records.

c.                                       Independent persons will periodically sample labor charges through surprise floor checks of employees as those employees record their time, in order to determine the validity of the job charged for the work being performed.  The sample shall subsequently be traced to the accounting records to verify accurate posting of time and job charged to the ledgers.

7.                                       Overtime hours for non-exempt employees and for exempt employees who will be paid for overtime work shall be approved in advance, and must be justified in writing.

When overtime is worked and paid, the related hours shall be indicated on the timesheets, even if the overtime is not billed to the Government.

8.                                       Idle time is to be controlled by charging a separately authorized’ project code and task code.

9.                                       A list’ of supervisors authorized to approve timesheets is to be maintained, along with signature cards (electronic signatures) kept on file by the timekeeping office.

NEUSTAR, INC.

DIRECT & INDIRECT COSTS POLICY

Policy #NSACCTG-2-1

PURPOSE

The purpose of this procedure is to provide guidance to NeuStar, Inc. Financial Operations personnel in classifying costs-of operation as either direct costs or indirect costs and the manner in which these costs are allocated to cost objectives.

DEFINITIONS

Direct Cost: For services, this is the cost of installed equipment required by contract, supplies., and labor directly included in the .performance of the service and the management thereof.

Also,

Those costs planned or incurred for purchasing direct supplies and equipment, travel, installation, operation, and maintenance ,of contractually required equipment including those costs of Corporate labor and travel expenses incurred in direct support of the operating costs.

Indirect cost: Costs, which, because of their incurrence for common or joint cost objectives are not readily subject to treatment as direct costs.  Indirect costs as defined herein include Corporate G&A cost

Labor Burden: Costs of payroll for NeuStar, Inc. employees, including all payroll taxes and employer contributions and fringe benefits, including holiday and vacation pay, health and life insurance, and employer’s contribution to employee profit sharing programs as set forth in NeuStar, Inc. employee benefits package.

General and Administrative (G&A) Expense: Costs incurred within Corporate, which are not allocated directly to projects or cost objectives.  These costs may include, but are not limited to, labor, supplies, facility costs, insurance, depreciation, and business development costs.

Unallowable Costs: U.S. government Federal Acquisition Regulations .(FAR} :Part 31 - Contract cost Principles identifies costs which are unallowable for reimbursement by the U.S. Government as either direct or indirect costs.

POLICY

It is the policy of NeuStar, Inc. to a locate, to the extent possible and permissible, all costs incurred as direct- costs to its, projects.  Further, it is the policy of NeuStar, Inc. to exclude from all proposals, billings; and :invoices to the U.S. Government any and all unallowable costs.

PROCEDURE

NeuStar, Inc. Financial Operations shall establish, within its Chart of :Accounts, accounts for the -recording :and collection of all unallowable costs.  These accounts shall be included in the tabulation of costs of a project for reporting purposes, but shall be excluded from tabulation in all estimates, proposals, billings, and, invoices to the U.S. Government or to higher tier contractors under U.S. Government contracts.

NeuStar, Inc. Financial Operations personnel shall ensure that, to the extent possible, costs incurred for the benefit of a single cost objective are allocated-to that cost objective as a direct cost and that all unallowable costs are properly recorded in the Chart of Accounts.

NEUSTAR, INC.

UNALLOWABLE COSTS POLICY

Policy #NSACCTG-3-1

POLICY

It is the policy of NeuStar, Inc. to maintain its accounting system in accordance with the requirements of the Federal Acquisition Regulations and to accurately, consistently, AND separately collect and record unallowable costs for U.S. Government contracts.

NeuStar, Inc. Financial Operations shall establish and maintain separate accounts within its chart of accounts for the accurate collection and recording of unallowable costs as set forth in Federal Acquisition Regulations (FAR) Part 31.  The separate accounts shall include, but not be limited to, the following:

1.                                       Public Relations/Advertising

These costs can be found in costs incurred for purchased services, materials, labor (and associated burden), travel, and the cost of trade shows.

2.                                       Bad Debt

Both the amount of the debt and the costs of collection are unallowable.

3.                                       Compensation for Personal Services

These costs include the cost of compensation in excess of IRS business expense levels for closely held corporations, deferred compensation for past work, and differential pay for differences in Federal, State, and Local taxes within the United States.

4.                                       Contributions/Donations

5.                                       Employee Morale, Health, Welfare, Food Service

These costs include gifts, recreation, and losses on food service activities.

6.                                       Entertainment Costs

These costs include all entertainment costs as well as the cost of club memberships.

7.                                       Fines, Penalties, and Mischarging Costs

8.                                       Insurance and Indemnification Costs

These costs include life insurance costs for executives over the compensation limit, lost profit insurance, actual losses in excess off the deductible for purchased insurance, the cost of self insurance in excess of purchased insurance, and the cost of insurance in excess, of value of assets (unless there is a corporate policy for insurance on such assets).

9.                                       Interest and Other Financial Costs.

These costs include interest, the cost of financing, and the cost of a prospectus.

10.                                 Legislative Lobbying Costs

11.                                 Losses on Other Contracts

12.                                 Organization Costs

These costs include the costs of organization and reorganization, resisting a take-over, and raising capital.

13.                                 Precontract Costs

Precontract costs incurred in performance of the cost objective is allowable if the contract so states.

14.                                 Professional and Consultant Service Costs

These costs include the costs of professional services associated with other unallowable costs (Advertising, Cost of Financing, Organization, etc:).

15.                                 Taxes

Includes Federal income and excess profits tax, taxes related to financing, reorganization, taxes for which exemptions not taken, taxes on real estate which is used solely for not -Government contracts, excise taxes, and income tax accruals.

16.                                 Training and Education Costs

Includes labor hours in excess of 156 hours per year, and cost other than for tuition, books, etc.

17.                                 Travel Costs

These costs include costs in excess of the Federal Travel Regulations, excess of NeuStar’s airline policy, and travel for otherwise unallowable purposes.

18.                                 Legal and Related Costs

Includes costs of defending the company for wrongdoing, and prosecuting claims against the Government.

19.                                 Deferred Research and Development Costs

20.                                 Goodwill

21.                                 Alcoholic Beverages

Includes all costs of alcoholic beverages notwithstanding the purpose of the travel, meeting, meal, etc.

GREAT PLAINS	200 East Hardin Street
Solomon	Findlay, Ohio 45840
tel: 419 424 0422
www.solomon.com

Solomon For Government Contractors

We are .often posed with the question; “is Solomon a good fit for the requirements of a Government Contractor?”.  This document will detail some of the issues regarding the needs of a Government Contractor and the solution that’ a Solomon offers.

Initially; the profile off a Government Contactor may differ substantially from that of a traditional Contractor.  Although both organizations deal with a discreet set of activities that we would designate a “Project”, the way in which Government Contracts are controlled and audited is what sets :them apart.  A private sector contractor has, considerable latitude on how they competed for and embrace projects.  In many cases the terms and conditions governing a private sector, contract may be highly negotiable and the project may be a lump sum, time and material, cost plus contract or a combination.

A government contractor however, will typically “bid” on a very fixed scope of services and will typically build his bids out of provisional rates.  These rates are set and audited by the government agency for which the project is performed and the government audit agency (DCAA) reserves the right to audit the project after completion.  If thee audit turns up margins within government guidelines, the project is approved.  But if the audit turns up substantial margin differences, the DCAA reserves the right to modify the “provisional” rate structure and ask for adjustments too the contract.  The government may also request specific reporting formats to comply with agency requirements.

Government Contractors also may also incorporate a pooled resource allocation of cost.  In this scenario, non-direct project related charges are assigned to “pool” of cost.  Post completion and audit, they may have the right-to take certain portions of these pooled cost and allocate them back to projects using and number of allocation formulas and methods

Government Contractors are also required to maintain a strict audit trail of activities, changes, timecards records, etc. to support the possible DCAA Audit.

Solomon competes with a high degree of success in the government arena.  One of our major competitors makes the claim that they are designed for Government Contractors and are “DCAA” Certified.  Solomon has researched this claim and has found out directly from the DCAA that the “...DCAA does not review or endorse Software products...”.  If there was such a thing as “DCAA’ certification; we would have it, but the fact is that is simply does not exist.  A clearer statement would be that a Government Contractor using a specific software product has successfully gone through a DCAA audit.  Solomon has many Contractors that a pure Government Contractors as well as a combination of Government and private sector work Contractors.  All have gone through the mandatory DCAA Audits.

Solomon has specific functionality to address the issue of provision rates.  Billing rates and conditions are established within Solomon and each rate carries an effective date.  By incorporating a “look back” .feature, we have the ability at any position in a project, to retroactively go back, establish new billing rates and apply these rates to produce adjusting invoices and the resulting accounting entries.

Government reporting requirements are handled by Solomon’s unique reporting format.  No system can claim that they produce all required government reports.  What a system must be able to do however, is adapt thee existing reports to Government formats, or produce new reports from the database of .information in acceptable government formats.  Every report in the Solomon system (of which there are hundreds) is written in Crystal Report.  Each report also can be templated to established several specific variations and formats of the-same report (one for, private sector work and one for government work).  If the report needs fundamental modifications, Crystal can be used to modify an existing report or develop a ground-up specific report from the underlying, Microsoft SQL 7.0 database.

Solomon also contains a very sophisticated allocation system called Project Allocator.  This system permits the allocation of virtually any, project cost element in the system included the use of sophisticated table driven rates and multiple step processes.  Allocation methods are user defined and can be automatically processed with the appropriate level of auditability.

Solomon also maintains a very high level of audit trail.  Each transaction is maintained within project history and is viewable by a simple drill down menu.  Budgetary changes are fully documented .and maintained in detail by the system.  Time card transactions are dated ;and details maintained unfit they are physically removed from the system.  Workflow rules are is place throughout the system to insure that the required levels of approval are made before processes are initiated and/or finalized.

In summary, Solomon is a very efficient and complete system for the Government Contractor and .present a very strong and viable alternative to traditional “Government Contactor” systems that may suffer from proprietary development/non-scalable architecture and database issues.  It also is a very complete solution for those contractors that perform a combination of private and government work and do not want their entire company to work in ‘government contractor methodologies.

GOVERNMENT CONTRACTORS USING SOLOMON PROJECT SERIES

Gibbs & Cox Marine Architects
New York
Designer of Military Vessels for US Navy

Commonwealth Technologies
DC Area
Classified Consulting Work for Government

EMC Engineers
Colorado
Large Consulting Engineer/Private & Government Work

US Navy/SWFLANT
Georgia
Classified Submarine Warfare Work for Government

NEUSTAR

Interoffice Memorandum

Date:	March 8, 2001

To:	File

From:	Dave Porter
Director of Accounting Operations and Controller

Subject:.	Solomon Reference

On Thursday, March 8, 2001, I spoke with Nancy Smith of the accounting department of EMC Engineers in Denver, Colorado.  EMC Engineers is a company that was provided by Solomon Software as a reference that uses Solomon to account for a government .contract.  EMC Engineers has-been using Solomon since 1998.  Nancy indicated that EMC Engineers has successfully passed numerous DCAA audits over the past few years.  One of the more recent audits was handled by Lisa Sherman of the-DCAA’s Denver office regarding RFP#1999N00240.

NEUSTAR

Interoffice Memorandum

Date:	April 13, 2001

To:	Shannon Collins

From:	Barry Bishop
Director, Number Pooling Services

Subject:.	Assignment and Time Charging

On                            , 2001, NeuStar was awarded Contract No.                                       from the FCC for Services to Administer a Thousands Block Pooling System.  Beginning 2001, you will be assigned to perform the tasks of Regional Director Pooling Administration Services Center, reporting to me.

Initially, you will be assigned to the project 50% of your time.  Beginning on the third month of the project, you will be assigned 756/o to the project, and on month seven, you will be assigned full-time to the contract.  Regardless of your projected time allocation, you shall accurately record actual time worked on the project.

For the first nine months, you will be performing CLIN 0001 tasks.

At or about the beginning of month ten of the contract, CLIN 0001 will be completed, and CLIN 0002 will commence.  Your time shall be charged full-time to CLIN 0002 for the remainder of the contract (year 1).

All time charges must be recorded on your time sheet daily; if you have any questions as to the proper allocation of your time, please contact me.  For proper account codes to which your time should be charged, please refer to the attached Accounting System Structure for National Pooling Contract.

You are requested to review the Technical and Management Volume of NeuStar’s proposal to the FCC for information regarding your scope of performance.

Proposed Accounting System Structure Pooling Contract

Subaccount Structure

Level	Code	Name

LOB	070	Number Pooling

Division	070	National Pooling Contract

Department	166	National Pooling Implementation

Project Controller Structure

CLIN	equals	Project
Sub-CLIN	equal	Task

Pooling Proposal		NeuStar Accounting / Project Controller
CLIN	Sub-CLIN	Project	Task	G/L	Description

0001		070-003			Pooling Administration System Development, Deployment, and Acceptance

	0001AA		0001AA	60010	National PA System Development Plan
	0001AB		0001AB	60010	System Functional Requirements
	0001AC		0001AC	60010	System Design
	0001AD		0001AD	60010	System Development
	0001AE		0001AE	60010	System/Integration Testing
	0001AF		0001AF	60010	System Acceptance
	0001AG		0001AG	60010	PA Service Implementation
	0001AH		0001AH	60010	Data Requirements (CDRLs)
	0001AI		0001AI		ODC Other
	0001AJ		0001AJ	60010	Program Management
	0001AK		0001AK		ODC Travel

Project Controller Structure

CLIN	equals	Project
Sub-CLIN	equal	Task

Pooling Proposal		NeuStar Accounting / Project Controller
CLIN	Sub-CLIN	Project	Task	G/L	Description
0002		070-004			Services in support of Thousands Block Pooling

	0002AA		0002AA	60010	Pool Administration Management Fee
	0002AB		0002AB	60010	Pool Implementation Meeting
	0002AC		0002AC	60010	Pool Establishment
	0002AD		0002AD	60010	Block Application Processing
	0002AE		0002AE	60010	Pool Forecasting
	0002AF		0002AF	60010	System Maintenance
	0002AG		0002AG	60010	Data Requirements (CDRLs)
	0002AH		0002AH	60010	Help Desk
	0002AI		0002AI	60010	Industry Meetings
	0002AJ		0002AJ		ODC Other
	0002AK		0002AK		ODC Travel

Project Controller Structure

CLIN	equals	Project
Sub-CLIN	equal	Task

Pooling Proposal		NeuStar Accounting / Project Controller
CLIN	Sub-CLIN	Project	Task	G/L	Description
0003		070-005			Optional Pool Reporting Administration – FY1

	0003AA		0003AA		Labor
	0003AB		0003AB		ODC

National Thousands-Block
Pooling Administration	Tab E

NEUSTAR, INC., 1120 Vermont Avenue, N.W., Washington, DC

RESTRICTED RIGHTS COMPUTER SOFTWARE LICENSE

1.                           NeuStar, Inc. (“NeuStar”) grants to the Federal Communications Commission (FCC), whose principal place of business is 445 12th Street S.W., Washington, DC  20554 (Licensee) a royalty free, nonexclusive, perpetual, Restricted Rights License, as that term is defined at FAR 52.227-14, to use the Licensed Code, in executable code, only on the primary and the back-up Pooling Administration systems, operated by the National Pooling Administration contractor, for the duration of the National Pooling Administration program. Nothing in this Agreement shall be construed to grant FCC any ownership right in, or license to, the Licensed Code, except as provided in this Agreement. “Licensed Code” shall mean embedded code in the NeuStar Pooling Administration System (PAS) software, consisting of modules of the NeuStar Pooling Assessment Tool (PAT) software, and the NeuStar Pool Manager (PM) software, as described in Attachment A, in executable form, which is designed to assist pooling administrators in assigning numbers to carriers. Licensed Code consists of software which was developed by NeuStar entirely at private expense (“NeuStar Software”). NeuStar has and shall have sole and exclusive ownership in all right, title and interest in and to the Licensed Code and the NeuStar Software. To the extent that any right, title or interest vests by operation of law to Licensee, Licensee hereby agrees to assign such right, title and interest to NeuStar.

2.                           The United States Government has rights in this Licensed Code and related computer documentation under the terms of contract number                                  .

a.                           The Licensed Code includes NeuStar Software. NeuStar Software includes existing computer software developed at private expense, which are trade secrets of NeuStar, for all purposes of the Freedom of Information Act, are “restricted computer software” subject to limited utilization as provided in the Restricted Rights Notice at FAR 52.227-14; and, in all respects, are proprietary information and data belonging solely to NeuStar.

b.                          The NeuStar Software of the Licensed Code is licensed only with “Restricted Rights” as defined in the RESTRICTED RIGHTS NOTICE of the Rights in Data – General clause (FAR 52.227-14), and the use, duplication or disclosure is subject to the restrictions set forth in said regulation.

c.                           NeuStar grants to the FCC a royalty-free, perpetual, nonexclusive license in the Licensed Code restricted to use, and to have used, the Licensed Code for the purpose of National Pooling Administration.

3.                           Except as otherwise expressly set forth in this Schedule or in the Master Terms, Licensee shall not (i) copy the Licensed Code, in whole or in part; (ii) adapt, alter, create derivative works based on, modify, or translate the Licensed Code, in whole or in part; (iii) sell, assign, distribute, lease, market, rent, sublicense, transfer, make available, or otherwise grant rights to the Licensed Code in whole or in part to any third party in any form; (iv) electronically transfer the Licensed Code in whole or in part from one computer to another over a network or enable any timesharing or service bureau use of the Licensed Code; (v) obscure, remove or alter any of the trademarks, trade names, logos, patent or copyright notices or markings to the Licensed Code; (vi) add any other notices or markings to the Licensed Code or any portion thereof; or (viii) reverse engineer, decompile or disassemble any component of the Licensed Code or otherwise obtain or attempt to obtain the source code for the Licensed Code.

4.                           This License shall terminate automatically without notice from NeuStar if Licensee fails to comply with any of the material terms and conditions herein or upon Licensee’s written notice to NeuStar. Upon termination for any reason, Licensee shall certify to NeuStar that Licensee has destroyed or returned to NeuStar all copies of the Licensed Code.

5.                           Licensee agrees that the Licensed Code is the copyrighted property of and/or contains proprietary information of NeuStar and that title to the Licensed Code remains in NeuStar. Use, duplication, or disclosure of the Licensed Code by the Government is subject to restrictions as set forth in FAR 52.227-14 and paragraph 2 of this License Agreement. Restrictive markings, including any proprietary notices, copyright notices, and restricted rights legends, are to be retained on all duplications and disclosures, if any. Licensee shall not decompile, reverse engineer or disassemble the NeuStar Software embodied in the Licensed Code.

6                              THE LICENSED CODE IS BEING LICENSED “AS IS.” NEUSTAR MAKES AND ASSUMES NO WARRANTIES WITH REGARD TO THE LICENSED CODE INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE OR NON-INFRINGEMENT OF THE RIGHTS OF THIRD PARTIES. NEUSTAR SHALL NOT BE LIABLE FOR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THE USE OF THE LICENSED PROGRAM, EVEN IF NEUSTAR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.                           This License constitutes the entire agreement with respect to the Licensed Code.

ACCEPTED AND AGREED TO:

Federal Communications Commission			NeuStar, Inc.
445 12th Street S.W.			1120 Vermont Ave., N.W.
Washington, DC 20554			Washington, DC 20005

By:			By:
	Name:	Date		Name	Date

National Thousands-Block
Pooling Administration	Tab F

OPTION TO ACCELERATE
(Optional CLIN 0004)

Through optional CLIN 0004, NeuStar will implement national thousands-block number pooling seven months prior to the scheduled delivery and acceptance of the National Pooling Administration System (CLIN 0001).  This Option To Accelerate, if exercised by the Commission, will have no cost or schedule impact on CLIN 0001, will effectively terminate coincidentally with CLIN 0001(5), and will roll seamlessly into CLIN 0002, as proposed.

Only after the submission of a proposal responsive to the specified requirements of the Solicitation, which NeuStar has done, can an option (alternate) to the Solicitation be considered for inclusion in the resulting contract.  On March 30, 2001, the Commission requested that NeuStar look at it proposed schedule to investigate possible acceleration, and, if possible, advised that NeuStar could submit such acceleration as an optional item in its revised proposal.  This proposed option is in response to the Commission’s inquiry.

After careful review, NeuStar has determined that the proposed schedule for design, development, deployment, and acceptance of the National Pooling Administration System (CLIN 0001) is achievable, but does not allow for any cushion. Thus, the proposed schedule cannot be reduced without adding undue risk and possible delay to the rollout of National Thousands-block Number Pooling.  Accordingly, NeuStar investigated alternative means to implement the National Thousands-block Number Pooling Framework earlier than the schedule specified by the Solicitation.  It was determined that NeuStar can begin the implementation of the National Thousands-block Number Pooling Framework and commencing National Thousand-Block Number Pooling Rollout by deploying an “Interim” National PA System while at the same time developing the permanent National PA System under CLIN 0001.  This can be accomplished by: 1) the re-designation by the Commission of NeuStar’s current State PA System as the “Interim” National PA System, 2) the Commission’s determination that the “Interim” National PA System will serve as the initial implementation of the National Thousands-block Number Pooling Framework until the permanent

HIGHLIGHTS

•                                          Begin National Thousands-block Number Pooling Implementation two months after contract award, accelerating, by 2 quarters, the NPA rollout by the end of CLIN 0001

•                                          Seamlessly migrate existing state pooling administration trials to the National Framework

•                                          No cost or schedule impact on   CLIN 0001

•                                          Option provided at actual cost with No Fee

•                                          Option is valid until May 31, 2001 or 30 days after contract award, whichever occurs first

National PA System is accepted, and 3) the Commission’s determination that the National Thousands-block Number Pooling Framework is being implemented through the exercise of Option CLIN 0004, and, accordingly, the state pooling trials are terminated.

Upon award of the contract, NeuStar will commence CLIN 0001 work.  This will include: 1) the completion of an updated Project Plan, which will include CLIN 0004 activities (if CLIN 0004 is executed at award of contract) the accelerated migration of state pooling trials to the National Framework, and 2) the submission of the Implementation Plan outlining the rollout of NPA’s under the contract.  If CLIN 0004 is executed after the completion of the updated Project Plan, we will subsequently revise the Project Plan to reflect said execution.  With CLIN 0004 in place, all state trials will terminate and migrate seamlessly to the National Thousands-block Pooling Framework, and the National Thousands-block Number Pooling Rollout begins in the third month of the contract.  Within one month thereafter, NeuStar, as the National Pooling Administrator, will be adding NPAs under the National Thousands-block Number Pooling Implementation at the specified rate of 21 per quarter.

Notwithstanding that the “Interim” National Pooling Administration System will not have all of the feature functionality of the specified, but yet to be developed, permanent National Pooling Administration System under CLIN 0001, NeuStar will perform the same functional requirements of CLIN 0002 under CLIN 0004.  There is no commitment or assertion that the “Interim” National Pooling Administration System will meet the bandwidth, speed, availability, or feature/functionality specifications for the permanent National Pooling Administration System developed under CLIN 0001, but NeuStar does commit to perform national pooling administration with the same professionalism, quality, and customer satisfaction with which it performs its state pooling trials today.  All reporting requirements of CLIN 0002 will be met in CLIN 0004 to the technical capabilities of the “Interim” National PA System.

The FCC stated in paragraph 169 of its Numbering Resource Optimization Order, that the existing delegation of thousands-block number pooling authority to state commissions will continue until national thousands-block number pooling implementation occurs.  The Commission’s determination

(5)           There are 320 hours of Pooling Administrator level of effort in the 4th quarter of CLIN 0004.  This is to maintain workforce level of effort continuity between CLIN 0004 and CLIN 0002.

that the National Thousands-block Number Pooling Framework is being implemented through the exercise of Option CLIN 004 effectively will terminate all interim state pooling trials. Accordingly, NeuStar assumes that all Interim State PA contracts whether administered by NeuStar or others will terminate, and that all state trial data will migrate to the Interim National PA System.  This migration to the Interim National PA System will be instantaneous for those states that have chosen NeuStar as Interim State PA because their information is already contained in our State PA System database.  The migration for those states that have chosen Telcordia as their Interim State PA will be inconsequential, as their information can be re-keyed manually if necessary, because those trials have either not started or are just underway.

The staffing matrix for this Optional CLIN 0004, which shows the time-phased mix of hours by labor category, is located below.  In addition, the associated Cost Breakdown for this Optional CLIN 0004 is located at the end this Tab.

This Option to Accelerate (CLIN 0004) is valid until May 31, 2001 or 30 days after contract award, whichever occurs first.  Finally, should the Commission NOT exercise this option, NeuStar will faithfully execute its responsibilities under the resultant contract from this Solicitation, as well as continue to execute its responsibilities under its current Interim State PA contracts in accordance with the pricing, terms, and provisions therein.